UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 11)

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FAR PEAK ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, OCTOBER 28, 2022

FAR PEAK ACQUISITION CORPORATION

511 6th Ave #7342

New York, New York 10011

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD VIRTUALLY ON                  , 2022

TO THE SHAREHOLDERS OF FAR PEAK ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Special Meeting”) of Far Peak Acquisition Corporation, a Cayman Islands exempted company (“FPAC”), will be held virtually at 9:00 a.m. New York City time, on                  , 2022. You are cordially invited to attend the meeting, which will be held for the following purposes:

(a)

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, the Business Combination, pursuant to the Business Combination Agreement, dated as of July 8, 2021 (the “Business Combination Agreement,” as amended by three amendment agreements, dated as of March 7, 2022 (“Amendment No. 1”), May 6, 2022 (“Amendment No. 2”), and June 29, 2022 (“Amendment No. 3”) and as hereafter amended), by and among FPAC, Bullish, a Cayman Islands exempted company (“Bullish”), BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish (“Merger Sub 1”), BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”), and Bullish Global, a Cayman Islands exempted company (“Bullish Global”), whereby on the Closing Date FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the “Initial Merger”). Following the Initial Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the “Acquisition Merger” and, together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

(b)

Proposal No. 2 — The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex C to the accompanying proxy statement/prospectus) and to authorize the Initial Merger of FPAC with and into Merger Sub 1 with Merger Sub 1 surviving the Initial Merger.

(c)

Proposal No. 3 — The Organizational Documents Proposals — to consider and vote upon six separate proposals to approve the material differences between the amended and restated memorandum and articles of association of Bullish to be in effect following the consummation of the Business Combination and FPAC’s current amended and restated memorandum and articles of association (the “Organizational Documents Proposals”), specifically:

•	Proposal No. 3 — The Organizational Documents Proposal A — a special resolution, to approve that the name of the new public entity will be “Bullish” as opposed to “Far Peak Acquisition Corp.”

•

Proposal No. 3 — The Organizational Documents Proposal B — a special resolution, to approve that Bullish will have (i) 4,000,000,000 Class A Ordinary Shares authorized; (ii) 950,000,000 Class B Ordinary Shares authorized and (iii) 50,000,000 preference shares authorized, as opposed to FPAC having 500,000,000 Class A ordinary shares authorized, 50,000,000 Class B ordinary shares authorized and 5,000,000 preference shares authorized.

•	Proposal No. 3 — The Organizational Documents Proposal C — a special resolution, to approve that Bullish will not have a classified board.

•

Proposal No. 3 — The Organizational Documents Proposal D — a special resolution, to approve that Bullish will require any amendments to its Articles of Association to be by special resolution rather than certain matters being eligible for amendment by ordinary resolution.

•

Proposal No. 3 — The Organizational Documents Proposal E — a special resolution, to approve that Bullish’s corporate existence will be perpetual as opposed to FPAC’s corporate existence terminating if a business combination is not consummated by FPAC within a specified period of time.

•

Proposal No. 3 — The Organizational Documents Proposal F — a special resolution, to approve that Bullish’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that FPAC’s amended and restated memorandum and articles of association contains.

(d)

Proposal No. 4 — The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived.

The Special Meeting will be convened virtually on                 , 2022, New York City time, at 9:00 a.m. Shareholders may attend, vote and examine the list of FPAC Shareholders entitled to vote at the Special Meeting by visiting https://www.cstproxy.com/farpeak/2022 and entering the control number found on their proxy card, voting instruction form or notice included in their proxy materials. In light of public health concerns regarding the coronavirus (COVID-19), the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically.

The board of directors of FPAC (the “FPAC Board”) has established                  , 2022, as the record date for the Special Meeting. Only holders of record of shares of FPAC’s Class A ordinary shares and Class B ordinary shares (collectively, “FPAC Shares”) at the close of business on                 , 2022, are entitled to notice of and to vote and have their votes counted at the Special Meeting and any further adjournments or postponements of the Special Meeting.

We will provide you with the proxy statement/prospectus and a proxy card in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournment of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read the proxy statement/prospectus carefully. Please pay particular attention to the section entitled “Risk Factors.”

After careful consideration, the FPAC Board has determined that each of the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals and the Adjournment Proposal are in the best interests of FPAC and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The Business Combination is conditioned on the approval of the Business Combination Proposal and the Merger Proposal. If our shareholders do not approve the Business Combination Proposal and the Merger Proposal, then the Business Combination may not be consummated. The six separate proposals in the Organizational Proposals are conditioned on the approval of the Business Combination Proposal and the Merger Proposal at the Special Meeting. If the Business Combination Proposal and the Merger Proposal are not approved, the Organizational Documents Proposals will not be presented at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal.

Concurrently with the execution of the Business Combination Agreement, FPAC’s Sponsor, Far Peak LLC (“Sponsor”), entered into a Voting Agreement pursuant to, and on the terms and subject to the conditions of which, our Sponsor has unconditionally and irrevocably agreed, among other things, to vote its shares of FPAC, and take certain other actions, in support of the Business Combination. As of the date hereof, the Sponsor owns approximately 13.7% of FPAC’s total outstanding ordinary shares.

Pursuant to FPAC’s Amended and Restated Memorandum and Articles of Association, a holder (a “Public Shareholder”) of FPAC’s Class A ordinary shares (“Public Shares”) may request that FPAC redeem all or a portion of its Public Shares (which would otherwise become Class A Ordinary Shares of Bullish in the Business Combination) for cash if the Business Combination is consummated. As a Public Shareholder, you will be entitled to receive cash for any public shares to be redeemed only if you:

(i)    (a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii)    prior to 5:00 p.m., New York City time, on                  , 2022, two business days prior to the Special Meeting, (a) submit a written request to Continental Stock Transfer & Trust Company, FPAC’s transfer agent (the “transfer agent”), that FPAC redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically, through The Depository Trust Company (“DTC”).

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public Shareholders may elect to redeem all or a portion of their Public Shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If the Business Combination is consummated and a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the Initial Public Offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to FPAC to pay its taxes, divided by the number of then issued and outstanding Public Shares. For illustrative purposes, as of June 30, 2022, this would have amounted to approximately $10.00 per public share. If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing (as defined below). If a holder of a public share delivers its shares in connection with an election to redeem and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that FPAC instruct its transfer agent to return the shares (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus. See “The Extraordinary General Meeting of FPAC Shareholders — Redemption Rights” in the proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

All FPAC Shareholders are cordially invited to attend the Special Meeting, which will be held in a virtual format. You will not be able to physically attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the proxy card accompanying the proxy statement/prospectus as soon as possible. If you are a shareholder of record holding FPAC Shares, you may also cast your vote at the Special Meeting electronically by visiting https://www.cstproxy.com/farpeak/2022. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote electronically, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, it will have no effect on certain proposals because such action would not count as a vote cast at the Special Meeting.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the proxy card accompanying the proxy statement/prospectus as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

If you have any questions or need assistance voting your FPAC Shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing FPAC.info@investor.morrowsodali.com. This notice of Special Meeting and the proxy statement/prospectus relating to the Business Combination will be available at                 .

Thank you for your participation. We look forward to your continued support.

, 2022	By Order of the Board of Directors,

Thomas W. Farley
Chairman of the Board

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD FPAC CLASS A ORDINARY SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING FPAC CLASS A ORDINARY SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH AND (III) DELIVER YOUR FPAC CLASS A ORDINARY SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DTC’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF FPAC SHAREHOLDERS — REDEMPTION RIGHTS” IN THE PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, October 28, 2022

PRELIMINARY PROXY STATEMENT/PROSPECTUS

Bullish

PROXY STATEMENT OF

FAR PEAK ACQUISITION CORPORATION

PROSPECTUS FOR UP TO 168,305,105 CLASS A ORDINARY SHARES, 27,199,998 WARRANTS AND 27,199,998 CLASS A ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS OF BULLISH

The board of directors of Far Peak Acquisition Corporation, a Cayman Islands exempted company (“FPAC”), has unanimously approved the Business Combination Agreement, dated as of July 8, 2021 (the “Business Combination Agreement,” as amended by Amendment No. 1, dated as of March 7, 2022, Amendment No. 2, dated as of May 6, 2022, and Amendment No. 3, dated as of June 29, 2022, and as hereafter amended), by and among FPAC, Bullish, a Cayman Islands exempted company (“Bullish”), BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish (“Merger Sub 1”), BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and Bullish Global, a Cayman Islands exempted company (“Bullish Global”), which, among other things, provides for the merger of FPAC with Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the “Initial Merger”) and, following the Initial Merger, the merger of Bullish Global and Merger Sub 2, with Bullish Global as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish (the “Acquisition Merger” and, together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination” or the “Transactions”). As a result of and upon consummation of the Business Combination, each of FPAC and Bullish Global will become a wholly-owned subsidiary of Bullish, as described in this proxy statement/prospectus and Bullish will become a new public company owned by the prior FPAC Shareholders and the prior Bullish Global shareholders. Certain terms are defined in the section of this proxy statement/prospectus captioned “Frequently Used Terms.”

Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination (i) each outstanding Class A and Class B Ordinary Share of FPAC will be converted into one Class A ordinary share (the “Class A Ordinary Shares”) of Bullish, which will have one vote per share, and (ii) each outstanding warrant of FPAC (“FPAC Warrant”) will be converted into one warrant of Bullish (“Bullish Warrant”) that entitles the holder thereof to purchase one Class A Ordinary Share of Bullish in lieu of one Class A ordinary share of FPAC and otherwise upon substantially the same terms and conditions. Accordingly, this proxy statement/prospectus covers the issuance by Bullish of an aggregate of up to 69,750,000 Class A Ordinary Shares to FPAC Shareholders, 27,199,998 Warrants, and 27,199,998 Class A Ordinary Shares issuable upon exercise of warrants.

In addition, as part of the Business Combination, certain Bullish Global shareholders currently owning approximately 93.11% of the issued and outstanding ordinary shares of Bullish Global will receive Class B ordinary shares of Bullish (“Class B Ordinary Shares”) entitling them to ten votes per share and the remaining issued and outstanding ordinary shares of Bullish Global will be exchanged into Class A Ordinary Shares of Bullish. The number of Class A and Class B Ordinary Shares to be issued to the shareholders of Bullish Global will be determined pursuant to the “Exchange Ratio” as defined in the Business Combination Agreement and will depend in part on the Digital Asset Market Value (as defined in the Business Combination Agreement) to be held by Bullish Global at the closing of the Business Combination. This proxy statement/prospectus covers up to 80,273,472 Class A Ordinary Shares to be issued in exchange for outstanding Class C common shares of Bullish Global held by non-affiliates of Bullish Global based on the 52-week high price of the Digital Asset Market Value as of December 31, 2021. In addition, this proxy statement/prospectus covers up to (i) 15,907,196 Class A Ordinary Shares issuable in connection with options of Bullish’s Class A Ordinary Shares in exchange for outstanding options of Bullish Global’s Class C common shares and (ii) 2,374,437 Class A Ordinary Shares issuable in connection with restricted stock units of Bullish’s Class A Ordinary Shares in exchange for outstanding restricted stock units of Bullish Global’s Class C common shares, based on the 52-week high price of the Digital Asset Market Value as of December 31, 2021.

Based on the 20-day average price of the Digital Asset Market Value as of September 30, 2022 (the date used in the pro forma financial information in respect of the Business Combination is provided in this proxy statement/prospectus), the shareholders of Bullish Global would have received 149,774,837 Class A Ordinary Shares (including 42,096,850 Class A Ordinary Shares to be issued in exchange for outstanding Class C common shares of Bullish Global held by non-affiliates of Bullish Global) and 460,984,542 Class B Ordinary Shares. Such shares (assuming that no FPAC Shareholders elect to redeem their ordinary shares underlying the units sold in FPAC’s initial public offering (“Public Shares”) for cash in connection therewith as permitted by FPAC’s memorandum and articles of association and excluding the warrants) would collectively represent approximately 89.75% of Bullish’s issued and outstanding Class A and Class B Ordinary Shares and 98.56% of the combined voting power of Bullish’s Class A and Class B Ordinary Shares. Class B Ordinary Shares shall automatically convert into Class A Ordinary Shares on a one-for-one basis (a) at any time and from time to time at the option of the holders thereof; and (b) immediately prior to the consummation of a transfer of such Class B Ordinary Shares to any third party (other than to specified transferees). Based on an estimate of the high and low prices of the digital assets that may be held by Bullish Global at closing over the 52-week period ended September 30, 2022, the percentage of Bullish equity to be received by the shareholders of Bullish Global, assuming no redemptions, would range from 94.59% to 89.25%.

Certain investors (the “PIPE Investors”) had subscribed for an aggregate of 30,000,000 Class A Ordinary Shares of Bullish at $10.00 per share for gross proceeds of $300,000,000 concurrently with the effective time of the Business Combination (the “PIPE Investment”). Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. As of June 2022, two of the five placement agents used for the PIPE Investment have resigned. J.P. Morgan Securities LLC and Nomura Securities International, Inc., have provided notices of resignation. Jefferies LLC, Berenberg Capital Markets LLC and Galaxy Digital Partners LLC remain as placement agents. The PIPE Investors have not been notified of such resignations. The services being provided by the placement agents in connection with the PIPE Investment were substantially complete at the time of their resignations. The PIPE Investment was not contingent upon any continued involvement of the placement agents in the transactions and each of the PIPE Investors had specifically disclaimed reliance on any statement, representation or warranty made by, among others, each of the placement agents in determining to participate in the PIPE Investment.

In addition, it is anticipated that, upon completion of the Business Combination, based on the above assumptions: (1) Public Shareholders will own 60,000,000 Class A Ordinary Shares or approximately 8.82% of Bullish’s outstanding Ordinary Shares or 1.24% of the voting power; (2) FPAC’s Sponsor and the Initial Shareholders will own 7,800,000 Class A Ordinary Shares or approximately 1.15% of Bullish’s outstanding Ordinary Shares or 0.16% of the voting power (in addition, the BR Investors (as defined herein) will hold 1,950,000 Class A Ordinary Shares as transferred by the FPAC Sponsor).

In addition, after the Business Combination, Public Shareholders will hold 20,000,000 formerly Public Warrants and there will be 6,699,998 formerly Private Placement Warrants held between FPAC’s Sponsor and the BR Investors.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of FPAC Shareholders scheduled to be held virtually on                  , 2022.

FPAC’s Units, Class A ordinary shares and warrants are currently listed on The New York Stock Exchange (“NYSE”), under the symbols “FPACU,” “FPAC,” and “FPACW,” respectively. Bullish will apply for listing, to be effective at the time of the Business Combination, of its Class A Ordinary Shares and warrants on the NYSE under the symbols “BULL” and “BULLW,” respectively. Bullish will not have units traded following consummation of the Business Combination. Bullish will be a “controlled company” pursuant to NYSE listing rules.

FPAC is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements.

Bullish, a Cayman Islands exempted company, was incorporated solely for the purpose of effectuating the Business Combination in which, as described above, it will succeed to the business of Bullish Global. Bullish Global is, and upon consummation of the Business Combination, Bullish will be, a holding company that, through its subsidiaries, operates a blockchain-based cryptocurrency trading platform referred to herein as the “Bullish Exchange” or the “Exchange.” These subsidiaries include Bullish (GI) Limited (“Bullish Gibraltar”), a subsidiary that is incorporated in Gibraltar and regulated by the Gibraltar Financial Services Commission, and which operates the Exchange, Bullish HK Limited, a subsidiary that is incorporated in Hong Kong, Bullish Capital, a subsidiary that is incorporated in the Cayman Islands that holds the treasury unit of Bullish referred to herein as “Bullish Treasury”, and other subsidiaries incorporated in the Cayman Islands, Delaware and Singapore. See “Business of Bullish – Corporate History and Structure” for more information. Unless the context requires otherwise, (i) references to Bullish Global (or Bullish Group) refer to Bullish Global and its subsidiaries as of the date of the proxy statement/prospectus, (ii) references herein to Bullish (or Bullish Group) refer to Bullish and its subsidiaries as they will be constituted following the consummation of the Business Combination, and (iii) references to Bullish Exchange refer to trading platform operated by Bullish Gibraltar.

Bullish Global and its subsidiaries in the Cayman Islands, Gibraltar, and the United States maintain bank accounts and balances with banks in the United States. The Singapore subsidiary has local currency bank accounts in Singapore for its operational needs as a group service company. The Hong Kong subsidiary currently maintains Hong Kong dollar denominated current and savings accounts in amounts determined to be necessary to support its operational needs in Hong Kong as a group service company. The aggregate balance as of September 30, 2022 was HK$3.6 million (equivalent to US$0.5 million), and such balance has not changed materially as of the date of this proxy statement/prospectus.

Bullish’s Hong Kong subsidiary, Bullish HK Limited, is a services company established to perform services for other entities in the Bullish Group, including in respect of the Bullish Exchange. Currently, such services — engineering and development, cybersecurity, sales and relationship management, custody operations (which include coordinating with the Exchange’s third-party custody service provider for the administration of digital assets in custodial wallets), and technology operations services as well as shared group support services such as marketing, finance, human resources, legal and compliance, and risk management — are predominantly being provided by Bullish HK Limited and supported by B1 Services HK Limited, a subsidiary of Block.one, pursuant to the Master Services Agreement. Bullish HK Limited is expected to take over providing such services once the relevant resources are transferred to it pursuant to the Contribution Agreement. Both B1 Services HK Limited and Bullish HK Limited are based in Hong Kong and provide services out of Hong Kong. Hong Kong based services are integral to Bullish’s business operations although Bullish continues to work on geographical diversification to reduce country concentration risk. The Hong Kong ServiceCos provide operational and support services across various functions. The Hong Kong ServiceCos employ fewer than 50% of Bullish’s personnel and hold fewer than 10% of the vendor contracts identified in the Contribution Agreement as being material to Bullish’s business operations. Although Hong Kong based services are integral to Bullish’s business operations, over 50% of Bullish’s personnel are already located outside of Hong Kong, including the Cayman Islands, U.S., Singapore and Gibraltar, and provide services including every major function of Bullish such as engineering and development, other technology functions, cybersecurity, marketing, legal, compliance and risk management.

None of Bullish’s customers’ digital assets or Bullish Gibraltar’s own digital assets are held with the Hong Kong ServiceCos and to Bullish’s knowledge, none of Bullish’s third-party custody providers are based in, or custody any of Bullish’s customers’ digital assets or Bullish Gibraltar’s own digital assets, in Hong Kong. It is Bullish’s policy that (i) only Bullish Gibraltar is permitted to hold customers’ digital assets; and (ii) a Bullish Group entity may only hold its own digital assets, meaning no Bullish Group entity may hold digital assets on behalf of another Bullish Group entity (apart from Bullish Gibraltar holding Bullish Capital assets that have been deployed to the Exchange which form part of Bullish Gibraltar’s customers’ assets). If a Bullish Group entity wishes to hold its own digital assets, it is required to go through an internal approval process, including board approvals and establishment of account control procedures. As of the date of this proxy statement/prospectus, the Hong Kong ServiceCos have not set up any wallets or accounts to hold digital assets.

The People’s Republic of China (“PRC”) government imposes controls on the convertibility of Renminbi, the national currency of the PRC, into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Although Bullish has no business operations in mainland China, if such control were to extend to Hong Kong, or if by any case Bullish were to become subject to such oversight or discretion in the future, it may restrict the ability of its Hong Kong subsidiary to remit currency maintained in Hong Kong to its offshore entities in order for its offshore entities to pay dividends or make other payments or otherwise satisfy its foreign-currency-denominated obligations. The Hong Kong government has not issued similar laws or regulations for companies that are incorporated in or conduct businesses in Hong Kong. Other than the above, there is no regulatory oversight by authorities in mainland China or Hong Kong over the flow of funds among Bullish, Bullish Global, or their respective subsidiaries, or any distributions or dividends to their investors as of the date of this proxy statement/prospectus, and we do not expect there will be such regulatory oversight before or after the completion of the Business Combination.

Hong Kong is a Special Administrative Region of the PRC and enjoys its own limited autonomy as defined by the Basic Law of Hong Kong. Hong Kong’s legal system, which is different from that of mainland China, is based on common law and has its own laws and regulations, but some of the national laws of the PRC are made applicable in Hong Kong under the Basic Law. It has been speculated that there may be increased alignment between PRC laws and regulations and the Basic Law or that PRC laws and regulations will be applied directly in Hong Kong. If certain PRC laws and regulations relevant to Bullish’s business operations were to become applicable in Hong Kong in the future, Bullish may face legal and operational risks and uncertainties relating to its operations in Hong Kong. Depending on the extent of the risks and uncertainties, Bullish may determine it must relocate operations in Hong Kong to another jurisdiction, which could result in disruption of business, additional costs and expenses, and loss of key personnel, any of which could adversely affect its financial condition and results of operations.

The position on cryptocurrency businesses in mainland China is significantly less permissive than Hong Kong. The central bank in mainland China has recently announced a ban on cryptocurrency trading activities. In addition, the Chinese government recently announced that it would increase supervision of mainland Chinese companies listed offshore. Under the new measures, the Chinese government will improve regulation of cross-border data flows and security, police illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. It will also monitor sources of funding for securities investment and control leverage ratios. The Cyberspace Administration of China (“CAC”) has also opened a cybersecurity probe into several large U.S.-listed technology companies focusing on anti-monopoly and financial technology regulation and, more recently with the passage of the PRC Data Security Law, how companies collect, store, process and transfer data. If the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to Bullish, it could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for its listing on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against it and may materially and adversely affect its business and results of operations.

Bullish does not maintain operations in mainland China, does not generate revenues from mainland China, and does not intend to provide services in mainland China. Bullish does not intend to provide customer services to potential customers located in mainland China, and does not intend to conduct sales and marketing activities or other communication with residents in mainland China. Accordingly, Bullish believes that the laws and regulations of the PRC that do not apply in Hong Kong, including the recent developments on cryptocurrency and cybersecurity laws and regulations of the PRC, do not currently have any material impact on Bullish’s business, financial condition and results of operations or the listing of Bullish’s securities, notwithstanding the fact that Bullish maintains a subsidiary in Hong Kong. However, if certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on Bullish’s business, financial condition and results of operations and Bullish’s ability to offer or continue to offer securities to investors, any of which may cause the value of Bullish’s securities to significantly decline or become worthless.

In addition, as Bullish’s auditor is located in the United States, the auditor is subject to laws in the United States pursuant to which the Public Company Accounting Oversight Board (“PCAOB”) may conduct inspections to assess the auditor’s compliance with the PCAOB’s standards and rules and it is not subject to the determinations by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in such jurisdictions. Bullish does not believe that PRC laws or regulations relating to the PCAOB’s access to auditor files currently apply to Bullish. If because of a position taken by an authority in a foreign jurisdiction, any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor or other reasons result in the PCAOB being unable to fully inspect or investigate Bullish’s auditor, Bullish’s securities may be delisted or prohibited from being traded “over-the-counter” pursuant to the Holding Foreign Companies Accountable Act (“HFCA Act”), which will materially and adversely affect the value and/or liquidity of your investment. On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act (“HFCA Act”) from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. On August 26, 2022, the PCAOB, the China Securities Regulatory Commission (“CSRC”) and the Ministry of Finance of China (“MOF”) signed a Statement of Protocol, which aims to empower the PCAOB to inspect and investigate registered public accounting firm headquartered in mainland China and Hong Kong. It remains uncertain how the agreement will be implemented in practice.

As Bullish currently does not have any business operations in mainland China, it is not required to obtain any permission or approval from the CSRC, CAC or any other PRC governmental authority to operate its business or to list its securities on a U.S. securities exchange or issue securities to foreign investors. In the event that Bullish inadvertently concluded that relevant permissions or approvals were not required or that applicable laws, regulations, or interpretations change and it is required to obtain such permissions or approvals in the future, any failure by Bullish to maintain or obtain such permissions or approvals could result in enforcement and other action by the PRC government, including investigations, penalties, fines and orders, which action could significantly limit or completely hinder its ability to operate and offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

For a detailed description of risks relating to doing business in Hong Kong, see “Risk Factors — Risks Relating to Doing Business in Hong Kong.”

Bullish funds its subsidiaries’ cash requirements through a combination of intercompany loans, capital injection and intercompany service fees. Bullish generally aims to provide its service companies, such as its Hong Kong subsidiary, with adequate working capital and liquidity to pay its bills, as opposed to depositing surplus cash. Bullish also closely monitors its foreign exchange exposures to hedge against possible currency exchange losses. See “Note to the Consolidated Financial Statements — 2 Summary of Principal Accounting Policies — 2.10 Financial Liabilities and Equity — (iv) Financial Liabilities — Foreign Exchange Gains and Losses”. Since January 1, 2022 to September 30, 2022, there have been no dividends by any of the subsidiaries to Bullish, and there have been no dividends declared by Bullish Global to its shareholders. During the same period, there were intra-group loans by Bullish Global to Bullish Capital, the Cayman Islands subsidiary that holds the treasury unit of Bullish (“Bullish Treasury”) of US$300 million, of which US$275 million had been repaid. Also, payments with respect to intra-group group services were made to (1) an United States subsidiary from Bullish Global of US$17 million and from Bullish Gibraltar of US$20 million, (2) the Hong Kong subsidiary from Bullish Global of US$7 million and from Bullish Gibraltar of US$2 million, and (3) the Singapore subsidiary from Bullish Global of US$4 million. Moreover, there was equity injection by Bullish Global to another U.S. subsidiary of US$0.1 million. Up to September 30, 2022, Bullish Treasury also contributed US$1.6 billion (net of withdrawal) to the Liquidity Pools on the Bullish Exchange operated by Bullish Gibraltar. See “Selected Historical Consolidated Financial Information of Bullish Global” and “Selected Unaudited Pro Forma Condensed Financial Statements”.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting of FPAC Shareholders. The FPAC Board encourages you to carefully read this entire document and the documents incorporated by reference. You should also carefully consider the risk factors described in “Risk Factors.”

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated                  , 2022, and is first being mailed to FPAC securityholders on or about                 , 2022.

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ADDITIONAL INFORMATION

If you have questions about the Special Meeting, or if you need to obtain copies of this proxy statement/prospectus, the enclosed proxy card or other documents incorporated by reference in this proxy statement/prospectus, you may contact FPAC’s proxy solicitor listed below. You will not be charged for any of the documents you request.

Morrow Sodali LLC

470 West Avenue, Suite 3000

Stamford, CT 06902

Tel: (800) 662-5200

Banks and brokers call collect: (203) 658-9400

Email: FPAC.info@investor.morrowsodali.com

In order for you to receive timely delivery of the documents in advance of the Special Meeting to be held virtually on                  , 2022, you must request the information no later than four business days prior to the date of the Special Meeting, by                 , 2022.

For a more detailed description of the information incorporated by reference in the proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page 393 of this proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the SEC by Bullish (File No. 333-260659), constitutes a prospectus of Bullish under Section 5 of the U.S. Securities Act of 1933, as amended, or the Securities Act, with respect to the Class A Ordinary Shares to be issued to FPAC Shareholders, the warrants to acquire Class A Ordinary Shares to be issued to FPAC Warrant holders, the Class A Ordinary Shares underlying such Warrants, and the Class A Ordinary Shares issuable in exchange for outstanding Class C common shares of Bullish Global held by non-affiliates of Bullish Global, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to the extraordinary general meeting of FPAC Shareholders at which FPAC Shareholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

INDUSTRY AND MARKET DATA

In this proxy statement/prospectus, Bullish relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. Bullish has supplemented this information where necessary with its own internal estimates and information, taking into account publicly available information about other industry participants and the management’s best view as to information that is not publicly available. This information appears in “Business of Bullish” in this proxy statement/prospectus. Bullish has taken such care as it considers reasonable in the extraction and reproduction of information from such data from third-party sources.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and Bullish.

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, in this document:

“2022 Omnibus Incentive Plan” means the 2022 omnibus incentive plan of Bullish to be adopted by Bullish’s board of directors upon the consummation of the Business Combination.

“Acquisition Merger” means, following the Initial Merger, the merger of Bullish Global and Merger Sub 2, with Bullish Global as the surviving entity in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish.

“Adjournment Proposal” means a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve the Business Combination Proposal.

“Amended and Restated Memorandum and Articles of Association” means the amended and restated memorandum and articles of association of Bullish to be adopted prior to consummation of the Business Combination.

“Anchor Subscriber” means the PIPE Investor, an affiliate of Softbank Corp., who had subscribed for 7,500,000 Class A Ordinary Shares of Bullish for an aggregate purchase price of $75,000,000, and had also entered into a Securities Purchase Agreement with Bullish and Far Peak LLC pursuant to which the Anchor Subscriber was expected to purchase, for $1.00 per warrant, from the Sponsor or the BR Investors, 3,000,000 outstanding warrants. Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

“bitcoin” or “BTC” means the native digital asset on the Bitcoin network.

“Bitcoin” means the protocol and blockchain network as initially introduced in a white paper titled Bitcoin: A Peer-to-Peer Electronic Cash System by Satoshi Nakamoto.

“Block.one” means block.one, a Cayman Islands exempted company, and where the context permits, includes its subsidiaries (other than Bullish and Bullish Global and their subsidiaries).

“Block.one Lock-up Agreement” means the Lock-Up Agreement, dated as of July 8, 2021, to be effective upon Closing, by and between Block.one and Bullish.

“BR Investors” means certain funds and accounts managed by subsidiaries of BlackRock, Inc. who invested in FPAC at the time of the Initial Public Offering.

“Bullish” means Bullish, a Cayman Islands exempted company. Bullish is referred to as “Pubco” in the Business Combination Agreement and certain other transaction documents.

“Bullish Capital” means Bullish Capital, a subsidiary that is incorporated in the Cayman Islands that holds the treasury unit of Bullish.

“Bullish Exchange” means the cryptocurrency trading platform launched and operated by Bullish (GI) Limited, a wholly owned subsidiary of Bullish Global.

“Bullish Gibraltar” means Bullish (GI) Limited, the operator of the Bullish Exchange.

“Bullish Global” means Bullish Global, a Cayman Islands exempted company.

“Bullish Treasury” means the separate treasury unit operated by Bullish Capital to manage Bullish’s financial capital.

“Bullish Warrants” means the warrants into which the FPAC Warrants will be converted pursuant to the Business Combination.

“Business Combination” or “Transactions” means the Mergers and other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 8, 2021 (as amended by Amendment No. 1, dated as of March 7, 2022, Amendment No. 2, dated as of May 6, 2022, and Amendment No. 3, dated as of June 29, 2022 and as hereafter amended), by and among FPAC, Merger Sub 1, Merger Sub 2, Bullish and Bullish Global, and attached hereto as Annex A.

“Business Combination Proposal” means a proposal to approve the Business Combination Agreement and the Transactions.

“Class A Ordinary Shares” means the Class A ordinary shares, par value $0.00001 per share, of Bullish, each entitled to one vote.

“Class B Ordinary Shares” means the Class B ordinary shares, par value $0.00001 per share, of Bullish, each entitled to ten votes.

“Closing” means the closing of the Transactions.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act of the Cayman Islands (As Revised).

“Continental” means Continental Stock Transfer & Trust Company, the transfer agent and trustee of FPAC.

“Contribution Agreement” means the Contribution Agreement, dated as of July 8, 2021, by and among Bullish Global, Block.one and certain of their respective affiliates.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, guidelines or recommendations promulgated by any applicable governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemics, pandemics or disease outbreaks, including the CARES Act and Families First Act, for similarly situated companies.

“DeFi” means decentralized finance, a term used to describe blockchain-based technologies that can be used to facilitate financial operations with cryptocurrencies such as exchanging.

“digital assets” or “cryptocurrency” means cryptocurrencies, blockchain-based tokens, and other similar blockchain-based asset equivalents.

“Digital Asset Market Value” means, as of the date of the Company Closing Statement (as defined in the Business Combination Agreement), the market value equivalent of Digital Assets set forth on the Company Closing Statement calculated as provided for in the Business Combination Agreement.

“DLT” means distributed ledger technology.

“EOS” means the digital asset named EOS, which is the native token of the EOS public blockchain.

“EOSIO” means the EOSIO open-source blockchain software initially developed by Block.one.

“EOSIO IP Contribution Deed” means the intellectual property contribution deed dated June 30, 2021 between Block.one and Bullish Global, where Block.one has assigned and licensed to Bullish Global certain intellectual property relating to EOSIO.

“Ether” or “ETH” means the native digital asset on the Ethereum network.

“Ethereum” means a decentralized global computing platform of that name that supports smart contract transactions and peer-to-peer applications.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange IP Contribution Deed” means the intellectual property contribution deed dated December 18, 2020, between Block.one and Bullish Global, where Block.one has assigned and licensed to Bullish Global certain intellectual property relating to the Bullish Exchange.

“Founder Shares” means Class B ordinary shares of FPAC, 9,750,000 of which are currently outstanding and were issued to the Initial Shareholders prior to the Initial Public Offering of FPAC.

“FPAC” means Far Peak Acquisition Corporation, a Cayman Islands exempted company.

“FPAC Board” means the board of directors of FPAC.

“FPAC Shareholders” means the shareholders of FPAC.

“FPAC Warrant” means a warrant to purchase Public Shares and simultaneous private placements and each of which will convert into one Bullish Warrant pursuant to its terms upon consummation of the Business Combination.

“Full Launch” means the opening of Bullish Exchange to the public in selected jurisdictions with a strategy of targeting institutional and advanced retail customers, which commenced on December 21, 2021.

“GFSC” means the Gibraltar Financial Services Commission.

“Hong Kong ServiceCos” means Bullish HK Limited and B1 Services HK Limited.

“Hybrid Order Book” means the Bullish Exchange’s order book which integrates a traditional central limit order book and automated market-making liquidity.

“IASB” means the International Accounting Standards Board.

“IFRS” means the International Financial Reporting Standards.

“Indemnification Agreement” means the Indemnification Agreement, dated as of July 8, 2021, to be effective upon Closing, by and between Block.one and Bullish.

“Initial Merger” means the merger of FPAC with Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish.

“Initial Public Offering” means the initial public offering of Units of FPAC, consummated on December 2, 2020.

“Initial Shareholders” means the Sponsor and the independent members of the FPAC Board, each of whom is a holder of Founder Shares.

“IP Contribution Deeds” means the Exchange IP Contribution Deed and the EOSIO IP Contribution Deed.

“JOBS Act” means the Jumpstart Our Business Startups Act.

“Launch” means the Soft Launch and/or the Full Launch as the context indicates.

“Letter Agreement Amendment” means the amendment, dated as of July 8, 2021, by and between the Sponsor, FPAC, certain insiders of FPAC and Bullish, which amends that certain Letter Agreement, dated as of December 2, 2020, by and among the Sponsor and those certain insiders of FPAC.

“LINK” means the digital asset on the Ethereum network that powers the Chainlink Network.

“Liquidity Pools” means the liquidity pools of the Bullish Exchange which enable market makers in the Hybrid Order Book.

“Loan Financing Arrangements” means Bullish Global’s loan arrangements with (i) Galaxy Digital LLC in a principal amount of $75,000,000 entered into on January 5, 2022, the amount of which has been fully repaid by Bullish Global on June 16, 2022, (ii) NYDIG Funding LLC in a principal amount of $150,000,000 entered into on January 13, 2022, as amended by an amendment agreement dated May 11, 2022, the amount of which has been fully repaid by Bullish Global on June 27, 2022 and (iii) Silvergate Bank in a principal amount of $225,000,000 entered into on March 28, 2022.

“LTC” means the native digital asset on the Litecoin Network.

“Master Services Agreement” means the Amended and Restated Master Services Agreement, dated as of July 8, 2021, by and among Bullish Global, Block.one and certain of their respective affiliates.

“Merger Proposal” means a proposal to approve the Initial Merger.

“Merger Sub 1” or “BMC1” means BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish.

“Merger Sub 2” or “BMC2” means BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish.

“Mergers” means the Initial Merger and the Acquisition Merger.

“Morrow” means Morrow Sodali LLC, the professional proxy solicitation firm engaged by FPAC.

“Non-Competition Agreement” means the agreement, dated as of July 8, 2021, to be affective upon Closing, by and between Block.one and Brendan Blumer.

“NYSE” means The New York Stock Exchange.

“Ordinary Shares” means the ordinary shares, par value $0.00001 per share, of Bullish, including Class A Ordinary Shares and Class B Ordinary Shares, unless otherwise specified.

“Organizational Documents” means the formation documents of any of the entities listed herein, including the memorandum and articles of association, as they may be amended.

“Organizational Documents Proposal” means a proposal to approve the proposed articles following the consummation of the Business Combination.

“Outside Date” means the Outside Date as defined in the Business Combination after which FPAC or Bullish Global may terminate the Business Combination Agreement in accordance with the terms described therein.

“PIPE Investment” meant the investment of certain investors (the “PIPE Investors”) for an aggregate of 30,000,000 Class A Ordinary Shares of Bullish at $10.00 per share for gross proceeds of $300,000,000 concurrently with the effective time of the Business Combination. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment.

“PIPE Investors” means the investors in the PIPE Investment.

“PIPE Subscription Agreement” means each share subscription agreement, dated as of July 8, 2021, entered into by a PIPE Investor pursuant to which such PIPE Investor had committed to subscribe for and purchase Class A Ordinary Shares of Bullish. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment.

“Private Placement Warrants” means the FPAC Warrants owned by the Sponsor and the BR Investors and issued by FPAC simultaneously with the consummation of the Initial Public Offering (and subsequently pursuant to commitments made at the time of the Initial Public Offering).

“proxy statement/prospectus” means the proxy statement/prospectus included in the Registration Statement on Form F-4 (Registration No. 333-260659), filed with the SEC.

“Public Shareholders” means the holders of Public Shares.

“Public Shares” means the Class A ordinary shares of FPAC issued as part of the Units sold in the Initial Public Offering.

“Public Warrants” means the FPAC Warrants included in the Units sold in the Initial Public Offering, each of which is exercisable for one Class A ordinary share of FPAC, in accordance with its terms.

“Redemption” means the right of the holders of FPAC Class A ordinary shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into on or prior to the closing of the Acquisition Merger, by and between Bullish, the Sponsor, the BR Investors, certain securityholders of FPAC and certain security holders of Bullish Global.

“Resigned Placement Agents” means J.P. Morgan Securities LLC and Nomura Securities International, Inc. who delivered notices of resignation to FPAC and Bullish for their roles as placement agents in connection with the PIPE Investment.

“SEC” means the U.S. Securities and Exchange Commission.

“SAB 121” means the Staff Accounting Bulletin No. 121 released by SEC effective on April 11, 2022.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Management” and “Senior Managers” refer to those persons named as officers of Bullish Global, and following the consummation of the Business Combination, of Bullish, in the section titled “Management of Bullish Following the Business Combination.”

“Side Letters” means the side letters entered into concurrently with the execution of the Business Combination Agreement by the BR Investors amending such BR Investors’ subscription agreement, dated November 12, 2020, by and between such BR Investors, FPAC and the Sponsor.

“Soft Launch” means Bullish Exchange’s initial launch stage using real assets with select institutional customers on an invite-only basis.

“Special Meeting” means the extraordinary general meeting of FPAC Shareholders, to be held virtually on                  , 2022, at https://www.cstproxy.com/farpeak/2022.

“Sponsor” or “FPAC Sponsor” means Far Peak LLC, a Cayman Islands exempted limited liability company controlled by Thomas W. Farley.

“Sponsor Release” means the Release Agreement, dated as of July 8, 2021, to be effective upon Closing, by and between the Sponsor and FPAC.

“Sponsor Voting Agreement” means the Sponsor Voting Agreement, dated as of July 8, 2021, by and between FPAC, the Sponsor, Bullish Global and Bullish.

“stablecoin” means a type of digital asset and cryptocurrency that is pegged to a “stable” underlying asset such as fiat money or a commodity, including other types of cryptocurrencies. The value of the asset may fluctuate based on the volatility of the underlying asset.

“Standstill Agreement” means the Standstill Agreement, dated as of July 8, 2021, to be effective upon Closing, by and between Bullish, Block.one, Brendan Blumer and Kokuei Yuan.

“Target Voting Agreement” means the Target Voting Agreement, dated as of July 8, 2021, by and between FPAC, Block.one, Bullish Global and Bullish.

“Trading Volume” means the total U.S. dollar equivalent value of matched trades transacted between a buyer and seller through the Bullish Exchange platform during the period of measurement. Trading Volume represents the product of the quantity of assets transacted and the trade price at the time the transaction was executed.

“Trust Account” means the trust account that holds a portion of the proceeds of the Initial Public Offering and the concurrent sale of the Private Placement Warrants.

“Units” means units issued in the Initial Public Offering, each consisting of one Class A ordinary share of FPAC and one-third of one FPAC Warrant.

“U.S.” and “United States” means the United States of America.

“U.S. dollar,” “US$” and “$” mean the legal currency of the United States.

“USDC” refers to the stablecoin issued by Circle Internet Financial Limited and Coinbase Global Inc., who are members of the CENTRE Consortium that administers the CENTRE network providing development, governance and compliance functions for the network.

“USDT” or “Tether” means the stablecoin issued by Tether Limited.

“U.S. GAAP” means United States generally accepted accounting principles.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement/prospectus may constitute “forward-looking statements.” Bullish’s forward-looking statements include, but are not limited to, statements regarding Bullish or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would,” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	the ability to consummate the Business Combination;

•	the expected benefits of the Business Combination;

•	Bullish’s financial performance following the Business Combination, including financial projections and business metrics and any underlying assumptions thereunder;

•	Bullish’s mission, goals and strategies;

•	Bullish’s future business development, financial conditions and results of operations;

•	trends in, and expected growth and market size of, cryptocurrencies;

•	expected changes in Bullish’s revenues, costs or expenditures;

•	Bullish’s expectations regarding demand for and market acceptance of its products and services;

•	Bullish’s expectations regarding its relationships with clients and third-party business partners;

•	competition in Bullish’s industry;

•	relevant regulations in the jurisdictions in which Bullish operates;

•	general economic and business conditions in the markets where Bullish operates;

•	the impact of COVID-19 and any COVID-19 Measures on Bullish’s business and the actions Bullish may take in response thereto; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the Proposals set forth in this proxy statement/prospectus and any investment decision regarding Bullish’s Class A Ordinary Shares or Bullish Warrants listed on the NYSE. The forward-looking statements contained in this proxy statement/prospectus are based primarily on current expectations and projections about future events and trends that may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including as described in the section titled “Risk Factors” and elsewhere in this proxy statement/prospectus and/or contained in any other material filed with the SEC.

In addition, statements that “we believe” and similar statements reflect beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement/prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this proxy statement/prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this proxy statement/prospectus to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by FPAC, Bullish, or Bullish Global in such forward-looking statements, including among other things:

•

As an early stage company entering a highly competitive market with limited operating history, the operations of Bullish are nascent, unproven and subject to material legal, regulatory, operational, reputational, financial, tax, market, credit and other risks.

•	Bullish has only recently commenced the Full Launch of the Bullish Exchange.

•

Bullish does not have experience operating as a U.S. public company and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes Oxley Act.

•	Bullish’s strategy and focus on delivering high-quality, regulated, easy-to-use, and secure cryptocurrency-related financial services may not maximize short-term or medium-term financial results.

•

Bullish expects its operating expenses to increase in the foreseeable future and may not be able to achieve profitability or achieve positive cash flow from operations on a consistent basis, if at all.

•

Any significant disruption in Bullish’s planned products and services, in its information technology systems, or in any of the blockchain networks it supports, could result in a loss of customers or own funds and/or assets and adversely impact Bullish.

•	Bullish’s sales and marketing strategy is not fully tested or proven and may not be effective.

•	Bullish currently relies on Block.one to provide essential functions and resources to support its business and operations.

•	Bullish plans to rely on external vendors and third-party service providers to provide critical outsourcing functions.

•

Bullish’s internal governance, risk management and compliance program, policies, systems and controls are continuing to be developed and have not been fully embedded and tested. The existing processes and controls may not be adequate or effective to mitigate risk or ensure compliance.

•	Any strategic investments that Bullish makes or enters into could require significant management attention, disrupting the business and harming its financial condition.

•	The underlying blockchain technology used by Bullish is unproven and untested in a real operational environment of the scale and complexity currently contemplated.

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The future development and growth of digital assets is subject to a variety of factors that are difficult to predict and evaluate. If digital assets do not grow as Bullish expects, Bullish’s business, operating results and financial condition could be adversely affected.

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Cyberattacks and security breaches of Bullish’s platform, or those impacting Bullish’s customers or third parties, could adversely impact Bullish’s brand and reputation and its business, operating results and financial condition.

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The legal and regulatory treatment of the digital assets included in Bullish’s business lines is unclear, may be subject to inconsistent recognition or treatment in different jurisdictions and fast, unpredictable and retrospective changes, which may adversely impact Bullish’s business and operations and financial condition.

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Bullish is subject to a multi-jurisdictional legal and regulatory environment, which can be complex and conflicting, and its regulatory compliance framework may not be sufficient to mitigate all relevant legal and regulatory compliance risks across the relevant jurisdictions.

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Bullish may become a party to material litigation and other legal proceedings, including actions by regulators, government and law enforcement authorities, private actions on both individual and class basis, actions against or from employees, as well as other counter-parties.

•

Bullish will obtain and process a large amount of sensitive customer data. Any real or perceived improper use of, disclosure of, or access to such data could harm Bullish’s reputation, as well as have an adverse effect on Bullish’s business.

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Third parties may make claims or bring legal proceedings against Bullish for alleged infringement of their intellectual property rights and consequences could include having to cease offering Bullish’s products or services.

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The U.S. federal income tax and non-U.S. tax treatment of digital assets is unclear, and future developments regarding the treatment of digital assets for U.S. federal income and non-U.S. tax purposes could adversely impact Bullish’s business.

•

Bullish depends on talented, experienced and committed personnel to operate and grow Bullish’s business and may incur increased operational costs to recruit, train, motivate, and/or retain them. If Bullish is unable to do so, Bullish’s business, financial condition, results of operations and prospects may be adversely affected.

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Bullish is exposed to potential fraud risk and physical security threats, both internally and externally, which could result in loss of assets for Bullish and its customers, as well as risk to the safety of Bullish’s personnel.

In addition, Bullish faces various legal and operational risks associated with doing business in Hong Kong, which could result in a material change in the operations of Bullish in Hong Kong following the Business Combination, cause the value of Bullish’s securities to significantly decline or become worthless, and significantly limit or completely hinder its ability to accept foreign investments and offer or continue to offer securities to foreign investors. These risks include, but are not limited to:

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The business, financial condition and results of operations of Bullish, and/or the value of Bullish’s securities or Bullish’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent that the laws and regulations of the PRC become applicable to Bullish.

•

The PRC government has significant oversight and discretion over the manner in which companies incorporated under the laws of PRC must conduct their business activities. Although Bullish has no business operations in mainland China and none of its subsidiaries are incorporated in mainland China, if it were to become subject to such oversight or discretion, there may be a material change in its operations and/or the value of Bullish’s securities, which would materially affect the interests of the investors.

•

Implementation of the National Security Law in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed Chinese businesses may negatively impact Bullish’s existing and future operations in Hong Kong.

•	Bullish’s securities may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act if any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor or other reasons result in the PCAOB being unable to fully inspect or investigate Bullish’s auditor. The delisting or the cessation of trading “over-the-counter” of Bullish securities, or the threat of them being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, if the PCAOB were unable to conduct full inspections or investigations of Bullish’s auditor, it would deprive Bullish’s investors of the benefits of such inspections or investigations.

•

Bullish may be required to obtain regulatory licenses or approvals in order to provide some or all of the Exchange services to Hong Kong customers which it currently does not have, or it may be required to obtain such licenses or approvals in the near future.

•	Increases in labor costs may adversely affect Bullish’s business and results of operations.

Before a shareholder grants its proxy or instructs how its vote should be cast on the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals or the Adjournment Proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect FPAC, Bullish and/or Bullish Global.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following are answers to certain questions that you may have regarding the Special Meeting. FPAC urges you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement/prospectus.

Q: Why am I receiving this proxy statement/prospectus?

A: On July 8, 2021, FPAC entered into a Business Combination Agreement by and among (i) FPAC, (ii) Bullish, (iii) Merger Sub 1, (iv) Merger Sub 2 and (v) Bullish Global. Pursuant to the Business Combination Agreement FPAC needs the approval of its shareholders to approve the Business Combination. Under the terms of the Business Combination Agreement, on the Closing Date, FPAC will engage in the Initial Merger. Following the Initial Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such merger continuing as a wholly owned subsidiary of Bullish.

The Business Combination must be adopted by the FPAC Shareholders in accordance with Cayman Islands law and FPAC’s Memorandum and Articles of Association. FPAC is holding a Special Meeting to obtain that approval. FPAC Shareholders will also be asked to vote on certain other matters described in this proxy statement/prospectus at the Special Meeting and to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt the Business Combination Agreement and thereby approve the Business Combination.

THE VOTE OF FPAC SHAREHOLDERS IS IMPORTANT. FPAC SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE MEETING.

Q: Why is FPAC proposing the Business Combination?

A: FPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more operating businesses.

Based on its due diligence investigations of Bullish Global and the industries in which it operates, including the financial and other information provided by Bullish Global in the course of FPAC’s due diligence investigations, the FPAC Board believes that the Business Combination with Bullish Global is in the best interests of FPAC and its shareholders. However, there can be no assurances of this.

Although the FPAC Board believes that the Business Combination with Bullish Global presents an attractive business combination opportunity and is in the best interests of FPAC and its shareholders, the FPAC Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal — FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination” for a discussion of the factors considered by the FPAC Board in making its decision.

Q: When and where will the Special Meeting take place?

A: The Special Meeting will be convened in a virtual format on                 , 2022, at 9:00 a.m., New York City time, in a virtual format. Shareholders may attend, vote and examine the list of FPAC Shareholders entitled to vote at the Special Meeting by visiting https://www.cstproxy.com/farpeak/2022 and entering the control number found on their proxy card, voting instruction form or notice that they previously received.

Q: What is the record date for the Special Meeting?

A: The record date for the Special Meeting is                 , 2022. Only holders of record of FPAC Shares at the close of business on                 , 2022, are entitled to notice of the Special Meeting and to vote at the convened Special Meeting and any further adjournments or postponements of the Special Meeting.

Q: What matters will be considered at the Special Meeting?

A: The FPAC Shareholders will be asked to consider and vote on the following proposals:

•	a proposal to adopt the Business Combination Agreement and approve the Business Combination (the “Business Combination Proposal”);

•	a proposal to approve the Plan of Merger (the “Merger Proposal”);

•	a proposal to approve the proposed organizational documents (the “Organizational Documents Proposal”); and

•

a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the condition precedent proposals would not be duly approved and adopted by FPAC Shareholders or FPAC determines that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (the “Adjournment Proposal”).

Q: Is my vote important?

A: Yes. The Business Combination cannot be completed unless the Business Combination Agreement is adopted by the FPAC Shareholders holding a majority of the votes cast on the Business Combination Proposal, and the Merger Proposal and the Organizational Documents Proposals are approved by FPAC Shareholders holding two-thirds of the votes cast on such proposal. Only FPAC Shareholders as of the close of business on                 , 2022, the record date for the Special Meeting, are entitled to vote at the Special Meeting. The FPAC Board unanimously recommends that such FPAC Shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Merger Proposal, “FOR” the approval of the Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal.

Q: Do any of FPAC’s directors or officers have interests in the Business Combination that may differ from or be in addition to the interests of FPAC Shareholders?

A: Yes. FPAC’s executive officers and directors have interests in the Business Combination that are different from, or in addition to, the interests of FPAC Shareholders generally. These interests include, among other things, the interests listed below. The FPAC Board, including FPAC’s independent directors, with their outside counsel, reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and approving, as members of the FPAC Board, the Business Combination Agreement and the Transactions, including the Business Combination. In particular, the FPAC Board considered that Thomas W. Farley, FPAC’s Chief Executive Officer, President and Chairman, will become Chief Executive Officer of Bullish and would be entering into an employment agreement effective upon the Closing of the Business Combination, and that Mr. Farley negotiated certain key aspects of his compensation to be set forth in that employment agreement prior to the signing of the Business Combination Agreement. Mr. Farley’s employment agreement is not a condition to the Closing of the Business Combination. Additionally, at the direction of the FPAC Board, Mr. Farley refrained from negotiating any such personal compensation matters until agreement on the valuation terms of the Business Combination Agreement had been reached among the parties, and then only under the supervision of the FPAC Board’s and the independent directors’ outside counsel.

•	As noted above, at or immediately following the Closing, Mr. Farley, FPAC’s President, Chief Executive Officer and Chairman, will become the Chief Executive Officer of Bullish and has entered into an employment agreement dated December 13, 2021, effective at the Closing, with a subsidiary of Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation – Bullish Executive Officer and Director Compensation Following the Business Combination – Thomas W. Farley Employment Agreement” for a description of Mr. Farley’s employment agreement.

•

At or immediately following the Closing, David W. Bonanno, FPAC’s Chief Financial Officer and Secretary, and a member of the Board, will become the Chief Financial Officer of Bullish and has entered into an employment agreement dated February 8, 2022, with a subsidiary of Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation - Bullish Executive Officer and Director Compensation Following the Business Combination - David W. Bonanno Employment Agreement” for a description of Mr. Bonanno’s employment agreement. Discussion respecting Bullish’s employment of Mr. Bonanno did not commence until September 2021 after the negotiation and execution of the Business Combination Agreement, and FPAC Board’s approval and its recommendation in favor thereof and the Transactions, including the Business Combination.

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If FPAC is unable to complete its initial business combination by March 7, 2023, FPAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FPAC’s remaining shareholders and the FPAC Board, liquidate and dissolve, subject in each case to FPAC’s obligations under Cayman Islands law to provide for the claims of creditors and the requirements of other applicable law. There will be no redemption rights nor liquidating distributions, with respect to the Founder Shares if FPAC fails to complete its initial business combination by March 7, 2023. FPAC’s Sponsor purchased the Founder Shares prior to the Initial Public Offering for an aggregate purchase price of $25,000 and transferred 70,000 Founder Shares to each of FPAC’s three independent directors. In addition, as described below, upon completion of the Business Combination, certain of such Founder Shares will be transferred for nominal value, and may be forfeited or subjected to extended lock-up restrictions.

In addition, simultaneously with the closing of the Initial Public Offering, FPAC consummated the sale of 7,000,000 Private Placement Warrants at a price of $1.50 per warrant, 3,500,000 to the Sponsor and 3,500,000 to the BR Investors. In January 2022, March 2022 and May 2022, pursuant to commitments made by FPAC’s Sponsor and the BR Investors at the time of the Initial Public Offering, FPAC sold, in each of three similar transactions, an additional 33,333 Private Placement Warrants to each of the Sponsor and the BR Investors at a price of $1.50 per warrant. FPAC’s Sponsor’s aggregate investment in Private Placement Warrants was $5,400,000. The Private Placement Warrants will be exercisable commencing 30 days following the Closing for one share of Class A Ordinary Shares of Bullish at $11.50 per share. If FPAC does not consummate a business combination transaction by March 7, 2023, then the FPAC Warrants held by FPAC’s Sponsor will be worthless. However, the Founder Shares and Private Placement Warrants are subject to certain contractual obligations that will be completed upon the consummation of the Business Combination. These are described in greater detail below under “The Business Combination Proposal – Ancillary Agreements Related to the Business Combination.”

In addition, in accordance with the Letter Agreement Amendment, the FPAC Sponsor agreed that (a)(i) at the Closing of the Business Combination, it would forfeit for cancellation 1,950,000 Class A Ordinary Shares of Bullish (including 390,000 to which the BR Investors would otherwise be entitled) at the Closing of the Business Combination if more than 15,000,000 Class A ordinary shares of FPAC are validly tendered for redemption and not withdrawn, or (ii) if no such forfeiture occurs, be subject to additional lock-up restrictions with respect to such 1,950,000 Class A Ordinary Shares of Bullish (including 390,000 that will be transferred to the BR Investors as described below in “Business Combination Proposal – BlackRock Side Letter”), and (b) at the closing of the Business Combination, it would forfeit, or cause the BR Investors to forfeit, for cancellation, 500,000 Private Placement Warrants (400,000 will be forfeited by the Sponsor and 100,000 by the BR Investors). Additionally,

subject to the terms of the prior sentence, FPAC’s Sponsor will be subject to a lock-up of the Ordinary Shares to be received in exchange for the Founder Shares until one year following the Business Combination or if Bullish completes a liquidation, merger, share exchange or other similar transaction that results in all of Bullish’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided that if the Ordinary Shares have traded at a price equal to or greater than $12.00 per share within any 20 trading days within a 30-trading day period commencing at least 150 days after the initial Business Combination, the Ordinary Shares to be received in exchange for the Founder Shares shall be released from the Sponsor Lock-up.

Giving effect to the foregoing transfers and forfeitures, upon completion of the Business Combination, assuming no redemptions and a Digital Asset Market Value (as defined in the Business Combination Agreement) of $2.53 billion, based on the average value over a 20-day period as of September 30, 2022, it is expected that FPAC’s Sponsor will hold approximately 1.12% of the outstanding Class A Ordinary Shares of Bullish, which based on an assumed $10.00 per share value would have an aggregate value of approximately $75,900,000. In addition, following the Closing, and giving effect to the transfers and forfeitures described above, FPAC’s Sponsor will hold 3,199,999 Bullish Warrants (for which the Sponsor would have paid an aggregate of $3,000,000). Based on the $0.22 per warrant value of FPAC’s Public Warrants as of September 30, 2022, such 3,199,999 Bullish Warrants would have a value of $703,999.78.

As a result of the difference in the purchase price of approximately $0.003 per share that FPAC’s Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in FPAC’s Initial Public Offering, FPAC’s Sponsor may earn a positive rate of return on its investment even if the share price of Bullish’s Class A Ordinary Shares falls significantly below the per share value implied in the Business Combination of $10.00 per share and the public stockholders of FPAC experience a negative rate of return.

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Pursuant to the BR Subscription Agreements, FPAC’s Sponsor agreed to transfer 1,950,000 Founder Shares (which will convert into 1,950,000 Class A Ordinary Shares of Bullish) to the BR Investors at the price the Sponsor originally paid for such shares (which as noted above, was nominal). Pursuant to the Securities Purchase Agreement, FPAC’s Sponsor agreed to sell, or cause the BR Investors to sell, 3,000,000 Private Placement Warrants to the Anchor Subscriber for $1.00 per warrant (2,400,000 would have been transferred by the Sponsor and 600,000 by the BR Investors). However, due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

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FPAC’s Sponsor, officers and directors will lose their entire investment in FPAC if FPAC does not complete a business combination by March 7, 2023. The independent directors each received 70,000 Founder Shares concurrently with FPAC’s Initial Public Offering. The 70,000 Founder Shares currently held by each director, if unrestricted and freely tradeable would be valued at $700,000, based on an assumed $10.00 per share value. Founder Shares do not have the redemption rights of Public Shares if FPAC is unable to complete its initial business combination by March 7, 2023, nor will they receive any liquidating distributions if FPAC liquidates.

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FPAC’s Initial Shareholders and its officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if FPAC fails to complete a business combination by March 7, 2023.

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In order to protect the amounts held in the Trust Account, FPAC’s Sponsor has agreed that it will be liable to FPAC if and to the extent any claims by a vendor for services rendered or products sold to FPAC, or a prospective target business with which it has entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under FPAC’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

•

Following the Closing, FPAC’s Sponsor would be entitled to the repayment of any working capital loans and advances that have been made to FPAC and which remain outstanding. As of the date of this proxy statement/prospectus, FPAC’s Sponsor has not made any advances to FPAC for working capital expenses. If FPAC does not complete an initial business combination within the required period, FPAC may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•	Following the consummation of the Business Combination, FPAC’s officers and directors will be indemnified as discussed under “The Business Combination Proposal — Indemnification”.

•

Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, the Sponsor, FPAC’s officers and directors, and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FPAC from time to time, made by the Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. As of the date of this proxy statement/prospectus, neither the Sponsor nor any director or officer of FPAC has extended any loan to FPAC, incurred any out-of-pocket expense reimbursable by FPAC, or has any entitlement to any fee upon completion of the Business Combination.

Each of FPAC’s officers and directors presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. FPAC’s Amended and Restated Articles of Incorporation provide that FPAC renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of FPAC and such opportunity is one FPAC is legally and contractually permitted to undertake and would otherwise be reasonable for FPAC to pursue, and to the extent the director or officer is permitted to refer that opportunity to FPAC without violating another legal obligation. FPAC does believe, however, that neither the fiduciary duties or contractual obligations of its officers or directors, nor the waiver of the corporate opportunities doctrine in its Restated Articles of Incorporation, materially impacted its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination. In fact, as described below under “The Business Combination Proposal — Background of the Business Combination,” FPAC was able to identify approximately 50 potential business combination candidates and engage in discussions with 34 potential targets other than Bullish Global in a relatively short period following its Initial Public Offering.

The existence of financial and personal interests of FPAC’s directors and officers may result in a conflict of interest on the part of one or more of them between what they may believe is best for FPAC and what they may believe is best for themselves in determining whether or not to grant a waiver in a specific situation. See the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of FPAC’s Directors and Officers in the Business Combination” for a further discussion of this and other risks.

Q: If my shares are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A: No. A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under the relevant rules, brokers are not permitted to vote on any of the matters to be considered at the Special Meeting. As a result, your Public Shares will not be voted on any matter unless you affirmatively instruct your broker, bank or nominee how to vote your shares in one of the ways indicated by your broker, bank or other nominee. You should instruct your broker to vote your shares in accordance with directions you provide.

Q: What FPAC Shareholder vote is required for the approval of each proposal brought before the Special Meeting? What will happen if I fail to vote or abstain from voting on each proposal?

A: The Business Combination Proposal. Approval of the Business Combination Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of at least a simple majority of the votes cast by the holders of the issued ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such matter. Failure to vote, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on the outcome of the proposal.

FPAC’s Sponsor, which owns 9,540,000 of FPAC’s outstanding shares, has agreed to vote its shares in favor of the Business Combination and take certain other actions in support of the Transactions. In addition, members of the FPAC Board, owning in the aggregate 210,000 of FPAC’s outstanding shares, have agreed with FPAC to vote in favor of the Business Combination. Accordingly, if all of its outstanding shares were to be voted, FPAC would need the affirmative vote of 25,125,001, or approximately 41.9%, of the 60,000,000 outstanding Public Shares, at the Special Meeting to approve the Business Combination. In the event that only the minimum number of shares necessary for a quorum are voted, a minimum of 17,437,501 shares (and only 7,687,501 Public Shares, or 12.8% of the Public Shares) will be required to approve the Business Combination Proposal.

The Merger Proposal. Approval of the Merger Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such matter. Accordingly, if all of its outstanding shares were to be voted, FPAC would need the affirmative vote of 36,750,000 or approximately 61.25%, of the 60,000,000 outstanding Public Shares, at the Special Meeting to approve the Merger Proposal. Failure to vote, abstentions and broker non-votes will have no effect on the outcome of the proposal. In the event that only the minimum number of shares necessary for a quorum are voted, a minimum of 23,250,001 shares (and only 13,500,001 Public Shares, or 22.5% of the Public Shares) will be required to approve the Merger Proposal.

The Organizational Documents Proposals. Approval of the six separate Organizational Documents Proposals must be approved by special resolutions under Cayman Islands law, being the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present virtually or represented by proxy at the Special Meeting and entitled to vote on such matter. Accordingly, if all of its outstanding shares were to be voted, FPAC would need the affirmative vote of 36,750,000 or approximately 61.25%, of the 60,000,000 outstanding Public Shares, at the Special Meeting to approve the Organizational Documents Proposal. Failure to vote, abstentions and broker non-votes will have no effect on the outcome of the proposal. In the event that only the minimum number of shares necessary for a quorum are voted, a minimum of 23,250,001 shares (and only 13,500,001 Public Shares, or 22.5% of the Public Shares) will be required to approve the Organizational Documents Proposals.

The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of at least a simple majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Failure to vote, abstentions and broker non-votes have no effect on the outcome of the proposal. In the event that only the minimum number of shares necessary for a quorum are voted, a minimum of 17,437,501 shares (and only 7,687,501 Public Shares, or 12.8% of the Public Shares) will be required to approve the Adjournment Proposal.

Q: What will Bullish Global’s equity holders receive in connection with the Business Combination?

A: Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, in connection with the Acquisition Merger, (i) (a) each outstanding Bullish Global Class B preference share will automatically convert into one Bullish Global Class C common share and (b) thereafter each issued and outstanding Bullish Global Class C common share will convert automatically into such number of Class A Ordinary Shares of Bullish that is equal to the Exchange Ratio (see the section entitled “The Business

Combination Proposal — Consideration” beginning on page 174), (ii) each issued and outstanding Bullish Global Class A common share will convert automatically into such number of Class B Ordinary Shares of Bullish that is equal to the Exchange Ratio, (iii) each Bullish Global restricted stock unit award will cease to represent the right to acquire Bullish Global Class C common shares and will be cancelled in exchange for a right to acquire a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global restricted stock unit award as of immediately prior to the effective time of the Acquisition Merger and (b) the Exchange Ratio, and (iv) each Bullish Global option award will cease to represent the right to purchase Bullish Global Class C common shares and will be cancelled in exchange for an option to purchase a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global option award as of immediately prior to the effective time of the Acquisition Merger, and (b) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such Bullish Global option award, divided by (y) the Exchange Ratio. The Class A Ordinary Shares of Bullish will have voting rights of one vote per share and the Class B Ordinary Shares of Bullish will have voting rights of ten votes per share. The following assumes a no redemption scenario and a $10.00 per share value of Bullish Ordinary Shares to be issued in connection with the Business Combination. Bullish Global equity holders will receive Bullish Ordinary Shares with an assumed value of $6,107,593,784 in the aggregate, consisting of (i) Bullish Class A Ordinary Shares with an assumed value of $1,497,748,365 in the aggregate (to Bullish Global Class B Preference shareholders), and (ii) Bullish Class B Ordinary Shares with an assumed value of $4,609,845,419 in the aggregate (to Block.one). FPAC’s Public Shareholders will receive Bullish Class A Ordinary Shares with an assumed value of $600,000,000 in the aggregate, assuming no redemptions. The Sponsor will transfer for nominal value 1,950,000 Founder Shares (with an assumed value of $19,500,000) to the BR Investors at the Closing. Giving effect to such transfer, the Sponsor and FPAC directors and officers will receive Bullish Class A Ordinary Shares with an assumed value of $78,000,000 in aggregate for their Founder Shares. Additionally, 1,950,000 FPAC Founder Share held by the Sponsor (including 390,000 otherwise transferable to the BR Investors) are subject to forfeiture in certain redemption scenarios, and assuming a value of $10.00 per share, these shares have a value of $19,500,000 in aggregate. The Sponsor will also hold 3,199,999 Bullish Warrants that will become exercisable after the closing of the Business Combination, which, based on the $0.22 per warrant value of FPAC’s Public Warrants as of September 30, 2022, would have a value of $703,999.78 in the aggregate.

Q: What equity stake will current FPAC Shareholders and Bullish equity holders hold in Bullish immediately after the consummation of the Business Combination?

A: It is anticipated that, upon completion of the Business Combination, assuming no redemptions and a Digital Asset Market Value (as defined in the Business Combination Agreement) of US$2.53 billion, based on the average value over a 20-day period as of September 30, 2022: (1) Public Shareholders will own 60,000,000 Class A Ordinary Shares or approximately 8.82% of Bullish’s outstanding Ordinary Shares; (2) FPAC’s Sponsor and certain other investors1 will own 9,750,000 Class A Ordinary Shares or approximately 1.43% of Bullish’s outstanding Ordinary Shares; and (3) the current shareholders of Bullish Global will own 149,774,837 Class A Ordinary Shares and 460,984,542 Class B Ordinary Shares or approximately 89.75% of Bullish’s outstanding Ordinary Shares, including all Class B Ordinary Shares. Class B Ordinary Shares shall automatically convert into Class A Ordinary Shares on a one-for-one basis (a) at any time and from time to time at the option of the holders thereof; and (b) immediately prior to the consummation of a transfer of such Class B Ordinary Shares to any

[1]

The directors of FPAC will hold 210,000 Class A Ordinary Shares and the FPAC Sponsor will have sold to the BR Investors 1,950,000 Class A Ordinary Shares in the No Redemption scenario and 1,560,000 Class A Ordinary Shares in the Maximum Redemption scenario. BR Investors also have ownership reported in groups 1 and 2 of this answer. See (“Beneficial Ownership of Securities — Security Ownership of Certain Beneficial Owners and Management of Bullish”).

third party (other than to specified transferees). Based on an estimate of the high and low prices of the digital assets that may be held by Bullish Global at closing over the 52-week period ended September 30, 2022, the percentage of Bullish equity to be received by the shareholders of Bullish Global, assuming no redemptions, may range from 94.59% to 89.25%.

Public Shareholders will hold 20,000,000 formally Public Warrants after the Business Combination and there will be 6,699,998 formally Private Warrants held between FPAC’s Sponsor and the BR Investors. Upon completion of the Business Combination, Bullish will be a “controlled company’’ pursuant to the NYSE listing rules.

	Assuming No Redemption			Assuming Maximum Redemption
Shareholders	Ownership in Shares	Equity%	Voting%	Ownership in Shares	Equity%	Voting%
Bullish Global shareholders	610,759,378	89.75%	98.56%	610,759,378	98.66%	99.83%
FPAC Class A Shareholders	60,000,000	8.82%	1.24%	490,000	0.08%	0.01%
FPAC Class B Shareholders	9,750,000	1.43%	0.20%	7,800,000	1.26%	0.16%

	680,509,378	100.00%	100.00%	619,049,378	100.00%	100.00%

Does not include 20,000,000 Public Warrants and 6,699,998 Private Placement Warrants that will become exercisable 30 days after the Closing.

Q: How will FPAC Shareholders ownership percentages be impacted assuming no redemptions, maximum redemptions and interim redemption levels, as well as the Sponsor’s total potential ownership interest in Bullish, assuming exercise and conversion of all securities?

The table below shows how FPAC Shareholders will be diluted based on different redemption levels and the outstanding convertible equity of Bullish Global and the Warrants.

Ownership

	Redemptions
	0%	25%	50%	75%	Maximum Redemptions
Number of Shares Redeemed	—	14,877,500	29,755,000	44,632,500	59,510,000
Shares Held
Bullish Global shareholders	610,759,378	610,759,378	610,759,378	610,759,378	610,759,378
FPAC Class A Shareholders	60,000,000	45,122,500	30,245,000	15,367,500	490,000
FPAC Class B Shareholders	9,750,000	9,750,000	7,800,000	7,800,000	7,800,000

Total Shares	680,509,378	665,631,878	648,804,378	633,926,878	619,049,378
Bullish Global shareholders	89.75%	91.76%	94.14%	96.35%	98.66%
FPAC Class A Shareholders	8.82%	6.78%	4.66%	2.42%	0.08%
FPAC Class B Shareholders	1.43%	1.46%	1.20%	1.23%	1.26%

Total	100.00%	100.00%	100.00%	100.00%	100.00%
Warrants potentially held by redeeming shareholders(1)	—	4,959,167	9,918,333	14,877,500	19,836,667
(A) Value of Warrants potentially held by redeeming shareholders (September 30)(1)	—	$1,091,017	$2,182,033	$3,273,050	$4,364,067
FPAC Class B Shareholders	9,750,000	9,750,000	7,800,000	7,800,000	7,800,000
(B) Value of FPAC Class B Shares @ $10	$97,500,000	$97,500,000	$78,000,000	$78,000,000	$78,000,000

1.

FPAC will have 20,000,000 Public Warrants outstanding, irrespective of the number of shareholders who tender shares for redemption. The Units issued in the IPO may have been separated and there is no guarantee that a redeeming shareholder will still hold Public Warrants. Additionally, holders of outstanding Units must elect to separate the Units into the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

	Redemptions
	0%	25%	50%	75%	Maximum Redemptions
Private Placement Warrants	6,699,998	6,699,998	6,699,998	6,699,998	6,699,998
(C) Value of Private Placement Warrants	$1,474,000	$1,474,000	$1,474,000	$1,474,000	$1,474,000

(A + B + C) Total Value of Dilutive Securities	$98,974,000	$100,065,017	$81,656,033	$82,747,050	$83,838,067
Apeiron Advisory Ltd (Issued Options)	9,219,691	9,219,691	9,219,691	9,219,691	9,219,691
ESOPs - Executives Issued Options	14,630,952	14,311,085	13,949,294	13,629,428	13,309,562
ESOPs - Employees Issued Options	4,854,286	4,854,286	4,854,286	4,854,286	4,854,286
ESOPs - Employees Issued RSUs	967,426	967,426	967,426	967,426	967,426
Unallocated Options Pool	21,548,150	21,868,017	22,229,808	22,549,674	22,869,540

Total Bullish Options	51,220,505	51,220,505	51,220,505	51,220,505	51,220,505
(D) Value of Bullish Options	512,205,050	512,205,050	512,205,050	512,205,050	512,205,050

(A + B + C + D) Total Value of Dilutive Securities	$611,179,050	$612,270,067	$593,861,083	$594,952,100	$596,043,117

Note: Max redemptions scenario excludes 490,000 FPAC Class A shares and 9,750,000 FPAC Class B shares. However, 1,950,000 FPAC Class B shares are subject to forfeiture over certain redemption amounts. The number of Bullish shares to be held by Bullish Global shareholders is the same in all scenarios.

Q: What was the PIPE Investment?

A: Concurrently with the execution and delivery of the Business Combination Agreement, certain institutional investors, referred to as the PIPE Investors, had entered into subscription agreements, pursuant to which Bullish had agreed to issue an aggregate of 30,000,000 Bullish’s Class A Ordinary Shares, at a purchase price of $10.00 per share concurrently with the Closing. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. One PIPE Investor, referred to as the Anchor Subscriber, who had subscribed for 7,500,000 Class A Ordinary Shares of Bullish for an aggregate purchase price of $75,000,000, had also entered into a Securities Purchase Agreement with Bullish and Far Peak LLC pursuant to which the Anchor Subscriber would have purchased, for $1.00 per warrant, from the Sponsor or the BR Investors, 3,000,000 outstanding Private Placement Warrants. Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

Q: What are the potential impacts on the Business Combination and Related Transactions resulting from the resignation of FPAC’s IPO Underwriter?

A: On May 20, 2022, FPAC received a letter from Wells Fargo Securities, LLC (the “IPO underwriter”), which was the sole underwriter of FPAC’s December 2020 IPO, in which the IPO underwriter gratuitously waived its entitlement to all or any part of the approximately $15.4 million deferred underwriting discount from the IPO. This fee was agreed between FPAC and the IPO underwriter in the IPO underwriting agreement signed by the parties on December 2, 2020, and was earned in full upon completion of the IPO but payment was conditioned upon the closing of FPAC’s business combination. Following the IPO, there has been no engagement of the IPO underwriter by FPAC, including for any financial or merger-related advisory services. The underwriting services being provided by the IPO underwriter prior to such resignation were complete at the time of FPAC’s initial public offering. Without limiting the generality of the foregoing, the IPO underwriter has not acted for FPAC (or Bullish) in any role with respect the Business Combination, including the related PIPE Investment, and has not been involved in the preparation of any disclosure included herein, including any analysis underlying disclosure. Notwithstanding that lack of any role (which the IPO underwriter acknowledges in its letter), the IPO underwriter advised FPAC “for the avoidance of doubt” that it resigns, or ceases or refuses to act in, every office, capacity and relationship with respect to the Transaction. In addition, in its letter, the IPO underwriter disclaimed any responsibility for any portion of the registration statement of which this proxy statement/prospectus is a part. See “Risk Factors—Risks Related to FPAC”.

Q: What are the potential impacts on the Business Combination and Related Transactions resulting from the resignation of FPAC’s Placement Agents?

A: On June 1, 2022 and June 10, 2022, J.P. Morgan Securities LLC (“JPM”) and Nomura Securities International, Inc. (“Nomura” and together with JPM, the “Resigned Placement Agents”), respectively, delivered to FPAC and Bullish notices of resignation of their roles as placement agents in connection with the PIPE Investment. Each of the Resigned Placement Agents waived any right to receive placement fees due at the time, pursuant to an engagement letter, dated May 17, 2021, among JPM, FPAC, Jefferies LLC, Nomura, Berenberg Capital Markets LLC and Galaxy Digital Partners LLC (the “Engagement Letter”), which agreement related to the PIPE Investment. In addition, each of the Resigned Placement Agents has delivered notices of resignation to the SEC pursuant to Section 11(b)(1) under the Securities Act. See “Summary — Recent Developments” and “Risk Factors—Risks Related to FPAC”.

As a result of these resignations, the associated waiver of fees, and the subsequent expiration of the PIPE Subscription Agreements, the transactions fees payable by FPAC and Bullish at the consummation of the Business Combination will be reduced by approximately $6 million. The services being provided by the Resigned Placement Agents prior to such resignations were substantially complete at the time of their resignations and FPAC and Bullish have not considered engaging and do not intend to engage additional placement agents. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. Any contemplated post-transaction financing arrangements are not impacted by the resignation of the Resigned Placement Agents or the expiration of the PIPE Subscription Agreements.

The resignation of the Resigned Placement Agents and the waiver of fees for services that have already been rendered is unusual. FPAC shareholders may be more likely to elect to redeem their shares, increasing the possibility that FPAC may not have sufficient funds to meet the condition of FPAC having at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination. See “Summary — Sources and Uses of Funds”, “Unaudited Pro Forma Combined Financial Information” and “Risk Factors—Risks Related to FPAC—The

resignation of FPAC’s placement agents and the IPO Underwriter may indicate that they may be unwilling to be associated with the disclosure in this proxy statement/prospectus or the underlying business analysis related to the transaction”.

Q: What happens to the funds deposited in the trust account after consummation of the Business Combination?

A: A total of $600,000,000, including approximately $15.4 million of underwriters’ deferred discount, from the net proceeds of the Initial Public Offering and the concurrent sale of the Private Placement Warrants was placed in the Trust Account maintained by Continental Stock Transfer & Trust Company (“Continental”), FPAC’s transfer agent, acting as trustee. As of June 30, 2022, there were investments and cash held in the Trust Account of $600,676,688. These funds will not be released until the earlier of Closing or the redemption of FPAC’s Public Shares if FPAC is unable to complete an initial business combination by March 7, 2023, although FPAC may withdraw the interest earned on the funds held in the Trust Account to pay franchise and income taxes.

Q: Do I have redemption rights?

A: If you are a Public Shareholder, you have the right to request that FPAC redeem all or a portion of your Public Shares for cash, provided that you follow the procedures and deadlines described elsewhere in this proxy statement/prospectus under the heading “The Special Meeting — Redemption Rights.” Public Shareholders may elect to redeem all or a portion of their Public Shares even if they vote for the Business Combination Proposal. We sometimes refer to these rights to elect to redeem all or a portion of the Public Shares into a pro rata portion of the cash held in the Trust Account as “redemption rights.” If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

FPAC’s Initial Shareholders and its other directors at the time of the Initial Public Offering entered into the insider letter agreement, pursuant to which they agreed to waive their redemption rights with respect to their Founder Shares in connection with the completion of a business combination.

Q: What happens if a substantial number of the Public Shareholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A: FPAC Shareholders who vote in favor of the Business Combination may also nevertheless exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders is reduced as a result of redemptions by Public Shareholders. However, the consummation of the Business Combination is conditioned upon, among other things, FPAC having at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination. In addition, with fewer Public Shares and Public Shareholders, the trading market for Class A Ordinary Shares of Bullish may be less liquid than the market for FPAC’s Class A ordinary shares was prior to consummation of the Business Combination and Bullish may not be able to meet the listing standards of the NYSE. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into Bullish’s business will be reduced. As a result, the proceeds will be greater in the event that no Public Shareholders exercise redemption rights with respect to their Public Shares for a pro rata portion of the Trust Account as opposed to the scenario in which Public Shareholders exercise the maximum allowed redemption rights.

Q: How do I exercise my redemption rights?

A: If you are a public shareholder and wish to exercise your right to redeem your Public Shares, you must:

(i) (a) hold Public Shares or (b) hold Public Shares through Units and elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m., New York City time, on                  , 2022, the second business day prior to the Special Meeting, (a) submit a written request to Continental that FPAC redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through The Depository Trust Company (“DTC”).

The address of Continental is listed under the question “Whom do I call if I have questions about the Special Meeting or the Business Combination?” below.

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact Continental directly and instruct it to do so.

Any Public Shareholder will be entitled to request that their Public Shares (which would become shares of Class A Ordinary Shares of Bullish in the Initial Merger) be redeemed for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to FPAC to pay its taxes, divided by the number of then-issued and outstanding Public Shares. For illustrative purposes, as of June 30, 2022 this would have amounted to approximately $10.00 per public share. However, the proceeds deposited in the Trust Account could become subject to the claims of FPAC’s creditors, if any, which could have priority over the claims of FPAC Shareholders, regardless of whether such Public Shareholders vote for or against the Business Combination Proposal. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Business Combination Proposal will have no impact on the amount you will receive upon exercise of your redemption rights. It is anticipated that the funds to be distributed to Public Shareholders electing to redeem their Public Shares will be distributed promptly after the consummation of the Business Combination.

If you are a holder of Public Shares, you may exercise your redemption rights by submitting your request in writing to Continental at the address listed under the question “Whom do I call if I have questions about the Special Meeting or the Business Combination?” below.

Any request for redemption, once made by a holder of Public Shares, may be withdrawn at any time up to the deadline for submitting redemption requests, which is 5:00 p.m., New York City time, on                  , 2022, the second business day prior to the Special Meeting, and thereafter with FPAC’s consent, until the Closing. If you deliver your shares for redemption to Continental and later decide prior to the deadline for submitting redemption requests not to elect redemption, you may request that FPAC instruct Continental to return the shares to you (physically or electronically). You may make such request by contacting Continental at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by FPAC’s secretary prior to the deadline for submitting redemption requests. No request for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to Continental by 5:00 p.m., New York City time, on                 , 2022.

If you are a holder of Public Shares and you exercise your redemption rights, it will not result in the loss of any FPAC Warrants that you may hold.

Q: If I am a holder of Units, can I exercise redemption rights with respect to my units?

A: No. Holders of outstanding Units must elect to separate the Units into the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If you hold your Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Units into the underlying Public Shares and Public Warrants, or if you hold Units registered in your own name, you must contact Continental, FPAC’s transfer agent, directly and instruct it to do so. If you fail to cause your Units to be separated and delivered to Continental, FPAC’s transfer agent, by 5:00 p.m., New York City time, on                 , 2022, the second business day before the special meeting, you will not be able to exercise your redemption rights with respect to your Public Shares.

Q: Will the number of warrants outstanding be adjusted based on the level of redemptions?

A: No, if you are a holder of Public Shares and you exercise your right to Redemption, such exercise will not result in the loss of any warrants that you may hold. As of September 30, 2022, FPAC’s warrants had a market value of $0.22 per warrant. FPAC has 20,000,000 Public Warrants outstanding, and irrespective of the number of shareholders who tender shares for redemption, Bullish Warrants with an assumed value of approximately US$4.4 million of warrants will be issued to the holders of the Public Warrants. The fact that the warrants will remain outstanding even if a shareholder decides to redeem could incentive shareholders to redeem their ordinary shares, which would lower the cash available in the Trust Account.

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants.

Q: How are fractional warrants treated upon separation and conversion of the FPAC Units?

A: No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Upon the Closing, each outstanding FPAC Warrant shall automatically represent the right to purchase one Class A Ordinary Share of Bullish in lieu of one Ordinary Share of FPAC at a price of $11.50 per share, such right is exercisable beginning 30 days after the Closing of the Business Combination and continuing until expiration. A warrant holder may exercise its warrants only for a whole number of Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Bullish will, upon exercise, round down to the nearest whole number the number of Class A Ordinary Shares of Bullish to be issued to the warrant holder.

Q: How does the FPAC Board recommend that I vote?

A: The FPAC Board recommends that the FPAC Shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Merger Proposal, “FOR” the approval of the Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal. For more information regarding how the FPAC Board recommends that the FPAC Shareholders vote, see the section entitled “The Business Combination Proposal — FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination” beginning on page 211.

Q: What are the FPAC’s Board of Directors’ reasons for the approval of the Business Combination?

A: The FPAC Board, with the assistance of its advisors, considered several factors, including the following, in its determination to approve the Business Combination with Bullish Global.

In considering the commercial rationale, the FPAC Board considered that the market and demand for cryptocurrency has significantly grown and Bullish Global has invested in creating innovative products and services, which the Board believes makes Bullish well positioned to participate in this market. The FPAC Board considered Bullish Global’s range of planned products and services as well as its differentiated approach to providing liquidity on its exchange in periods of high volatility through the Liquidity Pools. In addition, Bullish Global has extensive capital resources, which the Board anticipates will provide it with a meaningful competitive advantage in attracting customers and trading volumes once operations commence. Additionally, Bullish Global’s commitment to operate in a regulated and compliant manner was an important factor to the FPAC Board in considering its commercial rationale for the Business Combination.

The FPAC Board considered that Bullish Global’s balance sheet indicates that it is in good financial health and has no debt or material contingent liabilities, as of July 2, 2021. The Board also believes that Bullish Global has a strong existing management team that has extensive experience in blockchain, cryptocurrency, and financial service technology, which will be strengthened through the addition of Thomas W. Farley who will join the Bullish executive team as its Chief Executive Officer. The Business Combination has received strong support from Bullish Global shareholders and had received significant private capital support from the PIPE Investors, including participation from existing investors in Bullish Global (all PIPE commitments expired under their terms on July 8, 2022).

The FPAC Board also considered the risks associated with the Business Combination, risks associated with Bullish Global’s business operations and technology, risks associated with the cryptocurrency industry as a whole, and the risks associated with the post-closing corporate governance.

The FPAC Board believes that the Business Combination Agreement is fair, advisable and in the best interests of FPAC and the FPAC Shareholders and is a product of arm’s-length negotiations among the parties. In addition, the FPAC Board obtained a fairness opinion from Duff & Phelps which stated the consideration being paid in the Business Combination was fair to FPAC from a financial point of view. The overall assumptions in the Duff & Phelps fairness opinion assumed the completion of the Business Combination as originally contemplated, including the concurrent PIPE Investment. The opinion’s conclusion and the Financial Projections (as defined therein) did not however assume any PIPE Investment. The factors considered by the FPAC Board are discussed in greater detail in the section entitled “The Business Combination Proposal — FPAC’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q: What material negative factors did the FPAC Board consider in connection with the Business Combination?

A: Although the FPAC Board believes that the Business Combination with Bullish will provide FPAC Shareholders with an opportunity to participate in a combined company with significant growth potential, the FPAC Board did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that Bullish Global has no operating history in the highly competitive cryptocurrency industry and faces significant risk related to its business, strategy and operations, the risk that Bullish Global’s business will depend on the continued acceptance of cryptocurrency as an alternative to fiat currencies and the prices and volume of transactions in cryptocurrencies, the risk that the amount of equity to be issued to Bullish Global’s existing shareholders as well as the dual-class structure of Bullish’s Ordinary Shares will have the effect of concentrating voting power with the holders of Bullish’s Class B Ordinary Shares, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control, the risk that FPAC Shareholders would not approve the Business Combination and the risk that significant numbers of FPAC Shareholders would exercise their redemption rights, among other risks, as set forth elsewhere in this proxy statement/prospectus.

Q: May the Sponsor and the other Initial Shareholders purchase Public Shares or warrants prior to the Special Meeting?

A: At any time prior to the Special Meeting, during a period when they are not then aware of any material non-public information regarding FPAC or its securities and subject to any applicable securities laws and regulations, the Initial Shareholders, Bullish and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their Public Shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (i) the proposals presented for approval at the Special Meeting are approved and/or (ii) FPAC has at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination. Any such stock purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of FPAC’s Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Initial Shareholders for nominal value.

Entering into any such arrangements may have a depressive effect on Public Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of Public Shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Q: Who is entitled to vote at the Special Meeting?

A: The FPAC Board has established                 , 2022, as the record date for the Special Meeting. All holders of record of FPAC Shares as of the close of business on the record date are entitled to receive notice of, and to vote at, the Special Meeting, provided that those shares remain outstanding on the date of the Special Meeting. Attendance at the Special Meeting is not required to vote. See the section entitled “Questions and Answers About the Business Combination and the Special Meeting — How can I vote my shares without attending the Special Meeting?” beginning on page 27 for instructions on how to vote your FPAC Shares without attending the Special Meeting.

Q: How many votes do I have?

A: Each FPAC Shareholder of record is entitled to one vote for each FPAC Share held by such holder as of the close of business on the record date. As of the close of business on the record date, there were                  outstanding FPAC Shares.

Q: What constitutes a quorum for the Special Meeting?

A: A quorum is the minimum number of shareholders necessary to hold a valid meeting.

A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of outstanding FPAC Shares representing a majority of the issued shares entitled to vote at the Special Meeting are present virtually or represented by proxy at the Special Meeting.

Q: What will happen to FPAC as a result of the Business Combination?

A: FPAC will merge with and into Merger Sub 1, with Merger Sub 1 surviving as a wholly owned subsidiary of Bullish.

Q: What is Bullish?

A: Bullish is a Cayman Islands exempted company formed for the purpose of effecting the Business Combination. Following the Business Combination, Bullish will be the holding company for its subsidiaries operating the Bullish Exchange.

Q: Who will be the management team of Bullish following the Business Combination?

A: Upon consummation of the Business Combination, Brendan Blumer will be appointed as Chairman of the Board and Thomas W. Farley will be appointed as Chief Executive Officer. Bullish has determined that this structure, with separate Chairman and Chief Executive Officer roles, is in the best interests of Bullish at this time. David W. Bonanno will be appointed as Chief Financial Officer upon completion of the Business Combination. For further information on these and other directors and officers of Bullish, see the section entitled “Management of Bullish following the Business Combination” beginning on page 341.

Q: What will happen to my FPAC Shares as a result of the Business Combination?

A: If the Business Combination is completed, each FPAC share will be cancelled and exchanged for one Class A Ordinary Share of Bullish. See the section entitled “The Business Combination Proposal — Consideration” beginning on page 174.

Q: Where will the Ordinary Shares of Bullish that FPAC Shareholders receive in the Business Combination be publicly traded?

A: Assuming the Business Combination is completed, the Class A Ordinary Shares of Bullish issued in connection with the Business Combination will be listed and traded on the NYSE under the ticker symbol “BULL” and the Bullish Warrants will be listed and traded on the NYSE under the ticker symbol “BULLW.”

Q: What happens if the Business Combination is not completed?

A: If the Business Combination Agreement is not adopted by FPAC Shareholders or if the Business Combination is not completed for any other reason by the Outside Date (as defined in the Business Combination Agreement), then FPAC will seek to consummate an alternative initial business combination prior to March 7, 2023. If FPAC does not consummate an initial business combination by March 7, 2023, it will cease all operations except for the purpose of winding up and redeem its Public Shares and liquidate the Trust Account, in which case its Public Shareholders may only receive approximately $10.00 per share and FPAC’s Warrants will expire worthless.

Q: How can I vote my shares at the Special Meeting?

A: FPAC Shares held directly in your name as the shareholder of record of such FPAC Shares as of the close of business on                 , 2022, the record date, may be voted electronically at the Special Meeting. If you choose to attend the Special Meeting, you will need to visit https://www.cstproxy.com/farpeak/2022 and enter the control number found on your proxy card, voting instruction form or notice that you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting. If you are a beneficial owner of FPAC Shares but not the shareholder of record of such FPAC Shares, you will also need to obtain a legal proxy for the meeting provided by your bank, broker, or nominee. Please note that if your shares are held in “street name” by a broker, bank or other nominee and you wish to vote at the Special Meeting, you will not be permitted to vote electronically at the Special Meeting unless you first obtain a legal proxy issued in your name from the record owner. To request a legal proxy, please contact your broker, bank or other nominee holder of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the Special Meeting.

Q: How can I vote my shares without attending the Special Meeting?

A: If you are a shareholder of record of FPAC Shares as of the close of business on                 , 2022, the record date, you can vote by proxy via the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. Please note that if you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares, or otherwise follow the instructions provided by your bank, brokerage firm or other nominee.

Q: What is a proxy?

A: A proxy is a legal designation of another person to vote the stock you own. If you are a shareholder of record of FPAC Shares as of the close of business on the record date, and you vote by phone, by internet or by signing, dating and returning your proxy card in the enclosed postage-paid envelope, you designate two of FPAC’s officers as your proxies at the Special Meeting, each with full power to act without the other and with full power of substitution.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: If your FPAC Shares are registered directly in your name with Continental you are considered the shareholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to proxy materials is being provided to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares.

Direct holders (shareholders of record). For FPAC Shares held directly by you, please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your FPAC Shares are voted.

Shares in “street name.” For FPAC Shares held in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q: If an FPAC Shareholder gives a proxy, how will the FPAC Shares covered by the proxy be voted?

A: If you provide a proxy, regardless of whether you provide that proxy by phone, via the internet or by completing and returning the applicable enclosed proxy card, the individuals named on the enclosed proxy card will vote your FPAC Shares in the way that you indicate when providing your proxy in respect of the FPAC Shares you hold. When completing the internet or telephone processes or the proxy card, you may specify whether your FPAC Shares should be voted for or against, or should be abstained from voting on all, some or none of the specific items of business to come before the Special Meeting.

Q: How will my FPAC Shares be voted if I return a blank proxy?

A: If you sign, date and return your proxy and do not indicate how you want your FPAC Shares to be voted, then your FPAC Shares will be voted “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Merger Proposal, “FOR” the approval of the Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal, if it is submitted to a vote.

Q: Can I change my vote after I have submitted my proxy?

A: Yes. If you are a shareholder of record of FPAC Shares as of the close of business on the record date, whether you vote by telephone, internet or mail, you can change or revoke your proxy on or before                , 2022, in one of the following ways:

•	submit a new proxy card bearing a later date;

•	vote again by telephone or the internet at a later time;

•	give written notice of your revocation to FPAC’s Corporate Secretary, which notice must be received by FPAC’s Corporate Secretary prior to the vote at the Special Meeting; or

•

vote electronically at the Special Meeting by visiting https://www.cstproxy.com/farpeak/2022 and entering the control number found on your proxy card, voting instruction form or notice that you previously received. Please note that your attendance at the Special Meeting will not alone serve to revoke your proxy.

If your shares are held in “street name” by your broker, bank or another nominee as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q: Where can I find the voting results of the Special Meeting?

A: The preliminary voting results are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, FPAC will file the final voting results of its Special Meeting with the SEC in a Current Report on Form 8-K.

Q: Are FPAC Shareholders able to exercise dissenters’ rights or appraisal rights with respect to the matters being voted upon at the Special Meeting?

A: No. As a matter of Cayman Island law, dissenters to a merger often have appraisal rights, including the right to be paid the fair market value of their shares, which, if necessary, may ultimately be determined by the court. However, with regard to the Business Combination Agreement, section 239 of the Companies Act provides that dissent rights are not available in circumstances where an open market exists for the shares on a recognized exchange, which is the case, or the consideration under the merger consists of shares listed on a recognized exchange, which will ultimately be the case following consummation of the Business Combination.

FPAC Shareholders may vote against the Business Combination Proposal if they are not in favor of the adoption of the Business Combination Agreement.

Q: Are there any risks that I should consider as an FPAC Shareholder in deciding how to vote or whether to exercise my redemption rights?

A: Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 75. You also should read and carefully consider the risk factors of FPAC and Bullish contained in the documents that are incorporated by reference herein.

Q: What happens if I sell my FPAC Shares before the Special Meeting?

A: The record date for FPAC Shareholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your FPAC Shares before the record date, you will not be entitled to vote at the Special Meeting. If you transfer your FPAC Shares after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Q: What are the material U.S. federal income tax consequences of the Business Combination to me?

A: The U.S. federal income tax consequences of the Business Combination are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences.” The discussion of the material U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Business Combination’s foreign, state or local tax laws.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Q: When is the Business Combination expected to be completed?

A: Subject to the satisfaction or waiver of the conditions described in the section entitled “The Business Combination Agreement — Conditions to the Consummation of the Transaction” beginning on page 131, including the adoption of the Business Combination Agreement by the FPAC Shareholders at the Special Meeting, the Business Combination is expected to close in the fourth quarter of 2022. However, it is possible that factors outside the control of both companies could result in the Business Combination being completed at a later time, or not being completed at all.

Q: Who will solicit and pay the cost of soliciting proxies?

A: FPAC has engaged a professional proxy solicitation firm, Morrow Sodali LLC (“Morrow”), to assist in soliciting proxies for the Special Meeting. FPAC has agreed to pay Morrow a fee of $40,000, plus disbursements. FPAC will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. FPAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of FPAC ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of our ordinary shares and in obtaining voting instructions from those owners. FPAC’s management team may also solicit proxies by telephone, by facsimile, by mail, on the internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q: What are the conditions to completion of the Business Combination?

A: Consummation of the Transactions is subject to customary closing conditions, including approval by the FPAC Shareholders and Bullish Global or certain regulatory approvals from governmental authorities. The Business Combination Agreement also contains other conditions, including, among others: (i) the Contribution Agreement and Master Services Agreement being in full force and effect and no material breach of such agreements being continuing and uncured; (ii) Bullish’s initial listing application with the NYSE having been conditionally approved and the Class A Ordinary Shares of Bullish to be issued pursuant to the Business Combination Agreement having been approved for listing on the NYSE; (iii) FPAC having at least $5,000,001 of net tangible assets following the exercise of redemption rights by the holders of FPAC’s Class A ordinary shares issued in FPAC’s Initial Public Offering; (iv) the effectiveness of the Form F-4 and the absence of any issued or pending stop order by the SEC; and (v) Bullish having been approved by the GFSC as a Controller (as defined in Section 131(3) of the Gibraltar Financial Services Act 2019) with respect to the DLT license held by Bullish Gibraltar. As of the date of this proxy statement/prospectus, Bullish has obtained the approval for Bullish as a Controller with respect to the DLT license.

Q: What should I do now?

A: You should read this proxy statement/prospectus carefully in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or via the internet as soon as possible so that your FPAC Shares will be voted in accordance with your instructions.

Q: What should I do if I receive more than one set of voting materials?

A: Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your FPAC Shares.

Q: Whom do I call if I have questions about the Special Meeting or the Business Combination?

A: If you have questions about the Special Meeting or the Business Combination, or desire additional copies of this proxy statement/prospectus or additional proxies, you may contact:

Morrow Sodali LLC

470 West Avenue, Suite 3000

Stamford, CT 06902

Tel: (800) 662-5200

Banks and brokers call collect: (203) 658-9400

Email: FPAC.info@investor.morrowsodali.com

You also may obtain additional information about FPAC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your Public Shares (either physically or electronically) to Continental Stock Transfer & Trust Company, FPAC’s transfer agent, at the address below prior to 5:00 p.m., New York City time, on                  , 2022, the second business day before the Special Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mark Zimkind

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, NY 10004

Email: mzimkind@continentalstock.com

SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals” and “Summary,” summarizes certain information contained in this proxy statement/prospectus, but does not contain all of the information that is important to you. You should read this proxy statement/prospectus, including the attached Annexes and the accompanying financial statements of FPAC and Bullish Global, carefully and in its entirety for a more complete understanding of the matters to be considered at the Special Meeting.

•

FPAC is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination with one or more businesses.

•

On December 7, 2020, FPAC completed the Initial Public Offering of 55,000,000 Units and on December 21, 2020, the underwriters exercised their overallotment option in part, resulting in an additional 5,000,000 Units issued, both at a price of $10.00 per Unit, generating proceeds to FPAC of $600,000,000. Each Unit consisted of one Class A ordinary shares and one-third of one redeemable warrant, with each whole warrant exercisable for one Class A ordinary share at a price of $11.50 per share. Simultaneously with the closing of the Initial Public Offering, FPAC closed the private sale of an aggregate of 7,000,000 Private Placement Warrants at $1.50 per warrant generating gross proceeds, before expenses, of $10,500,000 (and in January 2022, March 2022 and May 2022, pursuant to commitments made at the time of the Initial Public Offering, FPAC completed three sales of Private Placement Warrants, each for an additional 66,666 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $100,000). The Private Placement Warrants are identical to the warrants included in the Units sold in the Initial Public Offering, except that, so long as they are held by their initial purchasers or their permitted transferees, the Private Placement Warrants (i) will not be redeemable by FPAC, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after FPAC completes its initial business combination and (iii) may be exercised by the holders on a cashless basis. For more information regarding the Private Placement Warrants, please see the section entitled “Description of Bullish Securities.”

•

Bullish Global, through its subsidiary, Bullish Gibraltar operates an innovative regulated cryptocurrency trading platform and aims to become a leading cryptocurrency-focused fintech platform that combines the benefit of technological innovation and blockchain expertise with traditional financial services. See “Business of Bullish,” “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Management after the Business Combination.”

•

Pursuant to the Business Combination Agreement, the parties have agreed that, on the terms and subject to the conditions set forth therein, at the Closing, (i) in connection with the Initial Merger, FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity and, after giving effect to such Initial Merger, continuing as a wholly owned subsidiary of Bullish, and (ii) following the Initial Merger, in connection with the Acquisition Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such Acquisition Merger, continuing as a wholly owned subsidiary of Bullish.

•

Unless waived by the parties to the Business Combination Agreement, consummation of the Transactions is subject to customary closing conditions, including approval by FPAC’s and Bullish Global’s shareholders and certain regulatory approvals from governmental authorities. The Business Combination Agreement also contains other conditions, including, among others: (i) the Contribution Agreement and Master Services Agreement being in full force and effect and no material breach of such agreements being continuing and uncured; (ii) Bullish’s initial listing application with the NYSE having been conditionally approved and the Class A Ordinary Shares of Bullish to be issued pursuant to the Business Combination Agreement having been approved for listing on the NYSE; and

(iii) Bullish having been approved by the GFSC as a Controller (as defined in Section 131(3) of the Gibraltar Financial Services Act 2019) with respect to the DLT license held by Bullish Gibraltar. As of the date of this proxy statement/prospectus, Bullish has obtained the approval for Bullish as a Controller with respect to the DLT license.

•

For more information about the closing conditions to the Business Combination, please see the section entitled “The Business Combination Proposal — The Business Combination — Conditions to Closing of the Business Combination.”

•

The Business Combination Agreement may be terminated at any time prior to the consummation of the Mergers (whether before or after the required FPAC Shareholder vote has been obtained) by written consent of FPAC and Bullish Global and in certain other circumstances, including, but not limited to if: (i) the conditions to the closing of the Initial Merger have not been satisfied by the Outside Date, and such delay is not due to the breach of the Business Combination Agreement by the party seeking to terminate, (ii) a governmental entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions, and such order or other action has become final and non-appealable and (iii) the Business Combination and other related proposals are not approved by FPAC Shareholders at the duly convened meeting of FPAC Shareholders. For more information about the termination rights under the Business Combination Agreement, please see the section entitled “The Business Combination Proposal — The Business Combination Agreement — Termination.”

•

Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, in connection with the Initial Merger, (i) every issued and outstanding Class A and Class B ordinary share of FPAC will convert automatically into one Class A Ordinary Share of Bullish, (ii) each issued and outstanding FPAC Warrant will convert automatically into one Bullish Warrant and (iii) each issued and outstanding Unit will convert automatically into one Class A Ordinary Share of Bullish and one-third of one Bullish Warrant.

•

Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, in connection with the Acquisition Merger, (i) (a) each outstanding Bullish Global Class B preference share will automatically convert into one Bullish Global Class C common share and (b) thereafter each issued and outstanding Bullish Global Class C common share will convert automatically into such number of Class A Ordinary Shares of Bullish that is equal to the Exchange Ratio (as described below and more fully defined in the Business Combination Agreement), (ii) each issued and outstanding Bullish Global Class A common share will convert automatically into such number of Class B Ordinary Shares of Bullish that is equal to the Exchange Ratio (see the section entitled “The Business Combination Proposal — Consideration” beginning on page 174), (iii) each Bullish Global restricted stock unit award will cease to represent the right to acquire Bullish Global Class C common shares and will be cancelled in exchange for a right to acquire a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global restricted stock unit award as of immediately prior to the effective time of the Acquisition Merger and (b) the Exchange Ratio, and (iv) each Bullish Global option award will cease to represent the right to purchase Bullish Global Class C common shares and will be cancelled in exchange for an option to purchase a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global option award as of immediately prior to the effective time of the Acquisition Merger, and (b) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such Bullish Global option award, divided by (y) the Exchange Ratio. The Class A Ordinary Shares of Bullish will have voting rights of one vote per share and the Class B Ordinary Shares of Bullish will have voting rights of ten votes per share.

•	Concurrently with the execution and delivery of the Business Combination Agreement, the PIPE Investors had entered into Subscription Agreements pursuant to which the PIPE Investors had committed (the “PIPE Investment”) to subscribe for and purchase, for an aggregate purchase price of $300,000,000, Class A Ordinary Shares of Bullish (at $10.00 per share). Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. One PIPE Investor, referred to as the Anchor Subscriber, who had subscribed for 7,500,000 Class A Ordinary Shares of Bullish for an aggregate purchase price of $75,000,000, had also entered into a Securities Purchase Agreement with Bullish and Far Peak LLC pursuant to which the Anchor Subscriber would have purchased, for $1.00 per Warrant, from the Sponsor and the BR Investors, a total of 3,000,000 outstanding Private Placement Warrants. Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

The following diagram illustrates the ownership of FPAC and Bullish Global, as of the date of this proxy statement/prospectus.

The following diagram illustrates the ownership of Bullish after the Closing of the Business Combination.

•

The FPAC Board considered several factors in its determination to approve the Business Combination with Bullish Global. In considering the commercial rationale, the FPAC Board considered that the market and demand for cryptocurrency has significantly grown and Bullish Global has invested in creating innovative products and services which the Board believes makes Bullish well positioned to participate in this market. The FPAC Board considered Bullish Global’s range of planned products and services as well as its differentiated approach to providing liquidity on its exchange in periods of high volatility through the Liquidity Pools. In addition, Bullish Global has extensive capital resources which the Board anticipates will provide it with a meaningful competitive advantage in attracting customers and trading volumes once operations commence. Additionally, Bullish Global’s commitment to operate in a regulated and compliant manner was an important factor to the FPAC Board in considering its commercial rationale for the Business Combination. The FPAC Board assessed Bullish Global’s balance sheet, concluding that it is in good financial health and has no debt or material contingent liabilities, as of July 2, 2021. The FPAC Board also believes that Bullish Global has a strong existing management team that has extensive experience in blockchain, cryptocurrency, and financial service technology, which will be strengthened through the addition of Thomas W. Farley who will join the Bullish executive team as its Chief Executive Officer. The Business Combination in general has strong sponsorship from its shareholders and had received significant private capital commitments from the PIPE Investors, including participation from existing investors in Bullish Global (all PIPE commitments expired under their terms on July 8, 2022).

•

The FPAC Board also considered, in its deliberations, the risks associated with the Business Combination, the risks associated with Bullish Global’s business operations and technology, the risks associated with the cryptocurrency industry as a whole, the risks associated with the Launch of the Bullish Exchange, and the risks associated with the post-closing corporate governance. The FPAC Board believes that the Business Combination Agreement is fair, advisable and in the best interests of FPAC and the FPAC Shareholders and is a product of arm’s-length negotiations among the parties. In addition, the FPAC Board obtained a fairness opinion from Duff & Phelps which stated the consideration being paid in the Business Combination was fair to FPAC from a financial point of view.

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Pursuant to FPAC’s Memorandum and Articles of Association, a Public Shareholder may request that FPAC redeem all or a portion of such shareholder’s Public Shares for cash if the Business Combination is consummated. Holders of Units must elect to separate the Units into the underlying Public Shares and warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units through a broker, bank or other nominee, holders must notify their broker, bank or other nominee that they elect to separate the Units into the underlying Public Shares and warrants, or if a holder holds Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, N.A., FPAC’s transfer agent, directly and instruct it to do so. Public Shareholders may elect to redeem their Public Shares even if they vote “FOR” the Business Combination Proposal or any other proposal. If the Business Combination is not consummated, the Public Shares will be returned to the respective holder, broker, bank or other nominee. If the Business Combination is consummated, and if a Public Shareholder properly exercises its right to redeem all or a portion of the Public Shares that it holds, including by timely delivering its shares to FPAC’s transfer agent, FPAC will redeem such Public Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable). For illustrative purposes, as of June 30, 2022, this would have amounted to approximately $10.00 per outstanding public share. If a Public Shareholder properly exercises its redemption rights in full, then it will be electing to exchange all of its Public Shares for cash and will not own any Public Shares of the post-Business Combination company. Holders of FPAC’s outstanding warrants do not have redemption rights in connection with the Business Combination. Please see the section entitled “Extraordinary General Meeting of FPAC Shareholders — Redemption Rights.”

•

In addition to voting on the proposal to approve and adopt the Business Combination Agreement and approve the Business Combination (see the “Business Combination Proposal”), at the Special Meeting, FPAC Shareholders will be asked to vote upon:

•	the Merger Proposal;

•	the Organizational Documents Proposals ; and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

•

See “The Business Combination Proposal,” “The Merger Proposal,” and “The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal and the Merger Proposal. If FPAC Shareholders do not approve the Business Combination Proposal and the Merger Proposal or if any other proposal is not approved by FPAC Shareholders and FPAC and Bullish Global do not waive the applicable closing condition under the Business Combination Agreement, then the Business Combination may not be consummated. The six separate proposals in the Organizational Documents Proposals are conditioned on the approval of the Business Combination Proposal and the Merger Proposal at the Special Meeting. If the Business Combination Proposal and the Merger Proposal are not approved, the Organizational Documents Proposals will not be presented at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal. Each of these proposals is more fully described in this proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

•

The Business Combination, including Bullish’s business following the Business Combination, involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which FPAC and Bullish Global refer before you decide how to vote with respect to the proposals to be considered and voted on at the Special Meeting. Each item in this summary includes a page reference directing you to a more complete description of that item.

Overview of Bullish

The Bullish mission is to empower people to create a better financial future for themselves through technology and tools that make earning, investing and transacting more rewarding. Bullish aims to be a leading cryptocurrency-focused fintech platform that combines the benefits of technological innovation and blockchain expertise with traditional financial services.

Bullish’s blockchain-based cryptocurrency trading platform (the “Bullish Exchange” or “Exchange”) is designed to increase market integrity by rewarding customers who provide the liquidity and network effects responsible for value creation. The Bullish Exchange has been designed as a regulated, externally verifiable exchange, operating a high-performance central-limit-order-book matching engine combined with DeFi-derived Liquidity Pools to enable automated market-making capabilities and yield earning opportunities. This unique Hybrid Order Book is underpinned by Liquidity Pools for each trading pair (described herein under “Business of Bullish — Key Services and Innovations”) and this new breed of exchange is intended to reward asset holders while providing liquidity to the asset pairs the Exchange offers for trading.

The Exchange, domiciled in Gibraltar, will be central to Bullish’s operations and to the development of future products and services. The Exchange commenced its Full Launch on December 21, 2021. The Exchange has the following operating features:

•	a robust, institutional-caliber regulatory compliance framework, licensed and regulated by the Gibraltar Financial Services Commission’s Distributed Ledger Technology (“DLT”) Regulatory Framework;

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a Hybrid Order Book that integrates a traditional central limit order book and automated market making liquidity, and which will be powered by proprietary Liquidity Pools that enable market makers and underpin trading pairs on the Exchange;

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a layered custody solution that (i) will combine offline cold storage utilizing complex, multi-sig, white-list only transfer processes with self-managed hot wallets; (ii) will reduce risk concentration utilizing multiple segregated wallets; and (iii) is designed so that sensitive and critical custody components and asset-based operations are cryptographically verified, signed and attested;

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an innovative blockchain-aided platform design that will require significant actions on the Exchange to be recorded on a blockchain, cryptographically validating that each such action will happen at the right time and has been appropriately authorized resulting in a verifiable ledger;

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operational support services from across the Bullish Group, with operating subsidiaries in Gibraltar, the Cayman Islands, the United States, Hong Kong and Singapore, and initially from Block.one or its subsidiaries (the “Block.one Group”) pursuant to the Master Services Agreement; and

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access to more than 350 staff with more than 200 technologists including engineering, product, exchange operations and security, as of September 30, 2022. Bullish and the Exchange continue to selectively recruit across diverse roles, with a focus on engineering, product, security, operations, compliance, sales and support functions.

Bullish believes Bullish Exchange’s regulatory infrastructure, technology stack, and scale of human capital will be difficult for many DeFi and centralized competitors to replicate, and that there are several unique features reinforcing this:

•	the Exchange will be powered by its proprietary Liquidity Pools that will underpin trading pairs on the Exchange;

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the Liquidity Pools can be used to automate portfolio allocation and market-making functions; standard Liquidity Pools spread liquidity across all price points and aim to ensure a constant balance in terms of the relative value of the assets contributed, notwithstanding fluctuations in their value, while range-bound Liquidity Pools concentrate liquidity within a specified price range; currently, customers can customize their Liquidity Pool contributions to select their own price range and price spread that will be used by the automated market maker;

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the automated market maker included in the proprietary Hybrid Order Book is designed to provide liquidity at prices calculated deterministically, based on the size of the relevant Liquidity Pool contribution and the ratio of assets in it;

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Bullish will continue to draw materially on its own balance sheet of digital assets and U.S. dollars of approximately US$3.6 billion as of September 30, 2022 (valued using third-party company reference prices) to facilitate liquidity on the Exchange. Bullish intends to continue to contribute such assets to Liquidity Pools alongside customers to provide competitive order book depth for participants, varying its participation levels as it deems appropriate over time. Bullish’s participation in the Exchange is made through Bullish Treasury, a separate treasury unit operated by Bullish Capital. Bullish Treasury is registered as a customer of the Exchange and participates in the Liquidity Pools like other eligible customers of the Exchange; and

•	eligible customers will be offered the opportunity to contribute assets into the Liquidity Pools alongside Bullish Treasury funds and allow them to earn a passive income in doing so.

Bullish believes that these features will help create deep and predictable liquidity on the Bullish Exchange, reduce volatility in its offered trading pairs, and do so within a regulated environment reflective of the increasing level of global cryptocurrency regulation. For a further description of the Liquidity Pools and the Hybrid Order Book, see “Business of Bullish — Key Services and Innovations.”

Bullish Treasury is a separate treasury unit for managing Bullish’s financial capital. In addition to contributing certain balance sheet digital assets to Liquidity Pools to facilitate liquidity and trading on the Bullish Exchange, Bullish Treasury may raise financing and/or deploy capital into other commercial opportunities, acquisitions and investments in the blockchain and financial services industries. See “Business of Bullish — Bullish Treasury” and “Business of Bullish — Further Growth Opportunities.”

The Bullish Exchange has a digital assets offering of BTC, ETH, EOS, LINK, LTC and USDC, and is designed to appeal to (i) institutional customers such as traders, arbitrageurs, long-term holders, fund managers and corporate treasurers; and (ii) advanced retail customers who manage their own portfolios of digital assets. The Exchange intends to broaden its digital asset offerings in the future, subject to applicable regulatory requirements, based on customer demand, and to expand targeted customer segments to include mass market retail as the business achieves greater scale and adoption.

The Bullish leadership team comprises of financial services, blockchain and technology experts and, following the Business Combination, Bullish will be led by incoming Chief Executive Officer, Thomas W. Farley, FPAC’s Chairman and Chief Executive Officer and the former President of the New York Stock Exchange.

As of the date of this proxy statement/prospectus, Bullish Exchange has been operational since Full Launch for approximately ten months and has experienced stable system operations, with approximately 13 million completed trades and de minimis unscheduled downtime.

Since the Launch of the Bullish Exchange, total trading volumes on the platform have reached over $128 billion, hitting a peak of over $2.5 billion in 24-hour total trading volume. The average daily trading volume for each full month of 2022 is as follows:

January - $120 million;

February - $213 million;

March - $171 million;

April - $161 million;

May - $548 million;

June - $857 million;

July - $651 million;

August - $503 million; and

September - $666 million.

The average of transaction fees and trading spreads to trading volume earned for each full month of 2022 is as follows:

January - 10 basis points (0.10%);

February - 12 basis points (0.12%);

March - 15 basis points (0.15%);

April - 11 basis points (0.11%);

May - 13 basis points (0.13%);

June - 14 basis points (0.14%);

July - 13 basis points (0.13%);

August - 11 basis points (0.11%); and

September - 12 basis points (0.12%).

As of September 30, 2022, Bullish had cash and cash equivalents of $1 billion (excluding restricted cash and customer segregated cash), which it believes is sufficient to fund ongoing liquidity needs for at least the next twelve months.

During the months of May through July 2022, market volatility in the prices of digital assets has been elevated due to a variety of factors, including, but not limited to, the macroeconomic environment (high inflation and rising interest rates) as well as the ‘crypto credit crisis’ brought on by the collapse and bankruptcy of a small number of key players in the sector (cryptocurrency Luna collapse, hedge fund Three Arrows Capital default on loans and filing for bankruptcy, crypto-lending platform Celsius freezing all withdraws, cryptocurrency lender Voyager Digital filing for bankruptcy, among others). Bullish does not have counterparty exposure to any of the foregoing firms affected by the recent crypto credit crisis nor have its plans for business operations been materially adversely impacted. Moreover, we believe that as a result of Bullish’s regulated status, well-capitalized balance sheet and institutional focus, the Exchange experienced increased volumes and growing market share during these recent months. Furthermore, Bullish’s institutional focus has insulated Bullish from the impacts of recently reduced retail participation in the crypto space.

The recent increase in market volatility in the prices of digital assets transacted on Bullish Exchange has contributed to an increase in average daily trading volume on the platform. This behavior is in line with our general expectation that trading volume is positively correlated with volatility in digital asset prices. This increased volume also has had a positive impact on the trading fees/spreads generated by the Exchange from Trading Services and on the portion received by Liquidity Pool participants. Volatility in market prices also impacts the value of digital assets on Bullish’s balance sheet, including its contribution to the Liquidity Pools. Digital asset prices have declined since April 2022, including certain digital assets held by Bullish such as BTC, ETH and EOS. As of September 30, 2022, Bullish Capital has contributed (net of allocations between trading pairs) approximately $3.3 billion in fiat and digital assets to the Liquidity Pools, with Bullish Capital having been the primary Liquidity Pool contributor with only de minimis contributions from third-party customers. Bullish Exchange continues to develop and enhance its operations, product offerings and strategic focus in response to changing customer demand and market conditions.

In April 2022 Bullish Exchange added LTC/USD, LINK/USD, LTC/BTC and LINK/BTC to its digital asset offering, and plans to continue offering additional trading pairs on its platform throughout 2022. In May and June 2022 Bullish Exchange suspended its margin lending product for the BTC/USD, ETH/USD and ETH/BTC trading pairs as a result of lower-than-expected demand, and in October 2022 margin lending for all other trading pairs were suspended; it has since launched a pilot program that offers eligible institutional clients margin credit lines and may continue to expand this program further should demand warrant. Bullish continues to expect that interest income from margin lending activity will represent an important revenue stream for its business, but Bullish Exchange may not be successful with its new pilot program or other attempts to generate margin lending revenue.

On September 15, 2022, Ethereum transitioned from a proof-of-work to proof-of-stake consensus mechanism in what is called the Ethereum Merge (the “Ethereum Merge”). Bullish supports the proof-of-stake version of Ethereum and for ETH tokens that remained on Bullish’s Exchange platform during the Ethereum Merge, they continued to be tradeable in their new proof-of-stake form. For customers that wished to access any potential ETH fork token(s) post the Ethereum Merge (e.g. EthereumPoW), customers were notified to withdraw their ETH from the Bullish Exchange platform prior to the Ethereum Merge and specifically, before the time that Bullish disabled deposits and withdrawals in anticipation of the Ethereum Merge. Bullish resumed deposits and withdrawals for ETH on September 16, 2022.

The Bullish Exchange commenced the Full Launch on December 21, 2021. The Bullish Exchange obtained the DLT license (license number FSC1038FSA) in November 2021. The Exchange is available to selected markets in Europe, Asia-Pacific, Africa and Latin America. Measures (such as know-your-customer (“KYC”) processes and IP address geo-blocking) are taken to exclude customers from jurisdictions where Bullish has identified laws or regulations that restrict Bullish from serving them and to ensure we are compliant with the Office of Foreign Assets Control of the U.S. Treasury Department and United Nations sanctions requirements. For example, the United States, mainland China, Canada and Japan are currently among the initially excluded jurisdictions because of licensing and other restrictions in respect of dealings with persons in those countries. See “Business of Bullish — Geographic Scope” and “Business of Bullish — Assessment of the Legality and Appropriateness of Digital Assets and Products.” Bullish does not plan for the Exchange services to be available to U.S. persons at Launch and until such time as a decision is made regarding offering services in the U.S. Prior to such time, Bullish plans to implement onboarding checks and controls including e-KYC and ongoing monitoring to restrict participation by U.S. persons unless services are made available to them.

As of the date of this proxy statement/prospectus, Bullish only recently commenced the Full Launch on December 21, 2021 and, commensurate with this, the Bullish Exchange has limited operating history, Bullish is not currently profitable from its operations and it has not been since its inception. Bullish intends to develop and launch its products and services to compete in the highly competitive digital assets industry. Bullish’s business will be subject to legal, regulatory, operational, reputational, tax and other risks in every jurisdiction, including those applicable due to its use of cryptocurrency and blockchain technology. Even if Bullish accomplishes its operational objectives, it may not generate positive cash flows or profits. As a new business, Bullish may be more vulnerable to these and other risks and their occurrence may have a disproportionate impact on its business, operations and reputation relative to a more mature or established business. See “Risk Factors.” There is no assurance that Bullish will achieve an acceptable return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of its operations.

Bullish, the Cayman Islands exempted company, was incorporated solely for the purpose of effectuating the Business Combination in which, as described above, it will succeed to the business of Bullish Global. Bullish Global is, and upon consummation of the Business Combination, Bullish will be, a holding company that, through its subsidiaries, operates the Exchange. Bullish Global maintains subsidiaries in the Cayman Islands, Gibraltar, Hong Kong, Singapore and the United States and deploys various ways to transfer cash within the group. The subsidiaries that function (or will function) as group service companies in the Cayman Islands, Hong Kong, Singapore and the United States receive cash transfers from Bullish Global (through a combination of equity injections or in relation to the provision of services) and from Bullish Gibraltar with respect to provision of services. Since January 1, 2022 to September 30, 2022, in relation to group service fee arrangements, (i) an U.S. subsidiary has received US$17 million and US$20 million from Bullish Global and Bullish Gibraltar, respectively, (ii) the Hong Kong subsidiary has received US$7 million and US$2 million from Bullish Global and Bullish Gibraltar, respectively, and (iii) the Singapore subsidiary has received US$4 million from Bullish Global. Bullish Global has also made loans to Bullish Capital, comprising US$300 million of cash (of which US$275 million has been repaid) and 74,000 units of BTC (of which 5,200 units have been repaid), and to Bullish Gibraltar of 4,650 units of BTC. Moreover, there was equity injection by Bullish Global to another U.S. subsidiary of US$0.1 million. Up to September 30, 2022, Bullish Capital has deployed approximately US$1.6 billion of cash (net of withdrawal) and US$1.7 billion of digital assets to the Liquidity Pools on the Bullish Exchange operated by Bullish Gibraltar. None of the subsidiaries have made any dividends or distributions to Bullish.

Engaging in cross-border business can make it difficult for Bullish to ensure that it adequately protects its legal rights and interests, including under contracts with counterparties and terms of business with its customers. There are numerous national, local and international laws and regulations relevant to Bullish’s business and operations, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among countries, or conflict with other rules. As Bullish has limited operating history and due to the complexity of the relevant laws and regulations for Bullish’s business and operations, the legal treatment of Bullish’s terms of service with the Bullish Exchange and Liquidity Pool customers as well as contracts with Bullish’s third party service providers is untested and therefore uncertain. As a result, Bullish may incur liability from breaching its legal obligations or may not be able to enforce legal rights and obligations to protect its interests (including under relevant terms and conditions with its customers and counterparties) or to enforce them consistently and predictably across these jurisdictions. This may lead to legal proceedings and result in additional liability, damages, compensation, fines and other penalties against Bullish, which may adversely impact its reputation, business, financial condition and share price. See “Risk Factors — Risks Related to the Legal and Regulatory Environment — Engaging in cross-border business can make it difficult for Bullish to ensure that it adequately protects its legal rights and interests. Bullish may incur liability from breaching its legal obligations or may not be able to enforce legal rights and obligations or to enforce them consistently and predictably across these jurisdictions.”

Under current law, none of the jurisdictions where Bullish has subsidiaries impose foreign currency controls and the local currency is freely convertible. Generally distributions of earnings by each subsidiary is restricted to the extent that local companies law requires solvency or distributions can only be out of post-tax earnings, and in addition for the Gibraltar subsidiary that operates the Bullish Exchange, minimum regulatory capital Bullish’s ability to declare dividends or distributions. Currently under the Business Combination Agreement, Bullish and its subsidiaries are restricted from paying any dividend or distribution to its shareholders and such restriction will fall away on Closing.

Bullish Global and its subsidiaries in the Cayman Islands, Gibraltar, and the United States maintain bank accounts and balances with banks in the United States. The Singapore subsidiary has local currency bank accounts in Singapore for its operational needs as a group service company. The Hong Kong subsidiary currently maintains Hong Kong dollar denominated current and savings accounts in amounts determined to be necessary to support its operational needs in Hong Kong as a group service company. The aggregate balance as of September 30, 2022 was HK$3.6 million (equivalent to US$0.5 million), and such balance has not changed materially as of the date of this proxy statement/prospectus.

Hong Kong is a Special Administrative Region of the People’s Republic of China (PRC) and enjoys its own limited autonomy as defined by the Basic Law of Hong Kong. Hong Kong’s legal system, which is different from that of mainland China, is based on common law and has its own laws and regulations but some of the national laws of the PRC are made applicable in Hong Kong under the Basic Law.

It has been speculated that there may be increased alignment between PRC laws and regulations and the Basic Law or that PRC laws and regulations will be applied directly in Hong Kong. If certain PRC laws and regulations relevant to Bullish’s business operations were to become applicable in Hong Kong in the future, Bullish may face legal and operational risks and uncertainties relating to its operations in Hong Kong. Bullish’s Hong Kong subsidiary, Bullish HK Limited, is a services company established to perform services for other entities in the Bullish Group, including in respect of the Bullish Exchange. Currently, such services — engineering and development, cybersecurity, sales and relationship management, custody operations (which include coordinating with the Exchange’s third-party custody service provider for the administration of digital assets in custodial wallets), and technology operations services as well as shared group support services such as marketing, finance, human resources, legal and compliance, and risk management — are predominantly being provided by Bullish HK Limited and supported by B1 Services HK Limited, a subsidiary of Block.one, pursuant to the Master Services Agreement. Bullish HK Limited is expected to take over providing such services once the relevant resources are transferred to it pursuant to the Contribution Agreement. Both B1 Services HK Limited and Bullish HK Limited are based in Hong Kong and provide services out of Hong Kong. Hong Kong based services are integral to Bullish’s business operations although Bullish continues to work on geographical diversification to reduce country concentration risk. The Hong Kong ServiceCos provide operational and support services across various functions. The Hong Kong ServiceCos employ fewer than 50% of Bullish’s personnel and hold fewer than 10% of the vendor contracts identified in the Contribution Agreement as being material to Bullish’s business operations. Although Hong Kong based services are integral to Bullish’s business operations, over 50% of Bullish’s personnel are already located outside of Hong Kong, including the Cayman Islands, U.S., Singapore and Gibraltar, and provide services including every major function of Bullish such as engineering and development, other technology functions, cybersecurity, marketing, legal, compliance and risk management. None of Bullish’s customers’ digital assets or Bullish Gibraltar’s own digital assets are held with the Hong Kong ServiceCos and to Bullish’s knowledge, none of Bullish’s third-party custody providers are based in, or custody any of Bullish’s customers’ digital assets or the Bullish Gibraltar’s own digital assets, in Hong Kong. It is Bullish’s policy that (i) only Bullish Gibraltar is permitted to hold customers’ digital assets; and (ii) a Bullish Group entity may only hold its own digital assets, meaning no Bullish Group entity may hold digital assets on behalf of another Bullish Group entity (apart from Bullish Gibraltar holding Bullish Capital assets that have been deployed to the Exchange which form part of Bullish Gibraltar’s customers’ assets). If a Bullish Group entity wishes to hold its own digital assets, it is required to go through an internal approval process, including board approvals and establishment of account control procedures. As of the date of this proxy statement/prospectus, the Hong Kong ServiceCos have not set up any wallets or accounts to hold digital assets. In addition, as part of its license application with the GFSC, Bullish is required to demonstrate that it has a fixed place of business in Gibraltar with real substance, including adequate number of employees with necessary qualifications and adequate operating expenditure in Gibraltar, which Bullish has been able to do. Bullish continues to work on geographically diversifying its business operations and re-balancing its operational presence to reduce country concentration risk and disruption from future changes in law; however, the process of geographically diversifying its business operations and re-balancing its operational presence may be disruptive to Bullish’s business which could adversely affect results of operations due to potentially higher expenses and lower revenues. In addition, depending on the extent of the risks and uncertainties, Bullish may determine it must relocate operations in Hong Kong to another jurisdiction, which could result in disruption of the business, additional costs and expenses, and loss of key personnel, any of which could adversely affect its financial condition and results of operations.

The PRC government imposes controls on the convertibility of Renminbi, the national currency of the PRC, into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Although Bullish has no business operations in mainland China, if such control were to extend to Hong Kong, or if by any case Bullish were to become subject to such oversight or discretion in the future, it may restrict the ability of its Hong Kong subsidiary to remit currency maintained in Hong Kong to its offshore entities in order for its offshore entities to pay dividends or make other payments or otherwise satisfy its foreign-currency-denominated obligations. In such case, the State Administration of Foreign Exchange of China (“SAFE”) and other relevant PRC governmental authorities may limit the ability of Bullish’s Hong Kong subsidiary to purchase foreign currencies in the future to settle transactions. As the PRC government may continue to strengthen its capital controls, additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions. Any future restrictions on currency exchange that become applicable to Bullish’s Hong Kong subsidiary or currency that is maintained in Hong Kong may limit its ability to utilize currency maintained in Hong Kong to fund its business activities outside of China, or to pay dividends in foreign currencies. See “Risk Factors—Financial Risks—Bullish will conduct its business operations through subsidiaries and may in the future rely on dividends from subsidiaries for a substantial amount of its cash flows”.

The position on cryptocurrency businesses in mainland China is significantly less permissive than Hong Kong. The central bank in mainland China has recently announced a ban on cryptocurrency trading activities. In addition, the Chinese government recently announced that it would increase supervision of mainland Chinese companies listed offshore. Under the new measures, the Chinese government will improve regulation of cross-border data flows and security, police illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. It will also monitor sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several large U.S.-listed technology companies focusing on anti-monopoly and financial technology regulation and, more recently with the passage of the PRC Data Security Law, how companies collect, store, process and transfer data. For example, if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to Bullish, it could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for its listing on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against it and may materially and adversely affect its business and results of operations.

Bullish does not maintain operations in mainland China, does not generate revenues from mainland China, and does not intend to provide services in mainland China. Bullish does not intend to provide customer services to potential customers located in mainland China, and does not intend to conduct sales and marketing activities or other communication with residents in mainland China. Accordingly, Bullish believes that the laws and regulations of the PRC that do not apply in Hong Kong, including the recent developments on cryptocurrency and cybersecurity laws and regulations of the PRC, do not currently have any material impact on Bullish’s business, financial condition and results of operations or the listing of Bullish’s securities, notwithstanding the fact that Bullish maintains a subsidiary in Hong Kong. However, changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be made quickly with little or no advance notice. If certain PRC laws and regulations were to become applicable in Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on Bullish’s business, financial condition and results of operations and Bullish’s ability to offer or continue to offer securities to investors, any of which may cause the value of Bullish’s securities to significantly decline or become worthless.

In addition, as Bullish’s auditor is located in the United States, the auditor is subject to laws in the United States pursuant to which the PCAOB may conduct inspections to assess the auditor’s compliance with the

PCAOB’s standards and rules, and it is not subject to the determinations by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in such jurisdictions. Bullish does not believe that PRC laws or regulations relating to the PCAOB’s access to auditor files currently apply to Bullish. If because of a position taken by an authority in a foreign jurisdiction any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor or other reasons result in the PCAOB being unable to fully inspect or investigate Bullish’s auditor, Bullish’s securities may be delisted or prohibited from being traded “over-the-counter” pursuant to the Holding Foreign Companies Accountable Act, which will materially and adversely affect the value and/or liquidity of your investment. On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. On August 26, 2022, the PCAOB, the CSRC and the MOF signed a Statement of Protocol, which aims to empower the PCAOB to inspect and investigate registered public accounting firm headquartered in mainland China and Hong Kong. It remains uncertain how the agreement will be implemented in practice.

The PRC government has issued several regulations to impose prior approval requirement on mainland China based companies raising capital offshore, and has recently sought to exert more control and impose more restrictions in this regard. On December 24, 2021, the CSRC released the Administrative Provisions of the State Council on the Overseas Securities Offering and Listing by Domestic Companies (Consultation Draft) and the Administrative Measures on the Filing of Overseas Securities Offering and Listing by Domestic Companies (Consultation Draft) for public comments through January 23, 2022 (collectively, the “CSRC Draft Rules”). Under the CSRC Draft Rules, PRC issuers that intend to list or offer securities on a foreign stock exchange through direct offshore listing (i.e., the listing of a PRC-incorporated company (in form of a company limited by shares)) or indirect offshore listing (i.e., the listing of an overseas company that meets the following conditions: (a) more than 50% of the revenue, profit, gross assets or net assets of the issuer’s audited consolidated financial statement in the last fiscal year originated from a PRC-incorporated company or companies, and (b) a majority of the issuer’s senior executives in charge of its business operations and management are PRC citizens or habitually reside in mainland China and the issuer’s business operations are mainly conducted in mainland China or the principal place for business operation is located in mainland China) shall complete a filing with the CSRC within three business days upon the submission of the issuer’s initial public filing of its listing application documents with the foreign stock exchange.

In addition, on December 28, 2021, the PRC government promulgated the amended Cybersecurity Review Measures (the “Cybersecurity Review Measures”), which came into effect on February 15, 2022, to impose cybersecurity review requirement on the purchase of network products and services by critical information infrastructure operators, or the data processing activities conducted by network platform operators, which affect or may affect the national security of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review through the Cybersecurity Review Office under CAC is required in any of the following situations: (i) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country; (ii) the purchase of network products and services by critical information infrastructure operators affect or may affect China’s national security; and (iii) network product/service or a data processing activity that is identified as affecting or may affect national security of the PRC by a member authority of the working mechanism for cybersecurity reviews.

Based on its understanding of the current PRC laws and regulations, Bullish believes that it is not required to obtain any prior approval or conduct filing under the PRC financial regulations that are effective as of the date hereof, or the CSRC Draft Rules from any PRC governmental authorities for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like Bullish’s are subject to the rules, and the CSRC Draft Rules are still in draft forms as of now and have no legal effect; (b) Bullish is not a PRC-incorporated company and has no business activities or subsidiaries, joint ventures or partnerships in mainland China; and (c) Bullish is not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies. Furthermore, because Bullish is not (a) a PRC-incorporated internet platform operator holding personal information of more than one million users, (b) a critical information infrastructure operator that purchases network products and services that affect or may affect China’s national security, or (c) providing network product/service or conducting any data processing activity that affect or may affect China’s national security based on the facts that Bullish (i) does not have any business activities in mainland China and (ii) does not and will not provide services to any customers located in mainland China or conduct sales and marketing activities or other communications with residents in mainland China, and (iii) takes technical measures to refrain from providing services to any customers located in mainland China or conducting sales and marketing activities or other communications with residents in mainland China, Bullish does not believe that the Cybersecurity Review Measures are applicable to the Business Combination nor does it believe that it will be required to undergo such cybersecurity review in connection with the Business Combination or that the Cybersecurity Review Measures will have any material adverse impact on the operations of Bullish.

In the event that Bullish inadvertently concluded that relevant permissions or approvals were not required or that applicable laws, regulations, or interpretations change and it is required to obtain such permissions or approvals in the future, any failure by Bullish to maintain or obtain such permissions or approvals could result in enforcement and other action by the PRC government, including investigations, penalties, fines and orders, which action may significantly limit or completely hinder its ability to operate and offer or continue to offer securities to investors and may cause the value of such securities to significantly decline or become worthless.

Persons that effect transactions in securities with or for persons in the United States are, absent an exemption, subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers residing in the United States to trade securities are subject to registration as national securities exchanges or must qualify for an exemption, such as by registering as a broker-dealer/alternative trading system. Persons facilitating the clearance and settlement of securities transactions may in certain circumstances be required to register with the SEC as a clearing agency.

Bullish does not currently offer Exchange services in the United States and Bullish Exchange is not registered with the SEC as a broker-dealer, national securities exchange, alternative trading system or clearing agency. Bullish does not plan to make a decision regarding offering Exchange services and digital assets in the United States until toward the end of 2022 or the first half of 2023. If Bullish decides to support trading in the U.S. market only in digital assets that it determines are unlikely to be “securities” under applicable U.S. securities law, and assuming applicable U.S. securities laws and SEC rules currently in effect are not amended or modified in the interim, then Bullish would not expect to initially pursue such registration as a broker-dealer, national securities exchange, alternative trading system or clearing agency with the SEC. Alternatively, if Bullish decides either at the outset or subsequently to support trading in the U.S. market in digital assets that it determines are likely to be “securities” under applicable U.S. securities law, and again assuming applicable U.S. securities laws and SEC rules currently in effect are not amended or modified in the interim, Bullish would expect to register with the SEC as a broker-dealer, national securities exchange, alternative trading system and/or clearing agency. See “Business of Bullish – Assessment of the Legality and Appropriateness of Digital Assets and Products”.

The U.S. market entry decision would involve an evaluation of the digital assets that Bullish may potentially offer in the U.S. market and also of the attractiveness of the business that could be developed under the different approaches. There is considerable uncertainty surrounding the legal characterization of digital assets in the U.S., and any determination by Bullish as to whether specific digital assets are unlikely to be “securities” would not be binding on the SEC or any other regulator. If Bullish commences providing Exchange services in the United States without registering as a broker-dealer, national securities exchange, alternative trading system or clearing agency and the SEC determines that one or more of the digital assets included in Bullish’s business lines is a “security” under applicable U.S. securities law, based on its interpretation of existing, or implementation of new, laws, rules and regulations, Bullish may be deemed to be operating as an unregistered “broker” or “dealer,” national securities exchange, clearing agency or other applicable SEC-regulated institution and may be subject to investigations, enforcement actions and litigation by the SEC, which could lead to substantial costs, fines and penalties and impede Bullish’s potential business plan to enter the U.S. market and could adversely affect Bullish’s business, operating results, financial condition and share price. For a discussion of certain risks associated with doing business in the U.S., see “Risk Factors — Risks Related to the Legal and Regulatory Environment — Bullish may not be able to comply fully with all applicable legal and regulatory requirements in the jurisdictions relevant to its business, and may be subject to fines, penalties, censures and/or other adverse actions from regulators and/or law enforcement authorities as well as customers and other stakeholders.”

Information About the Parties to the Business Combination (page 167)

Far Peak Acquisition Corporation

511 6th Ave #7342

New York, New York 10011

(917) 737-1541

Far Peak Acquisition Corporation is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination with one or more businesses.

Bullish Global

c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, Attn: CLO

Bullish Global, a Cayman Islands exempted company, is a majority-owned subsidiary of Block.one and is a holding company for the Bullish Group companies.

Bullish

c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, Attn: CLO

Bullish, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish Global, will be the parent company of Bullish Global and Merger Sub 1 (the surviving entity of the Initial Merger with FPAC) upon the Closing of the Business Combination.

BMC 1

c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, Attn: CLO

BMC 2

c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, Attn: CLO

The Business Combination Agreement (page 174)

The terms and conditions of the Business Combination are contained in the Business Combination Agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference herein in its entirety. FPAC encourages you to read the Business Combination Agreement carefully, as it is the legal document that governs the Business Combination. For more information on the Business Combination Agreement, see the section entitled “The Business Combination Agreement.”

Ancillary Agreements Related to the Business Combination (page 188)

In connection with the Business Combination Agreement, the parties and other certain investors had entered into or agreed to enter into a number of ancillary agreements, including the Block.one Lock-Up Agreement, the Letter Agreement Amendment, the Side Letters, the Target Voting Agreement, the Sponsor Voting Agreement, the Registration Rights Agreement, the Non-Competition Agreement, the Standstill Agreement, the Indemnification Agreement, the Sponsor Release, and the PIPE Subscription Agreements. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. As a result, the combined company will not receive the $300 million cash proceeds of the PIPE Investment (net of transaction costs), and its pro forma cash assets following the completion of the business combination will be lower than anticipated. However, considering that the combined company will continue to hold cash and digital assets sufficient to meet its financial obligations and liquidity requirements, and will continue to explore additional financing options as circumstances require, Bullish does not believe that the PIPE Investment not being consummated will have any material adverse impact to the combined company. In addition, if the PIPE Investment is not consummated, the combined company will issue fewer new shares and the FPAC shareholders will experience less dilution following completion of the business combination. For more information on the ancillary agreements to the Business Combination Agreement, see the section entitled “Ancillary Agreements Related to the Business Combination.”

Structure of the Business Combination

On the Closing Date, in connection with the Initial Merger, FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity and, after giving effect to such Initial Merger, continuing as a wholly owned subsidiary of Bullish. Following the Initial Merger, in connection with the Acquisition Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such Acquisition Merger, continuing as a wholly owned subsidiary of Bullish.

The following diagram illustrates in simplified terms the current structure of FPAC and Bullish Global.

The following diagram illustrates in simplified terms the expected structure of Bullish and its operating subsidiaries upon the Closing.

The following diagram and the text that follows illustrate the ownership of Bullish, giving effect to the completion of the Business Combination. This presentation assumes no redemptions and a Digital Asset Market Value of US$2.53 billion, based on the average value over the 20-day period ended September 30, 2022.

Shareholder Group	Class A - One Vote per Share	Class B - Ten Votes per Share	Total Shares	Ownership %	Total Voting Shares	Voting Power %
FPAC Initial Shareholders(1)	9,750,000		9,750,000	1.43%	9,750,000	0.20%
FPAC Public Shareholders	60,000,000		60,000,000	8.82%	60,000,000	1.24%
Block.one	107,677,986	460,984,542	568,662,528	83.56%	4,717,523,405	97.68%
Other Existing Bullish Global Shareholders	42,096,850		42,096,850	6.19%	42,096,850	0.87%
Total	219,524,837	460,984,542	680,509,378	100.00%	4,829,370,256	100.00%
Total Bullish Global Shareholders (Block.one and Other Existing Bullish Global Shareholders)	149,774,837	460,984,542	610,759,378	89.75%	4,759,620,256	98.56%

	Warrants Held
	Public	Private
FPAC Initial Shareholders		3,199,999
FPAC Public Shareholders	20,000,000
BR Investors		3,499,999

(1)	Shares held by FPAC Initial Shareholders include 1,950,000 shares to be transferred to the BR Investors.

The PIPE (page 192)

FPAC and Bullish had entered into subscription agreements with the PIPE Investors, pursuant to which, among other things, Bullish agreed to issue and sell in private placements an aggregate of 30,000,000 shares of Class A Ordinary Shares of Bullish to the PIPE Investors for $10.00 per share. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. One PIPE Investor, an affiliate of Softbank Corp. and referred to as the Anchor Subscriber, who had subscribed for 7,500,000 Class A Ordinary Shares of Bullish for an aggregate purchase price of $75,000,000, had also entered into a Securities Purchase Agreement with Bullish and the FPAC Sponsor pursuant to which the Anchor Subscriber would have purchased, for $1.00 per warrant, from the Sponsor or the BR Investors, 3,000,000 outstanding Private Placement Warrants. Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors. Neither the Sponsor nor Initial Shareholders of FPAC participated in the PIPE investment.

Consideration (page 174)

Bullish Global Shareholders

At the effective time of the Acquisition Merger , (i) (a) each outstanding Bullish Global Class B preference share will automatically convert into one Bullish Global Class C common share and (b) thereafter each issued and outstanding Bullish Global Class C common share will convert automatically into such number of Class A Ordinary Shares of Bullish that is equal to the Exchange Ratio (as described below and more fully defined in the Business Combination Agreement), (ii) each issued and outstanding Bullish Global Class A common share will convert automatically into such number of Class B Ordinary Shares of Bullish that is equal to the Exchange Ratio, (iii) each Bullish Global restricted stock unit award will cease to represent the right to acquire Bullish Global Class C common shares and will be cancelled in exchange for a right to acquire a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global restricted stock unit award as of immediately prior to the effective time of the Acquisition Merger and (b) the Exchange Ratio, and (iv) each Bullish Global option award will cease to represent the right to purchase Bullish Global Class C common shares and will be cancelled in exchange for an option to purchase a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global option award as of immediately prior to the effective time of the Acquisition Merger, and (b) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such Bullish Global option award, divided by (y) the Exchange Ratio. The Class A Ordinary Shares of Bullish will have voting rights of one vote per share and the Class B Ordinary Shares of Bullish will have voting rights of ten votes per share.

The “Exchange Ratio” is a number determined by dividing the Acquisition Merger Consideration (as described below and more fully defined in the Business Combination Agreement) by $10 and dividing by the number of Bullish Global shares issued and outstanding as of immediately prior to the effective time of the Acquisition Merger. “Acquisition Merger Consideration” is defined in the Business Combination Agreement as the amount equal to the aggregate market value equivalent of the digital assets (as defined in the Business Combination Agreement) held by Bullish Global (the “Digital Asset Market Value”), plus the amount of cash and cash equivalents Bullish Global has on the business day prior to the Closing Date, plus $2,500,000,000, plus, if applicable, any FPAC transaction expenses that exceed thresholds set forth in the Business Combination Agreement. The Digital Asset Market Value is calculated based on the average daily price of the relevant Digital Asset, as determined by using a specified data source, in the twenty-calendar day period ending on the date of the delivery of the closing statement by Bullish Global, which is to be delivered three business days prior to the closing of the Initial Merger. To the extent a price is unavailable on a particular day, the first immediately prior day with a price will be used for that day. Bullish Global has entered into the Loan Financing Arrangements using digital assets as loan collateral. Such loans are not included for purposes of calculating the cash and cash equivalents Bullish Global has on the business day prior to the Closing Date, and the digital assets used as loan collateral will be included for purposes of calculating the Digital Assets Market Value since such digital assets are still owned by Bullish Global. See “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Loan Financing Arrangements.”

FPAC Shareholders

At the effective time of the Initial Merger, FPAC Class A ordinary shares and Class B ordinary shares held by FPAC Shareholders immediately prior to the effective time of the Initial Merger will be exchanged, on a one-for-one basis, for Class A Ordinary Shares of Bullish, and each issued and outstanding FPAC Warrant will convert automatically into one Bullish Warrant.

At the effective time of the Initial Merger, holders of FPAC Class A ordinary shares, Class B ordinary shares and FPAC Warrants will receive Class A Ordinary Shares of Bullish and Bullish Warrants without needing to take any action, and accordingly such holders should not submit the certificates relating to their FPAC Class A ordinary shares or FPAC Warrants.

Special Meeting of FPAC Shareholders and the Proposals (page 168)

The Special Meeting will be convened on                 , 2022, at 9:00 a.m., New York City time, in a virtual format. Shareholders may attend, vote and examine the list of FPAC Shareholders entitled to vote at the Special

Meeting by visiting https://www.cstproxy.com/farpeak/2022 and entering the control number found on your proxy card, voting instruction form or the notice you previously received. The purpose of the Special Meeting is to consider and vote on the Business Combination Proposal, the Merger Proposal, the Organizational Documents Proposals and the Adjournment Proposal.

Approval of the Business Combination Proposal, the Merger Proposal and the Organizational Documents Proposal are a condition to the obligation of FPAC to complete the Business Combination.

Only holders of record of issued and outstanding FPAC Shares as of the close of business on                  , 2022, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. You may cast one vote for each FPAC share that you owned as of the close of business on that record date.

A quorum of FPAC Shareholders is necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of the outstanding FPAC Shares as of the record date are present virtually or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Approval of the Merger Proposal requires the affirmative vote of two-thirds majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Approval of the Organizational Documents Proposals require the affirmative vote of two-thirds majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the six separate proposals.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Recommendation of the FPAC Board (page 238)

The FPAC Board has unanimously determined that the Business Combination is in the best interests of, and advisable to, the FPAC Shareholders and recommends that the FPAC Shareholders adopt the Business Combination Agreement and thereby approve the Business Combination. The FPAC Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors.

The FPAC Board recommends that you vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Merger Proposal, “FOR” the approval of the Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal.

For more information about the FPAC Board’s recommendation and the proposals, see the sections entitled “Extraordinary General Meeting of FPAC Shareholders — Vote Required and FPAC Board Recommendation” beginning on page 168 and “The Business Combination Proposal — FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination” beginning on page 211.

Opinion of Duff & Phelps, the FPAC Board’s Financial Advisor (see page 222)

The FPAC Board obtained a fairness opinion from Duff & Phelps which stated that the consideration being paid in the Business Combination was fair to FPAC from a financial point of view. For more information about the Opinion of FPAC’s Financial Advisor, see the section entitled “The Business Combination Proposal — Opinion of Duff & Phelps, the FPAC Board’s Financial Advisor” beginning on page 222.

FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination (page 211)

The FPAC Board considered several factors in its determination to approve the Business Combination with Bullish Global.

In considering the commercial rationale, the FPAC Board considered that the market and demand for cryptocurrency has significantly grown and Bullish Global has invested in creating innovative products and services which the Board believes makes Bullish well positioned to participate in this market. The FPAC Board considered Bullish Global’s range of planned products and services as well as its differentiated approach to providing liquidity on its exchange in periods of high volatility through the Liquidity Pools. In addition, Bullish Global has extensive capital resources which the Board anticipates will provide it with a meaningful competitive advantage in attracting customers and trading volumes once operations commence. Additionally, Bullish Global’s commitment to operate in a regulated and compliant manner was an important factor to the FPAC Board in considering its commercial rationale for the Business Combination.

The FPAC Board assessed Bullish Global’s balance sheet, concluding that it is in good financial health and has no debt or material contingent liabilities, as of July 2, 2021. The Board also believed that Bullish Global has a strong existing management team that has extensive experience in blockchain, cryptocurrency, and financial service technology, which will be strengthened through the addition of Thomas W. Farley who will join the Bullish executive team as its Chief Executive Officer. The Business Combination in general has strong sponsorship from its shareholders and had received significant private capital commitments from the PIPE Investors, including participation from existing investors in Bullish Global (all PIPE commitments expired under their terms on July 8, 2022).

The FPAC Board also considered, in its deliberations, the risks associated with the Business Combination, risks associated with Bullish Global’s business operations and technology, risks associated with the cryptocurrency industry as a whole, and the risks associated with the post-closing corporate governance.

The FPAC Board believes that the Business Combination Agreement is fair, advisable and in the best interests of FPAC and the FPAC Shareholders and is a product of arm’s-length negotiations among the parties. In addition, the FPAC Board obtained a fairness opinion from Duff & Phelps which stated the consideration being paid in the Business Combination was fair to FPAC from a financial point of view. The overall assumptions in the Duff & Phelps fairness opinion assumed the completion of the Business Combination as originally contemplated, including the concurrent PIPE Investment. The opinion’s conclusion and the Financial Projections (as defined therein) did not however assume any PIPE Investment. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to the Consummation of the Transaction (page 131)

Consummation of the Transactions is subject to customary closing conditions, including approval by the FPAC Shareholders and Bullish Global and certain regulatory approvals from governmental authority. The Business Combination Agreement also contains other conditions, including, among others: (i) the Contribution Agreement and Master Services Agreement being in full force and effect and no material breach of such agreements being continuing and uncured, (ii) Bullish’s initial listing application with the NYSE having been conditionally approved and the Class A Ordinary Shares of Bullish to be issued pursuant to the Business Combination Agreement having been approved for listing on the NYSE, and (iii) Bullish having been approved by the GFSC as a Controller (as defined in Section 131(3) of the Gibraltar Financial Services Act 2019) with respect to the DLT license held by Bullish Gibraltar. As of the date of this proxy statement/prospectus, Bullish has obtained the approval for Bullish as a Controller with respect to the DLT License. The PIPE Investment was never a closing condition of the Business Combination.

Termination (page 184)

The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination by written consent of FPAC and Bullish Global or in certain other circumstances, including, but not limited to: (i) if the conditions to the closing of the Initial Merger have not been satisfied by the Outside Date and such delay is not due to the breach of the Business Combination Agreement by the party seeking to terminate, (ii) a government entity of competent jurisdiction has issued an order or any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Business Combination, (iii) the Business Combination and other related proposals have not been approved by FPAC Shareholders at the duly convened meeting of FPAC Shareholders, or (v) the FPAC Board has made a Change in Recommendation. On June 29, 2022, FPAC, Bullish, the Merger Subs and Bullish Global entered into a third amendment to the Business Combination Agreement extending the Outside Date to December 31, 2022. Additionally, as consideration for the FPAC’s agreement to enter into the Amendment No. 3, Bullish Global paid a $2.5 million extension fee at the time of signing.

Redemption Rights (page 171)

Pursuant to FPAC’s Memorandum and Articles of Association, a Public Shareholder may request that FPAC redeem all or a portion of their Public Shares (which would become Class A Ordinary Shares of Bullish in the Business Combination) for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

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(a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

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prior to 5:00 p.m., New York City time, on      , 2022, the second business day before the Special Meeting, (a) submit a written request to the transfer agent that FPAC redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

As noted above, holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. Holders may instruct their broker to do so, or if a holder holds Units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so. Public Shareholders may elect to redeem all or a portion of their Public Shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its Public Shares to Continental, FPAC’s transfer agent, FPAC will redeem such Public Shares upon the Closing for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to FPAC to pay FPAC taxes, divided by the number of then-issued and outstanding Public Shares. If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. See the section entitled “Extraordinary General Meeting of FPAC Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming their Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Holders of FPAC Warrants will not have redemption rights with respect to the FPAC Warrants.

Proxy Solicitation (page 170)

Proxies may be solicited by mail, telephone or in person. FPAC has engaged Morrow to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares at the Special Meeting if it revokes its proxy before the Special Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of FPAC Shareholders — Revoking Your Proxy.”

Interests of FPAC’s Directors and Officers in the Business Combination (page 232)

When you consider the recommendation of the FPAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that FPAC’s Initial Shareholders, including its directors and officers, have interests in such proposal that are different from, or in addition to those of FPAC Shareholders and FPAC Warrant holders generally. These interests include, among other things, the interests listed below. The FPAC Board, including FPAC’s independent directors, with their outside counsel, reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and approving, as members of the FPAC Board, the Business Combination Agreement and the Transactions, including the Business Combination. In particular, the FPAC Board considered that Thomas W. Farley, FPAC’s Chief Executive Officer, President and Chairman will become Chief Executive Officer of Bullish and would be entering into an employment agreement effective upon the Closing of the Business Combination, and that Mr. Farley negotiated certain key aspects of his compensation to be set forth in that employment agreement prior to the signing of the Business Combination Agreement. Mr. Farley’s employment agreement is not a condition to the Closing of the Business Combination. Additionally, at the direction of the FPAC Board, Mr. Farley refrained from negotiating any such personal compensation matters until agreement on the valuation terms of the Business Combination Agreement had been reached among the parties, and then only under the supervision of the FPAC Board’s and the independent directors’ outside counsel.

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As noted above, at or immediately following the Closing, Mr. Farley, FPAC’s President, Chief Executive Officer and Chairman, will become the Chief Executive Officer of Bullish and has entered into an employment agreement dated December 13, 2021, effective at the Closing, with a subsidiary of Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation – Bullish Executive Officer and Director Compensation Following the Business Combination – Thomas W. Farley Employment Agreement” for a description of Mr. Farley’s employment agreement.

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At or immediately following the Closing, David W. Bonanno, FPAC’s Chief Financial Officer and Secretary and a member of the Board, will become the Chief Financial Officer of Bullish and has entered into an employment agreement dated February 8, 2022, with a subsidiary of Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation - Bullish Executive Officer and Director Compensation Following the Business Combination - David W. Bonanno Employment Agreement” for a description of Mr. Bonanno’s employment agreement. Discussion respecting Bullish’s employment of Mr. Bonanno did not commence until September 2021 after the negotiation and execution of the Business Combination Agreement, and the FPAC Board’s approval and its recommendation in favor thereof and the Transactions, including the Business Combination.

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If FPAC is unable to complete its initial business combination by March 7, 2023, FPAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FPAC’s remaining shareholders and the FPAC Board, liquidate and dissolve, subject in each case to FPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights nor liquidating distributions with respect to the Founder Shares if FPAC fails to complete its initial business combination by March 7, 2023. FPAC’s Sponsor purchased the Founder Shares prior to the Initial Public Offering for an aggregate purchase price of $25,000, and transferred 70,000 Founder Shares to each of FPAC’s three independent directors. In addition, as described below, upon completion of the Business Combination, certain of such Founder Shares will be transferred for nominal value, and may be forfeited or subjected to extended lock-up restrictions.

In addition, simultaneously with the closing of the Initial Public Offering, FPAC consummated the sale of 7,000,000 Private Placement Warrants at a price of $1.50 per warrant, 3,500,000 to the Sponsor and 3,500,000 to the BR Investors. In January 2022, March 2022 and May 2022, pursuant to commitments made by FPAC’s Sponsor and the BR Investors at the time of the Initial Public Offering, FPAC sold, in each of three similar transactions, an additional 33,333 Private Placement Warrants to each of the Sponsor and the BR Investors at a price of $1.50 per warrant. FPAC’s Sponsor’s aggregate investment in Private Placement Warrants was $5,400,000. The Private Placement Warrants will be exercisable commencing 30 days following the Closing for one share of Class A Ordinary Shares of Bullish at $11.50 per share. If FPAC does not consummate a business combination transaction by March 7, 2023, then the FPAC Warrants held by FPAC’s Sponsor will be worthless.

However, the Founder Shares and Private Placement Warrants are subject to certain contractual obligations that will be completed upon the consummation of the Business Combination. These are described in greater detail below under “The Business Combination Proposal – Ancillary Agreements Related to the Business Combination.” Pursuant to the BR Subscription Agreements, FPAC’s Sponsor agreed to transfer 1,950,000 Founder Shares (which will convert into 1,950,000 Class A Ordinary Shares of Bullish) to the BR Investors at the price the Sponsor originally paid for such shares (which as noted above was nominal).

In addition, in accordance with the Letter Agreement Amendment, the FPAC Sponsor agreed that (a)(i) at the Closing of the Business Combination, it would forfeit for cancellation 1,950,000 Class A Ordinary Shares of Bullish (including 390,000 to which the BR Investors would otherwise be entitled) at the Closing of the Business Combination if more than 15,000,000 Class A ordinary shares of FPAC are validly tendered for redemption and not withdrawn, or (ii) if no such forfeiture occurs, be subject to additional lock-up restrictions with respect to such 1,950,000 Class A Ordinary Shares of Bullish (including 390,000 that will be transferred to the BR Investors as described below in “Business Combination Proposal – BlackRock Side Letter”), and (b) at the closing of the Business Combination, it would forfeit, or cause BR Investors to forfeit, for cancellation 500,000 Private Placement Warrants (400,000 will be forfeited by the Sponsor and 100,000 by the BR Investors). Additionally, subject to the terms of the prior sentence, FPAC’s Sponsor will be subject to a lock-up of the Ordinary Shares to be received in exchange for the Founder Shares until one year following the Business Combination or if Bullish completes a liquidation, merger, share exchange or other similar transaction that results in all of Bullish’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided that if the Ordinary Shares have traded at a price equal to or greater than $12.00 per share within any 20 trading days within a 30-trading day period commencing at least 150 days after the initial Business Combination, the Ordinary Shares to be received in exchange for the Founder Shares shall be released from the Sponsor Lock-up.

Giving effect to the foregoing transfers and forfeitures, upon completion of the Business Combination, assuming no redemptions and a Digital Asset Market Value (as defined in the Business Combination

Agreement) of $2.53 billion, based on the average value over a 20-day period as of September 30, 2022, it is expected that FPAC’s Sponsor will hold approximately 1.12% of the outstanding Class A Ordinary Shares of Bullish, which based on an assumed $10.00 per share value would have an aggregate value of approximately $75,900,000. In addition, following the Closing, and giving effect to the transfers and forfeitures described above, FPAC’s Sponsor will hold 3,199,999 Bullish Warrants (for which the Sponsor would have paid an aggregate of $3,000,000). Based on the $0.22 per warrant value of FPAC’s Public Warrants as of September 30, 2022, such 3,199,999 Bullish Warrants would have a value of $703,999.78.

As a result of the difference in the purchase price of approximately $0.003 per share that FPAC’s Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in FPAC’s Initial Public Offering, FPAC’s Sponsor may earn a positive rate of return on its investment even if the share price of Bullish’s Class A Ordinary Shares falls significantly below the per share value implied in the Business Combination of $10.00 per share and the public stockholders of FPAC experience a negative rate of return.

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Pursuant to the Securities Purchase Agreement, FPAC’s Sponsor agreed to sell, or cause the BR Investors to sell, 3,000,000 Private Placement Warrants to the Anchor Subscriber for $1.00 per warrant (2,400,000 would have been transferred by the Sponsor and 600,000 by the BR Investors). Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

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FPAC’s Sponsor, officers and directors will lose their entire investment in FPAC if FPAC does not complete a business combination by March 7, 2023. The independent directors each received 70,000 Founder Shares concurrently with FPAC’s Initial Public Offering. The 70,000 Founder Shares currently held by each director, if unrestricted and freely tradeable, would be valued at $700,000, based on an assumed $10.00 per share value. Founder Shares do not have the redemption rights of Public Shares if FPAC is unable to complete its initial business combination by March 7, 2023, nor will they receive any liquidating distributions if FPAC liquidates.

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FPAC’s Initial Shareholders and its officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if FPAC fails to complete a business combination by March 7, 2023.

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In order to protect the amounts held in the Trust Account, FPAC’s Sponsor has agreed that it will be liable to FPAC if and to the extent any claims by a vendor for services rendered or products sold to FPAC, or a prospective target business with which it has entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under FPAC’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

•

Following the Closing, FPAC’s Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FPAC and remain outstanding. As of the date of this proxy statement/prospectus, FPAC’s Sponsor has not made any advances to FPAC for working capital expenses. If FPAC does not complete an initial business combination within the required period, FPAC may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•	Following the consummation of the Business Combination, FPAC’s officers and directors will be indemnified as discussed under “The Business Combination Proposal — Indemnification”.

•	Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, the Sponsor, FPAC’s officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FPAC from time to time, made by the Sponsor or certain of FPAC’s officers and directors to finance transaction costs in connection with an intended initial business combination. As of the date of this proxy statement/prospectus, neither the Sponsor nor any director or officer of FPAC has extended any loan to FPAC, incurred any out-of-pocket expense reimbursable by FPAC, or has any entitlement to any fee upon completion of the Business Combination.

Each of FPAC’s officers and directors presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. FPAC’s Amended and Restated Articles of Incorporation provides that FPAC renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of FPAC and such opportunity is one FPAC is legally and contractually permitted to undertake and would otherwise be reasonable for FPAC to pursue, and to the extent the director or officer is permitted to refer that opportunity to FPAC without violating another legal obligation. FPAC does believe, however, that neither the fiduciary duties or contractual obligations of its officers or directors, nor the waiver of the corporate opportunities doctrine in its Restated Articles of Incorporation, materially impacted its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination. In fact, as described below under “The Business Combination Proposal – Background of the Business Combination,” FPAC was able to identify approximately 50 potential business combination candidates, and engage in discussions with 34 potential targets other than Bullish Global in a relatively short period following its Initial Public Offering.

The existence of financial and personal interests of FPAC’s directors and officers may result in a conflict of interest on the part of one or more of them between what they may believe is best for FPAC and what they may believe is best for them in determining whether or not to grant a waiver in a specific situation. See the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of FPAC’s Directors and Officers in the Business Combination” for a further discussion of this and other risks.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding FPAC or its securities and subject to any applicable securities laws and regulations, the Initial Shareholders, Bullish Global and/or their respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire FPAC Shares or vote their FPAC Shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (i) the proposals presented for approval at the Special Meeting are approved and/or (ii) FPAC having at least $5,000,001 of net tangible assets following the exercise of redemption rights by the holders of FPAC’s Class A ordinary shares issued in FPAC’s Initial Public Offering. Any such purchases of Public Shares and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of FPAC’s Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Initial Shareholders for nominal value.

Entering into any such arrangements may have a depressive effect on FPAC Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder.

Stock Exchange Listing (page 288)

Bullish expects the Class A Ordinary Shares of Bullish to trade on the NYSE under the symbol “BULL” and the Bullish Warrants to trade under the symbol “BULLW” following the Closing.

Sources and Uses of Funds

The following table summarizes the sources and uses for funding the Transactions. Where actual amounts are not known or knowable, the figures below represent FPAC’s good-faith estimate of such amounts and reflect various assumptions as noted.

Sources
Acquisition Merger Consideration (1)	$6,107,593,784
Marketable securities held in Trust Account (2)	600,000,000

Total Sources	$6,707,593,784

Uses
Acquisition Merger Consideration	$6,107,593,784
Estimated Transaction Expenses	40,848,457
Cash on Balance Sheet	559,151,543

Total Uses	$6,707,593,784

1.

Acquisition Merger Consideration as defined and reflects Bullish’s holdings of cash and digital assets (valued using 20-day average price) as of September 30, 2022. Amount of cash and digital assets values subject to change at Closing.

2.	Assumes no redemptions.

Material U.S. Tax Consequences of the Business Combination and Exercise of Redemption Rights (page 365)

For a discussion summarizing the U.S. federal income tax considerations of the Business Combination and an exercise of redemption rights, please see “Material U.S. Federal Income Tax Consideration.” The tax consequences of the foregoing to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, please consult your tax advisor to determine the tax consequences to you of the Business Combination or an exercise of redemption rights.

For United States federal tax purposes, the Business Combination is intended to qualify as a reorganization under the provisions of Section 368(a) of the Code. Morgan, Lewis & Bockius LLP has delivered an opinion regarding certain aspects of the U.S. federal income tax treatment of the transactions, as described in this discussion. Such opinion is filed by amendment as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms part and is based on customary assumptions, representations and covenants.

Accounting Treatment of the Business Combination (page 236)

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, FPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Bullish Global issuing shares at the Closing of the Business Combination for the net assets of FPAC as of the Closing Date, accompanied by a recapitalization. The net assets of FPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Comparison of Shareholders’ Rights (page 261)

Following the consummation of the Business Combination, the rights of FPAC Shareholders who become Bullish shareholders in the Business Combination will no longer be governed by FPAC’s Memorandum of Association and Articles of Association and instead will be governed by Bullish’s Amended and Restated Memorandum of Association and Articles of Association. See “Comparison of Shareholders’ Rights” beginning on page 261.

Summary Risk Factors

The risks and uncertainties described in the Risk Factors, including the following summary of select risks and uncertainties below, could materially adversely affect the Business Combination, Bullish Global and its business, financial condition and results of operations. You should read this summary together with the full and complete discussion of risk factors described under “Risk Factors” beginning on page 71 of this proxy statement/prospectus.

Risks Relating to Bullish’s Business and Industry

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An early-stage company entering a highly competitive market with limited operating history, the operations of Bullish are nascent, largely unproven and subject to material legal, regulatory, operational, reputational, financial, tax, market, credit and other risks.

•	Bullish has only recently commenced the Full Launch of the Bullish Exchange.

•

Bullish does not have experience operating as a U.S. public company and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes Oxley Act.

•	Bullish’s strategy and focus on delivering high-quality, regulated, easy-to-use, and secure cryptocurrency-related financial services may not maximize short-term or medium-term financial results.

•

Bullish expects its operating expenses to increase in the foreseeable future and may not be able to achieve profitability or achieve positive cash flow from operations on a consistent basis, if at all.

•

Any significant disruption in Bullish’s planned products and services, in its information technology systems, or in any of the blockchain networks it supports, could result in a loss of customers or own funds and/or assets and adversely impact Bullish.

•	Bullish’s sales and marketing strategy is not fully tested or proven and may not be effective.

•	Bullish currently relies on Block.one to provide essential functions and resources to support its business and operations.

•	Bullish plans to rely on external vendors and third-party service providers to provide critical outsourcing functions.

•

Bullish’s internal governance, risk management and compliance program, policies, systems and controls are continuing to be developed and have not been fully embedded and tested. The existing processes and controls may not be adequate or effective to mitigate risk or ensure compliance.

•	Any strategic investments that Bullish makes or enters into could require significant management attention, disrupting the business and harming its financial condition.

•	The underlying blockchain technology used by Bullish is unproven and untested in a real operational environment of the scale and complexity currently contemplated.

•

The future development and growth of digital assets is subject to a variety of factors that are difficult to predict and evaluate. If digital assets do not grow as Bullish expects, Bullish’s business, operating results and financial condition could be adversely affected.

•

Cyberattacks and security breaches of Bullish’s Exchange platform, or those impacting Bullish’s customers or third parties, could adversely impact Bullish’s brand and reputation and its business, operating results and financial condition.

•

The legal and regulatory treatment of the digital assets included in Bullish’s business lines is unclear, may be subject to inconsistent recognition or treatment in different jurisdictions and fast, unpredictable and retrospective changes, which may adversely impact Bullish’s business and operations and financial condition.

•

Bullish is subject to a multi-jurisdictional legal and regulatory environment, which can be complex and conflicting and its regulatory compliance framework may not be sufficient to mitigate all relevant legal and regulatory compliance risks across the relevant jurisdictions.

•

Bullish may become a party to material litigation and other legal proceedings, including actions by regulators, government and law enforcement authorities, private actions on both individual and class basis, actions against or by employees, as well as other counter-parties.

•

Engaging in cross-border business can make it difficult for Bullish to ensure that it adequately protects its legal rights and interests. Bullish may incur liability from breaching its legal obligations or may not be able to enforce legal rights and obligations or to enforce them consistently and predictably across these jurisdictions.

•

Bullish will obtain and process a large amount of sensitive customer data. Any real or perceived improper use of, disclosure of, or access to such data could harm Bullish’s reputation, as well as have an adverse effect on Bullish’s business.

•

Third parties may make claims or bring legal proceedings against Bullish for alleged infringement of their intellectual property rights and consequences could include having to cease offering Bullish’s products or services.

•

The U.S. federal income tax and non-U.S. tax treatment of digital assets is unclear, and future developments regarding the treatment of digital assets for U.S. federal income and non-U.S. tax purposes could adversely impact Bullish’s business.

•

Bullish depends on talented, experienced and committed personnel to operate and grow Bullish’s business and may incur increased operational costs to recruit, train, motivate and/or retain them. If Bullish is unable to do so, Bullish’s business, financial condition, results of operations and prospects may be adversely affected.

•

Bullish is exposed to potential fraud risk and physical security threats, both internally and externally, which could result in loss of assets for Bullish and its customers, as well as risk to the safety of Bullish’s personnel.

•

Military conflicts such as conflict that began between Russia and Ukraine in late February 2022 has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Even though the Bullish Exchange does not currently offer services in Russia or Ukraine and the Bullish group does not currently maintain operations or assets in those countries, the extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Continuation and escalation of the military action or its expansion to involve other geographies and belligerents in the future may adversely affect Bullish’s business by resulting in deteriorating global or relevant local economic conditions, changes in the laws applicable to Bullish’s business, increases in illicit finance risk and other geopolitical, legal or economic consequences of war.

Risks Relating to the Business Combination

•

FPAC Shareholders will experience immediate dilution due to the issuance of Class A Ordinary Shares and Class B Ordinary Shares to the Bullish Global shareholders as consideration in the Business Combination. Having a minority share position likely reduces the influence that FPAC’s current shareholders have on the management of the combined company.

•

Since holders of FPAC’s Founder Shares and Private Placement Warrants will lose their entire investment in FPAC if the Business Combination is not completed, a conflict of interest exists in determining whether Bullish Global is an appropriate target for a business combination.

•

FPAC is attempting to complete the Business Combination with a private company about which little information is available, which may result in a business combination that is not as profitable as FPAC suspected, if at all.

•	FPAC expects to incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions.

Risks Relating to Doing Business in Hong Kong

•

The business, financial condition and results of operations of Bullish, and/or the value of Bullish’s securities or Bullish’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Bullish. See “Risk Factors—Risks Relating to Doing Business in Hong Kong — The business, financial condition and results of operations of Bullish, and/or the value of Bullish’s securities or Bullish’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Bullish.”

•

The PRC legal system is evolving rapidly and PRC laws, regulations, and rules may change quickly with little or no advance notice. The PRC government has significant authority to intervene or influence the mainland China operations of an offshore holding company at any time and has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers.

The PRC government has issued several regulations to impose prior approval requirement on mainland China based companies raising capital offshore, and has recently sought to exert more control and impose more restrictions in this regard, and such efforts may continue or intensify in the future. On December 24, 2021, the CSRC released the CSRC Draft Rules, under which, PRC issuers that intend to list or offer securities on a foreign stock exchange through direct offshore listing or indirect offshore listing shall complete a filing with the CSRC within three business days upon the issuer’s initial public filing of its listing application documents with the foreign stock exchange. In addition, on December 28, 2021, the PRC government promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022, to impose cybersecurity review requirement on the purchase of network products and services by critical information infrastructure operators, or the data processing activities conducted by network platform operators, which affect or may affect the national security of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review through the Cybersecurity Review Office under CAC is required in any of the following situations: (i) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country; (ii) the purchase of network products and services by critical information infrastructure operators affect or may affect China’s national security; and (iii) network product/service or a data processing activity that is identified as affecting or may affect national security of the PRC by a member authority of the working mechanism for cybersecurity reviews.

Based on its understanding of the current PRC laws and regulations, Bullish believes that it is not required to obtain any prior approval or conduct filing under the PRC financial regulations that are effective as of the date hereof, or the CSRC Draft Rules from any PRC governmental authorities for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like Bullish’s are subject to the rules, and the CSRC Draft Rules are still in draft forms as of now and have no legal effect; (b) Bullish is not a PRC-incorporated company and has no business activities or subsidiaries, joint ventures or partnerships in mainland China; and (c) Bullish is not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies. Furthermore, because Bullish is not (a) a PRC-incorporated internet platform operator holding personal information of more than one million users, (b) a critical information infrastructure operator that purchases network products and services that affect or may affect China’s national security, or (c) providing network product/service or conducting any data processing activity that affect or may affect China’s national security based on the facts that Bullish (i) does not have any business activities in mainland China; (ii) does not and will not provide services to any customers located in mainland China or conduct sales and marketing activities or other communications with residents in mainland China, and (iii) takes technical measures to refrain from providing services to any customers located in mainland China or conducting sales and marketing activities or other communications with residents in mainland China, Bullish does not believe that the Cybersecurity Review Measures are applicable to the Business Combination nor does it believe that it will be required to undergo such cybersecurity review in connection with the Business Combination or that the Cybersecurity Review Measures will have any material adverse impact on the operations of Bullish.

Although Bullish has no business operations in mainland China and none of its subsidiaries are incorporated in mainland China, if it were to become subject to such oversight or discretion, there may be a material change in its operations and any action by the PRC government may significantly limit or completely hinder its ability to operate and offer or continue to offer securities to investors and may cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The PRC government has significant oversight and discretion over the manner in which companies incorporated under the laws of PRC must conduct their business activities. Although Bullish has no business operations in mainland China and none of its subsidiaries are incorporated in mainland China, if it were to become subject to such oversight or discretion, there may be a material change in its operations and/or the value of Bullish’s securities, which would materially affect the interests of the investors.” and “Risk Factors — Risks Relating to Doing Business in Hong Kong — The business, financial condition and results of operations of Bullish, and/or the value of Bullish’s securities or Bullish’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Bullish.”.

•

Bullish Global and its subsidiaries in the Cayman Islands, Gibraltar, and the United States maintain bank accounts and balances with banks in the United States. The Singapore subsidiary has local currency bank accounts in Singapore for its operational needs as a group service company. The Hong Kong subsidiary currently maintains Hong Kong dollar-denominated current and savings accounts in amounts determined to be necessary to support its operational needs in Hong Kong as a group service company. The aggregate balance as of September 30, 2022 was HK$3.6 million (equivalent to US$0.5 million). The PRC government imposes controls on the convertibility of Renminbi, the national currency of the PRC, into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Although Bullish has no business operations in mainland China, if such control were to extend to Hong Kong, or if by any case Bullish were to become subject to such oversight or discretion in the future, it may restrict the ability of its Hong Kong subsidiary to remit currency maintained in Hong Kong to its offshore entities in order for its offshore entities to pay dividends or make other payments or otherwise satisfy its foreign-currency-denominated obligations. In such case, the State Administration of Foreign Exchange of China (“SAFE”) and other relevant PRC governmental authorities may limit the ability of Bullish’s Hong Kong subsidiary to purchase foreign currencies in the future to settle transactions. As the PRC government may continue to strengthen its capital controls, additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions. Any future restrictions on currency exchange that become applicable to Bullish’s Hong Kong subsidiary or currency that is maintained in Hong Kong may limit its ability to utilize currency maintained in Hong Kong to fund its business activities outside of China, or to pay dividends in foreign currencies. See “Risk Factors — Financial Risks — Bullish will conduct its business operations through subsidiaries and may in the future rely on dividends from subsidiaries for a substantial amount of its cash flows” for a detailed discussion of the PRC legal restrictions on the payment of dividends and Bullish’s ability to transfer cash within its organization.

•

Implementation of the National Security Law in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed Chinese businesses may negatively impact Bullish’s existing and future operations in Hong Kong. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Implementation of the National Security Law in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed Chinese businesses may negatively impact Bullish’s existing and future operations in Hong Kong.”

•

Bullish’s securities may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act if any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor or other reasons result in the PCAOB being unable to fully inspect or investigate Bullish’s auditor. The delisting or the cessation of trading “over-the-counter” of Bullish securities, or the threat of them being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, if the PCAOB were unable to conduct full inspections or investigations of Bullish’s auditor, it would deprive Bullish’s investors of the benefits of such inspections or investigations. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Bullish’s securities may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act if any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor or other reasons result in the PCAOB being unable to fully inspect or investigate Bullish’s auditor. The delisting or the cessation of trading “over-the-counter” of Bullish securities, or the threat of them being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment.

Additionally, if the PCAOB were unable to conduct full inspections or investigations of Bullish’s auditor, it would deprive Bullish’s investors of the benefits of such inspections or investigations.”

•

Bullish may be required to obtain regulatory licenses or approvals in order to provide some or all of the Exchange services to Hong Kong customers which it currently does not have, or it may be required to obtain such licenses or approvals in the near future. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Bullish may be required to obtain regulatory licenses or approvals in order to provide some or all of the Exchange services to Hong Kong customers which it currently does not have, or it may be required to obtain such licenses or approvals in the near future.”

•

Increases in labor costs may adversely affect Bullish’s business and results of operations. See “Risk Factors — Risks Relating to Doing Business in Hong Kong — Increases in labor costs may adversely affect Bullish’s business and results of operations.”

Risks Related to Effecting Service of Legal Process, Enforcing Judgments or Bringing Actions against Bullish and Certain of Its Officers or Directors

•

Bullish is a Cayman Islands company with operations and assets in various non-U.S. jurisdictions, including Hong Kong. In addition, certain officers and directors of Bullish are expected to be based in Hong Kong. Therefore, you may experience difficulties and incur additional costs in effecting service of legal process, enforcing foreign judgments or bringing actions against Bullish and these officers and directors based on foreign laws. See “Risk Factors — Risks Related to Effecting Service of Legal Process, Enforcing Judgments or Bringing Actions against Bullish and Certain of Its Directors — You may experience difficulties and incur additional costs in effecting service of legal process, enforcing foreign judgments or bringing actions against Bullish and certain of its directors based on foreign laws.”

Legal Proceedings & Settlements

Neither Bullish nor any member of the management in their capacity as such is a party to, and Bullish is not aware of any threat of, any legal proceeding that, in the opinion of Bullish’s management, is likely to have a material adverse effect on Bullish’s business, financial condition or operations.

In May 2021, Block.one reached a settlement agreement, subject to the court’s final approval, with the plaintiffs in the U.S. class action lawsuit related to Block.one’s 2018 sale of ERC-20 tokens, in which the intended Chairman of the Bullish Board is also a defendant. On August 15, 2022, the court issued a written opinion declining to approve the proposed settlement.

In 2019, Block.one reached a “neither admit nor deny” settlement with the SEC related to such sale. The SEC ordered that: (a) pursuant to Section 8A of the Securities Act, Block.one cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act; and (b) Block.one pay a civil money penalty in the amount of $24,000,000 to the SEC. A copy of the settlement documentation is publicly available on the SEC website. For further information about the settlement conditions see the “Risk Factors” section on page 75.

Recent Developments – Additional Private Placement Warrants

In January 2022, March 2022 and May 2022, pursuant to commitments made by FPAC’s Sponsor and the BR Investors at the time of the Initial Public Offering, FPAC sold, in each of three similar transactions, an additional 33,333 Private Placement Warrants to each of the Sponsor and the BR Investors at a price of $1.50 per warrant. The aggregate gross proceeds of $100,000 from each transaction are intended to fund certain of FPAC’s working capital needs prior to the Closing.

Recent Developments - Military Action involving Russia and Ukraine

In February 2022, Russia commenced military action in Ukraine. Bullish Exchange does not currently offer services in Russia or Ukraine and the Bullish group does not currently maintain operations or assets in those countries. Nevertheless, the specific impact of the military action on Bullish’s business, while anticipated to not be material, is not determinable as of the date of this proxy statement/prospectus.

Recently adopted additional U.S., European Union and other sanctions against Russia and Belarus in connection with the military action are relevant to the Exchange’s KYC and onboarding processes and are being addressed through the Exchange’s compliance program. As explained in “Business of Bullish - Operations - Compliance”, the Exchange leverages the services of proven service providers to facilitate initial and ongoing screening for sanctioned and politically exposed persons and identifying transfers from high-risk cryptocurrency addresses. Bullish Exchange does not offer services to residents of or companies incorporated in Russia or Belarus. With respect to nationals of Russia and Belarus who are resident abroad, Bullish considers each on a case-by-case basis.

Continuation or escalation of the military action or its expansion to involve other geographies or belligerents in the future may adversely affect Bullish’s business by resulting in deteriorating global or relevant local economic conditions, changes in laws applicable to Bullish’s business, increases in illicit finance risk and other geopolitical, legal or economic consequences of war. See “Risk Factors - Adverse economic conditions may adversely affect Bullish’s business”, “Risk Factors - Because Bullish’s potential customers are located in diverse markets around the world, Bullish’s revenue is vulnerable to local market conditions around the world and geopolitical developments, such as trade wars and foreign exchange limitations”, “Risk Factors - The pace of change in the legal and regulatory environments relevant to Bullish can be fast and unpredictable and may require Bullish to adapt and change its business operations, including the operations of the Bullish Exchange, Bullish Treasury and other business lines”, “Risk Factors - Bullish’s Exchange platform may be exploited by customers to facilitate illegal activities or other serious misconduct, which may not be detected or prevented by Bullish’s due diligence systems and controls. If any of Bullish’s customers exploit its platform for illegal activities, Bullish’s business can be adversely affected”, and “Risk Factors - Natural disasters, COVID-19 and other pandemics, wars, terrorist attacks and other crises involving any of the countries in which Bullish has operations could adversely affect its business continuity, operations and financial results”.

Recent Developments - Wells Fargo Waiver of Deferred IPO Underwriting Discount

On May 20, 2022, FPAC received a letter from Wells Fargo Securities, LLC (the “IPO Underwriter”), which was the sole underwriter of FPAC’s December 2020 IPO, in which the IPO Underwriter gratuitously waived its entitlement to all or any part of the approximately $15.4 million deferred underwriting discount from the IPO. This fee was agreed between FPAC and the IPO Underwriter in the IPO underwriting agreement signed by the parties on December 2, 2020, and was earned in full upon completion of the IPO but payment was conditioned upon the closing of FPAC’s business combination. Following the IPO, there has been no engagement of the IPO Underwriter by FPAC, including for any financial or merger-related advisory services. Without limiting the generality of the foregoing, the IPO Underwriter has not acted for FPAC (or Bullish) in any role with respect the Business Combination, including the related PIPE Investment, and has not been involved in the preparation of any disclosure included herein, including any analysis underlying disclosure. Notwithstanding that lack of any role (which the IPO Underwriter acknowledges in its letter), the IPO Underwriter advised FPAC “for the avoidance of doubt” that it resigns, or ceases or refuses to act in, every office, capacity and relationship with respect to the Transaction. In addition, in its letter, the IPO Underwriter disclaimed any responsibility for any portion of the registration statement of which this proxy statement/prospectus is a part.

In its letter, while it provided no express reason for its action, the IPO Underwriter stated that such waiver of entitlement to the deferred underwriter discount and such resignation, ceasure and refusal to act was “not the result of any dispute or disagreement with FPAC, Bullish of any matter relating to FPAC’s or Bullish’s respective operations policies, procedures or practices.”

Recent Developments – Placement Agents Waiver of Placement Fees

On June 1, 2022 and June 10, 2022, J.P. Morgan Securities LLC (“JPM”) and Nomura Securities International, Inc. (“Nomura” and together with JPM, the “Resigned Placement Agents”), respectively, delivered to FPAC and Bullish notices of resignation of their roles as placement agents in connection with the PIPE Investment to FPAC. Each of the Resigned Placement Agents waived any right to receive placement fees, due at the time, pursuant to an engagement letter, dated May 17, 2021, among JPM, FPAC, Jefferies LLC, Nomura, Berenberg Capital Markets LLC and Galaxy Digital Partners LLC (the “Engagement Letter”), which agreement is related to the PIPE Investment. The aggregate amount of fees waived by the Resigned Placement Agents is approximately $6 million. Please see “Unaudited Pro Forma Combined Financial Information” for further information and the estimated transaction fees and expenses required to be paid in connection with the Business Combination. FPAC and Bullish continue to have customary obligations with respect to use of information and indemnification under the Engagement Letter with the Resigned Placement Agents. However, FPAC and Bullish are not party to any agreements that would require the payment of any fees to, or require the reimbursement of any expenses (other than de minimis expenses of legal counsel to the Resigned Placement Agents), the Resigned Placement Agents with respect to the Business Combination or any other transactions described herein. In addition, each of the Resigned Placement Agents have delivered notices of resignation to the SEC pursuant to Section 11(b)(1) under the Securities Act. Each Resigned Placement Agents’ resignation was not a result of any dispute or disagreement between FPAC, Bullish or the Resigned Placement Agents.

At no time prior to or after their resignation did any of the Resigned Placement Agents indicate that they had any specific concerns with the Business Combination and the Resigned Placement Agents did not advise FPAC or Bullish that they were in disagreement with the contents of this prospectus/proxy statement or the registration statement of which it forms a part. The Resigned Placement Agents did not prepare or provide any of the disclosure in this prospectus/proxy statement or any analysis underlying such disclosure or any other materials or work product that have been provided to FPAC’s shareholders or the PIPE Investors. However, the Resigned Placement Agents did receive a draft of this prospectus/proxy statement prepared by FPAC and Bullish and had the opportunity to provide comments. There can be no assurances that Resigned Placement Agents agree with this disclosure and no inference can be drawn to this effect. Shareholders should not put any reliance on the fact that one or more of the Resigned Placement Agents were previously involved with any aspect of the transactions described in this prospectus/proxy statement.

Each of the Resigned Placement Agents conducted usual and customary placement agent services in connection with the PIPE Investment, including logistical coordination on investor outreach, data room management and participation in the assembly of marketing materials; however, the PIPE Investment was not contingent upon any continued involvement of the Resigned Placement Agents in the transactions and each of the PIPE Investors had specifically disclaimed reliance on any statement, representation or warranty made by, among others, each of the Resigned Placement Agents in determining to participate in the PIPE investment.

Please see “The Business Combination Agreement — The Background of the Business Combination Agreement” for further details as to the involvement of the Resigned Placement Agents in the Business Combination and the PIPE Investment.

The services provided by the Resigned Placement Agents under the Engagement Letter were substantially complete at the time of their resignations. FPAC and Bullish did not consider engaging and do not intend to engage additional placement agents. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination.

The resignation of the Resigned Placement Agents and the waiver of fees for services that have already been rendered is unusual. FPAC shareholders may be more likely to elect to redeem their shares as a result of such resignations and as a result, FPAC may not have sufficient funds to meet the condition of FPAC having at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination.

FPAC shareholders may believe that when financial institutions, such as the Resigned Placement Agents, are named in a proxy statement/prospectus, the involvement of such institutions typically presumes a level of due diligence and independent analysis on the part of such financial institution and that the naming of such financial institutions generally means that a financial institution has done a level of due diligence ordinarily associated with a professional engagement. The resignation letters of each of the Resigned Placement Agents with respect to their engagements with FPAC and Bullish and the notices of resignation sent to the SEC pursuant to Section 11(b)(1) under the Securities Act, each stated that the Resigned Placement Agents expressly disclaimed responsibility for any part of this proxy statement/prospectus. Neither FPAC nor Bullish will speculate about the reasons why the Resigned Placement Agents withdrew from their roles as placement agents in connection with the Business Combination and forfeited their fees after doing substantially all the work to earn their fees. Accordingly, shareholders should not place any undue reliance on the fact that the Resigned Placement Agents have been previously involved with this transaction.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF FPAC

This section contains the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination: FPAC’s balance sheet information as of June 30, 2022 and September 30, 2021, as well as FPAC’s statements of operations information for the nine months ended June 30, 2022, the period from October 19, 2020 (inception) through June 30, 2021, and the period from October 19, 2020, (inception) through September 30, 2021. The selected historical financial information has been derived from FPAC’s (i) unaudited financial statements as of June 30, 2022 and for the nine months ended June 30, 2022, and the period from October 19, 2020 (inception) through June 30, 2021 and (ii) audited financial statements as of September 30, 2021, for the period from October 19, 2020 (inception) to September 30, 2021, included elsewhere in this proxy statement/prospectus.

FPAC’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The information is only a summary and should be read in conjunction with FPAC’s financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of FPAC. Certain amounts that appear in this section may not sum due to rounding.

SELECTED CONDENSED BALANCE SHEET INFORMATION

	As of June 30, 2022	As of September 30, 2021
	(unaudited)	(in US$, except share and per share data)
Assets
Current assets:
Cash	$2,415,903	$172,454
Prepaid expenses	237,917	642,917

Total current assets	2,653,820	815,371
Investments held in Trust Account	600,676,688	600,209,262

Total Assets	$603,330,508	$601,024,633

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current liabilities:
Accrued expenses	$9,400,375	$5,155,500
Accounts payable	75,118	29,474

Total current liabilities	9,475,493	5,184,974
Deferred legal fees	400,000	400,000
Deferred underwriting commissions	—	15,437,500
Derivative warrant liabilities	7,615,997	46,710,000

Total liabilities	17,491,490	67,732,474
Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 60,000,000 shares at $10.00 per share	600,576,688	600,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued and outstanding	—	—
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 9,750,000 shares issued and outstanding	975	975
Additional paid-in capital	—	—
Retained earnings
Accumulated deficit	(14,738,645)	(66,708,816)

Total shareholders’ deficit	(14,737,670)	(66,707,841)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$603,330,508	$601,024,633

SELECTED CONDENSED STATEMENTS OF OPERATIONS INFORMATION

	For the Nine Months Ended June 30, 2022	For the Period From October 19, 2020, (Inception) Through June 30, 2021	For the Period From October 19, 2020, (Inception) Through September 30, 2021
	(unaudited)	(unaudited)
General and administrative expenses	$5,252,067	$4,617,788	$7,010,698
Loss on operations	(5,252,067)	(4,617,788)	(7,010,698)
Other income (expense)
Change in fair value of derivative warrant liabilities	39,322,000	15,660,000	7,290,000
Loss on sale of Private Placement Warrants	—	(3,500,000)	(3,500,000)
Offering costs — derivative warrant liabilities	—	(1,684,760)	(1,684,760)
Extension fee income	2,500,000
Income (loss) from investments held in Trust Account	467,425	201,707	209,262
Gain on settlement of deferred underwriting commissions	15,437,500

Net income (loss)	$(52,474,858)	$6,059,159	$(4,696,196)

Weighted average shares outstanding of Class A ordinary shares — Basic	60,000,000	48,577,075	51,623,188
Weighted average shares outstanding of Class A ordinary shares — Diluted	(60,000,000)	48,577,075	51,623,188
Basic net income (loss) per ordinary share, Class A	$(0.75)	$0.10	$(0.08)
Diluted net income (loss) per ordinary share, Class A	$(0.75)	$0.10	$(0.08)
Weighted average shares outstanding of Class B Ordinary Shares — Basic and diluted	9,750,000	9,750,000	9,750,000
Basic net income (loss) per ordinary share, Class B	$(0.75)	$0.10	$(0.08)
Diluted net income (loss) per ordinary share, Class B	$(0.75)	$0.10	$(0.08)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF BULLISH GLOBAL

The following table sets forth selected historical financial information derived from Bullish Global’s audited consolidated financial statements for the period from October 23, 2020, (incorporation) to December 31, 2020, and for the year ended December 31, 2021, as well as the unaudited consolidated financial statements for the six months ended June 30, 2021 and 2022, which are included elsewhere in this proxy statement/prospectus. The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Bullish Global’s financial statements and the related notes contained elsewhere in this proxy statement/prospectus.

SELECTED CONSOLIDATED INCOME STATEMENT DATA

	For the six months ended June 30, 2022	For the six months ended June 30, 2021	For the year ended December 31, 2021	For the period from October 23, 2020, (Date of Incorporation) to December 31, 2020
	(in US$ thousands, except per share data)
Revenue	31,115,697	—	1,321,565	—
Cost of revenue	(31,073,040)	—	(1,321,272)	—
Change in fair value of digital assets held, net	(3,803,805)	—	(1,043,758)	—
Gross margin	(3,761,148)	—	(1,043,465)	—
Legal and professional fees	(11,946)	(13,710)	(33,704)	(10)
Compensation and benefits	(34,858)	(19,951)	(59,307)	—
Intercompany service fees	(34,942)	(62,271)	(112,676)	(19,816)
Other operating expenses	(35,353)	(5,119)	(26,459)	(14)
Other expense	—	—	(49)	—
Net operating loss	(3,878,247)	(101,051)	(1,275,660)	(19,840)
Finance income	283	512	1,511	3
Finance expense	(5,558)	—	(35)	—
Amortization of convertible redeemable preference shares	(56,448)	(72,087)	(126,800)	—
Loss before income tax	(3,939,970)	(172,626)	(1,400,984)	(19,837)
Income tax expense	(252)	—	(263)	—
Net loss	(3,940,222)	(172,626)	(1,401,247)	(19,837)
Shares outstanding	225,001	225,001	225,001	3,215
Basic attributable loss per share	(17.51)	(0.77)	(6.23)	(6.17)
Diluted attributable loss per share	(17.51)	(0.77)	(6.23)	(6.17)

SELECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA

	As of June 30, 2022	As of December 31, 2021
	(in US$ thousands)
ASSETS
Non-current assets	18,821	11,692
Current assets	3,752,258	7,443,539

Total assets	3,771,079	7,455,231
EQUITY AND LIABILITIES
Total equity	2,182,807	6,110,931
Liabilities
Non-current liabilities	1,231,504	1,171,881
Current liabilities	356,768	172,419

Total liabilities	1,588,272	1,344,300

Total equity and liabilities	3,771,079	7,455,231

SELECTED CONSOLIDATED CASH FLOW STATEMENT DATA

	For the six months ended June 30, 2022	For the six months ended June 30, 2021	For the year ended December 31, 2021	For the period from October 23, 2020, (Date of Incorporation) to December 31, 2020
	(in US$ thousands)
Net cash used in operating activities	(460,580)	(69,863)	(120,946)	(25)
Net cash (used in)/generated from investing activities	(1,025)	951,056	1,502,939	21,402
Net cash (used in)/generated from financing activities	(6,236)	(339,870)	(340,355)	218,000

Net (decrease)/increase in cash and cash equivalents, customer segregated cash and restricted cash	(467,841)	541,323	1,041,638	239,377
Cash and cash equivalents, customer segregated cash and restricted cash at the beginning of the year/period	1,281,015	239,377	239,377	—
Cash and cash equivalents, customer segregated cash and restricted cash at the end of the year/period	813,174	780,700	1,281,015	239,377

Net change in cash and cash equivalents, customer segregated cash and restricted cash	(467,841)	541,323	1,041,638	239,377

SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following summary unaudited pro forma condensed combined financial data (the “Selected Pro Forma Data”) gives effect to the Business Combination and is described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The Business Combination is anticipated to be accounted for as a capital reorganization. Under this method of accounting, FPAC will be treated as the “acquired” company for financial reporting purposes and the Business Combination will be treated as the equivalent of Bullish Global issuing shares at the Closing of the Business Combination for the net assets of FPAC as of the Closing date, accompanied by a recapitalization.

The summary unaudited pro forma condensed combined statement of financial position data as of June 30, 2022, gives effect to the Business Combination as if it had occurred on June 30, 2022. The summary unaudited pro forma condensed combined income statement data for the six months ended June 30, 2022 and for the year ended December 31, 2021, give effect to the Business Combination as if it had occurred on January 1, 2021.

The Selected Pro Forma Data has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information appearing in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the consolidated financial statements and related notes of Bullish Global and the financial statements and related notes including any restatements of FPAC available elsewhere.

The Selected Pro Forma Data has been presented for informational purposes only and is not necessarily indicative of actual financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. In addition, the Selected Pro Forma Data does not purport to project the future financial position or operating results of the post-combination company. The unaudited pro forma adjustments are based on information currently available and reflect various assumptions and estimates underlying the unaudited pro forma adjustments that are described in the notes to the accompanying unaudited pro forma consolidated condensed combined financial information. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, including assumptions about digital asset prices, the final amounts recorded may differ materially from the information presented. As a result, this should be read in conjunction with the historical financial information included elsewhere in this proxy statement/prospectus.

The Selected Pro Forma Data has been prepared assuming two alternative levels of redemption of FPAC Class A ordinary shares by the Public Shareholders for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, and reflect, in the case of maximum redemptions, terms under the Letter Agreement Amendment:

•

Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise redemption rights with respect to their Public Shares for cash in the Trust Account and assuming the Sponsor forfeits 400,000 Private Placement Warrants of FPAC, the BR investors forfeit 100,000 Private Placement Warrants of FPAC, and the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global Shares to Bullish Shares was calculated using the September 30, 2022 price of the digital assets (using the 20-day average price).

•

Assuming Maximum Redemptions: This presentation assumes that 59,510,000 of FPAC Public Shares are redeemed for their pro rata share of the cash in the Trust Account. This scenario gives effect to FPAC share redemptions of 59,510,000 shares for aggregate redemption payments of

US$595,100,000 at a redemption price of US$10.00 per share based on the investments held in the Trust Account as of June 30, 2022, and assuming the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global Shares to Bullish Shares was calculated using the September 30, 2022 price of the digital assets (using the 20-day average price). In addition, it assumes the Sponsor forfeits 1,950,000 Class A Ordinary Shares of Bullish otherwise issuable in the Business Combination in respect of the Sponsor’s Founder Shares and forfeits 400,000 Private Placement Warrants of FPAC. It also assumes the BR Investors forfeit for cancellation an aggregate 100,000 Private Placement Warrants of FPAC.

	Assuming no redemption of shares	Assuming maximum redemption of shares
	(in US$ thousands, except per share data)
Summary Unaudited Pro Forma Condensed Combined Income Statement Data for the six months ended June 30, 2022
Revenue	31,115,697	31,115,697
Gross margin	(3,761,148)	(3,761,148)
Total operating expenses	(130,213)	(129,147)
Net operating loss	(3,891,361)	(3,890,295)
Loss for the period	(3,906,994)	(3,905,928)
Pro forma weighted average number of shares outstanding, basic	680,509	619,049
Basic attributable loss per share	(5.74)	(6.31)
Pro forma weighted average number of shares outstanding, diluted	680,509	619,049
Diluted attributable loss per share	(5.74)	(6.31)
Summary Unaudited Pro Forma Condensed Combined Income Statement Data for the year ended December 31, 2021
Revenue	1,321,565	1,321,565
Gross margin	(1,043,465)	(1,043,465)
Total operating expenses	(389,325)	(375,032)
Net operating loss	(1,432,790)	(1,418,497)
Loss for the year	(1,557,112)	(1,542,819)
Pro forma weighted average number of shares outstanding, basic	680,509	619,049
Basic attributable loss per share	(2.29)	(2.49)
Pro forma weighted average number of shares outstanding, diluted	680,509	619,049
Diluted attributable loss per share	(2.29)	(2.49)
Summary Unaudited Pro Forma Condensed Combined Statement of Financial Position Data as of June 30, 2022
Total current assets	4,330,266	3,734,590
Total assets	4,349,087	3,753,411
Total current liabilities	356,768	356,768
Total liabilities	372,177	372,177
Total shareholders’ equity	3,976,910	3,381,234

Comparative Historical and Unaudited Pro Forma Per Share Information

The following table sets forth the historical comparative share information for Bullish Global and FPAC on a standalone basis and the unaudited pro forma combined share information for the period ended June 30, 2022, after giving effect to the Business Combination, assuming two redemption scenarios:

•

Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise redemption rights with respect to their Public Shares for cash in the Trust Account and assuming the Sponsor forfeits 400,000 Private Placement Warrants of FPAC, the BR investors forfeit 100,000 Private Placement Warrants of FPAC, and the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global Shares to Bullish Shares was calculated using the September 30, 2022 price of the digital assets (using the 20-day average price).

•

Assuming Maximum Redemptions: This presentation assumes that 59,510,000 of FPAC Public shares are redeemed for their pro rata share of the cash in the Trust Account. This scenario gives effect to FPAC share redemptions of 59,510,000 shares for aggregate redemption payments of US$595,100,000 at a redemption price of US$10.00 per share based on the investments held in the Trust Account as of June 30, 2022, and assuming the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global Shares to Bullish Shares was calculated using the September 30, 2022 price of the digital assets (using the 20-day average price). In addition, it assumes the Sponsor forfeits 1,950,000 Class A Ordinary Shares of Bullish otherwise issuable in the Business Combination in respect of the Sponsor’s Founder Shares and forfeits 400,000 Private Placement Warrants of FPAC. It also assumes the BR investors forfeit for cancellation an aggregate 100,000 Private Placement Warrants of FPAC.

The following comparative per share data is only a summary and should be read together with the historical financial information of FPAC and Bullish Global as well as the financial statements of FPAC and Bullish Global and related notes that are included elsewhere in this proxy statement/prospectus. The following comparative per share data is derived from, and should also be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus.

The comparative per share data does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of FPAC or Bullish Global would have been had the companies been combined during the period presented.

	Historical		Pro Forma Combined
	Bullish Global	FPAC	Assuming No Redemption	Assuming Maximum Redemption
	(in US$ thousands, except per share data)
Weighted average shares outstanding — basic and diluted (in thousands)
Class A	225,001	60,000	680,509	619,049
Class B	N/A	9,750	N/A	N/A
For the period ended June 30, 2022
Profit/(loss) for the six months ended June 30, 2022 attributable to the owners of the parent	$(3,940,222)	$61,846	$(3,906,994)	$(3,905,928)
Class A attributable loss per share -basic and diluted	(17.51)	0.89	(5.74)	(6.31)
Class B attributable loss per share -basic and diluted	N/A	0.89	N/A	N/A
Equity attributable to owners of the parent	$2,182,807	$(14,737)	$3,976,910	$3,381,234
Class A attributable profit/loss per share -basic and diluted	9.70	(0.21)	5.84	5.46
Class B attributable profit/loss per share -basic and diluted	N/A	(0.21)	N/A	N/A

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the Annexes, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Bullish, FPAC or Bullish Global may face additional risks and uncertainties that are not presently known to Bullish, FPAC or Bullish Global, or that Bullish, FPAC or Bullish Global currently deems immaterial, which may also impair Bullish’s, FPAC’s or Bullish Global’s business or financial condition. In this section, unless the context indicates otherwise, Bullish refers to Bullish Global and its subsidiaries prior to the consummation of the Business Combination, and to Bullish and its subsidiaries, including Bullish Global, following consummation of the Business Combination.

Risks Related to Bullish’s Business Strategy and Operations

As an early-stage company entering a highly competitive market with limited operating history, the operations of Bullish are nascent, unproven and subject to material legal, regulatory, operational, reputational, financial, tax, market, credit and other risks.

Bullish has limited operating history in the highly competitive digital assets industry. The Bullish Exchange commenced the Soft Launch in November 2021 and commenced the Full Launch on December 21, 2021. In addition, Bullish is not currently profitable from its operations and it has not been since its inception. There is no assurance that Bullish will achieve an acceptable return on shareholders’ investments and the likelihood of success must be considered in light of the early stage of its operations. Even if Bullish accomplishes its operational objectives, it may not generate positive cash flows or profits.

As a young business, Bullish may be more vulnerable to such risks and corresponding risk events may have greater and disproportionate impact on its business, operations and reputation relative to a more mature or established business.

The Bullish Treasury, a separate treasury unit operated by Bullish Capital, is primarily intended for providing liquidity on the Bullish Exchange through contribution to the Liquidity Pools. If Bullish is unable to successfully build its business while controlling expenses, its ability to continue its business could depend on the ability to raise sufficient additional capital, obtain sufficient financing and monetize assets. Even though Bullish has raised debt financing, there can be no guarantee that in the future Bullish will be able to raise funding in sufficient quantity or at acceptable terms to fund the continued development of its business. The occurrence of any of the foregoing risks would have an adverse effect on Bullish’s business, financial condition and results from operations.

Furthermore, as Bullish’s business will be subject to legal, regulatory, operational, reputational, tax and other risks in every jurisdiction, including those applicable due to its use of cryptocurrency and blockchain technology, there is no assurance its business will ever be profitable. Bullish may fail to develop its products and services or produce a return for its investors. Without limiting the generality of the foregoing, Bullish does not offer the Exchange services in the United States at Launch due to federal and state legal and regulatory restrictions. See “— Regulatory Compliance — Bullish’s failure to obtain and maintain required regulatory licenses or approvals, or otherwise comply with any laws and regulations, could adversely affect its ability to launch its product or to offer its product to certain segments of customers around the world. In particular, Bullish does not offer the Exchange services in the United States or mainland China at Launch.”

From time to time, Bullish may also offer new products and services or undertake other strategic projects. There are substantial risks and uncertainties associated with these efforts and Bullish could invest significant capital and resources into such efforts. Regulatory requirements can affect whether initiatives are able to be brought to market in a manner that is timely and attractive to Bullish’s customers. Initial timetables for the development and introduction of new products or services and price and profitability targets may not be met. New products or services may need to be initially launched on a limited basis. In addition, Bullish’s revenues and costs may fluctuate because new products and services generally require startup costs while revenues take time to develop, which could adversely impact Bullish’s results of operations.

You should consider Bullish’s business and prospects in light of the risks and significant challenges it faces as a new entrant into its industry, including, among other things, with respect to its ability to:

•	develop, launch and operate a reliable and quality cryptocurrency trading platform;

•	obtain necessary regulatory approvals in a timely manner;

•	build a well-recognized and -respected brand;

•	establish and expand its customer base;

•	implement, maintain and improve its operational efficiency;

•	execute its business model and maintain reliable, secure, high-performance and scalable technology infrastructure;

•	navigate in a new and rapidly evolving and changing space;

•	predict its future revenues and appropriately budget for its expenses;

•	attract, retain and motivate talented employees;

•	anticipate trends that may emerge and affect its business;

•	anticipate and adapt to changing market conditions, including technological developments and changes in the competitive landscape; and

•	navigate an evolving and complex global regulatory environment.

If Bullish fails to adequately address any or all of these risks and challenges, such failure could have an adverse effect on Bullish’s reputation, business, financial condition, results from operations and share price.

Bullish may not be able to adapt quickly or effectively to changes in the fast-evolving digital assets industry and regulatory environment.

The fast-evolving digital assets industry has been characterized by many rapid, significant, and disruptive products, services and technologies in recent years. Bullish expects new products, services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that Bullish intends to provide. Competitors may be able to respond more quickly and effectively than Bullish can to new or changing opportunities, technologies, standards or customer requirements. Bullish cannot predict the effects of new products, services and technologies on Bullish’s proposed business. Unlike many of its competitors, Bullish has limited operating history and has not fully established its customer base and has limited personnel and other resources. Because of its current stage of business development, Bullish may not be able to adapt quickly or effectively to changes in the industry. Bullish believes that its ability to grow its customer base and net revenue will depend heavily on its ability to innovate and create successful new products and services and to keep pace with rapidly changing technology. In particular, developing and incorporating new products and services into its business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract customers, generate revenue, or perform or integrate well with third-party applications and platforms. In addition, Bullish must continue to enhance its technical infrastructure and other technology offerings to remain competitive and maintain a platform that has the required functionality, performance, capacity, security, and speed to attract and retain customers. Moreover, Bullish’s ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, constraints by Bullish’s banking partners and payment processors, third-party intellectual property rights, or other factors. The success of Bullish’s business also depends on its ability to address and adapt quickly or effectively to changes in the regulatory environment of the digital assets industry.

As a result, Bullish expects to expend significant costs and expenses to develop Bullish’s Exchange platform to meet the evolving needs of the industry. Bullish’s success will depend on its ability to develop and incorporate new offerings and adapt to technological changes, evolving industry practices and the regulatory environment. If Bullish is unable to do so in a timely or cost-effective manner, its business and ability to successfully compete and attract new customers may be adversely affected. If Bullish’s technology solutions do not work as planned, or do not meet or continue to meet the level of quality required, its customers or its regulators, it may make transacting business less efficient, more expensive and potentially prone to errors, thereby reducing the positive effects Bullish seeks to make available to its customers through the adoption of blockchain technology.

Risks Related to Being a Public Company

Bullish does not have experience operating as a U.S. public company and may not be able to adequately develop and implement the governance, compliance, risk management and control infrastructure and culture required for a public company, including compliance with the Sarbanes-Oxley Act.

Bullish does not have experience operating as a U.S. public company. Some of Bullish’s proposed executive officers have only limited experience in managing a U.S. public company, which makes their ability to comply with applicable laws, rules and regulations uncertain. Bullish’s failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject Bullish or its management to regulatory scrutiny or sanction, which could harm its reputation and share price.

Prior to becoming a U.S. reporting company, Bullish has not previously been required to prepare or file periodic and other reports with the SEC or to comply with the other requirements of U.S. federal securities laws applicable to public companies. Bullish has not previously been required to establish and maintain the disclosure controls and procedures, and internal controls over financial reporting applicable to a public company in the United States, including the Sarbanes-Oxley Act. Although Bullish is in the process of developing and implementing its governance, compliance, risk management and control framework and culture required for a public company, Bullish may not be able to meet the requisite standards expected by U.S. regulators and/or its investors. Bullish may also encounter errors, mistakes and lapses in processes and controls, resulting in failure to meet the requisite standards expected of a public company.

As a U.S. reporting company, Bullish will incur significant legal, accounting and other expenses. Compliance with reporting, internal control over financial reporting and corporate governance obligations from which foreign private issuers are not exempt may require members of its management and its finance and accounting staff to divert time and resources from other responsibilities to ensure these additional regulatory requirements are fulfilled and may increase Bullish’s legal, accounting, insurance and compliance costs. Bullish cannot predict or estimate the amount of additional costs it may incur or the timing of such costs.

If it fails to adequately implement the required governance and control framework and culture, Bullish can be more at risk of failing to comply with significant rules or requirements associated with being a public company. Such failure could result in the loss of investor confidence and could harm Bullish’s reputation and cause the market price of Bullish’s securities to decline. Other challenges in complying with these regulatory requirements may arise because Bullish may not be able to complete its evaluation, testing and any required remediation in a timely fashion. In addition, any current or future controls may be considered as inadequate due to changes or increased complexity in regulations, operating environment or other reasons.

Due to inadequate governance and internal control policies, misstatements or omissions due to error or fraud may occur and may not be detected, which could result in failures to make required filings in a timely manner and make filings containing incorrect or misleading information. Any of these outcomes could result in SEC enforcement actions, monetary fines or other penalties, litigations, damage to Bullish’s reputation, business, financial condition, operating results and share price.

As a foreign private issuer, Bullish is exempt from a number of rules under U.S. securities laws and is permitted to file less information with the SEC than U.S. public companies; as a result, investors may receive less information regarding Bullish that may adversely impact their investment decision-making.

Bullish is a foreign private issuer, as defined in the SEC rules and regulations, and, consequently, it is not subject to all the disclosure requirements applicable to companies organized within the United States, including certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, Bullish’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of the Bullish’s securities. Moreover, Bullish is not required to file periodic reports and financial statements with the SEC as frequently or promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning Bullish than there is for U.S. public companies, which may adversely impact investors’ decision-making with respect to Bullish’s securities.

As a foreign private issuer and “controlled company,” Bullish can rely on exemptions from certain corporate governance requirements that provide greater protection to shareholders of other companies.

As a foreign private issuer, Bullish may generally follow home-country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the NYSE listing rules except for certain matters, including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC. The Cayman Islands home-country practices that Bullish follows may afford less protection to holders of Bullish securities than that provided under the NYSE listing rules.

Upon the consummation of the Business Combination, Block.one will beneficially own Class B Ordinary Shares (each of which is entitled to ten votes) with a substantial majority of Bullish’s voting power. As a result, Bullish will be a “controlled company” within the meaning of the NYSE listing rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and will be permitted to elect to not comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that the nominating and corporate governance committee is composed entirely of independent directors, and the requirement that the compensation committee is composed entirely of independent directors.

As a result of Bullish’s foreign private issuer and “controlled company” status, Bullish’s securityholders may be afforded less protection under the NYSE listing rules and SEC regulations than other public companies.

Bullish may not be able to consistently comply with all of NYSE’s Listing Rules.

As a public company, Bullish will be subject to NYSE listing rules. If it fails to meet the requirements of the applicable listing rules, such failure may result in Bullish not being listed by the NYSE, suspension of trading of its shares or delisting in the future. This may further result in legal or regulatory proceedings, fines and other penalties, legal liability for Bullish, inability for Bullish’s shareholders to trade their shares and negatively impact Bullish’s share price, reputation and public perception, operations and financial position, as well as its ability to conduct future fundraising activities, whether in or outside of the U.S.

If Bullish is unable to remediate material weaknesses in its internal control over financial reporting or otherwise fails to maintain an effective system of internal controls, it may not be able to accurately or timely report its financial condition or results of operations.

Though no material weakness has been identified in connection with the audit of Bullish Global’s consolidated financial statements as of December 31, 2021, Bullish may subsequently identify material weaknesses with, or in the effectiveness of, its internal controls. Bullish’s failure to correct the material weaknesses or failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in its financial statements and could also impair its ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis, which could cause investors to lose confidence in its reported financial information, which may result in volatility in and a decline in the market price of Bullish securities.

Upon completion of this Business Combination, Bullish Global will become a wholly owned subsidiary of Bullish. Prior to the filing of the registration statement of which the proxy statement/prospectus is a part, Bullish was not subject to the Sarbanes-Oxley Act. Section 302 thereof will require executive attestation that financial information is accurate and reliable and that internal controls are implemented and maintained. Section 404 thereof will require that Bullish include a report from management on the effectiveness of its internal control over financial reporting in its annual report on Form 20-F. It may take Bullish time to develop the requisite internal control framework. Bullish’s management may conclude that its internal control over financial reporting is not effective, or the level at which Bullish’s controls are documented, designed, operated or reviewed is not adequate, and may result in Bullish’s independent registered public accounting firm issuing an internal controls report that is qualified. In addition, the reporting obligations may place a significant strain on Bullish’s management, operational and financial resources and systems for the foreseeable future. Bullish may be unable to complete its evaluation testing and any required remediation in a timely manner.

During the course of documenting and testing Bullish’s internal control procedures, in order to satisfy the requirements of Sections 302 and 404 of the Sarbanes-Oxley Act, Bullish may subsequently identify weaknesses and deficiencies in its internal control over financial reporting. In addition, if Bullish fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, it may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act. If Bullish fails to achieve and maintain an effective internal controls environment, it could result in material misstatements in its financial statements and a failure to meet its reporting obligations, which may cause investors to lose confidence in its reported financial information. This could in turn limit its access to capital markets and harm its results of operations. Bullish may also be required to restate its financial statements from prior periods if such weaknesses and deficiencies are identified. Additionally, ineffective internal control over financial reporting could expose it to increased risk of fraud or misuse of corporate assets and subject it to potential delisting from the stock exchange on which it lists, as well as regulatory investigations and civil or criminal sanctions. All of the preceding could adversely impact Bullish’s reputation, business, results of operations, financial condition and share price.

Industry data, projections and estimates relied upon by Bullish are inherently uncertain, subject to interpretation and may not have been independently verified.

Information concerning Bullish’s industry and the markets in which Bullish intends to operate is obtained from independent industry and research organizations and other third-party sources. Industry projections and estimates are derived from publicly available information released by independent industry analysts and third-party sources. Bullish has not independently verified any such third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which Bullish operates are subject to uncertainty and risk due to a variety of factors. As a result, inaccuracies in third-party information, or in the projects, may lead to adverse impact on assumptions that are relied upon for internal business planning and analysis purposes.

Block.one is a majority shareholder of Bullish. The concentration of ownership may affect the market demand for Bullish shares.

Upon closing of the Business Combination, Block.one will hold Class B Ordinary Shares, with ten votes per share, and will hold a majority of Bullish’s voting equity even if its equity ownership declines below a majority. While Block.one maintains such holding, and as a consequence of such holding, Block.one will have substantial influence over Bullish’s business, including decisions regarding mergers, consolidations, the sale of all or substantially all of its assets, election of directors, declaration of dividends and other significant corporate actions. As the controlling shareholder, Block.one may take actions that are not in the best interests of Bullish’s other shareholders. These actions may be taken in many cases even if they are opposed by Bullish’s other shareholders. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive shareholders of an opportunity to receive a premium to the trading price for the shares as part of a sale of Bullish.

Material adverse incidents associated with Block.one may adversely impact Bullish’s reputation, business and financial position and share price.

Significant negative news, adverse legal or regulatory findings, material litigation, reputational damage and other material adverse developments associated with Block.one may also adversely impact Bullish’s reputation, business and financial position and share price.

For example, Block.one and the intended Chairman of the Bullish Board are defendants in a class action lawsuit in the U.S. in relation to Block.one’s sale of ERC-20 tokens, in which a settlement agreement had been reached in May 2021 subject to the court’s final approval. On August 15, 2022, the court issued a written opinion declining to approve the proposed settlement. In light of the court’s ruling, the prior stipulation of settlement is of no force and effect and the parties are restored to their respective positions in the litigation before the proposed settlement was reached. This may conceivably lead to adverse findings with respect to Block.one, EOSIO and EOS. In addition, there have been allegations of potential market manipulation by unknown parties, misrepresentation, and other malfeasance during the token sale that have caused, and may continue to cause, negative media coverage about Block.one and Bullish. Such negative media coverage as well as any future legal or regulatory proceedings that may be instigated concerning such allegations or others may adversely impact Bullish’s reputation, business, financial condition, cryptocurrency holdings, share price and ability to raise additional capital in the U.S.

The price of Bullish’s share price may be volatile.

The price of Bullish’s shares may fluctuate due to a variety of factors. Particularly, Bullish’s shares may be volatile due to (i) fluctuation in the price of digital assets carried on its balance sheet and (ii) fluctuation in revenue, which could be both positively and negatively affected by increased or decreased trading levels on the Bullish Exchange in response to variations in price.

In addition, Bullish’s shares may fluctuate due to other factors, including:

•	the number of Bullish’s shares publicly owned and available for trading;

•	overall performance of the equity markets or publicly-listed cryptocurrency trading platform companies;

•	Bullish’s actual or anticipated operating performance and the operating performance of its competitors;

•	changes in the projected operational and financial results Bullish provides to the public or its failure to meet those projections;

•

failure of securities analysts to initiate or maintain coverage of Bullish, changes in financial estimates by any securities analysts who follow its company, or its failure to meet the estimates or the expectations of investors;

•	any major change in the board of directors, management, or key personnel;

•	rumors and market speculation involving Bullish, Block.one or other companies in the industry;

•

announcements by Bullish or its competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;

•	changes in or losses of counterparty relationships considered important to support the business operations of Bullish;

•	market perception as to whether Bullish’s listing is successful;

•

the impact of a securities or industry analysts issuing an adverse or unfavorable opinion regarding Bullish’s business or not publishing research or publishing unfavorable research about its business; and

•	other events or factors, including those discussed elsewhere in these risk factors, or those resulting from COVID-19, war, incidents of terrorism, or responses to these events.

If Bullish’s share price falls, it may not be able to successfully leverage its listed status to grow its business and operations, or attract additional capital investments in the future. This may adversely affect Bullish’s reputation, financial condition and business and its ability to attract and retain customers.

The prominence of being a publicly listed company operating a regulated exchange and consequent disclosure obligations may increase any adverse impact on Bullish’s reputation, its operations and ability to attract and retain customers.

Unlike a private company that is subject to less public attention and regulatory obligations, the prominence of being a publicly listed company operating a regulated exchange and consequent disclosure obligations may increase the impact of any financial and non-financial risks on Bullish. Bullish intends to market its product and services to its investors and therefore there may be an overlap between Bullish’s customer base and its investor base. If a material adverse event associated with Bullish occurs, Bullish’s reputation, its ability to attract and retain customers, its business operations and financial condition and share price may be more adversely impacted than that of a private company.

Bullish will indemnify the liabilities of its directors and officers and may incur additional operating costs and liability.

Bullish, as a Cayman Islands exempted company, may indemnify its directors or officers and that of members of the Bullish Group, except with regard to dishonesty, willful default or fraud. Bullish has or will enter into indemnification agreements with its and Bullish Group members’ directors and executive officers, pursuant to which Bullish may agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer. Bullish may also maintain directors’ and officers’ liability insurance policies. Bullish may therefore incur liability from the acts and omissions of its and Bullish Group members’ directors and officers.

Following the consummation of the Business Combination, Bullish will assume FPAC’s liabilities arising from facts or events on or before the Business Combination and Bullish expects to indemnify individuals who are FPAC’s directors and officers as of the date of the Business Combination in respect of such liabilities and maintain a directors’ and officers’ liability insurance policy. Bullish must use its commercially reasonable efforts to purchase (or allow FPAC to purchase) a tail insurance policy extending FPAC’s directors’ and officers’ indemnity insurance for six years (from the Closing of the Business Combination).

As a result, Bullish may incur additional liability due to the Business Combination and its indemnification obligation towards itself, Bullish Group members and FPAC’s directors and officers as described above, which may negatively affect its results of operations. Any maintenance of directors’ and officers’ liability insurance policies will also result in additional costs for Bullish. Bullish expects that being a public company and having requirements to comply with applicable rules and regulations will make it more expensive for it to obtain director and officer liability insurance, and Bullish may be required to incur substantially higher costs to obtain and maintain the same or similar coverage. These factors could also make it more difficult for Bullish to attract and retain qualified members of its board of directors and qualified executive officers.

Financial Risks

Bullish’s strategy and focus on delivering high-quality, regulated, easy-to-use, and secure cryptocurrency-related financial services may not maximize short-term or medium-term financial results.

Bullish has taken, and expects to continue to take, actions that it believes to be in the best interests of its potential customers and the long-term interests of its business, even if those actions do not necessarily maximize short-term or medium-term results. These may include expending significant managerial, technical, and legal efforts on complying with laws and regulations that are applicable to products and services and ensuring that products are secure. Bullish’s public and regulated status may also limit its ability to expand its product and services offerings or extend such offerings to certain markets and locations, which may result in Bullish missing material opportunities to generate revenue. Bullish also intends to focus on driving long-term engagement with customers through innovation and developing new products and technologies. These decisions may not be consistent with the short-term and medium-term expectations of Bullish’s shareholders and may not produce the long-term benefits that are expected, which could have an adverse effect on Bullish’s business, operating results, and financial condition.

Bullish expects its operating expenses to increase in the foreseeable future and may not be able to achieve profitability or positive cash flow from operations on a consistent basis, if at all.

Bullish anticipates that its operating expenses will increase substantially in the foreseeable future as Bullish incurs more network and processing fees, and continues to hire additional employees, expand its sales and marketing efforts, develop additional products and services, and expand its international business. Moreover, Bullish expects to incur significant legal, accounting, advisory and other expenses, including substantially higher costs to obtain and maintain director and officer liability insurance, as a result of becoming a public company. This may prove more expensive than Bullish currently anticipates, and Bullish may not succeed in increasing its revenue sufficiently to offset these higher expenses. Bullish’s revenue growth may slow, or its revenue may decline for a number of other reasons, including reduced demand for its offerings, increased competition, increased cost of regulatory compliance, a decrease in the growth or size of the industry in which Bullish operates, or any failure to capitalize on growth opportunities. Any failure to increase its revenue could prevent Bullish from achieving profitability. Bullish cannot be certain that its business will be able to achieve profitability or achieve positive operating cash flow on any quarterly or annual basis. As the Bullish Treasury, a separate treasury unit operated by Bullish Capital, is primarily intended for providing liquidity on the Bullish Exchange, Bullish does not expect the Treasury to continuously provide additional working capital to cover Bullish’s operating expenses. If Bullish is unable to effectively manage these risks and difficulties as Bullish encounters them, its business, operating results, and financial condition may suffer.

Bullish’s operating results may significantly fluctuate due to the highly volatile nature of the cryptocurrency industry and factors outside of Bullish’s control.

The majority of Bullish’s proposed sources of revenue are dependent on digital assets and the broader digital asset industry. Due to the highly volatile nature of the digital asset industry and the prices of digital assets, Bullish’s operating results may fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptocurrency industry. Bullish’s operating results may continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of its control, including:

•	Bullish’s dependence on digital asset trading activity, including trading volume and the prevailing trading prices for digital assets, whose trading prices and volume can be highly volatile;

•	the fluctuation of the value of digital assets and Bullish’s revenue due to market volatility;

•	Bullish’s ability to attract, maintain, and grow a customer base and engage its future customers;

•	Bullish’s ability to diversify and grow product and service offerings, generate revenue and remain competitive in a rapidly innovating and expanding industry;

•	addition and removal of digital assets on the Bullish Exchange platform;

•	the dominance of certain type of cryptocurrency such as bitcoin over other types of cryptocurrencies;

•	pricing for Bullish’s products and services;

•	the continued growth of the cryptocurrency investor community due to factors outside of Bullish’s control;

•	investments Bullish makes in the development of products and services as well as technology offered to its partners, international expansion, and sales and marketing;

•	Bullish’s ability to develop and maintain important counterparty and supplier service relationships;

•	macroeconomic conditions;

•	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

•	regulatory changes that impact Bullish’s ability to offer certain products or services;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	the development and introduction of existing and new products and services by Bullish or its competitors;

•	increases in operating expenses that Bullish expects to incur in order to grow and expand its operations and to remain competitive;

•	system failure or outages, including with respect to the Bullish Exchange platform and third-party networks;

•	failure of Bullish Exchange infrastructure to respond to network events such as forks or airdrops with respect to supported digital assets;

•	breaches of security or privacy;

•	inaccessibility of the Bullish Exchange platform due to its or third-party actions; and

•	Bullish’s ability to attract and retain talent.

As a result of these factors, it is difficult for Bullish to forecast growth trends accurately and its business and future prospects are difficult to evaluate, particularly in the short term. For example, the bitcoin price (in U.S. dollars) declined by over 50% during the second quarter of 2022. U.S. media news outlets reported at the time that this sharp decline, together with other factors, may have had an effect on public confidence in cryptocurrencies and cryptocurrency exchanges, with at least one publicly traded company that operates a cryptocurrency exchange announcing workforce reductions due to market conditions during the same period. In view of the rapidly evolving nature of Bullish’s business and the digital asset industry, period-to-period comparisons of Bullish’s operating results may not be meaningful, and shareholders should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in Bullish’s financial statements may be significantly different from historical or projected rates. Bullish’s operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of Bullish’s share price may increase or decrease significantly.

If the prices of digital assets and volume of transactions conducted on the Bullish Exchange platform decline, Bullish’s business, operating results and financial condition would be adversely affected.

Bullish expects to generate a substantial portion of its revenues from transaction fees and margin fees paid to it by customers in connection with the trading of digital assets. Declines in the price, Trading Volume or market liquidity of digital assets may result in lower revenue from liquidity fees, transaction fees and margin fees in the future.

The price, Trading Volume and market liquidity of digital assets across the market is subject to significant uncertainty and volatility, depending on a number of factors, including:

•	market conditions for the digital assets;

•	changes in liquidity, market-making volume and trading activities;

•	trading activities on other digital asset platforms worldwide, many of which may be unregulated;

•	investment and trading activities of highly active retail and institutional customers, speculators, arbitrageurs, miners and investors;

•

the speed and rate at which digital assets are able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased customer and investor confidence in digital assets and digital asset platforms;

•	negative publicity and events relating to digital assets;

•	unpredictable social media coverage or “trending” of digital assets;

•	the ability for digital assets to meet customer and investor demands;

•	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;

•	impact of digital asset network events such as forks;

•	consumer preferences and perceived value of digital assets and digital asset markets;

•	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;

•	regulatory or legislative changes and updates affecting the digital assets;

•	the characterization of digital assets and Bullish’s automated market maker system under the laws of various jurisdictions around the world;

•	the maintenance, troubleshooting and development of the blockchain networks underlying digital assets, including by miners, validators and developers worldwide;

•	the ability for digital asset networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

•

ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including actual or perceived threats and vulnerabilities against cyberattacks and scalability;

•	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset platforms;

•	financial strength of market participants;

•	the availability and cost of funding and capital;

•	the liquidity of digital asset platforms;

•	interruptions in service from or failures of major digital asset platforms;

•	availability of an active derivatives market for various digital assets;

•	availability of banking, payment and custody services to support projects in connection with digital assets;

•	level of interest rates and inflation;

•	monetary policies of governments, trade restrictions and fiat currency devaluations; and

•	national and international economic and political conditions.

There is no assurance that any supported digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of digital assets or the demand for trading digital assets decline, Bullish’s business, operating results and financial condition would be adversely affected.

A significant amount of the Trading Volume on the Bullish Exchange platform currently comes from, and may continue to come from, a relatively small number of customers, and the loss of these customers, or a reduction in their Trading Volume, could have an adverse effect on Bullish’s business, operating results, and financial condition.

A relatively small number of institutional market makers, arbitrageurs and high-transaction volume customers account for a significant amount of the Trading Volume on the Bullish Exchange and its net revenue. As a result, a loss of these customers, or a reduction in their Trading Volume, and the inability of Bullish to replace these customers with other customers, could have an adverse effect on Bullish’s business, operating results, and financial condition.

The value of digital assets on Bullish’s balance sheet may fluctuate significantly due to the highly volatile nature of digital asset markets. Similarly, fluctuations in fiat currency exchange rates could also have an adverse effect on the results of operations of Bullish.

Bullish Capital will deploy digital assets from its own significant balance sheet through the Liquidity Pools to provide liquidity on the Bullish Exchange. Due to the highly volatile nature of digital assets and the prices of digital assets, Bullish’s financial condition will fluctuate significantly in accordance with movements in the digital asset market. Bullish Capital holds bitcoin, Ether, EOS, LINK, LTC, other digital assets, specific stablecoins and U.S. dollars. Since bitcoin will account for a significant portion of the digital assets held by Bullish Capital, the volatility of bitcoin will significantly impact on the value of digital assets on Bullish’s balance sheet.

The table below provides, based on thirty (30) day average price movements from October 1, 2021 to September 30, 2022, the impact to the value of digital assets as of September 30, 2022:

Type of Digital Assets	Quantity (’000)	Price (US$’000)	Value of Digital Assets (US$ million)	30d average price movements	Price as adjusted upwards by 30d average price movement (US$’000)	Impact to Digital Asset values due to upward price movement (US$ million)	Price as adjusted downwards by 30d average price movement (US$’000)	Impact to Digital Asset values due to downward price movement (US$ million)
BTC	94	20	1,853	15.65%	23	290	17	(290)
ETH	375	1.345	504	21.31%	1.632	107	1.059	(107)
EOS	65,612	0.001	79	20.90%	0.001	16	0.001	(16)
LINK	1,505	0.008	12	20.71%	0.009	2	0.006	(2)
LTC	142	0.054	8	16.94%	0.063	1	0.045	(1)
USDC	29,182	0.001	29		0.001	—	0.001	—

Total			2,485			416		(416)

In addition, fluctuations in fiat currency exchange rates could also have an adverse effect on the results of operations of Bullish. Revenue generated and expenses incurred from Bullish’s international operations may be denominated in the currencies of the local countries. Accordingly, changes in the value of foreign currencies relative to the U.S. dollar can affect Bullish’s revenue and operating results reflected in Bullish’s U.S. dollar-denominated financial statements

Bullish may not be able to effectively manage its growth, particularly in relation to the scaling of operations while maintaining effective control of operations, processes and technology.

As Bullish grows its business, its employee headcount and the scope and complexity of its business may increase dramatically. Consequently, if Bullish’s business grows at a rapid pace, it may experience difficulties maintaining this growth and building the appropriate processes and controls. Growth may increase the strain on resources, causing operating difficulties, including difficulties in daily operation, research and development, maintaining internal controls, marketing, designing products and services and meeting customer needs. If Bullish does not adapt to meet these challenges, it could have an adverse effect on its business, financial condition and results of operations.

The nature of Bullish’s business requires the application of complex financial accounting rules that are uncertain and may change from that presented.

The accounting rules and regulations that Bullish must comply with are complex and subject to interpretation by the International Accounting Standards Board (the “IASB”) the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. There is limited precedent and guidance for financial accounting of digital assets and related valuation and revenue recognition, and limited official guidance has been provided by the IASB or the SEC. In addition, new accounting pronouncements, or changed interpretations of accounting pronouncements or policies have occurred and may occur in the future that may be applied retroactively. Bullish makes certain estimates and assumptions related to the adoption and interpretation of accounting principles, including valuation, revenue recognition, treatment of the Liquidity Pools, margin activities and custodial activities, among other issues in preparing financial statements. As such, these uncertainties in or changes to regulatory or financial accounting standards could result in the need to change Bullish’s accounting methods, restate historical financial statements, impair Bullish’s ability to provide timely and accurate financial information and require enhancements or changes to processes or systems with increased costs. This could adversely affect Bullish’s financial statements, result in a loss of investor confidence, and more generally impact the business, operating results, and financial condition.

Recent actions and public comments from the IASB and the SEC have also focused on the integrity of financial reporting and internal controls. As a result, the accounting policies for companies with exposure to digital assets are being subject to heightened scrutiny by regulators and the public. There remains significant uncertainty on how companies can account for digital asset transactions, digital assets and related revenue. The complexity may mean financial results are difficult to interpret.

Bullish’s liquidity pricing methodologies, are impacted by a number of factors which may not be fully developed, and ultimately may not be successful in attracting and retaining customers and business partners.

Due to the competition in the industry, Bullish’s competitors may create pricing pressure and it may be expected that the fees charged by them will decline over time. Bullish’s liquidity pricing methodologies (i.e. automated market makers) are impacted by a number of factors which may not be fully developed. If Bullish is unable to effectively manage its liquidity pricing methodologies and respond to pricing pressure, it may not be successful in attracting and retaining customers and business partners, which could have an adverse effect on Bullish’s business, financial condition and results of operations.

Bullish is exposed to risks relating to the availability of capital to fund working capital, including regulatory capital requirements, margin requirements and required advances to payment providers.

Bullish is required to possess sufficient financial soundness and strength to adequately support its operations. Bullish is exposed to risks relating to the availability of capital to fund working capital, including regulatory capital requirements, margin requirements and required advances to payment providers. Bullish has incurred and may from time to time incur indebtedness and other obligations which could make it more difficult to meet these capitalization requirements or any other requirements. Insufficient working capital may make Bullish unable to meet financial obligations or liquidity requirements as needed. In addition, Bullish could become subject to new capital requirements introduced or imposed by regulators. Any change or increase in these regulatory requirements could have an adverse effect on Bullish’s business, operating results and financial condition.

Bullish believes that its initial contribution of capital to the Bullish Exchange complies with the regulatory requirements set by the Gibraltar Financial Services Commission (the “GFSC”). However, it is possible Bullish may experience errors in fiat currency and digital asset handling, accounting and regulatory reporting that lead Bullish to be out of compliance with these requirements. In addition, regulators may increase the amount of regulatory capital that Bullish is required to maintain for Bullish’s operations. If Bullish is unable to maintain the required reserves, Bullish may have to change its business operations, and may be subject to regulatory sanctions, penalties, the revocation of licenses or other adverse regulatory actions as well as negative impact on its business, reputational, and financial condition.

Bullish will conduct its business operations through subsidiaries and may in the future rely on dividends from subsidiaries for a substantial amount of its cash flows.

Bullish may in the future depend on dividends, distributions and other payments from its subsidiaries to fund payments on obligations, including any future debt obligations that may be incurred. Regulatory and other legal restrictions may limit the ability to transfer funds to or from certain subsidiaries. Certain subsidiaries may be subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to Bullish, or that prohibit such transfers altogether in certain circumstances. These laws and regulations may hinder Bullish’s ability to access funds that may be needed to make payments on its obligations, including any future debt obligations that may be incurred and otherwise conduct its business by, among other things, reducing liquidity in the form of corporate cash. In addition to negatively affecting its business, a significant decrease in Bullish’s liquidity could also reduce investor confidence in the company.

Bullish Global and its subsidiaries in the Cayman Islands, Gibraltar, and the United States maintain bank accounts and balances with banks in the United States. The Singapore subsidiary has local currency bank accounts in Singapore for its operational needs as a group service company. The Hong Kong subsidiary currently maintains Hong Kong dollar-denominated current and savings accounts in amounts determined to be necessary to support its operational needs in Hong Kong as a group service company. The aggregate balance as of September 30, 2022 was HK$3.6 million (equivalent to US$0.5 million). The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and the remittance of currencies out of mainland China to foreign entities or investors. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange as long as certain procedural requirements related to foreign exchange control are met, although the PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions, while approval from appropriate government authorities is also required if Renminbi is converted into foreign currency and remitted out of mainland China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Furthermore, foreign currency loans or capital contributions are subject to statutory limits and must be registered with competent authorities. The Hong Kong government has not issued similar laws or regulations for companies that are incorporated in or conduct businesses in Hong Kong. Other than the above, there is no regulatory oversight by authorities in the PRC or Hong Kong over the flow of funds among Bullish, Bullish Global, or their respective subsidiaries, or any distributions or dividends to their investors as of the date of this proxy statement/prospectus, and we do not expect there will be such regulatory oversight before or after the completion of the Business Combination.

Although Bullish has no business operations in mainland China, if such control were to extend to Hong Kong, or if by any case Bullish were to become subject to such oversight or discretion in the future, it may restrict the ability of its Hong Kong subsidiary to remit currency maintained in Hong Kong to its offshore entities for its offshore entities to pay dividends or make other payments or otherwise to satisfy its foreign-currency-denominated obligations. In such case, SAFE and other relevant PRC governmental authorities may limit the ability of Bullish’s Hong Kong subsidiary to purchase foreign currencies in the future to settle transactions. As the PRC government may continue to strengthen its capital controls, additional restrictions and substantial vetting processes may be instituted by SAFE for cross-border transactions. Any future restrictions on currency exchange that become applicable to Bullish’s Hong Kong subsidiary or such currencies that are maintained in Hong Kong may limit its ability to utilize these currencies maintained in Hong Kong to fund Bullish’s business activities outside of China, or to pay dividends in foreign currencies.

Bullish may suffer losses due to abrupt and erratic market movements, which can also cause stress to all aspects of Bullish’s business and operations, including the operations of the Bullish Exchange and the Bullish Treasury.

The digital asset market has been characterized by significant volatility and unexpected price movements. Certain digital assets may become more volatile and less liquid in a very short period of time, resulting in market prices being subject to erratic and abrupt market movement, which could harm Bullish’s business. During times of market volatility, an asset price may move up or down suddenly in a single large movement or over a short period of time. Bullish’s products and services may be exposed to unforeseen and unforeseeable operational risks. Bullish’s ability to respond to market risk and extreme market conditions is untested. At times of extreme market conditions, certain product features, particularly the automated marketing making services, may not function as expected or at all and may need to be suspended or recalibrated. Because of this sudden movement, Bullish may be unable to execute or adjust risk management practices in a timely manner, which could result in potential losses. Bullish may also be unable to recover the losses suffered. Bullish’s market risk framework while still being developed is based on, among other things, periodic scenario-based stress tests and value at risk analysis and may not be able to fully anticipate extreme market conditions or “black swan” events. Since bitcoin will account for a significant portion of the digital assets held by Bullish Capital, the reliance on bitcoin may exacerbate the foregoing impacts. Failure to effectively manage such events can adversely impact Bullish’s reputation, business operations and financial condition.

Bullish’s exposure to credit risk from customers’ margin trading activities could result in financial losses and reputational harm.

Bullish extends margin credit and leverage to customers via its margin lending facility, which will be collateralized by customers’ assets stored and segregated within their margin account (or spot account in the case of margin credit lines). By permitting customers to invest in digital assets on margin, Bullish will rely upon its margin lending systems and processes to monitor customers’ real-time credit exposure and, in situations where there are abrupt changes in market values of the digital assets, to liquidate their margin positions before the size of their margin loan exceeds the value of assets segregated within their relevant account. Failure of Bullish’s margin lending systems and processes to monitor customers’ real-time credit exposure and to liquidate the margin position in a timely and orderly manner, or if there is insufficient liquidity in the market to liquidate the margin positions in full, may result in losses to Bullish and adversely impact its business, operating results, financial condition and lead to reputational harm. Bullish has developed processes and controls designed to manage credit risk related to its margin-lending business. However, such processes and controls are not mature and may not be fully effective in mitigating the risk. Further, the credit decision process and underwriting, pricing, loss forecasting, and any scoring models used to evaluate loan applications may contain errors or may not adequately assess creditworthiness of customers, or may be otherwise ineffective, resulting in incorrect approvals or denials. It is also possible that customers could provide false or incorrect information.

Through Bullish Capital’s contribution of assets into the Liquidity Pools, Bullish may experience losses, for which cost effective risk mitigation and hedging solutions may not be available.

The value of a liquidity provider’s staked assets contributed to the Liquidity Pools for automated market making can lose value compared to simply holding the tokens on their own. This risk is often described as “divergent loss” (or “impermanent loss”). This occurs when the prices of assets in the market making service diverge in either direction. The greater the divergence the greater the impermanent loss. The loss is described as impermanent because if the exact price at the time of entry and exit is the same, then the loss can be avoided entirely. Prior to October 2022, the Exchange used two types of Liquidity Pools: standard Liquidity Pools and range-bound Liquidity Pools. Currently, customers can customize their Liquidity Pool contributions to select their own price range and price spread that will be used by the automated market maker (see “Business of Bullish - Key Services and Innovations”).

Bullish Capital will contribute assets into Bullish’s Liquidity Pools. In doing so, the Treasury will attempt to optimize the allocation for revenue generation while operating within the limits of prudent asset exposure risk. By acting as a liquidity provider through the Treasury, Bullish will likely experience impermanent losses due to the volatility in a trading pair which could potentially be material. Although the Treasury may attempt to mitigate such risk, cost effective risk mitigation and hedging solutions may not be available to the Treasury, which could adversely impact Bullish’s business, operating results, and financial condition.

Bullish relies on external financial and tax advisors to provide it with accurate advice, which may be wrong or inaccurate. Bullish may not be able to onboard external financial, tax advisors or auditors with the right skill sets and experience in the blockchain technology and digital assets industry and may not be able to maintain the services of external auditors.

Due to the complexity and novelty of the law, regulations and accounting standards relevant to blockchain technology and digital assets industry, Bullish has to from time to time rely on external financial and tax advisors to provide it with accurate advice. However, as the industry is relatively new, the interpretation of the applicable laws, regulations and accounting standards by its external advisors may be different from that of government authorities. The advice from external advisors may be wrong or inaccurate.

As there is a limited pool of suitably qualified financial and tax advisors with sufficient expertise in digital assets and blockchain technology, Bullish may not be able to onboard external advisors with the right skill sets and experience. Bullish may incur increased costs in obtaining external financial and tax advice from advisors with the appropriate level of quality and expertise.

Bullish has retained Deloitte as its external auditor. If Bullish is unable to maintain the relationship for any reason, Bullish may experience difficulties in obtaining the services of another audit service provider as they may be unwilling to onboard Bullish due to the perceived risks associated with the digital asset industry, its lack of operating history and its inability to maintain an existing relationship with its auditors. In this case, Bullish may not be able to obtain the required audit reports to maintain its listing status.

If Bullish is unable to secure quality services from suitably qualified external financial and tax advisors, as well as auditors or to obtain the required audit reports, Bullish may be exposed to increased legal, regulatory and financial risks. Further, it may not be able to maintain its listing status and its ability to conduct capital raising in the future can also be adversely impacted.

Risks related to Bullish’s Business Operations

Any significant disruption in Bullish’s planned products and services, in its information technology systems, or in any of the blockchain networks it supports, could result in a loss of customers or own funds and/or assets and adversely impact Bullish.

Bullish’s reputation and ability to attract and retain customers and grow its business depends on its ability to operate its services at high levels of reliability, scalability and performance, including the ability to process and monitor, on a daily basis, a large number of transactions that occur at high volume and frequencies across multiple systems. Significant disruptions to its planned product and services and the underlying information technology systems and blockchain networks can lead to losses for both Bullish and its customers and adversely impact Bullish’s reputation, business, operating results, financial condition and share price.

The success of the Bullish Exchange, the ability of its customers to trade, and its ability to operate at a high level, are dependent on Bullish’s ability to access the blockchain networks underlying the supported digital assets, for which access is dependent on Bullish’s systems’ ability to access the internet. Further, the successful and continued operations of such blockchain networks will depend on a network of computers, miners, block producers or validators, and their continued operations, all of which may be impacted by service interruptions, which may be caused by a variety of technical, operational, legal, regulatory or geopolitical factors. Significant disruptions to the operation of the network computers, including miners, block producers and validators, can adversely impact the operations of the blockchain network and its ability to process transactions, which may in turn adversely impact on customers’ willingness to invest in the digital assets supported by the impacted network, and consequently their value.

Bullish’s systems, the systems of its third-party service providers and partners, and certain digital asset and blockchain networks may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, insider threats, break-ins, sabotage, human error, vandalism, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses or other malware, or other events. Blockchain network transactions may sometimes experience clogging, which may impact Bullish’s ability to process transactions and settlements. In addition, extraordinary Trading Volumes or site usage could cause Bullish’s computer systems to operate at an unacceptably slow speed or even fail.

Some of Bullish’s systems, or the systems of its third-party service providers and partners are not fully redundant. Bullish’s business continuity and disaster recovery planning framework is being developed and has not been tested in a real operational environment, and may not be sufficient to address all possible risks or events. Similarly, the business continuity and disaster recovery planning of Bullish’s third party service providers may also be insufficient.

If any of Bullish’s systems, or those of its third-party service providers, are disrupted for any reason, Bullish’s planned products and services may fail, resulting in unanticipated disruptions, slower response times and delays in Bullish’s potential customers’ trade execution and processing, failed settlement of trades, incomplete or inaccurate accounting, recording or processing of trades, unauthorized trades, loss of customer information, increased demand on limited customer support resources, customer claims, complaints with regulatory organizations, lawsuits or enforcement actions. A prolonged interruption in the availability or reduction in the availability, speed or functionality of Bullish’s products and services could harm its business.

Frequent or persistent interruptions in Bullish’s services could cause potential customers to believe that its systems are unreliable, leading them to switch to competitors or to avoid or reduce the use of Bullish’s planned products and services. Such interruptions can also result in trading losses for Bullish or its customers, leading to increased legal liability, fines, sanctions and other penalties, and could significantly harm Bullish’s reputation, business and financial condition.

Problems with the reliability or security of Bullish’s systems would harm its reputation and may lead to claims brought by customers or other third parties and damage to Bullish’s reputation, and the cost of remedying these problems could negatively affect Bullish’s business, operating results and financial condition. The business continuity management capability of Bullish is not fully developed and, as a result, customers may face periods of service disruption which could lead to adverse reputational harm.

Furthermore, Bullish aims to continually improve and upgrade its information systems and technologies. Implementation of new systems and technologies is complex, expensive and time-consuming and may not be successful. Upgrades and patches could also result in platform downtime, which may impact the experience of Bullish’s customers and the continuous availability of Bullish’s services. If Bullish fails to timely and successfully implement new information systems and technologies, or improvements or upgrades to existing information systems and technologies, or if such systems and technologies do not operate as intended, it could have an adverse impact on Bullish’s business, internal controls (including internal controls over financial reporting), operating results and financial condition.

Bullish will rely heavily on the use of new, innovative technology to service its business. Bullish may not be successful in developing and deploying the necessary technology to keep pace with rapidly changing technology to service its business or the new technologies may take longer to develop and implement than anticipated.

Bullish will rely heavily on the use of technology that it has created or plans to create by itself or with other third parties as much of the existing technology for the financial services business was not built to service digital assets, which require a unique set of considerations. The blockchain-based architecture of the Bullish Exchange, which Bullish believes is relatively unique, may not operate as intended or may inhibit scalability of its development. Bullish’s product deploys complex technology, which may need to be improved or enhanced and may be difficult to scale.

The digital assets industry has been characterized by many rapid, significant, and disruptive products and services in recent years. Bullish expects new services and technologies to continue to emerge and evolve, which may be superior to, or render obsolete, the products and services that Bullish currently provides. Competitors may be able to respond more quickly and effectively than Bullish can to new or changing opportunities, technologies, standards or customer requirements. Bullish cannot predict the effects of new services and technologies on Bullish’s business. However, Bullish expects that its ability to grow its customer base and net revenue will depend heavily on its ability to innovate and create successful new products and services and keep pace with rapidly changing technology, both independently and in conjunction with third-party developers. In particular, developing and incorporating new products and services into its business may require substantial expenditures, take considerable time, and ultimately may not be successful. Any new products or services could fail to attract customers, generate revenue, perform or integrate well with third-party applications and platforms. In addition, Bullish’s ability to adapt and compete with new products and services may be inhibited by regulatory requirements and general uncertainty in the law, constraints by Bullish’s banking partners and payment processors, third-party intellectual property rights, or other factors. Moreover, Bullish must continue to enhance its technical infrastructure and other technology offerings to remain competitive and maintain a platform that has the required functionality, performance, capacity, security, and speed to attract and retain customers.

As a result, Bullish expects to incur significant costs to develop and upgrade Bullish’s technical infrastructure to meet the evolving needs of the industry. Bullish’s success will depend on its ability to develop and incorporate new offerings and adapt to technological changes and evolving industry practices. If Bullish is unable to do so in a timely or cost-effective manner, its business and ability to successfully compete and attract new customers may be adversely affected. If Bullish’s technology solutions do not work as planned or as required by customers or regulators, then transacting business may be less efficient, more expensive, and potentially prone to errors, thereby reducing the positive effects Bullish seeks to make available to its customers through the adoption of blockchain technology.

If Bullish fails to develop, maintain and enhance its brand and reputation, its business, operating results and financial condition may be adversely affected.

Bullish is in the early stage of building its brand and attracting customers while acquiring a high public profile. Developing, maintaining, protecting and enhancing Bullish’s brand depends largely on the success of its marketing efforts, ability to provide consistent, high-quality and secure products, services, features and support, and its ability to successfully secure, maintain and defend its rights to use the “Bullish” mark and other trademarks important to its brand. Bullish’s success depends on its ability to establish and maintain its brand image. Bullish seeks to establish, maintain, extend, and expand its brand image through marketing investments. Bullish expects that its brand will be an important corporate asset in its competition with other market players. Its brand and reputation could be harmed if Bullish fails to achieve these objectives or if its public image were to be tarnished by negative publicity, unexpected events, or actions by third parties. Bullish may be more susceptible than a mature business to the impact of adverse media coverage and negative news, including adverse social media coverage and campaigns, and other incidents that harm its reputation. Unfavorable publicity about Bullish, including its products, services, technology, customer service, personnel, and digital assets or digital asset platforms generally could diminish confidence in, and the use of, Bullish’s products and services. Such negative publicity could also have an adverse effect on the size and engagement of Bullish’s customers leading to decreased revenue, which could have an adverse effect on its business, operating results and financial condition.

Bullish’s failure to attract and retain customers could lead to the business, operating results and financial condition being significantly harmed.

The future success of the Bullish Exchange will heavily depend on Bullish’s ability to attract customers. To do so, Bullish must offer leading technologies and ensure that its products and services are secure, reliable and engaging. On an ongoing basis, Bullish must also expand its products and services and offer competitive prices in an increasingly crowded and price-sensitive market. There is no assurance that Bullish will successfully attract and retain a significant number of customers. A material component of the viability of Bullish’s services will be the willingness of customers to engage in trading activity with Bullish. This could be impacted by a general inability to attract a sufficient number of customers seeking to engage in trading of digital assets. If Bullish is unable to attract customers and retain them, its revenue and financial results may be adversely affected. Bullish may fail to establish significant demand or supply for the products and services in order to make its business viable. If Bullish’s customer growth rate slows or declines, it will become increasingly dependent on its ability to maintain or increase levels of customer engagement and monetization in order to drive growth of revenue.

Bullish expects that there are possibilities that a significant amount of the Trading Volume on Bullish’s Exchange platform will be derived from a relatively small number of customers in the initial stage of its operation, and the loss of these customers or inability to attract those initial customers, or a reduction in their Trading Volume, could have an adverse effect on its business, operating results, and financial condition if Bullish fails to attract more new customers.

Any number of factors can negatively affect customer growth, including if:

•	customers engage with competing products and services, including products and services that Bullish is unable to offer due to regulatory or other reasons;

•	Bullish fails to introduce new and improved products and services, or if Bullish introduces new products or services that are not favorably received;

•	Bullish fails to support new and in-demand digital assets or if Bullish elects to support digital assets with negative reputations;

•	there are changes in sentiment about the quality or usefulness of Bullish’s products and services or concerns related to privacy, security, or other factors;

•	there are adverse changes in Bullish’s products and services that are mandated by legislation, regulatory authorities, or litigation;

•	customers perceive the digital assets on Bullish’s Exchange platform to be bad investments, or they experience significant losses in investments made on its platform;

•	technical or other problems prevent Bullish from delivering Bullish’s products and services with the speed, functionality, security and reliability that Bullish’s customers expect;

•

cybersecurity incidents, employee or service provider misconduct, or other unforeseen activities that cause losses to Bullish or its customers, including losses to assets held by Bullish on behalf of its customers;

•	modifications to Bullish’s pricing model, or modifications by competitors to their pricing, leads to Bullish’s offering being perceived as relatively less attractive by customers;

•	Bullish fails to provide adequate customer service to customers;

•	Bullish fails to obtain appropriate licensing or other regulatory approvals in jurisdictions that require such approvals in a timely manner;

•	Bullish or other companies in its industry are the subject of adverse media reports or other negative publicity; or

•	Bullish is not able to onboard all potential customers due to geographical, risk, or regulatory constraints.

Certain operational metrics that Bullish intends to track are subject to inherent challenges in measurement, and any real or perceived inaccuracies in such metrics may adversely affect Bullish’s business and reputation.

Bullish will review operational metrics to evaluate growth trends, measure its performance, and make strategic decisions. These metrics are calculated using internal company data and will not be validated by an independent third party. There are inherent challenges in such measurements. If Bullish fails to maintain an effective analytics platform, its metrics calculations may be inaccurate and Bullish may not be able to identify those inaccuracies.

The metrics may also be impacted by compliance or fraud-related bans, technical incidents, or fraudulent or spam accounts in existence on Bullish’s Exchange platform. Bullish intends to regularly deactivate fraudulent and spam accounts that violate the terms of service, and exclude these customers from the calculation of the key business metrics; however, Bullish may not succeed in identifying and removing all such accounts from Bullish’s Exchange platform. If Bullish’s metrics provide incorrect or incomplete information about customers and their behavior, Bullish may make inaccurate conclusions about its business. Any real or perceived inaccuracies in such metrics may also adversely affect Bullish’s reputation, business and operations.

Examples of operational metrics Bullish currently plans to measure for internal purposes include number of active users, Liquidity Pool activity, distribution of customer orders and uptime and availability of the app and APIs. Depending on the particular analysis being performed or decision being considered, the metrics that are most relevant for evaluation will vary, as will the potential impact of any inaccuracies in them.

Bullish expects to conduct capital or other fundraising activities in the future which may adversely affect the interests of Bullish’s existing shareholders.

Bullish has raised debt and expects to conduct significant fundraising activities in the future to raise additional capital and other funds to meet its business, strategic, operational and other needs. Such future fundraising activities may include, but are not limited to, issuance and/or sale of debt instruments (such as bonds) or equity (including but not limited to issuance of different classes of securities), private placements or public offerings, sale of assets (including sale of cryptocurrency and other digital assets or non-digital assets); borrowings and other debts (fiat and/or digital assets, either on a secured and/or unsecured basis); donations and/or other methods. Such existing debt financing and future capital raising activities may adversely affect the interests of Bullish’s existing shareholders, as well as Bullish’s balance sheet and/or overall financial position and share price. As the Bullish Treasury, a separate treasury unit operated by Bullish Capital, is intended for providing liquidity on the Bullish Exchange, Bullish does not expect the Treasury to provide working capital to cover Bullish’s operating expenses. If Bullish raises additional funds through the issuance of equity or debt securities, the percentage ownership of its shareholders could be significantly diluted, and newly issued securities may have rights, preferences or privileges senior to those of existing shareholders. If Bullish accumulates additional funds through debt financing, a substantial portion of its operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for Bullish’s business activities. Bullish cannot assure shareholders that additional financing will be available on terms favorable to Bullish, or at all. If adequate funds are not available or are not available on acceptable terms, when Bullish desires them, Bullish’s ability to fund its operations, develop or enhance its products and services, or otherwise respond to competitive pressures would be adversely impacted and any of these factors could harm Bullish’s results of operations.

Bullish provides its lenders with digital assets as collateral under the Loan Financing Arrangements. A decrease in the value of the digital assets could lead to margin calls that require additional collateral from Bullish or repayment of the loan by Bullish, and a failure to do so would lead to an event of default, which could adversely affect Bullish’s business, financial condition and results of operations, and could restrict its access to financing to meet its working capital needs.

Bullish has entered into the Loan Financing Arrangements with lenders. Such loans are secured by pledges of a sufficient amount of digital assets stored in collateral accounts. See “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Loan Financing Arrangements.” If the value of the digital assets decreases below the specified level under the relevant loan agreements, Bullish is required to provide additional collateral or repay a portion of the loan so that the collateral becomes sufficient to cover the outstanding loan amount. A failure by Bullish to provide additional collateral or repay the loan pursuant to the terms of the loan agreements would lead to an event of default, in which case the lender will be entitled to exercise rights and remedies under the relevant loan agreements or applicable law, including foreclosure of the collateral and acceleration of repayment. If the outstanding loans were to be accelerated, Bullish may not have sufficient cash or be able to borrow sufficient funds to refinance the loans or sell sufficient assets to repay the loans, which could materially and adversely affect its cash flows, business, financial condition and results of operations. Furthermore, the terms of any new or additional financing may be on terms that are more restrictive or less desirable to Bullish, which would restrict Bullish’s access to financing to meet its working capital needs.

Bullish’s sales and marketing strategy is not fully tested or proven and may not be effective.

Establishing, maintaining, protecting, and enhancing Bullish’s brand and reputation depend largely on the success of its sales and marketing efforts, ability to provide consistent, high-quality, differentiated and secure products, services, features, and support, and Bullish’s ability to successfully secure, maintain, and defend Bullish’s rights to use trademarks important to Bullish’s brand. However, as Bullish has only recently commenced the Full Launch of the Bullish Exchange, its sales and marketing strategy is not fully tested or proven and may not be effective and Bullish may not be able to attract or retain sufficient numbers of customers.

Further, Bullish’s ability to market and sell its product and services is restricted by complex laws and regulations across the relevant jurisdictions to its business as well as the internal policies of media platforms. Bullish intends to conduct its sales and marketing efforts in a compliant manner, and this may adversely impact Bullish’s ability to successfully attract customers. Without limiting the generality of the foregoing, Bullish currently does not offer Exchange services in the United States due to federal and state legal and regulatory restrictions.

If Bullish fails to successfully execute its sales and marketing strategy, its reputation, business, operating results, financial condition and share price may be adversely affected.

Bullish may not have sufficient resources to manage its relationships with institutional customers and may lack the bargaining power to negotiate favorable terms of business with them.

Bullish’s initial target market includes institutional customers. Such customers may be reluctant to use a new, unproven exchange like Bullish, and may be cautious when onboarding with Bullish. They may subject Bullish to lengthy and complex due diligence processes, and Bullish may not be successfully on-boarded by institutional customers for a number of reasons, including the risk that it may exceed the risk appetites of these institutional customers. Bullish also may not have sufficient resources to manage its relationships with institutional customers and/or respond appropriately to their needs and requests, such as providing bespoke technical solutions or integrating with their technical operating systems.

Bullish may also lack the bargaining power to negotiate favorable terms of business with institutional customers and may need to adapt its own policies or procedures to align with their requests. Failure to attract and retain institutional customers could have an adverse effect on Bullish’s business, operating results, and financial condition.

The Bullish Exchange products and services may not be attractive to mass-market retail customers and may not be competitive compared to existing offerings by competitors.

Initially at Launch, Bullish believes that the products and services of the Bullish Exchange may not be attractive to mass market retail customers. Although the product and services of the Bullish Exchange are available at Full Launch to retail customers, the products and services of the Bullish Exchange may not be suitable to the needs of retail customers and may not be competitive compared to existing offerings by competitors. This may limit Bullish’s ability to expand its customer base and support mass-market retail customers in the future. Bullish may require substantial resources to lower the cost of service and enhance its product features to become more competitive in the retail customer market.

If Bullish is unable to effectively respond to industry competition Bullish’s business, financial condition and results of operations could be negatively impacted.

The digital asset industry is highly competitive, and Bullish faces competition from various types of products and services and market participants, including (but not limited to) unregulated or less-regulated companies, companies with greater financial and other resources, companies with an existing and greater customer base, decentralized products on public blockchains, large regulated financial services institutions, and technology companies. Bullish’s potential competitors are expected to have various competitive advantages over Bullish, such as:

•	the ability to trade digital assets and offer products and services that Bullish does not support or offer on Bullish’s Exchange platform;

•	greater name recognition, longer operating histories, larger customer bases and larger market shares;

•	more established marketing, banking and compliance relationships;

•	greater understanding of the industry regulatory landscape and participation in advocacy groups;

•	greater customer support resources;

•	greater resources to make acquisitions;

•	lower labor, compliance, risk mitigation and research and development costs;

•	larger and more mature intellectual property portfolios;

•	greater number of applicable licenses or similar authorizations;

•	established core business models outside of the trading of digital assets, allowing them to operate on lower margins or at a loss;

•	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings; and

•	substantially greater financial, technical and other resources.

If Bullish is unable to compete successfully, or if competing successfully requires Bullish to take costly actions in response to the actions of its competitors, Bullish’s business, operating results and financial condition could be adversely affected. Bullish may, in particular initially, lack the investment or resources to constantly evolve and develop new products and services to keep up with its competitors, and its competitiveness is untested and unproven. Bullish’s competitors may also engage in anti-competitive behavior to harm Bullish’s public perception and reputation, including creating negative news, generating regulatory actions against Bullish, or attempts to preventing Bullish from accessing key service providers. Bullish could experience discriminatory or anti-competitive practices that could impede its business growth, cause Bullish to incur additional expense, or otherwise harm its business.

While Bullish believes its focus on providing products and services that take advantage of blockchain technology differentiates it from many such competitors, its business has relatively low barriers to entry and Bullish anticipates that such barriers to entry will become lower in the future. Bullish currently expects that, as digital assets become more mainstream, additional competitors, potentially in large numbers, may begin to provide equivalent products and services. A number of investment banks have already supported digital assets and are continuing to grow their expertise. In addition, the introduction of new technologies, as well as regulatory changes, may significantly alter the competitive landscape for Bullish’s business. This could lead to fee compression or require Bullish to spend more to modify or adapt its offerings to attract and retain customers and remain competitive with the products and services offered by new competitors in the industry. Increased competition on the basis of any of these factors, including competition leading to fee reductions, could negatively impact Bullish’s business, financial condition and results of operations.

Bullish currently relies on Block.one to provide essential functions and resources to support its business and operations.

Bullish currently relies on its parent, Block.one, to provide essential functions and resources to support its business and operations. Although Bullish expects that a majority of Block.one’s current employees will become Bullish’s employees upon completion of the Business Combination, any major disruptions to Block.one’s business, operations, or financial condition or to the transition process from Block.one to Bullish can significantly disrupt Bullish’s business continuity and operations, as well as adversely impact Bullish’s performance and financial condition.

Bullish plans to rely on external vendors and third-party service providers to provide critical outsourcing functions.

Bullish’s operations could be interrupted or disrupted if Bullish’s vendors and third-party service providers, or even the vendors of such vendors and third-party service providers, experience operational or other systems difficulties, terminate their service, fail to comply with regulations, raise their prices or dispute key intellectual property rights sold or licensed to, or developed for, Bullish. Bullish may also suffer the consequences of such vendors and third-party providers’ mistakes. Bullish plans to outsource some of its operational activities and accordingly will depend on relationships with many vendors and third-party service providers. For example, Bullish will rely on vendors and third parties for certain services including the underlying exchange technology for exchange operations, banking for fiat currencies, know-your-customer (“KYC”) administration, transaction monitoring and custody of customer assets.

Because Bullish has only recently commenced the Full Launch of the Bullish Exchange, the integration of critical third-party services into Bullish’s operations may not be fully tested and they may not function the way that Bullish expects them to. Bullish’s critical third-party service providers may also be new businesses themselves and subject to risks associated with a new business. Bullish’s service providers also may not be scalable to meet Bullish’s needs or the needs of Bullish’s customers, including institutional customers.

The failure or capacity constraints of vendors and third-party services providers, a cybersecurity breach involving any third-party service providers or the termination or change in terms or price of a third-party service agreement on which Bullish relies could interrupt or otherwise negatively impact Bullish’s operations.

If Bullish’s vendors and third-party service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of their service agreements, or raise their prices, and Bullish is unable to solve the issues or replace them with other vendors and service providers, particularly on a timely basis, Bullish’s operations could be interrupted. If an interruption were to continue for a significant period, Bullish’s business, financial condition and results of operations could be adversely affected.

Further, significant negative news, legal or regulatory sanctions, major security breaches and other incidents that harm the brand and reputation of Bullish’s third-party service providers may also adversely impact Bullish’s brand and reputation as well as its business and financial condition.

Critical third parties may be unwilling to provide services to Bullish, particularly those that are regulated entities such as banks and insurers. Bullish is also vulnerable to changes in their rules or practices that could adversely impact its business.

Due to the novelty of the digital asset and blockchain industry, certain types of critical third-party service providers may be unwilling to provide services to Bullish, particularly those that are regulated entities such as banks and insurers, which would make it difficult for Bullish to obtain such critical services from alternative service providers if Bullish fails to maintain its relationship with existing service providers. Failure to maintain a bank account could result in the inability to pay staff and vendors, and impact operations in terms of providing fiat on/off gateway. Bullish’s business also depends on insurance coverage provided by third parties, such as Directors & Officers insurance, Professional Indemnity insurance and Crime insurance, and Bullish is subject to the risk that this may be insufficient or that insurance providers may be unable to meet their obligations. Bullish may also experience difficulties in obtaining adequate insurance coverage due to the nature of the digital asset industry.

Bullish is vulnerable to changes in such third-party service providers’ internal rules or practices. Such changes can result in higher costs for Bullish to use the critical services provided or force Bullish to change its own practices, which can adversely impact Bullish’s reputation, business and operations.

Bullish’s business will be subject to a relatively greater degree of single point of failure and/or concentration risk of its third-party service providers, particularly at the earlier stage of business development.

As the digital asset industry is still relatively young, and Bullish has only recently commenced the Full Launch of the Bullish Exchange, Bullish’s business will be subject to a relatively greater degree of single point of failure and/or concentration risk of its third-party service providers, particularly at the earlier stage of its business development. Currently, Bullish has a single third-party service provider for each key function/service. Alternative service providers are limited, and for some services, nonexistent. Replacing or securing redundant service providers for certain functions or services may be difficult or impossible.

Therefore, if Bullish loses a key service provider for a critical function or service for any reason, Bullish may not be able to obtain a new service provider or do so in a timely manner. As Bullish is still at the early stage of business development, Bullish may also not be able to adapt and respond as quickly or effectively compared to a more mature business.

The loss of a key provider may impact Bullish more severely than it would a more mature business. Failure to obtain a replacement key service provider can result in prolonged disruptions to Bullish’s services and operations, which can lead to financial losses for both Bullish and its customers, as well as adversely impact Bullish’s brand, reputation, and its overall business and financial condition.

Replacing service providers may be technically complex and take a long time and may disrupt Bullish’s business continuity and increase the cost of operations.

Replacing vendors and third-party service providers or addressing other issues with Bullish’s vendors and third-party service providers could entail significant delay, expense and disruption of service, which could also adversely affect Bullish’s business, financial condition and results of operations. Even if Bullish is able to replace vendors and third-party providers, new contracts with such service providers may take significant time to procure and implement. The replacement services/functions will require technical integration into Bullish’s systems, which can be complex and cause significant disruptions to Bullish’s operations and delay in restoring key services or functions. Bullish may also have to incur additional expenses in replacing vendors or service providers and therefore increase its cost of operations.

As a young business and due to its dependency on critical service providers, Bullish may lack the bargaining power to negotiate favorable terms and conditions with such service providers and may also need to adapt its own policies in order to retain such service providers.

As a new business, Bullish is more dependent on third-party service providers to provide critical functions than a more mature business that has more resources and expertise to establish internal resources for such functions. Such dependency places Bullish at a weaker negotiating position when engaging critical third-party service providers. Bullish may not be able to obtain favorable terms and conditions from such providers and may also need to adapt its own policies or practices in order to retain such providers. This can increase Bullish’s legal risks and cost of operations, and may adversely impact Bullish’s financial results and profitability.

Bullish’s counterparties may become unable to meet their financial and non-financial obligations to Bullish, and Bullish may not be able to recover its losses.

Bullish’s business, including the operations of the Bullish Exchange and the Bullish Treasury, is subject to counterparty risks, including credit risk with respect to such counterparties. These counterparties can be subject to numerous financial and non-financial risks and some of them are unregulated by any government authorities. Bullish’s counterparties may be forced to discontinue business and operations due to a variety of reasons, such as changes in applicable laws and regulations, technical system failures, challenges to business continuity and inability to appropriately recover from disaster situations or insolvency. Bullish’s counterparties may discontinue provision of critical services or functions or fail to perform other non-financial obligations to Bullish. They may also fail to meet financial obligations owed to Bullish. Such failures can result in adverse impact on Bullish’s business, operations, financial condition and share price, and Bullish may not have any recourse or be able to recover any losses suffered.

Failure to conduct adequate due diligence or effective ongoing monitoring of third parties may potentially expose Bullish to latent risks, which could include fraud, security vulnerabilities, misappropriation or compliance violations.

Bullish intends to conduct due diligence and enforce strong policies and practices regarding its relationships with third-party service providers and counterparties. However, despite such efforts, Bullish may not successfully detect and prevent fraud, incompetence, misappropriation or theft by its third-party service providers or their failure to comply with their financial and non-financial obligations owed to Bullish. While Bullish performs third-party security reviews, Bullish may not be able to detect or prevent all security vulnerabilities and breaches, including those resulting from future changes or unexpected behaviors in third-party platforms. Bullish may also be exposed to the risk of violations of laws and regulations of multiple jurisdictions, including sanctions violations, if it fails to detect material violation of laws and regulations by its third-party service providers and counterparties. Such failures can result in loss of data and assets of Bullish and its customers and increased legal and regulatory liabilities for Bullish, and could adversely affect Bullish’s brand, reputation, business, operations, financial condition and share price.

Adverse economic conditions may adversely affect Bullish’s business.

Bullish’s performance is subject to general economic conditions and their impact on the digital asset markets and Bullish’s customers. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. The impact of general economic conditions on the economy of digital assets is highly uncertain and dependent on a variety of factors, including market adoption of digital assets, global trends in the economy of digital assets, central bank monetary policies and other events beyond Bullish’s control. Geopolitical developments, such as trade wars and foreign exchange limitations, can also increase the severity and levels of unpredictability globally and increase the volatility of global financial and digital asset markets. To the extent that conditions in the general economic and digital assets markets materially deteriorate, Bullish’s ability to attract and retain customers may suffer.

Natural disasters, COVID-19 and other pandemics, wars, terrorist attacks and other crises involving any of the countries in which Bullish has operations could adversely affect its business continuity, operations and financial results.

Natural disasters or other catastrophic events may also cause damage or disruption to international commerce, and the global economy and could have an adverse effect on Bullish’s business, operating results, and financial condition. Bullish’s business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond its control. In addition, Bullish’s global operations expose it to risks associated with public health crises, such as pandemics and epidemics, which could harm its business and cause its operating results to suffer. For example, the ongoing effects of the COVID-19 pandemic and/or the precautionary measures that Bullish has adopted have resulted, and could continue to result, in difficulties or changes to its customer support, or create operational or other challenges, any of which could adversely impact its business and operating results. Further, acts of terrorism, labor activism or unrest, and other geopolitical unrest could cause disruptions in its business or the businesses of its partners or the economy as a whole. Moreover, military conflicts such as conflict that began between Russia and Ukraine in late February 2022, and the recent recognition by Russia of the independence of the self-proclaimed republics of Donetsk and Luhansk, in the Donbas region of Ukraine, has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Even though the Bullish Exchange does not currently offer services in Russia or Ukraine and the Bullish group does not currently maintain operations or assets in those countries, the extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict but could be substantial. Continuation or escalation of the military action or its expansion to involve other geographies or belligerents in the future may adversely affect Bullish’s business by resulting in deteriorating global or relevant local economic conditions, changes in laws applicable to Bullish’s business, increases in illicit finance risk and other geopolitical, legal or economic consequences of war. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, Bullish may be unable to continue its operations and may endure system interruptions, reputational harm, delays in development of its platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on its future operating results. Additionally, all the aforementioned risks may be further increased if Bullish does not implement an effective disaster recovery plan or if its partners’ disaster recovery plans prove to be inadequate. To the extent natural disasters or other catastrophic events concurrently impact data centers Bullish relies on in connection with private key restoration, customers will experience significant delays in withdrawing funds, or, in the extreme, Bullish may suffer loss of customer funds. Such losses can expose Bullish to additional legal liability, fines, sanctions and other penalties, and adversely impact Bullish’s reputation, business, financial condition, operating results and share price.

Because Bullish’s potential customers are located in diverse markets around the world, Bullish’s revenue is vulnerable to local market conditions around the world and geopolitical developments such as trade wars and foreign exchange limitations.

Because Bullish’s potential customers are located in diverse markets around the world, Bullish’s revenue is vulnerable to local market conditions around the world and to geopolitical developments. Bullish will be exposed to the risks associated with the changes in policies, political unrest, trade wars or other unstable economic conditions of the countries where Bullish’s customers will be located. Bullish may also be exposed to risks of foreign exchange fluctuations and foreign exchange controls due to the diverse locations of its customers. Any adverse changes in local market conditions around the world and adverse geopolitical developments would impact Bullish’s business, financial condition, results of operations and share price.

Bullish’s internal governance, risk management and compliance program, policies, systems and controls are continuing to be developed and have not been fully embedded and tested. The existing processes and controls may not be adequate or effective to mitigate risk or ensure compliance.

As Bullish has only recently commenced the Full Launch of the Bullish Exchange, Bullish’s internal governance, risk management and compliance program, policies, systems and controls are continuing to be developed and have not been fully embedded and tested. There may be inherent limitations to Bullish’s risk management and compliance strategies because there may be existing or future risks that have not been fully identified, including risks that it has not appropriately anticipated or identified, and certain policies that will have been adopted may be insufficient when used in connection with digital assets. Bullish’s management may not be able to receive accurate and timely risk information due to internal control failures, and its decision-making, particularly in times of crisis, may be impaired.

If Bullish’s risk management and compliance framework proves ineffective or if Bullish’s management information is incomplete or inaccurate, it could suffer unexpected losses or fail to generate the expected revenue, which could adversely affect its reputation, business, financial condition, results of operations and share price.

Operational risks may adversely affect Bullish’s performance and results. The risk of human failure related to manual processes and controls may also be greater at the earlier stage of business development.

Operational risk is the risk of an adverse outcome resulting from inadequate or failed internal processes, people, systems or external events. Bullish’s exposure to operational risk arises from routine design and processing errors (both human and technical), as well as serious incidents, such as major systems failures, internal or external fraud, cybersecurity attacks, legal and regulatory matters. Because Bullish’s operations will be reliant on both technology and human expertise and execution, it may be exposed to material operational risk arising from a number of factors, including, but not limited to, human error, processing and communication errors, errors of third-party service providers, counterparties or other third parties, failed or inadequate processes, design flaws and technology or system failures and malfunctions. Such operational risks can lead to inaccurate recording or execution of transactions and customer and Bullish’s assets, resulting in losses for Bullish and its customers.

Operational errors or significant operational delays could have a negative impact on Bullish’s ability to conduct its business or service its customers, which could adversely affect results of operations due to potentially higher expenses and lower revenues, increase liability for Bullish, lead to losses for its customers and negatively impact its reputation. Recurring operational issues may also raise concerns among regulators regarding Bullish’s governance and control environment.

Bullish may be unable to establish or enforce appropriate processes and controls to manage the risks of unauthorized trading or ensure adequate segregation of duties between the operations of Bullish Exchange and Bullish Treasury.

Unauthorized trading describes the potential for staff misconduct (both intentional and unintentional trading errors) through the execution of fraudulent or otherwise unauthorized trading activity in breach of internal policies and procedures or relevant laws and regulations. For the Bullish Exchange, the principal risk would involve staff conducting unauthorized trading activity through the accounts and assets of customers (which may include Bullish Capital assets). For the Bullish Treasury, the principal risk would involve trading staff conducting trading activity through the accounts and assets of Bullish that exceeds the limits specified through mandates and/or delegated authority.

In addition, Bullish Capital will deploy digital assets through the Liquidity Pools to provide liquidity and facilitate customer activity on the Bullish Exchange. Limited scope trading will also be undertaken by Bullish Capital on the Bullish Exchange in order to support portfolio rebalancing. There is a risk that Bullish Capital’s activities on the Bullish Exchange may result in inherent or incidental commercial advantage for itself (e.g., front-running other customers) and/or actual or perceived advantage for the Bullish Exchange (e.g., “wash trading” to boost volume).

Bullish is in the process of implementing appropriate processes and controls to manage the risks of unauthorized trading and ensure adequate segregation between the operations of Bullish Exchange and Bullish Treasury to manage the risks of actual or perceived commercial advantage for Bullish Treasury or Bullish Exchange, as described above. Such processes and controls are however largely untested in a real operating environment and, despite Bullish’s best efforts to do so, may not adequately address the risk or meet the expectations of relevant regulators. They may not be adequately enforced by Bullish, and therefore may fail to detect or prevent such misconduct. If Bullish fails to appropriately detect, prevent and/or address such misconduct, Bullish could be exposed to claims, legal actions and liability, financial losses and/or regulatory investigations, sanctions, fines, or other penalties and could face serious harm to its reputation, business, financial condition, operating results and share price.

Bullish may not be effective in achieving adequate risk mitigation, where levels of exposure exceed risk appetite.

Bullish is establishing risk management and oversight policies and procedures to provide a sound operational environment for the types of risk to which it is subject, including operational risk, credit risk, market risk and liquidity risk. However, as with any risk management framework, there are inherent limitations to Bullish’s current and future risk management strategies, including risks that it has not appropriately anticipated or identified and the risk that certain policies may be insufficient when used in connection with digital assets. Accurate and timely risk information is necessary to enhance management’s decision-making in times of crisis. If Bullish’s risk management framework proves ineffective or if Bullish’s management information is incomplete or inaccurate, it could suffer unexpected losses or fail to generate the expected revenue, which could materially adversely affect its business, financial condition, results of operations and share price.

Bullish has not yet developed its environmental, social and governance (“ESG”) program. Bullish may be required by law, regulations or listing rules to implement an ESG program and its failure to do so may adversely impact its operations and reputation.

The growing integration of ESG factors in making investment decisions is relatively new, and frameworks and methods used by investors for assessing ESG policies are not fully developed and vary considerably among the investment community. Bullish has not yet developed its ESG program, including its diversity and inclusion program. Bullish may be required by law and regulations to implement an ESG program. In particular, the SEC has proposed rule changes that would require registrants to include certain climate-related disclosures in their registration statements and periodic reports, including information about climate-related risks that are reasonably likely to have a material impact on their business, results of operations, or financial condition, and certain climate-related financial statement metrics in a note to their audited financial statements. Nasdaq is implementing diversity and inclusion reporting rules as well as requirements for its listed companies to meet certain diversity targets, and it is possible that other exchanges, including the NYSE, may impose similar requirements. Any failure to implement an ESG program and comply with ESG disclosure requirements may adversely impact Bullish’s business and reputation as well as financial condition. There may be a perception held by the general public, Bullish’s customers, investors, service providers or counterparties that Bullish’s policies and procedures are insufficient.

Bullish’s reputation could also be harmed if it fails to act responsibly in the ESG areas in which it chooses or is required to report apart from legal or regulatory requirements. Any harm to Bullish’s reputation resulting from setting these standards or its failure or perceived failure to set or meet such standards could impact employee retention; the willingness of Bullish’s customers to use its product and services, its service providers or counterparties to do business with it; investors’ willingness or ability to purchase or hold its securities; or Bullish’s ability to access capital, any of which could adversely affect Bullish’s reputation, business, financial performance, future prospects and share price.

Risks Related to the Growth of Bullish’s Products and Services

Bullish has only recently commenced the Full Launch of the Bullish Exchange.

Particularly during the early launch period, the various system components of the Bullish Exchange platform and the supporting function systems may not integrate properly or function as expected, resulting in technical errors and/or service-level disruptions. Certain technical features may also not be available. Such technical limitations during the early launch period may limit Bullish’s ability to effectively respond to industry and regulatory changes, market demands or customer needs. The product development process may fail to perform as expected. Key milestones to ensure on-time delivery of product may not be met, and opportunities may be missed from trying to deliver the perfect product.

Bullish’s Hybrid Order Book, a key product differentiator for Bullish, continues to be tested and may not be completed or function as expected. If Bullish is unable to deliver the Hybrid Order Book, there is a risk that customers may view the Bullish Exchange as comparable to a spot trading platform, where Bullish may not be as competitive.

If the Bullish Exchange is unable or slow to support more types of digital assets, Bullish’s business, operating results and financial condition may be more severely impacted relative to a more mature exchange with diverse types of supported digital assets.

Unlike a mature exchange with diverse types of supported digital assets, Bullish supports only a limited range of digital assets on the Bullish Exchange platform, i.e., bitcoin, ETH, EOS, LINK, LTC and USDC, and possibly USDT in the future. The limitation of supported digital assets may constrain Bullish’s ability to attract more customers. In order to support any additional types of digital assets, a variety of front- and back-end technical and development work is required to integrate such supported digital assets with Bullish’s existing technical infrastructure. For certain digital assets, a significant amount of development work is required and there is no guarantee that Bullish will be able to integrate successfully with any existing or future digital asset. Bullish may also be slow or unable to support additional digital assets due to limitations imposed by laws and regulations relevant to its business and/or its third-party service providers, including custody services.

If Bullish is required to suspend or remove one or more supported digital assets from its platform for any reason, given that Bullish has a limited range of supported assets at Launch, such suspending or removing one or more digital assets would have a significantly larger impact on Bullish’s overall business operations and financial condition compared to a platform with a broader range of supported digital assets. If for any reason Bullish is unable or slow to support more assets, Bullish’s business and operations may be more severely impacted relative to a more mature exchange with a more diverse digital asset offering. Bullish may be required to suspend or remove, either entirely or in respect of a specific jurisdiction, a digital asset supported on Bullish Exchange for a variety of reasons, including compliance with new legal and regulatory requirements in respect of offering the digital asset in the relevant jurisdiction(s), compliance with Bullish’s policies and procedures and/or reputational risks associated with the asset (e.g., as a consequence of forks, changes in governance or features of a digital asset). A digital asset may also be suspended or removed where for business or technical reasons support for the relevant blockchain or token concerned is no longer going to be offered by Bullish, or due to the restrictions or limitations imposed by Bullish’s third-party service providers.

Compared to a more mature business with a diverse asset offering, Bullish’s business may be more adversely affected if the markets for bitcoin, ETH, EOS, LINK, LTC, other supported digital assets and stablecoins deteriorate or if their prices decline, including as a result of the following factors:

•	the reduction in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time which reduces the block reward earned by miners;

•	the completion of the Ethereum Merge which migrated the blockchain from proof-of-work to proof-of-stake and could result in one or many chain forks;

•

disruptions, hacks, splits in the underlying network also known as “forks”, attacks by malicious actors who control a significant portion of the networks’ hash rate such as double spend or 51% attacks, or other similar incidents affecting the corresponding blockchain networks for the supported digital assets;

•	hard “forks” resulting in the creation of and divergence into multiple separate networks;

•

informal or formal governance led by core developers of the corresponding blockchain networks for the supported digital assets that lead to revisions to the underlying source code or inactions that prevent network scaling and which evolve over time largely based on self-determined participation, which may result in new changes or updates that affect their speed, security, usability, or value;

•	the ability of the corresponding blockchain networks for the supported digital assets to resolve significant scaling challenges and increase the volume and speed of transactions;

•	the ability to attract and retain developers and customers to use the supported digital assets for payment, store of value, unit of accounting, and other intended uses;

•	transaction congestion and fees associated with processing transactions on the corresponding blockchain networks for the supported digital assets;

•

the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of Satoshi’s bitcoins. This may adversely affect the market for bitcoin or its price because it could be perceived as significantly increasing the circulating supply of bitcoin. Bitcoin is one of the only few digital assets supported on the Bullish Exchange at Launch and Bullish expects the trading volume of bitcoin on the exchange to be significant. Bullish also holds a significant amount of bitcoin on its balance sheet. Any adverse impact on the market or price of bitcoin may therefore adversely impact on Bullish’s financial position;

•	negative news and perception of the supported digital assets, including their perceived environmental impact;

•

developments in mathematics, technology, including in digital computing, algebraic geometry, and quantum computing, that could result in the cryptography being used by the corresponding blockchain networks for the supported digital assets becoming insecure or ineffective;

•

material legal proceedings, laws and regulations affecting the supported digital assets and/or their corresponding blockchain networks or access to these networks and/or material governmental investigations in relation to serious wrongdoing;

•	undiscovered or unknown security flaws in blockchain, cryptography or underlying hardware and software supporting the supported digital assets;

•	any internal governance dispute within the Centre Consortium, which governs the USDC network; or

•	any other factors that adversely impact the demand of the digital assets supported on the Bullish Exchange.

The Bullish Exchange products and services may be subject to bugs, technical defects and errors as well as service-level disruptions, which can increase as Bullish scales its services to a larger customer base.

Bullish’s product and services offered on the Bullish Exchange may be subject to bugs, technical defects and errors, including errors in system algorithms, underlying smart-contracts, technical systems or system to blockchain data interfaces, which can potentially arise from unauthorized change or inadequate change control. Through the efforts to remediate such issues, Bullish may be required to implement technical solutions that give rise to additional operational risks. This could include the need to develop automated trading features that may lead to accusations of market abuse and other legal and regulatory violations, which may result in enforcement actions and increased legal liability for Bullish. Such errors or defects may delay or threaten the anticipated launch, and/or lead to service-level disruptions, which can increase as Bullish scales its services to a larger user base. Service-level disruptions can lead to poor user experience and may result in trading losses for both Bullish and its customers, which can further result in loss of consumer confidence in Bullish’s products and services, loss of customers and/or allegations and claims against Bullish and regulatory investigations and/or enforcement actions, which can adversely impact Bullish’s brand and reputation as well as its business, operating results, financial condition and share price.

As new product features or additional supported assets become available on the Bullish Exchange, the Liquidity Pools may not be sufficient to meet the needs of its customers.

The Liquidity Pools of the Bullish Exchange act as the primary market maker in Bullish’s Hybrid Order Book. As new product features or additional supported assets become available, the liquidity provided on Bullish’s Exchange platform may not be sufficient to meet the needs of its customers. There is also no guarantee that Bullish Capital will be able to contribute to all, or any, Liquidity Pools at all times. The Liquidity Pools may be unable to provide liquidity in the amount and/or at the price that is satisfactory to meet the needs of its customers. The failure or inefficiency of Bullish’s Liquidity Pools to provide satisfactory liquidity may result in Trading Volume decrease and loss of customers, which may negatively impact the business operation of Bullish.

Bullish may not be able to adapt or respond to new products or services, support new digital assets or include them into the Liquidity Pools of the Bullish Exchange due to technical, legal, regulatory and/or resource constraints.

From time to time, Bullish intends to offer new products and services on the Bullish Exchange as well as expand the range of digital assets supported. There are substantial risks and uncertainties associated with these efforts, and Bullish could invest significant capital and resources into such efforts. Regulatory requirements can affect whether initiatives are able to be brought to market in a manner that is timely and attractive to Bullish’s customers. Initial timetables for the development and introduction of new products or services and price and profitability targets may not be met. New products or services may need to be initially launched on a limited basis prior to their full launch. In addition, Bullish’s revenues and costs may fluctuate because new products and services generally require startup costs while revenues take time to develop, which may adversely impact Bullish’s results of operations. Bullish may not be able to adapt or respond to new products or services or support new digital assets due to technical, legal, regulatory, resource constraints or other unforeseen factors and events.

Bullish’s failure to safeguard and adequately custody its customers’ assets could adversely impact its business, operating results and financial condition.

The Bullish Exchange is designed to provide its customers with a seamless, end-to-end cryptographically secure custody service to keep their digital assets safe. Customer digital assets, in spot, margin and/or liquidity accounts on the Exchange, are kept in a mixture of wallet solutions with the majority of digital assets held in offline cold storage and each transaction is recorded on a private blockchain. The custody solution consists of a minimum of three types of wallet implementation each with clearly segregated functions and restrictions, including appropriate limits and monitoring controls. Bullish manages and controls the wallets consistent with customers’ instructions and as the custodian of customers’ assets. Business continuity and disaster recovery protocols are also being developed to enable Bullish to respond appropriately to potential custody related incidents that could lead to a loss of customer assets. While Bullish’s custody services will take steps to ensure that the custody services are secure and protected against custody related incidents, no assurance can be given that the custody services are or will be fully secure and protected.

Supported digital assets are not insured or guaranteed by any government or government agency. Bullish has entered into partnerships with third parties, where Bullish or its partners receive and hold assets for the benefit of its customers. Bullish and its partners’ abilities to manage and accurately safeguard these customer assets requires a high level of internal controls. As Bullish’s business continues to grow and expand its product and service offerings, Bullish must continue to strengthen its associated internal controls and ensure that its partners do the same. Bullish’s success and the success of its offerings requires significant public confidence in its and its partners’ ability to properly manage customers’ balances and handle large and growing transaction volumes and amounts of customer assets. In addition, Bullish is dependent on its partners’ operations, liquidity, and financial condition for the proper maintenance, use, and safekeeping of these customer assets. Any failure by Bullish or its partners to maintain the necessary controls or to manage customer digital assets and funds appropriately and in compliance with applicable regulatory requirements could result in reputational harm, significant financial losses, lead customers to discontinue or reduce their use of its and its partners’ products, and result in significant penalties and fines and additional restrictions, which could adversely impact Bullish’s business, operating results, and financial condition.

The operation of the Bullish Exchange will involve the need to deposit, transfer, and custody customer cash and digital assets. In each instance, Bullish is required to safeguard customers’ assets using institutional level security standards applicable to its hot and cold wallet and storage systems. Bullish’s security technology is designed to prevent, detect, and mitigate inappropriate access to its systems, by internal or external threats. Bullish intends to maintain administrative, technical, and physical safeguards designed to comply with applicable legal requirements and industry standards. However, it is nevertheless possible that hackers, employees or service providers acting contrary to its policies or agreements, or others, could circumvent these safeguards to improperly access its systems or documents, or the systems or documents of its business partners, agents, or service providers, and improperly access, obtain, and/or misuse customer digital assets and funds. The methods used to obtain unauthorized access, disable, or degrade service or sabotage systems are also constantly changing and evolving and may be difficult to anticipate or detect for long periods of time. Bullish’s insurance coverage for such risks is limited and may not cover the full extent or nature of its liability, which may exceed the value of its assets. Bullish’s ability to maintain insurance is also subject to the insurance carriers’ ongoing underwriting criteria. Bullish Exchange uses third-party custodians for cold storage services and hot and warm wallets that are jointly managed by the operations of the Exchange and Bullish’s third party custodian. Currently, BitGo Trust Company, Inc. (“BitGo”) is the third-party digital asset custody provider for the Exchange. BitGo holds an insurance policy which covers digital assets where the keys are held by BitGo. BitGo customers, including Bullish, will be expected to secure no more than the policy limit, US$250 million, in each cold wallet. As this insurance coverage is shared among Bullish and other customers of BitGo and on a first loss basis, if a loss event impacts multiple BitGo customers, the full value of any loss may not be indemnified by the policy. For the hot and warm wallet solutions provided by BitGo, BitGo agrees to maintain technology, network security, and privacy liability insurance, covering technology errors, losses and omissions, to a minimum level of US$5 million. For the composition of digital assets held with BitGo in cold storage and in hot/warm wallets as of December 31, 2021, see table “Total digital assets held with BitGo for the Bullish Group and Bullish Gibraltar’s customers” on page 296. Any loss of customer cash or digital assets could result in a subsequent lapse in insurance coverage, which could cause a substantial business disruption, adverse reputational impact, inability to compete with its competitors, and regulatory investigations, inquiries, or actions. Additionally, transactions undertaken through its websites or other electronic channels may create risks of fraud, hacking, unauthorized access or acquisition, and other deceptive practices.

There is a risk of loss of customers’ assets arising from the use of omnibus accounts or back-end infrastructure and related services provided or maintained by sub-custodians and third-party service providers. Bullish attempts to protect customers by carefully selecting its sub-custodians and third-party service providers and by requiring them to adhere to a contractual standard of care and to implement extensive policies and procedures, including (without limitation) information security obligations, that are intended to reduce the risk of loss of assets, but there can ultimately be no assurance that such measures will be entirely successful to avoid loss. For example, in the event of the insolvency, failure, default, breach, hacking, loss, business disruption, fraud, theft, error, negligence, or accident of or by a sub-custodian or third-party service provider contracted by Bullish to maintain and operate an omnibus account for digital assets, or to provide the back-end infrastructure that it uses to hold customers’ digital assets in an omnibus account, as applicable, Bullish as custodian and bare trustee on customers’ behalf may only have an unsecured claim against the sub custodian or third-party service provider in connection with the digital assets. A bare trustee under Gibraltar law is one that, under the terms of the relevant trust, has no discretion over the trust assets and no active duties such as to insure or to invest the trust assets. A bare trustee may be considered similar to a nominee, custodian or equivalent. In the context of customers’ assets, the Exchange’s terms of service provide that Bullish Gibraltar holds the assets as bare trustee and is not legally the beneficial owner of the assets; however, this conclusion remains subject to risks and uncertainties - see “- Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future.” While Bullish intends to use commercially reasonable efforts, as determined by Bullish, to attempt on customers’ behalf to recover the amounts due, there is no assurance such efforts by Bullish will be successful, or that any recovery will be obtained promptly or in full, and customers are exposed to the resulting risk of loss of assets. Pursuant to the Exchange terms of service (but subject to any limitations under applicable law), Bullish is not liable or responsible for any losses customers may suffer that are caused directly or indirectly by Bullish holding customers’ digital assets with a sub custodian or third party service provider or the use of infrastructure and related services provided by a sub custodian or third party service provider. Bullish Gibraltar holds all customers’ assets (including Bullish Capital assets deployed to the Exchange) in omnibus accounts and wallets that are segregated from Bullish Gibraltar’s own assets. Based on Bullish’s understanding of relevant Gibraltar laws and regulations, Bullish believes that in the event of an insolvency of Bullish Gibraltar, Gibraltar law would recognize assets in spot, margin and/or liquidity accounts as the property of the applicable customers and not of Bullish Gibraltar and accordingly such assets would not be available to satisfy Bullish Gibraltar’s general creditor claims; however, this conclusion remains subject to risks and uncertainties – see “- Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future.”

Certain supported digital assets enable holders to earn rewards by participating in decentralized governance, bookkeeping and transaction confirmation activities on their underlying blockchain networks, such as through staking, delegating, and voting the digital assets. The Bullish Exchange does not currently offer customers staking services of the type referred to here or any other types, and development of such services and related operations and arrangements is not a current priority. The Bullish group does not currently engage in staking for their own account and in 2021 only engaged in staking EOS for governance purposes, which did not generate rewards. Bullish may in the future decide to offer or engage in such services for certain supported digital assets in order to earn additional yield based on digital assets that are held on behalf of customers. Some networks require customer assets to be transferred into smart contracts on the underlying blockchain networks not under Bullish or anyone’s control. If the validator, any third-party service providers, or smart contracts fail to behave as expected, suffer cybersecurity attacks, experience security issues, or encounter other problems, Bullish’s customers’ assets may be irretrievably lost.

Any security incident resulting in a compromise of customer assets could result in substantial costs to Bullish and/or require Bullish to notify impacted individuals, and in some cases regulators, of a possible or actual incident, expose Bullish to regulatory enforcement actions, including substantial fines, limit its ability to provide services, cause user discontinuation or reduction of use of servicesloss of customers or reduction in the use of its products and services, and further subject Bullish to litigation, significant financial losses, damage its reputation, and adversely affect its business, operating results, financial condition, cash flows and share price.

Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future.

As the operator of the Bullish Exchange, Bullish Gibraltar, currently holds customers’ assets on behalf of its customers. In the event of an insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future, there is a risk that customers’ assets may be considered the property of the bankruptcy estate of Bullish Gibraltar or such other entity and customers may be at risk of losing their assets depending on the application of the relevant jurisdiction’s laws. Gibraltar laws and regulations oblige Bullish Gibraltar as a DLT licensee to have effective arrangements in place for the protection of customers’ assets and require custodial assets to be segregated from the DLT licensee’s own assets. Bullish Gibraltar holds all customers’ assets in omnibus accounts and wallets that are segregated from Bullish Gibraltar’s own assets. The Exchange’s terms of service provide that customers’ assets are held by Bullish Gibraltar as custodian and bare trustee for and on behalf of customers. The Exchange’s terms of service also provide that customers remain the beneficial owners of their assets held in custody by Bullish Gibraltar. Bullish Capital assets that are deployed to the Exchange are also held in the omnibus accounts and wallets and are for these purposes treated the same as other customers’ assets, and the omnibus accounts and wallets temporarily contain any amount of fees, spreads or interest separately identified and collected by the Exchange that has yet to be swept to Bullish Gibraltar’s own account or wallet (which revenues sweep occurs periodically), in each case consistent with the requirements of the DLT License. Bullish’s understanding of Gibraltar law is that an insolvent Gibraltar company’s estate can only consist of assets to which it is legally and beneficially entitled. The Gibraltar Insolvency Act 2011 provides that assets held by a Gibraltar company in liquidation on trust for another person are not assets of such company. As such, a person beneficially entitled to assets that the Gibraltar company holds in custody or trust is entitled to have the assets returned to them. The courts of England & Wales have recognized digital assets as property, and in the absence of Gibraltar case law or guidance on this point (apart from the GFSC’s position that customers’ assets do not represent property of the DLT licensee), Bullish considers it very likely that Gibraltar courts would adopt a similar position to that of the English & Welsh courts as English & Welsh judgments are highly persuasive before the Gibraltar courts. Based on Bullish’s understanding of relevant Gibraltar laws and regulations, Bullish believes that in the event of an insolvency of Bullish Gibraltar, Gibraltar law would recognize assets in spot, margin and/or liquidity customer accounts as the property of the applicable customers and not of Bullish Gibraltar and accordingly such assets would not be available to satisfy Bullish Gibraltar’s general creditor claims.

Except for Bullish Gibraltar, no other entities within Bullish Group currently hold any customers’ assets. In the event of the insolvency or bankruptcy of any other Bullish entities, customers’ assets held by Bullish Gibraltar should not be subject to general creditor claims against those other entities. In particular, in the event of insolvency or bankruptcy of Bullish or Bullish Global which are Bullish Gibraltar’s parent companies and incorporated in the Cayman Islands, Bullish understands that the Cayman Islands has a legal system that is based on the English common law system, including equity, and Bullish considers it likely that absent specific regulation to the contrary, the local courts would recognize customers’ beneficial interests in their assets with such assets being treated as the property of the applicable beneficial owners and not being available to satisfy general creditor claims. Notwithstanding the above, in the event of insolvency or bankruptcy of Bullish, Bullish Global, or any service companies within Bullish Group, third-party creditors may claim rights to some or all of the assets of the relevant insolvent or bankrupt company, that could result in, among other things, partial or complete unavailability of services or resources employed by the Exchange, which may adversely affect the Exchange’s operation. Any errors, defects, disruptions, or other performance problems with the Exchange arising from such insolvency or bankruptcy could adversely affect customers’ ability to timely access or sell their digital assets, and may result in losses for its customers. In addition, Bullish understands that the relevant Gibraltar and Cayman Islands laws and regulations have not yet been applied by the courts to the insolvency of a company holding digital assets, and the Exchange’s terms of service have not been tested in any courts meaning this conclusion remains subject to uncertainty. See “ — Engaging in cross-border business can make it difficult for Bullish to ensure that it adequately protects its legal rights and interests. Bullish may incur liability from breaching its legal obligations or may not be able to enforce legal rights and obligations or to enforce them consistently and predictably across these jurisdictions.” Bullish further expects that if the laws of another jurisdiction were found to be applicable to an insolvency or bankruptcy of the operator of the Bullish Exchange (which could arise in the future, for example, if Bullish Gibraltar were to do business in that other jurisdiction or if the Bullish Exchange were to be operated by an entity established in that other jurisdiction), then the application of that jurisdiction’s laws may result in different or conflicting treatment of customers’ assets. For example, based on its current understanding of U.S. laws and regulations, Bullish believes that if it were to commence insolvency or bankruptcy proceedings in the United States, customers’ assets may be treated as property of the bankruptcy estate and customers may be treated as general creditors with unsecured claims. Additionally, even if customers’ assets were recognized as their property in the insolvency or bankruptcy of Bullish Gibraltar or other relevant entity, the entitlements of individual customers would need to be ascertained and the corresponding assets identified and transferred, which process could be subject to delays, create increased risk of losses or reveal shortfalls caused by default, and in any such cases customers may receive less than their full entitlements. Additionally, in the event of insolvency or bankruptcy of a sub-custodian or third-party service provider engaged by Bullish Gibraltar to hold or administer customers’ assets, relevant customers’ assets may be considered property of the bankruptcy or insolvent estate such that Bullish Gibraltar (on customers’ behalf) is treated as a general unsecured creditor. Bullish believes that the commingling of Bullish Gibraltar revenues derived from the operation of the Bullish Exchange temporarily and of Bullish Capital’s assets with other customers’ assets does not impact the risk to customers’ assets in the event of a bankruptcy or insolvency of Bullish Gibraltar or other relevant Bullish group entity. However in such an event Bullish Capital would be exposed to the same risks and uncertainties as other customers of Bullish Exchange, including risks of delays and losses in recovery of its assets. Further, the above conclusions remain subject to uncertainties as Bullish has not obtained counsels’ opinions regarding the insolvency or bankruptcy laws of Gibraltar or other jurisdictions that may be applicable in an insolvency or bankruptcy of Bullish Gibraltar or other relevant entity. Any loss of customers’ assets by such means could harm Bullish’s brand and reputation, result in significant losses, and adversely impact its business, financial condition, operating results, cash flows and share price. In addition, the uncertainty in the treatment of customers assets could have an adverse impact on Bullish’s ability to attract and retain customers.

The Exchange uses third-party custodians for cold storage services and hot and warm wallets that are jointly managed by the operations of the Exchange and Bullish’s third party custodian. Currently, BitGo Trust Company, Inc. (“BitGo”), a third-party provider of institutional digital asset custody, trading, and finance services, is the third-party digital asset custody provider for the Exchange. For the composition of digital assets held with BitGo in cold storage and in hot/warm wallets as of December 31, 2021, see table “Total digital assets held with BitGo for the Bullish Group and Bullish Gibraltar’s customers” on page 296. BitGo holds an insurance policy which covers digital assets where the keys are held by BitGo under the custodial services agreement and an insurance policy for its hot and warm wallet solution under the advanced wallet services agreement. For the hot and warm wallet solutions provided by BitGo, BitGo maintains technology, network security, and privacy liability insurance, covering technology errors, losses and omissions, to a minimum level of US$5 million. For BitGo’s cold storage services, BitGo customers, including Bullish, will be expected to secure no more than the policy limit, US$250 million, in each cold wallet. As this insurance coverage is shared among Bullish and other customers of BitGo and on a first loss basis, if a loss event impacts multiple BitGo customers, the full value of any loss may not be indemnified by the policy which could cause a substantial business disruption, adverse reputational impact, inability to compete with its competitors, and regulatory investigations, inquiries, or actions.

The loss, destruction or mismanagement of private keys required to access any digital assets held in custody for Bullish’s own account or for its customers may be irreversible. If Bullish is unable to access its private keys or if Bullish experiences a hack or other data loss relating to its ability to access any digital assetsdigital assets, it could cause regulatory scrutiny, reputational harm, and other losses.

Digital assets are generally controllable only by the possessor of the unique private key(s) relating to the digital wallet in which the digital assets are held. While blockchain protocols typically require public addresses to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital assets held in such a wallet. To the extent that any of the private keys relating to its hot or cold wallets containing digital assets held for its own account or for its customers is lost, destroyed, or otherwise compromised or unavailable, and no backup of the private key is accessible, Bullish will be unable to access the digital assets held in the related wallet. Further, Bullish cannot provide assurance that its wallet will not be hacked or compromised. Digital assets and blockchain technologies have been, and may in the future be, subject to security breaches, hacking, or other malicious activities. Any loss of private keys relating to, or hack or other compromise of, digital wallets used to store its customers’ digital assets could adversely affect its customers’ ability to access or sell their digital assets, and may result in losses for its customers, and subject Bullish to significant financial losses, damage to its reputation, and/or loss of customer trust in Bullish and its products and subsequent customer discontinuation or reduction of use of services, potential litigations, as well as legal and regulatory liabilities. As such, any loss of private keys due to a hack, employee or service provider misconduct or error, or other compromise by third parties could hurt Bullish’s brand and reputation, result in significant losses, and adversely impact its business, financial condition, operating results, cash flows and share price. The total value of digital assets in Bullish’s possession and control is significantly greater than the total value of insurance coverage that would compensate Bullish in the event of theft or other loss of funds.

The way in which custody services are integrated into the Bullish Exchange may not be attractive to all customers.

The current product design seeks to provide Bullish customers with a seamless, end-to-end cryptographically secure custody service. A consequence of this is that customer cryptocurrency deposits and withdrawals are made strictly through hot wallets. It is possible that customers, particularly those with substantial assets or a more restrictive risk appetite, may be detracted from Bullish due to the absence of alternative options, such as cold-to-cold custody transfer. Also, while it is common in the digital asset industry to integrate exchange and custody services, this is not typically the case in traditional markets where such services may be segregated. Such considerations may impact the ability of Bullish to attract demand from larger and more sophisticated customers, and require the investment of additional resources to develop the required architecture to support this demand. Inability to attract such customers may adversely impact Bullish’s reputation, business, financial condition, and results of operations and share price.

The custody services, and any blockchain technology on which they rely, may be the target of cyber attacks or may contain exploitable flaws in their underlying code, which may result in security breaches and the loss or theft of digital assets that are held or deposited.

The custody services, their structural foundation, and the software applications and other interfaces or applications upon which they rely (including blockchain technology) are unproven, and there can be no assurances that the custody services are or will be fully secure, which may result in a complete loss of investors’ digital assets and an unwillingness of market participants to access, adopt and utilize digital assets or the custody services. Examples of the above include but are not limited to:

•	a cyberattack causing a customer withdrawal instruction, or a withdrawal address being altered;

•	a customer receiving an incorrect deposit address;

•	hardware failures delaying or preventing deposits and withdrawals;

•	the tampering or spoofing of customer instructions and materials;

•	deposit addresses being incorrectly stored;

•	the hacking or unavailability of customer portals rendering customers unable to access their account;

•	vulnerabilities within the applicable blockchain code arising or the blockchain being manipulated by a malicious actor;

•	attacks on third party technology supplier infrastructure, such as cloud providers;

•	a cyber-attack causing the individual to lose otherwise valid credentials;

•	the tampering with laptop codes to cause withdrawals to incorrect withdrawal addresses; and

•	bad acts by employees, third-party service providers and others.

While Bullish’s custody services will take steps to ensure that the custody services are secure and protected against such incidents, no assurance can be given that the custody services are or will be fully secure and protected from attack, and any failure in this regard could result in enforcement actions, litigation, significant costs being incurred, fines, and other penalties, as well as adversely affect Bullish’s reputation, business, financial condition, and results of operations and share price. The impact of such attacks could also seriously curtail the utilization of digital assets and cause a decline in the broader market price of the affected digital assets.

Bullish may modify the arrangements in which it manages digital asset custody in the future, including the development of its own digital asset custody solution. This may expose the business to greater risks associated with new product development.

Bullish implements arrangements with third parties to support the management of digital asset custody. As Bullish grows its business, it may modify its existing third-party digital asset custody arrangements, including developing its own digital asset custody solution. This may expose Bullish to greater risks associated with new product development. For example, the new custody solution may be subject to material technical and non-technical problems and may not function as reliably as the existing arrangement, which may result in loss of assets for Bullish and its customers. Such losses can lead to enforcement actions, litigation, significant costs being incurred, damages, fines, and other penalties, as well as adversely affect Bullish’s reputation, business, financial condition, and results of operations and share price.

Bullish has not yet developed, tested or launched any other products or services.

Bullish is currently exploring opportunities to bring regulated financial services products using blockchain technologies as the cornerstone to market in 2022. This planning remains at a nascent stage of the product development life cycle. It is not yet proven that the technical product requirements can be delivered and the extent of future demand for such products and services remains uncertain. Bullish may invest significant resources into developing this business, and there is no assurance that it will be launched. Further, the laws and regulations applicable to such products and services are complex and highly uncertain. Bullish may incur significant resources and costs in applying for the required licenses or approvals it needs to launch a business involving such products and services, and there is no assurance that it is able to do so. Bullish may also be at risk of breaching applicable laws and regulations related to such products and services and incur additional legal liability, resulting in legal proceedings, investigations, fines, penalties and other sanctions.

Any strategic investments that Bullish makes or enters into could require significant management attention, disrupting the business and harming its financial condition.

Bullish may merge, acquire or form partnerships or joint ventures with other companies to add specialized employees, products, services, licenses, or technologies. Bullish may not be able to find other suitable acquisition and investment candidates, and Bullish may not be able to complete acquisitions or make investments on favorable terms, if at all. In some cases, the costs of such acquisitions may be substantial, and there is no assurance that Bullish will receive a favorable return on investment for Bullish’s acquisitions. Bullish may in the future be required to write off acquisitions or investments. Moreover, Bullish’s future acquisitions may not achieve Bullish’s goals, and any future acquisitions Bullish completes could be viewed negatively by customers, developers, advertisers, or investors. In addition, if Bullish fails to successfully close or integrate any acquisitions, or integrate the products or technologies associated with such acquisitions into Bullish, Bullish’s net revenue and operating results could be adversely affected. Bullish’s ability to acquire and integrate companies, products, services, licenses, or technologies in a successful manner is unproven. Any integration process may require significant time and resources, and Bullish may not be able to manage the process successfully, including successfully securing regulatory approvals which may be required to close the transaction and/or to continue to operate the target’s business or products in a manner that is useful to Bullish. Bullish may not successfully evaluate or utilize the acquired products, services, technology, or personnel or accurately forecast the financial impact of an acquisition transaction, including accounting charges. Bullish may have to pay cash, incur debt, or issue equity securities to pay for any such acquisition, any of which could adversely affect Bullish’s financial results. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to Bullish’s shareholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede Bullish’s ability to manage its operations.

The underlying blockchain technology used by Bullish is unproven and untested in a real operational environment of the scale and complexity currently contemplated.

The Bullish Exchange incorporates a private blockchain based on EOSIO software. This technical implementation is unproven and untested in a real operational environment of the scale and complexity currently contemplated. Significant technical changes may be required, including the addition, substitution, reduction, removal, amendments, enhancements and/or adaptations of certain features, functions and/or performance. The future success of Bullish’s product is dependent on its ability to scale and the feasibility of the current design is unproven and may lead to significant re-architecture. If Bullish fails to achieve this, Bullish’s business operations, reputation, financial condition and share price may be adversely impacted.

For example, the EOSIO software has been enhanced to have greater throughput in order to meet the operational needs of a mass market exchange. Bullish may experience technical challenges and not be able to continually enhance the software sufficiently to support the volume of transactions required to be processed or may be required to reduce the use of the software. This may lead to service-level disruptions on the Bullish Exchange platform, resulting in losses for customers.

In addition, although Bullish intends to hash states to the EOS public blockchain, Bullish may not be able to do so for technical reasons. Such failure may adversely impact Bullish’s reputation and public perception regarding Bullish’s product and services.

Bullish may not be able to generate adequate value from investments made in developing EOSIO software.

Bullish is a developer of EOSIO based software. Bullish may make substantial investments to support the development of EOSIO based software, and there is no assurance that the expected value and benefits will be realized, or that such a strategy will be profitable. If Bullish fails to generate adequate value from investments made in developing EOSIO based software, its business operations, reputation, financial condition and share price may be adversely impacted.

Bullish’s reputation, business and financial condition may be adversely impacted due to its association with EOSIO.

Despite Bullish’s investment in EOSIO, EOSIO may not be able to attract a wider developer and user base to its ecosystem as expected. Bullish may also be unable to invest in the EOSIO software or ecosystem to the level expected by the EOSIO ecosystem community. The EOSIO software and blockchain networks based on it may not function as expected and may encounter serious performance issues or cybersecurity incidents. Blockchain networks built on EOSIO or the block producers may be subject to material legal proceedings or investigations for serious wrongdoing, or adversely affected by laws and regulations, including any determination by a regulator or legal proceeding that any digital asset based on such networks is a security or instrument that otherwise requires a license or approval to trade. These factors and other material negative news, reputational harm or adverse events associated with EOSIO, the block producers or the broader ecosystem can adversely impact Bullish’s reputation, business, financial condition, results of operations and share price.

Risks Inherent in the Digital Asset Industry

The future development and growth of digital assets is subject to a variety of factors that are difficult to predict and evaluate. If digital assets do not grow as Bullish expects, Bullish’s business, operating results and financial condition could be adversely affected.

Digital assets built on blockchain technology remain in the early stages of development. Digital assets are a new asset class that, as of yet, have not been widely adopted, particularly by institutional investors and corporate securities issuers. The majority of Bullish’s business will rely on the acceptance and use by such investors and issuers of digital assets at a scale to create demand for Bullish’s products and services sufficient to make Bullish’s business commercially viable. Though Bullish believes that the anticipated benefits of digital assets will create such demand, there can be no assurance that this will occur, or if it does occur that it will be in the near term.

The further growth and development of any digital assets and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer and usage of digital assets represent a new and evolving paradigm that is subject to a variety of factors and associated risks that are difficult to evaluate, including:

•

Many digital asset networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality and governance of their respective digital assets and underlying blockchain networks, any of which could adversely affect their respective digital assets.

•

Many digital asset networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective cryptocurrency networks.

•

Several large networks, including Bitcoin and Ethereum, are developing new features to address fundamental speed, scalability and energy usage issues. If these issues are not successfully addressed, or are unable to receive widespread adoption, it could adversely affect the underlying digital assets.

•

Security issues, bugs and software errors have been identified with many digital assets and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some digital assets, such as when creators of certain cryptocurrency networks use procedures that could allow hackers to counterfeit tokens. Any discovered or previously unknown weaknesses identified with digital assets could adversely affect price, security, liquidity and adoption. If a malicious actor, group, or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a cryptocurrency network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network’s reputation and security, and adversely affect its value.

•

The emergence of quantum computing and its potential for shortening the time required by governments, criminals, and unauthorized third parties to factor and derive the very large seed numbers (e.g., private keys) associated with current public key cryptography poses a future risk to current approaches to blockchain cryptography that protect many digital assets from theft or loss.

•

The development of new technologies for mining, such as improved application-specific integrated circuits (commonly referred to as ASICs), or changes in industry patterns, such as the consolidation of mining power in a small number of large mining farms, could reduce the security of blockchain networks and reduce the price and attractiveness of digital assets.

•

If rewards and transaction fees for miners or validators on any particular digital asset network are not sufficiently high to attract and retain miners, a digital asset network’s security and speed may be adversely affected, increasing the likelihood of a malicious attack.

•

Many digital assets have concentrated ownership or an “admin key,” allowing a small group of holders to have significant unilateral control and potentially collusive influence over key decisions relating to their digital asset networks, such as governance decisions and protocol changes, as well as the market price of such digital assets.

•

The governance of many decentralized blockchain networks is by voluntary consensus and open competition, and many developers are not directly compensated for their contributions. As a result, there may be a lack of consensus or clarity on the governance of any particular cryptocurrency network, a lack of incentives for developers to maintain or develop the network, and other unforeseen issues, any of which could result in unexpected or undesirable errors, bugs, or changes, or stymie such network’s utility and ability to respond to challenges and grow.

•

Many digital asset networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective digital assets.

•

Governments, quasi-government and financial institutions may impose additional regulation on digital assets and blockchain technology, and the regulatory environment for digital assets is changing and unpredictable.

•	Consumer demographics, public tastes and preferences, and general economic conditions may change and affect the acceptance and popularity of digital assets.

•

Forks of digital assets may occur at any time. A fork can lead to a disruption of networks and Bullish’s information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to assets being unavailable for a period of time or temporary or even permanent loss of assets.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, theft of customers’ assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, customer and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of digital assets may be significantly affected and, as a result, Bullish’s business, operating results and financial condition could be adversely affected.

Many participants in the financial industry (including regulators) and other industries may oppose the development of products and services that utilize blockchain technology. The market participants who may oppose such products and services may include entities with significantly greater resources, including financial resources and political influence, than Bullish has. The ability of Bullish to operate and achieve its commercial goals could be adversely affected by any actions of any such market participants that result in additional regulatory requirements or other activities that make it more difficult for Bullish to operate.

The blockchain industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain technology and digital assets may adversely impact Bullish’s reputation, business, financial condition, results of operations and share price.

Due to unfamiliarity and some negative publicity associated with digital asset platforms, existing and potential customers may lose confidence in digital asset platforms more generally.

Digital asset platforms are relatively new. Many of Bullish’s competitors are unlicensed, less regulated, operate without supervision by any governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity and regulatory compliance. Negative news, a lack of stability and standardized regulation of digital assets, and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, hackers or malware, ransomware, or government-mandated regulation, and associated losses suffered by customers may reduce confidence in the digital assets and result in greater volatility of the prices of assets, including significant depreciation in value. As a result, customers and the general public may lose confidence in digital asset platforms more generally, which can adversely impact Bullish’s reputation, business, financial condition, results of operations and share price.

Volatility in the price of digital assets could cause significant fluctuation in Bullish’s operating results and adversely affect Bullish’s business and financial position.

The prices of digital assets, including bitcoin, Ether, EOS, and other digital assets have historically been subject to dramatic fluctuations and are highly volatile. A decrease in the price of a single digital asset may cause volatility in the entire digital asset industry. Certain digital assets may become more volatile and less liquid in a very short period of time, resulting in market prices being subject to erratic and abrupt market movement, which could harm Bullish’s business. For instance, abrupt changes in volatility or market movement can lead to extreme pressures on Bullish’s Exchange platform and infrastructure that can lead to inadvertent suspension of services across parts of the platform or the entire platform. In addition, a security breach that affects purchaser or customer confidence in bitcoin or Ether may also affect the industry as a whole. This volatility may adversely affect interest in and demand for the products and services that Bullish seeks to offer and cause Bullish’s operating results to fluctuate. This may adversely affect Bullish’s reputation, business, financial condition, results of operations and share price.

The redemption risk and regulatory risk associated with stablecoins may adversely affect Bullish’s business and financial position.

Stablecoins are digital assets designed to minimize price volatility. A stablecoin is designed to track the price of an underlying asset such as fiat money or an exchange-traded commodity. Bullish expects to support one or more stablecoins in its business lines, USDC initially and possibly USDT in the future.

Stablecoins, such as USDC and USDT, have a unique risk associated with redemption of the token for the underlying asset. The underlying assets are often invested into perceived “safe” investments such as treasuries. However, there is no guarantee that the underlying assets are put into instruments that are as safe as they are supposed to be. There is a risk that the assets may not be redeemable at the 1:1 redemption ratio (i.e., 1 USD for 1 USDC) if an issue occurs with the underlying asset. The issuers of stablecoins may also not be able to provide sufficient underlying assets to back the stablecoins. For example, according to the report of Tether Limited, the issuer of USDT, only approximately 6.4% of USDT was backed by cash and less than 44% of USDT was backed by Treasury bills as of December 31, 2021.

In addition, the regulatory treatment of fiat-backed stablecoins is highly uncertain. The resale of such stablecoins may implicate a variety of banking, deposit, money transmission, prepaid access and stored value, anti-money laundering, commodities, securities, sanctions, and other laws and regulations in the various jurisdictions relevant to Bullish’s business. The risks associated with stablecoins may adversely affect interest in and demand for the products and services Bullish seeks to offer, and subject Bullish to additional regulatory uncertainties, which may result in enforcement actions, litigation, significant costs being incurred, fines, and other penalties, as well as adversely affect Bullish’s business, financial condition, results of operations and share price.

Political, economic, or other crises may motivate large-scale sales of digital assets, which would result in a reduction in values and adversely affect Bullish.

As an alternative to fiat currencies that are backed by central governments, digital assets, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. For example, political or economic crises could motivate large-scale acquisitions or sales of digital assets either globally, regionally or locally. Large-scale sales of certain digital assets could result in a reduction in their value and could adversely affect Bullish’s reputation, business, financial condition, results of operations and share price.

Cyberattacks and security breaches of Bullish’s Exchange platform, or those impacting Bullish’s customers or third parties, could adversely impact Bullish’s brand and reputation and its business, operating results and financial condition.

The blockchain industry is a particularly attractive target for cyberattacks and incidents. Thefts of digital assets could result in potentially significant financial losses to Bullish and its customers. Cybersecurity incidents may occur through intentional or unintentional acts by individuals or groups having authorized or unauthorized access to Bullish’s systems or Bullish’s customers’ or counterparties’ information, or exchanges on which Bullish trades, all of which may include confidential information. These individuals or groups include employees, third-party service providers, customers and unauthorized individual attackers or groups of attackers. Bullish relies on a third party for the cold storage custody services of a significant majority of digital assets, which has limited theft and loss insurance coverage. The remaining digital assets are safeguarded directly by Bullish through hot storage without insurance coverage. Cybersecurity incidents that lead to the loss of digital assets may have an adverse effect on Bullish’s business, operating results and financial condition.

The information and technology systems used by Bullish and its service providers are vulnerable to unauthorized access, damage or interruption from, among other things, hacking, ransomware, malware and other computer viruses; denial of service attacks; network failures; computer and telecommunication failures; phishing attacks; infiltration by unauthorized persons; fraud; security breaches; usage errors by their respective professionals; power outages; terrorism; and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. The digital asset exchange industry is a significant target for fraud.

Bullish’s business involves the collection, storage, processing, and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets. Bullish aims to establish and operate a platform that offers its customers a secure way to purchase, store and transact in digital assets. As a result, any actual or perceived security breach of Bullish or Bullish’s third-party service providers may:

•	harm Bullish’s reputation and brand;

•	result in Bullish’s systems or services being unavailable and interrupt Bullish’s operations;

•	result in improper disclosure of data and violations of applicable privacy and other laws;

•	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory and financial exposure;

•	cause Bullish to incur significant remediation costs;

•	lead to theft or irretrievable loss of the fiat currencies or digital assets of Bullish or its customers;

•	reduce customer confidence in, or decreased use of, Bullish’s products and services;

•	divert the attention of management from the operation of Bullish’s business;

•	result in significant compensation or contractual penalties from Bullish to its customers or third parties as a result of losses to them or claims by them; and

•	adversely affect Bullish’s business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other financial institutions or digital asset companies, whether or not Bullish is directly impacted, could lead to a general loss of customer confidence in the landscape of digital assets or in the use of technology to conduct financial transactions, which could negatively impact Bullish, including the market perception of the effectiveness of Bullish’s security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications and infrastructure.

Attacks upon systems across a variety of industries, including the digital asset industry, are increasing in their frequency, persistence and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched successfully against a target. These attacks may occur or attempted attacks have occurred on Bullish’s systems or those of Bullish’s third-party service providers or supply-chain partners. Certain types of supply-chain cyberattacks could harm Bullish even if Bullish’s systems are left undisturbed. For example, social engineering attacks may be designed to deceive employees and service providers into releasing control of Bullish’s systems to a hacker, while others may aim to introduce computer viruses or malware into Bullish’s systems via third-party supply chain partners, with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and Bullish may not be able to implement adequate preventive measures.

Attacks against end users and customers of cryptocurrency trading platforms also are pervasive and include hacking, malware, browser-based attacks such as malicious extensions, ransomware, viruses, and numerous other approaches to compromise external customer workstations and takeover financial and email accounts. Although Bullish has incorporated strong protections for its customer accounts, it cannot protect its customers against internet flaws, third-party software vulnerabilities, browser attacks, targeted hacking of exchange customers, and other security and privacy problems that internet users continuously encounter today.

Although Bullish’s systems and processes are designed to protect the assets and data that Bullish manages, reduce data loss, minimize security breaches, and effectively respond to known and potential risks, Bullish expects to continue to expend significant resources to bolster these protections and there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks.

Concerns about Bullish’s practices with regard to the collection, use, disclosure, or safekeeping of confidential information, personal data and assets, even if unfounded, could adversely affect its operating results. Furthermore, failures of Bullish’s cybersecurity system could harm Bullish’s reputation, subject it to legal claims and otherwise adversely affect Bullish’s reputation, business, financial condition, results of operations and share price.

Blockchain networks, digital assets and the exchanges on which such assets are traded are dependent on internet infrastructure and are susceptible to system failures, security risks and rapid technological change.

The success of blockchain technology-based products and services will depend on the continued development of a stable infrastructure, with the necessary speed, data capacity and security, and complementary products such as high-speed networking for providing reliable internet access and scalable enterprise-grade cloud services. Digital assets have experienced, and are expected to continue to experience, significant growth in the number of customers and amount of content. There is no assurance that the relevant public infrastructure will continue to be able to support the demands placed on it by this continued growth or that the performance or reliability of blockchain technology will not be adversely affected by this continued growth. There is also no assurance that the infrastructure or complementary products or services necessary to make digital assets a viable product for their intended use will be developed in a timely manner, or that such development will not result in the requirement of incurring substantial costs to adapt to changing technologies. The failure of these technologies or platforms or their development could adversely affect Bullish’s reputation, business, financial condition, results of operation and share price.

Furthermore, digital assets are created, issued, transmitted, and stored according to protocols run by nodes within the blockchain network. It is possible these protocols have undiscovered or undisclosed flaws or could be subject to network scale attacks which could result in losses to Bullish. Finally, advancements in quantum computing could break the cryptographic integrity of protocols which secure certain digital assets.

Malicious actors can potentially manipulate blockchain networks and smart contract technology upon which digital assets rely and increase the vulnerability of the blockchain networks.

If a malicious actor, including a group of criminals or a state-sponsored group, is able to cyberattack or otherwise exert unilateral control over a particular blockchain network, or the digital assets on such a network, that actor could attempt to divert assets from that blockchain or otherwise prevent the confirmation of transactions recorded on that blockchain. Such an event may adversely impact Bullish’s reputation, business, results of operations, financial condition and share price.

Digital assets have been the subject of attempted manipulation by hackers to use them for malicious purposes. For example, misuses could occur if a malicious actor obtains a majority of the processing power controlling the digital asset validating activities and altering the blockchain on which digital asset transactions rely. Moreover, if the award for solving transaction blocks for a particular digital asset declines, and transaction fees are not sufficiently high, the incentive to continue validating blockchain transactions would decrease and could lead to a stoppage of validation activities. The collective processing power of that blockchain would be reduced, which would adversely affect the confirmation process for transactions by decreasing the speed of the adaptation and adjustment in the difficulty for transaction block solutions. Such slower adjustments would make the blockchain network more vulnerable to malicious actors’ obtaining control of the processing power over blockchain network processing.

Depositing and withdrawing digital assets into and from Bullish’s Exchange platform involve risks, which could result in loss of customer assets, customer disputes and other liabilities, which could adversely impact Bullish’s business.

In order to establish ownership of a digital asset, a person must possess the private key associated with the blockchain network address. Keys come in pairs consisting of a private key and a public key. A public key is derived from the private key and is represented on the blockchain network as a unique address; typically this address is derived from the public key through the use of a “one way” cryptographic function. Some networks use account names linked to the public keys rather than addresses. A “wallet” is used to manage private and public key pairs for the wallet owner. Bullish will be unable to entirely eliminate the potential risk of internal and external fraud in relation to the theft of private keys, including through collusion or otherwise, by employees or service providers.

Bullish’s own wallets are “multi-signature” and require multiple independent private keys to sign a transaction to prove ownership and therefore send funds. Customer digital assets are kept in segregated wallets with the majority of digital assets kept in cold wallets with offline private keys. Bullish uses separate wallets to receive and send funds for each asset.

To deposit digital assets held by a customer into Bullish’s Exchange platform, Bullish provides a blockchain specific network address to the customer to make the deposit to. The network address is generated from a dedicated receiving wallet. The customer uses their private key to digitally sign the transaction to prove ownership of the assets on the associated network address and transfer digital assets to the Bullish address. Incoming deposit transactions are subject to a screening process by Bullish that checks for a history of high-risk activity and sanctioned addresses.

In order to withdraw digital assets from Bullish’s Exchange platform, the customer must provide Bullish with a withdrawal address generated from a public key in their wallet. Bullish uses a dedicated multi-signature wallet to process customer withdrawals that require multiple signatures from independent keys to transfer digital assets from the Bullish address. Withdrawal addresses are subject to checks for high-risk activity and sanctioned addresses.

In addition, some digital assets networks require additional information to be provided in the transaction in connection with any transfer of digital assets to or from Bullish’s Exchange platforms. A number of errors can occur in the process of depositing or withdrawing digital assets into or from Bullish’s Exchange platform, such as typos, mistakes, or the failure to include the information required by the blockchain network. For instance, a customer may incorrectly enter Bullish’s wallet’s deposit address or the desired recipient’s address when depositing and withdrawing from Bullish’s Exchange platforms, respectively. Alternatively, a customer may transfer digital assets to a wallet address that he or she does not own, control or hold the private keys to. Additionally, a malicious actor may take over a Bullish customer’s account due to security problems outside of Bullish’s control, such as malware in the customer’s browser or other account theft/takeover scenarios at the customer side. In addition, each wallet address is only compatible with the underlying blockchain network on which it is created. For instance, a bitcoin wallet address can only be used to send and receive bitcoins. If any Ether or other digital assets is sent to a bitcoin wallet address, or if any of the foregoing errors occur, all of the customer’s digital assets will be permanently and irretrievably lost with no means of recovery. Bullish has observed and expects to encounter similar incidents with Bullish’s customers. Such incidents could result in customer disputes, damage to Bullish’s brand and reputation, legal claims against Bullish and financial liabilities, any of which could adversely affect Bullish’s reputation, business, results of operations, financial condition and share price.

A temporary or permanent blockchain “fork” to any supported digital asset could adversely affect Bullish’s business.

Blockchain protocols, including Bitcoin, Ethereum, and EOS are open source. Any user can download the software, modify it, and then propose that Bitcoin, Ethereum, EOS, or other blockchain protocol users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the Bitcoin, Ethereum, EOS, or other blockchain protocol networks, as applicable, remain uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the impacted blockchain protocol network and respective blockchain, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two parallel versions of the bitcoin, Ethereum, EOS or other blockchain protocol network, as applicable, running simultaneously, but with each split network’s digital asset lacking interchangeability.

Both Bitcoin and Ethereum protocols have been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash ABC, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold, Ethereum Classic and others. Some of these forks have caused fragmentation among platforms as to the correct naming convention for forked digital assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, and which results in further confusion to customers as to the nature of assets they hold on platforms. In addition, several of these forks were contentious and as a result, participants in certain communities may harbor ill will toward other communities. As a result, certain community members may take actions that adversely impact the use, adoption and price of bitcoin, Ether, or any of their forked alternatives.

Furthermore, hard forks can lead to new security concerns. For instance, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded Ethereum through at least October 2016, resulting in significant losses to some digital asset platforms. Similar replay attacks occurred in connection with the Bitcoin Cash and Bitcoin Cash SV network split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital assets that rely on proof-of-work more susceptible to attack, as has occurred with Ethereum Classic.

Bullish does not believe that it is required to support any fork or provide the benefit of any forked digital asset to its customers. However, Bullish expects that it may in the future continue to be subject to claims by customers arguing that they are entitled to receive certain forked or airdropped digital assets by virtue of digital assets that they hold with Bullish. If any customers succeed on a claim that they are entitled to receive the benefits of a forked or airdropped digital asset that Bullish does not or is unable to support, Bullish may be required to pay significant damages, fines or other fees to compensate customers for their losses.

A fork can also divert investors from the supported digital asset to new assets on the fork that are not supported by the Bullish Exchange platform. Bullish may not be able to support the forked digital assets for technical, legal or other reasons. This can adversely impact the Trading Volume on the Bullish Exchange platform.

Future forks may occur at any time. A fork can lead to a disruption of networks and Bullish’s information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to assets being unavailable for a period of time, temporary or even permanent loss of assets. Such disruption and loss could cause Bullish to be exposed to liability, even in circumstances where Bullish has no intention of supporting an asset compromised by a fork.

As such, a temporary or permanent blockchain “fork” to any supported digital asset may adversely affect Bullish’s reputation, business, results of operations, financial condition and share price.

Bullish expects to support certain smart contract-based digital assets. If the underlying smart contracts for these digital assets do not operate as expected, they could lose value and Bullish’s business could be adversely affected.

Bullish expects to support various digital assets that represent units of value on smart contracts deployed on a third-party blockchain. Smart contracts are programs that store and transfer value and execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their logic, programming and design can have damaging effects. If any such vulnerabilities or flaws come to fruition, smart contract-based digital assets, including those held by Bullish’s customers on Bullish’s Exchange platforms, may suffer negative publicity, be exposed to security vulnerabilities, decline significantly in value, and lose liquidity over a short period of time.

In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users”. These users have the ability to unilaterally, or to collude, to make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract. For smart contracts that hold a pool of reserves, these users may also be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. These super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super-users or core community members take actions that adversely affect the smart contract, Bullish customers who hold and transact in the affected digital assets may experience decreased functionality and value of the applicable digital assets, up to and including a total loss of the value of such digital assets. Although Bullish does not control these smart contracts, any such events could cause customers to seek damages against Bullish for their losses, result in reputational damage to Bullish, or in other ways adversely impact Bullish’s business, results of operations, financial condition, and share price.

Bullish may encounter technical issues in connection with the integration of supported digital assets and changes and upgrades to their underlying networks, which could adversely affect Bullish’s business.

In order to support any supported digital asset, a variety of front-and back-end technical and development work and integration is required to implement Bullish’s wallet, custody, trading, staking and other solutions for Bullish’s customers, and to integrate such supported digital asset with Bullish’s existing technical infrastructure. For certain digital assets, a significant amount of development work is required and there is no guarantee that Bullish will be able to integrate successfully with any existing or future digital asset. In addition, such integration may introduce software errors, performance concerns, or security weaknesses into Bullish’s Exchange platform, including Bullish’s existing infrastructure. Even if such integration is initially successful, any number of technical changes, software upgrades, soft or hard forks, cybersecurity incidents, or other changes to the underlying blockchain network may occur from time to time, causing incompatibility, technical issues, disruptions, or security weaknesses to the Bullish Exchange platform. If Bullish is unable to identify, troubleshoot and resolve any such issues successfully, it may no longer be able to support such digital asset, its customers’ assets may be frozen or lost, the security of Bullish’s hot, warm, or cold wallets may be compromised, and its platform and technical infrastructure may be affected, all of which could adversely impact its business.

If miners or validators of any supported digital asset demand high transaction fees, the operating results of Bullish may be adversely affected.

Bullish may charge withdrawal fees when a customer sends certain digital assets from their Bullish account to a non-Bullish account. Bullish estimates the withdrawal fee based on the cost that Bullish will incur to process the withdrawal transaction on the underlying blockchain network. In addition, Bullish also pays miner fees when Bullish moves digital assets for various operational purposes, such as when Bullish transfers digital assets between Bullish’s hot and cold wallets, for which Bullish does not charge its customers. However, miner fees can be unpredictable. If the block rewards for miners on any blockchain network are not sufficiently high to incentivize miners, this may lead to higher transaction fees. Bullish’s payment of miner fees in excess of what it is able to charge its customers would negatively impact Bullish’s operating results.

The value and existence of the digital assets held by Bullish and its customers are dependent on the existence, actions, integrity and governance of the underlying blockchains. The underlying blockchain networks can potentially unilaterally take actions that adversely impact on the value of Bullish and its customers’ digital assets or such digital assets or transactions can be cancelled.

The value and existence of the digital assets held by Bullish and its customers are dependent on the existence, actions, integrity and governance of the underlying blockchains. Any number of technical changes, software upgrades, soft or hard forks, cybersecurity incidents, governance decisions or other changes to the underlying blockchain network may occur from time to time, which can cause incompatibility, technical issues, disruptions, or security weaknesses to the Bullish Exchange platform or render certain digital assets valueless. If Bullish is unable to identify, troubleshoot and resolve any such issues successfully, it may no longer be able to support such digital asset, Bullish and its customers’ assets may be frozen or lost, transactions may be cancelled, the security of Bullish or its customers’ wallets may be compromised, and the Bullish Exchange platform and technical infrastructure may be affected, all of which could adversely impact Bullish’s reputation, business, operating results, financial condition and share price.

Risks Related to the Legal and Regulatory Environment

Bullish is subject to a multi-jurisdictional legal and regulatory environment, which can be complex and conflicting and its regulatory compliance framework may not be sufficient to mitigate all relevant legal and regulatory compliance risks across the relevant jurisdictions.

Due to the geographical span of the Bullish Exchange business, personnel, office locations, as well as the complexity of its product and services, Bullish is subject to a multi-jurisdictional legal and regulatory environment, which can be complex and conflicting. The lack of global cooperation and coordination between regulators can result in inconsistent regulatory framework and enforcement approaches. It is also difficult for Bullish to correctly determine which legal regime has priority. Such complexity presents challenges to Bullish’s ability to comply with all relevant laws and regulations, including regulatory, licensing and public disclosure requirements, financial crime prevention requirements (AML/CTF and anti-bribery and corruption), data protection and privacy, cybersecurity, consumer protection, tax and product-related laws and regulations.

Bullish is in the process of developing and implementing its regulatory compliance framework. Bullish intends to maintain regular communications with the regulators in the jurisdictions in which it holds or wishes to seek licenses or approvals. In addition, to ensure ongoing regulatory compliance, Bullish intends to systematically monitor legal and regulatory changes as well as obtain supplementary support from external experts. However, significant further investment and efforts will be needed to achieve this goal and, given Bullish’s limited operating history and resources, Bullish may not be able to do so quickly enough or adequately.

Bullish’s compliance framework may not meet the expectations of regulators in the jurisdictions relevant to Bullish’s business and may not be sufficient to mitigate all relevant legal and regulatory compliance risks across the relevant jurisdictions. Failure by Bullish to comply with applicable legal and regulatory requirements in relevant jurisdictions may lead to loss of license and ability to do business in the impacted jurisdictions, enforcement actions, investigations, litigation and other legal proceedings resulting in material costs, fines and other penalties, which can adversely impact its brand, reputation, business, operating results, financial condition and share price.

Bullish intends to operate an offshore regulated business model that may expose Bullish to significant legal and regulatory risks.

The subsidiary that will operate the Bullish Exchange is incorporated in Gibraltar and subject to the regulatory requirements set by the GFSC, and obtained the DLT License (license number FSC1038FSA) in November 2021. The Bullish Exchange platform is accessible by customers outside of Gibraltar in a number of jurisdictions. Bullish is therefore particularly exposed to the risk of doing business internationally and on a cross-border basis, given that its home jurisdiction may be the location of its primary market or the majority of its customers. As Bullish Exchange has only recently commenced active business, Bullish’s offshore regulated business model is untested from a legal and regulatory perspective and may expose Bullish to significant legal and regulatory risks detailed below.

Bullish’s failure to obtain and maintain required regulatory licenses or approvals, or otherwise comply with any laws and regulations, could adversely affect its ability to launch its product or to offer its product to certain segments of customers around the world. In particular, Bullish does not offer Exchange services in the United States or mainland China at Launch.

Bullish’s business may involve certain activities which may require regulatory licenses and qualifications. These activities are subject to material, costly and constraining financial regulation in jurisdictions worldwide. Bullish’s business may require regulatory licenses and approvals from multiple jurisdictions that Bullish does not currently have. The process of acquiring and maintaining these licenses and qualifications is costly and time-consuming, will occupy material management attention and is not certain to be successful. Bullish may not meet the requirements for such licenses or qualifications, including, for example, minimum capital requirements, or may fail to secure discretionary approval of relevant regulatory bodies. A failure or delay in receiving approval for a license or qualification, or an approval that is more limited in scope than initially requested, or subsequently limited or rescinded, could have a significant and negative effect on Bullish, including the risk that a competitor gains a first-mover advantage. Bullish may also experience difficulties in entering into markets where competitors have already obtained relevant licenses and have longer operating history and customer base.

Bullish does not offer Exchange services in the U.S. market at Launch, and the Exchange may not secure all or some of the licenses or approvals necessary to do so. Bullish does not maintain operations in mainland China and does not intend to provide services in mainland China due to regulatory restrictions. Bullish does not intend to onboard mainland Chinese residents or entities. Bullish does not intend to conduct sales and marketing activities or other communication with mainland Chinese residents and does not intend to provide customer services to potential customers located in mainland China. In addition, jurisdictions where the Bullish Exchange platform is initially accessible may change their laws and regulations to prohibit Bullish from offering its product and services to their local customers through such offshore entities. Bullish may need to significantly alter its business model or cease offering products and services in certain jurisdictions, and may not ever be able to offer products and services in the United States, mainland China or such other prominent jurisdictions This may adversely impact its reputation, business, operating results, financial condition and share price.

The Bullish subsidiary that will operate the Bullish Exchange is incorporated in Gibraltar and subject to the regulatory requirements set by the GFSC, and obtained the DLT License (license number FSC1038FSA) in November 2021. Bullish believes Gibraltar’s regulatory framework offers a proportionate regulatory environment for its business to grow responsibly. However, the laws and regulations in Gibraltar on digital assets and exchanges are relatively new. Bullish cannot fully anticipate how such laws and regulations will be applied to its business and operations in the future.

The Bullish Exchange and Bullish US Operations LLC have each registered as a Money Services Business (“MSB”) with the U.S. Financial Crimes Enforcement Network (“FinCEN”). As a registered MSB, Bullish is subject to the jurisdiction of FinCEN and U.S. anti-money laundering and counter-terrorist financing laws and regulations, including reporting obligations. If Bullish breaches such obligations, Bullish may be subject to investigations, fines or other penalties, and its ability to seek approvals or licenses in the U.S. or elsewhere in the future may also be adversely impacted.

Further, the law and regulation in jurisdictions relevant to Bullish’s business in many instances remains unclear, uncertain, rapidly evolving and not assured to develop in a way that is favorable to Bullish. Regulatory bodies may delay, or refuse to issue licenses, approvals and qualifications to Bullish required for Bullish’s business to grow.

In 2019, Block.one reached a settlement with the SEC related to Block.one’s ERC-20 token sale that took place between June 2017 and June 2018. A copy of the settlement documentation is publicly available on the SEC website. The settlement with the SEC may adversely impact Bullish’s ability to obtain licenses or approvals in the future.

Even if Bullish has obtained relevant licenses or approvals, such licenses or approvals may be subject to conditions that Bullish cannot fulfill. Such licenses or approvals may also subsequently be revoked. There is a risk that Bullish’s business could be outlawed in jurisdictions in which it seeks to do business, which could adversely affect Bullish’s ability to expand its business and become profitable. In addition, if Bullish breaches laws and regulations in one jurisdiction, such breach may adversely impact on its ability to obtain required licenses or approvals in another jurisdiction. Bullish’s failure to obtain required regulatory licenses or approvals, or otherwise comply with any laws and regulations, could adversely affect its ability to launch its product or to offer its product to certain segments of customers around the world, which in turn may adversely impact its brand, reputation, business, financial condition, and share price.

Bullish intends to assess new jurisdictions when deciding to offer products and services there, and may not be able to fully assess all relevant legal and regulatory requirements when the decision is made.

Bullish’s products and services are complex and therefore it is difficult to ensure they meet regulatory requirements across different jurisdictions. Before deciding whether to offer products and services in a jurisdiction, Bullish intends to assess the jurisdiction, including by way of legal review, to determine whether and to what extent services and products will be offered. Legal and regulatory change, as well as technical constraints, may result in changes in the services or products available or in the categories of customers that are able to access them in a particular jurisdiction. However, Bullish’s decision for each jurisdiction will be a risk-based assessment and is not a determination binding on regulators. Further, it may not be possible or practical to obtain external advice across the full spectrum of legal and/or regulatory issues relevant to Bullish’s business in all the jurisdictions. Bullish intends to take a risk based approach in selecting the jurisdictions and/or issues to prioritize when obtaining external advice. Bullish intends to utilize and rely on local law firms to ensure it is informed of the most relevant local regulatory requirements. However, even if Bullish obtains such advice, there is no assurance that such advice is correct or that the conclusions of Bullish’s advisors are shared by local regulators, customers, or other counterparties. Bullish may therefore not be able to fully assess all relevant legal and regulatory issues across all relevant jurisdictions when the decision to enter certain locations is made. Difficulties in evaluating regulatory requirements across jurisdictions may result in unplanned costs and delayed or cancelled launches into particular jurisdictions, as well as increased legal and regulatory compliance risks.

The pace of change in the legal and regulatory environments relevant to Bullish can be fast and unpredictable and may require Bullish to adapt and change its business operations, including the operations of the Bullish Exchange, Bullish Treasury and other business lines.

The pace of change in the legal and regulatory environments relevant to Bullish can be fast and unpredictable. Such changes may require Bullish to adapt and modify its business operations, including the operations of the Bullish Exchange, the Bullish Treasury and other business lines. In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary. This may adversely impact the development of the digital assets as a whole and Bullish’s legal and regulatory status in particular by changing how it operated its business, how its products and services are regulated, and what products or services Bullish and its competitors can offer, requiring changes to its compliance and risk mitigation measures, imposing new licensing requirements, or imposing a total ban on certain digital asset transactions. New laws, regulations, or interpretations may result in additional litigation, regulatory investigations and enforcement or other actions, including preventing or delaying Bullish from offering certain products or services offered by its competitors or could impact how or where Bullish offers such products and services. In addition, any changes in laws and regulations may require Bullish to embed such changes into the relevant software or system architecture, which may impact on the operations of the rest of the IT system and cause disruptions. Such adaptations may be costly and difficult, and it may not be practical to adapt the platform or offer certain features.

Such changes in laws and regulations may also force Bullish to stop or reduce services in certain countries to adapt the platform; exclude certain countries from receiving services altogether, and/or exclude certain types of customers either wholly or from the use of certain features.

Adverse changes to, or Bullish’s failure to comply with, any laws and regulations may adversely impact its reputation and brand and its business, operating results, financial condition and share price.

Legal and regulatory treatment of digital assets are complex. In addition, regulatory changes or actions may rapidly restrict the use of digital assets, the operation of blockchain technology that supports such digital assets and platforms that facilitate the trading of such digital assets.

As blockchain technology and digital assets have grown in popularity and in market size, governments, regulators and self-regulators (including law enforcement and national security agencies) around the world are examining the operations of blockchain technology and digital asset issuers, customers, investors and platforms and may introduce regulations at a fast pace. To the extent that any government or quasi-governmental agency exerts regulatory authority over the digital asset industry in general, the issuance of digital assets, and trading and ownership of and transactions involving the purchase and sale or pledge of such digital assets, may be adversely affected suddenly. Bullish may not have sufficient time frame or resources to appropriately respond to such sudden adverse changes and its business, financial condition, results of operations and share price can be adversely impacted.

The digital assets industry is relatively new and has limited access to policymakers or lobbying organizations, which may harm Bullish’s ability to effectively react to proposed laws and regulation of digital assets or digital asset platforms adverse to Bullish’s business.

Various governmental organizations, consumer agencies and public advocacy groups around the world have been examining the operations of cryptocurrency networks, customers and platforms, with a focus on how digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold digital assets for customers. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by digital assets to customers and investors.

Unlike more established industries, the digital assets industry is relatively new and has comparatively limited access to policymakers and lobbying organizations in many jurisdictions. Competitors from more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials. Accordingly, legislators and regulators that are concerned about the potential for digital assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the digital assets industry. As a result, new laws and regulations may be proposed and adopted, or existing laws and regulations may be interpreted in new ways that can adversely impact the digital assets industry and/or digital asset platforms. Bullish may not be able to appropriately adapt to such sudden adverse legal and regulatory changes. Its inability to adapt to such changes in time may result in Bullish being unable to offer its product and services in certain jurisdictions or customer segments, as well as enforcement actions, litigations, fines, and other penalties, which may adversely impact its reputation, business, operating results, financial condition and share price.

Laws and regulations may also be introduced or interpreted by regulators that lack experience in digital assets and blockchain technology. This may result in unclear rules that are difficult to comply with.

Many governments, regulators, self-regulators and other quasi-government agencies around the world that seek to regulate the digital assets industry lack experience in digital assets and blockchain technology generally. They seek to use existing laws and regulations and interpret them to apply to the digital assets industry. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets and related technologies. As a result, they may not contemplate or address unique issues associated with digital assets such as those associated with managing cryptographic key information, decentralized governance and blockchain immutability, and are thus subject to significant uncertainty and vary widely across jurisdictions.

Managing the cryptographic key information necessary to access digital assets results in risks that are not present for managing traditional assets and such risks may not be specifically or adequately addressed by existing legal regimes. These include: (i) technological risks that may not be contemplated by existing laws and regulations on information security, including risks with respect to both digital asset custody protocols for the holding of cryptographic key information and rapidly-changing nature of digital assets in the market that are not present with arrangements for holding traditional assets; (ii) legal risks - due to the unique characteristics of digital assets and the lack of legal precedents, there are thus significant legal questions surrounding how digital assets and cryptographic key information would be treated in legal proceedings arising from an adverse event (e.g., fraud, loss, theft, or bankruptcy); and (iii) regulatory challenges - there are significantly fewer regulatory requirements specifically relating to managing digital assets as compared to safeguarding traditional assets, which may result in inconsistent or conflicting regulations. The decentralized and anonymous nature of public blockchain networks can create ambiguity in relation to overall legal accountability relative to typical traditional arrangements involving centralized and known entities. This can lead to unique challenges in relation to the ability to enforce or meet legal and regulatory obligations (e.g. potential identity verification requirements in relation to unhosted network wallets/addresses or network operators/validators). Blockchain immutability can also present significant challenges in relation to the reversing of validated transactions, potentially limiting the extent of legal and regulatory enforcement (e.g. recovery of stolen digital assets) which would not typically be the case for traditional assets.

The obligations associated with these unique issues are not present in arrangements involving traditional assets that are not digital assets, and this may result in unclear rules that are difficult or impractical to comply with, and therefore increase Bullish’s legal and regulatory compliance risks.

Bullish may not be able to comply fully with all applicable legal and regulatory requirements in the jurisdictions relevant to its business, and may be subject to fines, penalties, censures and/or other adverse actions from regulators and/or law enforcement authorities as well as customers and other stakeholders.

As discussed above, Bullish will be subject to extensive and complex laws, rules, regulations, policies, orders, determinations, directives, treaties and legal and regulatory interpretations and guidance potentially in multiple jurisdictions. These legal and regulatory regimes, including the laws, rules and regulations thereunder, evolve frequently and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the complexity and evolving nature of Bullish’s business and the significant uncertainty surrounding the regulation of the digital assets requires Bullish to exercise judgement as to whether certain laws, rules and regulations apply to it, and it is possible that governmental bodies and regulators may disagree with Bullish’s conclusions. Although some of Bullish’s Senior Management originate from multi-jurisdictional regulated financial service institutions, not all of them may have direct experience in dealing with regulatory requirements in relation to digital assets. Furthermore, the process to seek clarity from the regulators in many jurisdictions may not exist, or could be costly and dilatory. This may lead to additional regulatory and licensing requirements for Bullish in some jurisdictions. The lack of clarity in the legal and regulatory regimes governing digital assets industry around the world can lead to adverse actions against Bullish from regulators in multiple jurisdictions, as well as consumers and other stakeholders. Further, when regulators do provide verbal explanations or assurances regarding the interpretation or enforcement of regulations, such verbal explanations or assurances may not be enforceable. By relying on such assurances or explanations, Bullish may still be technically in breach of laws or regulations, and be at risk of legal liability and regulatory penalties or sanctions.

Especially in the early stages, Bullish may lack sufficient resources to build sufficient capacity to adapt and comply with the increased legal and regulatory requirements, including corporate governance and disclosure requirements, or to do so quickly enough.

For example, in 2019, the Financial Action Task Force (“FATF”), an inter-governmental agency tasked with preventing money-laundering, broadened the scope of its recommendations to include the Travel Rule for Virtual Asset Service Providers (“VASPs”), which requires VASPs to share beneficiary and originator information on transactions. Not all jurisdictions are enforcing this rule at this time as compliance with this rule is subject to numerous technical challenges. Bullish will be subject to the Travel Rule and as a result may face substantial compliance costs to operationalize and comply with the Travel Rule in the relevant jurisdictions and may be subject to administrative sanctions for violations of the Travel Rule. Failure to implement the Travel Rule may adversely impact Bullish’s ability to accurately execute and record customer transactions, which may lead to customer attrition, complaints or other adverse consumer actions if the user experience of its platform suffers as a result.

Bullish does not offer Exchange services in the United States at Launch. However, the Commodity Futures Trading Commission (“CFTC”) has stated and judicial decisions involving CFTC enforcement actions have confirmed that at least some digital assets, including bitcoin and Ether, fall within the definition of a “commodity” under the U.S. Commodity Exchange Act of 1936, the (the “CEA”). The CFTC has exclusive jurisdiction to regulate the offer and sale and trading of derivatives on commodities, such as futures, options, swaps and retail leveraged, margined, or financed contracts or transactions. In addition, the CFTC has general enforcement authority to police against manipulation and fraud in at least some spot digital asset markets. From time to time, manipulation, fraud and other forms of improper trading by market participants have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action and similar actions by other regulators, government agencies and civil litigation. Such investigations, inquiries, enforcement actions and litigation may lead to significant costs being incurred as well as fines and other penalties.

Persons that effect transactions in securities with or for persons in the United States are, absent an exemption, subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers residing in the United States to trade securities are subject to registration as national securities exchanges or must qualify for an exemption, such as by registering as a broker-dealer/alternative trading system. Persons facilitating the clearance and settlement of securities transactions may in certain circumstances be required to register with the SEC as a clearing agency.

Bullish does not currently offer Exchange services in the United States and Bullish Exchange is not registered with the SEC as a broker-dealer, national securities exchange, alternative trading system or clearing agency. Bullish does not plan to make a decision regarding offering Exchange services and digital assets in the United States until towards the end of 2022 or the first half of 2023. If Bullish decides to support trading in the U.S. market only in digital assets that it determines are unlikely to be “securities” under applicable U.S. securities law, and assuming applicable U.S. securities laws and SEC rules currently in effect are not amended or modified in the interim, then Bullish would not expect to initially pursue such registration as a broker-dealer, national securities exchange, alternative trading system or clearing agency with the SEC. See “Business of Bullish — Assessment of the Legality and Appropriateness of Digital Assets and Products”. Alternatively, if Bullish decides either at the outset or subsequently to support trading in the U.S. market in digital assets that it determines are likely to be “securities” under applicable U.S. securities law, and again assuming applicable U.S. securities laws and SEC rules currently in effect are not amended or modified in the interim, Bullish would expect to register with the SEC as a broker-dealer, national securities exchange, alternative trading system and/or clearing agency. The risks mentioned above regarding the evolution and modification of applicable laws, rules and regulations in multiple jurisdictions include the risks of such evolution or modification to applicable U.S. laws, rules and regulations, and any decision by Bullish regarding offering Exchange services and digital assets in the United States would be based, in part, on an assessment of applicable U.S. securities laws and SEC rules in effect at that time.

Additionally, various other states in the U.S. have money transmitter licensing, “BitLicense”, or commodity dealer licensing requirements that may be implicated by the offer or sale of digital assets or the Bullish business lines to U.S. persons.

The U.S. market entry decision would involve an evaluation of the digital assets that Bullish may potentially offer in the U.S. market and also of the attractiveness of the business that could be developed under the different approaches. There is considerable uncertainty surrounding the legal characterization of digital assets in the U.S. and any determination by Bullish as to whether specific digital assets are unlikely to be “securities” would not be binding on the SEC or any other regulator. If Bullish commences providing Exchange services in the United States without registering as a broker-dealer, national securities exchange, alternative trading system or clearing agency and, the SEC determines that one or more of the digital assets included in Bullish’s business lines is a “security” under applicable U.S. securities law, based on its interpretation of existing, or implementation of new, laws, rules and regulations, Bullish may be deemed to be operating as unregistered “broker” or “dealer,” national securities exchange, clearing agency or other applicable SEC regulated institution, and may be subject to investigations, enforcement actions and litigation by the SEC, which could lead to substantial costs, fines and penalties and impede Bullish’s potential business plan to enter the U.S. market and could adversely affect Bullish’s business, operating results, financial condition and share price.

To the extent Bullish has not complied with applicable laws, rules and regulations, it could be subject to investigations and legal proceedings by regulatory and law enforcement authorities in multiple jurisdictions, significant fines, revocation of licenses, limitations on Bullish’s products and services, extensive remediation requirements imposed by regulatory and law enforcement authorities, reputational harm and other regulatory and legal consequences, each of which may be significant and could adversely affect Bullish’s business, operating results, financial condition and share price.

Bullish may face increased extraterritorial regulatory actions from regulators in multiple jurisdictions even if Bullish does not have operations in those jurisdictions.

As business operations generally become more global in nature due to the wide adoption of internet technology, more and more regulators and government agencies around the world exercise extra-territorial jurisdiction over entities operating physically outside their jurisdiction when enforcing locally implemented laws and regulations governing commerce conducted with persons located within their borders. Bullish may thus face increased extraterritorial regulatory actions from regulators worldwide, even if Bullish does not have local operations in a particular jurisdiction. Such regulatory actions may lead to investigations, fines, cease and desist orders, remediation requirements and other enforcement actions that negatively impact on Bullish’s brand, reputation, business, operations and financial condition as well as share price.

Bullish may incur increased operational costs and expend additional resources in order to navigate and comply and stay up to date with a complex and rapidly changing legal and regulatory environment.

As Bullish is subject to a complex, multi-jurisdictional legal and regulatory environment that is rapidly evolving, Bullish may also incur increased operational costs and expend additional resources to build up a sufficient compliance framework to navigate such a complex set of rules and stay up to date with changing laws and regulations. Bullish may also incur additional operational costs in order to deal with the consequences of any breaches of such laws and regulations. The increase in operational costs may adversely affect Bullish’s financial condition and profitability.

Although Bullish may impose certain restrictions on the use of its products and services to comply with laws and regulations, it is possible for customers to circumvent such restrictions.

To comply with the requirements of laws and restrictions across different jurisdictions, Bullish may implement restrictions on how and where its customers may use its products and services on its platform. However, restrictions and controls implemented on Bullish’s Exchange platform may nonetheless be circumvented by its customers through technological or other means as no controls are entirely foolproof. If Bullish’s compliance measures are circumvented by its customers, Bullish and its customers may be deemed to fail to comply with applicable legal and regulatory requirements, which could result in fines, lawsuits, and other penalties and can adversely impact Bullish’s brand, reputation, business, operating results and financial condition.

Bullish’s Exchange platform may be exploited by customers to facilitate illegal activities or other serious misconduct, which may not be detected or prevented by Bullish’s due diligence systems and controls. If any of Bullish’s customers exploit its platform for illegal activities, Bullish’s business can be adversely affected.

Bullish’s Exchange platform may be exploited to facilitate illegal activity or other serious misconduct, including (but not limited to) fraud, money laundering, gambling, tax evasion, market manipulation (such as wash trades and spoofing), ransomware and other cyberattacks and scams. Bullish or its partners may be specifically targeted by individuals seeking to conduct fraudulent and other illegal transfers, and it may be difficult or impossible for Bullish to detect and avoid such transactions in certain circumstances. The use of Bullish’s Exchange platform for illegal or improper purposes could subject Bullish to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for Bullish. Moreover, certain activities that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a customer is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, Bullish may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Changes in law have also increased the penalties for money transmitters for certain illegal activities, and government authorities may consider increased or additional penalties from time to time. Owners of intellectual property rights or government authorities may seek to bring legal action against money transmitters, including Bullish, for involvement in the sale of infringing or allegedly infringing items. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm Bullish’s business.

Moreover, while fiat currencies are more commonly used to facilitate illegal activities, digital assets are relatively new and, in many jurisdictions, may be largely unregulated. Many types of digital assets have characteristics, such as the speed with which digital currency transactions can be conducted, the ability to conduct transactions without the involvement of regulated intermediaries, the ability to engage in transactions across multiple jurisdictions, the irreversible nature of certain digital asset transactions, and encryption technology that anonymizes these transactions, that make digital assets susceptible to use in illegal activity. U.S. federal and state and foreign regulatory authorities and law enforcement agencies, such as the Department of Justice, SEC, Commodity Futures Trading Commission, Federal Trade Commission, Department of the Treasury, including the Internal Revenue Service, or IRS, and various state securities and financial regulators have taken and continue to take legal action against persons and entities alleged to be engaged in fraudulent schemes or other illicit activity involving digital assets.

Bullish has implemented and continues to seek to enhance its risk management and compliance framework, including KYC and ongoing customer due diligence systems and controls to detect and prevent illegal activities and other serious misconduct by its customers. However, such controls are not always effective and Bullish may not be able to detect and prevent material violation of applicable laws and regulations or other serious misconduct by its customers or other users. If Bullish onboards customers subject to national or international sanctions, or if its customers use its platform to engage in illegal activities or other serious misconduct, Bullish may be subject to legal and regulatory proceedings resulting in loss of licenses and ability to conduct business in certain jurisdictions, fines, damages, sanctions or other penalties, and its brand, reputation, business, financial condition and share price may also be adversely affected.

The complex laws and regulations of multiple jurisdictions may lead to difficulties in clearly communicating relevant risks and other information to Bullish’s customers and complying with applicable rules regarding such communications.

As discussed above, Bullish is subject to complex laws and regulations of multiple jurisdictions, and such rules may not always be clear. This may lead to difficulties in clearly communicating the relevant risks associated with using its product and services to Bullish’s customers. Bullish may fail to provide disclosures or explanations to the satisfaction of its customers or as required by applicable disclosure rules and other laws and regulations, leading to consumer complaints, a loss of existing or future customers and/or adverse actions against Bullish by its customers or consumer groups. Such failure may also result in regulatory investigations, fines, censures or other adverse action in multiple jurisdictions.

Bullish provides information for customers regarding its products and services from time to time. Initially, such information is intended to be provided for the benefit of institutional and advanced retail customers. In the future, Bullish may provide educational information and tools about digital assets and trading for the benefit of its mass market retail customers. If such information is deemed to be investment advice or otherwise subject to a regulatory license or approval that Bullish does not currently have, Bullish may incur legal liability and be subject to fines, penalties and other censures, which may result in adverse impact on its business, operating results, financial position, share price as well as brand and reputation.

The legal and regulatory treatment of the digital assets included in Bullish’s business lines is unclear, may be subject to inconsistent recognition or treatment in different jurisdictions and fast, unpredictable and retrospective changes, which may adversely impact Bullish’s business and operations and financial condition.

Bullish supports bitcoin, Ether, EOS, LINK, LTC and USDC, on the Bullish Exchange platform, the Liquidity Pools, the Bullish Treasury and other business lines. Subject to internal governance processes and applicable laws and regulations, Bullish also intends to add new digital assets to the Bullish Exchange platform and other business lines in the future. However, the laws and regulations applicable to these digital assets will not always be clear and can lead to different recognition or treatment in different jurisdictions. Bullish will need to make a judgment call with respect to the legal or regulatory treatment of such digital assets. Regulators in the relevant jurisdictions may disagree with the view taken by Bullish regarding such treatment. For example, even if a digital asset itself is not a security, certain activities or services, such as paying interest or remuneration to a customer in exchange for the customer’s participation in a lending pool of digital assets administered by Bullish, or any participation by U.S. customers (who may have circumvented Bullish Exchange’s onboarding restrictions) in the Liquidity Pools may be construed by the SEC or certain U.S. states as constituting the offer or sale of securities by Bullish. Bullish may also have incomplete information about the relevant digital asset when making a determination as to the legal treatment of such asset in the relevant jurisdictions. This would arise where information is not publicly available, non-existent or was not otherwise obtained, or because available information proves to be unreliable or incomplete. The lack of information does not alleviate Bullish’s responsibility to comply with the applicable laws of the relevant jurisdictions and may not provide a defense against enforcement action for non-compliance. The applicable legal or regulatory treatment may also change and apply to Bullish’s supported digital assets retrospectively. The uncertainties regarding the legal and regulatory treatment of the digital assets may result in Bullish being required to obtain additional licenses and approvals which may be costly and time consuming, or having to suspend, restrict and/or remove certain digital assets from the Bullish Exchange, all of which may result in losses to Bullish’s customers.

For example, the SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.

Moreover, a determination that a digital asset included in Bullish’s business lines is a “security” or that a Bullish business line constitutes the offer or sale of a security or an instrument that otherwise require a license to trade by the SEC or any other governmental agency in the U.S. or elsewhere, or in a proceeding in a court of law or otherwise, could adversely affect the market price of digital assets supported on the Bullish Exchange or held by Bullish generally and its ability to offer product and services in the relevant jurisdictions. Such determination may also lead to regulatory investigations, enforcement actions, litigations (including securities class actions in the US) and other legal proceedings, resulting in significant costs being incurred and fines, damages or other penalties.

The internal governance processes for admitting digital assets for trading on the exchange includes an assessment of whether such assets could be considered to be “securities” under Gibraltar law. While such assessment is a risk-based assessment by Bullish and is not a determination binding on the GFSC, the digital assets supported at Launch have been notified to the GFSC as part of the DLT License application process. In the future, to the extent that certain digital assets are determined to be securities under Gibraltar law, these digital assets could not be supported by Bullish Exchange or, if already supported, would need to be removed from trading, unless the Exchange obtains additional authorization from the GFSC. Prior to offering a digital asset to the U.S. market, the digital asset will need to be assessed in accordance with Bullish Exchange’s approval policies and having regard to U.S. securities laws, which assessment would be a risk-based assessment by Bullish and not a determination binding on U.S. regulators.

The uncertain legal and regulatory treatment of digital assets across relevant jurisdictions may adversely impact Bullish’s reputation, business, financial position, operating results and share price.

Failure to prevent U.S. persons from using Exchange services that Bullish cannot lawfully provide to them may result in regulatory investigations, sanctions and other consequences in the U.S.

If U.S persons circumvent onboarding restrictions implemented by Bullish, or if Bullish’s policies, procedures and controls do not prevent U.S. persons from using Exchange services that are intended to be unavailable to them, Bullish may be subject to investigations and, if determined to have not met the required standard, fines and other penalties by U.S. federal or state regulators. Bullish may be required to cease offering digital assets and other services to customers in the U.S. These events may harm Bullish’s ability to access the U.S. and other regulated markets in the future. In addition, such breaches and investigations, fines and other penalties can also lead to class actions and other regulatory and civil litigation against Bullish. All of these can adversely impact Bullish’s reputation, business, operations, financial condition and share price. Whilst Bullish is developing internal controls and processes to mitigate this risk, there is no assurance that such measures even if implemented will be effective.

The legal and regulatory treatment of Bullish’s services related to the Liquidity Pools is unclear, may be subject to inconsistent treatment in different jurisdictions and fast, unpredictable and retrospective changes, may adversely affect Bullish’s ability to offer such services.

The legal and regulatory treatment of the Liquidity Pools in many jurisdictions will not always be clear, Bullish will need to make a judgment regarding whether to extend the Liquidity Pools to a particular jurisdiction. Bullish cannot assure that the regulators in the relevant jurisdictions will reach the same conclusion as Bullish.

Bullish may need the approval of various regulatory authorities to permit Bullish to engage in Liquidity Pools in certain jurisdictions. Bullish may also be subject to additional financial regulatory requirements if its Liquidity Pools are deemed to be within the realm of such jurisdiction’s regulatory framework. Furthermore, laws and regulations may change rapidly in the future and subject the Liquidity Pools to additional legal or regulatory requirements, which can apply to Bullish retrospectively. In addition, offering the Liquidity Pools in the United States may be considered as an offering of securities.

In deciding to offer Liquidity Pool services Bullish undertook a legal analysis of the Liquidity Pool services under Gibraltar law and submitted this to the GFSC as part of the DLT License application process as the basis for Bullish to offer the Liquidity Pool services under the DLT regime. The Bullish Exchange obtained the DLT License (license number FSC1038FSA) in November 2021. To the extent that the Liquidity Pools interests are subsequently considered to be “securities” or “collective investment schemes” under Gibraltar law, Bullish Exchange may have to cease to offer the service or obtain additional authorization from the GFSC. Prior to offering the Liquidity Pool services to the U.S. market, the services will need to be assessed having regard to U.S. securities laws, which assessment would be a risk-based assessment by Bullish and not a determination binding on U.S. regulators. There is a risk that the Liquidity Pool interests may be deemed to be “securities” under US federal securities law, and Bullish anticipates limiting this service to U.S. customers that are appropriately qualified pursuant to Regulation D or providing the service in another compliant manner.

The uncertainty of the nature of Bullish’s Liquidity Pools in relevant jurisdiction will pose potential regulatory risks and could have an adverse effect on its ability to engage in them. Bullish may not be able to extend Liquidity Pools to certain customer segments or in certain jurisdictions if it fails to obtain the required local approvals or licenses, or be forced to suspend or stop providing such services in jurisdictions where they are currently available. This may lead to customer losses, regulatory and other legal actions, resulting in adverse impact on its reputation, business, operations, financial condition and share price.

The legal and regulatory treatment regarding Bullish’s margin lending and trading services may be unclear, may be subject to inconsistent treatment in different jurisdictions, and subject to fast, unpredictable and retrospective changes, which may adversely impact Bullish’s ability to offer such services.

The legal or regulatory treatment regarding margin lending and trading services is not always clear and may be inconsistent in different jurisdictions. Bullish has to make a judgment call regarding providing margin lending/trading services to specific jurisdictions. However, Bullish cannot assure that the relevant regulators would agree with Bullish’s decision.

The laws and regulations relevant to the margin lending and trading services may change quickly and may apply to Bullish retrospectively. Bullish may be subject to additional regulatory requirements, including licensing and approval requirements, in specific jurisdictions. In the future, Bullish intends to extend its product and services to US customers. US customers wishing to participate in the Margin Services may need to be “eligible contract participants” as defined by the Commodity Exchange Act of 1936 and the interest rate charged to US customers may be subject to limits in accordance with applicable state laws. Bullish may not be able to extend the margin lending/trading services to certain customer segments or in certain jurisdictions, including the US, if it fails to obtain the required local approvals or licenses, or be forced to suspend or stop providing such services in jurisdictions where they are currently available. This may lead to customer losses, regulatory and other legal actions, resulting in adverse impact on its reputation, business, operations, financial condition and share price.

The legal and regulatory treatment regarding custody of customer assets may be unclear, subject to inconsistent treatment in different jurisdictions, and fast, unpredictable and retrospective changes, which may adversely impact Bullish’s ability to provide such service.

The legal or regulatory treatment regarding custody of customer assets is not always clear and may be inconsistent in different jurisdictions. Bullish has to make a judgment call in this respect. However, Bullish cannot assure that the relevant regulators would agree with Bullish’s decision.

Bullish Exchange also utilizes third-party custodians for cold storage services and hot and warm wallets that are jointly managed by the operations of the Bullish and Bullish’s third party custodian. These third-party custodians are similarly exposed to the risk of unclear legal and regulatory treatment regarding the custody of customer assets. Potential legal or regulatory action taken against Bullish’s third-party custodians could include the seizure or freezing of digital assets and the suspension of custody services, which could impact on Bullish’s ability to access its own and customers’ digital assets.

The laws and regulations in this area can change quickly and can apply to Bullish and its third-party custodians retrospectively. Bullish and its third-party custodians may be subject to additional regulatory requirements, including licensing and approval requirements, in specific jurisdictions. Bullish may be required to modify the way it provides custody services, or may not be able to extend the custody services to certain customer segments or in certain jurisdictions if it fails to obtain the required local approvals or licenses or be forced to suspend or stop providing such services in jurisdictions where they are currently available. This may lead to customer losses, regulatory and other legal actions, resulting in adverse impact on Bullish’s reputation, business operations, financial condition and share price.

Failure to comply with obligations under Block.one’s SEC Waiver may adversely impact Bullish’s ability to distribute digital assets or to offer or sell securities.

On September 30, 2019, pursuant to a settlement offer made by Block.one, the SEC ordered that: (a) pursuant to Section 8A of the Securities Act, Block.one cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act; and (b) Block.one pay a civil money penalty in the amount of $24,000,000 to the SEC (“Order”). The Order related to findings by the SEC that from June 26, 2017 through June 1, 2018, Block.one conducted a token distribution or initial coin offering in which it publicly offered and sold 900 million digital assets (ERC-20 Tokens) without having a registration filed or in effect with the Commission or qualifying for an exemption from registration.

On the same day, September 30, 2019, the SEC ordered, pursuant to Rule 506(d)(2)(ii) of Regulation D and Rule 262(b)(2) of Regulation A under the Securities Act, that a waiver from the application of the disqualification provisions of Rule 506(d)(1)(v)(B) of Regulation D and Rule 262(a)(5)(ii) of Regulation A under the Securities Act resulting from the entry of the Order be granted to Block.one (“Waiver”). The Waiver was granted by the SEC based on the facts and representations in the request for waiver submitted on behalf of Block.one (“Request”) and on the basis that Block.one complies with the Order. The SEC reserved the right, in its sole discretion, to revoke or further condition the Waiver in the event of any different facts from those represented in the Request or failure to comply with the Order and/or the terms of the Waiver. Under the Waiver, prior consultation with the SEC is required if prior to September 30, 2023, Block.one or any of its affiliates intends to distribute digital assets other than on a registered basis or pursuant to an exemption from registration. Failure to comply with the terms of the Waiver could lead to the SEC revoking it.

Bullish anticipates potentially relying on Regulation D and Regulation A of the Securities Act in the future if it enters the United States market or does business with U.S. persons. As an affiliate of Block.one, the ability of Bullish to distribute digital assets that are securities to U.S. persons pursuant to Regulation D or Regulation A will be negatively impacted and possibly lost if the Waiver were to be revoked or subjected to further conditions by the SEC. In addition, a revocation of the Waiver would negatively impact on Bullish’s ability to avail itself of certain SEC filing benefits (e.g. Form S-3 and Well Known Seasoned Issuer status) and may lead to greater scrutiny of Bullish’s regulatory license applications. As such, if the Waiver is revoked for any reason, Bullish’s ability to provide products or services to U.S. persons, including participation in Liquidity Pools, may be limited and its reputation, business, financial condition and share price may be adversely impacted.

If Bullish is deemed to be an investment company under the Investment Company Act of 1940, it may not be able to successfully execute its business strategy.

In general, under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”), a company that does not qualify to use one of the “private investment company” (or other specialized) exemptions from investment company status, that has made (or proposes to make) a public offering of its securities into the United States and that is, or holds itself out as being, engaged primarily in the business of investing, reinvesting or trading in securities must register, and is subject to regulation, as an investment company under the Investment Company Act. In addition, in general, investment company status may apply (again, unless a specialized exemption is available) because a company owns “investment securities” (essentially, non-controlling interests in other companies’ securities or controlling interests in companies that have the characteristics of an investment company) constituting more than 40% of the value of its unconsolidated total assets (disregarding U.S. government securities and “cash items”).

Bullish may be subject to the registration provisions of the Investment Company Act if it is considered to engage in the business of investing, reinvesting, or trading in assets that are “securities” under the U.S. federal securities laws, or acquires or holds assets that are “investment securities” under the Investment Company Act which together constitute more than 40% of the value of its unconsolidated assets, exclusive of U.S. government securities and “cash items.”

The legal and regulatory treatment of Bullish under the Investment Company Act is dependent upon the determination that digital assets supported on the Bullish Exchange and other business lines, and in particular Bullish’s business activities involving such digital assets (including the contribution of digital assets to the Liquidity Pools and other services relating to such digital assets), do not constitute “securities” and therefore “investment securities.” The SEC has stated that certain digital assets may be considered “securities” under the U.S. federal securities laws, but public non-binding statements by current and former senior officials at the SEC have indicated that the SEC does not intend to take the position that bitcoin and Ether are currently securities. Such statements are not official policy statements by the SEC and are considered to reflect only the speaker’s views, which are not binding on the SEC or any other agency or U.S. court and cannot be generalized to any other digital asset.

If any of the digital assets supported on the Bullish Exchange, or Bullish’s activities regarding such assets, are determined to be a “security” under the U.S. federal securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have adverse consequences for Bullish, including Bullish’s classification as an “investment company” under the Investment Company Act. Moreover, the blockchain technologies underlying the Bullish Exchange and the Bullish platform more generally are novel technologies that are relatively untested. As a consequence, the applicability of the U.S. federal securities and derivatives laws to these blockchain technologies and their application to the services provided through the Bullish platform is unclear in certain respects. Due to such novelty and continued uncertainty regarding the regulatory classification of digital assets, it is possible that securities regulators may interpret current or future laws in a manner that adversely affects Bullish, or causes Bullish or certain or all of its operating subsidiaries to be classified as an “investment company.”

Additionally, there remain significant uncertainties and unresolved issues with respect to the accounting treatment of digital assets under applicable accounting rules. As detailed above in the risk factor “The nature of Bullish’s business requires the application of complex financial accounting rules that are uncertain and may change from that presented” Bullish has made certain assumptions in its interpretation of the accounting treatment of digital assets and its application to Bullish. If any of these interpretations or their related assumptions turn out to be incorrect, this could adversely affect the analysis of whether Bullish is an “investment company” under the Investment Company Act. Further, the clarification of existing accounting principles and standards applicable to digital assets, or the adoption of new accounting principles and standards, could require changes in Bullish’s processes and business strategy (including the relative extent to which Bullish conducts certain business activities as it relates to Bullish’s Investment Company Act analysis), which would in turn affect the results of Bullish’s operations and growth prospects.

To the extent Bullish is deemed an “investment company” under the Investment Company Act, it will be subject to significant additional regulatory controls that could adversely affect Bullish’s ability to successfully execute its business strategy, and which may require Bullish to substantially change the manner in which it conducts its activities and the products and services that it offers on the Bullish platform. Such substantive additional regulatory requirements include, among others: (i) limitations on capital structure; (ii) restrictions on operating activities or permissible investments, including with respect to the acquisition of interests in affiliated companies; (iii) restrictions on the ability to incur borrowings; and (iv) specific compliance with reporting, recordkeeping, voting, proxy disclosure and other substantive requirements under the Investment Company Act. Registration as an “investment company” and the imposition of such regulatory requirements would likely result in extraordinary, non-recurring expenses, thereby adversely impacting an investment in Bullish. If Bullish determines not to comply, or if it cannot comply with such registration and additional regulatory requirements, it may need to cease all or certain parts of its operations, which can adversely impact Bullish’s reputation, business, financial condition and share price.

Bullish may be required to cooperate with regulatory or other law enforcement investigations in jurisdictions with conflicting legal and regulatory regimes.

As discussed above, Bullish is subject to often conflicting legal and regulatory regimes from multiple jurisdictions. Government agencies, regulators and/or the public in one jurisdiction may also conflict with legal and/or regulatory regimes of the government agencies and/or regulators of another jurisdiction. From time to time, Bullish may be required to cooperate with regulatory or other law enforcement investigations in a specific jurisdiction. Failure to do so can result in fines, penalties, censures or other adverse action. On the other hand, such cooperation may conflict with the legal and/or regulatory requirements of another jurisdiction relevant to Bullish’s business, which can also result in adverse regulatory actions against Bullish. In addition, the public in other relevant jurisdictions may disagree with Bullish’s decision to cooperate, which adversely affect Bullish’s public perception, brand and reputation, as well as its business, financial condition and share price.

Bullish may be required to disclose customer information to regulatory or law enforcement authorities and may have to freeze customer assets, suspend or terminate customer accounts.

Bullish may be required to disclose customer information, including personal data and financial information, pursuant to court orders, demands from regulators or law enforcement authorities in various jurisdictions with conflicting data protection, AML/CTF and security laws. Compliance with such a disclosure request in one jurisdiction can result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations of another jurisdiction, and also adversely impact Bullish’s public perception and reputation. On the other hand, non-compliance in that jurisdiction can also result in adverse regulatory action, including fines, penalties and other censures.

Bullish may also have to freeze customer assets, suspend or terminate customer accounts in order to prevent fraud, comply with court orders and/or AML/CTF laws and regulations. Failure to comply with such requirements may result in fines, regulatory sanctions and other penalties in the relevant jurisdiction. On the other hand, such local compliance actions may also adversely impact Bullish’s reputation and public perception in other jurisdictions as well as Bullish’s business, operations, financial condition and share price.

Bullish may be required to comply with consumer protection laws in various jurisdictions that may lead to increased costs of compliance, potential investigations, fines, remedial requirements, potential actions by consumers against Bullish, such as customer complaints and claims for losses, as well as not being able to enforce contracts and/or other rights against its customers.

Bullish may have to comply with consumer protection laws in various jurisdictions that focus on protecting the rights of consumers. Laws and regulations relating to consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or Bullish’s practices. Bullish may in the future become subject to investigation and enforcement action by local, national, and international consumer protection agencies, which monitor customer complaints against Bullish and, from time to time, escalate matters for investigation and potential enforcement against Bullish. Any failure, or perceived failure, by Bullish to comply with consumer protection-related laws and regulations to which Bullish may be subject or other legal obligations relating to consumer protection could lead to increased costs of compliance, potential investigations, fines, remedial requirements, reputational damage, potential actions by consumers against Bullish, such as customer complaints and claims for losses, as well as not being able to enforce contractual and/or other rights against its customers, which may result in adverse impact on Bullish’s reputation, business, financial condition and share price.

Bullish has to comply with applicable competition and antitrust laws in various countries that may hamper its ability to acquire new business or enter into other business arrangements with other industry participants.

Bullish has to comply with applicable competition and antitrust laws in various countries. In connection with any acquisitions or other business arrangements with other industry participants, Bullish must comply with various antitrust requirements. It is possible that perceived or actual violations of these requirements could give rise to regulatory enforcement action or result in Bullish not receiving all necessary approvals in order to complete a desired transaction. Failure to obtain required approvals on a timely basis, if at all, from governmental authorities, or conditions placed upon approval, under competition and antitrust laws which could, among other things, delay or prevent Bullish from completing a transaction, or otherwise restrict Bullish’s ability to realize the expected financial or strategic goals of an acquisition or other business arrangements with other industry participants, which may adversely impact its reputation, business, financial condition and share price.

Bullish relies on third-party vendors and suppliers for critical functions and their ability to comply with applicable laws and regulations. Any failure to comply with applicable laws and regulations on their part can result in disruption to Bullish’s operations and its ability to comply with applicable laws and regulations.

Bullish relies on third-party vendors and suppliers for critical functions and their ability to comply with applicable laws and regulations. If Bullish’s service provider fails to comply with applicable laws and regulations, they may be forced to stop or suspend critical functions to Bullish. This can result in disruption to Bullish’s operations and its ability to comply with applicable laws and regulations. In addition, the rapid changes in laws and regulations may also adversely impact on Bullish’s third party vendors and service providers. Their inability to adapt to the changes in the legal and regulatory environment can adversely impact Bullish’s reputation, business, operations, financial condition and share price.

Bullish may become a party to material litigation and other legal proceedings, including actions by regulators, government and law enforcement authorities, private actions on both individual and class basis, actions against or from employees, as well as other counter-parties.

Although Bullish is not currently a party to any existing, pending or threatened material litigation or other legal proceedings, Bullish may become a party to material litigation and other legal proceedings in the future as part of its ordinary course of business. Actions brought against Bullish may result in settlements, awards, injunctions, fines, penalties and other results adverse to Bullish. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to Bullish’s operating results or cash flows for a particular period, depending on Bullish’s results for that period, or could cause Bullish significant reputational harm, which could harm Bullish’s business prospects.

As discussed above, Bullish’s business can be subject to significant regulation and oversight, including periodic examination by regulatory authorities. Bullish could be the subject of inquiries, investigations, sanctions, cease and desist orders, terminations of licenses or qualifications, lawsuits and proceedings by counterparties, customers, other third parties and regulatory and other governmental agencies, which could lead to increased expenses or reputational damage. Responding to inquiries, investigations, audits, lawsuits and proceedings, regardless of the ultimate outcome of the matter, is time-consuming and expensive and can divert the attention of senior management. The outcome of such proceedings may be difficult to predict or estimate until late in the proceedings, which may last a number of years.

The risks described above may be greater for companies in the blockchain industry as it is relatively new and customers, stakeholders, counterparties and regulators are expected to need significant education to understand the mechanics of products and services that rely on blockchain technology.

If Bullish and/or any governmental agency believe that it has accepted capital contributions by, or is otherwise holdings assets of, any person or entity that is acting directly or indirectly in violation of any anti-money laundering or anti-corruption laws, rules, regulations, treaties, sanctions or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker or senior foreign political figure(s) suspected in engaging in foreign corruption, Bullish and/or such governmental agency may “freeze the assets” of such person or entity. Bullish may also be required to report and remit or transfer those assets to a governmental agency. Any such action may harm Bullish’s reputation and adversely affect its business, financial condition and results of operations.

Bullish may from time to time become subject to claims, arbitrations, individual and class action lawsuits or other legal proceedings, government and regulatory investigations, inquiries, actions or requests, including with respect to both consumer and employment matters and other proceedings alleging violations of laws, rules and regulations, both foreign and domestic. Failure to cooperate with government and regulatory investigations, inquiries, actions or requests may result in fines, regulatory sanctions and other penalties in the relevant jurisdiction.

The scope, determination and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes and proceedings to which Bullish is subject cannot be predicted with certainty, and may result in:

•	substantial payments to satisfy judgments, awards, fines or penalties;

•	substantial outside counsel legal fees and costs;

•	additional compliance and licensure requirements;

•	loss or non-renewal of existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for Bullish’s business;

•	loss of productivity and high demands on executive and employee time;

•	criminal sanctions or consent decrees;

•	termination of certain employees, including members of Bullish’s executive team;

•	barring of certain employees from participating in Bullish’s business in whole or in part;

•	orders that restrict Bullish’s business or prevent Bullish from offering certain products or services;

•	changes to Bullish’s business model and practices;

•	delays to planned transactions, product launches or improvements; and

•	damage to Bullish’s brand and reputation.

Regardless of the outcome, any such matters can have an adverse impact on Bullish’s business, share price, operating results, or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.

Engaging in cross-border business can make it difficult for Bullish to ensure that it adequately protects its legal rights and interests. Bullish may incur liability from breaching its legal obligations or may not be able to enforce legal rights and obligations or to enforce them consistently and predictably across these jurisdictions.

Engaging in cross-border business can make it difficult for Bullish to ensure that it adequately protects its legal rights and interests, including under contracts with counterparties and terms of business with its customers. There are numerous national, local and international laws and regulations relevant to Bullish’s business and operations, the scope of which is rapidly changing, subject to differing interpretations and may be inconsistent among countries, or conflict with other rules. As a result, Bullish may incur liability from breaching its legal obligations or may not be able to enforce legal rights and obligations to protect its interests (including under relevant terms and conditions with its customers and counterparties) or to enforce them consistently and predictably across these jurisdictions. This may lead to legal proceedings and result in additional liability, damages, compensation, fines and other penalties against Bullish, which may adversely impact its reputation, business, financial condition and share price.

As Bullish has limited operating history and due to the complexity of the relevant laws and regulations for Bullish’s business and operations, the legal treatment of Bullish’s terms of service with the Bullish Exchange and Liquidity Pool customers as well as contracts with Bullish’s third party service providers is untested and therefore uncertain.

For example, the Bullish Exchange, margin lending and Liquidity Pools terms of service are intended to be governed by Gibraltar law. The laws relating to virtual currencies and blockchain technology in Gibraltar are relatively new and untested, and there is uncertainty as to how they will apply to Bullish. Because the application of Gibraltar’s laws to the operations of the Bullish Exchange and Gibraltar law governed contracts may be unclear and may raise concerns for resolution of disputes, this lack of clarity could lead to unexpected results for Bullish in attempting to enforce its agreements in Gibraltar courts. Furthermore, courts in other jurisdictions could refuse for various reasons to enforce the Gibraltar forum selection clause and instead decide to allow lawsuits against Bullish that are filed in their jurisdictions to proceed, which could lead to Bullish being required to incur the costs, expenses and other burdens of pursuing litigation in foreign tribunals.

There is also uncertainty as to whether Bullish’s terms of service with the Bullish Exchange, margin lending and Liquidity Pool customers will be found to contractually govern Bullish’s legal relationship with customers in some jurisdictions or whether courts in some jurisdictions may choose to override the contractual provisions of these terms of service based on regulatory or other non-contractual principles and sources of law. It is possible that, in some jurisdiction in which Bullish’s customers are located, courts could reach the conclusion that these terms of service are insufficient to form a valid contract with customers in that jurisdiction, and therefore the terms of service do not apply.

Even if these terms of service are found to be sufficient to form a valid and binding contract with its customers in some jurisdiction, the law in such jurisdiction may impose additional or different duties or liabilities on Bullish outside or beyond the terms of service (e.g., under tort, consumer protection, or other bodies of law or regulation), or renders any individual provision within the terms of service (e.g., limitations on liability or the Gibraltar forum selection) invalid or unenforceable. Courts in that jurisdiction could reach the conclusion that additional or different extra-contractual duties or liabilities apply to Bullish, outside or beyond the terms of service, or that a particular provision of the terms of service is invalid and unenforceable (even if the terms of service as a whole are not).

Due to such uncertainty in legal treatment of Bullish’s terms of service and other contracts, Bullish may find it difficult to rely on such contractual terms to enforce its legal rights and avoid or reduce its liabilities in situations where such reliance is necessary, for example, when customers claim against Bullish for loss or damages, or when a customer or counterparty fail to comply with obligations owed to Bullish. Such uncertainty can lead to unanticipated legal liability, material costs and expenses or other financial or non-financial burdens for Bullish as well as resulting in difficulties for Bullish to offer its product or services in some jurisdictions.

Bullish relies on external legal counsel to provide it with accurate advice, which may be wrong or inaccurate. Bullish may not be able to onboard external counsel with the right skill sets and experience in the blockchain technology and digital assets industry. Bullish may incur increased costs in obtaining external legal advice from counsel with the appropriate level of quality and expertise.

Due to the complexity and novelty of the law and regulations on the blockchain technology and digital assets industry, Bullish has to from time to time rely on external legal counsel to provide it with accurate advice. However, as the industry is relatively new, the interpretation of law and regulations by external counsel may be different from that of government authorities. The advice from external counsel may be wrong or inaccurate.

In addition, as there is a limited pool of suitably qualified legal counsel with sufficient expertise in digital assets and blockchain technology, Bullish may not be able to onboard external counsel with the right skill sets and experience. Bullish may incur increased costs in obtaining external legal advice from counsel with the appropriate level of quality and expertise.

If Bullish is unable to secure quality services from suitably qualified external counsel, Bullish may be exposed to increased legal and regulatory risks.

Bullish will obtain and process a large amount of sensitive customer data. Any real or perceived improper use of, disclosure of, or access to such data could harm Bullish’s reputation, as well as have an adverse effect on Bullish’s business.

Bullish will obtain and process large amounts of personal data, including personal data related to its customers and their transactions, such as their names, addresses, social security numbers, visa information, copies of government-issued identification, trading data, tax identification, and bank account information. Bullish also plans to collect, process, store and use biometric data in the form of facemaps used as part of its KYC process. Biometric personal data is considered sensitive personal data under certain global privacy laws, and may be subject to heightened requirements around its collection, processing, and storage. Bullish faces risks, including to its reputation, in the handling and protection of personal data, and these risks will increase as its business continues to expand. Federal, state, and international laws and regulations governing privacy, data protection, and e-commerce transactions require Bullish to safeguard its customers’, employees’ service providers’ and other counterparties’ personal data.

Bullish has organizational, technical, and physical security measures and controls in place and maintains a robust information security program. However, its security measures may be inadequate or breached as a result of third-party action, employee or service provider error, malfeasance, malware, phishing, hacking attacks, system error, social engineering, advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or otherwise, and, as a result, someone may be able to obtain unauthorized access to sensitive information, including personal data, on its systems leading to the accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, personal and business data on Bullish’s systems.

Depending on the nature of the information compromised, in the event of a data breach or other unauthorized access to its customer data, Bullish may also have obligations to notify customers and regulators about the incident, and Bullish may need to provide some form of remedy, such as a subscription to credit monitoring services, pay significant fines to one or more regulators, or pay compensation in connection with a class-action settlement. Furthermore, Bullish may be required to disclose personal data pursuant to demands from individuals, regulators, government agencies, and law enforcement agencies in various jurisdictions with conflicting privacy and security laws, which could result in a breach of privacy and data protection policies, notices, laws, rules, court orders, and regulations. Additionally, changes in the laws and regulations that govern its collection, use, and disclosure of customer data and offering products and services to new jurisdictions could impose additional requirements with respect to the retention and security of customer data and could limit marketing activities. Complying with these obligations could cause Bullish to incur substantial costs and could increase negative publicity surrounding any incident that compromises customer data. Bullish’s failure to comply with data protection laws or the improper disclosure of Bullish’s own confidential business information or sensitive customer information could have an adverse effect on Bullish’s reputation, business, operating results, financial condition and share price.

Bullish is subject to the laws and regulations on data protection in multiple jurisdictions, including the General Data Protection Regulation (the “GDPR”), which can be complex and conflicting. Bullish may face investigations, fines and sanctions if it violates such laws and regulations and incur increased operational costs in order to ensure future compliance.

Bullish’s operations subject Bullish to laws and regulations on data protection in multiple jurisdictions, which are often evolving and sometimes conflicting.

For example, laws governing the processing of personal data in Europe (including the E.U. and European Economic Area (“EEA”), and the countries of Iceland, Liechtenstein, and Norway) will impact Bullish. The General Data Protection Regulation (the “GDPR”), which may apply to Bullish, came into effect on May 25, 2018. The GDPR defines “personal data” broadly, and it enhances data protection obligations for controllers of such data and for service providers processing the data. It also provides certain rights, such as access and deletion, to the individuals about whom the personal data relates. Industry groups have collaborated to create frameworks and best practices for establishing legal bases for the processing, transferring, and managing personal data under the GDPR and other E.U. privacy laws including the ePrivacy Directive. Although these frameworks are actively in use across multiple industries, Bullish cannot predict the effectiveness of these frameworks over the long term. European regulators have questioned the viability of various activities relating to personal data and activists have filed complaints with regulators of alleged non-compliance by specific companies. Non-compliance with the GDPR can trigger steep fines of up to the greater of €20 million or 4% of total worldwide annual revenue.

Other countries and jurisdictions throughout the world are considering or enacting laws and regulations requiring the local storage of data. Such laws may require all data operators collecting personal data from residents of that country to comply with laws regulating the local storage of such data in databases located in the territory. Such laws may apply not only to local data controllers but also to data controllers established outside the territory to the extent they gather personal data relating to residents through websites aimed at the territory.

Continuing to maintain compliance with GDPR and other privacy and data protection laws and regulations requires significant time, resources, and expense, as will the effort to monitor whether additional changes to Bullish’s business practices and its backend configuration are needed, all of which may increase operating costs, or limit Bullish’s ability to operate or expand its business. These existing and proposed laws, regulations, and industry standards can be costly to comply with and can delay or impede the development of new solutions, result in negative publicity and reputational harm, increase Bullish’s operating costs, require significant management time and attention, increase Bullish’s risk of non-compliance, and subject Bullish to claims or other remedies, including fines or demands that Bullish modify or cease existing business practices.

Finally, because the interpretation and application of many privacy and data protection laws (including the GDPR), commercial frameworks, and standards are uncertain, it is possible that these laws, frameworks, and standards may be interpreted and applied in a manner that is inconsistent with Bullish’s existing data management practices or the features of Bullish’s solutions. If so, in addition to the possibility of fines, lawsuits, breach of contract claims, criminal penalties and other claims and penalties, Bullish could be required to fundamentally change Bullish’s business activities and practices or modify Bullish’s solutions, which could have an adverse effect on Bullish’s business. Furthermore, Bullish may also be required to disclose personal information to regulators and government authorities in a variety of jurisdictions with conflicting laws and regulations. Such disclosure may result in adverse media coverage and harm Bullish’s brand and reputation, leading to loss of customers, which can result in adverse impact on Bullish’s business, financial condition and share price.

Risks Related to Intellectual Property

Third parties may make claims or bring legal proceedings against Bullish for alleged infringement of their intellectual property rights and consequences could include having to cease offering Bullish’s products or services.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity in Bullish’s industry, as well as litigation, based on allegations of infringement or other violations of intellectual property rights. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours.

Bullish’s use of third-party intellectual property rights also may be subject to claims of infringement or misappropriation. Bullish cannot guarantee that its internally developed or acquired technologies and content do not or will not infringe the intellectual property rights of others. From time to time, its competitors or other third parties may claim that Bullish is infringing upon or misappropriating their intellectual property rights, and Bullish may be found to be infringing upon such rights. Bullish has not investigated whether technologies Bullish use potentially infringe third parties’ intellectual property or similar rights.

Further, from time to time, there have been claims against companies that incorporate open source software into their solutions, challenging the ownership of open source software. Bullish uses open source software and as a result could be subject to lawsuits by parties claiming ownership of what Bullish believes to be open source software.

In addition, if others have or obtained a valid patent covering technology critical to Bullish’s business, there can be no guarantee that they would be willing to license such technology at acceptable prices or at all, which could have an adverse effect on Bullish’s business, financial condition and results of operations. Moreover, if for any reason Bullish were to fail to comply with its obligations under an applicable agreement, it may be unable to operate, which would also have a material adverse effect on its business, financial condition and results of operations.

Any claims or litigation could cause Bullish to incur significant expenses and, if successfully asserted against Bullish, could require that Bullish pay substantial damages or ongoing royalty payments, prevent Bullish from offering its products or services or using certain technologies, force Bullish to implement expensive work-arounds, or impose other unfavorable terms. Even at an interim stage, Bullish could be enjoined from using the relevant intellectual property and have to cease offering its products or services as a result. Bullish expects that the occurrence of infringement claims is likely to grow as the digital assets market grows and matures. Accordingly, Bullish’s exposure to damages resulting from infringement claims could increase and this could further exhaust its financial and management resources. Further, during the course of any litigation, Bullish may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of Bullish’s shares may decline. Even if intellectual property claims do not result in litigation or are resolved in its favor, these claims, and the time and resources necessary to resolve them, could divert the resources of Bullish’s management and require significant expenditures. Any of the foregoing could prevent Bullish from competing effectively and could have an adverse effect on Bullish’s reputation, business, operating results, financial condition and share price.

If Bullish does not adequately protect its intellectual property rights, Bullish may incur significant costs and its reputation, business, financial condition, results of operations and share price may be adversely affected.

Bullish expects that its competitors will likely imitate its products, services and technology, which could harm its business. Bullish expects that only a portion, if any, of the intellectual property used in the operation of Bullish’s business is patent eligible or potentially patentable, and therefore it will rely significantly on trade secrets, trade and service marks and copyright. Bullish also expects that it will rely on trade secret protection and confidentiality agreements with its employees, consultants, suppliers, third-party service providers and others to protect its intellectual property and proprietary rights. Nevertheless, the steps Bullish plans to take to protect its intellectual property and proprietary rights against infringement or other violation may be inadequate and it may experience difficulty in effectively limiting the unauthorized use of its patents, trade secrets, trade and service marks, copyright and other intellectual property and proprietary rights worldwide. Bullish also cannot guarantee that others will not independently develop technology with the same or similar function to any proprietary technology it relies on to conduct its business and differentiate itself from competitors. Bullish expects others to try to do so.

Bullish could incur significant costs and management distraction in pursuing claims to enforce its intellectual property and proprietary rights through litigation and defending any alleged counterclaims. If Bullish is unable to protect or preserve the value of its patents, trade secrets, trade and service marks, copyright, or other intellectual property and proprietary rights for any reason, its brand and reputation could be damaged and its business, financial condition, results of operations and share price could be adversely affected.

Bullish’s Exchange platform contains third-party open-source software components and Bullish may make certain of its own software open source, which may entail greater operational risks than use of third-party commercial software.

Bullish’s Exchange platform contains software modules licensed to Bullish by third-party authors under “open source” licenses. Bullish may also make certain of its own software available to customers for free under various open source licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. In addition, the public availability of such software may make it easier for others to compromise Bullish’s Exchange platform, leading to greater cyber security risks.

Some open source licenses contain requirements that the licensee makes available source code for modifications or derivative works Bullish creates based upon the type of open source software Bullish uses, or grant other licenses to Bullish’s intellectual property. If Bullish combines its proprietary software with open source software in a certain manner, Bullish could, under certain open source licenses, be required to release the source code of Bullish’s proprietary software to the public. This would allow Bullish’s competitors to create similar offerings with lower development effort and time and ultimately could result in a loss of Bullish’s competitive advantages. Alternatively, to avoid the public release of the affected portions of its source code, Bullish could be required to expend substantial time and resources to re-engineer some or all of Bullish’s software.

Bullish expects that it will monitor its use of open source software to avoid subjecting its platform to conditions it does not intend, but Bullish cannot provide assurance that its processes for controlling its use of open source software will be effective. If Bullish is held to have breached or failed to fully comply with all the terms and conditions of an open source software license, Bullish could face litigation, infringement or other liability, or be required to seek costly licenses from third parties to continue providing Bullish’s offerings on terms that are not economically feasible, to re-engineer Bullish’s Exchange platform, to discontinue or delay the provision of its offerings if re-engineering could not be accomplished on a timely basis or to make generally available, in source code form, Bullish’s proprietary code, any of which could adversely affect its business, operating results and financial condition. Moreover, the terms of many open source licenses have not been interpreted by courts. As a result, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on Bullish’s ability to provide or distribute its platform.

The risks associated with Bullish’s use of open-source software described above can result in adverse impact on its reputation, business, operations, financial condition and share price.

Bullish may be unable to continue to use the domain names used in its business or prevent third parties from acquiring and using domain names that infringe, misappropriate or otherwise violate, are similar to, or otherwise decrease the value of Bullish’s brand, trademarks, or service marks.

Bullish has registered domain names that are used in, or are related to, its business, most importantly www.bullish.com. If Bullish loses the ability to use a domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, Bullish may be forced to market its offerings under a new domain name, which could cause substantial harm or cause Bullish to incur significant expense in order to purchase rights to the domain name in question. Bullish may not be able to obtain preferred domain names due to a variety of reasons. In addition, Bullish’s competitors and other third parties have attempted and will attempt to capitalize on its brand recognition by using similar domain names. Bullish may be unable to prevent its competitors and other third parties from acquiring and using domain names that infringe, misappropriate, or otherwise violate, are similar to, or otherwise decrease the value of Bullish’s brand or trademarks or service marks. Obtaining, maintaining, protecting, defending and enforcing rights in Bullish’s domain names may require litigation, which could result in substantial costs and diversion of resources, which could in turn adversely affect its business, financial condition, and results of operations.

Risks Related to Taxation

The U.S. federal income tax and non-U.S. tax treatment of digital assets is unclear, and future developments regarding the treatment of digital assets for U.S. federal income and non-U.S. tax purposes could adversely impact Bullish’s business.

Due to the new and evolving nature of digital assets and the absence of comprehensive legal guidance with respect to digital asset products and transactions, many significant aspects of the U.S. federal income and non-U.S. tax treatment of transactions involving digital assets, such as the purchase and sale of bitcoin and other digital assets on Bullish’s Exchange platform, as well as the provision of staking rewards and other digital asset incentives and rewards products, are uncertain. Further, the extent to which the taxing authority will issue future guidance concerning the taxation of digital assets is unclear.

In 2014, the U.S. Internal Revenue Service (“IRS”) released a notice (the “IRS Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets with an equivalent value in fiat currency or that act as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital asset (i) is “property” (ii) is not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) providing additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital currencies are taxable events for U.S. federal income tax purposes which give rise to ordinary income and guidance with respect to the determination of the U.S. federal income tax basis of digital asset. However, the IRS Notice and the Ruling & FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets and related transactions. Moreover, although the Ruling & FAQs address the treatment of forks, there continues to be uncertainty with respect to the timing and amount of income inclusions for various digital asset transactions including staking rewards and other digital asset incentives and rewards products that Bullish may from time to time offer or engage in. Although Bullish believes its treatment of digital asset transactions is consistent with existing guidance provided by the IRS, because of the rapidly evolving nature of digital asset innovations and the increasing variety and complexity of digital asset products, it is possible the IRS may disagree with Bullish’s treatment of certain of its digital asset offerings for U.S. federal income tax purposes, which could adversely affect its customers and the vitality of its business.

Similar uncertainties exist in the non-U.S. markets in which Bullish operates, which may affect Bullish’s non-U.S. operations and customer base. These uncertainties and potential adverse interpretations of tax law could affect its non-U.S. customers and the vitality of its platforms outside of the United States.

Where the IRS or a non-U.S. taxing authority currently has a position on the treatment of transactions involving cryptocurrency assets under specified circumstances, there can be no assurance that the IRS or a non-U.S. taxing authority will not alter its existing position with respect to the tax treatment of such transactions or that a court would uphold the treatment set forth in the IRS Notice, the Ruling & FAQs, or similar non-U.S. guidance. It is also unclear whether additional guidance may be issued in the future on the treatment of existing digital asset transactions and future digital asset innovations for U.S. federal income tax or non-U.S. tax purposes. Any alteration of existing IRS or non-U.S. taxing authority positions concerning the taxation of digital asset transactions could result in adverse tax consequences for holders or former holders of digital assets and could have an adverse effect on the value of digital assets and the broader digital asset markets. Future technological and operational developments that may arise with respect to digital currencies may increase the uncertainty of the tax treatment of transactions involving such digital currencies. The uncertainty regarding tax treatment of digital asset transactions may adversely impact Bullish’s customers and its business, both in the U.S. and abroad.

Although Bullish believes it is compliant with applicable U.S. federal income tax reporting and withholding requirements with respect to customer cryptocurrency transactions, the exact scope and application of such requirements, including but not limited to U.S. onboarding requirements, backup withholding, and information reporting obligations (including FATCA), is not entirely clear for all of the digital asset transactions that Bullish facilitates. In particular, the U.S. recently enacted the Infrastructure Investment and Jobs Act, which significantly changes certain reporting requirements applicable to brokers in, and certain holders of, cryptocurrency and similar assets. It is unclear at this time how these changes will affect Bullish’s business. There could be further legislation enacted or the IRS may introduce guidance related to such tax reporting and withholding obligations, including pursuant to cryptocurrency-related provisions of the Infrastructure Investment and Jobs Act, which may significantly impact Bullish’s tax reporting and withholding obligations in ways that differ from its existing compliance protocols. It is unclear whether and the extent to which Bullish will be able to comply with any such future law or guidance. If the IRS determines that Bullish is not in compliance with its tax reporting or withholding requirements, Bullish may be exposed to significant tax liabilities and/or penalties, which could adversely affect its financial position. Further, any such additional guidance may require substantial investment in Bullish’s compliance functions, and may require significant retroactive compliance efforts, which could adversely affect Bullish’s financial position.

In addition, the uncertainty of the current tax treatment of digital asset transactions and potential future changes in the U.S. and non-U.S. tax treatment of digital asset transactions may deter institutional and retail customers from investing in or transacting in digital assets entirely, which could have an adverse impact on Bullish’s ability to acquire new customers and maintain its existing customer base.

Bullish may be or become a Passive Foreign Investment Company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If Bullish is considered a passive foreign investment company for U.S. federal income tax purposes (“PFIC”), a U.S. person who directly or, in certain cases, indirectly owns equity securities in Bullish could be subject to adverse tax consequences, including a greater tax liability than might otherwise apply, an interest charge on certain taxes that are deemed deferred as a result of Bullish’s PFIC status and additional U.S. tax filing obligations.

There can be no assurances that Bullish is not, and will not be treated in the future, as a PFIC. If Bullish is treated as a PFIC then unless a U.S. shareholder makes the election described below or alternative or additional elections, any gain realized by such U.S. shareholder upon the disposition of equity interests in Bullish and distributions paid by Bullish (if any), likely will be treated as though realized ratably over such U.S. shareholder’s holding period for its Shares. Such gain or income would be taxed as ordinary income and an interest charge would be imposed on the U.S. shareholder based on the amount of tax treated as deferred from prior years. However, if a U.S. shareholder were to make a valid election to treat Bullish as a “qualified electing fund” (a “QEF election”) under the Code for such U.S. shareholder’s holding period, in lieu of the foregoing treatment, such U.S. shareholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of Bullish, even if not distributed to such U.S. shareholder. In order to make and maintain a valid QEF election, a U.S. shareholder must annually obtain and report to the IRS certain additional information about such U.S. shareholder’s share of Bullish’s earnings. There can be no assurance that Bullish will or will be able to provide such information. For a more detailed discussion of these issues, please see “Material U.S. Federal Income Tax Considerations.”

Taxing authorities in jurisdictions where Bullish maintains operations, management, employees or fixed assets may challenge Bullish’s tax positions, which could subject Bullish to additional taxes, including potential double taxation.

Bullish, through its subsidiaries, operates and maintains employees, management and fixed assets in various jurisdictions around the world, including the United States, the Cayman Islands, Gibraltar, Hong Kong and Singapore. Bullish may also expand into additional jurisdictions in the future. While Bullish intends to comply with relevant applicable tax laws and regulations in all jurisdictions in which it operates or maintains employees, management or fixed assets, there can be no assurance that a taxing authority (including taxing authorities in jurisdictions where Bullish may not have a physical presence such as an office) will not challenge any tax position taken by Bullish. In the event that any such challenge is successful, Bullish may be subject to increased taxes and/or penalties, which may adversely impact Bullish’s financial position and substantially increase Bullish’s tax compliance obligations. Such an outcome may, without further proceedings by Bullish, lead to the same income being subject to taxation by more than one taxing jurisdiction.

In addition, Bullish utilizes contractors in various jurisdictions. To the extent a taxing authority successfully challenges such relationships, those contractors may be re-classified as employees, which could expose Bullish to additional payroll and employment taxes and compliance (including licensing) obligations. In addition, a taxing authority may argue that, because such contractor is an employee, Bullish has a taxable presence and liability in such jurisdiction.

Further, taxing authorities may be more likely to challenge Bullish’s tax positions for the 2020 tax year (and potentially future tax years) as employees, management and contractors may operate or be located in jurisdictions other than their typical jurisdictions of tax residence due to the ongoing Covid-19 pandemic and other factors such as remote working arrangements.

There is uncertainty as to application of existing laws relating to digital assets as well as “digital service taxes” to Bullish’s fees and income. This may result in Bullish having higher tax liabilities and being treated as a taxpayer in more jurisdictions that will add to compliance burdens and costs.

Several non-U.S. jurisdictions have enacted or proposed legislation imposing various types of taxes including direct and indirect taxes (e.g. GST/VAT) on cross border digital services, imposing obligations on the provider notwithstanding a lack of operations or presence other than customers in that jurisdiction. In general, under these initiatives, the service provider may have to self-assess tax or the local payor must withhold a fixed percentage of the gross proceeds and/or fees paid to the non-resident entity as a tax on executing a digital transaction in the local payor’s jurisdiction where the non-resident entity’s sales in that jurisdiction exceed a specified threshold. The manner and extent to which any such “digital transaction tax” will be implemented in these and other jurisdictions remain unclear for Bullish business and could significantly increase Bullish’s worldwide effective tax rate and tax compliance obligations for Bullish in applicable jurisdictions.

In addition, various non-US taxing authorities have different rules on the taxation of digital assets, transactions with respect to such assets and income related thereto. These non-U.S. taxing authorities may change or modify existing guidance or introduce new guidance concerning the taxation (income or indirect tax such as VAT/GST), reporting (including customer reporting such as the “common reporting standard” or CRS or similar regimes) or withholding of digital assets, which would be expected to significantly impact Bullish’s non-U.S. operations and may create new obligations and a need to invest in new onboarding and reporting infrastructure, and may also impose obligations on customers.

Failure to comply with Cayman “economic substance” requirements may result in fines or ultimately “striking off” which will impact its group structure and management location.

The Cayman Islands have introduced legislation aimed at addressing concerns raised by the Council of the European Union in relation to offshore structures engaged in certain geographically mobile activities which attract profits without real economic activity in the jurisdiction in which they are incorporated. With effect from January 1, 2019, the Cayman Islands Government enacted the International Tax Co-operation (Economic Substance) Act (as revised) (the “ES Law”). The ES Law applies to Cayman Islands “relevant entities”, which are engaged in “relevant activities” including, for example, a financing and leasing business or an intellectual property business, and receive “relevant income” (i.e., gross income generated from the “relevant activities”). “Relevant entities” (that cannot avail of an exemption) are required to satisfy the economic substance test pursuant to the ES Law by submitting a notification in a prescribed form to the Tax Information Authority of the Cayman Islands annually, in any case, not later than 12 months of the end of the relevant financial year. Certain of Bullish’s subsidiaries organized in the Cayman Islands may be subject to significant compliance obligations to ensure that they satisfy the requirements of the ES Law. There is lack of guidance on interpretation and application of such rules to certain activities expected to be undertaken by Bullish group entities that are incorporated in the Cayman Islands. If such Cayman Islands subsidiaries are subject to ES Law and are unable to comply with the ES Law, they may be subject to significant fines and penalties and, if the TIA determines that the relevant entities have failed to satisfy the ES Law for a period of time, the Registrar of Companies of the Cayman Islands may apply to the Grand Court of the Cayman Islands for an order to struck off such relevant entities. Other taxing authorities may take the position that the activities of such Cayman Islands subsidiaries may be properly taxable in such taxing authorities’ jurisdictions, which could significantly increase the overall taxes to which Bullish is subject and Bullish’s tax compliance obligations.

In relation to services from affiliates and other related party transactions, tax authorities may disagree that the fees charged reflect an arm’s length price and assess additional taxes interest and/or penalties, representing additional economic costs.

The structure of Bullish and its subsidiaries and the arrangements with Block.one group and others treated as related partes for tax purposes involve various forms of related party transactions between or among multiple jurisdictions. While Bullish intends to price and structure such transactions so that the allocation of profits and losses among Bullish and its subsidiaries complies with all applicable transfer pricing laws in the applicable jurisdictions, there can be no assurance that the IRS or another taxing authority will not successfully challenge Bullish’s transfer pricing methodologies, including as a result of changes in tax laws, regulations, accounting principles or interpretations thereof. Any such successful challenge could result in imposition of various types of taxes, interest and/or penalties that will have an adverse effect on Bullish’s financial performance and condition. Further, as a result of such intercompany transactions, certain subsidiaries of Bullish may be subject to net income taxes in their jurisdictions of tax residence even where the Bullish group operates, in the aggregate, at a loss. Any such local income taxes could potentially significantly weaken the economic position of Bullish and its subsidiaries as a whole. In addition, once Bullish reaches an annual consolidated turnover threshold which is currently EUR 750 million, Bullish will be obliged to submit Country by Country transfer pricing reports, which may entail a different controversy and compliance environment by the tax authorities in the jurisdictions in which the Bullish group operates.

Changes in worldwide tax laws including U.S. tax laws affecting non-U.S. parented groups may result in the Bullish group being subject to tax by more jurisdictions and/or higher amounts of taxes charged.

In 2015, the OECD published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. Several of the areas of tax law on which the BEPS project focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign company rules. Changes are also expected to arise in the application of certain double tax treaties, which may restrict the ability of certain members of the Bullish group to rely on the terms of relevant double tax treaties in certain circumstances. Further, recent BEPS developments such as the OECD Inclusive Framework’s global tax reform statements in October 2021 include proposals for new profit allocation, nexus and other rules (including Pillar Two model rules released in December 2021) to ensure that the profits of multinational enterprises are subject to a minimum rate of tax. If these are enacted, we would expect Bullish tax costs and operational expenses related to this complex compliance to increase.

Changes of law in individual jurisdictions which may arise as a result of the BEPS project or other tax measures may ultimately increase the tax base of individual members of the Bullish group in certain jurisdictions or the worldwide tax exposure of the Bullish group. This includes the recent changes in U.S. tax laws introduced by the 2022 Inflation Reduction Act that may adversely impact Bullish including the alternative minimum tax regime and the excise tax on stock repurchases. Changes of law may also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other changes may focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.

Such changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an adverse impact on Bullish’s taxable profits in various jurisdictions.

Risks Related to Personnel

Bullish depends on talented, experienced and committed personnel to operate and grow Bullish’s business and may incur increased operational costs to recruit, train, motivate and/or retain them. If Bullish is unable to do so, Bullish’s business, financial condition, results of operations and prospects may be adversely affected.

Bullish believes that its future success is highly dependent on the talents and contributions of Bullish’s employees. Bullish’s future success depends on its ability to attract, develop, motivate and retain highly qualified and skilled employees. Bullish’s growth strategy is based, in part, on its ability to attract and retain highly skilled employees, including qualified blockchain engineers. Due to the nascent nature of the digital assets, the pool of qualified talent is extremely limited, particularly with respect to executive talent, engineering, security, product, risk management, and financial services regulatory expertise. Bullish has and will continue to face intense competition for qualified individuals from numerous software and other technology companies and has previously experienced attrition in these areas. Bullish may incur increased operational costs to recruit, train, motivate and/or retain qualified and suitable personnel. Even so, these measures may not be enough to attract and retain the personnel Bullish requires to operate its business effectively. Bullish may face difficulties in recruiting and retaining professionals of a caliber consistent with its business strategy in the future. The loss of even a few qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for the planned expansion of Bullish’s business could adversely impact its operating results and impair its ability to grow.

If Bullish is unable to onboard or retain sufficient personnel to adequately staff all of its essential functions and operations or may have to onboard new personnel quickly in order to operate its business. This can result in increased operational risks, including risks of misconduct or human errors, and negatively impact its business and reputation. If Bullish is unable to successfully identify and retain qualified professionals, its business, prospects, financial condition and results of operations may be adversely affected.

Employees that Bullish has invested time and resources to train can join competitors. Any non-compete provisions may be time consuming and costly to enforce or may be unenforceable and provide limited protection for Bullish.

As Bullish operates in a relatively new industry, it will need to place a high priority on employee training and development. Such training and development will require a significant amount of time and resources but is critical for Bullish’s success in the industry. Despite these investments in training and development Bullish may still experience attrition. However, non-compete agreements are not permissible or are limited by law in certain jurisdictions and, even where they are permitted, employees may not enter into non-compete agreements with Bullish. Competition to hire and retain highly qualified employees is intense and Bullish’s failure to retain employees could harm Bullish’s business.

Bullish relies on Block.one for key personnel and other staff for its essential functions. If Block.one personnel do not transition to Bullish, Bullish may be adversely impacted.

Bullish currently only has a very limited number of employees and its operation heavily relies on Block.one and its personnel for its operations. Although Bullish expects that the majority of Block.one’s current employees will become Bullish’s employees upon consummation of the Business Combination and will sign Bullish employment agreements, this will subject Bullish to new expenses and risks associated with the new employees. Bullish also cannot assure that Block.one personnel will agree to transition to Bullish. If a significant number of Block.one personnel do not transition to Bullish as planned, Bullish’s business, operations and financial results may be adversely impacted.

The composition of Bullish’s executive team will change, which could impact the operation of business activities and also trigger additional regulatory and legal requirements on Bullish’s business and operations as well as increased tax liabilities.

The composition of Bullish’s executive team will change in the future particularly as it separates from Block.one operationally. New leadership will be brought in certain roles. The existing executive team may also depart from Bullish and be replaced by new executive team members in the future. Such changes may impact the culture and strategic focus of Bullish. Existing employees may take time to adapt to operating under the new executive team, which can impact employee performance and retention. The location and citizenship of the new leadership team may also trigger additional regulatory, licensing and tax implications across the relevant jurisdictions, leading to potential additional regulatory or licensing requirements for Bullish or an increase in tax liability. This can negatively impact on Bullish’s business, operations and financial condition.

If Bullish is required to shift the geographical locations of its operations due to political, legal and regulatory changes or other external events, Bullish may experience disruption of business, additional costs and expenses, and loss of key personnel, any of which could adversely affect its financial condition and results of operations.

Bullish’s success depends in large part on Bullish’s ability to attract and retain key personnel. If Bullish is required to shift the geographical locations of its operations due to political, legal and regulatory changes or other external events, Bullish’s key personnel may not be able or willing to relocate and relocation will cause disruption of business, additional costs and expenses, and loss of key personnel, any of which could adversely affect Bullish’s financial condition and results of operations. The unexpected loss of services of key personnel could have an adverse impact on Bullish’s business because of a loss of their skills, knowledge of Bullish’s market and years of industry experience. If Bullish is not able to promptly recruit qualified personnel after relocation, Bullish’s business and operations could be adversely affected.

Bullish’s officers, directors, employees and large shareholders may encounter potential conflicts of interests with respect to their positions or interests in certain digital assets, entities and other initiatives.

Bullish may engage in a wide variety of transactions and develop relationships with a number of digital asset projects, their developers, members of their ecosystem and investors. These transactions and relationships could create potential conflicts of interests in management decisions that Bullish makes. For instance, certain of Bullish’s officers, directors and employees are active investors in digital asset projects themselves, and may be involved in making investment decisions in respect of projects that they have personally invested in. Many of Bullish’s large shareholders also make investments in these digital asset projects. Similarly, certain of Bullish’s directors, officers, employees and large shareholders may hold digital assets that Bullish is considering supporting for trading on its platform, and may be involved in making decisions in respect of such approval process. While Bullish is implementing policies and procedures to limit and mitigate such risks, there is no assurance that such policies and procedures will be effective, or that Bullish will be able to manage such conflicts of interests adequately. If Bullish fails to manage these conflicts of interests, it may be exposed to adverse media coverage, regulatory investigations and legal proceedings, leading to adverse impact to its reputation, business, financial position and share price.

Bullish is dependent on key personnel and the loss of one or more of its key personnel may result in adverse impact.

Bullish operates in a relatively new industry that is not widely understood and requires highly skilled and technical personnel. Due to the nascent nature of the digital assets industry, the pool of qualified talent is extremely limited, particularly with respect to executive talent, engineering, security, product, risk management, and financial services regulatory expertise. Bullish will face intense competition for qualified individuals from numerous software and other technology companies. Bullish is dependent on key personnel for its operation. To attract and retain key personnel, Bullish will incur significant costs, including salaries and benefits and equity incentives. Even so, these measures may not be enough to attract and retain the key personnel Bullish requires to operate its business effectively. The loss of one or more of Bullish’s key personnel or the change of the leadership team could adversely impact Bullish’s reputation, business, operating results, financial condition and share price.

Misconduct, errors, mistakes and/or inappropriate conduct (including breach of laws, regulations and internal policies) or public statements by Bullish’s personnel and/or service providers, and/or Bullish’s failure to appropriately respond to such conduct or situation, may result in legal liability for Bullish and adversely impact Bullish’s business operations as well as reputation.

There is a risk that an employee of, or service provider to, Bullish or any of its affiliates could engage in misconduct that adversely affects Bullish’s business. It is not always possible to deter such misconduct, and the precautions Bullish takes to detect and prevent such misconduct may not be effective in all cases.

Employee or service provider misconduct or error, including breach of laws, regulations and/or Bullish’s internal policies, could subject Bullish to legal liability, financial losses and regulatory sanctions and could seriously harm Bullish’s reputation and negatively affect Bullish’s business. Such misconduct could include breach of anti-bribery and corruption laws, engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, insider trading and misappropriation and misuse of information (including material non-public information), failing to supervise other employees or service providers, improperly using confidential information, as well as improper trading activity such as spoofing, layering, wash trading, manipulation and front-running. Employee or service provider errors, including mistakes in executing, recording, or processing transactions for customers, could expose Bullish to the risk of material losses even if the errors are detected. Although Bullish plans to implement processes and procedures and provide training to Bullish’s employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful.

Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services and is compounded by the fact that many of Bullish’s employees and service providers are accustomed to working at tech companies which generally do not maintain the same compliance customs and rules as financial services firms. This can lead to high risk of confusion among employees and service providers, particularly in a fast growing company like Bullish, with respect to compliance obligations, particularly including confidentiality, data access, trading and conflicts.

It is not always possible to deter misconduct, and the precautions Bullish takes to prevent and detect this activity may not be effective in all cases. If Bullish were found to have not met its regulatory oversight and compliance and other obligations, Bullish could be subject to regulatory sanctions, financial penalties and restrictions on Bullish’s activities for failure to properly identify, monitor and respond to potentially problematic activity and seriously damage Bullish’s reputation. Bullish’s employees, contractors and agents could also commit errors that subject Bullish to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper trading activities could affect Bullish’s brand and reputation. Bullish’s failure to appropriately respond to such conduct or situation can also adversely impact Bullish’s business operations as well as reputation.

Bullish’s personnel or service providers may also make inappropriate or harmful public statements in their own capacity that are not authorized by Bullish, including posting on social media platforms. By virtue of their association with Bullish, the public may react negatively against Bullish. Such unauthorized public statements may damage Bullish’s brand, reputation and public perception and adversely impact Bullish’s business, financial condition and share price.

Bullish’s personnel may make claims or allegations against Bullish that could harm Bullish’s reputation and public perception. If Bullish does not handle these claims or allegations appropriately, Bullish’s reputation, business, financial condition and share price may be adversely impacted.

Bullish may have disputes with its management, employees and other personnel for various reasons. They may make allegations against Bullish on matters such as discrimination, bullying, harassment and invasion of privacy. Their claims or allegations against Bullish can harm Bullish’s reputation and public perception, even if such claims or allegations are unfounded. Whether Bullish can maintain the relationship with such personnel also depends on Bullish’s ability to handle such claims or allegations appropriately. If Bullish does not handle these claims or allegations appropriately, Bullish may be exposed to adverse media coverage, investigations and/or legal proceedings and Bullish’s reputation, business, financial condition and share price may be adversely impacted.

Due to the global locations of Bullish’s personnel, Bullish may not be able to fully comply with all applicable employment laws and regulations in all relevant locations.

Bullish’s international locations subject it to employment laws and regulations of multiple jurisdictions. Further, with increased travel restrictions as a result of COVID-19, Bullish’s personnel may need to work from home based in multiple locations around the world. Such arrangements can further increase the relevant employment law requirements and tax implications for Bullish. Compliance with applicable employment laws and regulations that apply to Bullish’s international locations may increase its cost of doing business, and violation of these laws or regulations may interfere with Bullish’s ability to offer its services competitively in one or more countries, expose Bullish to fines and penalties or other sanctions, increase the risk of exposure to tax and other liabilities and result in the limitation or prohibition of Bullish’s conduct of business.

Bullish may not be able to effectively or appropriately administer pension and employee incentive plans.

To attract and retain employees, as well as to comply with applicable employment laws, Bullish has implemented various employee incentive plans and pension plans. Share-based compensation as a result of Bullish’s issuance of options, restricted shares or other types of incentive securities under Bullish’s employee incentive plans may increase Bullish’s operating expenses and affect Bullish’s capital structure, which may adversely impact the interests of Bullish’s shareholders. Bullish is also required from time to time to contribute to pension plans, which will also impact Bullish’s results of operations. In addition, if Bullish is not able to effectively administer Bullish’s employee incentive plans and pension plans to the satisfaction of Bullish’s employees, Bullish may not be able to attract and retain highly qualified personnel and may face legal proceedings. This can result in adverse impact on Bullish’s reputation, business and financial position and share price.

Bullish is exposed to potential fraud risk and physical security threats, both internally and externally, which could result in loss of assets for Bullish and its customers, as well as risk to the safety of Bullish’s personnel.

Bullish and its customers may incur losses from various types of fraud and physical security threats, both internally and externally. Bullish’s personnel or service providers as well as external parties may commit fraudulent activities against Bullish or Bullish’s customers. Such activities may result in financial losses or increased costs to Bullish or Bullish’s customers, disclosure or misuse of Bullish’s non-public information or Bullish’s customer information, misappropriation of assets, privacy breaches against Bullish’s customers and legal or regulatory proceedings.

Physical security threats may impose safety concerns to Bullish’s personnel and their families and could include negative actions by attackers such as physical intimidation, threats of harm, kidnapping, extortion, blackmail, or other actions designed to compromise Bullish staff, contractors, or third party service providers.

Bullish Gibraltar is required under Gibraltar law to maintain adequate financial and non-financial resources as one of the core regulatory principles that apply to DLT Service providers. Bullish is required to have adequate professional indemnity insurance or alternative arrangements agreed with the GFSC that are of similar effect, covering negligence, error or omission or dishonest or fraudulent act, libel or slander, loss of customers’ assets arising from fraud or dishonesty by any employee, former employee, director or former director, and legal liability resulting from the loss of data and/or information. Bullish Gibraltar is also required to take all reasonable precautions to protect any customer assets under its control or in its custody. Despite measures Bullish has taken to detect and reduce the occurrence of fraudulent or other malicious activity, Bullish cannot guarantee that any of the measures will be effective in detecting or preventing such activities or will scale with Bullish’s business. Notwithstanding the exclusion and limitation of liability clauses in the Exchange terms of service, in the event that customers’ assets are lost due to fraudulent or other malicious activity that may affect Bullish’s compliance with regulatory principles, GFSC may nevertheless investigate the cause of such loss, and Bullish may be required by GFSC to cooperate with its investigations, which may impair Bullish’s ability to attract and retain customers and cause it to incur additional costs to respond to any incident of this nature. If Bullish is found to be in breach of a regulatory requirement, such as failing to have effective arrangements in place for the protection of customer assets, it may be subject to warnings, administrative penalties or temporary suspension, variation or revocation of permission, or other sanctions at GFSC’s disposal, which could harm Bullish’s reputation or brand, cause loss of customers or reduction in the use of its products and services and lead to expenses that could adversely affect its financial condition, cash flows, results of operations and share price.

Additionally, it is possible that both natural and unnatural events or disasters affecting Bullish personnel and facilities could have an adverse impact on Bullish operations. An attacker may intentionally create situations designed to disrupt business operations including sabotage of key facilities, demonstrations, active shooter, arson, or other situations that could cause the facility to be unusable for any period of time. In addition, negative publicity or outcomes related to such behaviors could adversely affect Bullish’s reputation.

Bullish’s failure to adequately detect or prevent fraud risk and physical security threats could harm its reputation or brand, result in litigation and lead to expenses that could adversely affect its business, financial condition, results of operations and share price.

Risks Relating to Doing Business in Hong Kong

The business, financial condition and results of operations of Bullish, and/or the value of Bullish’s securities or Bullish’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Bullish.

Bullish’s Hong Kong subsidiary, Bullish HK Limited, is a services company established to perform services for other entities in the Bullish Group, including in respect of the Bullish Exchange. Currently, such services — engineering and development, cybersecurity, sales and relationship management, custody operations (which include coordinating with the Exchange’s third-party custody service provider for the administration of digital assets in custodial wallets), and technology operations services as well as shared group support services such as marketing, finance, human resources, legal and compliance and risk management — are predominantly being provided by Bullish HK Limited and supported by B1 Services HK Limited, a subsidiary of Block.one, pursuant to the Master Services Agreement. Bullish HK Limited is expected to take over providing such services once the relevant resources are transferred to it pursuant to the Contribution Agreement. Both B1 Services HK Limited and Bullish HK Limited are based in Hong Kong and provide services out of Hong Kong. Although Hong Kong based services are integral to our business operations, over 50% of Bullish’s personnel are already located outside of Hong Kong, including Cayman Islands, U.S., Singapore and Gibraltar, and services including every major function of Bullish such as engineering and development, other technology functions, cybersecurity, marketing, legal, compliance and risk management. In addition, as part of its license application with the GFSC, Bullish is required to demonstrate that it has a fixed place of business in Gibraltar with real substance, including adequate number of employees with necessary qualifications and adequate operating expenditure in Gibraltar, which Bullish has been able to do. Bullish continues to work on geographically diversifying its business operations and re-balancing its operational presence to reduce country concentration risk and disruption from future changes in law; however, the process of geographically diversifying its business operations and re-balancing its operational presence may be disruptive to Bullish’s business which could adversely affect results of operations due to potentially higher expenses and lower revenues. In addition, depending on the extent of the risks and uncertainties, Bullish may determine it must relocate operations in Hong Kong to another jurisdiction, which could result in disruption of business, additional costs and expenses, and loss of key personnel, any of which could adversely affect its financial condition and results of operations.

The position on cryptocurrency businesses in mainland China is significantly less permissive than Hong Kong. The central bank in mainland China has recently announced a ban on cryptocurrency trading activities. In addition, the Chinese government recently announced that it would increase supervision of mainland Chinese companies listed offshore. Under the new measures, the Chinese government will improve regulation of cross-border data flows and security, police illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. It will also monitor sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several large U.S.-listed technology companies focusing on anti-monopoly and financial technology regulation and, more recently with the passage of the PRC Data Security Law, how companies collect, store, process and transfer data. For example, if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to Bullish, it could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for its listing at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against it and may materially and adversely affect its business and results of operations.

Bullish does not maintain operations in mainland China, does not generate revenues from mainland China, and does not intend to provide services in mainland China. Bullish does not intend to provide customer services to potential customers located in mainland China, and does not intend to conduct sales and marketing activities or other communication with residents in mainland China. Accordingly, Bullish believes that the laws and regulations of the PRC that do not apply in Hong Kong, including the recent developments on cryptocurrency and cybersecurity laws and regulations of the PRC, do not currently have any material impact on Bullish’s business, financial condition and results of operations or the listing of Bullish’s securities, notwithstanding the fact that Bullish maintains a subsidiary in Hong Kong, a special administrative region of the PRC. In the event that Bullish inadvertently concluded that relevant permissions or approvals were not required or that applicable laws, regulations, or interpretations change and it is required to obtain such permissions or approvals in the future, any failure by Bullish to maintain or obtain such permissions or approvals could result in enforcement and other action by the PRC government, including investigations, penalties, fines and orders, which action may significantly limit or completely hinder its ability to operate and offer or continue to offer securities to investors and may cause the value of such securities to significantly decline or become worthless.

Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law (and any regulatory notices issued pursuant to those national laws), including the regulatory notices issued by PRC regulators regarding cryptocurrency and the enacted version of PRC Data Security Law, the Measures for Cybersecurity Review (Revision Draft for Comments) issued by CAC, or the Draft Measures, and the PRC Personal Information Protection Law, do not apply in Hong Kong.

Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may be made quickly with little or no advance notice. If certain PRC laws and regulations were to become applicable in

Hong Kong in the future, the application of such laws and regulations may have a material adverse impact on Bullish’s business, financial condition and results of operations and Bullish’s ability to offer or continue to offer securities to investors, any of which may cause the value of Bullish’s securities to significantly decline or become worthless. In addition, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to Bullish’s business, it may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

The PRC government has significant oversight and discretion over the manner in which companies incorporated under the laws of PRC must conduct their business activities. Although Bullish has no business operations in mainland China and none of its subsidiaries are incorporated in mainland China, if it were to become subject to such oversight or discretion, there may be a material change in its operations and/or the value of Bullish’s securities, which would materially affect the interests of the investors.

Bullish’s Hong Kong subsidiary, Bullish HK Limited, is a services company established to perform services for other entities in the Bullish Group, including in respect of the Bullish Exchange. Currently, such services — engineering and development, cybersecurity, sales and relationship management, custody operations (which include coordinating with the Exchange’s third-party custody service provider for the administration of digital assets in custodial wallets), and technology operations services as well as shared group support services such as marketing, finance, human resources, legal and compliance and risk management — are predominantly being provided by Bullish HK Limited and supported by B1 Services HK Limited, a subsidiary of Block.one, pursuant to the Master Services Agreement. Bullish HK Limited is expected to take over providing such services once the relevant resources are transferred to it pursuant to the Contribution Agreement. Both B1 Services HK Limited and Bullish HK Limited are based in Hong Kong and provide services out of Hong Kong. Although Hong Kong based services are integral to our business operations, over 50% of Bullish’s personnel are already located outside of Hong Kong, including Cayman Islands, U.S., Singapore and Gibraltar, and services including every major function of Bullish such as engineering and development, other technology functions, cybersecurity, marketing, legal, compliance and risk management. In addition, as part of its license application with the GFSC, Bullish is required to demonstrate that it has a fixed place of business in Gibraltar with real substance, including adequate number of employees with necessary qualifications and adequate operating expenditure in Gibraltar, which Bullish has been able to do. Bullish continues to work on geographically diversifying its business operations and re-balancing its operational presence to reduce country concentration risk and disruption from future changes in law; however, the process of geographically diversifying its business operations and re-balancing its operational presence may be disruptive to Bullish’s business which could adversely affect results of operations due to potentially higher expenses and lower revenues. In addition, depending on the extent of the risks and uncertainties, Bullish may determine it must relocate operations in Hong Kong to another jurisdiction, which could result in disruption of the business, additional costs and expenses, and loss of key personnel, any of which could adversely affect our financial condition and results of operations.

The position on cryptocurrency businesses in mainland China is significantly less permissive than Hong Kong. The central bank in mainland China has recently announced a ban on cryptocurrency trading activities. In addition, the Chinese government recently announced that it would increase supervision of mainland Chinese companies listed offshore. Under the new measures, the Chinese government will improve regulation of cross-border data flows and security, police illegal activity in the securities market and punish fraudulent securities issuances, market manipulation and insider trading. It will also monitor sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several large U.S.-listed technology companies focusing on anti-monopoly and financial technology regulation and, more recently with the passage of the PRC Data Security Law, how companies collect, store, process and transfer data. For example, if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to Bullish, it could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for its listing on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against it and may materially and adversely affect its business and results of operations.

Bullish does not maintain operations in mainland China, does not generate revenues from mainland China, and does not intend to provide services in mainland China. Bullish does not intend to provide customer services to potential customers located in mainland China, and does not intend to conduct sales and marketing activities or other communication with residents in mainland China. Accordingly, Bullish believes that the laws and regulations of the PRC that do not apply in Hong Kong, including the recent developments on cryptocurrency and cybersecurity laws and regulations of the PRC, do not currently have any material impact on Bullish’s business operations, and the PRC government does not currently exert direct oversight over the manner in which Bullish conducts its business. However, because Bullish has a subsidiary in Hong Kong and given the PRC government’s significant oversight authority over the conduct of business in Hong Kong generally, there is no guarantee that Bullish will not be subject to such direct oversight in the future due to changes in laws or other unforeseeable reasons. There is always a risk that the PRC government may, in the future, seek to affect operations of any company with any level of operations in mainland China or Hong Kong, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business or accept foreign investment. See “— The business, financial condition and results of operations of Bullish, and/or the value of Bullish’s securities or Bullish’s ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to Bullish.”

The PRC legal system is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little or no advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistencies, the enforcement of which involves uncertainties.

If Bullish were to become subject to the direct oversight of the PRC government at any time due to changes in laws or other unforeseeable reasons, it may require a material change in Bullish’s operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices and value of Bullish’s securities could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards companies that have subsidiaries in Hong Kong subject to direct PRC government oversight and regulation, regardless of Bullish’s actual operating performance. There can be no assurance that the PRC government will not regulate or have oversight over Bullish’s current or future operations at any time.

The PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers.

On December 28, 2021, the PRC government promulgated the Cybersecurity Review Measures, which came into effect on February 15, 2022 to impose cybersecurity review requirement on the purchase of network products and services by critical information infrastructure operators, or the data processing activities conducted by network platform operators, which affect or may affect the national security of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review through the Cybersecurity Review Office under CAC is required in any of the following situations: (i) internet platform operators holding personal information of more than one million users and seeking to have their securities listed on a stock exchange in a foreign country; (ii) the purchase of network products and services by critical information infrastructure operators affect or may affect China’s national security; and (iii) network product/service or a data processing activity that is identified as affecting or may affect national security of the PRC by a member authority of the working mechanism for cybersecurity reviews.

Given that: Bullish (a) is not a PRC-incorporated internet platform operator holding personal information of more than one million users, (b) is not a critical information infrastructure operator that purchases network products and services that affect or may affect China’s national security, or (c) should not be providing network product/service or conducting any data processing activity that affect or may affect China’s national security based on the facts that Bullish (i) does not have any business activities in mainland China; (ii) does not and will not provide services to any customers located in mainland China or conduct sales and marketing activities or other communications with residents in mainland China, and (iii) takes technical measures to refrain from providing services to any customers located in mainland China or conducting sales and marketing activities or other communications with residents in mainland China, Bullish does not believe that the Cybersecurity Review Measures are applicable to the Business Combination nor does it believe that it will be required to undergo such cybersecurity review in connection with the Business Combination or that the Cybersecurity Review Measures will have any material adverse impact on the operations of Bullish.

In the event that Bullish inadvertently concluded that relevant permissions or approvals were not required or that applicable laws, regulations, or interpretations change and it is required to obtain such permissions or approvals in the future, any action by the PRC government may significantly limit or completely hinder its ability to operate and offer or continue to offer securities to investors and may cause the value of such securities to significantly decline or become worthless.

With respect to the issuance of securities to foreign investors, the Regulations on Mergers and Acquisitions of Domestics Enterprises by Foreign Investors (“M&A Rules”) include, among other things, provisions that purport to require any offshore special purpose vehicle that is controlled by PRC companies or individuals and formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies to obtain the approval of the CSRC prior to the listing and trading of its securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by any such special purpose vehicle seeking CSRC’s approval of overseas listings. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules and the CSRC approval requirement to offshore special purpose vehicles.

Further, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down on Illegal Securities Activities in accordance with the Law (“Opinions”). These Opinions have laid the groundwork for strengthening the PRC government’s monitoring of illegal securities activities in mainland China and the supervision of overseas listings by mainland China-based companies. The Opinions generally provide that existing laws and regulations regarding data security, cross-border data transmission, and the protection of classified information should be further supplemented, and that the PRC government will seek to deepen its cross-border audit supervision cooperation with regulatory bodies in other countries in law-based and reciprocal manner. As of the date of this proxy statement/prospectus, official guidance and related implementation rules that elaborate on the general provisions of the Opinions have not yet been issued, and therefore how to interpret the Opinions remain unclear at this stage. In their current form, the Opinions are too general to be implemented at their current stage, and no specific procedures or approvals are expressly specified or implicated that would need to be carried out by Bullish in advance of its proposed listing.

The PRC government has issued several regulations to impose prior approval requirement on mainland China based companies raising capital offshore, and has recently sought to exert more control and impose more restrictions in this regard, and such efforts may continue or intensify in the future. On December 24, 2021, the CSRC released the CSRC Draft Rules, under which PRC issuers that intend to list or offer securities on a foreign stock exchange through direct offshore listing (i.e., the listing of a PRC-incorporated company (in form of a company limited by shares)) or indirect offshore listing (i.e., the listing of an overseas company that meets the following conditions: (a) more than 50% of the revenue, profit, gross assets or net assets of the issuer’s audited consolidated financial statement in the last fiscal year originated from a PRC-incorporated company or companies, and (b) a majority of the issuer’s senior executives in charge of its business operations and management are PRC citizens or habitually reside in mainland China and the issuer’s business operations are mainly conducted in mainland China or the principal place for business operation is located in mainland China)

shall complete a filing with the CSRC within three business days upon the submission of the issuer’s initial public filing of its listing application documents with the foreign stock exchange.

Based on its understanding of the current PRC laws and regulations, Bullish believes that it is not required to obtain any prior permission or conduct filing under the PRC financial regulations including M&A Rules, the Opinions or the CSRC Draft Rules from any PRC governmental authorities for consummating this offering, given that: (a) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like the Bullish’s are subject to the M&A Rules or the CSRC Draft Rules and the CSRC Draft Rules are still in draft forms as of now and have no legal effect; (b) Bullish is not a PRC-incorporated company and has no business activities or subsidiaries, joint ventures or partnerships in mainland China; and (c) Bullish is not controlled by PRC companies or individuals nor formed for the purpose of seeking a public listing on an overseas stock exchange through acquisition of PRC domestic companies.

However, there is no guarantee that this will continue to be the case in relation to the continued listing of Bullish’s securities on a securities exchange outside of the PRC, or even if such permission is required and obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas (including those by issuers who have subsidiaries in Hong Kong) and/or foreign investments in issuers who have subsidiaries could significantly limit or completely hinder Bullish’s ability to offer or continue to offer securities to investors and cause the value of Bullish’s securities to significantly decline or be worthless.

Implementation of the National Security Law in Hong Kong involves uncertainty, and the recent policy pronouncements by the PRC government regarding business activities of U.S.-listed Chinese businesses may negatively impact Bullish’s existing and future operations in Hong Kong.

On June 30, 2020, China’s top legislature unanimously passed a new National Security Law for Hong Kong. Similar to other PRC’s laws and regulations, the interpretation of the National Security Law involves a degree of uncertainty.

Recently, the PRC government announced that it would step up supervision of overseas listed Chinese businesses. Under the new measures, the Chinese government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading, it will also check sources of funding for securities investment and control leverage ratios. The CAC has also opened a cybersecurity probe into several U.S.-listed tech companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the National Security Law) are expected to apply to mainland Chinese businesses, rather than businesses in Hong Kong which operate under a different set of laws from mainland China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.

Given the PRC government’s significant oversight over the conduct of business operations in mainland China and in Hong Kong, and in light of China’s recent extension of authority not only in mainland China but into Hong Kong, there are risks and uncertainties which Bullish cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. For example, the government of Hong Kong to enact similar laws and regulations to those in mainland China, which may seek to exert control over offerings conducted overseas by Hong Kong companies or their parent companies. Hong Kong may implement laws on cryptocurrency related business activities to be more aligned with mainland China.

If any or all of the foregoing were to occur, it could lead to a material adverse change in Bullish’s operations and limit or hinder Bullish’s ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of Bullish’s shares to significantly decline or become worthless.

Bullish’s securities may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act if any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor or other reasons result in the PCAOB being unable to fully inspect or investigate Bullish’s auditor. The delisting or the cessation of trading “over-the-counter” of Bullish securities, or the threat of them being delisted or prohibited, may materially and adversely affect the value and/or liquidity of your investment. Additionally, if the PCAOB were unable to conduct full inspections or investigations of Bullish’s auditor, it would deprive Bullish’s investors of the benefits of such inspections or investigations.

Bullish’s auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the PCAOB’s standards and rules. Since Bullish’s auditor is located in the United States, Bullish’s auditor is inspected by the PCAOB and not subject to the determinations by the PCAOB on December 16, 2021 that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in such jurisdictions.

If because of a position taken by an authority in a foreign jurisdiction, any PRC laws or regulations relating to the PCAOB’s access to auditor files were to apply to Bullish or its auditor, or due to other reasons (including because of a position taken by one or more authorities in a foreign jurisdiction) the PCAOB is unable to conduct inspections or full investigations of Bullish’s auditor, Bullish could be delisted and its securities could be prohibited from being traded “over-the-counter.” Such a delisting would substantially impair your ability to sell or purchase Bullish’s securities when you wish to do so, and the risk and uncertainty associated with a potential delisting could have a negative impact on the price of Bullish’s securities. Also, such a delisting could significantly affect Bullish’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on Bullish’s business, financial condition and prospects.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over the counter trading market in the United States.

In May 2021, the PCAOB issued a proposed rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act, for public comment. The proposed rule is related to the PCAOB’s responsibilities under the HFCA Act, which would establish a framework for the PCAOB to use when determining whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCA Act. Under such rules, an issuer that has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction will be identified by the SEC as a “Commission-Identified Issuer.” The SEC will impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. If Bullish is identified as a Commission-Identified Issuer and has a “non-inspection” year, there is no assurance that it will be able to take remedial measures in a timely manner. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in such jurisdictions.

On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On

February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. On August 26, 2022, the PCAOB, the CSRC and the MOF signed a Statement of Protocol, which aims to empower the PCAOB to inspect and investigate registered public accounting firm headquartered in mainland China and Hong Kong. It remains uncertain how the agreement will be implemented in practice.

The SEC may propose additional rules or guidance that could impact Bullish or Bullish’s auditor if its auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implements five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCA Act. There could be additional regulatory or legislative requirements or guidance that could impact Bullish if its auditor is not subject to PCAOB inspection. The implications of this possible regulation or guidance in addition to the requirements of the HFCA Act are uncertain, and such uncertainty could cause the market price of Bullish’s securities to be materially and adversely affected.

Inspections of other audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of Bullish’s auditor, Bullish and investors in Bullish’s securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would make it more difficult to evaluate the effectiveness of Bullish’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of Bullish’s financial statements.

Bullish may be required to obtain regulatory licenses or approvals in order to provide some or all of the Exchange services to Hong Kong customers which it currently does not have, or it may be required to obtain such licenses or approvals in the near future.

Subject to local regulatory requirements on sales and marketing, Bullish has made spot trading services available to retail and institutional customers in Hong Kong. Bullish intends to actively monitor the legal and regulatory environment in Hong Kong to assess whether regulatory licenses or approvals will be required. If Bullish is deemed to be conducting regulated activities in Hong Kong without the required licenses or approvals, Bullish may be subject to regulatory investigations, fines and other censures, including being required to off-board Hong Kong based customers and block Hong Kong customers from accessing its exchange platform. Such actions may in turn result in adverse actions against Bullish by regulators elsewhere, including the GFSC, as well as legal proceedings against Bullish. Any of the above consequences could materially and adversely affect Bullish’s brand, reputation, business, financial condition, and share price.

Increases in labor costs may adversely affect Bullish’s business and results of operations.

The economy in Hong Kong and globally has experienced general increases in inflation and labor costs in recent years. As a result, average wages in Hong Kong and certain other regions are expected to continue to increase. In addition, Bullish is required by Hong Kong laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of its employees. Bullish expects that its labor costs, including wages and employee benefits, will continue to increase. Increasing labor costs could materially and adversely affect Bullish’s financial condition and results of operations.

Risks Related to Effecting Service of Legal Process, Enforcing Judgments or Bringing Actions against Bullish and Certain of Its Officers or Directors

You may experience difficulties and incur additional costs in effecting service of legal process, enforcing foreign judgments or bringing actions against Bullish and certain of its officers or directors based on foreign laws.

Bullish is a Cayman Islands company with operations and assets in various non-U.S. jurisdictions, including Hong Kong. In addition, certain officers and directors of Bullish are expected to be based in Hong Kong. Therefore, service of process upon Bullish or these officers or directors may be difficult or costly to obtain within the United States. In addition, you may experience difficulties and incur additional costs in enforcing foreign judgments or bringing actions against Bullish or these officers or directors in the Cayman Islands, Hong Kong or other jurisdictions. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities in the Cayman Islands” and “Enforceability of Civil Liabilities in Hong Kong.”

Risks Relating to the Business Combination

FPAC’s Sponsor and members of FPAC’s management team have agreed to vote in favor of the Business Combination, regardless of how Public Shareholders vote.

FPAC’s Sponsor and members of FPAC’s management team own 14.0% of FPAC’s outstanding ordinary shares. FPAC’s Sponsor and members of FPAC’s management team also may from time to time purchase Class A ordinary shares prior to the Business Combination, subject to any applicable securities laws and regulations. FPAC’s amended and restated memorandum and articles of association will provide that, if FPAC seeks shareholder approval, FPAC will complete the Business Combination only if FPAC obtains the approval of an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting. Accordingly, if FPAC seeks shareholder approval of the Business Combination, the agreement by FPAC’s Sponsor and each member of FPAC’s management team to vote in favor of the Business Combination will increase the likelihood that FPAC will receive the requisite shareholder approval for the Business Combination.

FPAC’s Sponsor, directors, officers and their affiliates may elect to purchase shares from Public Shareholders in connection with the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of FPAC’s ordinary shares.

FPAC’s Sponsor, directors, officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, subject to any applicable securities laws and regulations, although they are under no obligation to do so. Please see “Information about FPAC — Permitted purchases of FPAC’s securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of FPAC’s shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that FPAC’s Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a Public Shareholder would receive if it elected to redeem its shares in connection with the Business Combination. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval or to satisfy the closing condition that requires us to have a minimum amount of cash at the Closing of the Business Combination, where it appears that such requirement would otherwise not be met. This may result in the completion of the Business Combination although it may not otherwise have been possible.

Subsequent to the completion of the Business Combination, Bullish may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Bullish’s financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

FPAC cannot assure you that its extensive due diligence on Bullish Global will surface all material issues that may be present inside Bullish Global, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Bullish Global’s business and outside of FPAC’s control will not later arise. As a result of these factors, Bullish may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in Bullish reporting losses. Even if FPAC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with FPAC’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Bullish’s liquidity, the fact that charges of this nature are reported, could contribute to negative market perceptions about Bullish or Bullish’s securities. In addition, charges of this nature may cause Bullish to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by a Bullish Global or by virtue of post-combination debt financing. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

FPAC’s ability to consummate the Business Combination may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

The COVID-19 outbreak has resulted and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and FPAC’s ability to consummate the Business Combination could be materially and adversely affected. Furthermore, FPAC may be unable to complete the Business Combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts FPAC’s ability to consummate Business Combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, particularly the effectiveness and distribution of one or more vaccines, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, FPAC’s ability to consummate the Business Combination, or the operations of the Bullish Global business may be materially adversely affected.

FPAC Shareholders will experience immediate dilution due to the issuance of Class A Ordinary Shares and Class B Ordinary Shares to the Bullish Global shareholders as consideration in the Business Combination. Having a minority share position likely reduces the influence that FPAC’s current shareholders have on the management of the combined company.

It is anticipated that, upon completion of the Business Combination, assuming no redemptions and a Digital Asset Market Value (as defined in the Business Combination Agreement) of US$2.53 billion, based on the average value over a 20-day period as of September 30, 2022: (1) Public Shareholders will own approximately 8.82% of Bullish outstanding Class A Ordinary Shares; (2) the Sponsor and certain other investors2 will own approximately 1.43% of Bullish outstanding Class A Ordinary Shares; and (3) the current shareholders of Bullish Global will own approximately 89.75% of Bullish outstanding Class A Ordinary Shares. Based on Bullish

[2]

The directors of FPAC will hold 210,000 Ordinary Shares and the Sponsor will have transferred the BR Investors 1,950,000 Ordinary Shares. BR Investors also has ownership reported in groups 1 and 2 above.

Global’s current capitalization, FPAC anticipates Bullish issuing (or reserving for issuance) an aggregate of 610,759,378 Class A and Class B Ordinary Shares, subject to adjustment, to the Bullish Global shareholders as consideration in the Business Combination. Block.one will also hold 460,984,542 Class B Ordinary shares of Bullish which will have ten votes per share. Based on an estimate of the high and low prices of the digital assets that may be held by Bullish Global at closing over the 52-week period ended September 30, 2022, the percentage of Bullish equity to be received by the shareholders of Bullish Global, assuming no redemptions, would range from 94.59% to 89.25%. As a result of the Class B Ordinary Shares of Bullish, Class A Ordinary Shares will only have approximately 4.5% of the votes of Bullish upon completion of the Business Combination. In addition, the ownership percentage with respect to the post-Business Combination company does not take into account:

•	warrants to purchase Class A Ordinary Shares of Bullish that will remain outstanding immediately following the Business Combination; or

•

the issuance of any shares upon completion of the Business Combination under the 2022 Omnibus Incentive Plan (See the section entitled “Director and Executive Compensation — 2022 Omnibus Incentive Plan” for more information).

•

However, these ownership percentages include Founder Shares, which will automatically convert into ordinary shares on a one-for-one basis upon the consummation of the Business Combination (such ordinary shares will be subject to transfer restrictions).

If any of FPAC’s ordinary shares are redeemed in connection with the Business Combination, the percentage of FPAC’s outstanding shares held by Public Shareholders will decrease and the percentages of FPAC’s outstanding Bullish shares held immediately following the Closing of the Business Combination by each of FPAC’s Initial Shareholders and the Bullish Global shareholders will increase. See the section entitled “Summary — Impact of the Business Combination on FPAC’s Public Float” and “Unaudited Pro Forma Combined Financial Information” for further information. To the extent that any of the outstanding warrants or options are exercised for Class A Ordinary Shares of Bullish, or awards are issued under Bullish’s 2022 Omnibus Incentive Plan, FPAC’s existing shareholders may experience substantial dilution. Such dilution could, among other things, limit the ability of FPAC’s current shareholders to influence FPAC’s management through the election of directors following the Business Combination. Class B Ordinary Shares shall automatically convert into Class A Ordinary Shares on a one-for-one basis (a) at any time and from time to time at the option of the holders thereof; and (b) immediately prior to the consummation of a transfer of such Class B Ordinary Shares to any third party (other than to specified transferees).

Since holders of FPAC’s Founder Shares and Private Placement Warrants will lose their entire investment in FPAC if the Business Combination is not completed, a conflict of interest exists in determining whether Bullish Global is an appropriate target for the Business Combination,

FPAC’s Sponsor currently owns 9,540,000 Founder Shares, (of which the Sponsor has agreed to sell an aggregate of 1,950,000 shares to the BR Investors upon completion of FPAC’s initial business combination) and the independent directors each received 70,000 Founder Shares concurrently with FPAC’s Initial Public Offering. The Founder Shares will be worthless if FPAC does not consummate the Business Combination. Sponsor and the BR Investors have each purchased 3,500,000 Private Placement Warrants (7,000,000 in the aggregate) for an aggregate purchase price of $10.5 million (and in January 2022, March 2022 and May 2022, pursuant to commitments made at the time of the Initial Public Offering, FPAC completed three sales of Private Placement Warrants, each for an additional 66,666 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $100,000). There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Founder Shares or Private Placement Warrants, which will expire worthless if FPAC does not consummate a business combination prior to March 7, 2023. As a result, the personal and financial interests of certain of FPAC’s officers and directors, directly or as members of Sponsor, in consummating the Business Combination or another business combination, may have influenced their motivation in identifying and selecting Bullish Global as the target for the Business Combination and, if the Business

Combination is not consummated, may in the future influence their motivation in identifying and selecting a target business for an alternative business combination and completing a business combination that is not in the best interests of FPAC Shareholders. Consequently, the discretion of FPAC’s officers and directors, in identifying and selecting Bullish Global or another suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination or another business combination are appropriate and in the best interest of Public Shareholders.

Since Sponsor and FPAC’s officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest exists in determining whether the Business Combination or an alternative initial business combination target is appropriate for FPAC’s initial business combination.

At the Closing of the Business Combination or, if the Business Combination is not consummated, at the closing of an alternative initial business combination, Sponsor and FPAC’s officers and directors, or any entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on FPAC’s behalf such as identifying Bullish Global or any alternative target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on FPAC’s behalf. These financial interests of Sponsor and FPAC’s officers and directors may influence their motivation in identifying and selecting Bullish Global or an alternative target business combination and completing the Business Combination or an alternative initial business combination.

FPAC is attempting to complete the Business Combination with a private company about which little information is available, which may result in a business combination that is not as profitable as FPAC suspected, if at all.

FPAC is seeking to effectuate the Business Combination with a privately held company. Very little public information generally exists about private companies, including Bullish Global. The FPAC Board was required, and FPAC Shareholders will be required to evaluate the Business Combination on the basis of limited information and certain information relating to projections and forecasts, which are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them, which may result in the Business Combination being less profitable than FPAC suspected, if at all.

FPAC expects to incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions.

FPAC expects to incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions. FPAC will pay all fees, expenses and costs it incurs or are incurred on its behalf in connection with the Business Combination Agreement and the Transactions (including the Business Combination). Additionally, the Business Combination Agreement provides that if the Business Combination is consummated, FPAC will pay all fees, expenses and costs incurred by Bullish Global or on Bullish Global’s behalf, subject to certain limited exceptions, in connection with the Business Combination Agreement and the Transactions (including the Business Combination). FPAC currently estimates that transaction expenses will be approximately $50 million, including post-Closing expenses that will be paid by Bullish.

Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to the completion of the Business Combination, Bullish may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Bullish’s financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Going public through a merger rather than an underwritten offering, as FPAC is seeking to do through the Business Combination, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. Although FPAC has conducted due diligence on Bullish Global’s business, FPAC cannot assure you that this due diligence has identified all material issues that may be present in Bullish Global’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Bullish Global’s business and outside of FPAC’s control will not later arise. As a result of these factors, Bullish may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in Bullish reporting losses. Even if FPAC’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with FPAC’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Bullish’s liquidity, the fact that charges of this nature are reported could contribute to negative market perceptions about Bullish or Bullish securities. In addition, charges of this nature may cause Bullish to violate net worth or other covenants to which it may be subject as a result of assuming pre-existing debt held by a Bullish Global or by virtue of post-combination debt financing. Accordingly, any FPAC Shareholders who choose to become shareholders of Bullish following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Bullish Public Warrants will differ from the Private Placement Warrants and material risks may arise for the Bullish Public Warrant holders in connection with the Business Combination.

The Private Placement Warrants will be identical to the Bullish Public Warrants in all material respects, except that the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by Bullish (except as described in the notes to Bullish’s financial statements included elsewhere in this proxy statement/prospectus) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by Bullish in all redemption scenarios and exercisable by the holders on the same basis as the Bullish Public Warrants.

Further, the Public Warrants will differ from the Private Placement Warrants as the Private Placement Warrants may be exercised for cash or on a cashless basis so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Placement Warrants are held by holders other than the initial purchaser or any of their permitted transferees, they will be redeemable by Bullish and exercisable by the holders on the same basis as the Public Warrants. The initial purchasers of the Private Placement Warrants have agreed not to transfer, assign or sell any of the warrants, including the Ordinary Shares issuable upon exercise of the warrants (except to certain permitted transferees), until 30 days after the completion of the initial business combination.

As a result, following the business combination, Bullish may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless. Bullish has the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, for 0.361 Bullish Class A Ordinary Share per Public Warrant, provided that the last reported sales price of Bullish Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date Bullish sends the notice of such redemption to the warrant holders. If and when the Public Warrants become redeemable by Bullish, it may not exercise our redemption right if the issuance of the Class A Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws, or Bullish are unable to effect such registration or qualification. Bullish will use its commercially reasonable efforts to register or qualify such ordinary shares under the blue sky laws of the state of such residence in those states in which the Public Warrants were offered by Bullish in this offering. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

In addition, Bullish has the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price disclosed in the table on page 381, see section entitled “Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $10.00”. If the last reported sale price of the Bullish Class A Ordinary Shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day prior to the date on which Bullish sends the notice of redemption to the warrant holders, the value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants, including because the number of shares received is capped at one share of Class A Ordinary Shares per whole warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

In each case, Bullish may only call the public warrants for redemption upon a minimum of 30 days’ prior written notice of redemption to each Public Warrant holder, provided that holders will be able to exercise their Public Warrants prior to the time of redemption and, at Bullish’s election, any such exercise may be required to be on a cashless basis. No fractional warrants will be issued and only whole warrants will trade.

Risks Relating to Redemption

If the Business Combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If the Business Combination is unsuccessful, you would not receive your pro rata portion of the funds in the Trust Account until FPAC liquidates the Trust Account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time FPAC’s shares may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with FPAC’s redemption until FPAC liquidates or you are able to sell your shares in the open market.

If a shareholder fails to receive notice of FPAC’s offer to redeem its Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

FPAC will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with the Business Combination. Despite FPAC’s compliance with these rules, if a shareholder fails to receive the proxy solicitation materials, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation materials that FPAC will furnish to holders of FPAC’s Public Shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem Public Shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Extraordinary General Meeting of FPAC Shareholders — Redemption Rights.”

You do not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. If FPAC does not complete the Business Combination, to liquidate your investment, therefore, you may be forced to sell your Public Shares or warrants, potentially at a loss.

Public Shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of FPAC’s initial business combination, (ii) the redemption of any Public Shares properly tendered in connection with a shareholder vote to amend FPAC’s amended and restated memorandum and articles of association to (A) modify the substance or timing of FPAC’s obligation to redeem 100% of FPAC’s Public Shares if FPAC does not complete the initial business combination by March 7, 2023 or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of FPAC’s Public Shares if FPAC is unable to complete FPAC’s initial business combination by March 7, 2023, subject to applicable law and as further described herein. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, you may be forced to sell your Public Shares or warrants, potentially at a loss.

Risks Related to FPAC

The resignation of FPAC’s placement agents and the IPO Underwriter may indicate that they may be unwilling to be associated with the disclosure in this proxy statement/prospectus or the underlying business analysis related to the transaction.

The Resigned Placement Agents and the IPO Underwriter did not prepare or provide any of the disclosure in this prospectus/proxy statement or any analysis underlying such disclosure or any other materials that have been provided to FPAC’s shareholders or the PIPE Investors. However, the Resigned Placement Agents did receive a draft of this prospectus/proxy statement prepared by FPAC and Bullish and had an opportunity to provide comments. Following delivery of the disclosure to the Resigned Placement Agents, they have either stated that they do not intend to review the disclosure or have not responded to such request. There can be no assurances that Resigned Placement Agents agree with this disclosure and no inference can be drawn to this effect.

In connection with such resignations, the Resigned Placement Agents and the IPO Underwriter waived their rights to any fees owed to them, all of which fees related to services that had already been rendered. Such a resignation and fee waiver for services already rendered is unusual. The resignation letters of each of the Resigned Placement Agents and the IPO Underwriter with respect to their engagements with FPAC and Bullish and the notices of resignation sent by the Resigned Placement Agents to the SEC pursuant to Section 11(b)(1) under the Securities Act, each stated that they expressly disclaimed responsibility for any part of this proxy statement/prospectus. Neither Bullish nor FPAC will speculate about the reasons why the Resigned Placement Agents and the IPO Underwriter withdrew from their roles as placement agents or underwriter, as the case may be, in connection with the Business Combination and forfeited their fees after doing substantially all the work to earn their fees. Accordingly, shareholders should not place any undue reliance on the fact that the Resigned Placement Agents and the IPO Underwriter have been previously involved with this transaction.

FPAC has previously identified material weaknesses in its internal control over financial reporting. Although these material weaknesses have been remedied as of June 30, 2022, FPAC can give no assurance that any additional material weaknesses or restatements of financial results will not arise in the future.

In preparation of FPAC’s financial statements for the period from October 19, 2020 (inception) through September 30, 2021, FPAC had concluded that it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments in ASC 480-10-S99, redemption provisions not solely within the control of the issuer, require ordinary shares subject to redemption to be classified outside of permanent equity. FPAC had previously classified a portion of its Class A ordinary shares in permanent equity. In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, FPAC restated its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of FPAC.

FPAC concluded that in light of the classification errors described above, a material weakness existed in FPAC’s internal control over financial reporting. Specifically, management concluded that its control around the interpretation and accounting for certain complex financial instrument issued by FPAC was not effectively designed or maintained and that FPAC’s disclosure controls and procedures were not effective for (i) the audited balance sheet as of December 7, 2020, (ii) the unaudited interim financial statements included in the Form 10-Q for the quarterly period ended December 31, 2020, as revised on Form 10-Q/A No. 1, (iii) the unaudited interim financial statements included in the Form 10-Q for the quarterly period ended March 31, 2021 (iv) and the unaudited interim financial statements included in the Form 10-Q for the quarterly period ended June 30, 2021.

Previously, following the issuance of the SEC Staff Statement on April 12, 2021 (the “SEC Statement”), FPAC had concluded that, in light of the SEC Statement, it was appropriate to restate previously issued unaudited interim financial statements for the quarterly periods ended March 31, 2021 in June 2021.

FPAC concluded that in light of the classification errors described above, a material weakness existed in FPAC’s internal control over financial reporting. Specifically, management concluded that its control around the accounting for a significant and unusual transaction related to FPAC’s Warrants issued in connection with its Initial Public Offering in December 2020 was not effectively designed or maintained and that FPAC’s disclosure controls and procedures were not effective for (i) the unaudited interim financial statements included in the Form 10-Q for the quarterly period ended December 31, 2020 and (ii) the unaudited interim financial statements included in the Form 10-Q for the quarterly period ended March 31, 2021.

As of June 30, 2022, the foregoing material weaknesses had been remedied and FPAC management concluded that FPAC’s disclosure controls and procedures were effective as of June 30, 2022.

FPAC can give no assurance that no additional material weaknesses or restatements of financial results will arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, FPAC’s controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of FPAC’s financial statements.

FPAC may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If FPAC is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder (as defined in the section of this proxy statement/prospectus captioned “Material U.S. Federal Income Tax Considerations — Material U.S. Federal Income Tax Considerations to U.S. Holders”) of FPAC’s Class A ordinary shares or warrants, the U.S. holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Accordingly, there can be no assurances with respect to FPAC’s status as a PFIC for FPAC’s current taxable year or any subsequent taxable year. FPAC’s actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if FPAC determines FPAC is a PFIC for any taxable year, FPAC will endeavor to provide to a U.S. holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that FPAC will timely provide such required information, and such election would be unavailable with respect to FPAC Warrants in all cases. FPAC urges U.S. holders to consult their own tax advisors regarding the possible application of the PFIC rules to holders of FPAC’s Class A ordinary shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. holders, see the section of this proxy statement/prospectus captioned “Income Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

The FPAC warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of FPAC warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with FPAC. Such provisions will also apply to the Bullish Warrants following completion of the Business Combination.

The FPAC warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that FPAC irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. FPAC will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. There is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all such suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of the FPAC warrants shall be deemed to have notice of and to have consented to the forum provisions in the FPAC warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action” in the name of any holder of FPAC warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice of forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FPAC, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the FPAC warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, FPAC may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect FPAC’s business, financial condition and results of operations and result in a diversion of time and resources of FPAC management and its board of directors.

The exclusive forum provisions of the FPAC warrant agreement will also apply to the Bullish Warrants following the completion of the Business Combination.

INFORMATION ABOUT THE PARTIES TO THE BUSINESS COMBINATION

FPAC

FPAC is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase or similar business combination with one or more businesses. For more information regarding FPAC, see the section entitled “Other Information Related to FPAC” beginning on page 266.

Bullish Global

Bullish Global, a Cayman Islands exempted company, is a majority owned subsidiary of Block.one and is a holding company for the Bullish Group companies. For more information regarding Bullish Global, see the section entitled “Business of Bullish” beginning on page 280.

Bullish

Bullish, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish Global, will be the parent company of Bullish Global and BMC1 upon the Closing of the Business Combination.

BMC1

BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish, was formed in connection with the Business Combination to be merged with and into FPAC, with BMC1 surviving as a direct wholly owned subsidiary of Bullish.

BMC2

BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish, was formed in connection with the Business Combination to be merged with and into Bullish Global, with Bullish Global surviving as a direct wholly owned subsidiary of Bullish.

EXTRAORDINARY GENERAL MEETING OF FPAC SHAREHOLDERS

Overview

This proxy statement/prospectus is being provided to FPAC Shareholders as part of a solicitation of proxies by the FPAC Board for use at the Special Meeting to be convened on      , 2022 and at any adjournments or postponements of such meeting. This proxy statement/prospectus is being furnished to FPAC Shareholders on or about         , 2021. In addition, this proxy statement/prospectus constitutes a prospectus for Bullish in connection with the issuance by Bullish of Class A Ordinary Shares to be delivered to FPAC Shareholders and shareholders of Bullish Global in connection with the Business Combination.

Date, Time and Place of the Special Meeting

FPAC has called the Special Meeting for      , 2022 at 9:00 a.m., New York City time. Shareholders may attend, vote and examine the list of FPAC Shareholders entitled to vote at the Special Meeting by visiting https://www.cstproxy.com/farpeak/2022 and entering the control number found on their proxy card, voting instruction form or notice they previously received. In light of public health concerns regarding the coronavirus (COVID-19), the Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically.

Proposals

At the Special Meeting, FPAC Shareholders will vote upon:

•	the Business Combination Proposal;

•	the Merger Proposal;

•	the Organizational Documents Proposals; and

•	the Adjournment Proposal.

THE FPAC BOARD HAS UNANIMOUSLY DETERMINED THAT THE BUSINESS COMBINATION PROPOSAL AND THE OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING ARE IN THE BEST INTERESTS OF AND ADVISABLE TO FPAC SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE.

Record Date; Outstanding Shares; Shares Entitled to Vote

FPAC has established the close of business on              , 2022, as the “record date” for determining FPAC Shareholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on                 , 2022, there were                 FPAC ordinary shares outstanding and entitled to vote. Each FPAC ordinary share is entitled to one vote per share at the Special Meeting.

Quorum

A quorum of FPAC Shareholders is necessary to hold a valid meeting. A quorum will exist at the Special Meeting with respect to each matter to be considered at the Special Meeting if the holders of a majority of FPAC Shares are present virtually or represented by proxy at the Special Meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum.

Vote Required and FPAC Board Recommendation

The Business Combination Proposal

FPAC Shareholders are being asked to consider and vote on a proposal to adopt the Business Combination Agreement and thereby approve the Business Combination. You should carefully read this proxy statement/

prospectus in its entirety for more detailed information concerning the Business Combination. In particular, your attention is directed to the full text of the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus.

Approval of the Business Combination Proposal requires the affirmative vote of majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

The Merger Proposal

FPAC Shareholders are being asked to consider and vote on a proposal to adopt the Merger Proposal. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Proposal.

Approval of the Merger Proposal requires the affirmative vote of a two-thirds majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

The Organizational Documents Proposals

FPAC Shareholders are being asked to consider and vote on proposal to adopt each of the six separate Organizational Documents Proposals. You should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Organizational Documents Proposals.

Approval of the Organizational Documents Proposals requires the affirmative vote of a two-thirds majority of the votes cast by FPAC Shareholders present virtually or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Adjournment Proposal

If the chairman of the Special Meeting does not adjourn the Special Meeting, FPAC Shareholders may be asked to vote on a proposal to adjourn the Special Meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) due to the absence of a quorum at the Special Meeting, (ii) to prevent a violation of applicable law, (iii) to provide to FPAC Shareholders any supplement or amendment to this proxy statement/prospectus and/or (iv) to solicit additional proxies if FPAC reasonably determines that it is advisable or necessary to do so in order to obtain FPAC Shareholder approval for the Business Combination Agreement and thereby approval of the Business Combination.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by FPAC Shareholders present in virtually or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Voting Your Shares

FPAC Shareholders may vote electronically at the Special Meeting by visiting https://www.cstproxy.com/farpeak/2022 or by proxy. FPAC recommends that you submit your proxy even if you plan to attend the Special Meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by voting electronically at the Special Meeting.

If your FPAC Shares are owned directly in your name with our transfer agent, Continental, you are considered, with respect to those shares, the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name” and are considered a “non-record (beneficial) shareholder.”

If you are a FPAC Shareholder of record you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If you sign and return your proxy card but do not mark your card to tell the proxies how to vote, your shares will be voted “FOR” the proposals to adopt the Business Combination Agreement and the other proposals presented at the Special Meeting.

Your shares will be counted for purposes of determining a quorum if you vote:

•	via the internet;

•	by telephone;

•	by submitting a properly executed proxy card or voting instruction form by mail; or

•	electronically at the Special Meeting.

Abstentions will be counted for determining whether a quorum is present for the Special Meeting.

Voting instructions are printed on the proxy card or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the Special Meeting.

Voting Shares Held in Street Name

If your FPAC Shares are held in an account through a broker, bank or other nominee or intermediary, you must instruct the broker, bank or other nominee how to vote your shares by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your FPAC Share, so you should read carefully the materials provided to you by your broker, bank or other nominee or intermediary.

If you do not provide voting instructions to your bank, broker or other nominee or intermediary, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. In these cases, the bank, broker or other nominee or intermediary will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not generally have discretionary authority to vote on any of the proposals.

Broker non-votes are shares held by a broker, bank or other nominee or intermediary that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee or intermediary is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not generally have voting power on such proposal. Because brokers, banks and other nominees or intermediaries do not generally have discretionary voting with respect to any of the proposals, if a beneficial owner of FPAC Shares held in “street name” does not give voting instructions to the broker, bank or other nominee for any proposal, then those shares will not be present or represented by proxy at the Special Meeting.

Revoking Your Proxy

If you are a FPAC Shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	timely delivering a written revocation letter to the Corporate Secretary of FPAC;

•	timely submitting your voting instructions again by telephone or over the internet;

•	signing and returning by mail a proxy card with a later date so that it is received prior to the Special Meeting; or

•

attending the Special Meeting and voting electronically by visiting https://www.cstproxy.com/farpeak/2022 and entering the control number found on your proxy card, voting instruction form or notice you previously received. Attendance at the Special Meeting will not, in and of itself, revoke a proxy.

If you are a non-record (beneficial) FPAC Shareholder, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Share Ownership and Voting by FPAC’s Directors and Officers

As of the record date, FPAC’s directors and officers and their affiliates had the right to vote approximately 9.75 million FPAC Shares, representing approximately 14.0% of the FPAC Shares then outstanding and entitled to vote at the meeting. FPAC’s Initial Shareholders entered into a letter agreement with FPAC to vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Merger Proposal, “FOR” the approval of the Organizational Documents Proposals and “FOR” the approval of the Adjournment Proposal.

Redemption Rights

Public Shareholders may seek to redeem the Public Shares that they hold, regardless of whether they vote for or against the Business Combination or do not vote at the Special Meeting. Any Public Shareholder may request redemption of their Public Shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to FPAC to pay our taxes, divided by the number of then issued and outstanding Public Shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own these shares following the Business Combination.

Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the shares of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

FPAC’s Initial Shareholders will not have redemption rights with respect to any FPAC Shares owned by them, directly or indirectly.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i) (a) hold Public Shares or (b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and

(ii) prior to 5:00 p.m., New York City time, on                  , 2022, the second business day before the special meeting, (a) submit a written request to the transfer agent that FPAC redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC (Deposit Withdrawal At Custodian) system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming Public Shareholder. If the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their Public Shares.

Holders of Units must elect to separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into the underlying Public Shares and Public Warrants, or if a holder holds Units registered in its own name, the holder must contact the transfer agent, directly and instruct them to do so.

Any request to redeem Public Shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with FPAC’s consent, until the Closing. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the deadline for submitting redemption requests not to elect to exercise such rights, it may simply request that FPAC instruct its transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus.

If the Business Combination is not approved or completed for any reason, then Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, FPAC will promptly return any Public Shares previously delivered by public holders.

For illustrative purposes, the cash held in the Trust Account on June 30, 2022 was $600,676,688 or $10.00 per public share. Prior to exercising redemption rights, Public Shareholders should verify the market price of FPAC Shares as they may receive higher proceeds from the sale of their FPAC Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. FPAC cannot assure its shareholders that they will be able to sell their FPAC Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own those Public Shares. You will be entitled to receive cash for your public Shares only if you properly exercise your right to redeem your Public Shares and deliver your FPAC Shares (either physically or electronically) to the transfer agent, in each case prior to 5:00 p.m., New York City time, on                  , 2022, the second business day before the special meeting, the deadline for submitting redemption requests, and the Business Combination is consummated.

Immediately following the Closing, FPAC will pay Public Shareholders who properly exercised their redemption rights in respect of their Public Shares.

Appraisal Rights

Minority holders of shares in a Cayman Islands company such as FPAC often have appraisal rights, including the right to be paid the fair market value of their shares, which if necessary, may ultimately be determined by the court. However, with regard to the Business Combination Agreement, section 239 of the Companies Act provides that dissent rights are not available in circumstances where an open market exists for the shares on a recognized exchange, which is the case, or the consideration under the merger consists of shares listed on a recognized exchange, which will ultimately be the case with the Merger following consummation of the Business Combination. Accordingly, FPAC Shareholders do not have dissenters’ rights or appraisal rights with respect to matters to be voted upon at the Special Meeting.

Potential Purchases of Shares and/or Public Warrants

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding FPAC or its securities and subject to any applicable securities laws and regulations, the Initial Shareholders, Bullish Global and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire FPAC Shares or vote their FPAC Shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (i) the proposals presented for approval at the Special Meeting are approved and/or (ii) FPAC has at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination. Any such stock purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of our Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by the Initial Shareholders for nominal value.

Costs of Solicitation

FPAC will bear the cost of soliciting proxies from FPAC Shareholders.

FPAC will solicit proxies by mail. In addition, the directors, officers and employees of FPAC may solicit proxies from FPAC Shareholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. FPAC will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation material to the beneficial owners of FPAC Shares held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

FPAC has engaged a professional proxy solicitation firm, Morrow, to assist in soliciting proxies for the Special Meeting. FPAC has agreed to pay Morrow a fee of $40,000, plus disbursements. FPAC will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. FPAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of FPAC’s ordinary shares and in obtaining voting instructions from those owners.

Other Business

FPAC is not aware of any other business to be acted upon at the Special Meeting. If, however, other matters are properly brought before the Special Meeting, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the FPAC Board may recommend.

Attendance

Only FPAC Shareholders on the record date or persons holding a written proxy for any shareholder or account of FPAC as of the record date may attend the Special Meeting. The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically. If you hold your FPAC Shares in your name as a shareholder of record and you wish to attend the Special Meeting, please visit https://www.cstproxy.com/farpeak/2022 and enter the control number found on your proxy card. If your FPAC Shares are held in “street name” in a stock brokerage account or by a bank, broker or other holder of record and you wish to attend the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record in order to vote your shares electronically at the Special Meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Morrow Sodali LLC, the proxy solicitation agent for FPAC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing FPAC.info@investor.morrowsodali.com.

THE BUSINESS COMBINATION PROPOSAL

Holders of FPAC’s Public Shares are being asked to adopt the Business Combination Agreement and approve the Transactions, including the Business Combination. FPAC Shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

FPAC may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding ordinary shares as of the record date for the Special Meeting.

Business Combination Agreement

General

Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, the parties have agreed that on the Closing Date, in connection with the Initial Merger, FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity and, after giving effect to such Initial Merger, continuing as a wholly owned subsidiary of Bullish. Following the Initial Merger, in connection with the Acquisition Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity, and, after giving effect to such Acquisition Merger, continuing as a wholly owned subsidiary of Bullish.

Consideration

Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, with respect to FPAC Shareholders, in connection with the Initial Merger, (i) every issued and outstanding Class A and Class B ordinary share of FPAC will convert automatically into one Class A Ordinary Share of Bullish, (ii) each issued and outstanding FPAC Warrant will convert automatically into one Bullish Warrant and (iii) each issued and outstanding Unit will convert automatically into one Class A Ordinary Shares of Bullish and one-third of one Bullish Warrant.

Subject to, and in accordance with, the terms and conditions of the Business Combination Agreement, in connection with the Acquisition Merger, (i) (a) each outstanding Bullish Global Class B preference share will automatically convert into one Bullish Global Class C common share and (b) thereafter each issued and outstanding Bullish Global Class C common share will convert automatically into such number of Class A Ordinary Shares of Bullish that is equal to the Exchange Ratio (as described below and more fully defined in the Business Combination Agreement), (ii) each issued and outstanding Bullish Global Class A common share will convert automatically into such number of Class B Ordinary Shares of Bullish that is equal to the Exchange Ratio, (iii) each Bullish Global restricted stock unit award will cease to represent the right to acquire Bullish Global Class C common shares and will be cancelled in exchange for a right to acquire a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global restricted stock unit award as of immediately prior to the effective time of the Acquisition Merger and (b) the Exchange Ratio, and (iv) each Bullish Global option award will cease to represent the right to purchase Bullish Global Class C common shares and will be cancelled in exchange for an option to purchase a number of Class A Ordinary Shares of Bullish under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global option award, and (b) the Exchange Ratio as of immediately prior to the effective time of the Acquisition Merger, at an exercise price per share equal to (x) the exercise price per share of such Bullish Global option award, divided by (y) the Exchange Ratio. The Bullish Class A ordinary shares will have voting rights of one vote per share and the Class B Ordinary Shares of Bullish will have voting rights of ten votes per share.

The “Exchange Ratio” is a number determined by dividing the Acquisition Merger Consideration (as described below and more fully defined in the Business Combination Agreement) by $10 and dividing by the number of Bullish Global shares issued and outstanding as of immediately prior to the effective time of the Acquisition Merger. “Acquisition Merger Consideration” is defined in the Business Combination Agreement as the amount equal to the aggregate market value equivalent of the digital assets (as defined in the Business Combination Agreement) held by Bullish Global (the “Digital Asset Market Value”), plus the amount of cash and cash equivalents Bullish Global has on the business day prior to the Closing Date, plus $2,500,000,000, plus, if applicable, any FPAC transaction expenses that exceed thresholds set forth in the Business Combination Agreement. The Digital Asset Market Value is calculated based on the average daily price of the relevant Digital Asset, as determined by using a specified data source, in the twenty-calendar day period ending on the date of the delivery of the closing statement by Bullish Global, which is to be delivered three business days prior to the closing of the Initial Merger. To the extent a price is unavailable on a particular day, the first immediately prior day with a price will be used for that day. Bullish Global has entered into the Loan Financing Arrangements using digital assets as loan collateral. Such loans are not included for purposes of calculating the cash and cash equivalents Bullish Global has on the business day prior to the Closing Date, and the digital assets used as loan collateral will be included for purposes calculating the Digital Assets Market Value since such digital assets are still owned by Bullish Global. See “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Loan Financing Arrangements.”

“Excess Purchaser Transaction Expenses” is defined in the Business Combination Agreement as the sum of the amount by which (i) the fees and expenses of outside legal counsel of FPAC exceeds $3,000,000, (ii) the fees and expenses of investment bankers of FPAC exceeds $15,400,000 and (iii) to the extent not already reflected in (i) and (ii), the total transaction expenses of FPAC exceeds $20,000,000.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of FPAC, Bullish, Bullish Global, Merger Sub 1 and Merger Sub 2, made solely for the benefit of (a) in the case of FPAC, Bullish, Bullish Global, Merger Sub 1 and Merger Sub 2, (b) in the case of Bullish Global, FPAC, Bullish, Merger Sub 1 and Merger Sub 2 and (c) in the case of Bullish, Merger Sub 1 and Merger Sub 2, FPAC and Bullish Global. The representations and warranties are, in certain cases, subject to specified exceptions and materiality, Material Adverse Effect (see “— Material Adverse Effect” below), knowledge and other qualifications contained in the Business Combination Agreement and may be further modified and limited by the disclosure schedules to the Business Combination Agreement and, in the case of FPAC, by certain information set forth in the documents required to be filed by FPAC with the SEC.

In the Business Combination Agreement, Bullish Global made certain customary representations to FPAC, Bullish, Merger Sub 1 and Merger Sub 2, including with respect to, among other things: (i) organization and standing; (ii) authorization; (iii) capitalization; (iv) noncontravention; (v) government approvals; (vi) financial statements; (vii) absence of certain changes; (viii) litigation; (ix) taxes; (x) privacy and data security; (xi) compliance with laws (including with respect to permits and filings); (xii) material contracts; (xiii) intellectual property; (xiv) anti-bribery and anti-corruption; (xv) employee and labor matters; (xvi) ownership of digital assets; (xvii) insurance; and (xviii) transactions with affiliates.

In the Business Combination Agreement, Bullish, Merger Sub 1 and Merger Sub 2 made certain customary representations to FPAC and Bullish Global, including with respect to, among other things: (i) organization and standing (ii) authorization; (iii) capitalization; (iv) noncontravention; (v) government approvals; (vi) activities of Bullish and the Merger Subs; (vii) compliance with laws (including with respect to permits and filings); and (viii) transactions with related parties.

In the Business Combination Agreement FPAC made certain customary representations to Bullish, Bullish Global, Merger Sub 1 and Merger Sub 2, including with respect to, among other things: (i) organization and standing (ii) authorization; (iii) capitalization; (iv) noncontravention; (v) government approvals; (vi) SEC filings and financial statements; (vii) absence of certain changes; (viii) taxes; (ix) anti-bribery and anti-corruption; (x) compliance with laws (including with respect to permits and filings); (xi) material contracts; (xii) FPAC’s trust account; (xiii) insurance; and (xiv) transactions with affiliates.

The representations and warranties of the respective parties to the Business Combination Agreement will not survive the Closing of the Transactions, except in the case of certain representations and warranties with respect to Bullish Global’s capitalization and ownership of digital assets, which will survive for 18 months following the Closing of the Transactions. The sole recourse for a breach of these surviving representations and warranties is that Block.one, an affiliate and the majority shareholder of Bullish after consummation of the Business Combination, will forfeit Bullish shares with a value corresponding to the amount of the loss incurred by Bullish as a result of a breach of such surviving representations and warranties.

Material Adverse Effect

“Material Adverse Effect” as used in the Business Combination Agreement means, with respect to any specified person, any fact, event, occurrence, change or effect after the date of the Business Combination Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, liabilities, results of operations or financial condition of such person and its subsidiaries, taken as a whole or (b) the ability of such person and its affiliates to consummate the Transactions; provided, however, that any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, events, occurrences, changes or effects) shall not be taken into account when determining whether a Material Adverse Effect pursuant to clause (a) above has occurred: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such person or any of its subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such person or any of its subsidiaries principally operate; (iii) changes in US GAAP, IFRS or other applicable accounting principles (or any authoritative interpretation thereof) or mandatory changes in the regulatory accounting requirements applicable to any industry in which such person and its subsidiaries principally operate; (iv) conditions caused by any acts of God, terrorism, war (whether or not declared) or natural disaster or any worsening thereof; (v) any epidemic, pandemic, plague or other outbreak of illness or disease or public health event (including COVID-19) or any COVID-19 Measures or any changes or prospective changes in such COVID-19 Measures or changes or prospective changes in the interpretation, implementation or enforcement thereof; (vi) any failure in and of itself by such person and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) with respect to FPAC, the consummation and effects of the redemption of any FPAC Class A ordinary shares; (viii) the announcement or the existence of, compliance with or performance under, the Business Combination Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of Bullish Global or any of its subsidiaries with employees, labor unions, works councils or other labor organizations, customers, suppliers or partners; (ix) any actions taken at the written request (including e-mail or other forms of electronic communications) or with the written consent of FPAC (including e-mail or other forms of electronic communications); (x) any changes or prospective changes after the date of the Business Combination Agreement in applicable law (or interpretations, implementation or enforcement thereof), excluding U.S. GAAP, IFRS or any other accounting principles (or authoritative interpretations thereof); (xi) any change in the price or relative value of any digital currency or cryptocurrency, or any other blockchain-based tokens or assets, including bitcoin, Ether or EOS; (xii) any change in existence or legality of any digital currency or cryptocurrency, or any other blockchain-based token or asset, or any halt or suspension in trading of any such digital currency or cryptocurrency on any exchange, in each case including bitcoin, Ether or EOS (except that this clause (xii) shall not exclude any changes in existence, public availability, legality, or trading volume of any digital currency or cryptocurrency, or any other blockchain-based token or asset, or any halt or suspension in trading of any such digital currency or cryptocurrency on any exchange, in each case including bitcoin, Ether or EOS, which, except as set forth in the Bullish Global disclosure schedules to the Business Combination Agreement, reasonably foreseeably result from actions taken by Bullish Global or any of its subsidiaries or their predecessors); or (xiii) any change to block structure, methods and rules for adding transactions to the blockchain, methods for processing and adding new blocks, mining or staking rewards, or algorithms, in each case as embodied in the applicable blockchain (except that this clause (xiii) shall not exclude any changes to block structure, methods and rules for adding transactions to the blockchain, methods for processing and adding new blocks, mining or staking rewards, or algorithms, in each case as embodied in the applicable blockchain which, except as set forth in the Bullish Global disclosure schedules to the Business Combination Agreement, reasonably foreseeably result from actions taken by Bullish Global or any of its subsidiaries or their predecessors); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii), (iv), (v), (x), (xi) and (xii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such person or any of its subsidiaries compared to other participants in the industries and geographic location in which such person or any of its subsidiaries primarily conducts and operates its businesses. Notwithstanding the foregoing, with respect to FPAC, the amount of redemptions of its Class A Ordinary Shares or the failure to obtain the shareholder approval shall not be deemed to be a Material Adverse Effect on or with respect to FPAC.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Business Combination and efforts to satisfy conditions to consummation of the Business Combination.

Covenants of Bullish Global, Bullish and the Merger Subs

Except as expressly contemplated by the Business Combination Agreement or any ancillary document thereto, in furtherance of or consistent with Bullish Global’s business plan, as set forth in the Bullish Global disclosure schedules to the Business Combination Agreement, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), or as consented to by FPAC in writing (not to be unreasonably conditioned, withheld or delayed) from the date of the Business Combination Agreement through the Closing or termination of the Business Combination Agreement (the “Interim Period”):

a.

Bullish Global, Bullish and the Merger Subs have covenanted to, and to cause their respective subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business which, for the avoidance of doubt, shall include any reasonable actions or omission in response to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures and (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their officers and employees providing services to Bullish Global or its subsidiaries, and to preserve the possession, control and condition of their respective material assets.

b.	Bullish Global, Bullish and the Merger Subs have covenanted not to, and to cause their respective subsidiaries not to:

i.	amend, waive or otherwise change, in any respect, its Organizational Documents;

ii.

authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

iii.

split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any non-cash dividend or other non-cash distribution in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities, or pay any cash dividend or other cash distribution to the extent that such divided or distribution would result in the closing company cash being an amount less than the amount of closing company cash set forth in Bullish Global’s closing statement;

iv.

incur, create, assume or otherwise become liable for any indebtedness (which for this purpose excludes trade payables or similar obligations) in excess of $20,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business, which, for each employee, do not exceed $5,000,000 in the aggregate), or guarantee or endorse any indebtedness, liability or obligation of any person in excess of $5,000,000 individually or $20,000,000 in the aggregate, in each case, except for indebtedness for which Bullish Global or its subsidiaries will not have any liability after the closing of the Initial Merger;

v.

make or rescind any material election relating to taxes, settle any claim or action relating to taxes, file any amended tax return or claim for refund, take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the mergers from qualifying for the intended tax treatment, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with IFRS;

vi.

transfer or license to any person other than the license of intellectual property in the ordinary course of business or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material registered intellectual property or other intellectual property of Bullish Global;

vii.	terminate, or waive or assign any material right under, any material contract of Bullish Global;

viii.

acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business (provided that, the acquisition of any assets from Block.one group pursuant to the Contribution Agreement are not restricted by these covenants);

ix.	establish any non-wholly owned subsidiary;

x.

make any capital expenditures that are not contemplated by Bullish Global’s business plan (excluding, for the avoidance of doubt, incurring any transaction expenses), unless such amount has been reserved in Bullish Global’s financial statements;

xi.

voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000,000 individually or $20,000,000 in the aggregate (excluding the incurrence of any transaction expenses or any liability or obligation pursuant to any of Bullish Global’s material contracts);

xii.	amend, modify, supplement, waive or otherwise change, in any material respect, Bullish Global’s business plan;

xiii.	except in the ordinary course of business, enter into any partnership or joint venture with any person;

xiv.	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

xv.	fail to maintain its books, accounts and records in all material respects in the ordinary course of business;

xvi.

fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are as of the date of the Business Combination Agreement currently in effect;

xvii.

settle any action (including any action relating to the Business Combination Agreement or the Transactions), other than settlements that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Bullish Global, Bullish, the Merger Subs or any of their respective subsidiaries), or otherwise pay, discharge or satisfy any actions, liabilities or obligations, unless such amount has been reserved in Bullish Global’s financial statements;

xviii.

sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

xix.	enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

xx.

enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or contract with any officer, director, manager, employee, consultant or security holder of Bullish Global or any of its subsidiaries or any of their affiliates;

xxi.	commence any action where the amount claimed exceeds $10,000,000;

xxii.

(A) establish, enter into, adopt, amend, terminate or increase or accelerate the funding, payment or vesting of the compensation or benefits provided under, any benefit plan or any other benefit or compensation plan, contract, program, policy, or arrangement that would be a benefit plan if in effect on the date of the Business Combination Agreement (except as may be required by the terms of any of the foregoing as in effect on the date of Business Combination Agreement), (B) materially increase the aggregate compensation or benefits of, or loan or advance any money or other property to any employee or current or former independent contractor who is a natural person (other than base salary or hourly wage increases in the ordinary course of business), (C) change the key management structure of Bullish Global or any of its subsidiaries, including the hiring of additional officers or the termination of existing officers (other than for cause), or (D) grant or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention, equity or equity-based rights, or other compensatory payments or benefits (other than base salary or hourly wages in the ordinary course of business), to any present or former employee, director, officer, or other service provider who is a natural person; or

xxiii.	authorize or agree to do any of the foregoing actions.

Notwithstanding the foregoing, with respect to certain clauses in subsection (b) above, Bullish Global, Bullish and the Merger Subs may take certain actions which would not in the aggregate result in Bullish Global acquiring or disposing of assets (other than, for the avoidance of doubt, digital assets, with respect to which there are no restrictions except (1) as set forth on the Bullish Global disclosure schedules to the Business Combination Agreement or (2) with respect to any digital assets set forth on Bullish Global’s closing statement) with an aggregate value of more than 10% of the total assets (excluding the value of all of the digital assets) reflected in Bullish Global’s interim balance sheet.

Covenants of FPAC

Except as expressly contemplated by the Business Combination Agreement or any ancillary document thereto, as set forth in the FPAC disclosure schedules to the Business Combination Agreement, as required by applicable law (including for the avoidance of doubt, any COVID-19 Measures), or as consented to by Bullish Global in writing (not to be unreasonably conditioned, withheld or delayed), during the Interim Period:

a.

FPAC has covenanted to, and to cause its subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice which, for the avoidance of doubt, shall include any actions or omission in response to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures and (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors and officers, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this covenant, nothing in the Business Combination Agreement shall prohibit or restrict FPAC from extending one or more times, in accordance with the Amended and Restated Memorandum and Articles of Association of FPAC and the final prospectus of FPAC’s Initial Public Offering, the deadline by which it must complete the Business Combination, and no consent of any other party shall be required in connection therewith.

b.	FPAC has covenanted not to, and to cause its subsidiaries not to:

i.	amend, waive or otherwise change, in any respect, its Organizational Documents;

ii.

authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third person with respect to such securities;

iii.

split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

iv.

incur, create, assume or otherwise become liable for any indebtedness, make a loan or advance to or investment in any third party, or guarantee or endorse any indebtedness, liability or obligation of any person (provided, this covenant shall not prevent FPAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and transaction expenses incurred in connection with the consummation of the Business Combination, up to aggregate additional indebtedness of $5 million);

v.

make or rescind any material election relating to taxes, settle any claim or action relating to taxes, file any amended tax return or claim for refund, take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the mergers from qualifying for the intended tax treatment, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with U.S. GAAP; provided, that FPAC may, without the consent of Bullish Global, change the accounting treatment of FPAC’s issued and outstanding warrants with respect to the treatment of such warrants as equity rather than liabilities in FPAC’s financial statements;

vi.	amend, waive or otherwise change the trust agreement in any manner adverse to FPAC’s ability to consummate the Transactions;

vii.	terminate, waive or assign any material right under any material agreement to which it is a party;

viii.	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

ix.	establish any subsidiary or enter into any new line of business;

x.

fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are as of the date of the Business Combination Agreement currently in effect;

xi.

revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with U.S. GAAP, and after consulting FPAC’s outside auditors; provided that FPAC may, without the consent of Bullish Global, change the accounting treatment of FPAC’s issued and outstanding warrants with respect to the treatment of such warrants as equity rather than liabilities in FPAC’s financial statements;

xii.

waive, release, assign, settle or compromise any action (including any action relating to the Business Combination Agreement or the Transactions), other than waivers, releases, assignments, settlements or compromises that involve the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, FPAC or its subsidiary), or otherwise pay, discharge or satisfy any actions, liabilities or obligations, unless such amount has been reserved in FPAC’s financial statements;

xiii.

acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

xiv.	make any capital expenditures (excluding, for the avoidance of doubt, incurring any transaction expenses of FPAC);

xv.	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the mergers);

xvi.

voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $1 million individually or $5 million in the aggregate (excluding the incurrence of any transaction expense);

xvii.

sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

xviii.	enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

xix.

enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or contract with any officer, director, manager, employee, consultant or security holder of FPAC or any of their affiliates; or

xx.	authorize or agree to do any of the foregoing actions.

Additional Covenants

The Business Combination Agreement contains additional covenants of the parties, including, among others: (i) covenants providing that the parties use commercially reasonable efforts to obtain all necessary regulatory approvals, (ii) covenants providing that the parties cooperate with respect to the proxy statement to be filed in connection with the Business Combination, (iii) covenants providing that the parties shall take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination, (iv) a covenant of FPAC to convene a meeting of FPAC Shareholders and to solicit proxies or votes from its shareholders in favor of the approval of the Business Combination and other related shareholder proposals, except that FPAC Board may change, withdraw, withhold, qualify or modify or publicly propose to change, withdraw, withhold, qualify or modify its recommendation (a “Change in Recommendation”) if it determines in good faith, after consultation with its outside legal counsel and/or financial advisors, that a failure to make a

Change in Recommendation would reasonably be expected to constitute a breach by FPAC Board of its fiduciary obligations to FPAC Shareholders under applicable law, (v) a covenant of Bullish Global to convene a meeting of Bullish Global’s shareholders and to obtain its shareholders consent to the Business Combination, (vi) a covenant relating to the composition of Bullish’s board of directors following the Closing, (vii) covenants providing that the parties will not solicit, initiate, encourage or continue discussions with respect to any other Business Combination, and (viii) a covenant of Bullish Global to deliver to FPAC the PCAOB Audited Financial Statements (defined in the Business Combination Agreement) that have been audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor and other audited and unaudited consolidated financial statements of Bullish Global that are required to be included in this proxy statement/prospectus.

Conditions to the Consummation of the Transaction

The obligations of the parties to consummate the Transactions are subject to the satisfaction of the following mutual closing conditions:

a.	approval of the FPAC Shareholder approval matters by the FPAC Shareholders;

b.	approval by the shareholders of Bullish Global of the Business Combination Agreement and the Transactions;

c.

only to the extent that Bullish Gibraltar has received the relevant permissions from the Gibraltar Financial Services Commission (GFSC) to operate its business as a DLT Provider under the Financial Services (Distributed Ledger Technology Providers) Regulations 2020 at the time of the consummation of the Transactions, approval of Bullish as a Controller (as defined in Section 131(3) of the Gibraltar Financial Services Act 2019) by the GFSC (as of the date of this proxy statement/prospectus, Bullish Gibraltar has obtained the DLT license and the approval for Bullish as a Controller with respect to the DLT License);

d.	the absence of any law or order with the effort of making the closing illegal or which otherwise prevents or prohibits the consummation of the Transactions;

e.	FPAC having at least $5,000,001 of net tangible assets following the exercise by Public Shareholders of their rights to redeem their Public Shares and the Closing;

f.	the effectiveness of this proxy statement/prospectus by the SEC;

g.

the conditional approval of Bullish’s initial listing application with the NYSE in connection with the transaction contemplated by the Business Combination Agreement and the approval of the listing of the Bullish Class A Ordinary Shares to be issued in connection with the transactions on the NYSE, subject only to the official notice of issuance; and

h.	Bullish Global having not received any evidence that Bullish will not qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act.

The obligations of Bullish Global, Bullish and the Merger Subs to consummate the Transactions are subject to the satisfaction or waiver of the following closing conditions:

a.	All representations and warranties of FPAC being true and correct as of the Closing Date as if made on the Closing Date, in each case except for:

i.	Those representations and warranties that address matters only as of a particular date (such representations and warranties being accurate as of such date);

ii.

the representations and warranties of FPAC pertaining to organization and standing, authorization; binding agreement; capitalization and finders and brokers being true and correct in all material respects; and

iii.

all other representations and warranties of FPAC being true and correct except for any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, FPAC;

b.	each of the covenants of FPAC to be performed or complied with as of or prior to the Closing having been performed or complied with in all material respects;

c.	no Material Adverse Effect shall have occurred with respect to FPAC since the date of the Business Combination Agreement which is continuing and uncured;

d.	delivery by FPAC to Bullish Global and Bullish of a certificate signed by an officer of FPAC, certifying that certain conditions have been fulfilled;

e.	Bullish Global and Bullish having received a copy of the Registration Rights Agreement, duly executed by FPAC and each FPAC Shareholder party thereto; and

f.	Bullish Global and Bullish having received a copy of the Assignment, Assumption and Amendment Agreement, duly executed by FPAC and the warrant agent thereunder.

The obligations of FPAC to consummate the Transactions are subject to the satisfaction or waiver of the following closing conditions:

a.

All representations and warranties of Bullish, Bullish, Bullish Global, Merger Subs being true and correct on the Closing Date as if made on the Closing Date and the representations and warranties of Block.one and its affiliates pertaining to employees, leases, equipment and vendor contracts in the Contribution Agreement being true and correct on the Closing Date as if made on the Closing Date, in each case except for:

i.	those representations and warranties that address matters only as of a particular date (such representations and warranties being accurate as of such date);

ii.

the representations and warranties of Bullish and BMC1 or BMC2 pertaining to certain aspects of their capitalization and the representations and warranties of Bullish Global pertaining to ownership of digital assets and certain aspects of its capitalization being true and correct other than de minimis inaccuracies;

iii.

the representations and warranties of Bullish Global, Bullish and BMC1 or BMC2 pertaining to organization and standing, authorization; binding agreement; certain aspects of their capitalization, finders and brokers, and subsidiaries being true and correct in all material respects;

iv.

certain representations and warranties of Bullish Global pertaining to intellectual property being true and correct, other than any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to delay or have a lasting impact on the ability of Bullish Global and its subsidiaries, taken as a whole, to implement their business plan in all material respects; and

v.

all other representations and warranties (including the applicable representations and warranties in the Contribution Agreement), being true and correct except for any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Bullish Global, Bullish, or either Merger Sub, as applicable;

b.	each of the covenants of Bullish Global, Bullish and BMC1 or BMC2 to be performed or complied with as of or prior to the Closing having been performed or complied with in all material respects;

c.	no Material Adverse Effect shall have occurred with respect to Bullish Global since the date of the Business Combination Agreement which is continuing and uncured;

d.	the Non-Competition Agreement and each Company Lock-Up Agreement and Standstill Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing Date;

e.	delivery by each of Bullish Global and Bullish to FPAC of a certificate signed by an officer of Bullish Global and Bullish, respectively, certifying that certain conditions have been fulfilled;

f.	FPAC having received a copy of the Registration Rights Agreement, duly executed by Bullish and each Bullish Global shareholder party thereto;

g.	FPAC having received a copy of the Assignment, Assumption and Amendment Agreement, duly executed by Bullish and the warrant agent thereunder;

h.	the shareholders of Bullish having adopted the Amended and Restated the Memorandum and Articles of Association of Bullish; and

i.

the Contribution Agreement and Master Services Agreement being in full force and effect in accordance with their respective terms and there being no material breach which is continuing and uncured of the Contribution Agreement or the Master Services Agreement.

The PIPE Investment was never a closing condition of the Business Combination.

Termination

The Business Combination Agreement may be terminated at any time prior to the consummation of the Business Combination by written consent of FPAC and Bullish Global and in certain other circumstances, including, by written notice by either FPAC or Bullish Global to the other if:

a.

the transactions have not been consummated by the Outside Date and the delay in Closing beyond such date is not due to the breach of the Business Combination Agreement by the party seeking to terminate (the Outside Date of the Business Combination Agreement was extended from its original date of March 8, 2022 to May 9, 2022 pursuant to Amendment No. 1 dated as of March 7, 2022, and further to July 8, 2022 pursuant to Amendment No. 2 dated as of May 6, 2022, and further to December 31, 2022 pursuant to Amendment No. 3 dated as of June 29, 2022, as consideration for the FPAC’s agreement to enter into the Amendment No. 3, Bullish Global paid a $2.5 million extension fee at the time of signing.);

b.	a government entity of competent jurisdiction has issued an order or any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Business Combination; or

c.	the Business Combination and other related proposals are not approved by FPAC Shareholders at the duly convened meeting of FPAC Shareholders.

The Business Combination Agreement may be terminated by written notice by Bullish Global to FPAC if:

a.

there has been a breach by FPAC of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of FPAC shall have become untrue or materially inaccurate, in any case, which would result in a failure of FPAC’s conditions to the Closing to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured before the earlier of (A) end of the twentieth day after written notice of such breach or inaccuracy is provided to FPAC by Bullish Global or (B) the Outside Date; provided, that Bullish Global shall not have the right to terminate the Business Combination Agreement pursuant to the foregoing if at such time Bullish Global, Bullish, or either BMC1 or BMC2 is in uncured breach of the Business Combination Agreement which would result in a failure of certain of Bullish Global’s conditions to the Closing from being satisfied; or

b.	if the FPAC Board has made a Change in Recommendation.

The Business Combination Agreement may be terminated by written notice by FPAC to Bullish Global if:

a.

(i) there has been a breach by Bullish Global, Bullish, or either BMC1 or BMC2 of any of their respective representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any representation or warranty of such parties shall have become untrue or inaccurate, in any case, which would result in a failure of such parties, conditions to the Closing to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured before the earlier of (A) end of the twentieth (20th) day after written notice of such breach or inaccuracy is provided to Bullish Global by FPAC or (B) the Outside Date; provided, that FPAC shall not have the right to terminate the Business Combination Agreement pursuant to the foregoing if at such time FPAC is in uncured breach of the Business Combination Agreement which would result in a failure of certain of FPAC’s conditions to closing from being satisfied; or

b.	the PCAOB audited financial statements had not been delivered to FPAC on or prior to October 8, 2021.

In the event of termination of the Business Combination Agreement, the Business Combination Agreement shall become void, without any liability on the part of any party thereto or its respective affiliates and representatives, and all rights, except other than liability of any party thereto for any fraud claim prior to the termination of the Business Combination Agreement or for willful breach, and obligations of each party shall ease, provided that obligations related to confidentiality, certain obligations related to the trust account and certain other provisions required under the Business Combination Agreement shall, in each case, survive any termination of the Business Combination Agreement.

Specific Performance

Each party is entitled under the Business Combination Agreement to an injunction, specific performance, or other equitable relief to prevent any other parties from committing a breach of the Business Combination Agreement, or to seek to compel specific performance of the obligations of any other party, without proof of damages in addition to any other remedy to which they are entitled under the Business Combination Agreement at law or in equity.

Governing Law and Dispute Resolution

The Business Combination Agreement is governed by laws of the State of Delaware, except that the mergers, the internal affairs of FPAC and any provisions of the Business Combination Agreement that are expressly or otherwise required to be governed by the Cayman Act, shall be governed by the laws of the Cayman Islands. Any action arising out of or related to the Business Combination Agreement shall be brought in the Court of Chancery of the State of Delaware.

A copy of the Business Combination Agreement is attached hereto as Annex A and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been provided to investors as information regarding its terms. It is not intended to provide any other factual information about FPAC or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in FPAC’s public disclosures.

Contribution Agreement, Master Services Agreement and IP Contribution Deeds

Concurrently with the execution of the Business Combination Agreement, Bullish Global, Block.one and certain of their respective affiliates entered into the Contribution Agreement and the Master Services Agreement. Pursuant to the Contribution Agreement, Block.one and certain of its affiliates (the “Block.one Group”) agreed to transfer or otherwise contribute certain employees, leases, equipment and vendor contracts to Bullish Global and certain of its affiliates (the “Bullish Group”). Pursuant to the Master Services Agreement, the Block.one Group agreed to provide certain services to the Bullish Group until the transactions contemplated by the Contribution Agreement have been materially completed or an agreed earlier date. In addition, pursuant to the Exchange IP Contribution Deed and EOSIO IP Contribution Deed, Block.one has assigned and licensed to Bullish Global certain intellectual property relating to the Bullish Exchange or EOSIO.

Contribution Agreement

Concurrently with the execution of the Business Combination Agreement, on July 8, 2021, the Bullish Group, the Block.one Group and FPAC entered the Contribution Agreement.

Pursuant to the Contribution Agreement, the Block.one Group will transfer to the Bullish Group various resources that have been involved in providing services to the Bullish Group, consisting of employees, leases, equipment and vendor contracts as specified in the Contribution Agreement. The parties will use commercially reasonable efforts to cooperate to achieve a coordinated and seamless transition in a manner that will minimize any business disruption and complete the transfer as soon as reasonably practicable taking into consideration the target completion dates.

The Bullish Group will assume liabilities related to all transferred leases, equipment and vendor contracts that arose or arise on or after January 1, 2021, and, in respect of transferred employees, the Bullish Group will become responsible for payment of all salaries and other benefits payable to those employees after the date of completion of their transfer, provided that the assumed liabilities shall not include an obligation to reimburse the Block.one Group for any payments actually made under vendor contracts, any salaries or other benefits actually paid to employees or any payments actually made for the purchase or maintenance of any equipment, in each case, on or prior to the date of the Contribution Agreement. In respect of transferred equipment, the Bullish Group will pay the Block.one Group on arm’s length consideration. So long as the completion in respect of a relevant resource has not occurred, the benefit of such resource will be provided to the Bullish Group as a service pursuant to the Master Services Agreement under the work orders entered into between the parties, and the Bullish Group will be responsible for the associated costs and charges as set forth in the work orders.

Pursuant to the Contribution Agreement, the parties have established an oversight committee (the “Oversight Committee”) to monitor the overall implementation of all transfer-related activities under the Contribution Agreement. The Oversight Committee may determine in good faith the appropriate means of transfer for any resource and the actions the Block.one Group should take to achieve the completion of the transfer. The consent, approval or authorization by the Oversight Committee will only be deemed granted if (a) during the Interim Period, the consent of FPAC’s authorized representative is obtained and (b) after the Interim Period, the consent of the Chief Executive Officer of Bullish (or his designee) is obtained.

In respect of the transfer of employees, the Block.one Group shall inform each of the employees about the intended transfer of their employment to the Bullish Group in accordance with all applicable employment laws and regulations. If permitted by applicable regulation, communications by the Block.one Group shall encourage the employees to accept employment with the Bullish Group. The Bullish Group’s offer of employment to each employee shall be in substantially the same format as the current employment agreement and on terms no less favorable than the terms of such employee’s employment agreement with the Block.one Group. The Bullish Group shall not hire substitute employees into roles intended for transferred employees without the Block.one Group’s prior written consent.

In respect of the transfer of all resources other than employees, the Block.one Group shall use commercially reasonable efforts to obtain any third party consent required to transfer that resource to the Bullish Group by the target date for completion. If any such third party consent cannot be obtained, or seems reasonably unlikely to be obtained, the parties shall refer that resource to the Oversight Committee to either remove such resource from the scope of the Contribution Agreement, determine an alternative approach to effecting the transfer or obtain a suitable alternative resource. In addition, the Block.one Group shall not terminate any vendor contract or lease or extend or renew any vendor contract or lease unless such termination, extension or renewal is approved by the Oversight Committee.

The Contribution Agreement will terminate upon the earlier of (a) completion of all transfers of the resources from the Block.one Group to the Bullish Group and (b) the later of (i) the date falling one year after the date of the Contribution Agreement and (ii) the date on which no resources remain to be transferred pursuant to the Contribution Agreement, other than (x) resources that are not material to the operation of the Bullish Group’s business and (y) resources for which comparable replacement resources are readily available in the market on commercially reasonable terms.

In respect of the transfer of each employee, lease, equipment or vendor contract, the transferring Block.one Group company shall be deemed to make certain applicable representations and warranties set out in the Business Combination Agreement as of the completion of such transfer.

The foregoing is only a brief description of the material terms of the Contribution Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. You should also refer to a copy of the complete Contribution Agreement, which has been filed as an exhibit to this proxy statement/prospectus and qualifies the foregoing description.

Parties under the Contribution Agreement aim to make the transfers as soon as reasonably practicable. These transfers are substantially completed in the United States and the expectation is that these transfers will be substantially completed in other locations by October 31, 2022. See “Business of Bullish—Employees and Facilities—Employees”

In the period since the Contribution Agreement was entered into, FPAC has provided its consent and approval (in accordance with the mechanism contemplated by the Contribution Agreement) to changes in the resources to be transferred to Bullish and to changes in the timing and means of transfer to be used for specific resources.

Master Services Agreement

On January 4, 2021, the Bullish Group entered into a master services agreement with the Block.one Group. Concurrently with the execution of the Business Combination Agreement, on July 8, 2021, the Bullish Group and the Block.one Group entered into the Master Services Agreement.

Pursuant to the Master Services Agreement, the Block.one Group will, among other things, provide the Bullish Group with certain services, including engineering and development, cybersecurity, finance, human resources, information technology, risk management, legal, compliance, marketing and communications, operations and executive services, in accordance with work orders entered into by the parties under the Master Services Agreement. The Master Services Agreement provides that the Block.one Group will invoice charges for services in accordance with the pricing terms set out in the individual work orders. The Block.one Group will provide on request to the Bullish Group a range of vendor services (including software) received under vendor contracts, by making those vendor services available for use by the Bullish Group and/or by using the vendor services in the course of performing services for the Bullish Group. The Block.one Group recharges the cost of such vendor services to the Bullish Group at cost.

The Master Services Agreement will expire on the earlier of (a) the date on which the parties agree in writing that all services have ceased, provided that the parties and their respective affiliates are not providing any services thereunder and the parties have no further expectation of issuing work orders thereunder and (b) the date on which the Contribution Agreement terminates.

The Master Services Agreement provides for the commercial terms of the relationship between the Bullish Group and the Block.one Group, including representations and warranties of the parties, inspection and audit rights, intellectual property rights, data ownership and security, termination rights, limitations on liability and indemnification rights, cooperation with regulators such as with respect to meetings, inspections of premises and records and responding questions to regulators, and other covenants.

The foregoing is only a brief description of the material terms of the Master Services Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. You should also refer to a copy of the complete Master Services Agreement, which has been filed as an exhibit to this proxy statement/prospectus and qualifies the foregoing description.

IP Contribution Deeds

Pursuant to the Exchange IP Contribution Deed and the EOSIO IP Contribution Deed, Block.one has assigned and licensed to Bullish Global certain intellectual property relating to the Bullish Exchange or EOSIO. In the Exchange IP Contribution Deed, the intellectual property assigned to Bullish includes the Bullish logo and word mark, the Bullish domain, the Bullish social media account and software and documentation existing as of the date of the Exchange IP Contribution Deed and created for the purposes of the launch and operation of the exchange. In the EOSIO IP Contribution Deed, the intellectual property assigned to Bullish includes software and documentation, patents and trademarks for or relating to EOSIO existing as of the date of the EOSIO IP Contribution Deed. The IP Contribution Deeds continue indefinitely and the license is perpetual (except in the Exchange IP Contribution Deed, when Bullish is in material continuing breach of terms thereunder).

The foregoing is only a brief description of the material terms of the IP Contribution Deeds and does not purport to be a complete description of the rights and obligations of the parties thereunder. You should also refer to a copy of the complete IP Contribution Deeds, which has been filed as exhibits to the registration statement of which this proxy statement/prospectus is part and qualifies the foregoing description.

Ancillary Agreements Related to the Business Combination

Block.one Lock-up Agreement

Concurrently with the execution of the Business Combination Agreement, Block.one has entered into a Lock-up Agreement, to be effective upon Closing, pursuant to which Block.one has agreed, among other things, not to, within a certain period of time from the Closing of the Business Combination and subject to certain exceptions, sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, any of the Class B Ordinary Shares of Bullish issued in connection with the Acquisition Merger (including any Class A Ordinary Shares of Bullish received upon conversion of Class B Ordinary Shares of Bullish), or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or publicly announce any intention to effect any such transaction.

The Lock-Up Agreement is attached to this proxy statement/prospectus as Annex A-2, and the foregoing description of the Lock-Up Agreement is qualified in its entirety by reference thereto.

Letter Agreement Amendment

Concurrently with the execution of the Business Combination Agreement, the Sponsor, FPAC, each of the five directors of FPAC and Bullish have entered into an amendment to that certain Letter Agreement, dated as of December 2, 2020, by and among the Sponsor and those certain insiders, to be effective upon Closing, with respect to certain lock-up arrangements, which provides that the Sponsor and such FPAC insiders will not, within certain periods of time from the Closing of the Business Combination and subject to certain exceptions, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, any of the Class A Ordinary Shares of Bullish issued in connection with the Initial Merger, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any such transaction.

Additionally, the Sponsor agreed that at the Closing of the Business Combination, it would (a) (i) forfeit for cancellation 1,950,000 Class A Ordinary Shares of Bullish if more than 15,000,000 Class A ordinary shares of FPAC are validly tendered for redemption and not withdrawn, or (ii) if no such forfeiture occurs, be subject to additional lock-up restrictions with respect to such 1,560,000 Class A Ordinary Shares of Bullish (including 390,000 that will be transferred to the BR Investors as described below), and (b) forfeit for cancellation 400,000 warrants.

The Letter Agreement Amendment is attached to this proxy statement/prospectus as Annex A-3, and the foregoing description of the Letter Agreement Amendment is qualified in its entirety by reference thereto.

BlackRock Side Letter

Concurrently with the execution of the Business Combination Agreement, certain funds and accounts managed by subsidiaries of BlackRock, Inc. who invested in FPAC at the time of the Initial Public Offering (the “BR Investors”) have each entered into a side letter agreement amending such BR Investor’s Subscription Agreement, dated November 12, 2020, by and between such BR Investor, FPAC and the Sponsor, which provides that such BR Investor will not, within certain periods of time from the Closing of the Business Combination and subject to certain exceptions, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, any of the Class A Ordinary Shares of Bullish issued in connection with the Initial Merger, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any such transaction.

Pursuant to the BR Subscription Agreements, the Sponsor agreed to transfer 1,950,000 Class B ordinary shares of FPAC (which will convert into 1,950,000 Class A Ordinary Shares of Bullish) to the BR Investors at the price the Sponsor originally paid for such shares (which was nominal). Pursuant to the Side Letters, the BR Investors agreed that (a) (i) if the forfeiture occurs, the Sponsor will convey to them 390,000 fewer Class A Ordinary Shares of Bullish than the BR Investors otherwise would have received pursuant to the BR Subscription Agreements, and (ii) if no such forfeiture occurs, such 390,000 Class A Ordinary Shares of Bullish will be subject to additional lock-up restrictions and (b) at the Closing of the Business Combination, the BR Investors will forfeit for cancellation an aggregate of 100,000 warrants. The Side Letter also contains terms that at the Closing of the Business Combination, the BR Investors would sell an aggregate of 600,000 warrants at a purchase price of $1.00 per warrant to the Anchor Subscriber (comprising a portion of the 3,000,000 warrants that the Anchor Subscriber is entitled to purchase under the Securities Purchase Agreement). However, due to the expected expiration of the Securities Purchase Agreement, the BR Investors will not be required to sell any warrants.

The form of the Side Letter is attached to this proxy statement/prospectus as Annex A-4, and the foregoing description of the Side Letters is qualified in its entirety by reference thereto.

Target Voting Agreement

Concurrently with the execution of the Business Combination Agreement, FPAC has entered into a Target Voting Agreement (the “Target Voting Agreement”) with Block.one, Bullish Global and Bullish, pursuant to, and on the terms and subject to the conditions of which, Block.one has agreed among other things to vote its shares of Bullish Global, and take certain other actions, in support of the Business Combination.

The Target Voting Agreement will terminate with no further force and effect upon the earlier to occur of: (a) the effective time of the Acquisition Merger and (b) the date of termination of the Business Combination Agreement in accordance with its terms.

The Target Voting Agreement is attached to this proxy statement/prospectus as Annex A-5, and the foregoing description of the Target Voting Agreement is qualified in its entirety by reference thereto.

Sponsor Voting Agreement

Concurrently with the execution of the Business Combination Agreement, FPAC has entered into a Sponsor Voting Agreement with the Sponsor, Bullish Global and Bullish, pursuant to, and on the terms and subject to the conditions of which, the Sponsor has agreed among other things to vote its shares of FPAC, and take certain other actions, in support of the Business Combination.

The Sponsor Voting Agreement will terminate with no further force and effect upon the earlier to occur of: (a) the effective time of the Initial Merger and (b) the date of termination of the Business Combination Agreement in accordance with its terms.

The Sponsor Voting Agreement is attached to this proxy statement/prospectus as Annex A-6, and the foregoing description of the Sponsor Voting Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

On or prior to the closing of the Acquisition Merger, Bullish, the Sponsor, the BR Investors, certain securityholders of FPAC and certain securityholders of Bullish Global will enter into a registration rights agreement, to be effective upon Closing, pursuant to which, among other things, Bullish will agree to undertake certain resale shelf registration obligations in accordance with the Securities Act, and the Sponsor, those FPAC securityholders and those Bullish Global securityholders have been granted customary demand and piggyback registration rights.

The form of Registration Rights Agreement is attached to this proxy statement/prospectus as Annex A-7, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Non-Competition Agreement

Concurrently with the execution of the Business Combination Agreement, Block.one and Brendan Blumer have entered into a Non-Competition Agreement in favor of FPAC, Bullish and Bullish Global, to be effective upon Closing, pursuant to which other than certain permitted activities, Block.one and Mr. Blumer each agreed not to, directly or indirectly, from and after the Closing through the second anniversary of the Closing, anywhere in the world, own, manage, operate, develop, control, or participate in the ownership, management, operation, development, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or person that engages in the business of a digital assets exchange as is currently contemplated by Bullish Global except for certain exceptions, other than through Bullish, Bullish Global and their respective present and future direct and indirect subsidiaries.

The Non-Competition Agreement is attached to this proxy statement/prospectus as Annex A-8, and the foregoing description of the Non-Competition Agreement is qualified in its entirety by reference thereto.

Standstill Agreement

Concurrently with the execution of the Business Combination Agreement, Block.one, Brendan Blumer and Kokuei Yuan have entered into a Standstill Agreement with Bullish, to be effective upon Closing, pursuant to which each of Block.one, Brendan Blumer and Kokuei Yuan agrees not to, and shall cause its controlled affiliates not to, directly or indirectly, from and after Closing through the second anniversary of the Closing, acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, limited liability company, syndicate or other group or entity, through swap or hedging transactions or otherwise, record or beneficial ownership of any share capital of Bullish, other than certain permitted activities.

The Standstill Agreement is attached to this proxy statement/prospectus as Annex A-9, and the foregoing description of the Standstill Agreement is qualified in its entirety by reference thereto.

Indemnification Agreement

Concurrently with the execution of the Business Combination Agreement, Block.one has entered into an Indemnification Agreement with Bullish, to be effective upon Closing, pursuant to which Block.one agrees to indemnify Bullish for any breach of the representations and warranties in the Business Combination Agreement with respect to Bullish Global’s capitalization and ownership of digital assets. Any indemnification of Bullish under the Indemnification Agreement will be effected by Block.one’s surrender of a number of Bullish Ordinary Shares with a value corresponding to the amount of the loss incurred by Bullish, subject to certain limitations.

The Indemnification Agreement is attached to this proxy statement/prospectus as Annex A-10, and the foregoing description of the Indemnification Agreement is qualified in its entirety by reference thereto.

Sponsor Release

Concurrently with the execution of the Business Combination Agreement, the Sponsor has entered into a Release Agreement with FPAC, to be effective upon the Closing, pursuant to which the Sponsor, on behalf of itself and its Affiliates that own equity in the Sponsor (the “Releasing Parties”), agrees to release FPAC from and against any and all actions, obligations, agreements, debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which a Releasing Party now has, has ever had or may hereafter have against FPAC arising on or prior to the Closing or on account of or arising out of any matter occurring on or prior to the Closing, except for claims with respect to the Business Combination Agreement, the ancillary documents to the Business Combination Agreement, certain identified contracts and certain rights to indemnification, fee reimbursement or exculpation.

The Sponsor Release is attached to this proxy statement/prospectus as Annex A-11, and the foregoing description of the Sponsor Release is qualified in its entirety by reference thereto.

PIPE Subscription Agreements

Concurrently with the execution of the Business Combination Agreement, certain investors entered into share subscription agreements pursuant to which the PIPE Investors had committed to subscribe for and purchase Class A Ordinary Shares of Bullish at $10.00 per share for an aggregate purchase price of $300,000,000. The PIPE Investors’ commitments expired on July 8, 2022, under the terms of the PIPE Subscription Agreements. The PIPE Investors had included existing shareholders of Bullish Global or their respective affiliates.

One PIPE Investor (“Anchor Subscriber”), who had subscribed for 7,500,000 Class A Ordinary Shares of Bullish for an aggregate purchase price of $75,000,000, had also entered into a Securities Purchase Agreement with Bullish and Far Peak LLC pursuant to which the Anchor Subscriber was expected to purchase, for $1.00 per warrant, from the Sponsor or the BR Investors, 3,000,000 outstanding warrants. Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

As a result, the combined company will not receive the $300 million cash proceeds of the PIPE Investment (net of transaction costs), and its pro forma cash assets following the completion of the business combination will be lower than anticipated. However, considering that the combined company will continue to hold cash and digital assets sufficient to meet its financial obligations and liquidity requirements, and will continue to explore additional financing options as circumstances require, Bullish does not believe that the PIPE Investment not being consummated will have any material adverse impact to the combined company. In addition, if the PIPE Investment is not consummated, the combined company will issue fewer new shares and the FPAC shareholders will experience less dilution following completion of the business combination.

The form of PIPE Subscription Agreement, which includes the form of Securities Purchase Agreement, is attached to this proxy statement/prospectus as Annex A-1, and the foregoing description of the form of PIPE Subscription Agreement and Securities Purchase Agreement is qualified in its entirety by reference thereto.

Each of JPM and Nomura, in its role as a placement agent that advised FPAC in connection with the PIPE Investment has resigned from its role in such capacity and waived all fees associated with such engagement. Jefferies LLC, Berenberg Capital Markets LLC and Galaxy Digital Partners LLC remain as placement agents. The services being provided by the placement agents in connection with the PIPE Investment were substantially complete at the time of their resignations. The PIPE Investment was not contingent upon any continued involvement of the placement agents in the transactions and expired on July 8, 2022. Each of the PIPE Investors had specifically disclaimed reliance on any statement, representation or warranty made by, among others, each of the placement agents in determining to participate in the PIPE investment. See “Summary — Recent Developments” and “Risk Factors — Risks Related to FPAC — The resignation of FPAC’s placement agents and the IPO Underwriter may indicate that they may be unwilling to be associated with the disclosure in this proxy statement/prospectus or the underlying business analysis related to the transaction.”

Background of the Business Combination

FPAC is a blank-check company incorporated in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The transactions with Bullish Global contemplated by the Business Combination Agreement and related agreements, including the Business Combination, are a result of an extensive search for a potential transaction utilizing the global network and investing, operating, and transaction experience of FPAC’s management team.

On December 7, 2020, FPAC consummated its Initial Public Offering of 55,000,000 Units. Each unit consists of one Class A ordinary share and one-third of one whole public warrant. Each whole public warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per unit, resulting in gross proceeds of $550,000,000. Substantially concurrent with the closing of the Initial Public Offering of the Units, FPAC completed a private placement of 7,000,000 warrants at a price of $1.50 per warrant — 3,500,000 issued to the Sponsor and 3,500,000 issued to certain funds and accounts managed by subsidiaries of BlackRock, Inc. (“BlackRock”) — resulting in gross proceeds of $10,500,000.

On December 21, 2020, the underwriters partially exercised their overallotment option and purchased an additional 5,000,000 Units at the offering price of $10.00 per unit, resulting in gross proceeds of $50,000,000.

Upon the closing of the Initial Public Offering, the private placement and the overallotment option, an aggregate amount of $600,000,000 from the net proceeds of the sale of the Units in the Initial Public Offering and the private placement was placed in FPAC’s trust account.

Prior to the completion of the Initial Public Offering, neither FPAC, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with FPAC.

As described in the prospectus for the Initial Public Offering, FPAC’s business strategy was to focus on effecting a business combination with a target in the financial technology, technology or financial services (collectively, “Fintech”) industries that offered a differentiated technology platform and product suite for interfacing with the financial services sector. However, FPAC was not required to complete its initial business combination with a business in one of these sectors.

After the Initial Public Offering, FPAC commenced an active search for prospective business combination candidates, which continued through March 17, 2021 when FPAC entered into exclusive discussions with Bullish Global. FPAC contacted, and was contacted by, a number of individuals and entities with respect to business combination opportunities. During this search process, FPAC reviewed, and held preliminary discussions with respect to, a number of acquisition opportunities, in addition to Bullish Global.

During that process, FPAC’s management:

•	developed an initial list of potential business combination candidates that were primarily identified through FPAC’s knowledge and network, and the knowledge and network of FPAC’s financial advisors;

•	considered and conducted analyses of approximately 50 potential business combination candidates; and

•

engaged in preliminary, high-level discussions of illustrative transaction structures to effect an initial business combination with representatives of 34 potential business combination candidates other than Bullish Global, and held 57 meetings with various representatives of these 34 potential targets.

FPAC entered into seven nondisclosure agreements and engaged in meaningful and detailed discussions, due diligence, and/or negotiations with five of these 34 potential targets. These five potential targets operated in a variety of Fintech businesses, including the financial services, consumer retail, enterprise software, and payments industries, and the potential valuations discussed ranged from $1.5 billion to $10 billion.

FPAC did not further pursue a potential transaction with the other potential business combination targets with which it engaged in discussions for a variety of reasons, including: FPAC’s assessment of each target company’s ability to execute its business and financial plans and scale its business; FPAC’s assessment of each target company’s customer concentration and corresponding risk to future financial performance; and the parties’ inability to reach an agreement on valuation.

A summary of FPAC’s significant interactions with the five potential business combination targets, other than Bullish Global, with which FPAC entered into nondisclosure agreements and engaged in meaningful and detailed discussions, due diligence, and/or negotiations is as follows:

Target A (Business-to-business payments company) — FPAC management evaluated the broader industry and Target A’s historic financials, medium term forecast and planned new product offerings through four meetings with Target A’s senior executive team. FPAC management ultimately determined that its cash in trust exceeded Target A’s capital needs for executing its business plan. For that reason and FPAC’s desire to limit the use of its trust funds for cash payments to existing shareholders of the target, discussions were terminated.

Target B (Direct-to-consumer technology) — FPAC management reviewed Target B’s investor presentation and attended a management meeting. FPAC management concluded that Target B’s industry was not a strong fit with FPAC’s Fintech focus and ended discussions.

Target C (Social media and communications) — FPAC management conducted detailed due diligence through management meetings, review of additional data requests and discussions with a former executive in the sector. In particular, FPAC management focused on Target C’s planned launch of a mobile banking service on its existing platform, which had exhibited strong user growth and activity. FPAC ultimately determined that the business was too reliant on markets in countries where FPAC management had limited ability to evaluate the company’s prospects.

Target D (Global money transfer) — FPAC management met with Target D’s senior executives and reviewed a summary of due diligence materials regarding the industry and the company’s financial performance. FPAC management also discussed with Target D’s management the timing of audits that had not been completed for the required periods. On January 11, 2021, FPAC management provided Target D’s Chief Executive Officer with an illustrative transaction structure and valuation estimate. Shortly thereafter, FPAC management terminated discussions because of concerns regarding Target D’s readiness to become a public-company and its failure to respond promptly to FPAC’s proposal.

Target E (Cryptocurrency) — FPAC management engaged in detailed due diligence on Target E, including five calls with Target E’s senior management to review the sector, financial model and business plan. FPAC management ultimately determined not to pursue a transaction due the parties inability to agree on a valuation and the size of earnout desired by Target E’s existing shareholders.

On December 23, 2020, the FPAC Board met to discuss FPAC’s efforts to find an acquisition partner. In attendance were FPAC’s directors and representatives of FPAC’s outside counsel, Morgan, Lewis & Bockius LLP (“Morgan Lewis”). Thomas W. Farley, FPAC’s Chairman and Chief Executive Officer, and David W. Bonanno, FPAC’s Chief Financial Officer, reported on FPAC’s research and analysis and discussions with potential targets since the Initial Public Offering and discussed the competitive landscape for SPAC issuers generally. Mr. Farley also reported that management had obtained two financial data platforms to facilitate additional research.

Also on December 23, 2020, Mr. Farley received an email from R. Martin Chavez, an advisor to Block.one, to introduce Brendan Blumer, Chief Executive Officer of Block.one, the parent company of Bullish Global, and suggest Bullish Global as a potential acquisition partner. Mr. Chavez and Mr. Farley are former business associates and have maintained a professional relationship.

On December 28, 2020, Mr. Farley and Mr. Bonanno had an introductory call with Mr. Blumer and Andrew Bliss, a director of Block.one, and FPAC and Bullish Global entered into a nondisclosure agreement to facilitate further discussions.

On January 4, 2021, Mr. Bonanno and Christian Angermayer of Apeiron Investment, an investor in, and advisor to, Bullish Global, had a call to discuss a potential business combination between FPAC and Bullish Global.

On January 11, 2021, Mr. Farley, Mr. Bonanno and Mr. Angermayer had another call to discuss details of a potential business combination, including the size of potential PIPE investment and post-closing corporate governance considerations.

Also on January 11, 2021, Mr. Bonanno had a call with Ian Smith, the then Chief Product Officer of Bullish Global and Stephen Ellis, the Chief Financial Officer of Block.one, during which they discussed the technology and algorithms behind Bullish Global’s planned Liquidity Pools and other DeFi trading protocols.

On January 14, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer, Mr. Smith, Max Nam-Storm, Chief Technology Officer of Bullish Global, and Mr. Angermayer had a call to discuss Bullish Global’s liquidity position, planned balance sheet asset usage and matching-engine technology.

On January 27, 2021, Mr. Farley and Mr. Bonanno and Alex Erasmus, Chief Legal Officer of Block.one, had a call to discuss regulatory filings, approvals and other conditions for a potential business combination.

On February 4, 2021, Mr. Farley and Mr. Bonanno had a call with Mr. Blumer regarding traditional market making, potential business combination structuring and post-closing corporate governance. On this call, Mr. Blumer first raised the prospect of Mr. Farley serving as Chief Executive Officer of the combined entity following the business combination.

Also on February 4, 2021, Mr. Blumer sent an e-mail to Mr. Farley with respect to Mr. Farley’s potential employment as Chief Executive Officer of the combined entity following the business combination.

On February 11, 2021, Mr. Farley, Mr. Bonanno, Mr. Smith and Mr. Nam-Storm had a call to discuss Bullish Global’s technology regarding its matching engine and planned initial product offerings.

Also on February 11, 2021, FPAC sent Mr. Blumer a draft heads of terms which set out high-level heads of terms for a potential business combination between FPAC and Bullish Global, including a proposed valuation equal to the market value of Bullish’s cash and digital treasury assets at signing plus a $3-4 billion value for the Bullish Exchange. The funds would include $600 million of cash in trust plus a PIPE of $1.5-$2.0 billion to be raised prior to announcement. The heads of terms included a summary of other business matters related to initial product strategy, regulatory strategy, human resources strategy, including that Mr. Farley would serve as the Chief Executive Officer of the combined entity, and a timeline for completing the transaction.

On February 12, 2021, the FPAC Board met to discuss, among other things, FPAC’s efforts to find an acquisition partner. In attendance were FPAC’s directors and representatives of Morgan Lewis. Mr. Farley and Mr. Bonanno reported on each of the potential targets that FPAC had investigated to date, including those that had progressed to a nondisclosure agreement and preliminary due diligence stage (which did not include Bullish Global at this date). The report also included a detailed discussion of Bullish Global, including a review of the heads of terms delivered to Mr. Blumer on February 11, 2021 (a summary of which had been provided in the board materials), including the high-level terms of an all stock business combination, the proposed valuation and that Mr. Farley would become the Chief Executive Officer of the combined entity following the business combination. The FPAC Board authorized FPAC management to continue discussions with representatives of Bullish Global with respect to a potential business combination while awaiting further information upon which to better evaluate the opportunity and proposed terms. No conclusion was reached at this time by the Board with respect to the proposed valuation range included in the heads of terms. Mr. Farley informed the Board that he would refrain from having discussions with representatives of Bullish Global regarding his personal compensation as Chief Executive Officer of the combined entity following the Closing until specifically authorized to have those conversations by the FPAC Board.

Also on February 12, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer and Mr. Erasmus had a call to discuss Block.one’s settlement with the SEC and the pending class action lawsuit against Block.one and certain individuals, both of which arose out of Block.one’s initial token sale, as well as discussions regarding Bullish Global’s deposit/wallet functionality, Bullish Global’s liquidity provisioning, and Bullish Global’s plans to use an automated market maker (“AMM”).

On February 16, 2021, Mr. Farley, Mr. Bonanno and Mr. Ellis had a call to discuss the status of the audit of Bullish Global’s financial statements.

On February 17, 2021, Mr. Farley, Mr. Bonanno, representatives of Morgan Lewis, Mr. Blumer, Mr. Erasmus, Mr. Bliss and Mr. Ellis had a call to discuss the corporate structure of Bullish Global and its affiliates.

On February 18, 2021, Mr. Farley, Mr. Bonanno, representatives of Morgan Lewis, Mr. Blumer, Mr. Erasmus, Mr. Bliss and Mr. Ellis had a call regarding the potential application of the Investment Company Act.

On February 19, 2021, Mr. Farley and James Mendes, Chief People Officer of Block.one, had a call to discuss Bullish Global’s human resources and employee organization. Mr. Farley did not discuss his own potential future employment with the combined company with Mr. Mendes on this call.

On February 24, 2021, Mr. Farley and Mr. Mendes had a follow-up call to continue discussions regarding human resource matters.

On March 1, 2021, Mr. Farley and Mr. Bonanno had a call with Mr. Ellis to receive an update on the status of the audit of Bullish Global’s financial statements.

On March 4, 2021, FPAC provided representatives of Bullish Global with a preliminary non-binding term sheet for a business combination, the terms of which included a $1.6 billion aggregate investment into Bullish Global, consisting of cash in FPAC’s $600.0 million trust account and a $1 billion PIPE investment, and employment of Mr. Farley as full time Chief Executive Officer of the combined entity following the Closing. The preliminary term sheet contemplated a post-closing enterprise value of approximately $13.9 billion, subject to adjustment based on the value of Bullish Global’s cash and digital treasury assets at signing. The aggregate valuation was based on the then current approximately $8.7 billion value of Bullish Global’s cash and digital treasury assets, a $3.688 billion value for the Bullish Exchange and the $1.6 billion cash investment. Later that day, Mr. Farley and Mr. Blumer discussed the draft of the preliminary term sheet and exchanged comments.

On March 8, 2021, the FPAC Board received a presentation from a cryptocurrency regulatory expert concerning general background of the cryptocurrency market and regulation thereof. The presentation had been arranged by FPAC management at the request of the independent directors to provide the Board with background information with respect to cryptocurrency to assist the Board in evaluation of a potential transaction with Bullish Global. Immediately following that presentation, the FPAC Board met to discuss FPAC’s efforts to date to find an acquisition partner, including discussions with Bullish Global and the latest status of the preliminary non-binding term sheet, which Mr. Farley described for the Board. In attendance at the FPAC Board meeting were FPAC’s directors and representatives of Morgan Lewis.

On March 10, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer, Mr. Erasmus and Mr. Bliss discussed the term sheet and representatives of Bullish Global provided FPAC with a revised draft, which retained the proposed $13.9 billion post-closing enterprise value, but proposed increasing the PIPE investment to $1.4 billion and added a condition to closing that a minimum of $1 billion in cash (inclusive of the PIPE investment and cash in FPAC’s trust account) be funded at Closing. Later that day, FPAC sent Bullish Global a revised draft of the term sheet retaining the same basic economic transaction terms, but revising provisions related to standstill, mutual exclusivity, expenses and non-competition.

On March 12, 2021, representatives of Bullish Global provided a further revised draft of the term sheet responding to FPAC’s March 10, 2021 draft.

On March 15, 2021, the FPAC Board met to discuss FPAC’s efforts to find an acquisition partner, including discussions with Bullish Global and the latest preliminary term sheet being exchanged between the parties. In attendance were FPAC’s directors and representatives of Morgan Lewis. Among other points, the FPAC Board discussed valuation, cryptocurrency balance sheet risk and Bullish Global’s request for a 45-day mutual exclusivity period. The FPAC Board discussed the fact that the proposed preliminary term sheet would be non-binding and subject to execution of a definitive agreement signed by all parties, except for provisions relating to confidentiality, mutual exclusivity, governing law, waiver of jury trial and the waiver of claims against FPAC’s trust account. The FPAC Board also discussed the fact that valuation would be subject to continuing due diligence as well as feedback from prospective PIPE investors during the PIPE marketing process. The Board reached a consensus view that the opportunity presented by a transaction with Bullish Global provided greater potential to maximize value for FPAC Shareholders than any of the other potential acquisition targets diligenced by FPAC’s management and, accordingly, authorized FPAC’s management to enter into the proposed term sheet, including the exclusivity arrangement, and to continue discussions with respect to a potential business combination with Bullish Global.

Also on March 15, 2021, FPAC management provided representatives of Bullish Global with a revised draft of the term sheet as authorized by the FPAC Board that, among other provisions, revised the method for valuing cryptocurrencies proposed by Bullish Global.

From March 15, 2021 to March 17, 2021, FPAC and representatives of Bullish Global exchanged several rounds of revised drafts of the term sheet, and on March 17, 2021, FPAC and representatives of Bullish Global executed the term sheet. The term sheet reflected a $14.350 billion post-closing enterprise value (consisting of $10.662 billion for Bullish Global’s cash and digital treasury assets, $3.688 billion for the Bullish Exchange, and a $2 billion cash investment, consisting of $600 million cash from FPAC’s trust account and $1.4 billion in PIPE investments), a $1.0 billion minimum cash condition, a waiver of any claims Bullish Global may have against FPAC’s trust account, Mr. Farley being named Chief Executive Officer of the combined entity following the Closing and a 45 -day mutual exclusivity period. The term sheet was non-binding and subject to execution of a definitive agreement signed by all parties, except for provisions relating to confidentiality, mutual exclusivity, governing law, waiver of jury trial and the waiver of claims against FPAC’s trust account.

On March 18, 2021, representatives of Bullish Global informed representatives of FPAC that Jefferies Group LLC (“Jefferies”) would be serving as a financial advisor to Bullish Global.

Also on March 18, 2021, Mr. Farley and Abby Blumer, Chief Communications Officer of Block.one, had a call during which they discussed Bullish Global’s marketing progress and its operations.

Also on March 18, 2021, Mr. Bonanno, representatives of KPMG LLP (“KPMG”), whom FPAC had engaged pursuant to an engagement letter ultimately dated March 24, 2021, to assist in financial, operational, technical and tax diligence, and Mr. Bliss had a call to commence such financial and tax due diligence.

On March 23, 2021, representatives of Morgan Lewis received access to the Bullish Global data room for due diligence purposes. Legal and financial due diligence started on March 23, 2021 and was substantially completed on July 1, 2021. In addition to data room review, the legal and financial due diligence included multiple calls among FPAC management, Morgan Lewis and representatives of Bullish Global and Kirkland & Ellis LLP (“Kirkland & Ellis”), Bullish Global’s outside counsel.

On March 25, 2021, the FPAC Board met and received a presentation from a third party cryptocurrency expert arranged by FPAC management. The cryptocurrency expert answered questions from the FPAC Board regarding his views on the development and prospects for the cryptocurrency asset class and industry and other matters.

On March 31, 2021, Mr. Farley, Mr. Bonanno and Mr. Smith had a call to discuss Bullish Global’s plans for a future product line of investment tools that were in the very early stage of development. This product would add DeFi-like investment tools to the platform to enable additional ways for customers to earn interest, borrow and trade all in a regulated and compliant environment.

On April 1, 2021, representatives of FPAC, Block.one, Bullish Global, Jefferies, Morgan Lewis, Kirkland & Ellis and other members of the deal team commenced weekly status calls typically occurring on Thursdays. On April 7, 2021, representatives of Morgan Lewis and representatives of Kirkland & Ellis, had an initial call to discuss transaction structuring and tax matters.

On April 9, 2021, representatives of Morgan Lewis and Jefferies had a call to discuss the PIPE process.

On April 11, 2021, Mr. Bonanno, Mr. Ellis and Mr. Blumer had a call to discuss Bullish Global’s investor relations.

On April 13, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer, Mr. Bliss and representatives of Jefferies had a call to discuss the draft investor presentation to be used in marketing the PIPE transaction.

On April 14, 2021, FPAC engaged Campbells LLP (“Campbells”) as FPAC’s Cayman Islands counsel.

Also on April 14, 2021, Mr. Bonanno, representatives of KPMG and Mr. Ellis had a call to discuss financial and tax due diligence.

On April 15, 2021, Mr. Farley, Mr. Bonanno, Eddie Schwartz, Chief Information Security Officer of Block.one, and Edwin Marcial of Thirteen Castles Digital, LLC (“Thirteen Castles”), a third party information technology consultant engaged by FPAC in connection with its due diligence on Bullish Global, had a call to discuss Bullish Global’s security operations, including custody and general information technology security.

Also on April 15, 2021, FPAC engaged Hassans as Gibraltar counsel to FPAC.

On April 16, 2021, representatives of Kirkland & Ellis sent an initial draft of the Business Combination Agreement to Morgan Lewis.

On April 19, 2021, Mr. Bonanno and Sara Stratoberdha of FPAC and representatives of KPMG had a call regarding KPMG’s financial and tax due diligence on Bullish.

Also on April 19, 2021, Mr. Farley, Mr. Bonanno, Ms. Stratoberdha, Mr. Blumer and representatives of Jefferies met in New York City to discuss the draft PIPE investor presentation.

Also on April 19, 2021, Mr. Farley and Mr. Ellis had a call to discuss potential accounting policies related to the AMM that would be subject to future analysis.

On April 20, 2021, Mr. Farley, Mr. Blumer and Mr. Erasmus had a call to discuss the resources within Block.one that were involved in providing services to the Bullish business that would be contributed to Bullish Global and post-closing corporate governance.

Also on April 20, 2021, Mr. Farley, Mr. Mendes, Mr. Ellis and Mr. Erasmus had a call to discuss whether to issue U.S. employees restricted stock units or options.

On April 23, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer, Abby Blumer and representatives of Wachsman PR Limited, a communications-based strategy consultancy retained by Block.one, had a call to discuss the investor relations plan.

On April 26, 2021, representatives of FPAC, Block.one, Bullish Global, Jefferies, Morgan Lewis, Kirkland & Ellis and other members of the deal team commenced additional weekly status calls typically occurring on Mondays. On April 27, 2021, Mr. Farley and Mr. Erasmus had a call to discuss tax risks and other matters arising from having executives based in the United States following the Closing.

Also on April 27, 2021, Mr. Farley, Mr. Bonanno, Ms. Stratoberdha, Mr. Blumer, Mr. Smith and Mr. Bliss had a call to discuss Bullish Global’s marketing and website plan.

On April 28, 2021, Mr. Bonanno and Ms. Stratoberdha had a call with representatives of Kroll, LLC, a Kroll business operating as Duff & Phelps (“Duff & Phelps”), to discuss the potential engagement of Duff & Phelps to advise the FPAC Board as to the fairness of the proposed transaction and provide a fairness opinion in connection with the potential business combination.

Also on April 28, 2021, and again on April 30, 2021, Mr. Bonanno and Ms. Stratoberdha had calls with a second financial advisor to discuss a potential engagement to advise the FPAC Board and provide a fairness opinion.

On April 30, 2021, representatives of Morgan Lewis sent a revised draft of the Business Combination Agreement to Kirkland & Ellis that included numerous changes to provisions concerning contribution of assets and intellectual property (“IP”) and transfer of employees of Block.one and its affiliates to Bullish Global, representations and warranties, covenants, conditions to closing and recourse, including obligations to operate in the ordinary course, the ability of the FPAC Board to change its recommendation, removing the proposed condition that Mr. Farley enter into an employment agreement with Bullish prior to Closing, as well as changes to reflect updates in the proposed structure of the transaction.

On May 3, 2021, Mr. Farley, Mr. Bonanno, Aaron Liebling, Chief Operating Officer of Bullish Global, and Michael Lau, Vice President of Marketing of Block.one, had a call to discuss Bullish Global’s customer onboarding process.

Also on May 3, 2021, Mr. Farley and Abby Blumer had a call to discuss Bullish Global’s marketing and communications function and organization.

On May 4, 2021, the FPAC Board held a meeting attended by FPAC’s directors, members of FPAC’s management and representatives of Morgan Lewis. At this meeting, the FPAC Board discussed and received updates regarding the status of discussions with Bullish Global, due diligence conducted to date and the PIPE marketing process. During this meeting, Mr. Farley and the FPAC Board discussed the $3.688 billon enterprise valuation of Bullish Global over the value of the cash and digital treasury assets as reflected in the term sheet. Mr. Farley noted that the PIPE fundraising process would provide independent feedback from potential PIPE investors that would be useful in further negotiations with Bullish Global and to assist the Board in reaching a conclusion as to value. In addition at this meeting, to further assist the FPAC Board as to valuation, the FPAC Board reviewed the qualifications of, and thereafter decided to engage, Duff & Phelps to provide a fairness opinion, if requested by the FPAC Board, in connection with the possible business combination with Bullish Global. Mr. Farley confirmed to the FPAC Board that he had not had, and would continue to refrain from having, discussions with representatives of Bullish Global regarding his personal compensation as Chief Executive Officer of the combined entity following the Closing until specifically authorized to do so by the FPAC Board.

Also on May 4, 2021, representatives of FPAC, Bullish Global, including Mr. Mendes, Morgan Lewis and Kirkland & Ellis had a call to discuss the transfer of employees, vendor contracts and IP from Block.one to Bullish Global in response to issues raised around such transfer in Morgan Lewis’ draft of the Business Combination Agreement. During this call, Mr. Mendes provided an overview of plans for and timing associated with transferring employees.

Also on May 4, 2021, Mr. Farley and Mr. Blumer had a call during which they went through the draft PIPE investor presentation and conducted a dry-run presentation of the materials.

On May 5, 2021, Mr. Bonanno and Mr. Ellis had a call to discuss Bullish Global’s financial model.

Also on May 5, 2021, Mr. Bonanno, Ms. Stratoberdha, Mr. Ellis of Block.one, and representatives from KPMG had a call to discuss Bullish Global’s financial model and projections.

Also on May 5, 2021, Mr. Farley, Mr. Blumer and Mr. Bonanno met in New York City with a potential strategic investor (“Investor A”) to discuss a potential commercial arrangement between the investor and Bullish Global as well as a potential investment in the PIPE.

On May 6, 2021, Mr. Farley and Mr. Blumer discussed reducing the proposed enterprise valuation of Bullish Global from $3.688 billion to $3.608 billion.

On May 6, 2021, Mr. Bonanno, Ms. Stratoberdha, Andrew Capitman, Jennifer Terrell and other representatives of Duff & Phelps had a call to discuss the fairness opinion process.

On May 7, 2021, representatives of Kirkland & Ellis sent to Morgan Lewis a revised draft of the Business Combination Agreement that reflected numerous changes to the representations and warranties and covenants, including deleting the ability of the FPAC Board to change its recommendation, changes to provisions concerning contributions of assets and IP and the transfer of employees to Bullish Global and the terms of proposed ordinary course covenants.

Also on May 7, 2021, FPAC executed an engagement letter providing for Duff & Phelps to prepare a fairness opinion for the potential business combination.

On May 10, 2021, Mr. Farley, Mr. Erasmus and Mr. Ellis had a call to discuss Bullish Global’s U.S. footprint and Mr. Farley and Mr. Ellis had a call to discuss Bullish Global’s finance and accounting organization.

Also on May 10, 2021, representatives of Kirkland & Ellis circulated a further revised draft of the Business Combination Agreement, reflecting additional proposed changes with respect to FPAC Shareholders dissenters’ rights, structural aspects of the transaction and the PIPE Subscription Agreements.

On May 11, 2021, Mr. Farley and Mr. Erasmus had a call to discuss Bullish Global’s legal organization and Mr. Farley and Mr. Mendes had a call to discuss Bullish Global’s HR organization.

Also on May 11, 2021, Mr. Farley, Mr. Bonanno, Ms. Stratoberdha and Mr. Blumer, as well as the Jefferies, J.P. Morgan & Chase Co. (“JPM”) and Nomura Securities International (“Nomura”) teams, had a call to discuss the draft PIPE investor presentation and meetings with potential investors.

On May 12, 2021, Mr. Farley, Mr. Bonanno, Ms. Stratoberdha, Mr. Erasmus, Mr. Nam-Storm and other representatives of Block.one had a call to discuss Bullish Global’s key information technology and engineering vendor contracts.

Also on May 12, 2021, Mr. Bonanno, Ms. Stratoberdha and representatives of KPMG had a call to discuss KPMG’s diligence report.

On May 13, 2021, the FPAC Board met to discuss, among other things, the potential Bullish Global transaction. In attendance were FPAC’s directors, representatives of Morgan Lewis, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) (who had been engaged as counsel to the independent directors of the FPAC Board at the time of FPAC’s Initial Public Offering and were requested by the independent directors at this time to resume that role), representatives of KPMG, and representatives of Thirteen Castles. During this meeting, the FPAC Board received commercial, technology and legal due diligence updates from the representatives of KPMG, Thirteen Castles and Morgan Lewis, respectively. The Board discussed the results of the due diligence conducted to date and the proposed follow-up with Bullish Global on certain identified points, in particular among other things with respect to information technology as related to the ability to launch to the Bullish Exchange, milestones and timelines to do so, and their feasibility of completion. The Board also discussed the status of the PIPE markets generally and the fact that outreach to prospective PIPE investors would commence the following week. Following that meeting, the independent directors met in an executive session with representatives of Paul, Weiss to discuss the potential business combination, including consideration of the significance of Mr. Farley’s discussions with Bullish Global about becoming Chief Executive Officer of the combined entity following the Closing.

On May 14, 2021, Mr. Farley, Mr. Blumer and the Jefferies, JPM and Nomura teams had a call to discuss the PIPE investor meeting presentations.

Also on May 14, 2021, representatives of Kirkland & Ellis circulated an initial draft of the ancillary documents, including the Lock-Up Agreement between Block.one and Bullish, the Target Voting Agreement among Block.one, FPAC, Bullish and Bullish Global, the Sponsor Voting Agreement among Bullish, Bullish Global, FPAC and the Sponsor, the Standstill Agreement among Bullish, Bullish Global, FPAC and other parties and the Registration Rights Agreement among Bullish and certain other parties. Representatives of Kirkland & Ellis and Morgan Lewis had multiple calls regarding these and other ancillary documents, and multiple drafts of the ancillary documents were circulated between Kirkland & Ellis and Morgan Lewis through July 8, 2021.

On May 16, 2021, representatives of Morgan Lewis circulated a revised draft of the Business Combination Agreement, which reflected changes with respect to the relationship among the Business Combination Agreement, the Contribution Agreement and the Master Services Agreement, and various changes to representations and warranties, covenants and conditions to closing, including the FPAC Board’s ability to change its recommendation and various definitions, including the definitions of material adverse effect and ordinary course of business.

On May 17, 2021 Mr. Bonanno, Ms. Stratoberdha, Mr. Capitman, Ms. Terrell and other representatives of Duff & Phelps had a call to discuss Bullish Global’s financial model.

Also on May 17, 2021, JPM and Nomura were each formally engaged by FPAC under the Engagement Letter.

During the week of May 17, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer and other representatives of FPAC and Bullish Global commenced a series of meetings with potential PIPE investors, which meetings and follow-up discussions continued through June 24, 2021.

On May 19, 2021, Mr. Farley, Mr. Blumer and Mr. Bliss had a follow-up meeting with Investor A.

Also on May 19, 2021, Mr. Bonanno, Ms. Stratoberdha, Chris Biasotti and Brian Woo of BlackRock had a call to discuss a potential PIPE investment by BlackRock.

Also on May 19, 2021, representatives of Morgan Lewis and Kirkland & Ellis discussed the Registration Rights Agreement.

On May 20, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Business Combination Agreement that reflected changes to representations and warranties, covenants and conditions to closing, including a change to the amount of cash that would be delivered at Closing from FPAC’s trust account and PIPE investment (the “minimum cash condition”), the ability of Bullish Global to buy and sell digital assets between signing and closing, and changes to other interim operating covenants.

From May 20, 2021 to July 8, 2021, representatives of Morgan Lewis, Kirkland & Ellis and Latham & Watkins LLP, outside counsel to the PIPE placement agents, had multiple phone calls and exchanged multiple drafts in negotiating the form of PIPE Subscription Agreement, and from June 21, 2021, the Securities Purchase Agreement for the potential anchor PIPE investors, on behalf of their respective clients with potential PIPE investors.

Also on May 20, 2021, the independent directors of the FPAC Board met in executive session with representatives of Paul, Weiss to discuss certain process considerations, including the significance of Mr. Farley’s potential role as Chief Executive Officer of the combined entity following the Closing.

On May 22, 2021, Mr. Farley and Mr. Blumer had a call to discuss general transaction matters.

On May 24, 2021, the FPAC Board met to discuss the potential business combination, including next steps in the discussions between the parties. In attendance were FPAC’s directors, members of FPAC’s management, representatives of Morgan Lewis and representatives of Paul, Weiss. Among other topics, FPAC management updated the FPAC Board regarding, and the FPAC Board discussed, initial feedback from prospective PIPE investors contacted since outreach began on May 17.

Also on May 24, 2021, Mr. Bonanno, Ms. Stratoberdha, Mr. Biasotti and Mr. Woo had a call to further discuss a potential PIPE investment by BlackRock.

On May 26, 2021, Mr. Bonanno, Ms. Stratoberdha, Mr. Biasotti and Mr. Woo had a call to discuss follow-up questions regarding a potential PIPE investment by BlackRock.

Also on May 26, 2021, Mr. Bonanno, Ms. Stratoberdha and representatives of KPMG had a call to discuss the competitive conditions in the market.

On May 27, 2021, Mr. Farley and representatives of Bullish Global had a call to discuss general transaction matters.

On June 4, 2021, representatives of Kirkland & Ellis circulated an initial draft of the Contribution Agreement.

On June 6, 2021, Mr. Blumer and Mr. Farley had a call during which Mr. Blumer informed Mr. Farley that the Anchor Subscriber was willing to subscribe for a sizeable PIPE investment, but only if the agreed enterprise valuation of Bullish Global (i.e., Bullish Global’s business other than its cash and digital assets) was reduced from $3.6 billion to $2.5 billion and that Bullish Global was amenable to this valuation. The Anchor Subscriber would also require that the Sponsor sell the Anchor Subscriber approximately half of its warrants in FPAC and that the Sponsor agree to forfeit or impose additional vesting conditions on up to 20% of its FPAC Class B ordinary shares if certain post-closing trading price performance targets were not reached.

On June 7, 2021, representatives of Kirkland & Ellis circulated an initial draft of the Non-Competition Agreement by and among Mr. Blumer, Block.one, Bullish Global and Bullish.

On June 9, 2021, the FPAC Board met to discuss the potential Bullish Global transaction. In attendance were FPAC’s directors, representatives of Morgan Lewis and representatives of Paul, Weiss. Among other topics discussed at this meeting, FPAC management informed the FPAC Board of the terms of the PIPE investment proposed by the Anchor Subscriber, including the reduction of the enterprise valuation of Bullish Global (i.e., Bullish Global’s business other than its cash and digital treasury assets) from $3.6 billion to $2.5 billion and that Bullish Global was amenable to this valuation. The FPAC Board, while reaching no conclusion as to the revised valuation, authorized FPAC management to continue discussion on that basis. FPAC management also informed the FPAC Board that the Sponsor would agree to sell the Anchor Subscriber approximately half of its warrants in FPAC and that the Sponsor agreed to forfeit or impose additional vesting conditions on up to 20% of its FPAC Class B Ordinary Shares if certain post-closing trading price performance targets were not reached. In addition, during this meeting, FPAC’s management reviewed with the Board adjustments to the projections provided by Bullish Global that FPAC management had made regarding assumptions as to Bullish Exchange’s average daily volume (“ADV”), revenues and EBITDA from 2021 through 2025, and pro forma enterprise value based on those projections, noting that FPAC management’s adjusted modeling assumptions would be provided to potential PIPE investors as well. In general, FPAC management’s adjustments assumed a higher ADV as a percentage of the assumed Liquidity Pools, and also accounted for then lower bitcoin market prices. For additional information regarding these projections, including the adjustments made by FPAC’s management, see “The Business Combination Proposal — Certain Bullish Global Projected Financial Information.” In connection with these discussions, the Board also discussed various cryptocurrency market and trading dynamics relevant to Bullish Global’s planned products and services, ability to attract customers and projected revenues. At this meeting, FPAC management also updated the FPAC Board regarding, and the Board discussed, the PIPE marketing process conducted to date and feedback received from prospective PIPE investors. Finally, during this meeting, Mr. Farley reconfirmed to the Board that he had not had, and would continue to refrain from having, discussions with representatives of Bullish Global regarding his personal compensation as Chief Executive Officer of the combined entity following the Closing until specifically authorized to have those conversations by the FPAC Board.

On June 10, 2021, a revised PIPE investor presentation reflecting the reduction in the Bullish Global enterprise valuation was made available to prospective PIPE investors.

On June 11, 2021, Kirkland & Ellis circulated the initial draft of the Bullish Global disclosure schedules to the draft Business Combination Agreement.

On June 14, 2021, Mr. Bonanno, Ms. Stratoberdha and Mr. Ellis had a call to discuss the audit update and general accounting matters.

On June 15, 2021, representatives of Morgan Lewis circulated a revised draft of the Business Combination Agreement that reflected, among other changes, a reduction in the assumed valuation of Bullish Global’s business exclusive of cash and digital assets from $3.6 billion to $2.5 billion and changing the date on which Bullish Global’s digital assets would be valued, for purposes of determining the number of Bullish shares to be issued to the shareholders of Bullish Global, from signing date to the Closing Date.

On June 17, 2021, Mr. Farley, Mr. Bonanno, Mr. Blumer, Mr. Erasmus, Mr. Schwartz and Mr. Bliss had a call regarding negotiations with Investor A.

Also on June 17, 2021, representatives of Morgan Lewis circulated a revised draft of the Lock-Up Agreement, the Target Voting Agreement, the Sponsor Voting Agreement, the Standstill Agreement and the Registration Rights Agreement.

Also on June 17, 2021, representatives of Kirkland & Ellis and Morgan Lewis had a call to discuss open items for signing and overall process.

On June 18, 2021, representatives of Morgan Lewis provided a draft of the PIPE Subscription Agreement, in a form agreed between FPAC and representatives of Bullish Global, to the PIPE placement agents for distribution to prospective PIPE investors.

Also on June 18, 2021, representatives of Kirkland & Ellis circulated an initial draft of the Master Services Agreement.

Also on June 18, 2021, representatives of Bullish Global sent representatives of Morgan Lewis an email containing a proposed compensation structure for Mr. Farley in connection with his contemplated role as Chief Executive Officer of the combined entity following the Closing. Attached to that email was a market compensation analysis prepared by AON and commissioned by Bullish Global. The Morgan Lewis representatives forwarded it to Mr. Farley and to representatives of Paul, Weiss.

On June 20, 2021, representatives of Kirkland & Ellis, Morgan Lewis and Bullish Global had a call regarding executive compensation, benefits and labor comments to the Business Combination Agreement, none of which concerned the June 18, 2021 proposal concerning Mr. Farley, and comments to the Contribution Agreement and the Master Services Agreement.

Also on June 20, 2021, representatives of Morgan Lewis circulated an initial draft of the Assignment, Assumption and Amendment Agreement.

Also on June 20, 2021, representatives of Morgan Lewis, Mr. Farley, Mr. Bonanno and Ms. Stratoberdha had calls to discuss open issues in the Contribution Agreement and the Master Services Agreement, the timeline and process for signing and open items in the Non-Competition Agreement.

On June 21, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Business Combination Agreement that included, among other things, changes to covenants with respect to Bullish Global’s ability to buy and sell digital assets between signing and closing, post-closing director and officer indemnification obligations of Bullish and a covenant of Bullish Global to deliver financial statements that are audited in accordance with auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) after signing (the “PCAOB financial statements”). The revised draft accepted the reduction in the assumed valuation of Bullish Global’s business exclusive of cash and digital assets from $3.6 billion to $2.5 billion and the change the date on which Bullish Global’s digital assets would be valued as reflected in Morgan Lewis’s draft circulated on June 15, 2021.

Also on June 21, 2021, representatives of Morgan Lewis circulated a revised draft of the Business Combination Agreement that included, among other things, removal of the minimum cash condition and the condition that Mr. Farley enter into an employment agreement with Bullish prior to Closing, and included a provision that gave FPAC the right to terminate the Business Combination Agreement if the PCAOB financial statements are not delivered by a certain date which would be specified closer to signing.

Also on June 21, 2021, representatives of Morgan Lewis circulated an initial draft of the Securities Purchase Agreement with potential anchor PIPE investors.

Also on June 21, 2021, representatives of Morgan Lewis and Kirkland & Ellis discussed the Registration Rights Agreement.

On June 23, 2021, representatives of Morgan Lewis, Paul, Weiss, Bullish Global and Kirkland & Ellis had a call to clarify certain aspects of the proposed compensation structure for Mr. Farley in connection with his contemplated role as Chief Executive Officer that had been sent to Morgan Lewis on June 18, 2021.

Also on June 23, 2021, Mr. Farley, Mr. Bonanno and Mr. Blumer had a call with Investor A.

Also on June 23, 2021, representatives of Kirkland & Ellis and Morgan Lewis exchanged revised drafts of the Business Combination Agreement that included changes to the representations and warranties, covenants, closing conditions and termination rights (including with respect to FPAC’s ability to terminate the Business Combination Agreement if the PCAOB financial statements are not delivered by a specified date).

Also on June 23, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Lock-Up Agreement, the Target Voting Agreement, the Sponsor Voting Agreement and the Standstill Agreement.

Also on June 23, 2021, representatives of Morgan Lewis circulated a revised draft of the Non-Competition Agreement.

Also on June 23, 2021, representatives of Morgan Lewis, Mr. Farley, Mr. Bonanno and Ms. Stratoberdha had a call to discuss a process update.

On June 24, 2021, the FPAC Board met to receive an update on and discussed the negotiations concerning the potential business combination with Bullish Global. In attendance were FPAC’s directors, representatives of Morgan Lewis and representatives of Paul, Weiss. During this meeting, FPAC management provided updates on, and the FPAC Board discussed, a number of negotiation and due diligence matters in connection with the proposed transaction. During this meeting, Mr. Farley also updated the FPAC Board regarding, and the FPAC Board discussed, Block.one’s compensation proposal of June 18, 2021 and the clarifying discussion he and representatives of Morgan Lewis and Paul, Weiss had had with representatives of Bullish Global the prior evening. During this meeting, Mr. Farley informed the FPAC Board that he believed the proposal was within a range he likely could accept. He also informed the FPAC Board what counter-proposals he intended to make and why he believed those counter-proposals would better align his compensation with Bullish’s shareholders following the Closing of the proposed transaction. In light of the facts that, subject to the Board’s ultimate decision on the transaction after further advice and receipt of a fairness opinion, major open issues in the draft transaction documents regarding valuation had been resolved and that representatives of Bullish Global had indicated to representatives of Morgan Lewis that Bullish Global wanted assurances prior to signing as to Mr. Farley’s willingness to serve as Chief Executive Officer of the combined entity following the Closing, the consensus view of the independent directors reached at this meeting was that it would be appropriate for Mr. Farley to begin negotiating the material terms of his personal compensation with representatives of Bullish Global consistent with the prospective counterproposals Mr. Farley had relayed to the FPAC Board.

Also on June 24, 2021, Mr. Farley, Mr. Bonanno, Mr. Ellis, Mr. Smith and Mr. Nam-Storm had a call to discuss the negotiations with Investor A regarding its PIPE investment and its request for a concurrent commercial arrangement with Bullish Global. Following further discussions, Investor A elected not to participate in the PIPE investment.

Also on June 24, 2021, representatives of Kirkland & Ellis and Morgan Lewis had a call to discuss open IP diligence matters, including as related to contributors to the IP of Bullish.

On June 25, 2021, representatives of Morgan Lewis circulated a revised draft of the Contribution Agreement that reflected various changes intended to ensure that assets are contributed promptly, that FPAC has the ability to consent if certain changes were made to the assets that would be contributed, and that Bullish would be indemnified from certain losses that might result from the various transactions contemplated under the Contribution Agreement.

Also on June 25, 2021, representatives of Morgan Lewis circulated a revised draft of the Master Services Agreement that reflected various changes, including those to ensure that all services will be provided at cost without any markup percentage, to link the termination of the Master Services Agreement to the completion of the transactions contemplated under the Contribution Agreement, to ensure that Bullish would be indemnified from certain losses that might result from the various transactions contemplated under the Master Services Agreement, and to ensure that FPAC had the ability to consent if certain changes to the Master Services Agreement were contemplated.

Also on June 25, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Securities Purchase Agreement.

Also on June 25, 2021, representatives of Morgan Lewis provided a draft Securities Purchase Agreement, in a form agreed between FPAC and representatives of Bullish Global, to the PIPE placement agents for distribution to potential anchor PIPE investors.

On June 26, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Non-Competition Agreement.

Also on June 26, 2021, representatives of Morgan Lewis circulated a revised draft of the Lock-Up Agreement, the Target Voting Agreement and the Standstill Agreement.

Also on June 26, 2021, Mr. Farley sent representatives of Morgan Lewis and Paul, Weiss a draft counterproposal to the compensation proposal Bullish Global had sent representatives of Morgan Lewis on

June 18, 2021. Later that day, and with permission from the FPAC Board and the independent directors of the FPAC Board, Mr. Farley sent the counterproposal to representatives of Bullish Global. Mr. Farley and his representatives, on the one hand, and representatives of Bullish Global, on the other hand, continued to exchange emails and hold discussions regarding Mr. Farley’s compensation as Chief Executive Officer through the FPAC Board’s approval of the Business Combination Agreement on July 8, 2021. In each instance, representatives of Morgan Lewis and Paul, Weiss were copied on the correspondence or present when those discussions occurred.

On June 27, 2021, representatives of Kirkland & Ellis circulated revised drafts of the Business Combination Agreement, the Lock-Up Agreement, the Target Voting Agreement, the Sponsor Voting Agreement and the Standstill Agreement.

On June 28, 2021, Mr. Farley, Mr. Bonanno, Ms. Stratoberdha, Mr. Liebling and other representatives of Bullish Global had a call to receive an update on key launch workstreams.

Also on June 28, 2021, representatives of Morgan Lewis and Kirkland & Ellis had a call to discuss open points on the Business Combination Agreement, including with respect to FPAC’s ability to terminate the Business Combination Agreement if the PCAOB financial statements are not delivered by a specified date, level of efforts required in connection with regulatory approvals and certain representations and warranties, and certain ancillary agreements, including the Non-Competition Agreement, the Contribution Agreement and the Master Services Agreement.

Also on June 28, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Lock-Up Agreement and the Standstill Agreement.

Also on June 28, 2021, representatives of Morgan Lewis circulated an initial draft of the Letter Agreement Amendment by and among the Sponsor, certain insiders of FPAC and the other parties thereto.

Also on June 28, 2021, representatives of Kirkland & Ellis and Morgan Lewis exchanged revised drafts of the Non-Competition Agreement.

Also on June 28, 2021, representatives of Kirkland & Ellis, representatives of Morgan Lewis and Mr. Erasmus had a call to discuss open diligence items, including various matters relating to IP.

Also on June 28, 2021, representatives of Morgan Lewis, Kirkland & Ellis and Bullish Global had a call to discuss open points on the Business Combination Agreement, various ancillary agreements and open due diligence items, including with respect to IP.

On June 29, 2021, the FPAC Board met to allow FPAC’s management and representatives of Morgan Lewis to introduce the Duff & Phelps representatives to the independent directors and representatives of Paul, Weiss. Duff & Phelps gave a brief presentation regarding the scope of their work to deliver a fairness opinion related to the potential transaction to the FPAC Board. After that presentation, the independent directors of the FPAC Board met in executive sessions with representatives of Paul, Weiss, KPMG and Duff & Phelps. During those executive sessions, the representatives of KPMG reviewed their commercial, operational and technical due diligence of, and the representatives of Duff & Phelps reviewed their financial analyses of, the Bullish Global business and responded to questions from the independent directors. FPAC’s management and representatives of Morgan Lewis did not attend the executive sessions.

Also on June 29, 2021, representatives of Morgan Lewis circulated revised drafts of the Business Combination Agreement that reflected changes to the representations and warranties, covenants and termination rights, the Contribution Agreement and the Master Services Agreement.

Also on June 29, 2021, representatives of Kirkland & Ellis and Morgan Lewis had a call to discuss open issues in the Business Combination Agreement.

From June 29, 2021, through July 5, 2021, representatives of Morgan Lewis and Kirkland & Ellis received and considered comments to the form of PIPE Subscription Agreement from various potential PIPE investors.

On June 30, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Non-Competition Agreement.

Also on June 30, 2021, representatives of Kirkland & Ellis, Morgan Lewis and Bullish Global had a call regarding executive compensation, benefits and labor comments to the Business Combination Agreement, the Contribution Agreement and the Master Services Agreement. None of these discussions concerned Mr. Farley’s compensation.

Also on June 30, 2021, representatives of Morgan Lewis had calls with Mr. Farley, Mr. Bonanno and Ms. Stratoberdha to discuss open issues in the Contribution Agreement and the Master Services Agreement and the overall process and timeline to signing.

On July 1, 2021, the FPAC Board met to receive updates regarding and to discuss the status of negotiations and due diligence in connection with the potential transaction. In attendance were FPAC’s directors, members of FPAC’s management, representatives of Morgan Lewis and representatives of Paul, Weiss. Among other topics, FPAC’s management reviewed again with the FPAC Board the financial analysis shared with the Board on June 9, 2021, including FPAC’s management adjusted projections of ADV, revenues and EBITDA for the Bullish Exchange, noting that Duff & Phelps had been instructed by FPAC management to use such adjusted financial projections in connection with its work. For additional detail regarding the projections used by Duff & Phelps in connection with its fairness opinion, see “Business Combination — Certain Bullish Global Projected Financial Information” on page 215. At the meeting, FPAC management also updated and discussed with the FPAC Board various development regarding Bullish Global’s technology build process and readiness and timelines to launch the Bullish Exchange platform.

Also on July 1, 2021, Mr. Bonanno, Ms. Stratoberdha, Mr. Capitman and Ms. Terrell had a call to discuss Duff & Phelps’ work on a fairness opinion.

Also on July 1, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Business Combination Agreement that included changes to the representations and warranties, including the tax representation, and certain covenants.

Also on July 1, 2021, representatives of Morgan Lewis and Kirkland & Ellis discussed the Non-Competition Agreement.

Also on July 1, 2021, representatives of Morgan Lewis circulated a revised draft of the Contribution Agreement that reflected various changes, including updates as to when liability associated with the transferred assets would transfer to Bullish, what consent rights FPAC would have regarding changes to the assets to be contributed, and what representations and warranties should be made regarding the assets to be contributed.

Also on July 1, 2021, representatives of Morgan Lewis circulated a revised draft of the Master Services Agreement that reflected various changes, including as to when the agreement would expire and what consent rights FPAC should have over changes to the Master Services Agreement.

Also on July 1, 2021, Morgan Lewis circulated the initial draft of the FPAC disclosure schedules to the draft Business Combination Agreement. Multiple discussions and multiple drafts of those schedules were exchanged between that date until the schedules were finalized prior to signing.

On July 2, 2021, Mr. Farley and Mr. Bonanno had a call with Mr. Blumer, Mr. Nam-Storm and Mr. Liebling concerning Bullish Global’s technology readiness and platform build timeline.

Also on July 2, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Letter Agreement Amendment and the Assignment, Assumption and Amendment Agreement.

On July 3, 2021, representatives of Kirkland & Ellis, Morgan Lewis and Bullish Global had calls to discuss open items in the Business Combination Agreement and ancillary documents.

Also on July 3, 2021, representatives of Morgan Lewis circulated a revised draft of the Business Combination Agreement that reflected changes with respect to the closing conditions and other technical and legal drafting points.

Also on July 3, 2021, representatives of Morgan Lewis circulated a revised draft of the Letter Agreement Amendment.

On July 4, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Business Combination Agreement that reflected changes with respect to the closing conditions and other technical and legal drafting points.

Also on July 4, 2021, representatives of Kirkland & Ellis and Morgan Lewis exchanged drafts of the Registration Rights Agreement.

Also on July 4, 2021, representatives of Morgan Lewis circulated a revised draft of the Letter Agreement Amendment and an initial draft of an amendment to agreements entered into between FPAC and BlackRock at the time of FPAC’s Initial Public Offering (the “BlackRock Letter Amendment”).

On July 5, 2021, the FPAC Board met to discuss updates on the discussions to date of Mr. Farley’s compensation as Chief Executive Officer of the combined entity following the Closing, the PIPE marketing process and other negotiation and diligence aspects of the proposed transaction. In attendance were FPAC’s directors, members of FPAC’s management, representatives of Morgan Lewis and representatives of Paul, Weiss. Among other things discussed at this meeting, Mr. Farley summarized the remaining open issues regarding his personal compensation, informed the FPAC Board how he intended to respond to Bullish Global on each of those open issues, and confirmed to the FPAC Board that all communications to date in these regards had included representatives of Morgan Lewis and Paul, Weiss.

Also on July 5, 2021, Mr. Bonanno and Mr. Ellis had a call to discuss ongoing commercial due diligence.

Also on July 5, 2021, representatives of Morgan Lewis circulated a revised draft of the Business Combination Agreement, reflecting various technical and legal drafting points.

Also on July 5, 2021, representatives of Kirkland & Ellis circulated revised drafts of the Non-Competition Agreement, the Target Voting Agreement, the Sponsor Voting Agreement, the Standstill Agreement and the BlackRock Letter Amendment.

Also on July 5, 2021, representatives of Kirkland & Ellis circulated revised drafts of the Contribution Agreement and the Master Services Agreement.

Also on July 5, 2021, representatives of Morgan Lewis circulated a revised draft of the Master Services Agreement reflecting technical and legal drafting points.

Also on July 5, 2021, representatives of Kirkland & Ellis circulated an initial draft of the Indemnification Agreement by and between Bullish and Block.one with respect to recourse for breach of the surviving representations and warranties of Bullish Global under the Business Combination Agreement (the “Indemnification Agreement”).

Also on July 5, 2021, representatives of Kirkland & Ellis and Morgan Lewis had a call to review the signing checklist and discuss open items in the Business Combination Agreement and ancillary documents.

Also on July 5, 2021, representatives of Morgan Lewis circulated revised drafts of the Business Combination Agreement, the Contribution Agreement, the Master Services Agreement and the Indemnification Agreement.

Between July 5, 2021, and July 8, 2021, Mr. Farley’s counsel, Blank Rome LLP, had interactions with representatives of Bullish Global and finalized the material terms of Mr. Farley’s employment as Chief Executive Officer of the combined entity following the Closing.

On July 6, 2021, and July 7, 2021, representatives of Morgan Lewis and Kirkland & Ellis exchanged drafts of the Business Combination Agreement reflecting technical and legal drafting points.

Also on July 6, 2021, representatives of Kirkland & Ellis circulated a revised draft of the Contribution Agreement.

Also on July 6, 2021, representatives of Morgan Lewis, Kirkland & Ellis and Block.one had a call to review the Business Combination Agreement.

Also on July 6, 2021, representatives of Morgan Lewis circulated an initial draft of the Sponsor Release Agreement by and between FPAC and the Sponsor (the “Sponsor Release Agreement”).

Also on July 6, 2021, representatives of Morgan Lewis circulated a revised draft of the Indemnification Agreement.

Also on July 6, 2021, representatives of Kirkland & Ellis, Morgan Lewis, Carey Olsen, Bullish Global’s Cayman Islands counsel and Bullish Global had a call to discuss the post-closing charter of Bullish and the Bullish special independent committee, and the role that a special independent committee would play in enforcing rights on behalf of FPAC’s current shareholders following the Closing, including in connection with enforcing certain provisions of the Contribution Agreement, and indemnification arrangements for current FPAC directors.

Also on July 6, 2021, representatives of Morgan Lewis provided revised drafts of the PIPE Subscription Agreement and the Securities Purchase Agreement, in the form agreed between FPAC and representatives of Bullish Global, to the PIPE placement agents for distribution to potential PIPE investors. From July 6, 2021 to July 8, 2021, representatives of Morgan Lewis had several conversations with potential PIPE investors regarding the foregoing draft agreements, and conferred with representatives of Kirkland & Ellis regarding proposed changes. During this time period, representatives of Morgan Lewis also had several conversations with representatives of BlackRock regarding its PIPE investment and the BlackRock Letter Amendment.

On July 7, 2021, the FPAC Board met to discuss the potential transaction. In attendance were FPAC’s directors, representatives of Morgan Lewis, representatives of Paul, Weiss, representatives of Campbells and representatives of Duffs & Phelps. Among other topics discussed during this meeting, Mr. Farley informed the attendees that he expected final transaction documents to be presented to the FPAC Board the following day for approval. The Board reviewed and discussed key terms of the potential transaction. The representatives of Duff & Phelps also reviewed their financial analysis of the transaction, and confirmed to the FPAC Board that Duff & Phelps was prepared to deliver a fairness opinion, if requested by the FPAC Board, the following day. During this meeting, representatives of Campbells described the FPAC Board’s responsibilities under Cayman Islands law and the due diligence review undertaken by their firm. Representatives of Morgan Lewis then discussed final due diligence matters.

Also on July 7, 2021, Mr. Bonanno had a call with executives from a potential strategic partner and PIPE investor.

Also on July 7, 2021, representatives of Morgan Lewis circulated a revised draft of the Sponsor Release Agreement.

Also on July 7, 2021, representatives of Morgan Lewis and Mr. Bonanno had a call to discuss the revised Bullish Global disclosure schedules to the draft Business Combination Agreement received from Bullish Global.

Also on July 7, 2021, representatives of Morgan Lewis, Mr. Farley, Mr. Bonanno and Ms. Stratoberdha had a call to discuss process and steps to signing.

Also on July 7, 2021, representatives of Kirkland & Ellis, representatives of Morgan Lewis and Mr. Erasmus had a call to walk through the signing checklist and discuss signing mechanics.

On July 8, 2021, the FPAC Board held a meeting to consider the final terms of the proposed business combination with Bullish Global. In attendance were FPAC’s directors, members of FPAC’s management, representatives of Morgan Lewis, representatives of Paul, Weiss, representatives of Campbells and representatives of Duffs & Phelps. At the meeting, Mr. Farley informed the FPAC Board of the final material terms regarding his compensation agreed to by him and Bullish Global. Representatives of Duff & Phelps updated their financial analysis as of July 8, 2021, and rendered the firm’s opinion that the consideration to be paid in the Business Combination was fair, from a financial point of view, to FPAC. The opinion and the updated analysis were subsequently confirmed in writing. Representatives of Morgan Lewis also reviewed with the FPAC Board proposed resolutions approving the transaction. The FPAC Board then adopted resolutions approving the Business Combination Agreement and the ancillary documents and the transactions contemplated thereby and declaring them advisable, and fair to and in the best interests of FPAC and the FPAC Shareholders and recommending that the Business Combination Agreement be submitted to the relevant FPAC Shareholders for adoption, and that the FPAC Shareholders approve the Business Combination Agreement and thereby approve the Transactions, including the Business Combination.

After the close of market on July 8, 2021, FPAC, Bullish, Bullish Global, Merger Subs executed the Business Combination Agreement, attached to which were the agreed forms of the Lock-Up Agreement, the Letter Agreement Amendment, the Non-Competition Agreement, the Target Voting Agreement, the Sponsor Voting Agreement and the Standstill Agreement, each of which was executed simultaneously with the execution of the Business Combination Agreement. Substantially concurrently therewith, Block.one, Bullish Global, FPAC, the Sponsor and their respective affiliates executed, as applicable to the extent a party thereto, the Contribution Agreement, the Master Services Agreement, the Sponsor Release Agreement and the Indemnification Agreement. Additionally, 31 entities entered into PIPE Subscription Agreements with Bullish and FPAC for an aggregate investment of $300,000,000 for 30,000,000 Class A Ordinary Shares of Bullish at $10.00 per share. In the case of the Anchor Subscriber who has subscribed for 7,500,000 Class A Ordinary Shares of Bullish, the PIPE Subscription Agreement was accompanied by the Securities Purchase Agreement with the Sponsor and Bullish providing for the purchase of 3,000,000 warrants from the Sponsor (or BlackRock) at $1.00 per warrant and a 90 -day lock-up applicable to all securities held by the anchor PIPE investor. In addition, BlackRock executed and delivered the BlackRock Letter Amendment.

Before market open on July 9, 2021, FPAC and Bullish Global issued a joint press release announcing the proposed business combination. FPAC also filed with the Securities and Exchange Commission a Current Report on Form 8-K with an investor presentation providing information on Bullish Global and the agreements related to the proposed business combination.

On March 7, 2022, FPAC Bullish, the Merger Subs and Bullish Global entered into an amendment to the Business Combination Agreement to extend the Outside Date to May 9, 2022. No other changes were made to the Business Combination Agreement.

On May 6, 2022, FPAC, Bullish, the Merger Subs and Bullish Global entered into a second amendment to the Business Combination Agreement to further extend the Outside Date to July 8, 2022 in order to facilitate the completion of the Business Combination. No other changes were made to the Business Combination Agreement.

On June 29, 2022, FPAC, Bullish, the Merger Subs and Bullish Global entered into a third amendment to the Business Combination Agreement to further extend the Outside Date to December 31, 2022 in order to facilitate the completion of the Business Combination. Additionally, as consideration for the FPAC’s agreement to enter into the Amendment No. 3, Bullish Global paid a $2.5 million extension fee at the time of signing. No other changes were made to the Original Business Combination Agreement.

Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date The PIPE Investment was never a closing condition of the Business Combination. Additionally, due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination

As described in more detail below, in approving FPAC’s Business Combination with Bullish Global, the FPAC Board considered, among other things, the potential for the post-Business Combination Bullish to fill a need in the developing cryptocurrency industry for a trusted, well-regulated exchange that can combine emerging decentralized finance, or DeFi, protocols with more traditional exchange architecture. The FPAC Board believes Bullish will be positioned to do this with innovative technology and talented management, complemented by the addition of Thomas W. Farley, FPAC’s Chairman and Chief Executive Officer, as Chief Executive Officer, and its significant balance sheet assets.

The FPAC Board considered a wide variety of factors and consulted with FPAC management and FPAC’s legal, financial, commercial, and technical advisors in connection with its evaluation of the Business Combination. Before reaching its decision to approve the Business Combination, the FPAC Board reviewed the results of due diligence conducted by FPAC’s management and by FPAC’s legal, financial, commercial, and technical advisors, which included, among other things:

•	extensive meetings with Bullish Global’s management and technology teams;

•	research on secondary cryptocurrency markets, including historical growth trends and market share information as well as end-market size and growth projections;

•	analysis of Bullish Global’s planned operations, including the underlying technology;

•	multiple expert calls with cryptocurrency professionals regarding the competitive landscape;

•	review of Bullish Global’s material contracts regarding financials, tax, legal, accounting, information technology, security, insurance and intellectual property;

•	financial and valuation analysis of Bullish Global and the Business Combination;

•	reports related to tax, financial, commercial, and technological and legal diligence prepared by external advisors; and

•	assessment of Bullish Global’s public company readiness.

In the prospectus for the Initial Public Offering, FPAC stated that it intended to concentrate its efforts to complete a business combination on businesses in the “Fintech” or financial technology, technology or financial services industries that offer a differentiated technology platform and product suite for interfacing with the financial services sector. The FPAC Board concluded that Bullish Global meets those criteria, and represents an attractive business combination partner for FPAC.

In particular, the FPAC Board considered the following positive factors, among others:

•	Commercial Rationale. The FPAC Board considered the following factors related to Bullish Global and the Business Combination:

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Bullish Global’s Large Addressable Market. The cryptocurrency market has experienced significant growth and product innovation which the FPAC Board expects to continue in coming years. According to CoinMarketCap, a widely used public source for cryptocurrency market information, the market capitalization of all digital assets recently exceeded $1.5 trillion and total users are estimated to be more than 100 million. Additionally, according to DeFipulse.com, also a widely used public source, the digital asset industry has seen significant new product innovation including the proliferation of DeFi protocols which have attracted more than $65 billion in customer deposits as of June 30, 2021. The FPAC Board believes Bullish Global to be well positioned to participate in continued market expansion through its unique combination of value propositions described below.

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Bullish Global’s Liquidity Pools. Bullish Global’s Liquidity Pools appear well designed to offer liquidity, depth and arbitrage opportunities for traders while also offering Liquidity Pool depositors the ability to generate a return on their assets. Bullish Global’s Liquidity Pools also appear to differ in positive respects from other DeFi liquidity pool products because they will permit the use of fiat currencies and bitcoin, while additionally generating multiple different revenue streams for their depositors.

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Bullish Global’s Capital Position and Liquidity Resources. Bullish Global’s existing capital resources of $4.9 billion in cryptocurrencies (as of July 2, 2021 just prior to the date the FPAC Board approved the Business Combination) and cash make it uniquely positioned to capture market share through the deployment of these assets into their Liquidity Pools. The FPAC Board believes Bullish Global’s significant capitalization and liquidity resources provide it a meaningful competitive advantage in attracting customers and trading volumes when combined with Bullish Global ’s Liquidity Pools. Furthermore, the FPAC Board believes Bullish Global’s capitalization will provide it a strategic advantage by allowing additional investment in technology, new product development and other investments including M&A.

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Bullish Global’s Proprietary Hybrid Order Book and Other Innovative Features. Bullish Global’s proprietary matching engine technology is designed to combine bids and offers from its Liquidity Pools as well as those from traditional market makers as found in a central limit order book. Bullish Global has also developed innovative technology and products for margin lending and dynamic pricing in periods of high volatility. The FPAC Board believes these features likely will be attractive to potential customers and highlight Bullish Global’s strength in product development.

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Bullish Global’s Regulated and Compliant Operations. Bullish Global’s cryptocurrency trading platform will be regulated by the Gibraltar Financial Services Commission, which the FPAC Board believes is a respected international financial services regulator. The FPAC Board believes global cryptocurrency regulation will become an increasing requirement for leading cryptocurrency trading platforms and other companies operating in the sector and would expect Bullish to seek additional regulatory approvals as needed. Furthermore, the FPAC Board believes Bullish Global’s decision to operate in a regulated and compliant manner will better position it to adapt to evolving changes in global cryptocurrency regulations.

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Financial Condition. The FPAC Board also considered that Bullish Global’s balance sheet with $1.62 billion of cash, $4.826 billion of bitcoin, $81 million of EOS and no debt or material contingent liabilities (as of July 2, 2021) places the business in a strong financial position to support its operations and business plan.

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Strong Existing Management Team. The FPAC Board considered that Bullish Global’s management team has extensive experience in blockchain, cryptocurrency and financial service technology, electronic trading and sales and marketing.

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Role of Thomas W. Farley as Chief Executive Officer. The FPAC Board considered that Bullish Global’s management team would be complemented by the addition of Thomas W. Farley, FPAC’s Chairman and Chief Executive Officer, as Chief Executive Officer and Board member upon completion of the Business Combination. Mr. Farley is a proven leader in the exchange and financial market industries with over 15 years leadership experience at five different regulated exchanges, one clearing organization and one broker-dealer.

•	Strong Sponsorship. Following the Closing of the Business Combination, Bullish will have blue chip shareholders and a permanent capital base and public platform suitable for its long-term success.

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Significant Equity Investment. $300 million of private capital had been committed by PIPE Investors, for a one year period, including significant participation from existing investors in Bullish, which indicated strong support for the Business Combination from public market investors. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination.

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Terms of the Business Combination Agreement. The FPAC Board determined that the terms and conditions of the Business Combination Agreement were fair, advisable and in the best interests of FPAC and the FPAC Shareholders and were the product of arm’s-length negotiations among the parties.

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Reasonable Valuation. The FPAC Board considered that the valuation of Bullish Global under the terms of the Business Combination Agreement, reflected a reasonable valuation for the Bullish Global business on an appropriately risk-adjusted basis.

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Fairness Opinion. The FPAC Board obtained a fairness opinion from Duff & Phelps which stated that the consideration to be paid in the Business Combination was fair to FPAC from a financial point of view. The overall assumptions in the Duff & Phelps fairness opinion assumed the completion of the Business Combination as originally contemplated, including the concurrent PIPE Investment. The opinion’s conclusion and the Financial Projections (as defined therein) did not however assume any PIPE Investment.

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Shareholder Approval. The FPAC Board considered the fact that in connection with the Business Combination, FPAC Shareholders have the option to (i) become shareholders of Bullish, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the Trust Account.

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Independent Director Role. The FPAC Board is comprised of a majority of independent directors who are not affiliated with the Sponsor or its affiliates. FPAC’s independent directors evaluated and unanimously approved, as members of the FPAC Board, the Business Combination Agreement and the ancillary documents and the transactions contemplated thereby. In connection with FPAC’s evaluation of the Business Combination with Bullish Global, the independent directors on the FPAC Board have separately been advised by Paul, Weiss.

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Other Alternatives. The FPAC Board’s belief is that the Business Combination represents the best potential business combination for FPAC based upon the process utilized to evaluate and assess other potential acquisition targets.

In the course of its deliberations, the FPAC Board also considered a variety of risks and uncertainties relevant to the transaction, including, among others, the following:

•	Risks Associated with the Business Combination.

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The risk that the Business Combination might not be consummated in a timely manner or that the Closing of the Business Combination might not occur despite the parties’ efforts, including due to a failure to obtain the approval of FPAC Shareholders or the Bullish Global shareholders.

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The significant fees and expenses associated with completing the Business Combination and related transactions, and the substantial time and effort of FPAC and Bullish Global management required to complete the Business Combination.

•	The possibility of litigation challenging the Business Combination.

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Risks Associated with Bullish Global’s Business. Bullish Global has no operating history in the highly competitive cryptocurrency industry and faces significant risk related to its business, strategy and operations.

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Risks Associated with Cryptocurrency. Bullish Global’s business will depend on the continued acceptance of cryptocurrency as an alternative to fiat currencies and the prices and volume of transactions in cryptocurrencies.

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Risks Associated with Post-Closing Corporate Governance. The amount of equity to be issued to Bullish Global’s existing shareholders as well as the dual-class structure of Bullish’s Ordinary Shares will have the effect of concentrating voting power with the holders of Bullish’s Class B Ordinary Shares, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

•	The other risks described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the FPAC Board also considered that certain of the officers of FPAC have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of FPAC Shareholders. In particular, the FPAC Board considered that Mr. Farley, as incoming CEO of Bullish, would be entering into an employment agreement concurrently with the Closing of the Business Combination and that Mr. Farley negotiated certain key aspects of his compensation to be set forth in that employment agreement prior to the signing of the Business Combination Agreement. Mr. Farley’s employment agreement is not a condition to the Closing of the Business Combination. Additionally, at the direction of the FPAC Board, Mr. Farley refrained from negotiating any such personal compensation matters until agreement on the valuation terms of the Business Combination Agreement had been reached among the parties, and then only under the supervision of the FPAC Board’s and the independent directors’ outside counsel at Morgan Lewis and Paul, Weiss, respectively. FPAC’s independent directors, with their counsel Paul, Weiss, reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and approving, as members of the FPAC Board, the Business Combination Agreement and the Transactions, including the Business Combination. See the section entitled “— Interests of FPAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

While this discussion of the information and factors considered by the FPAC Board includes the principal positive and negative factors, it is not intended to be exhaustive and may not include all of the factors considered by the FPAC Board or any of its individual directors. In view of the wide variety of factors considered in connection with the FPAC Board’s evaluation of the transaction, and the complexity of these matters, the FPAC Board did not find it useful and did not attempt to rank, quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Business Combination Agreement and the Transactions and to make the recommendation to FPAC Shareholders contained in this proxy statement/prospectus. Rather, the FPAC Board viewed its decision as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the FPAC Board may have given differing weights to different factors. The FPAC Board’s reasons for its approval of the Business Combination Agreement and the Business Combination, and all other information presented in this section, are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

After considering the foregoing potentially negative and potentially positive reasons, the FPAC Board concluded, in its business judgment, that the potentially positive reasons relating to the Business Combination outweighed the potentially negative reasons.

Certain Bullish Global Projected Financial Information

Bullish Global does not prepare or publicly disclose, as a matter of course, long-term forecasts or internal projections as to future revenues, earnings, or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates and the inherent difficulty of making reliable predictions before the launch of operations.

The projections of Bullish Global management were requested by, and disclosed to, FPAC as part of due diligence. In addition to the projections requested by FPAC, Bullish’s management prepared sensitivity analyses given a range of different assumptions. The sensitivities were based on the same overall methodology used for the projections, as described below. These projections and the sensitivity analyses are set out below (the “Bullish Management Projections”). The Bullish Management Projections were prepared as of May 6, 2021. The Bullish Management Projections were prepared by Bullish’s management on a standalone basis, without giving effect to the Business Combination or the PIPE Financing. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared.

The Bullish Management Projections set out projected average daily volume, or “ADV,” the average size of the Liquidity Pools, the ADV/Liquidity Pool ratio, Total Net Revenue (Total Net Transaction Revenue plus Net Margin Lending revenue) and EBITDA for 2021 through 2025.

For purposes of the Bullish Management Projections (and the FPAC Management Adjusted Projections referred to below), the component of trading revenue with respect to sales of digital assets by the Liquidity Pool is presented as the gross sale proceeds less the fair value of the underlying digital assets (i.e., the spread earned by Bullish in the transaction). No reconciliation of trading revenues as set out herein to the comparable IFRS revenue measure is provided due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

In making its revenue projections, Bullish management estimated the potential revenue generated by profit-seeking arbitrage traders expected to transact on the Bullish Exchange. Bullish ran a simulation based on only one Liquidity Pool (BTC/USD) and assumed a total pool size of $5 billion (US$2.5 billion and US$2.5 billion worth of bitcoin). The volume of the simulation was determined by using tick-by-tick data against the largest US-based crypto exchange over a two-year period ending in March 2021. The simulation assumed arbitrageurs would execute a trade every time there was a non de minimis price differential between the prices determined by the Bullish Liquidity Pool and the external exchange (including external trading costs). The simulation also assumed: ten basis points of external trading costs, Bullish spread including a fixed ten basis point fixed spread plus additional dislocation spread during periods of high volume, and a five-second time delay during periods of high volume. Annualized bitcoin price volatility over the two-year period was estimated to be approximately 75% and the USD notional volume of arbitrage traders was linearly proportional to both the size of the Liquidity Pool and the price of bitcoin and was highly correlated with volatility for a given Liquidity Pool size and bitcoin price. Using the finding from this BTC/USD-only Liquidity Pool historical simulation, Bullish extrapolated the expected volume opportunity by increasing the size of the Liquidity Pool to account for third-party participation in the Liquidity Pool, while maintaining only one Liquidity Pool (BTC/USD). The Bullish projections assumed a bitcoin price increasing annually by approximately 12%. Bullish also projected increases in total trading volume generated from transaction activity by customers pursuing trading strategies other than arbitrage. In addition to fees generated from trading activities, Bullish forecast potential margin lending revenue based on expectations for lending volume as a percentage of the total Liquidity Pool size and variable interest rates charged on that lending volume. Bullish based its lending volume estimates on assumed gradual adoption of margin lending services by customers with lending volume growing to 5% of the total Liquidity Pool in the first year of operation and then increasing to 10% by the end of the forecast period.

Based on the Bullish Management Projections, FPAC management prepared the adjusted projections set out below as of June 9, 2021, (the “FPAC Management Adjusted Projections,” and, collectively with the Bullish Management Projections, the “Projections”). The adjustments made by FPAC management reflect two items: (i) an assumed higher ADV as a percentage of Liquidity Pools, and (ii) the lower prices of bitcoin as of June 9, 2021 compared to May 6, 2021. FPAC management based their assumption of higher ADV as a percentage of Liquidity Pools on their analysis of trading activity for the ETH/USDT and ETH/USDC pairs on the DeFi protocol Uniswap V2. These Uniswap V2 Liquidity Pools were chosen as relevant proxies for potential trading volume on the Bullish Exchange because they use a 50/50 Bancor-based rebalancing algorithm similar to that to be used by the Bullish Exchange (see “Business of Bullish—Key Services and Innovations”) and contain assets similar to those which Bullish plans to have available on the Bullish Exchange at Launch. FPAC management believed the Uniswap V2 Liquidity Pools likely represented a more accurate estimate of the ADV as a percentage of Liquidity Pools that the Bullish Exchange could be expected to experience than assumed in the Bullish Management Projections because the Uniswap trading pairs had a meaningful operating history covering more than $50 billion of trading volume for the observed period as compared to the simulation used in the Bullish Management Projections which was limited to simulated trading against only one external exchange. The assumed ADV as a percentage of Liquidity Pools used in the FPAC Management Adjusted Projections, while higher than that used in the Bullish Management Projections, was below the range observed for the Uniswap V2 Liquidity Pools.

The Projections are included in this proxy statement/prospectus only because (1) the Bullish Management Projections were provided to FPAC in connection with the due diligence review of Bullish as described above, (2) FPAC management adjusted the Bullish Management Projections to prepare the FPAC Management Adjusted Projections, (3) the FPAC Management Adjusted Projections (including projected unlevered free cash flow) were furnished to Duff & Phelps by FPAC management for use by Duff & Phelps in connection with its opinion described under “Opinion of Duff & Phelps, the FPAC Board’s Financial Advisor” and (4) the FPAC Management Adjusted Projections were provided to the FPAC Board for its evaluation of the Business Combination. The Projections are not included in this proxy statement/prospectus to influence any shareholders to make any investment decisions with respect to the Business Combination. The inclusion of the Projections herein should not be deemed an admission or representation by any of FPAC, Bullish or Bullish Global that they, or any of them, view any of the Projections as material information.

Since preparation of the Projections in May 2021, and as described elsewhere in this proxy statement/prospectus, Bullish Exchange commenced initial operations on December 21, 2021. During the course of launching and conduction of operations, Bullish Exchange has made certain modifications to its business. These along with certain outside factors reflect variances from the assumptions underlying the Projections. For example, while the Projections assumed the Bullish Exchange would launch at the beginning of October 2021, the Bullish Exchange did not complete a first full month of operations until January of 2022, delaying the financial benefits and ramp-up of revenue-producing activities by approximately three months. Additionally, the Projections included an assumption that Bullish Global’s contributions to the Liquidity Pools would grow more rapidly than they have in actuality due to Bullish management’s decision to use a more methodical approach to depositing balances than previously assumed in June 2021. With respect to projected margin services revenue, in the first months of operations, customer demand for margin lending services had been below expectations and in response, in May 2022, Bullish Exchange suspended its primary margin lending product in its highest-volume trading pair (BTC/USD) in order to reconsider the product offering. Bullish Exchange has subsequently commenced a pilot program for a credit line facility under which Bullish Exchange offers margin credit lines to eligible institutional customers who request to engage in leveraged trading. See “Business of Bullish – The Bullish Exchange.” Bullish continues to expect that interest income from margin lending activity will represent an important revenue stream for its business, but Bullish Exchange may not be successful with its new pilot program or other attempts to generate margin lending revenue commensurate with the Projections. The Projections also included an assumption that the Exchange’s annual operating costs would be higher than has been experienced since Launch. Notwithstanding the foregoing changes in certain underlying assumptions, and taking into account the short period of actual operations, the performance of the Bullish Exchange in its early months of operation, taken as a whole, has been consistent with the performance suggested by the FPAC Management Adjusted Projections for the early months of operations.

Bullish has not warranted the accuracy, reliability, appropriateness or completeness of the Bullish Management Projections to anyone, including FPAC. Neither the management of Bullish Global, FPAC, nor any of their respective representatives, advisors or affiliates has made or makes any representation to any person regarding the ultimate performance of Bullish Global compared to the information contained in the Projections, and none of them intends to or undertakes any obligation to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. You are cautioned not to rely on the projections in making any decision regarding the transaction. No references to the Projections in any future periodic reports filed under the Exchange Act will be made.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE PROJECTIONS FOR BULLISH, EACH OF FPAC, BULLISH AND BULLISH GLOBAL UNDERTAKE NO OBLIGATIONS AND EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The Bullish Management Projections were prepared by, and are the responsibility of, the management of Bullish Global, and the FPAC Management Adjusted Projections were prepared by FPAC Management based on the Bullish Management Projections and are the responsibility of FPAC management.

Bullish and FPAC do not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of Bullish has prepared the prospective financial information set forth in the Bullish Management Projections at the request of FPAC for use as a component of its overall evaluation of Bullish, and the management of FPAC has prepared the adjustments set forth in the FPAC Management Adjusted Projections for use by Duff & Phelps in connection with its opinion described under “Opinion of Duff & Phelps, the FPAC Board’s Financial Advisor.” The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with IFRS, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, therefore, the accounting treatment of income and presentation under IFRS may be different. In the view of Bullish’s management (in the case of the Bullish Management Projections) and of FPAC’s management (in the case of the FPAC Management Adjusted Projections), the prospective financial information was prepared on a reasonable basis, reflected the best available estimates and judgments at the time, and presented, to the best of management’s knowledge and belief at the time, the expected course of action and the expected future financial performance of Bullish. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this registration statement are cautioned not to place undue reliance on the prospective financial information.

Neither Bullish’s independent auditors nor any other independent accountants have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information.

The Projections are forward-looking statements that are based on numerous estimates and assumptions that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond Bullish Global’s control. These include the risks described in the section entitled “Risk Factors.” While all projections are necessarily speculative, prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context including impact to actual results from digital asset price fluctuations and trading volumes. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. Given the inherent risks and uncertainties associated with such long-range forecasts, the inclusion of the Projections in this proxy statement/prospectus should not be regarded as an indication that Bullish Global, FPAC or their respective representatives considered or currently consider the projections to be a reliable prediction of future events, and this information should not be relied upon as such. Although the Projections are presented with numerical specificity, they reflect numerous estimates and assumptions made by the management of Bullish (in the case of the Bullish Management Projections) and by the management of FPAC (in the case of the FPAC Management Adjusted Projections) with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Bullish’s planned business, all of which are difficult or impossible to predict accurately. In light of the foregoing factors, and the uncertainties inherent in the Projections, shareholders are cautioned not to place undue, if any, reliance on the Projections.

The key elements of the projections provided to us are summarized in the table below.

Bullish Management Projections (US$ in thousands)

	2021E	2022E	2023E	2024E	2025E
Average Daily Volume[1]	52,544	525,962	1,350,484	2,129,770	3,136,631
Liquidity Pool Size[2]	5,175,937	6,733,984	10,301,481	14,013,980	17,844,412
ADV/Liquidity Pool Size	1%	8%	13%	15%	18%
Revenue:
Net Trading Revenue[3]	9,131	315,954	562,380	726,352	910,999
Net Margin Lending and Other Revenue[4]	736	25,536	137,124	190,487	224,141
Total Net Revenue	9,867	341,490	699,504	916,839	1,135,140
EBITDA[5]	(186,582)	68,874	363,599	532,536	698,848

FPAC Management Adjusted Projections (US$ in thousands)

	2021E	2022E	2023E	2024E	2025E
Average Daily Volume[1]	59,593	897,582	2,758,436	3,987,655	5,338,947
Liquidity Pool Size[2]	5,100,357	6,012,182	10,301,481	14,013,980	17,844,412
ADV/Liquidity Pool Size	1%	15%	27%	28%	30%
Revenues:
Net Trading Revenue[3]	11,326	561,007	1,148,691	1,359,978	1,550,637
Net Margin Lending and Other Revenue[4]	538	17,466	121,195	167,692	192,692
Total Net Revenue	12,069	587,900	1,290,954	1,557,264	1,782,816
EBITDA[5]	(185,417)	180,872	738,686	959,439	1,135,903
Unlevered Free Cash Flow[6]	(186,417)	161,814	663,860	862,552	1,021,384

Notes:

1)	Average Daily Volume (“ADV”) is defined as the daily dollar value of transactions executed on the Bullish Exchange.
2)	Liquidity Pool Size represents the total dollar value of assets deposited in the Bullish Liquidity Service.
3)

Net Trading Revenue is defined as gross revenue earned from customer trading activities less revenue share paid to customers. The accounting treatment in the financial statements under IFRS may be different.

4)

Net Margin Lending and Other Revenue are defined as gross revenue margin lending and other exchange activities less revenue share paid to customers. The accounting treatment in the financial statements under IFRS may be different.

5)

EBITDA is a non-GAAP financial measure and is defined as earnings before interest, income taxes, depreciation and amortization. No reconciliation to the comparable IFRS measure is provided due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

6)	Unlevered Free Cash Flow is a non-GAAP financial measure and is defined as EBITDA less income taxes and capital expenditures.

Sensitivity Analyses

Bullish’s management believes that the most meaningful driver of revenue in the near term will be the level of Trading Volume. Trading Volume is comprised of both arbitrage-driven Trading Volume and non-arbitrage-driven Trading Volume (for example, a fundamentals-driven trader or a retail price taker). The following table depicts a range of arbitrage-driven Trading Volume outcomes using the previously described simulation based on tick-by-tick trading data for a range of price volatility environments, Liquidity Pool sizes, and bitcoin price levels (US$ in millions):

Annualized Daily Volatility		40%	45%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%
Dislocation Spread (bps)		4.8	5.4	6.0	6.6	7.2	7.8	8.4	9.0	9.5	10.1	10.7	11.3	11.9
BTC Price	Pool Size ($USm)	ADV of Arbitrage Volume ($USm)
	5,000	$106	$124	$143	$163	$184	$207	$230	$254	$279	$306	$333	$361	$391
$35,000	10,000	$213	$249	$287	$327	$369	$413	$460	$508	$558	$611	$666	$722	$781
	15,000	$319	$373	$430	$490	$553	$620	$689	$762	$838	$917	$998	$1,084	$1,172
	5,000	$122	$142	$164	$187	$211	$236	$263	$290	$319	$349	$380	$413	$446
$40,000	10,000	$243	$284	$328	$374	$422	$472	$525	$581	$638	$698	$761	$826	$893
	15,000	$365	$426	$492	$560	$633	$708	$788	$871	$957	$1,047	$1,141	$1,238	$1,339
	5,000	$137	$160	$184	$210	$237	$266	$295	$327	$359	$393	$428	$464	$502
$45,000	10,000	$274	$320	$369	$420	$474	$531	$591	$653	$718	$786	$856	$929	$1,004
	15,000	$410	$480	$553	$630	$712	$797	$886	$980	$1,077	$1,178	$1,284	$1,393	$1,507
	5,000	$152	$178	$205	$233	$264	$295	$328	$363	$399	$436	$475	$516	$558
$50,000	10,000	$304	$355	$410	$467	$527	$590	$657	$726	$798	$873	$951	$1,032	$1,116
	15,000	$456	$533	$614	$700	$791	$886	$985	$1,089	$1,197	$1,309	$1,426	$1,548	$1,674
	5,000	$167	$195	$225	$257	$290	$325	$361	$399	$439	$480	$523	$568	$614
$55,000	10,000	$334	$391	$451	$514	$580	$649	$722	$798	$878	$960	$1,046	$1,135	$1,228
	15,000	$502	$586	$676	$770	$870	$974	$1,083	$1,197	$1,316	$1,440	$1,569	$1,703	$1,841
	5,000	$182	$213	$246	$280	$316	$354	$394	$435	$479	$524	$571	$619	$670
$60,000	10,000	$365	$426	$492	$560	$633	$708	$788	$871	$957	$1,047	$1,141	$1,238	$1,339
	15,000	$547	$640	$737	$840	$949	$1,063	$1,182	$1,306	$1,436	$1,571	$1,712	$1,858	$2,009

To arrive at total Trading Volume, arbitrage-driven volume is grossed up based on the percentage of arbitrage-driven volume in relation to total Liquidity Pool volume, and then third-party maker volume is added to the resulting figure. For example, if arbitrage-driven volume accounts for 50% of total Liquidity Pool volume and third-party maker volume is 10% of total Liquidity Pool volume, then $500 million of ADV from the above table would translate into $1 billion of Liquidity Pool ADV and $1.1 billion of total ADV.

Another meaningful driver of revenue will be the spread that Bullish is able to capture, which is comprised of a base spread on all trades as well as a dislocation spread, which is applied in times of high volatility. The Bullish Management Projections were prepared on the basis of an initial base spread of 10 basis points, which is expected to decline over time. For sensitivity modeling purposes, Bullish management has assumed a base spread of eight basis points. The expected dislocation spread in relation to annualized daily bitcoin volatility is shown in the table below:

Annualized Daily Volatility	40%	45%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%
Dislocation Spread (bps)	4.8	5.4	6.0	6.6	7.2	7.8	8.4	9.0	9.5	10.1	10.7	11.3	11.9

Utilizing a range of different average daily Trading Volume assumptions, Bullish’s management team estimated revenue and earnings scenarios. The below sensitivity analysis assumes a constant Liquidity Pool size of $9.7 billion (comprised 55% of Bullish contributions), annualized bitcoin volatility of 70%, a base spread of eight basis points, a dislocation spread of 8.4 basis points and varying assumptions on arbitrage-driven Trading Volume as a percent of liquidity pool volume (ranging from 100% in the leftmost column to 45% in the rightmost column). Furthermore, 75% of revenue on the Client Portion of the Liquidity Pool is paid to clients with respect to Liquidity Pool revenues, third-party maker revenues and lending revenues with Bullish retaining a 25% fee. The sensitivity output is shown below (US$ in millions):

Liquidity Pool Size	$9,734	$9,734	$9,734	$9,734	$9,734	$9,734
Liquidity Pool ADV	$800	$1,000	$1,200	$1,400	$1,600	$1,800
Third-Party Maker ADV	80	100	120	140	160	180
As % of Liquidity Pool ADV	10%	10%	10%	10%	10%	10%
Total ADV	$880	$1,100	$1,320	$1,540	$1,760	$1,980

Bullish Portion of Liquidity Pool	55%	55%	55%	55%	55%	55%

Base Spread (bps)	8.0	8.0	8.0	8.0	8.0	8.0
Dislocation Spread (bps)	8.4	8.4	8.4	8.4	8.4	8.4
Total Spread (bps)	16.4	16.4	16.4	16.4	16.4	16.4

Liquidity Pool Gross Revenues	$478	$597	$716	$836	$955	$1,074
Paid to Clients	(160)	(200)	(240)	(280)	(320)	(360)
Liquidity Pool Net Revenues	$318	$397	$476	$556	$635	$715

Third-Party Maker Gross Revenues	$23	$29	$35	$41	$47	$53
Paid to Clients	(8)	(10)	(12)	(14)	(16)	(18)
Third-Party Maker Net Revenues	$16	$19	$23	$27	$31	$35

Lending Gross Revenues	$182	$182	$182	$182	$182	$182
Paid to Clients	(61)	(61)	(61)	(61)	(61)	(61)
Lending Net Revenues	$121	$121	$121	$121	$121	$121

On/Off Ramp (10 bps on 1% LP ADV)	$3	$4	$4	$5	$6	$7
Other Net Revenues	11	11	11	11	11	11
Total Other Net Revenues	$14	$15	$15	$16	$17	$18

Total Net Revenues	$468	$552	$636	$720	$804	$888

Expenses	$260	$288	$315	$343	$370	$397
EBITDA[1] Margin	44.6%	47.9%	50.4%	52.4%	54.0%	55.3%

EBITDA[1]	$209	$264	$321	$378	$434	$491

Note: Dislocation spread based on annualized daily volatility of 70%. Lending assumptions based on a Liquidity Pool size of US$10 billion, loan utilization of 9.0%, and APR of 20.8%.

1)

EBITDA is a non-GAAP financial measure and is defined as earnings before interest, income taxes, depreciation and amortization. No reconciliation to the comparable IFRS measure is provided due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Opinion of Duff & Phelps, the FPAC Board’s Financial Advisor

On May 7, 2021, FPAC retained Kroll, LLC, a Kroll business operating as Duff & Phelps (“Duff & Phelps”) to serve as an independent financial advisor to the FPAC Board to provide to the FPAC Board a fairness opinion in connection with the Business Combination. On July 8, 2021, Duff & Phelps delivered its opinion, dated July 8, 2021 (the “Opinion”), to the FPAC Board that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the consideration to be paid in the Business Combination was fair, from a financial point of view, to FPAC.

In selecting Duff & Phelps, the FPAC Board considered, among other things, the fact that Duff & Phelps is a reputable investment banking firm with experience in the cryptocurrency sector and a global leader in providing fairness opinions to boards of directors. Duff & Phelps is continuously engaged in the valuation of businesses and their securities and the provision of fairness opinions in connection with various transactions.

The full text of the Opinion is attached here to as Annex D and is incorporated into this document by reference. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. FPAC Shareholders are urged to read the Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review undertaken by Duff & Phelps in connection with such Opinion.

Duff & Phelps’ Opinion was approved by its fairness committee. The Opinion was provided for the information of, and directed to, the FPAC Board for its information and assistance in connection with its consideration of the financial terms of the Business Combination.

In connection with its Opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances to enable it to render its Opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation in general, and with respect to similar transactions in particular. Duff & Phelps’ procedures, investigations and financial analyses with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	FPAC’s unaudited interim financial statements for the period ended March 31, 2021 included in the FPAC’s Form 10-Q filed with the Securities and Exchange Commission;

b.

Unaudited financial information for Bullish Global for the year ended December 31, 2020 and the two months ended February 28, 2021, which Bullish Global’s management identified as being the most current financial statements available;

c.

Other internal documents relating to the history, current operations, and probable future outlook of Bullish Global, including financial projections for the years 2021 through 2025, prepared by Bullish Global, updated for current market conditions by FPAC management and provided to Duff & Phelps by management of FPAC (the FPAC Management Adjusted Projections referred to above under “Certain Bullish global Projected Financial Information, and herein the “Financial Projections”);

d.	The Investor Presentation dated June 2021;

e.	The Project Jupiter due diligence report dated May 12, 2021 prepared by KPMG, including various responses to miscellaneous diligence questions and requests;

f.	A draft of the form Subscription Agreement, dated June 18, 2021, (the “PIPE Agreement”); and

g.	A draft of the Business Combination Agreement, dated June 23, 2021, (the “Business Combination Agreement”, and together with the PIPE Agreement, the “Agreements”);

2. Discussed the information referred to above and the background and other elements of the Business Combination with FPAC management;

3. Reviewed the historical trading price and trading volume of FPAC’s ordinary shares, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4. Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5. Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its Opinion with respect to the Business Combination, Duff & Phelps, with FPAC’s consent:

•

Relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including FPAC management, and did not independently verify such information;

•

Relied upon the fact that the FPAC Board and FPAC have been advised by counsel as to all legal matters with respect to the Business Combination, including whether all procedures required by law to be taken in connection with the Business Combination have been duly, validly and timely taken;

•

Assumed that any estimates, evaluations, forecasts and projections, including the Financial Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

•	Assumed that information supplied and representations made by FPAC are substantially accurate regarding Bullish Global and the Business Combination;

•	Assumed that the representations and warranties made in the Agreements are substantially accurate;

•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of Bullish Global since the date of the most recent financial statements and other information made available to Duff & Phelps, with the exception of fluctuations in the market price and balance sheet adjustments of the Cash, the bitcoin and the EOS, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

•

Assumed at FPAC’s direction that the Trust Account balance of FPAC per share provides a reasonable basis upon which to evaluate FPAC’s ordinary shares and the Ordinary Shares to be issued in connection with the Business Combination and the PIPE Investment;

•

Assumed that all of the conditions required to implement the Business Combination will be satisfied and that the Business Combination will be completed in accordance with the Agreements without any amendments thereto or any waivers of any terms or conditions thereof, in each case that would be material to Duff & Phelps’ analysis; and

•

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination and the operation of Bullish Global ’s business will be obtained without any adverse effect that would be material to Duff & Phelps’ analysis on FPAC or Bullish Global or the contemplated benefits expected to be derived in the Business Combination.

To the extent that any of the foregoing assumptions or any of the facts on which the Opinion was based prove to be untrue in any material respect to Duff & Phelps’ analysis, Duff & Phelps’ Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Business Combination.

Duff & Phelps prepared its Opinion effective as of the date thereof. Its Opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date thereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its Opinion which may come or be brought to the attention of Duff & Phelps after the date thereof. The credit, financial and stock markets have been experiencing unusual volatility and Duff & Phelps expressed no opinion or view as to any potential effects of such volatility on FPAC, Bullish Global or the Business Combination. Furthermore, there is significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on Duff & Phelps’ analyses and its Opinion.

Duff & Phelps did not evaluate FPAC’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent, derivative, off-balance sheet or otherwise). Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Business Combination, the assets, businesses or operations of Bullish Global, or any alternatives to the Business Combination, (ii) negotiate the terms of the Business Combination, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from FPAC’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreements and the Business Combination, or (iii) advise the FPAC Board or any other party with respect to alternatives to the Business Combination.

Duff & Phelps was not expressing any opinion as to the market price or value of FPAC’s ordinary shares (or anything else) after the announcement or the consummation of the Business Combination. Duff & Phelps’ Opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of FPAC or Bullish Global’s credit worthiness, or as legal, tax or accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal, tax or regulatory matter.

In rendering its Opinion, Duff & Phelps was not expressing any opinion with respect to the amount or nature of any compensation to any of FPAC’s officers, directors, or employees, or any class of such persons, relative to the consideration to be paid by FPAC in the Business Combination, or with respect to the fairness of any such compensation. Duff & Phelps was also not expressing any opinion with respect to the fairness of the consideration paid by the Sponsor in connection with the shares of FPAC’s ordinary shares granted to the Sponsor.

Duff & Phelps’ Opinion was furnished solely for the use and benefit of the FPAC Board in connection with its consideration of the Business Combination. Duff & Phelps has consented to the inclusion of the Opinion in its entirety and the description hereof in this proxy statement/prospectus and any other filing FPAC is required to make with the Securities and Exchange Commission in connection with the Business Combination if such inclusion is required by applicable law. The Opinion (i) did not address the merits of the underlying business decision to enter into the Business Combination versus any alternative strategy or transaction; (ii) did not address any transaction related to the Business Combination; (iii) was not a recommendation as to how the FPAC Board or any shareholder should vote or act with respect to any matters relating to the Business Combination, or whether to proceed with the Business Combination or any related transaction; and (iv) did not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely stated whether the consideration in the Business Combination is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Business Combination or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. Duff & Phelps’ Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its Opinion to the FPAC Board. This summary is qualified in its entirety by reference to the full text of the Opinion, attached hereto as Annex D. While this summary describes the analyses and factors that Duff & Phelps deemed material in connection with its Opinion, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its Opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its Opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Valuation Methodologies

Income Approach (Discounted Cash Flow Analysis)

The Income Approach is a valuation technique that provides an estimation of the fair market value of an asset (or business) based on the cash flows that an asset (or business) can be expected to generate over its remaining useful life. The Income Approach begins with an estimation of the annual cash flows a market participant would expect the subject asset (or business) to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual/terminal value of the asset (if any) or business at the end of the discrete projection period to arrive at an estimate of fair market value.

For business valuations, the Income Approach is typically applied through a Discounted Cash Flow (“DCF”) Analysis. Under the DCF analysis, the valuation is based on the present value of estimated future cash flows for the expected life of the asset (or business) discounted at a rate of return that considers the relative risk of achieving those cash flows and the time value of money.

Market Approach (Selected Public Companies / M&A Transactions Analysis)

The Market Approach is a valuation technique that provides an estimation of fair market value based on market prices in actual transactions and on asking prices for assets (or businesses). The valuation process is a comparison and correlation between the subject asset (or business) and other similar assets (or businesses). Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair market value of the subject asset.

Valuation Methodologies Utilized

Considering the business plan for Bullish Global is essentially a start-up/venture business, Duff & Phelps deemed it appropriate to rely on the Income Approach to value Bullish Global. In applying the Income Approach, Duff & Phelps relied on the Financial Projections, as prepared by Bullish Global, updated for current market conditions by FPAC management, and provided to Duff & Phelps by management of FPAC, as the basis for the DCF analysis.

Duff & Phelps utilized the Market Approach to select a terminal multiple in the DCF and as a check on the implied multiples on the concluded enterprise value range of Bullish Global.

Income Approach (Discounted Cash Flow Analysis) Summary

Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows attributable to Bullish Global for the fiscal years ending December 31, 2021 through December 31, 2025, with unlevered “free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a venture rate of return for a company in the “start-up” or “early-stage” phase as the applicable discount rate. For the purposes of its discounted cash flow analysis, Duff & Phelps utilized and relied upon the Financial Projections provided to it, which are described in this registration statement in the section of this proxy statement/prospectus entitled “Certain Bullish Global Projected Financial Information.”

Duff & Phelps estimated the net present value of all cash flows attributable to Bullish Global after fiscal year 2025 (the “Terminal Value”) using a terminal EBITDA multiple range of 14.0x to 18.0x. Duff & Phelps reviewed selected public companies and M&A transactions that it deemed relevant to its analysis to select the terminal EBITDA multiple range (as described in further detail in the Market Approach section below). Duff & Phelps used discount rates ranging from 55.0% to 65.0%, reflecting Duff & Phelps’ estimate of the expected return required for an investment in Bullish Global, to discount the projected free cash flows and the Terminal Value. Duff & Phelps considered a number of factors in determining the discount rate range. Duff & Phelps considered Bullish Global to be a “start-up”/“early-stage” venture as Bullish Global has significant operational/regulatory risks. Determination of an appropriate discount rate requires a certain degree of judgment. Duff & Phelps considered a number of factors in determining the discount rate, including: (1) Bullish Global’s stage in the cycle of management’s business plan, (2) Bullish Global’s projected financial performance and growth, and (3) the risks facing Bullish in order to achieve the projected results, including technology risk, execution risk and the lack of predictability of bitcoin and EOS price and volatility over the projection period, among others. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis resulted in an estimated enterprise value range for Bullish Global of $2,158.6 million to $3,452.3 million.

Market Approach (Selected Public Companies / M&A Transactions Analyses) Summary

Duff & Phelps analyzed selected public companies and selected M&A transactions for purposes of (i) estimating valuation multiples with which to select a terminal EBITDA multiple range for Bullish Global to utilize in the DCF analysis and (ii) a check on the implied multiples on the concluded enterprise value range of Bullish Global. This collective analysis was based on publicly available information and is described in more detail in the sections that follow.

The companies utilized for comparative purposes in the following analysis were not directly comparable to Bullish Global, and the M&A transactions utilized for comparative purposes in the following analysis were not directly comparable to the Business Combination. Duff & Phelps does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of Bullish Global and the Business Combination cannot rely solely upon a quantitative review of the selected public companies and selected transactions, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to that of Bullish Global. Therefore, the selected public companies and selected M&A transactions analysis is subject to certain limitations.

Selected Public Companies Analysis. Duff & Phelps compared certain financial information of Bullish Global to corresponding data and ratios from publicly traded companies that were deemed relevant to its analysis, including cryptocurrency and other exchanges. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. The ten companies included in the selected public company analysis were:

Selected Companies	Coinbase Global, Inc.

Cboe Global Markets, Inc.

CME Group Inc.

Futu Holdings Limited

Hong Kong Exchanges and Clearing Limited

Intercontinental Exchange, Inc.

London Stock Exchange Group plc

MarketAxess Holdings Inc.

Nasdaq, Inc.

Tradeweb Markets Inc.

Duff & Phelps selected these companies for its analysis based on their relative similarity, primarily in terms of service offering or business model, to that of Bullish.

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, of the selected public companies. The estimates for 2021, 2022, 2023, 2024 and 2025 in the tables below with respect to the selected public companies were derived based on information for the 12-month periods ending closest to Bullish Global’s fiscal year ends for which information was available. Data related to Bullish Global’s EBITDA were adjusted for purposes of this analysis to eliminate any non-recurring income (expenses).

COMPANY INFORMATION	REVENUE GROWTH
Company Name	3-YR CAGR	LTM	2021	2022	2023	2024	2025
Cryptocurrency Trading Platforms
Coinbase Global, Inc.	NM	399.2%	378.2%	-1.8%	18.1%	24.1%	-7.3%

Other Exchanges
Cboe Global Markets, Inc.	-0.4%	3.9%	8.9%	2.3%	3.7%	5.1%	4.6%
CME Group Inc.	10.1	-11.5	0.1	6.1	5.9	5.1	5.8
Futu Holdings Limited	120.4	287.7	170.8	42.8	33.6	30.7	-7.9
Hong Kong Exchanges and Clearing Limited	13.4	30.9	23.5	15.0	11.7	NA	NA
Intercontinental Exchange, Inc.	NM	NM	4.5	3.4	5.6	7.1	5.1
London Stock Exchange Group plc	4.5	2.1	-0.9	8.9	3.3	5.3	2.8
MarketAxess Holdings Inc.	20.5	28.7	11.8	10.7	12.4	11.0	12.5
Nasdaq, Inc.	NM	NM	13.4	3.6	6.1	2.7	7.2
Tradeweb Markets Inc.	16.6	13.0	16.2	7.7	9.7	7.6	1.6

Bullish Global	NM	NM	NM	NM	119.6%	20.6%	14.5%

COMPANY INFORMATION	EBITDA GROWTH
Company Name	3-YR CAGR	LTM	2021	2022	2023	2024	2025
Cryptocurrency Trading Platforms
Coinbase Global, Inc.	NM	NM	535.2%	-39.7%	8.7%	-7.5%	-6.6%

Other Exchanges
Cboe Global Markets, Inc.	8.5%	-0.1%	1.3%	1.6%	4.8%	5.8%	5.2%
CME Group Inc.	7.7	-16.4	-0.5	8.8	7.5	6.0	7.4
Futu Holdings Limited	397.1	NM	204.0	53.2	28.6	NA	NA
Hong Kong Exchanges and Clearing Limited	15.4	39.2	31.9	17.6	13.1	NA	NA
Intercontinental Exchange, Inc.	NM	NM	14.7	6.2	5.2	8.2	6.0
London Stock Exchange Group plc	16.3	9.0	1.7	9.8	8.4	10.3	5.6
MarketAxess Holdings Inc.	23.0	37.5	7.7	14.8	15.7	12.3	15.7
Nasdaq, Inc.	NM	NM	9.3	2.5	10.1	3.9	6.8
Tradeweb Markets Inc.	25.3	20.3	14.2	9.8	12.3	12.9	9.2

Bullish Global	NM	NM	NM	NM	308.4%	29.9%	18.4%

COMPANY INFORMATION	EBITDA MARGIN
Company Name	3-YR AVG	LTM	2021	2022	2023	2024	2025
Cryptocurrency Trading Platforms
Coinbase Global, Inc.	17.3%	49.4%	47.7%	29.3%	27.0%	20.1%	20.2%

Other Exchanges
Cboe Global Markets, Inc.	68.0%	67.2%	64.2%	63.7%	64.4%	64.8%	65.2%
CME Group Inc.	65.6	62.8	64.1	65.7	66.7	67.3	68.4
Futu Holdings Limited	35.3	56.2	55.6	59.6	57.4	NA	NA
Hong Kong Exchanges and Clearing Limited	71.9	74.9	77.9	79.7	80.7	NA	NA
Intercontinental Exchange, Inc.	NM	NM	61.2	62.8	62.6	63.2	63.7
London Stock Exchange Group plc	42.4	45.6	46.8	47.2	49.6	51.9	53.4
MarketAxess Holdings Inc.	55.8	59.1	56.9	59.0	60.7	61.4	63.2
Nasdaq, Inc.	52.1	55.3	51.4	50.9	52.8	53.4	53.2
Tradeweb Markets Inc.	43.5	43.7	46.6	47.5	48.6	51.0	54.8

Bullish Global	NM	NM	NM	30.8%	57.2%	61.6%	63.7%

COMPANY INFORMATION	ENTERPRISE VALUE AS MULTIPLE OF
Company Name	LTM EBITDA	2021 EBITDA	2022 EBITDA	2023 EBITDA	2024 EBITDA	2025 EBITDA
Cryptocurrency Trading Platforms
Coinbase Global, Inc.	45.0x	22.0x	36.5x	33.6x	36.3x	38.9x

Other Exchanges
Cboe Global Markets, Inc.	15.9x	15.3x	15.1x	14.4x	13.6x	12.9x
CME Group Inc.	27.1	25.1	23.0	21.4	20.2	18.8
Futu Holdings Limited	90.5	50.9	33.2	25.8	NA	NA
Hong Kong Exchanges and Clearing Limited	15.7	13.4	11.4	10.1	NA	NA
Intercontinental Exchange, Inc.	NM	19.6	18.4	17.5	16.2	15.3
London Stock Exchange Group plc	21.0	20.7	18.8	17.4	15.7	14.9
MarketAxess Holdings Inc.	41.2	39.7	34.6	29.9	26.6	23.0
Nasdaq, Inc.	21.0	20.9	20.4	18.6	17.9	16.7
Tradeweb Markets Inc.	44.4	37.3	34.0	30.3	26.8	24.6

Implied Bullish Global Multiples	NM	NM	15.1x	3.7x	2.9x	2.4x

COMPANY INFORMATION	ENTERPRISE VALUE AS MULTIPLE OF
Company Name	LTM Revenue	2021 Revenue	2022 Revenue	2023 Revenue	2024 Revenue	2025 Revenue
Cryptocurrency Trading Platforms
Coinbase Global, Inc.	22.19x	10.50x	10.70x	9.06x	7.30x	7.87x

Other Exchanges
Cboe Global Markets, Inc.	10.66x	9.85x	9.62x	9.28x	8.83x	8.44x
CME Group Inc.	17.01	16.06	15.14	14.30	13.61	12.87
Futu Holdings Limited	50.85	28.26	19.79	14.81	11.33	12.30
Hong Kong Exchanges and Clearing Limited	11.75	10.46	9.10	8.15	NA	NA
Intercontinental Exchange, Inc.	12.40	11.98	11.58	10.97	10.24	9.74
London Stock Exchange Group plc	9.59	9.68	8.89	8.60	8.17	7.95
MarketAxess Holdings Inc.	24.34	22.60	20.40	18.15	16.35	14.54
Nasdaq, Inc.	11.60	10.76	10.39	9.80	9.54	8.89
Tradeweb Markets Inc.	19.39	17.40	16.15	14.73	13.69	13.47

Implied Bullish Global Multiples	NM	NM	4.65x	2.12x	1.76x	1.53x

LTM = Latest Twelve Months

NM = Not meaningful; NA = Not available

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Investor Presentations

Selected M&A Transactions Analysis. Duff & Phelps researched selected M&A transactions involving companies with businesses involved in comparable aspects of financial services, exchanges and cryptocurrency sectors that Duff & Phelps deemed relevant to its analysis. Duff & Phelps compared Bullish Global to the selected M&A transactions target companies listed in the tables below. The selection of these transactions was based on, among other things, the target company’s industry, the relative size of the transaction compared to the Business Combination and the availability of public information related to the transaction.

Announced Date	Target Name	Acquirer Name	EBITDA Margin	EV / Revenue	EV / EBITDA
Dec-2020	Infront ASA	Inflexion Buyout V Investments LP	14.4%	2.50x	17.4x
Nov-2019	Bolsas y Mercados Espanoles, Sociedad Holding de Mercados y Sistemas Financieros, S.A.	SIX Group AG	56.9%	8.23x	14.5x
Aug-2019	Genscape, Inc.	Wood Mackenzie Ltd	NA	3.64x	NA
Dec-2018	Oslo Bors VPS Holding ASA	Euronext N.V.	45.6%	5.93x	13.0x
Jan-2018	Financial & Risk US Holdings, Inc. (nka: Refinitiv US Holdings Inc.)	The Blackstone Group L.P., etc.	31.3%	5.15x	16.4x

Announced Date	Target Name	Acquirer Name	EBITDA Margin	EV / Revenue	EV / EBITDA
Nov-2017	The Irish Stock Exchange Plc	Euronext N.V.	32.7%	4.66x	14.3x
May-2017	Bureau van Dyke	Moody’s Analytics, Inc.	52.8%	11.60x	22.0x
Sep-2016	Bats Global Markets, Inc.	CBOE Holdings, Inc. (nka: Cboe Global Markets, Inc.)	14.6%	1.92x	13.2x

Mean				5.45x	15.8x

Median				4.90x	14.5x

Implied Bullish Global Multiples				NM	NM

Source: Capital IQ and company filings

Summary of Selected Public Companies / M&A Transactions Analyses

Due to the significant growth projected for Bullish Global given the start-up nature of its operations and difficulty in comparing Bullish Global’s financial metrics relative to the selected public companies, Duff & Phelps did not select multiples to estimate an enterprise value range for Bullish Global. Rather, Duff & Phelps compared the projected revenue and EBITDA multiples implied by the discounted cash flow analysis relative to the respective multiples for the selected public companies and M&A transactions.

In order to estimate a terminal multiple range for Bullish Global, Duff & Phelps took into consideration Bullish Global’s size, growth outlook, profit margins, revenue mix and other characteristics relative to the selected public companies and M&A transactions. Based on these analyses, Duff & Phelps selected a terminal EBITDA multiple range of 14.0x to 18.0x which was utilized in the DCF analysis to estimate the enterprise value range of Bullish Global.

Summary of Financial Analysis

Duff & Phelps estimated the enterprise value of Bullish Global to be in the range of $2,158.6 million to $3,452.3 million. Based on this enterprise value range, Duff & Phelps estimated Bullish Global’s aggregate equity value range to be $8,637.0 million to $9,930.7 million after adding estimated pro forma cash of $1,610.0 million (consisting of $600.0 million in the Trust Account, net of $60.0 million of transaction expenses, $300.0 million proceeds of the PIPE Investment and $770.0 million of cash), adding $4,789.2 million of bitcoin, based on the 20-day average price as of the date of Duff & Phelps’ Opinion, and adding $79.2 million from EOS, based on the 20-day average price as of the date of Duff & Phelps’ Opinion. Duff & Phelps noted that the consideration to be paid in the Business Combination was within the concluded range of the value of the consideration, taking into account FPAC’s shareholders’ pro forma ownership of Bullish.

Duff & Phelps’ Opinion was only one of the many factors considered by the FPAC Board in its evaluation of the Business Combination and should not be viewed as determinative of the views of the FPAC Board.

Fees and Expenses

As compensation for Duff & Phelps’ services in connection with the rendering of its Opinion to the FPAC Board, FPAC agreed to pay Duff & Phelps a fee of $500,000, with a portion payable upon the delivery by Duff & Phelps of the Opinion to the FPAC Board and the remaining portion payable upon consummation of the Business Combination. No portion of Duff & Phelps’ fee is refundable or contingent upon the conclusion reached in the Opinion.

Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its Opinion, which additional fees will only become payable upon consummation of the Business Combination. FPAC has also agreed to reimburse Duff & Phelps for its reasonable and documented out-of-pocket expenses and reasonable and documented fees and expenses of counsel retained by Duff & Phelps in connection with the engagement. FPAC has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The terms of the fee arrangements with Duff & Phelps, which FPAC believes are customary in transactions of this nature, were negotiated at arm’s length, and the FPAC Board is aware of these fee arrangements.

Disclosure of Prior Relationships

During the two years preceding the date of Duff & Phelps’ Opinion, Duff & Phelps has not had any material relationship with any party to the Business Combination for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Satisfaction of 80% Test

After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — FPAC’s Board of Directors’ Reasons for the Approval of the Business Combination,” the FPAC Board concluded that the Business Combination met all of the requirements disclosed in the prospectus for its Initial Public Offering with respect to FPAC’s initial business combination, including that the transaction had a fair market value of at least 80% of the balance of the funds in the Trust Account at the time of execution of the Business Combination Agreement.

Interests of FPAC’s Directors and Officers in the Business Combination

In considering the recommendation of the FPAC Board in favor of approval of the Business Combination Proposal, it should be noted that FPAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a FPAC Shareholder. These interests include, among other things. The FPAC Board, including FPAC’s independent directors, with their outside counsel at Morgan Lewis and Paul, Weiss, respectively, reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and approving, as members of the FPAC Board, the Business Combination Agreement and the Transactions, including the Business Combination. In particular, the FPAC Board considered that Thomas W. Farley, FPAC’s Chief Executive Officer, President and Chairman, will become Chief Executive Officer of Bullish and would be entering into an employment agreement with Bullish effective upon the Closing of the Business Combination, and that Mr. Farley negotiated certain key aspects of his compensation to be set forth in that employment agreement prior to the signing of the Business Combination Agreement. Mr. Farley’s employment agreement is not a condition to the Closing of the Business Combination. Additionally, at the direction of the FPAC Board, Mr. Farley refrained from negotiating any such personal compensation matters until agreement on the valuation terms of the Business Combination Agreement had been reached among the parties, and then only under the supervision of the FPAC Board’s and the independent directors’ outside counsel at Morgan Lewis and Paul, Weiss, respectively.

•

As noted above, at or immediately following the Closing, Mr. Farley, FPAC’s President, Chief Executive Officer and Chairman, will become the Chief Executive Officer of Bullish and has entered into an employment agreement dated December 13, 2021, effective at the Closing, with Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation—Bullish Executive Officer and Director Compensation Following the Business Combination—Thomas W. Farley Employment Agreement” for a description of Mr. Farley’s employment agreement.

•

At or immediately following the Closing, David W. Bonanno, FPAC’s Chief Financial Officer and Secretary and a member of the Board, will become the Chief Financial Officer of Bullish and has entered into an employment agreement dated February 8, 2022, with a subsidiary of Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation—Bullish Executive Officer and Director Compensation Following the Business Combination—David W. Bonanno Employment Agreement” for a description of Mr. Bonanno’s employment agreement. Discussion respecting Bullish’s employment of Mr. Bonanno did not commence until September 2021 after the negotiation and execution of the Business Combination Agreement, and FPAC Board’s approval and its recommendation in favor thereof and the Transactions, including the Business Combination.

•

If FPAC is unable to complete its initial business combination by March 7, 2023, FPAC will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the Public Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FPAC’s remaining shareholders and the FPAC Board, liquidate and dissolve, subject in each case to FPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights nor liquidating distributions with respect to the Founder Shares if FPAC fails to complete its initial business combination by March 7, 2023. FPAC’s Sponsor purchased the Founder Shares prior to the Initial Public Offering for an aggregate purchase price of $25,000, and transferred 70,000 Founder Shares to each of FPAC’s three independent directors. In addition, as described below, upon completion of the Business Combination, certain of such Founder Shares will be transferred for nominal value, and may be forfeited or subjected to extended lock-up restrictions.

In addition, simultaneously with the closing of the Initial Public Offering, FPAC consummated the sale of 7,000,000 Private Placement Warrants at a price of $1.50 per warrant, 3,500,000 to the Sponsor and 3,500,000 to the BR Investors. In January 2022, March 2022 and May 2022, pursuant to commitments made by FPAC’s Sponsor and the BR Investors at the time of the Initial Public Offering, FPAC sold, in each of three similar transactions, an additional 33,333 Private Placement Warrants to each of the Sponsor and the BR Investors at a price of $1.50 per warrant. FPAC’s Sponsor’s aggregate investment in Private Placement Warrants was $5,400,000. The Private Placement Warrants will be exercisable commencing 30 days following the Closing for one share of Class A Ordinary Shares of Bullish at $11.50 per share. If FPAC does not consummate a business combination transaction by March 7, 2023, then the FPAC Warrants held by FPAC’s Sponsor will be worthless. However, the Founder Shares and Private Placement Warrants are subject to certain contractual obligations that will be completed upon the consummation of the Business Combination. These are described in greater detail above under “The Ancillary Agreements Related to the Business Combination.” Pursuant to the BR Subscription Agreements, FPAC’s Sponsor agreed to transfer 1,950,000 Founder Shares (which will convert into 1,950,000 Class A Ordinary Shares of Bullish) to the BR Investors at the price the Sponsor originally paid for such shares (which, as noted above, was nominal).

In addition, in accordance with the Letter Agreement Amendment, the Sponsor agreed that (a)(i) at the Closing of the Business Combination, it would forfeit for cancellation 1,950,000 Class A Ordinary Shares of Bullish (including 390,000 to which the BR Investors would otherwise be entitled) at the Closing of the Business Combination if more than 15,000,000 Class A ordinary shares of FPAC are validly tendered for redemption and not withdrawn, or (ii) if no such forfeiture occurs, be subject to additional lock-up restrictions with respect to such 1,950,000 Class A Ordinary Shares of Bullish (including 390,000 that will be transferred to the BR Investors), and (b) at the Closing of the Business Combination, it will forfeit, or cause the BR Investors to forfeit, for cancellation 500,000 Private Placement Warrants (400,000 will be forfeited by FPAC’s Sponsor and 100,000 by the BR Investors). Additionally, subject to the terms of the prior sentence, FPAC’s Sponsor will be subject to a lock-up of the Ordinary Shares to be received in exchange for the Founder Shares for until one year following the Business Combination or if Bullish completes a liquidation, merger, share exchange or other similar transaction that results in all of Bullish’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided that if the Ordinary Shares have traded at a price equal to or greater than $12.00 per share within any 20 trading days within a 30-trading day period commencing at least 150 days after the initial Business Combination, the Ordinary Shares to be received in exchange for the Founder Shares shall be released from the Sponsor Lock-up.

Giving effect to the foregoing transfers and forfeitures, upon completion of the Business Combination, assuming no redemptions and a Digital Asset Market Value (as defined in the Business Combination Agreement) of $2.53 billion, based on the average value over a 20-day period as of September 30, 2022, it is expected that FPAC’s Sponsor will hold approximately 1.12% of the outstanding Class A Ordinary Shares of Bullish, which, based on an assumed $10.00 per share value, would have an aggregate value of approximately $75,900,000. In addition, following the Closing, and giving effect to the transfers and forfeitures described above, FPAC’s Sponsor will hold 3,199,999 Bullish Warrants (for which the Sponsor would have paid an aggregate of $3,000,000). Based on the $0.22 per warrant value of FPAC’s Public Warrants as of September 30, 2022, such 3,199,999 Bullish Warrants would have a value of $703,999.78.

As a result of the difference in the purchase price of approximately $0.003 per share that FPAC’s Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per unit sold in FPAC’s Initial Public Offering, FPAC’s Sponsor may earn a positive rate of return on its investment even if the share price of Bullish’s Class A Ordinary Shares falls significantly below the per share value implied in the Business Combination of $10.00 per share and the public stockholders of FPAC experience a negative rate of return.

•

Pursuant to the Securities Purchase Agreement, FPAC’s Sponsor agreed to sell, or cause the BR Investors to sell, 3,000,000 Private Placement Warrants to the Anchor Subscriber for $1.00 per warrant (2,400,000 would have been transferred by the Sponsor and 600,000 by the BR Investors). Due to the expiration of the Securities Purchase Agreement under its terms on July 8, 2022, the Anchor Subscriber will no longer be purchasing warrants from the Sponsor or the BR Investors.

•

FPAC’s Sponsor and FPAC’s officers and directors will lose their entire investment in FPAC if FPAC does not complete a business combination by March 7, 2023. The independent directors each received 70,000 Founder Shares concurrently with FPAC’s Initial Public Offering. The 70,000 Founder Shares currently held by each director, if unrestricted and freely tradeable, would be valued at $700,000, based on an assumed $10.00 per share value. Founder Shares do not have the redemption rights of Public Shares if FPAC is unable to complete its initial business combination by March 7, 2023, nor will they receive any liquidating distributions if FPAC liquidates.

•

FPAC’s Initial Shareholders and its officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if FPAC fails to complete a business combination by March 7, 2023.

•

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to FPAC if and to the extent any claims by a vendor for services rendered or products sold to FPAC, or a prospective target business with which FPAC has entered into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act.

•

Following the Closing, the Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to FPAC and remain outstanding. As of the date of this proxy statement/prospectus, the Sponsor has not made any advances to FPAC for working capital expenses. If FPAC does not complete an initial business combination within the required period, FPAC may use a portion of its working capital held outside the Trust Account to repay the working capital loans, but no proceeds held in the Trust Account would be used to repay the working capital loans.

•	Following the consummation of the Business Combination, FPAC’s officers and directors will be indemnified as described below under “—Indemnification.”

•

Upon the Closing, subject to the terms and conditions of the Business Combination Agreement, the Sponsor, FPAC’s officers and directors and their respective affiliates may be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by FPAC from time to time, made by the Sponsor or certain of FPAC’s officers and directors to finance transaction costs in connection with an intended initial business combination. As of the date of this proxy statement/prospectus, neither the Sponsor nor any director or officer of FPAC has extended any loan to FPAC, incurred any out-of-pocket expense reimbursable by FPAC, or has any entitlement to any fee upon completion of the Business Combination.

Each of FPAC’s officers and directors presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. FPAC’s Amended and Restated Articles of Incorporation provides that FPAC renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of FPAC and such opportunity is one FPAC is legally and contractually permitted to undertake and would otherwise be reasonable for FPAC to pursue, and to the extent the director or officer is permitted to refer that opportunity to FPAC without violating another legal obligation. FPAC does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors, nor the waiver of the corporate opportunities doctrine in its Restated Articles of Incorporation, materially impacted its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination. In fact, as described above under “The Background of the Business Combination,” FPAC was able to identify approximately 50 potential business combination candidates, and engage in discussions with 34 potential targets other than Bullish Global in a relatively short period following its Initial Public Offering.

Indemnification

Pursuant to the terms of the Business Combination Agreement, from and after the effective time of the Acquisition Merger, BMC1, Bullish Global and Bullish must jointly and severally indemnify each present and former director and officer of FPAC, Bullish Global and its subsidiaries, Bullish, Merger Subs and certain named senior executives of Bullish Global and its subsidiaries against claims, costs and damages incurred as a result of such director, officer or senior executive serving as a director, officer, or senior executive of FPAC, Bullish Global and its subsidiaries, Bullish, BMC1 or BMC2, to the fullest extent such indemnified person would have been permitted under applicable law, subject to any limitations in Bullish’s Organizational Documents and indemnification agreements. Each such person will also be entitled to advancement of expenses incurred in the defense of such claims, provided that such person provides an undertaking required by applicable law to repay such advancement if it is ultimately determined that such person is not entitled to indemnification. Bullish must use its commercially reasonable efforts to purchase (or allow FPAC to purchase) a tail insurance policy extending FPAC’s directors and officers indemnity insurance for six years (from the Closing of the Business Combination).

Name

Pursuant to the Business Combination Agreement, (i) BMC1 shall be merged with and into FPAC, with BMC1 surviving as a direct wholly owned subsidiary of Bullish, and (ii) immediately after the Initial Merger, BMC2 shall be merged with and into Bullish Global, with Bullish Global surviving as a direct wholly owned subsidiary of Bullish.

Bullish’s Board of Directors Following the Business Combination

Pursuant to the Business Combination Agreement, at the completion of the Business Combination, Bullish’s board of directors will consist of up to seven directors: Brendan Blumer, Thomas W. Farley, Andrew Bliss,

Christian Angermayer and up to three additional directors, all of whom will be Independent Directors. It is currently expected that Jeff Emmanuel and Alasdair Foster will be appointed as Independent Directors at the completion of the Business Combination.

Listing of Bullish Shares

Prior to the Closing, FPAC and Bullish Global will use commercially reasonable efforts to cause the shares of Bullish to be issued in connection with the Business Combination to be approved for listing on the NYSE under the ticker symbol “BULL”.

Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, FPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Bullish Global issuing shares at the Closing of the Business Combination for the net assets of FPAC as of the Closing Date, accompanied by a recapitalization. The net assets of FPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Litigation Related to the Business Combination

FPAC and the members of its Board of Directors have been named as defendants in a putative shareholder action filed on November 12, 2021 in the Supreme Court of the State of New York, County of New York, captioned Avinash Nayak v. Far Peak Acquisition Corporation, et al., in connection with the Business Combination. The complaint generally alleges breach of fiduciary duty and aiding and abetting claims relating to, among other things, alleged misstatements and omissions in this proxy statement/prospectus as filed by FPAC with the SEC on November 1, 2021. The complaint seeks, among other things, injunctive relief and an award of attorney’s fees. FPAC believes these claims are without merit.

Resignation of FPAC’s IPO Underwriter and Placement Agents

On May 20, 2022, FPAC received a letter from Wells Fargo Securities, LLC, which was the sole underwriter of FPAC’s December 2020 IPO, in which the IPO underwriter gratuitously waived its entitlement to all or any part of the approximately $15.4 million deferred underwriting discount from the IPO. This fee was agreed between FPAC and the IPO underwriter in the IPO underwriting agreement signed by the parties on December 2, 2020, and was earned in full upon completion of the IPO but payment was conditioned upon the closing of FPAC’s business combination. Following the IPO, there has been no engagement of the IPO underwriter by FPAC, including for any financial or merger-related advisory services. The underwriting services being provided by the IPO underwriter prior to such resignation were complete at the time of FPAC’s initial public offering. Without limiting the generality of the foregoing, the IPO underwriter has not acted for FPAC (or Bullish) in any role with respect the Business Combination, including the related PIPE Investment, and has not been involved in the preparation of any disclosure included herein, including any analysis underlying disclosure. Notwithstanding that lack of any role (which the IPO underwriter acknowledges in its letter), the IPO underwriter advised FPAC “for the avoidance of doubt” that it resigns, or ceases or refuses to act in, every office, capacity and relationship with respect to the Transaction. In addition, in its letter, the IPO underwriter disclaimed any responsibility for any portion of the registration statement of which this proxy statement/prospectus is a part.

In its letter, while it provided no express reason for its action, the IPO underwriter stated that such waiver of entitlement to the deferred underwriter discount and such resignation, ceasure and refusal to act was “not the result of any dispute or disagreement with FPAC, Bullish of any matter relating to FPAC’s or Bullish’s respective operations policies, procedures or practices.”

On June 1, 2022 and June 10, 2022, J.P. Morgan Securities LLC (“JPM”) and Nomura Securities International, Inc. (“Nomura” and together with JPM, the “Resigned Placement Agents”), respectively, delivered to FPAC and Bullish notices of resignation of their roles as placement agents in connection with the PIPE Investment to FPAC. Each of the Resigned Placement Agents waived any right to received placement fees, due at the time, pursuant to an engagement letter, dated May 17, 2021, among JPM, FPAC, Jefferies LLC, Nomura, Berenberg Capital Markets LLC and Galaxy Digital Partners LLC (the “Engagement Letter”), which agreement is related to the PIPE Investment. The aggregate amount of fees waived by the Resigned Placement Agents is approximately $6 million. Please see “Unaudited Pro Forma Combined Financial Information” for further information and the estimated transaction fees and expenses required to be paid in connection with the Business Combination. FPAC continues to have customary obligations with respect to use of information and indemnification under the Engagement Letter with the Resigned Placement Agents. However, FPAC and Bullish are not party to any agreements that would require the payment of any fees or commissions to, or require the reimbursement of any expenses (other than de minimis expenses of legal counsel to the Resigned Placement Agents), the Resigned Placement Agents with respect to the Business Combination or any other transactions described herein. In addition, each of the Resigned Placement Agents has delivered notice of resignation to the SEC pursuant to Section 11(b)(1) under the Securities Act. Each Resigned Placement Agents’ resignation was not a result of any dispute or disagreement between FPAC, Bullish or the Resigned Placement Agents.

At no time prior to or after their resignation did any of the Resigned Placement Agents advise FPAC or Bullish that they had any specific concerns regarding the Business Combination or that they were in disagreement with the contents of this prospectus/proxy statement or the registration statement of which it forms a part. The Resigned Placement Agents did not prepare or provide any of the disclosure in this prospectus/proxy statement or any analysis underlying such disclosure or any other materials or work product that have been provided to FPAC’s shareholders or the PIPE Investors. However, the Resigned Placement Agents did receive a draft of this prospectus/proxy statement prepared by FPAC and Bullish and had the opportunity to provide comments. There can be no assurances that Resigned Placement Agents agree with this disclosure and no inference can be drawn to this effect. Shareholders should not put any reliance on the fact that one or more of the Resigned Placement Agents were previously involved with any aspect of the transactions described in this prospectus/proxy statement.

Each of the Resigned Placement Agents conducted usual and customary placement agent services in connection with the PIPE Investment, including logistical coordination on investor outreach, data room management and participation in the assembly of marketing materials; however, the PIPE Investment is not contingent upon any continued involvement of the Resigned Placement Agents in the transactions and each of the PIPE Investors has specifically disclaimed reliance on any statement, representation or warranty made by, among others, each of the Resigned Placement Agents in determining to participate in the PIPE investment.

The services provided by the Resigned Placement Agents under the Engagement Letter were substantially complete at the time of their resignations. FPAC and Bullish do not intend to engage additional Resigned Placement Agents. Under their terms, the PIPE Subscription Agreements expired and terminated on July 8, 2022. As a result, the Business Combination will proceed without the PIPE Investment. No efforts were made by FPAC or Bullish Global management to extend the PIPE Investment expiration date. The PIPE Investment was never a closing condition of the Business Combination. Any contemplated post-transaction financing arrangements are not impacted by the resignations of the Resigned Placement Agents or the expiration of the PIPE Subscription Agreements.

The resignation of the Resigned Placement Agents and the waiver of fees for services that have already been rendered is unusual. FPAC shareholders may be more likely to elect to redeem their shares as a result of such resignations and as a result, FPAC may not have sufficient funds to meet the condition of FPAC having at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination.

Shareholders may believe that when financial institutions, such as the Resigned Placement Agents, are named in a proxy statement/prospectus, the involvement of such institutions typically presumes a level of due diligence and independent analysis on the part of such financial institution and that the naming of such financial institutions typically means that a financial institution has done a level of due diligence ordinarily associated with a professional engagement. The resignation letters of each of the Resigned Placement Agents with respect to their engagements with FPAC and Bullish and the notices of resignation to the SEC pursuant to Section 11(b)(1) under the Securities Act, each stated that the Resigned Placement Agents expressly disclaimed responsibility for any part of this proxy statement/prospectus. Neither Bullish nor FPAC will speculate about the reasons why the Resigned Placement Agents withdrew from their roles as placement agents in connection with the Business Combination and forfeited their fees after doing substantially all the work to earn their fees. Accordingly, shareholders should not place any undue reliance on the fact that the Resigned Placement Agents have been previously involved with this transaction.

Vote Required for the Business Combination Proposal Approval

Approval of the Business Combination Proposal requires the affirmative vote of majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Recommendation of FPAC Board

THE FPAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of FPAC’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of FPAC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “— Interests of FPAC’s Directors and Officers in the Business Combination” for a further discussion.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 assumes that the Business Combination occurred on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the period from January 1, 2021 through December 31, 2021 and the unaudited pro forma condensed combined statement of operations for the period from January 1, 2022 through June 30, 2022 present pro forma effect to the Business Combination as if it had been completed on January 1, 2021. These periods are presented on the basis that Bullish Global is the accounting acquirer.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Bullish Global’s unaudited consolidated balance sheet as of June 30, 2022 and the related notes, included elsewhere in this proxy statement/prospectus; and

•	FPAC’s unaudited condensed balance sheet as of June 30, 2022 and the related notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 and for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•

Bullish Global’s audited consolidated statement of operations for the year ended December 31, 2021 and Bullish Global’s unaudited consolidated statement of operations for the six months ended June 30, 2022, and the related notes, included elsewhere in this proxy statement/prospectus; and

•

FPAC’s restated audited statement of operations for the period from October 19, 2020 (inception) through September 30, 2021, included elsewhere in this proxy statement / prospectus, and FPAC’s unaudited condensed statements of operations for the nine months ended June 30, 2022, for the three months ended December 31, 2021 and for the period from October 19, 2020 (inception) through December 31, 2020, and the related notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s assumptions and estimates based on information currently available and is subject to change as additional information becomes available and analyses are performed. This information should be read together with Bullish Global’s and FPAC’s respective sections titled “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “FPAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On July 8, 2021, FPAC entered into the Business Combination Agreement by and among (i) FPAC, (ii) Bullish, (iii) Merger Sub 1, (iv) Merger Sub 2 and (v) Bullish Global.

The Business Combination Agreement and the transaction contemplated thereby were unanimously approved by the board of directors of each of FPAC and Bullish Global.

Pursuant to the Business Combination Agreement, on the Closing Date FPAC will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish. Following the Initial Merger, Merger Sub 2 will merge with and into Bullish Global, with Bullish Global as the surviving entity in the merger, and, after giving effect to such merger, continuing as a wholly owned subsidiary of Bullish.

The number of Class A and Class B Ordinary Shares to be issued to the shareholders of Bullish Global in the Business Combination will be determined pursuant to the “Exchange Ratio” as defined in the Business Combination Agreement and will depend in part on the aggregate market value equivalent of the digital assets (as defined in the Business Combination Agreement) to be held by Bullish Global at the closing of the Business Combination. For purposes of this unaudited pro forma condensed combined financial information, the Exchange Ratio was calculated using the 20-day average price of digital assets as of September 30, 2022. As of September 30, 2022 the value of the digital assets being held by Bullish Global at the closing of the Business Combination was approximately $2.53 billion.

The calculation of the Exchange Ratio used for the unaudited pro forma condensed combined financial information is shown as below:

“Acquisition Merger Consideration” means an aggregate value equal to (i) the Digital Asset Market Value, plus (ii) Two Billion Five Hundred Million U.S. Dollars plus (iii) the Closing Company Cash, plus (iv) the Excess Purchaser Transaction Expenses, if any. Bullish Global has entered into the Loan Financing Arrangements using digital assets as loan collateral. Such loans are not included for purposes of calculating the cash and cash equivalents Bullish Global has on the business day prior to the Closing Date, and the digital assets used as loan collateral will be included for purposes of calculating the Digital Assets Market Value since such digital assets are still owned by Bullish Global. See “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Loan Financing Arrangements.”

Digital Asset Market Value	$2,529,252,191
(+) Closing Company Cash	$1,073,791,593
(+) Enterprise Value of Exchange	$2,500,000,000
(+) Excess Purchaser Transaction Expenses	$4,550,000

Acquisition Merger Consideration	$6,107,593,784

“Company Shares” means collectively, the Company Class A Common Shares, the Company Class B Preference Shares and the Company Class C Common Shares.

Class A Shares	225,000,000
Class B Shares	73,102,968
Class C Shares	—

Total Shares Issued and Outstanding	298,102,968

Exchange Ratio

“Exchange Ratio” means a number equal to the Acquisition Merger Consideration divided by $10 and divided by the number of Company Shares issued and outstanding as of immediately prior to the Acquisition Merger Effective Time.

Acquisition Merger Consideration	$6,107,593,784
/ share value	$10
/ number of Bullish Global shares issued and outstanding	298,102,968

Exchange Ratio	2.0488

For more information about the transaction, please see the section entitled “The Business Combination Proposal.” A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, FPAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Bullish Global issuing shares at the Closing of the Business Combination for the net assets of FPAC as of the Closing Date, accompanied by a recapitalization. The net assets of FPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

This determination was primarily based on the expectation that the former shareholders of Bullish Global will have a majority of the voting power of Bullish under the minimum and maximum redemption scenarios, and that persons designated by Bullish Global will comprise a majority of the governing body of Bullish.

The Business Combination, which is not within the scope of IFRS 3 since FPAC does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of fair value of Bullish shares issued over the fair value of FPAC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption by Public Shareholders of FPAC Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (and in the case of Maximum Redemption, the terms of the Letter Agreement Amendment):

•

Assuming No Redemptions: This presentation assumes that no Public Shareholders exercise redemption rights with respect to their Public Shares for cash in the Trust Account. In addition, pursuant to the Letter Agreement Amendment, Sponsor will transfer 1,950,000 FPAC Class A ordinary shares received in respect to its Founder Shares to BR Investors, and forfeit for cancellation 400,000 Private Placement Warrants of FPAC. Pursuant to the BR subscription agreement, the BR investors will forfeit for cancellation an aggregate 100,000 Private Placement Warrants of FPAC.

•

As Digital Asset Market Value as determined under the Business Combination Agreement impacts the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global shares to Bullish shares, the historical 52-week high and low digital asset price (based on the 20-day average price) are used to demonstrate the impact on the post-combination relative shareholdings by former FPAC Shareholders and former Bullish Global shareholders.

•

Assuming Maximum Redemptions: This presentation assumes that the Public Shareholders exercise redemption rights with respect to 59,510,000 of the 60,000,000 issued and outstanding Public Shares for their pro rata share of the cash in the Trust Account. The maximum redemption amount is derived on the basis that Merger Sub 1, as the surviving entity of the Initial Merger, must have at least US$5,000,001 of net tangible assets upon consummation of the Business Combination, and giving pro forma effect to the consummation of the Business Combination, including the conversion of each outstanding FPAC Warrant into one Bullish Warrant, the payment of transaction expenses, and the payments to the redeeming FPAC Public Shareholders. This scenario gives effect to FPAC share redemptions of 59,510,000 shares for aggregate redemption payments of US$595,100,000 at a redemption price of US$10.00 per share based on the investments held in the Trust Account as of June 30, 2022. In addition, under this maximum redemption scenario, pursuant to the Letter Agreement Amendment, the Sponsor will transfer 1,560,000 Class A Ordinary Shares received in respect of its

Founder Shares to BR Investors and will forfeit 1,950,000 Bullish Class A Ordinary Shares otherwise issuable to it in the Business Combination in respect of its Founder Shares and forfeit for cancellation 400,000 Private Placement Warrants of FPAC. Pursuant to the BR subscription agreement, the BR investors will forfeit for cancellation an aggregate 100,000 Private Placement Warrants of FPAC.

•

As Digital Asset Market Value as determined under the Business Combination Agreement impacts the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global shares to Bullish shares, the historical 52-week high and low digital asset price (based on the 20-day average price) are used to demonstrate the impact on the post-combination relative shareholdings by former FPAC Shareholders and former Bullish Global shareholders.

The foregoing scenarios are for illustrative purposes only as the actual number of redemptions by Public Shareholders is unknowable prior to the FPAC shareholder vote with respect to the Business Combination. Accordingly, the actual financial position and results of operations may differ significantly from the pro forma amounts presented. The following summarizes the number of Bullish shares outstanding under the two redemption scenarios by using the 20-day average price of digital assets as of September 30, 2022:

	Assuming No Redemption			Assuming Maximum Redemption
Shareholders	Ownership in shares	Equity%	Voting%	Ownership in shares	Equity%	Voting%
Bullish Global shareholders	610,759,378	89.75%	98.56%	610,759,378	98.66%	99.83%
FPAC Class A shareholders	60,000,000	8.82%	1.24%	490,000	0.08%	0.01%
FPAC Class B shareholders	9,750,000	1.43%	0.20%	7,800,000	1.26%	0.16%

	680,509,378	100.0%	100.0%	619,049,378	100.00%	100.00%

The following summarizes the number of Bullish shares outstanding under the two redemption scenarios by using the 52-week high and low digital asset prices, respectively:

	Assuming No Redemption
	52-week high			52-week low
Shareholders	Ownership in shares	Equity%	Voting%	Ownership in shares	Equity%	Voting%
Bullish Global shareholders	1,219,811,214	94.59%	99.27%	579,065,982	89.25%	98.48%
FPAC Class A shareholders	60,000,000	4.65%	0.63%	60,000,000	9.25%	1.31%
FPAC Class B shareholders	9,750,000	0.76%	0.10%	9,750,000	1.50%	0.21%

	1,289,561,214	100.0%	100.00%	648,815,982	100.00%	100.00%

	Assuming Maximum Redemption
	52-week high			52-week low
Shareholders	Ownership in shares	Equity%	Voting%	Ownership in shares	Equity%	Voting%
Bullish Global shareholders	1,219,811,214	99.32%	99.91%	579,065,982	98.59%	99.82%
FPAC Class A shareholders	490,000	0.04%	0.01%	490,000	0.08%	0.01%
FPAC Class B shareholders	7,800,000	0.64%	0.08%	7,800,000	1.33%	0.17%

	1,228,101,214	100.00%	100.00%	587,355,982	100.00%	100.00%

PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION AS OF

JUNE 30, 2022

(UNAUDITED)

(in US$ thousands)

				Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Bullish Global (IFRS, Historical)	Far Peak (US GAAP, Historical)	IFRS Conversion and Presentation Alignment (Note 2.)	Pro Forma Adjustments	FN	Pro Forma Combined	Pro Forma Adjustments	FN	Pro Forma Combined
ASSETS
Non-current Assets
Other intangible assets	1,336	—				1,336			1,336
Property and equipment and right-of-use assets	13,284	—				13,284			13,284
Other assets	243	—				243			243
Deferred tax assets	3,958	—				3,958			3,958
Investments held in Trust Account	—	600,677		(600,677)	3.(1)	—	(600,677)	3.(1)	—

Total non-current assets	18,821	600,677	—	(600,677)		18,821	(600,677)		18,821
Current Assets
Digital assets held — inventories	2,760,534	—				2,760,534			2,760,534
Digital asset held — loan receivable	64,284	—				64,284			64,284
Digital assets held — customer segregated inventories	—	—				—			—
Safeguarding digital assets	110,169	—				110,169			110,169
Other assets	4,097	—		4,375	3.(4)	8,472	4,375	3.(4)	8,472
Customer segregated cash	182,807	—				182,807			182,807
Restricted cash	16,494	—				16,494			16,494
Prepaid expenses	—	238				238			238
Cash and cash equivalents	613,873	2,416		600,677	3.(1)	1,187,268	600,677	3.(1)	591,592
				(12,623)	3.(2)		(12,623)	3.(2)
				(9,475)	3.(5)		(9,475)	3.(5)
							(595,676)	3.(7)
				300	3.(11)		300	3.(11)
				(7,900)	3.(4)		(7,900)	3.(4)

Total current assets	3,752,258	2,654	—	575,354		4,330,266	(20,322)		3,734,590

Total assets	3,771,079	603,331	—	(25,323)		4,349,087	(620,999)		3,753,411

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-current Liabilities
Convertible redeemable preference shares	1,222,772	—		(1,222,772)	3.(6)	—	(1,222,772)	3.(6)	—
Lease liabilities	8,730	—				8,730			8,730
Deferred tax liabilities	2	—				2			2
Deferred legal fees	—	400		(400)	3.(2)	—	(400)	3.(2)	—
Deferred underwriting commissions	—	—				—			—
Derivative warrant liabilities	—	7,616		(995)	3.(7)	6,677	(995)	3.(7)	6,677
				56	3.(11)		56	3.(11)
Class A ordinary shares; 60,000,000 shares subject to possible redemption at $10.01 and $10.00 per share at June 30, 2022 and September 30, 2021, respectively	—	—	600,577	(600,577)	3.(7)	—	(600,577)	3.(7)	—

Total non-current liabilities	1,231,504	8,016	600,577	(1,824,688)		15,409	(1,824,688)		15,409
Current Liabilities
Payable to customers in liquidity and spot account — cash	182,104	—				182,104			182,104
Payable to customers in liquidity account — digital assets	—	—				—			—
Payable to customers in margin account — cash	703	—				703			703

				Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Bullish Global (IFRS, Historical)	Far Peak (US GAAP, Historical)	IFRS Conversion and Presentation Alignment (Note 2.)	Pro Forma Adjustments	FN	Pro Forma Combined	Pro Forma Adjustments	FN	Pro Forma Combined
Digital asset safeguarding liabilities	110,169	—				110,169			110,169
Other payables	61,832	—				61,832			61,832
Lease liabilities	1,960	—				1,960			1,960
Accrued expenses	—	9,400		(9,400)	3.(5)	—	(9,400)	3.(5)	—
Accounts payable	—	75		(75)	3.(5)	—	(75)	3.(5)	—

Total current liabilities	356,768	9,475	—	(9,475)		356,768	(9,475)		356,768

Total liabilities	1,588,272	17,491	600,577	(1,834,163)		372,177	(1,834,163)		372,177
Commitments and Contingencies
Class A ordinary shares; 60,000,000 shares subject to possible redemption at $10.01 and $10.00 per share at June 30, 2022 and September 30, 2021, respectively	—	600,577	(600,577)	—		—	—		—

Total commitments and contingencies	—	600,577	(600,577)	—		—	—		—

Shareholders’ Equity
Bullish — Class A ordinary share, $0.00001 par value	—	—		2	3.(6)	3	2	3.(6)	2
				1	3.(7)		—	3.(7)
Bullish — Class B ordinary share, $0.00001 par value	—	—		5	3.(7)	5	5	3.(7)	5
Far Peak — Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—				—			—
Far Peak — Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 9,750,000 shares issued and outstanding	—	1		(1)	3.(7)	—	(1)	3.(7)	—
Far Peak — Additional paid-in capital	—	—				—			—
Bullish Global — Share capital — Bullish Class A Common Share, $0.001 par value	225	—		(225)	3.(7)	—	(225)	3.(7)	—
Bullish — Share premium	3,786,883	—		1,468,572	3.(6)	5,946,740	1,468,572	3.(6)	5,338,903
				587,297	3.(7)		(8,378)	3.(7)
				103,988	3.(8)		91,826	3.(8)
Accumulated surplus / (deficit)	(1,906,996)	(14,738)		(12,223)	3.(2)	(2,068,383)	(12,223)	3.(2)	(2,053,024)
				(3,525)	3.(4)		(3,525)	3.(4)
				15,438	3.(3)		15,438	3.(3)
				(15,438)	3.(3)		(15,438)	3.(3)
				13,500	3.(7)		13,500	3.(7)
				995	3.(7)		995	3.(7)
				(103,988)	3.(8)		(91,826)	3.(8)
				(6,252)	3.(9)		(6,252)	3.(9)
				(35,400)	3.(10)		(32,203)	3.(10)
				244	3.(11)		244	3.(11)
				2,500	3.(12)		2,500	3.(12)
				(2,500)	3.(12)		(2,500)	3.(12)
Option premium on convertible redeemable preference shares	245,802	—		(245,802)	3.(6)	—	(245,802)	3.(6)	—
Share-based payment reserves	56,893	—		6,252	3.(9)	98,545	6,252	3.(9)	95,348
				35,400	3.(10)		32,203	3.(10)

Total shareholders’ equity	2,182,807	(14,737)	—	1,808,840		3,976,910	1,213,164		3,381,234

Total liabilities and shareholders’ equity	3,771,079	603,331	—	(25,323)		4,349,087	(620,999)		3,753,411

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(UNAUDITED)

(in US$ thousands unless otherwise denoted)

				Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Bullish Global (IFRS, Historical)	Far Peak (US GAAP, Historical)	IFRS Conversion and Presentation Alignment (Note 2.)	Pro Forma Adjustments	FN	Pro Forma Income Statement	Pro Forma Adjustments	FN		Pro Forma Income Statement
Revenue	31,115,697	—				31,115,697				31,115,697
Cost of revenue	(31,073,040)	—				(31,073,040)				(31,073,040)
Change in fair value of digital assets held, net	(3,803,805)	—				(3,803,805)				(3,803,805)

GROSS MARGIN	(3,761,148)	—		—		(3,761,148)	—			(3,761,148)

Legal and professional fees	(11,946)	—		787	(B)	(12,334)	787	(B)		(12,334)
				(1,175)	(D)		(1,175)	(D)
Compensation and benefits	(34,858)	—		(878)	(G)	(47,536)	(878)	(G)		(46,470)
				(11,800)	(H)		(10,734)	(H)
Intercompany service fees	(34,942)	—				(34,942)				(34,942)
Other operating expenses	(35,353)	—		2,500	(J)	(32,853)	2,500	(J)		(32,853)
General and administrative expenses	—	(2,890)		342	(I)	(2,548)	342	(I)		(2,548)

TOTAL OPERATING EXPENSES	(117,099)	(2,890)		(10,224)		(130,213)	(9,158)			(129,147)

NET OPERATING LOSS	(3,878,247)	(2,890)		(10,224)		(3,891,361)	(9,158)			(3,890,295)
Finance income	283	—				283				283
Change in fair value of derivative warrant liabilities	—	46,342				46,342				46,342
Gain on forfeiture of Private Placement Warrants	—	—
Extension fee income	—	2,500		(2,500)	(J)	—	(2,500)	(J	)	—
Finance expense	(5,558)	—				(5,558)				(5,558)
Income on investments held in Trust Account	—	456		(456)	(A)	—	(456)	(A)		—
Gain on settlement of deferred underwriting commissions	—	15,438		(15,438)	(C)	—	(15,438)	(C)		—
Amortization of convertible redeemable preference shares	(56,448)	—				(56,448)				(56,448)

PROFIT/(LOSS) BEFORE TAX	(3,939,970)	61,846		(28,618)		(3,906,742)	(27,552)			(3,905,676)
Income tax expense	(252)	—				(252)				(252)

PROFIT/(LOSS) FOR THE PERIOD AND TOTAL COMPREHENSIVE INCOME/(LOSS) FOR THE PERIOD	(3,940,222)	61,846		(28,618)		(3,906,994)	(27,552)			(3,905,928)

Weighted average shares outstanding (in thousands)		Class A
Basic	225,001	60,000				680,509				619,049
Diluted	225,001	60,000				680,509				619,049
Net income (loss) per share (in US$)
Basic	(17.51)	0.89				(5.74)				(6.31)
Diluted	(17.51)	0.89				(5.74)				(6.31)
Weighted average shares outstanding (in thousands)		Class B
Basic		9,750
Diluted		9,750
Net income (loss) per share (in US$)
Basic		0.89
Diluted		0.89

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(UNAUDITED)

(in US$ thousands unless otherwise denoted)

				Scenario 1 Assuming no redemption of shares			Scenario 2 Assuming maximum redemption of shares
	Bullish Global (IFRS, Historical)	Far Peak (US GAAP, Historical)	IFRS Conversion and Presentation Alignment (Note 2.)	Pro Forma Adjustments	FN	Pro Forma Income Statement	Pro Forma Adjustments	FN	Pro Forma Income Statement
Revenue	1,321,565	—				1,321,565			1,321,565
Cost of revenue	(1,321,272)	—				(1,321,272)			(1,321,272)
Change in fair value of digital assets held, net	(1,043,758)	—				(1,043,758)			(1,043,758)

GROSS MARGIN	(1,043,465)	—		—		(1,043,465)	—		(1,043,465)

Legal and professional fees	(33,704)	—		(13,010)	(B)	(49,064)	(13,010)	(B)	(49,064)
				(2,350)	(D)		(2,350)	(D)
Compensation and benefits	(59,307)	—		(5,374)	(G)	(88,281)	(5,374)	(G)	(86,150)
				(23,600)	(H)		(21,469)	(H)
Intercompany service fees	(112,676)	—				(112,676)			(112,676)
Other operating expenses	(26,459)	—		(103,988)	(F)	(130,447)	(91,826)	(F)	(118,285)
Other expense	(49)	—				(49)			(49)
General and administrative expenses	—	(8,710)		(98)	(I)	(8,808)	(98)	(I)	(8,808)

TOTAL OPERATING EXPENSES	(232,195)	(8,710)		(148,420)		(389,325)	(134,127)		(375,032)

NET OPERATING LOSS	(1,275,660)	(8,710)		(148,420)		(1,432,790)	(134,127)		(1,418,497)
Finance income	1,511	—				1,511			1,511
Change in fair value of derivative warrant liabilities	—	270				270			270
Gain on forfeiture of Private Placement Warrants	—	—		995	(E)	995	995	(E)	995
Finance expense	(35)	—				(35)			(35)
Income on investments held in Trust Account	—	244		(244)	(A)	—	(244)	(A)	—
Amortization of convertible redeemable preference shares	(126,800)	—				(126,800)			(126,800)

LOSS BEFORE TAX	(1,400,984)	(8,196)		(147,669)		(1,556,849)	(133,376)		(1,542,556)
Income tax expense	(263)	—				(263)			(263)

LOSS FOR THE YEAR	(1,401,247)	(8,196)		(147,669)		(1,557,112)	(133,376)		(1,542,819))

Other comprehensive income for the year:
Items that will not be reclassified to profit or loss
Revaluation of digital assets	3,825,560	—

Total comprehensive income/(loss) for the year	2,424,313	(8,196)

Weighted average shares outstanding (in thousands)		Class A
Basic	225,001	60,000				680,509			619,049
Diluted	225,001	60,000				680,509			619,049
Net income (loss) per share (in US$)
Basic	(6.23)	(0.12)				(2.29)			(2.49)
Diluted	(6.23)	(0.12)				(2.29)			(2.49)
Weighted average shares outstanding (in thousands)		Class B
Basic		9,750
Diluted		9,750
Net income (loss) per share (in US$)
Basic		(0.12)
Diluted		(0.12)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Preparation

The historical financial statements of Bullish Global have been prepared in accordance with IFRS as issued by the IASB and in its presentation and reporting currency of the United States dollars (US$). The historical financial statements of FPAC have been prepared in accordance with U.S. GAAP in its presentation and reporting currency of US$.

Bullish has not been presented as a separate column/entity in the unaudited pro forma financial statements given its nominal capitalization.

FPAC’s historical statement of operations for the six months ended June 30, 2022 is determined as follows:

(A) FPAC’s unaudited condensed statement of operations for the nine months ended June 30, 2022, minus

(B) FPAC’s unaudited condensed statement of operations for the three months ended December 31, 2021.

FPAC’s historical statement of operations for the year ended December 31, 2021 is determined as follows:

(A) FPAC’s restated audited statement of operations for the period from October 19, 2020 (inception) through September 30, 2021, plus

(B) FPAC’s unaudited condensed statement of operations for the three months ended December 31, 2021, minus

(C) FPAC’s unaudited condensed statement of operations for the period from October 19, 2020 (inception) through December 31, 2020.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Bullish Global and FPAC.

The unaudited pro forma condensed combined financial information incorporates the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented as follows—there is not expected to be tax incurred with respect to the Business Combination for the Bullish Global group.

2. IFRS Policy and Presentation Alignment

The historical financial information of FPAC has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. The only adjustment required to convert FPAC’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information was to reclassify FPAC’s ordinary shares subject to redemption from commitments and contingencies to liabilities under IFRS.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of financial position as of June 30, 2022 are as follows:

(1)	Reflects the release of cash held in the Trust Account that becomes available in connection with the Business Combination and, as a result, is classified as Cash and Cash Equivalents.

(2)

Reflects transaction cost adjustments incurred by FPAC and Bullish Global including, but not limited to, advisory fees, legal fees and registration fees, which are accounted (assuming that the fees have not already been accrued prior to June 30, 2022) as a reduction in Cash and Cash Equivalents.

(3)

Reflects adjustments related to the waiver (“FPAC IPO Underwriter Waiver”) by the sole underwriter of FPAC’s December 7, 2020 Initial Public Offering of its deferred underwriting commission of US$15.4 million on May 20, 2022 which would have been payable upon consummation of the Business Combination. FPAC recorded the impact of this waiver as a gain for the period ended June 30, 2022. The US$15.4 million positive adjustment to the accumulated surplus / (deficit) is to reflect the pro forma impact of the waiver gain. See also footnote (C) below.

(4)

The fees totaling US$7.9 million paid under Bullish Global directors’ and officers’ liabilities insurance policy (“D&O policies”) that become effective upon consummation of the Business Combination are recorded as prepayments. The adjustments reflect the pro forma impact of the Business Combination that the prepayments would have commenced amortization on January 1, 2021. The prepayment adjustment is estimated at US$4.4 million as of June 30, 2022 under both No Redemption and Maximum Redemption Scenarios.

(5)	Reflects the settlement of transaction-related liabilities as a reduction in Cash and Cash Equivalents.

(6)

Pursuant to the Business Combination, each outstanding Bullish Global Class B preference share will automatically convert into one Bullish Global Class C common share, and thereafter each issued and outstanding Bullish Global Class C common share will convert automatically into such number of Class A ordinary shares that is equal to the Exchange Ratio. As a result, the adjustments reflect the reduction in Bullish Global Class B preference shares which were recognized partially as financial liability and partially as equity, and a corresponding increase in Class A ordinary shares and Additional Paid-in Capital.

(7)

Pursuant to the Business Combination, Bullish Global and BMC1 (the surviving entity after the Initial Merger with FPAC) will become subsidiaries of Bullish. The financial statements going forward will be consolidated at the Bullish level. As a result, the adjustments reflect the automatic conversion of Bullish Global’s Class A Common Share Capital and Share Premium and FPAC’s ordinary shares and Additional Paid-in Capital to Bullish’s Class A and B Ordinary Shares and Additional Paid-in Capital. The unaudited pro forma combined financial information has been prepared based upon the following two scenarios as further described elsewhere in this section and also reflects arrangements between the Sponsor and BlackRock under the Letter Agreement Amendment regarding transfer of a specified number of FPAC Class B ordinary shares.

Scenario 1 — Assuming no redemption of FPAC Class A ordinary shares: This presentation assumes that no FPAC Shareholders exercise redemption rights with respect to their ordinary shares after giving effect to the assumptions previously described under the section “Basis of Pro Forma Presentation” including the forfeiture of 400,000 Private Placement Warrants of FPAC by the Sponsor, the forfeiture of 100,000 Private Placement Warrants of FPAC by the BR Investors, and assuming the Exchange Ratio of Bullish Global Shares to Bullish Shares was calculated using the September 30, 2022 price of the digital assets (using the 20-day average price).

Scenario 2 — Assuming maximum redemption of FPAC Class A ordinary shares: This presentation assumes that 59,510,000 FPAC Class A ordinary shares subject to possible redemption are redeemed upon consummation of the Business Combination at a redemption price of US$10.00 per share and assuming the Exchange Ratio of Bullish Global Shares to Bullish Shares was calculated using the September 30, 2022 price of the digital assets (using the 20-day average price). The maximum redemption amount is derived on the basis that at least $5,000,001 of net tangible assets existed upon consummation of the Business Combination, after giving effect to payments to redeeming shareholders and other assumptions previously described under the section “Basis of Pro Forma Presentation” including the forfeiture of 1,950,000 Bullish Class A Ordinary Shares and 400,000 Private Placement Warrants of FPAC by the Sponsor, and the forfeiture of 100,000 Private Placement Warrants of FPAC by the BR Investors.

(8)

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, FPAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former shareholders of Bullish Global will have a majority of the voting power of the combined company under the minimum and maximum redemption scenarios, and that persons designated by Bullish Global will comprise a majority of the governing body of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Bullish Global issuing shares for the net assets of FPAC accompanied by a recapitalization. The net assets of FPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of Bullish Global.

The difference in the fair value of equity instruments deemed to have been issued by Bullish Global which is measured based on the closing price per FPAC’s share on September 30, 2022 over the fair value of identifiable net assets of FPAC as of June 30, 2022 (mainly comprising net cash and derivative warrant liabilities) represents a service for listing of Bullish Global and is accounted for as a share-based payment in accordance with IFRS 2. The IFRS 2 expense, which is a non-cash expense, is preliminarily estimated at US$104.0 million based on FPAC’s identifiable net assets as of June 30, 2022 under the No Redemption Scenario; and US$91.8 million based on FPAC’s identifiable net assets as of June 30, 2022 under the Maximum Redemption Scenario as illustrated below.

	As of June 30, 2022
	Scenario 1	Scenario 2
	Assuming no redemption	Assuming Maximum Redemption
Fair value of equity instrument deemed to have been issued by Bullish Global
Closing Price per FPAC share on September 30, 2022	$9.89	$9.89
Total number of Bullish shares at Closing	731,729,883	670,269,883

Total Market Capitalization of combined group	$7,236,808,544	$6,628,969,144
FPAC’s shareholders’ ownership	9.5%	1.2%

Total market capitalization attributable to FPAC’s shareholders (a)	$689,827,500	$81,988,100

Fair value of indentifiable net assets of FPAC
Investment held in trust account	$600,676,688	$600,676,688
Cash and cash equivalent	$2,415,903	$2,415,903
Derivative warrant liabilities	$(7,615,997)	$(7,615,997)
Redeemable Class A shares		$(595,676,687)
Others	$(9,637,576)	$(9,637,576)

Fair value of identifiable net assets of FPAC as of June 30, 2022 (b)	$585,839,018	$(9,837,669)

Listing expenses (c )= (a)-(b)	$103,988,482	$91,825,769

(9)

A total of 4,500,000 Bullish Global options were granted to a key advisor to Bullish Global on February 16, 2021 subject to certain vesting conditions (“Advisor Options”). This adjustment relates to 3,375,000 options out of the total of 4,500,000 options that vest ratably monthly over a three-year period from the grant date and subject to defined delivery events, as described elsewhere in this proxy statement / prospectus, resulting from an update to the valuation of the options as a consequence of the Business Combination. The adjustment reflects the incremental fair value expensed over the remaining vesting period. The adjustment is estimated at US$6.3 million as of June 30, 2022 under both No Redemption and Maximum Redemption Scenarios.

(10)

Reflects amortization expense for the period ended June 30, 2022 related to Bullish stock option awards to be granted on Closing to Thomas W. Farley, FPAC’s Chief Executive Officer and Chairman, who will become Chief Executive Officer of Bullish pursuant to an employment agreement with a subsidiary of Bullish signed on December 13, 2021 and David W. Bonanno, FPAC’s Chief Financial Officer and Secretary and a member of the Board who will become the Chief Financial Officer of Bullish pursuant to an employment agreement with a subsidiary of Bullish signed on February 8, 2022 (“Executives Options”). Under the terms of the award and using digital asset prices as of September 30, 2022, a maximum of 14,630,952 (under No Redemption Scenario) or 13,309,562 (under Maximum Redemption Scenario) options vest and become exercisable upon the achievement of both service and market performance conditions relating to Bullish’s share price meeting defined hurdles on or by various specific dates from December 31, 2022 to December 31, 2026 as further described in “Director and Officer Compensation – Bullish Executive Officer and Director Compensation Following the Business Combination – Thomas W. Farley Employment Agreement”. These awards are considered as share-based payments made contemporaneously with the Business Combination within the scope of IFRS 2. The adjustment is estimated at US$35.4 million and US$32.2 million as of June 30, 2022 under the No Redemption and Maximum Redemption Scenarios, respectively.

(11)

Reflects adjustments related to 199,998 Private Placement Warrants issued in January 2022, March 2022 and May 2022 to the Sponsor and the Anchor Investor at $1.50 per warrant for gross proceeds of approximately $300,000 (“Additional Private Placement Warrants”).

(12)	Reflects adjustment related to an extension fee of US$2.5 million paid at signing of the BCA Amendment.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 are as follows:

(A)	Reflects the elimination of FPAC historical investment income that would not have been earned or incurred had the Business Combination been consummated on January 1, 2021.

(B)

Reflects transaction cost adjustments incurred by FPAC and Bullish Global including, but not limited to, advisory fees, legal fees and registration fees, which are accounted (assuming that the fees have not already been accrued prior to June 30, 2022) as a reduction in Cash and cash equivalents. Transaction costs are allocated between the year ended 2021 and six months ended June 30, 2022 based on when incurred, and adjustments for amounts not accrued as of June 30, 2022 are made to the six months ended June 30, 2022.

(C)

Reflects adjustments related to FPAC IPO Underwriter Waiver. FPAC recorded the impact of this waiver as a gain for the period ended June 30, 2022. The adjustment is the reversal of the waiver income to reflect the pro forma effect as if the Business Combination completed on January 1, 2021; hence the waiver would have been granted and gain recorded in accumulated surplus. See also footnote 3.(3) above.

(D)

Adjustments related to pro forma impact of amortization of D&O policies commencing on January 1, 2021. The amortized expense is estimated at US$1.2 million for the six months ended June 30, 2022 and US$2.4 million for the year ended December 31, 2021, respectively, under both No Redemption and Maximum Redemption Scenarios.

(E)

Reflects the gain on forfeiture of 400,000 Private Placement Warrants of FPAC by the Sponsor in connection with the consummation of the Bullish Business Combination and the gain on forfeiture of 100,000 Private Placement Warrants of FPAC by the BR Investors at the closing of the Business Combination under the No Redemption and Maximum Redemption Scenario, as explained in footnote 3.(7) above.

(F)

Reflects the IFRS 2 non-cash expenses derived from the excess of the fair value of equity instruments deemed to have been issued by Bullish Global over the fair value of identifiable net assets of FPAC that arise from the assumed capital reorganization under the No Redemption and Maximum Redemption Scenario, as explained in footnote 3.(8) above. This amount is reflected as adjustments to general and administrative expenses for the year ended December 31, 2021.

(G)

As referred to in footnote 3.(9) above, reflects the incremental fair value of the impact of the Business Combination to the Advisor Options that is expensed over the remaining vesting period. The adjustment is estimated at US$0.9 million for the six months ended June 30, 2022 and US$5.4 million for the year ended December 31, 2021, respectively, under both No Redemption and Maximum Redemption Scenarios.

(H)

As referred to in footnote 3.(10) above, reflects the amortization expense for Executives Options for the period. The adjustment is estimated at US$11.8 million and US$10.7 million for the six months ended June 30, 2022 under the No Redemption and Maximum Redemption Scenarios, respectively, and US$23.6 million and US$21.5 million for the year ended December 31, 2021 under the No Redemption and Maximum Redemption Scenarios, respectively.

(I)

Reflects adjustments related to 199,998 Private Placement Warrants issued in January 2022, March 2022 and May 2022 to the Sponsor and the Anchor Investor at $1.50 per warrant for gross proceeds of approximately $300,000 (“Additional Private Placement Warrants”).

(J)

Reflects adjustments related to the US$2.5 million paid by Bullish to FPAC at signing of the third amendment to the Business Combination Agreement on June 29, 2022 between FPAC and Bullish (“BCA Amendment No. 3”). The adjustments eliminate the offsetting income and expense.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. Basic and diluted loss per share for Bullish’s Class A Ordinary Shares and Class B Ordinary Shares are the same, as each class of Ordinary Shares is entitled to the same dividend participation rights and economic terms. For the purpose of calculating diluted loss per share, it was assumed that all FPAC Warrants sold in the Initial Public Offering and the Private Placement Warrants, Bullish options and other instruments exercisable for Bullish Class A Ordinary Shares are exercised or exchanged for Bullish Class A Ordinary Shares. However, since this results in anti-dilution, i.e., a smaller loss per share, the effect of such exchange was not included in the calculation of diluted loss per share.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption of FPAC’s public shares using the 20-day average price of digital assets as of September 30, 2022.

	For the Six Months Ended June 30, 2022 20-day average price of digital assets as of September 30, 2022
	Assuming No Redemption		Assuming Maximum Redemption
	(in dollars, except share and per share data)
Loss for the six months ended June 30, 2022 attributable to the owners of the parent	US$	(3,906,993,668)	US$	(3,905,927,956)
Weighted average shares outstanding — basic and diluted		680,509,378		619,049,378
Loss per share — basic and diluted	US$	(5.74)	US$	(6.31)
Weighted average shares outstanding — basic and diluted:
Bullish Global shareholders		610,759,378		610,759,378
FPAC Class A shareholders		60,000,000		490,000
FPAC Class B shareholders		9,750,000		7,800,000

Total		680,509,378		619,049,378

The following summarizes loss per share under the two scenarios using the 52-week high and low digital asset prices, respectively.

	For the Six Months Ended June 30, 2022 Assuming No Redemption
	52-Week High		52-Week Low
	(in dollars, except share and per share data)
Loss for the six months ended June 30, 2022 attributable to the owners of the parent	US$	(3,906,993,668)	US$	(3,906,993,668)
Weighted average shares outstanding — basic and diluted		1,289,561,214		648,815,982
Loss per share — basic and diluted	US$	(3.03)	US$	(6.02)
Weighted average shares outstanding — basic and diluted:
Bullish Global shareholders		1,219,811,214		579,065,982
FPAC Class A shareholders		60,000,000		60,000,000
FPAC Class B shareholders		9,750,000		9,750,000

Total		1,289,561,214		648,815,982

	For the Six Months Ended June 30, 2022 Assuming Maximum Redemption
	52-Week High		52-Week Low
	(in dollars, except share and per share data)
Loss for the six months ended June 30, 2022 attributable to the owners of the parent	US$	(3,905,927,956)	US$	(3,905,927,956)
Weighted average shares outstanding — basic and diluted		1,228,101,214		587,355,982
Loss per share — basic and diluted	US$	(3.18)	US$	(6.65)
Weighted average shares outstanding — basic and diluted:
Bullish Global shareholders		1,219,811,214		579,065,982
FPAC Class A shareholders		490,000		490,000
FPAC Class B shareholders		7,800,000		7,800,000

Total		1,228,101,214		587,355,982

THE MERGER PROPOSAL

The Merger Proposal, if approved, will authorize the Plan of Merger and the Initial Merger.

The approval of the Merger Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved by FPAC Shareholders, the Merger Proposal will not be presented at the Special Meeting.

A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex C.

Recommendation and Vote Required for the Merger Proposal Approval

The approval of the Merger Proposal will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

THE ORGANIZATIONAL DOCUMENTS PROPOSALS

General

The six separate proposals of the Organizational Documents Proposals, if approved, will approve the material differences between the proposed organizational documents to be in effect following the consummation of the Business Combination and FPAC’s Amended and Restated Memorandum and Articles of Association, specifically.

•	The Organizational Documents Proposal A — the name of the new public entity will be “Bullish” as opposed to “Far Peak Acquisition Corp.”;

•

The Organizational Documents Proposal B — Bullish will have (i) 4,000,000,000 Class A Ordinary Shares authorized ; (ii) 950,000,000 Class B Ordinary Shares authorized and (iii) 50,000,000 preference shares authorized, as opposed to FPAC having 500,000,000 Class A ordinary shares authorized, 50,000,000 Class B ordinary shares authorized and 5,000,000 preference shares authorized;

•	The Organizational Documents Proposal C — Bullish will not have a classified board;

•

The Organizational Documents Proposal D — Bullish will require any amendments to its Articles of Association to be by special resolution rather than certain matters being eligible for amendment by ordinary resolution;

•

The Organizational Documents Proposal E — Bullish’s corporate existence will be perpetual as opposed to FPAC’s corporate existence terminating if a business combination is not consummated by FPAC within a specified period of time; and

•

The Organizational Documents Proposal F — Bullish’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that FPAC’s amended and restated memorandum and articles of association contains.

The Organizational Documents Proposals are conditioned on the approval of the Business Combination Proposal and the Merger Proposal at the Special Meeting. If the Business Combination Proposal and the Merger Proposal are not approved, the Organizational Documents Proposals will not be presented at the Special Meeting.

A copy of Bullish’s Amended and Restated Memorandum and Articles of Association, as will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex B.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL A

Overview

The Organizational Documents Proposal A — a special resolution, to approve that the name of the new public entity will be “Bullish” as opposed to “Far Peak Acquisition Corp.”

Assuming the Business Combination Proposal and the Merger Proposal are approved, shareholders will also be asked to approve the Organizational Documents Proposal A at the Special Meeting.

If the Organizational Documents Proposal A is approved, the name of the new public entity will be “Bullish” as opposed to “Far Peak Acquisition Corp.”

This summary is qualified by reference to the complete text of Bullish’s Amended and Restated Memorandum and Articles of Association, which will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, and is attached to this proxy statement/prospectus as Annex B.

Reasons for the Change

In the judgment of FPAC’s board of directors, the Organizational Documents Proposal A is desirable because the name of the new public entity is desirable to reflect the Business Combination with Bullish Global and the business going forward.

Recommendation and Vote Required for the Organizational Documents Proposal A Approval

The approval of the Organizational Documents Proposal A will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL A.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL B

Overview

The Organizational Documents Proposal B — a special resolution, to approve that Bullish will have (i) 4,000,000,000 Class A Ordinary Shares authorized; (ii) 950,000,000 Class B Ordinary Shares authorized and (iii) 50,000,000 preference shares authorized, as opposed to FPAC having 500,000,000 Class A ordinary shares authorized, 50,000,000 Class B ordinary shares authorized, and 5,000,000 preference shares authorized.

Assuming the Business Combination Proposal and the Merger Proposal are approved, shareholders will also be asked to approve the Organizational Documents Proposal B at the Special Meeting.

If the Organizational Documents Proposal B is approved, Bullish will have (i) 4,000,000,000 Class A Ordinary Shares authorized; (ii) 950,000,000 Class B Ordinary Shares authorized and (iii) 50,000,000 preference shares authorized, as opposed to FPAC having 500,000,000 Class A ordinary shares authorized, 50,000,000 Class B ordinary shares authorized, and 5,000,000 preference shares authorized.

This summary is qualified by reference to the complete text of Bullish’s Amended and Restated Memorandum and Articles of Association, which will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, and is attached to this proxy statement/prospectus as Annex B.

Reasons for the Change

In the judgment of FPAC’s board of directors, the Organizational Documents Proposal B is desirable because the greater number of authorized number of shares is desirable for the combined company to have sufficient shares to issue to the holders of ordinary shares and warrants of FPAC, to issue as merger consideration to the shareholders of Bullish Global in the Business Combination and to have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits (neither of which are currently contemplated).

Notwithstanding the foregoing, a large number of authorized but unissued shares may enable Bullish’s board of directors to render it more difficult or to discourage an attempt to obtain control of Bullish and thereby protect continuity of or entrench its management, which may adversely affect the market price of Bullish’s securities. If, in the due exercise of its fiduciary obligations, for example, Bullish’s board of directors were to determine that a takeover proposal were not in the best interests of Bullish, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable Bullish to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Bullish currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Recommendation and Vote Required for the Organizational Documents Proposal B Approval

The approval of the Organizational Documents Proposal B will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL B.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL C

Overview

The Organizational Documents Proposal C — a special resolution, to approve that Bullish will not have a classified board.

Assuming the Business Combination Proposal and the Merger Proposal are approved, shareholders will also be asked to approve the Organizational Documents Proposal C at the Special Meeting.

If the Organizational Documents Proposal C is approved, Bullish will not have a classified board

This summary is qualified by reference to the complete text of Bullish’s Amended and Restated Memorandum and Articles of Association, which will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, and is attached to this proxy statement/prospectus as Annex B.

Reasons for the Change

In the judgment of FPAC’s board of directors, the Organizational Documents Proposal C is desirable because although classified boards may foster continuity and stability, not only on the board but also in the overall business of a company, since a majority of directors will always have prior experience as directors of the company, classified boards may also be considered to reduce the accountability of directors to shareholders in certain circumstances as they are likely to increase the time required for shareholders to change the composition of the board of directors and may limit the ability of shareholders to evaluate and elect each director each year. The election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies, and it is a better corporate governance practice to have an unclassified board.

Recommendation and Vote Required for the Organizational Documents Proposal C Approval

The approval of the Organizational Documents Proposal C will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL C.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL D

Overview

The Organizational Documents Proposal D — a special resolution, to approve that Bullish will require any amendments to its Articles of Association to be by special resolution rather than certain matters being eligible for amendment by ordinary resolution.

Assuming the Business Combination Proposal and the Merger Proposal are approved, shareholders will also be asked to approve the Organizational Documents Proposal D at the Special Meeting.

If the Organizational Documents Proposal D is approved, Bullish will require any amendments to its Articles of Association to be by special resolution rather than certain matters being eligible for amendment by ordinary resolution. A special resolution passed in accordance with the Companies Act is a resolution (a) passed by a majority of not less than two-thirds (2/3) of such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each shareholder is entitled; or (b) approved in writing by all of the shareholders entitled to vote at a general meeting of the company, passed in accordance with Bullish’s Amended and Restated Memorandum and Articles of Association. Upon completion of the Business Combination, assuming no redemptions and a Digital Asset Market Value (as defined in the Business Combination Agreement) of US$2.53 billion, based on the average value over a 20-day period as of September 30, 2022, a special resolution will require to be passed by at least 3,219,580,171 votes out of a total of 4,829,370,256 votes.

This summary is qualified by reference to the complete text of Bullish’s Amended and Restated Memorandum and Articles of Association, which will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, and is attached to this proxy statement/prospectus as Annex B.

Reasons for the Change

In the judgment of FPAC’s board of directors, the Organizational Documents Proposal D is desirable because it is desirable to have a clear majority to approve any amendments to the Bullish Articles of Association in order to protect the interests of shareholders.

Recommendation and Vote Required for the Organizational Documents Proposal D Approval

The approval of the Organizational Documents Proposal D will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL D.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL E

Overview

The Organizational Documents Proposal E — a special resolution, to approve that Bullish’s corporate existence will be perpetual as opposed to FPAC’s corporate existence terminating if a business combination is not consummated by FPAC within a specified period of time.

Assuming the Business Combination Proposal and the Merger Proposal are approved, shareholders will also be asked to approve the Organizational Documents Proposal E at the Special Meeting.

If the Organizational Documents Proposal E is approved, Bullish’s corporate existence will be perpetual as opposed to FPAC’s corporate existence terminating if a business combination is not consummated by FPAC within a specified period of time.

This summary is qualified by reference to the complete text of Bullish’s Amended and Restated Memorandum and Articles of Association, which will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, and is attached to this proxy statement/prospectus as Annex B.

Reasons for the Change

In the judgment of FPAC’s board of directors, the Organizational Documents Proposal E is desirable because the provisions that relate to the operation of FPAC as a blank check company prior to the consummation of its initial business combination, such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time, would not be applicable after the Business Combination.

Recommendation and Vote Required for the Organizational Documents Proposal E Approval

The approval of the Organizational Documents Proposal E will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL E.

THE ORGANIZATIONAL DOCUMENTS PROPOSAL F

Overview

The Organizational Documents Proposal F — a special resolution, to approve that Bullish’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that FPAC’s amended and restated memorandum and articles of association contains.

Assuming the Business Combination Proposal and the Merger Proposal are approved, shareholders will also be asked to approve the Organizational Documents Proposal F at the Special Meeting.

If the Organizational Documents Proposal F is approved, Bullish’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that FPAC’s amended and restated memorandum and articles of association contains.

This summary is qualified by reference to the complete text of Bullish’s Amended and Restated Memorandum and Articles of Association, which will be in effect assuming approval of all of the Organizational Documents Proposals and upon consummation of the Business Combination, and is attached to this proxy statement/prospectus as Annex B.

Reasons for the Change

In the judgment of FPAC’s board of directors, the Organizational Documents Proposal F is desirable because the provisions related to FPAC’s status as a blank check company would serve no purpose following the Business Combination. For example, Bullish’s constitutional documents would not include a requirement to dissolve Bullish upon failure to consummate a business combination in accordance with its terms. Bullish would continue as a corporate entity following the Business Combination. In addition, certain other provisions in FPAC’s amended and restated memorandum and articles of association require that proceeds from FPAC’s initial public offering be held in the trust account until a business combination or liquidation of FPAC has occurred. These provisions would cease to apply once the Business Combination is consummated and would therefore not be included in Bullish’s constitutional documents.

Recommendation and Vote Required for the Organizational Documents Proposal F Approval

The approval of the Organizational Documents Proposal F will require the affirmative vote of holders of two-thirds (2/3) majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

FPAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL F.

COMPARISON OF SHAREHOLDERS’ RIGHTS

FPAC is an exempted company incorporated under the Companies Act, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands (the “Companies Act”). The Companies Act differs in some material respects from laws generally applicable to United States corporations and their shareholders. Bullish is an exempted company incorporated under the Companies Act. Cayman Islands law and FPAC’s amended and restated memorandum and articles of association govern the rights of FPAC Shareholders. In addition, the amended and restated memorandum and articles of association of FPAC differ in certain material respects from the amended and restated memorandum and articles of association of Bullish. As a result, when you become a shareholder of Bullish, your rights will differ in some regards as compared to when you were a shareholder of FPAC.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of FPAC Shareholders under FPAC’s amended and restated memorandum and articles of association (left column) and the rights of Bullish Shareholders under forms of the Amended and Restated Memorandum and Articles of Association (right column), which are attached to this proxy statement/prospectus as Annex B. This summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents and is qualified in its entirety by reference to the full text of those documents, as well as the relevant provisions of Cayman Islands law.

FPAC (an Exempted Company under Cayman Islands Law)	Bullish (an Exempted Company under Cayman Islands Law)
Objects

The objects for which FPAC is established are unrestricted and FPAC shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.	The objects for which Bullish is established include carrying on business as a holding company and conducting other related business activities.

Authorized Share Capital

The share capital of FPAC is US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.	The authorized share capital of Bullish as of the effective time of the Business Combination will be 5,000,000,000 shares of a par value of US$0.00001 each, comprising 4,000,000,000 class A ordinary shares of a par value of US$0.00001 each, 950,000,000 class B ordinary shares of a par value of US$0.00001 each and 50,000,000 preference shares of a par value of US$0.00001 each. Bullish’s board is authorized to issue preference shares in one or more series without shareholder approval. The board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of its authorized but unissued shares.

Number of Directors

The initial FPAC board shall consist of not less than one director. FPAC may by ordinary resolution (simple majority standard) increase or reduce the limits on the number of directors.	The initial Bullish board shall consist of not less than one director. Bullish’s board may, by ordinary resolution (simple majority standard), change the number of directors authorized.

FPAC (an Exempted Company under Cayman Islands Law)	Bullish (an Exempted Company under Cayman Islands Law)
Classified Board of Directors

FPAC’s directors are divided into three classes: Class I, Class II and Class III. The Class I directors shall stand elected for a term expiring at FPAC’s first annual general meeting, the Class II Directors shall stand elected for a term expiring at FPAC’s second annual general meeting and the Class III Directors shall stand elected for a term expiring at FPAC’s third annual general meeting.	No classified board.

Alternate Directors
N/A	Any director may in writing appoint another person to be such director’s alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such director’s place at any meeting of Bullish’s board at which the appointing director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of Bullish’s board as a director when the director appointing such alternate director is not personally present. If a director appoints another director as an alternate, the alternate director shall have one vote on behalf of the appointing director in addition to his or her own vote.

Appointment of Directors
Prior to the closing of a business combination, FPAC may by ordinary resolution of the holders of FPAC’s class B ordinary shares appoint any person to be a director. For the avoidance of doubt, prior to the closing of a business combination, holders of FPAC’s class A ordinary shares shall have no right to vote on the appointment of any director. The directors may appoint any person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. After the closing of a business combination, FPAC may by ordinary resolution appoint any person to be a director.	Bullish’s directors shall be elected by the shareholders by way of any ordinary resolution to either fill a casual vacancy or as an addition to the existing directors. Without prejudice to the company’s power to appoint a person to be a director pursuant to the Amended and Restated Memorandum and Articles of Association, Bullish’s board of directors shall have the power at any time to appoint any person who is willing to act as a director, either to fill a casual vacancy or as an addition to the existing directors.

Removal of Directors
Prior to the closing of a business combination, FPAC may by ordinary resolution of the holders of the class B shares remove any director. For the avoidance of doubt, prior to the closing of a business combination, holders of FPAC’s Class A ordinary shares shall have no right to vote on the removal of any director. After the closing	Bullish’s directors may be removed from office, with or without cause, by ordinary resolution of Bullish before the expiration of his period of office.

FPAC (an Exempted Company under Cayman Islands Law)	Bullish (an Exempted Company under Cayman Islands Law)
of a business combination, FPAC may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director.

Shareholders Meeting Quorum

The holders of a majority of FPAC’s shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum.	The quorum required for a general meeting of shareholders consists of one or more shareholders holding shares which carry in aggregate (representing by proxy) not less than a simple majority of all votes attaching to all shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation, by its duly authorized representative.

Calling a General Meeting of Shareholders

FPAC’s directors, the chief executive officer or the chairman of the FPAC Board may call general meetings, and, for the avoidance of doubt, FPAC Shareholders shall not have the ability to call general meetings.	The board of directors of Bullish may call general meetings whenever they think fit.

Advance Notice of Shareholder Meetings
At least five clear days’ notice shall be given of any general meeting of FPAC.	At least five clear days’ notice shall be given of any general meeting of Bullish.

Advance Notice of Board Meetings
A director may, or other officer on the direction of a director shall, call a meeting of the directors by at least two days’ notice in writing to every director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the directors either at, before or after the meeting is held.	At least twenty-four hours’ notice shall be given by a director to call a board meeting. A director may also waive the requirement that notice of any board meeting be given to him, either at, before or after the meeting.

Shareholders Action by Written Consent
Unanimous written consent required to pass a resolution without a meeting.	Unanimous written consent required to pass a resolution without a meeting.

Special Voting Requirements for Certain Amendments
FPAC’s amended and restated memorandum and articles of association may only be amended by a special resolution of the shareholders except as explicitly allowed under Article 18.1. Prior to the closing of a business combination, Article 29.1 of FPAC’s amended and restated memorandum and articles of association may only be amended by a special resolution which shall include the affirmative vote of a simple majority of FPAC’s class B ordinary shares.	Special resolution (66 2⁄3% of shareholders who vote at a general meeting where there is a quorum) is required to amend Bullish’s Amended and Restated Memorandum and Articles of Association. Article 28.2 of Bullish’s Amended and Restated Memorandum and Articles of Association shall only be amended with the approval of a special resolution provided that (i) the independent committee of the board of directors is not, at that time, taking any steps with regard to any Committee Enforcement Documents (as defined in Bullish’s Amended and Restated Memorandum and Articles of Association), from the date falling eighteen months from the date of the Amended and Restated Memorandum and Articles of Association, or (ii) with the consent of not

FPAC (an Exempted Company under Cayman Islands Law)	Bullish (an Exempted Company under Cayman Islands Law)
less than ninety per cent of shareholders entitled to vote in person or by proxy.

Indemnification of Directors and Officers
FPAC’s amended and restated memorandum and articles of association provides for indemnification of officers and directors to the maximum extent permitted by law, including, for any matter in respect of fraud or dishonesty, any liability incurred in their capacities as such, except through their own fraud or dishonesty.	Subject to certain limitations, the Bullish Articles provide for indemnification to the fullest extent permitted by law and permit the board of directors to provide indemnity to other employees or agents of Bullish. Bullish shall pay reasonable legal fee and other expenses in advance of a final disposition.

Approval of Certain Transactions
Any merger or consolidation of FPAC with one or more constituent companies (as defined in the Companies Act) shall require the approval of a special resolution (66 2⁄3% of shareholders who vote at a general meeting where there is a quorum).	Any merger or consolidation of Bullish with one or more constituent companies (as defined in the Companies Act) shall require the approval of a special resolution (66 2⁄3% of shareholders who vote at a general meeting where there is a quorum).

Power of the Directors
The business of FPAC shall be managed by the directors who may exercise all the powers of FPAC.	The business of Bullish shall be managed by the directors who may exercise all the powers of Bullish.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the FPAC Board to adjourn the Special Meeting to a later date or dates. In no event will FPAC solicit proxies to adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its amended and restated memorandum and articles of association and Cayman Islands law. The purpose of the Adjournment Proposal is to provide more time for the FPAC officers, directors, Initial Shareholders, Bullish Global, and the Bullish Global shareholders to make purchases of Public Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Business Combination Proposal and to meet the requirements that are necessary to consummate the Business Combination. See the section titled “The Business Combination Proposal — Interests of FPAC’s Directors and Officers in the Business Combination,”

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the shareholders, the FPAC Board may not be able to adjourn the Special Meeting to a later date or dates. In such event, the Business Combination may not be completed.

Required Vote

The approval of the Adjournment Proposal will require affirmative vote of a majority of the votes cast by FPAC Shareholders present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the proposal.

THE FPAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER INFORMATION RELATED TO FPAC

References in this section to “FPAC”, “we”, “our” or “us” refer to Far Peak Acquisition Corporation, a Cayman Islands exempted company.

Introduction

FPAC is a blank check company incorporated on October 19, 2020 as a Cayman Islands exempted company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Prior to executing the Business Combination Agreement, FPAC’s efforts were limited to organizational activities, completion of the Initial Public Offering and the evaluation of possible business combinations.

Initial Public Offering

FPAC has neither engaged in any operations nor generated any revenue to date. Based on FPAC’s business activities, FPAC is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

On December 7, 2020, FPAC consummated the Initial Public Offering of 55,000,000 Units (the “Units” and, with respect to the Class A ordinary shares included in the Units, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $550.0 million, and incurring offering costs of approximately $23.7 million, inclusive of $7.5 million in underwriting commissions, approximately $15.4 million in deferred underwriting commissions, $400,000 in deferred legal fees, approximately $4.0 million of other expenses, and net of reimbursement from the underwriters of $3.6 million. The underwriters were granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 8,250,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 21, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 5,000,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000 (the “Over-Allotment Option”).

Simultaneously with the closing of the Initial Public Offering, FPAC consummated the private placement (“Private Placement”) of 7,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “BR Investors”), generating gross proceeds of $10.5 million (and in January 2022, March 2022 and May 2022, pursuant to commitments made at the time of the Initial Public Offering, FPAC completed three sales of Private Placement Warrants, each for an additional 66,666 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $100,000). The Private Placement Warrants are identical to the FPAC Warrants sold in the Initial Public Offering, except that, so long as they are held by their initial purchasers or their permitted transferees, (i) they will not be redeemable by FPAC, (ii) they may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after FPAC completes its initial business combination, and (iii) they may be exercised by the holders on a cashless basis.

Upon the closing of the Initial Public Offering and the Private Placement, $550.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and the Private Placement, and upon the completion of the Over-Allotment Option a further $50.0 million of net proceeds of the sale of Units, were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by FPAC, until the earliest of: (i) the completion of a business combination and (ii) the distribution of the funds in the Trust Account to FPAC Shareholders.

Fair Market Value of Bullish Global’s Businesses

FPAC’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Business Combination. FPAC will not complete a business combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act. The FPAC Board determined that this test is met in connection with the Business Combination.

Shareholder Approval of Business Combination

Under the Memorandum and Articles of Association, in connection with any proposed business combination, FPAC must seek shareholder approval of an initial business combination at a meeting called for such purpose at which Public Shareholders may seek to redeem their Public Shares, subject to the limitations described in the prospectus for FPAC’s Initial Public Offering. Accordingly, in connection with the Business Combination, the FPAC Shareholders may seek to redeem the Public Shares that they hold in accordance with the procedures set forth in this proxy statement/prospectus.

Voting Restrictions in Connection with Shareholder Meeting

In connection with FPAC’s Initial Public Offering, FPAC’s Initial Shareholders entered into a letter agreement to vote their shares in favor of the Business Combination Proposal and FPAC also expects them to vote their shares in favor of all other proposals being presented at the Special Meeting. As of the date hereof, FPAC’s Initial Shareholders own approximately 14% of the total outstanding FPAC Share.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding FPAC or its securities, the FPAC Initial Shareholders, Bullish Global and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of FPAC Class A ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (i) the proposals presented to shareholders for approval at the Special Meeting are approved and/or (ii) FPAC has at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that FPAC will be required to pay to redeeming shareholders upon consummation of the Business Combination. Any such stock purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by FPAC’s Initial Shareholders for nominal value.

Liquidation If No Business Combination

FPAC has until March 7, 2023 to complete an initial business combination. If it is unable to complete its initial business combination by that date (or such later date as its shareholders may approve in accordance with the Memorandum and Articles of Association), FPAC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable) divided by the number of then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FPAC’s remaining shareholders and the FPAC Board, liquidate and dissolve, subject in each case to FPAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the FPAC Warrants, which will expire worthless if FPAC fails to complete its initial business combination by March 7, 2023.

The Sponsor and FPAC’s directors and officers have entered into a letter agreement, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if FPAC fails to complete its initial business combination within the required time frame. However, any shares acquired by the Sponsor or FPAC’s officers or directors after the Initial Public Offering, will be entitled to liquidating distributions from the Trust Account with respect if FPAC fails to complete its initial business combination by March 7, 2023.

The Sponsor and FPAC’s officers and directors have also agreed, pursuant to a written agreement with FPAC, that they will not propose any amendment to the Memorandum and Articles of Association that would affect the substance or timing of FPAC’s obligation to redeem 100% of the Public Shares if it does not complete its initial business combination by March 7, 2023 or with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless FPAC provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account. However, FPAC may not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it is not subject to the SEC’s “penny stock” rules).

FPAC expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining (and the additional $300,000 invested by FPAC’s Sponsor and the BR Investors in January 2022, March 2022 and May 2022) out of the approximately $2,653,820 of proceeds held outside the Trust Account, as of June 30, 2022, although it cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing the plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the Trust Account balance, FPAC may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

Although FPAC will seek to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against FPAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, FPAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to FPAC than any alternative. Examples of possible instances where FPAC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. As of the date of this proxy statement/prospectus, FPAC is not a party to any agreement that does not contain such a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with FPAC and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to FPAC if and to the extent any claims by a third party for services rendered or products sold to FPAC, or a prospective target business with which FPAC has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable; provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under FPAC’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, FPAC has not asked the Sponsor to reserve for such indemnification obligations, nor has FPAC independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and FPAC believes that the Sponsor’s only assets are FPAC’s securities. Therefore, FPAC cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, FPAC may not be able to complete the Business Combination, and Public Shareholders would receive such lesser amount per share in connection with any redemption of their Public Shares. None of FPAC’s officers or directors will indemnify FPAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, FPAC’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While FPAC currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to FPAC, it is possible that FPAC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, FPAC cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per share.

FPAC will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which it does business execute agreements with FPAC waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under FPAC’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. FPAC has access to up to approximately $750,000 held outside the Trust Account with which it may pay any such potential claims (including costs and expenses incurred in connection with its liquidation, currently estimated to be no more than approximately $100,000). In the event that FPAC liquidates, and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from the Trust Account could be liable for claims made by creditors.

If FPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of FPAC Shareholders. To the extent any bankruptcy claims deplete the Trust Account, FPAC cannot assure you it will be able to return $10.00 per share to its Public Shareholders. Additionally, if FPAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against FPAC that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by FPAC Shareholders. Furthermore, the FPAC Board may be viewed as having breached its fiduciary duty to FPAC’s creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. FPAC cannot assure you that claims will not be brought against it for these reasons.

Public Shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of the Public Shares if FPAC does not complete its initial business combination by March 7, 2023, (ii) in connection with a shareholder vote to amend the Memorandum and Articles of Association to modify the substance or timing of FPAC’s obligation to redeem 100% of the Public Shares if it does not complete its initial business combination by March 7, 2023 or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity or (iii) if they redeem their respective shares for cash upon the completion of FPAC’s initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event FPAC seeks shareholder approval in connection with an initial business combination, including the Business Combination, a shareholder’s vote in connection with such business combination alone will not result in the redemption of its shares for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of the Memorandum and Articles of Association, like all provisions of the Memorandum and Articles of Association, may be amended with a shareholder vote.

Properties

FPAC currently leases its executive offices from an entity affiliated with FPAC’s Sponsor. The lease calls for monthly minimum lease payments of $12,500 during the term of the sublease, which ends on January 30, 2022. On July 27, 2021, FPAC and such lessor amended the lease agreement to a lease payment of $37,500 during the term of the sublease, which ended on April 30, 2022. FPAC prepaid all of the contractual minimum lease payments upon execution of the agreement, paying $150,000. Other than as described herein, FPAC did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements for the three months ended June 30, 2021.

Employees

FPAC currently has two executive officers and one additional employee. These individuals are not obligated to devote any specific number of hours to FPAC’s matters but they intend to devote as much of their time as they deem necessary to FPAC’s affairs until it has completed an initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for an initial business combination and the stage of such business combination process it is in. FPAC does not intend to have any full-time employees prior to the completion of a business combination.

Directors and Executive Officers

FPAC’s directors and executive officers are as follows:

Name	Age	Position
Thomas W. Farley	46	Chief Executive Officer, President, and Chairman of the Board
David W. Bonanno	40	Chief Financial Officer, Secretary and Director
Stanley A. McChrystal	68	Director
Nicole Seligman	66	Director
Charles Vice	59	Director

Thomas W. Farley serves as FPAC’s Chief Executive Officer, President, Chairman of the Board and a director. Mr. Farley is the current Chairman of the Board of Global Blue. Previously he served as Chief Executive Officer, President and Chairman of Far Point. Additionally, he served as President of the NYSE Group of ICE from May 2014 until May 2018. Mr. Farley’s responsibilities included leading all operations for the

NYSE and managing a diverse range of equity and equity options exchanges, comprising the largest equities listing and securities trading venue in the world. Mr. Farley joined the NYSE in November 2013 when ICE acquired NYSE Euronext. Prior to becoming President of the NYSE in May 2014, he served as the Chief Operating Officer. Prior to joining the NYSE, Mr. Farley served as Senior Vice President of Financial Markets at ICE, where he oversaw the development of several businesses and initiatives across ICE’s markets. Mr. Farley joined ICE in 2007 as the President and Chief Operating Officer of ICE Futures U.S., formerly the New York Board of Trade. He also represented ICE on the Options Clearing Corporation Board of Directors. Prior to joining ICE, Mr. Farley was President of SunGard Kiodex, a risk management technology provider to the derivatives markets and prior thereto served as the business unit’s Chief Financial Officer and Chief Operating Officer. Mr. Farley has also held various positions in investment banking at Montgomery Securities and in private equity at Gryphon Investors. Mr. Farley holds a Bachelor of Arts degree in Political Science from Georgetown University and is a Chartered Financial Analyst.

David W. Bonanno serves as FPAC’s Chief Financial Officer, Secretary and a director. Until recently (from 2018), Mr. Bonanno served as Chief Financial Officer and was a director of Far Point through its completion of its business combination with Global Blue in August 2020. From 2008 to 2020, Mr. Bonanno was a Managing Director at Third Point LLC, a New York based investment manager with $14.8 billion of assets under management as of December 31, 2019, which co-sponsored Far Point Acquisition Corp. During his twelve-year tenure at Third Point, Mr. Bonanno was responsible for analyzing and executing public and private investment opportunities across a broad range of industries including Fintech, financial services, telecommunications, energy and real estate. Additionally, Mr. Bonanno was the primary investment professional responsible for the Third Point Hellenic Recovery Fund L.P., a $750 million long-term investment vehicle exclusively dedicated to illiquid growth investments in Southern Europe. Mr. Bonanno previously served as a director of Social Finance, Inc. (SoFi), Energean PLC (LSE: ENOG), Far Point Acquisition Corp. (NYSE: FPAC), Hellenic Bank PCL (CSE: HB), Neptune Financial, Inc. and Tollerton Investments Limited which held a 50.3% stake in Play Communications S.A. prior to its public listing on the Warsaw Stock Exchange in July 2017. Mr. Bonanno has served as a director or executive officer for companies which have collectively issued over $30 billion in debt, more than $4 billion in equity through the public and private capital markets, and completed three initial public offerings on major U.S. and European exchanges. Mr. Bonanno has significant experience as a director and executive officer of regulated financial service companies including businesses supervised in the United States by the FDIC, SEC, FINRA and CFPB and in Europe by the ECB. Prior to joining Third Point, Mr. Bonanno was a Private Equity Associate at Cerberus Capital Management, L.P. from 2006 to 2008 and an analyst in Restructuring and Reorganization Advisory Group at Rothschild Inc. from 2004 to 2006. Mr. Bonanno graduated cum laude from Harvard University in 2004 with an A.B. in Psychology.

Stanley A. McChrystal has served as a director of FPAC since its inception. From 2018, General McChrystal served as a director of Far Point through its completion of its business combination with Global Blue in August 2020. General McChrystal is a retired United States Army General. From June 2009 to June 2010, General McChrystal served as Commander, International Security Assistance Force (ISAF) and Commander, U.S. Forces Afghanistan (USFOR-A). From August 2008 to June 2009, General McChrystal served as Director, Joint Staff and from 2003 until 2008 as Commander of the Army’s Joint Special Operations Command (JSOC). General McChrystal is the founder of the McChrystal Group LLC, a privately held global services and leadership development firm based in Alexandria, VA, and has served as its CEO since 2010. He also currently serves as a director of FiscalNote, a privately held legislative and regulatory analytics firm headquartered in Washington, D.C. He is currently an advisor to General Atomics. Within the last ten years, General McChrystal served on the boards of Knowledge International, Navistar International Corp., Siemens Government Technologies as well as JetBlue Airlines, and Deutsche Bank US Corporation, both headquartered in New York City. He served as chairperson of The Yellow Ribbon Fund, a non-profit organization committed to helping wounded veterans and their families. General McChrystal is a senior fellow at Yale University’s Jackson Institute for Global Affairs, where he teaches a course on Leadership in Operation. He is currently the chair of Service Year Alliance, a project of Be The Change and the Aspen Institute, which envisions a future in which a service year is a cultural expectation and common opportunity for every young American.

Nicole Seligman has served as a director of FPAC since its inception. From 2018, Ms. Seligman served as a director of Far Point through its completion of its business combination with Global Blue in August 2020. Since August 2016, Ms. Seligman has been a member of the board of Viacom, Inc. and now Viacom CBS, where she chairs the Nominating and Governance Committee. Since January 2014, Ms. Seligman has been a member of the Board of WPP PLC, where she has served as Senior Independent Director since April 2016. Since 2019, Ms. Seligman has been a member of the board of MeiraGTx. Until March 2016, Ms. Seligman served as the President of Sony Entertainment, Inc. (beginning in 2014) and of Sony Corporation of America (beginning in 2012), and as Senior Legal Counsel of Sony Group (beginning in 2014). Ms. Seligman had previously served as Executive Vice President and General Counsel of Sony Corporation from 2005 to 2014. She joined Sony in 2001 and served in a variety of other capacities during her tenure. Prior to joining Sony, Ms. Seligman was a partner in the litigation practice at Williams & Connolly LLP in Washington, D.C., where she worked on a broad range of complex civil and criminal matters and represented a wide range of clients, including President William Jefferson Clinton. Ms. Seligman joined Williams & Connolly in 1985. She served as law clerk to Justice Thurgood Marshall on the Supreme Court of the United States from 1984 to 1985 and as law clerk to Judge Harry T. Edwards at the U.S. Court of Appeals for the District of Columbia Circuit from 1983 to 1984. She graduated magna cum laude from Harvard Law School, where she was a winner of the Sears Prize.

Charles Vice has served as a director of FPAC since its inception. Mr. Vice retired as Vice Chairman of ICE in 2020. Prior to that he served as ICE’s Chief Operating Officer since inception and as President since ICE’s 2005 initial public offering. As President and Chief Operating Officer, Mr. Vice worked with the executive management team in setting corporate objectives and strategies and had day-to-day responsibility for technology, operations, cyber security, and product development. For over 25 years, he has been a leader in the application of information technology in the energy and financial services industries. Prior to the founding of ICE in 2000, Mr. Vice was a Director at Continental Power Exchange (CPEX), an electronic marketplace for trading electric power. Mr. Vice earned a BS degree in Mechanical Engineering from the University of Alabama and an MBA from the Owen Graduate School of Management at Vanderbilt University. He served on the Board of Visitors at the Owen School and the Leadership Board of the University of Alabama College of Engineering where he is a Distinguished Engineering Fellow. He currently serves as Vice Chairman of the Board of MUST Ministries and resides in Atlanta, Georgia.

Executive Compensation and Director Compensation

None of FPAC’s executive officers or directors have received any cash compensation for services rendered to us. The independent directors each received 70,000 Founder Shares concurrently with FPAC’s Initial Public Offering. FPAC executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on FPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. FPAC’s audit committee will review on a quarterly basis all payments that were made by FPAC’s executive officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing FPAC’s reimbursement payments to FPAC’s directors and executive officers for their out-of-pocket expenses incurred in connection with FPAC’s activities on FPAC’s behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by FPAC to FPAC’s Sponsor, FPAC’s executive officers and directors, or their respective affiliates, prior to completion of FPAC’s initial business combination.

Number and Terms of Office of Officers and Directors

The FPAC Board consists of five members each serving a two-year term. In accordance with the NYSE corporate governance requirements, FPAC is not required to hold an annual meeting until one year after its first fiscal year end following its listing on the NYSE.

FPAC’s officers are appointed by the FPAC Board and serve at the discretion of the board of directors, rather than for specific terms of office. The FPAC Board is authorized to appoint officers as it deems appropriate pursuant to the Memorandum and Articles of Association.

Director Independence

NYSE listing standards require that a majority of the FPAC Board be independent. The FPAC Board has determined that General McChrystal, Ms. Seligman and Mr. Vice are “independent directors” as defined in the NYSE listing standards. FPAC’s independent directors will have regularly scheduled meetings at which only independent directors are present.

Legal Proceedings

Except as described in the succeeding paragraph, there is no material litigation, arbitration or governmental proceeding currently pending against FPAC or any members of its management team in their capacity as such, and FPAC and the members of its management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/prospectus.

FPAC and the members of the FPAC Board have been named as defendants in a putative shareholder action filed on November 12, 2021 in the Supreme Court of the State of New York, County of New York, captioned Avinash Nayak v. Far Peak Acquisition Corporation, et al., in connection with the Business Combination. The complaint generally alleges breach of fiduciary duty and aiding and abetting claims relating to, among other things, alleged misstatements and omissions in this proxy statement/prospectus as filed by FPAC with the SEC on November 1, 2021. The complaint seeks, among other things, injunctive relief and an award of attorney’s fees. FPAC believes these claims are without merit.

Periodic Reporting and Financial Statements

FPAC has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC.

FPAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of FPAC, included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting FPAC’s current expectations, estimates and assumptions concerning events and financial trends that may affect FPAC’s future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

In this section, references to “we”, “us”, “our”, and the “Company” refer to Far Peak Acquisition Corporation.

Overview

We are a blank check company incorporated as a Cayman Islands exempted company on October 19, 2020. We were incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We are not limited to a particular industry or sector for purposes of consummating a Business Combination. We are an early-stage and emerging growth company and, as such, are subject to all of the risks associated with early-stage and emerging growth companies.

Results of Operations

Our entire activity from inception up to June 30, 2022 was in preparation for our formation and the Initial Public Offering. We will not be generating any operating revenues until the closing and completion of our initial Business Combination.

For the nine months ended June 30, 2022, we had net income of approximately $52.5 million, which consisted of approximately $39.3 million change in fair value of derivative warrant liabilities, $2.5 million in extension fee income, approximately $15.4 million gain on settlement of underwriting commissions and approximately $467,000 in gain on investments held in Trust Account approximately, offset by approximately $5.3 million in general and administrative expenses.

For the period from October 19, 2020 (inception) through June 30, 2021, we had net income of approximately $6.1 million, which consisted of approximately $15.7 million in change in fair value of derivative warrant liabilities and approximately $202,000 in gain on investments held in Trust Account, approximately $4.6 million in general and administrative expenses, $3.5 million loss on the sale of Private Placement Warrants and approximately $1.7 million in offering costs.

For the period from October 19, 2020 (inception) through September 30, 2021, we had a net loss of approximately $4.7 million, which consisted of approximately $7.0 million in general and administrative expenses, $3.5 million loss on the sale of Private Placement Warrants and approximately $1.7 million in offering costs-derivative warrant liabilities, offset by approximately $7.3 million in change in fair value of derivative warrant liabilities and approximately $209,000 income from investments held in trust account.

Liquidity and Capital Resources

As of June 30, 2022, we had approximately $2.4 million in cash and a working capital deficit of approximately $6.8 million.

Our liquidity needs have been satisfied through a payment of $25,000 from our Sponsor to cover certain offering costs in exchange for the issuance of the Founder Shares, a loan of approximately $195,000 to us under a promissory note from our Sponsor (the “Promissory Note”) (which was fully repaid on December 7, 2020), the reimbursement of certain offering costs from the underwriters of $3.6 million, and the net proceeds from the consummation of the Private Placement not held in the Trust Account (including the additional Private Placements completed in January, March and May, 2022). Additionally, the Sponsor and the Anchor Investor have agreed to provide to the Company an aggregate of $1,000,000 of proceeds from the purchase of additional private placement warrants, at $1.50 per warrant, split between them pro rata in relation to their holdings of private placement warrants as necessary for working capital (or in lieu of such warrant purchase, the Sponsor will lend up to such amount to the Company) ($300,000 of this commitment has been funded to date). Liquidity needs have also been met through the $2.5 million extension fee paid by Bullish Global on June 29, 2022. In addition, in order to finance transaction costs in connection with a Business Combination, our officers, directors and Initial Shareholders may, but are not obligated to, provide us Working Capital Loans. As of June 30, 2022 and September 30, 2021, there were no amounts outstanding under any Working Capital Loans.

In connection with the assessment of going concern considerations in accordance with the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements - Going Concern,” we have until December 7, 2022 to consummate a Business Combination. It is uncertain that we will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. We have determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after December 7, 2022.

Related Party Transactions

See “Certain Relationships and Related Party Transactions – FPAC Related Party Transactions and Policies” at page 361.

Commitments and Contingencies

Registration Rights

The holders of our Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of approximately $0.14 per Unit, or $7.5 million in the aggregate, paid upon the closing of the Initial Public Offering. The underwriters have waived their entitlement to all or any part of the deferred underwriting discount from the Initial Public Offering.

Deferred Legal Fees

We entered into an engagement letter with legal counsel to obtain legal advisory services, related to our Initial Public Offering, pursuant to which the legal counsel agreed to defer their fees (“deferred legal fees”). The deferred legal fees will become payable solely in the event that we complete a Business Combination, subject to the terms of the engagement letter. On December 7, 2020, we recorded deferred legal fees of $400,000 in connection with legal services received for the Initial Public Offering in the accompanying unaudited condensed balance sheet.

Lease Agreement

On January 12, 2021, we executed a lease agreement with an affiliate of our sponsor, subleasing office approximately 2,300 square feet space in New York, New York. The lease originally provided for monthly minimum lease payments of $12,500 during the term of the sublease, through January 31, 2022. On July 27, 2021, we amended the lease agreement to a lease payment of $37,500 during the term of the sublease, which ended April 30, 2022.

Litigation

From time to time, we may be subject to legal proceedings and claims that arise in the search for a potential target business; however, we are not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position, or cash flows.

Critical Accounting Policies and Estimates

This management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of these unaudited condensed financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in our unaudited condensed financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to fair value of financial instruments and accrued expenses. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management has identified the following as its critical accounting policies:

Derivative warrant liabilities

We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. We evaluate all of our financial instruments, including issued ordinary share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Public Warrants issued in connection with the Initial Public Offering and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially measured at fair value using a Binomial Lattice simulation model. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, we determined, through use of a Binomial Lattice model, that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Class A Ordinary Shares Subject to Possible Redemption

We account for our Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of Initial Public Offering, 60,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of our condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering (including exercise of the over-allotment option), we recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Loss Per Ordinary Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share. We have two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net loss per ordinary shares does not consider the effect of the warrants issued in connection with the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 27,199,998 ordinary shares in the calculation of diluted loss per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per share is the same as basic net loss per share for the periods from October 19, 2020 (inception) through September 30, 2021, and October 1, 2021 through June 30, 2022. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

Recent Accounting Pronouncement

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU amends ASC 820 to clarify that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. The ASU applies to both holders and issuers of equity and equity-linked securities measured at fair value. The amendments in this ASU are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. We are still evaluating the impact of this pronouncement on the condensed financial statements.

FPAC’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

Off-Balance Sheet Arrangements

As of June 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

JOBS Act

The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Initial Public Offering or until we are no longer an “emerging growth company,” whichever is earlier.

INFORMATION RELATED TO BULLISH

Bullish was incorporated under the laws of the Cayman Islands as an exempted company on June 22, 2021 solely for the purpose of effectuating the Business Combination. Bullish owns no material assets and does not operate any business.

On June 22, 2021, Bullish issued one Class A Ordinary Share to one shareholder Bullish Global for a total par consideration of $0.00001 (or $0.00001 per share). This share represents all capital shares of Bullish that are currently issued and outstanding. For descriptions of Bullish securities, please see the section titled “Description of Bullish Securities.”

Prior to the consummation of the Business Combination, the directors of Bullish are Brendan Blumer and Andrew Bliss and the sole shareholder of Bullish is Bullish Global.

The mailing address of Bullish’s registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-104, Cayman Islands, Attn: CLO.

BUSINESS OF BULLISH

In this section, references to “we,” “us” and “our” are intended to refer to (i) for periods prior to the consummation of the Business Combination, Bullish Global and/or its subsidiaries, and (ii) for periods following the consummation of the Business Combination, Bullish and/or its subsidiaries, including Bullish Global, as the context indicates. “Bullish Group” refers to Bullish Global or Bullish, as applicable, and its consolidated subsidiaries.

OVERVIEW

The Bullish mission is to empower people to create a better financial future for themselves through technology and tools that make earning, investing and transacting more rewarding. Bullish aims to be a leading cryptocurrency-focused fintech platform that combines the benefits of technological innovation and blockchain expertise with traditional financial services.

Bullish’s blockchain-based cryptocurrency trading platform (the “Bullish Exchange” or “Exchange”) is designed to increase market integrity by rewarding customers who provide the liquidity and network effects responsible for value creation. The Bullish Exchange has been designed to integrate a regulated, externally verifiable exchange, operating a high performance central-limit-order-book matching engine combined with DeFi-derived Liquidity Pools to enable automated market-making capabilities and yield earning opportunities. This unique Hybrid Order Book is underpinned by Liquidity Pools for each trading pair (described herein under “Key Services and Innovations”) and this new breed of exchange is intended to reward asset holders whilst providing liquidity to the asset pairs the Exchange offers for trading.

The Exchange, domiciled in Gibraltar, will be central to Bullish’s operations and to the development of future products and services. The Bullish Exchange commenced its Full Launch on December 21, 2021 (See “Launch Strategy”). The Exchange has the following operating features:

•	a robust, institutional-caliber regulatory compliance framework, licensed and regulated by the Gibraltar Financial Services Commission’s Distributed Ledger Technology (“DLT”) Regulatory Framework;

•

a Hybrid Order Book, that integrates a traditional central limit order book and automated market making liquidity, and which will be powered by proprietary Liquidity Pools that enable market makers and underpin trading pairs on the Exchange;

•

a layered custody solution that: (i) will combine offline cold storage that utilizes complex, multi-sig, white-list only transfer processes with self-managed hot wallets; (ii) will reduce risk concentration utilizing multiple segregated wallets; and (iii) is designed so that sensitive and critical custody components and asset-based operations are cryptographically verified, signed and attested;

•

an innovative blockchain-aided platform design that will require significant actions on the Exchange to be recorded on a blockchain, cryptographically validating that each such action will happen at the right time and has been appropriately authorized resulting in a verifiable ledger;

•

operational support services from across the Bullish Group, with operating subsidiaries in Gibraltar, the Cayman Islands, the United States, Hong Kong and Singapore, and initially operational support services from Block.one or its subsidiaries (the “Block.one Group”) pursuant to the Master Services Agreement; and

•

access to more than 350 staff with more than 200 technologists including engineering, product, exchange operations and security, as at September 30, 2022. Bullish and the Exchange continue to selectively recruit across diverse roles, with a focus on engineering, product, security, operations, compliance, sales and support functions.

We believe Bullish Exchange’s regulatory infrastructure, technology stack, and scale of human capital will be difficult for many DeFi and centralized competitors to replicate, and that there are several unique features reinforcing this:

•	the Exchange will be powered by its proprietary Liquidity Pools that will underpin trading pairs on the Exchange;

•

the Liquidity Pools can be used to automate portfolio allocation and market-making functions; standard Liquidity Pools spread liquidity across all price points and aim to ensure a constant balance in terms of the relative value of the assets contributed, notwithstanding fluctuations in their value, while range-bound Liquidity Pools concentrate liquidity within a specified price range; currently, customers can customize their Liquidity Pool contributions to select their own price range and price spread that will be used by the automated market maker;

•

the automated market maker included in the proprietary Hybrid Order Book is designed to provide liquidity at prices calculated deterministically, based on the size of the relevant Liquidity Pool contribution and the ratio of the assets in it;

•

Bullish will continue to draw materially on its own balance sheet of digital assets and U.S. dollars of approximately US$3.6 billion as of September 30, 2022, (valued using third party company reference prices), to facilitate liquidity on the Exchange. Bullish intends to continue to contribute such assets to Liquidity Pools alongside customers to provide competitive order book depth for participants, varying its participation levels as it deems appropriate over time. Bullish’s participation in the Exchange is made through Bullish Treasury, a separate treasury unit operated by Bullish Capital. Bullish Treasury is registered as a customer of the Exchange and participates in the Liquidity Pools like other eligible customers of the Exchange; and

•	eligible customers will be offered the opportunity to contribute assets into the Liquidity Pools alongside Bullish Treasury funds, and allow them to earn passive income in doing so.

Bullish believes that these features will help create deep and predictable liquidity on the Bullish Exchange, reduce volatility in its offered trading pairs, and do so within a regulated environment reflective of the increasing level of global crypto currency regulation. For a further description of the Liquidity Pools and the Hybrid Order Book, see “Key Services and Innovations.”

Bullish Treasury is a separate treasury unit for managing Bullish’s financial capital. In addition to contributing certain balance sheet digital assets to Liquidity Pools to facilitate liquidity and trading on the Bullish Exchange, the Treasury may raise financing and/or deploy capital into other commercial opportunities, acquisitions and investments in the blockchain and financial services industries. See “Bullish Treasury” and “Further Growth Opportunities.”

The Bullish Exchange has a digital assets offering of BTC, ETH, EOS, LINK, LTC and USDC, and is designed to appeal to (i) institutional customers such as traders, arbitrageurs, long-term holders, fund managers and corporate treasurers; and (ii) advanced retail customers who manage their own portfolios of digital assets. The Exchange intends to broaden its digital asset offerings in the future, subject to applicable regulatory requirements, based on customer demand, and to expand targeted customer segments to include mass market retail as our business achieves greater scale and adoption.

Our leadership team comprises of financial services, blockchain and technology experts and, following the Business Combination, Bullish will be led by incoming Chief Executive Officer, Thomas W. Farley, FPAC’s Chairman and Chief Executive Officer and the former President of the New York Stock Exchange.

The Exchange is initially available to selected markets in Europe, Asia-Pacific, Africa and Latin America. We do not service the U.S. market at Launch. See “Scope of Operations.”

As of the date of this proxy statement/prospectus, Bullish Exchange has been operational since Full Launch for approximately ten months and has experienced stable system operations with approximately 13 million completed trades and de minimis unscheduled downtime.

Since the Launch of the Bullish Exchange, total trading volumes on the platform have reached over $128 billion, hitting a peak of over $2.5 billion in 24-hour total trading volume. The average daily trading volume for each full month of 2022 is as follows:

January - $120 million;

February - $213 million;

March - $171 million;

April - $161 million;

May - $548 million;

June - $857 million;

July - $651 million;

August - $503 million; and

September - $666 million.

The average of transaction fees and trading spreads to trading volume earned for each full month of 2022 is as follows:

January - 10 basis points (0.10%);

February - 12 basis points (0.12%);

March - 15 basis points (0.15%);

April - 11 basis points (0.11%);

May - 13 basis points (0.13%);

June - 14 basis points (0.14%);

July - 13 basis points (0.13%);

August - 11 basis points (0.11%); and

September - 12 basis points (0.12%).

As of September 30, 2022, Bullish had cash and cash equivalents of $1 billion (excluding restricted cash and customer segregated cash), which it believes is sufficient to fund ongoing liquidity needs for at least the next twelve months.

During the months of May through July 2022, market volatility in the prices of digital assets has been elevated due to a variety of factors, including, but not limited to, the macroeconomic environment (high inflation and rising interest rates) as well as the ‘crypto credit crisis’ brought on by the collapse and bankruptcy of a small number of key players in the sector (cryptocurrency Luna collapse, hedge fund Three Arrows Capital default on loans and filing for bankruptcy, crypto-lending platform Celsius freezing all withdraws, cryptocurrency lender Voyager Digital filing for bankruptcy, among others). Bullish does not have counterparty exposure to any of the foregoing firms affected by the recent crypto credit crisis nor have its plans for business operations been materially adversely impacted. Moreover, we believe that as a result of Bullish’s regulated status, well-capitalized balance sheet and institutional focus, the Exchange experienced increased volumes and growing market share during these recent months. Furthermore, Bullish’s institutional focus has insulated Bullish from the impacts of recently reduced retail participation in the crypto space.

The recent increase in market volatility in the prices of digital assets transacted on Bullish Exchange has contributed to an increase in average daily trading volume on the platform. This behavior is in line with our general expectation that trading volume is positively correlated with volatility in digital asset prices. This increased volume also has had a positive impact on the trading fees/spreads generated by the Exchange from Trading Services and on the portion received by Liquidity Pool participants. Volatility in market prices also impacts the value of digital assets on Bullish’s balance sheet, including its contribution to the Liquidity Pools. Digital asset prices have declined since April 2022, including certain digital assets held by Bullish such as BTC, ETH and EOS. As of September 30, 2022, Bullish Capital has contributed (net of allocations between trading pairs) approximately $3.3 billion in fiat and digital assets to the Liquidity Pools, with Bullish Capital having been the primary Liquidity Pool contributor with only de minimis contributions from third-party customers. Bullish Exchange continues to develop and enhance its operations, product offerings and strategic focus in response to changing customer demand and market conditions.

In April 2022 Bullish Exchange added LTC/USD, LINK/USD, LTC/BTC and LINK/BTC to its digital asset offering, and plans to continue offering additional trading pairs on its platform throughout 2022. In May and June 2022, Bullish Exchange suspended its margin lending product for the BTC/USD, ETH/USD and ETH/BTC trading pairs as a result of lower-than-expected demand, and in October 2022 margin lending for all other trading pairs were suspended; it has since launched a pilot program that offers eligible institutional clients margin credit lines and may continue to expand this program further should demand warrant. Bullish continues to expect that interest income from margin lending activity will represent an important revenue stream for its business, but Bullish Exchange may not be successful with its new pilot program or other attempts to generate margin lending revenue.

On September 15, 2022, Ethereum transitioned from a proof-of-work to proof-of-stake consensus mechanism in what is called the Ethereum Merge (the “Ethereum Merge”). Bullish supports the proof-of-stake version of Ethereum and for ETH tokens that remained on Bullish’s Exchange platform during the Ethereum Merge, they continued to be tradeable in their new proof-of-stake form. For customers that wished to access any potential ETH fork token(s) post the Ethereum Merge (e.g. EthereumPoW), customers were notified to withdraw their ETH from the Bullish Exchange platform prior to the Ethereum Merge and specifically, before the time that Bullish disabled deposits and withdrawals in anticipation of the Ethereum Merge. Bullish resumed deposits and withdrawals for ETH on September 16, 2022.

BULLISH EXCHANGE BUSINESS

The cryptocurrency industry is maturing and presents opportunities for credible institutions to create the next generation of leading businesses.

INDUSTRY OVERVIEW

Payment methods and stores of value have transformed and new developments in digital technologies and alternative currencies have emerged over the last century. Some changes in technologies have made payments more accessible to users while still relying on a third-party intermediary, such as the use of mobile phone payments. More recent innovations have allowed users to trade cryptocurrencies and digital assets or make payments for goods and services by introducing a decentralized structure through the reliance on cryptography and peer-to-peer networking.

Benefits of Digital Assets

Digital assets can be used for a variety of use cases, such as mediums of exchange and as stores of value. Digital assets are diverse and can include, among others, utility, security, payment and hybrid tokens depending on their characteristics and the functionality and/or rights that they confer on the holder. Digital assets can offer the potential for a more efficient and fair financial economy by enabling:

•	greater liquidity — illiquid assets can be tokenized and traded on a secondary market of the issuer’s choice offering a broader base of investors and more freedom to trade;

•

increased efficiency — certain parts of the technology infrastructure can be automated with the use of smart contracts, reducing the administrative burden involved in buying and selling and can result in more efficient processes with lower costs and faster settlement times;

•

increased transparency and integrity — a digital asset is capable of having the holder’s rights and legal responsibilities programmed directly onto the digital asset, along with an immutable record of ownership;

•	enhanced access to financing and market efficiency — more investors are able to access and trade digital assets due to the reduced minimum investment amounts; and

•	greater security — using blockchain based technologies and cryptography can result in more secure data transmission than traditional databases.

Young Industry with Increasing Adoption of Digital Assets

As the cryptocurrency industry grows, the potential for digital assets to be used on a normal and global scale increases. The first cryptocurrency, bitcoin, was launched in January 2009 and since then, the use of digital assets has grown exponentially, with more than 9,000 digital assets in circulation as of July 2022, according to CoinMarketCap. However, compared to traditional capital markets, the cryptocurrency market is still in its infancy, with an approximate market capitalization of US$1 trillion, compared to the global equity market with a market capitalization of US$123 trillion as of July 30, 2022, according to data provided by CoinMarketCap and World Federation of Exchanges.

Adoption among institutional users and investors is at an early stage but has gained traction since 2020. Based on research conducted by Crypto Fund Research, digital assets under management increased from US$14 billion in Q1 2019 to over US$69 billion as of Q1 2022. Fidelity Digital Assets conducted an Institutional Investors Digital Asset Survey for 2020 and 2021 whereby the percentage of investors surveyed saying they currently invest in digital assets increased from 36% to 50%.

Beginning in April 2022, overall macroeconomic factors along with the crypto credit crisis have led to high volatility and declining digital asset prices in recent months. Utilizing CryptoCompare’s monthly Digital Asset Report of AUM across digital asset exchange traded funds (ETFs), exchange traded notes (ETNs), exchange traded certificates (ETCs), and investment trusts as a more recent signal of adoption, it can be observed that total AUM across these digital asset investment vehicles have declined from a peak of US$74.7 billion in October 2021 to US$21.6 billion in June 2022. As of July 2022, AUM across these digital asset investment vehicles has begun stabilizing and increased to US $25.9 billion in total AUM.

In recent years, financial institutions have begun receiving regulatory approval to custody digital assets and regulators took additional steps to extend legal oversight to facilitate digital assets becoming investable assets. Increased interest from institutional investors in digital assets suggests improving attitudes toward digital assets, greater allocation of assets to digital assets and a more sophisticated and institutionalized digital assets ecosystem.

While interest in digital assets is increasing, digital asset regulation is also evolving and increasing. Governmental authorities and regulators have been looking to take on a more active role in regulating digital assets to ensure the assets are not used for illicit purposes and reduce financial risk by promoting better compliance, among other things. Although regulation on digital assets will increase the regulatory responsibility and costs for investors and exchanges, it will likely further legitimize the industry.

Widespread adoption of digital assets as an alternative investment will take time, but considerable progress has been made since 2020. With the recent downturn in cryptocurrency prices and failure of key sector counterparties starting in January 2022, there has likely been a structural shift hampering the direct adoption of digital assets by retail investors. However, given the resiliency of cryptocurrencies as an asset class through this downturn, the premium placed on risk management and professionalism only continues to grow and we believe this will serve as a tailwind for greater demand for professional and institutional management of assets in the crypto sector. With that view, we believe that the market capitalization of digital assets will continue its long-term growth, with a significant increase in participation from institutions and professional asset management.

Competitive Landscape

The cryptocurrency trading platform industry is competitive and evolving quickly and a large number of products and businesses have rapidly emerged to compete for new opportunities with a “quantity over quality” emphasis with many of them unregulated.

The demand for new technologies has spurred innovation and there is now a myriad of centralized digital asset exchanges in the market offering different features to investors. Differentiation for these exchanges often comes through marketing and fee structures.

Since 2020, decentralized finance, or DeFi, products have also emerged as new competition to centralized exchanges. DeFi products aim to compete with traditional exchanges by removing the need to trust centralized parties and intermediary functions, offering lower costs, and typically allowing users to remain pseudo anonymous. In July 2020, total value locked in DeFi products surpassed US$10 billion for the first time. The growth in assets participating in DeFi products continued to grow rapidly reaching a peak of around US$95 billion in November 2021 before seeing a drop coinciding with the broader cryptocurrency market prices during the first half of 2022. Total value locked in DeFi has been averaging US$35 billion from mid-June to end-July 2022. With the adoption we have seen so far, the total value in DeFi products is still small compared to the overall cryptocurrency market volume. While the decentralized nature of DeFi and the possibility to remain pseudo anonymous may be a value proposition to some cryptocurrency investors, it can be a limitation for institutional and other investors looking to safely access the cryptocurrency markets in a regulated and more compliant manner. Recent incidents such as the collapse of Terra and Luna in May 2022 also evidence the nascent maturity in DeFi which still requires further development in market practices to encourage long-term institutional participation.

THE BULLISH EXCHANGE

Against this industry backdrop, we are launching the Bullish Exchange.

The Bullish Exchange is an online venue for customers to buy, sell, hold and contribute cryptocurrencies. Spot trading is offered for selected cryptocurrencies, stablecoins and fiat currencies. Customers are able to hold both digital assets and fiat in their Bullish Exchange accounts, as well as contribute to the Liquidity Pools where available. Margin loans are also available to eligible customers via margin credit lines.

Licensing

The Bullish Exchange is regulated by the Gibraltar Financial Services Commission (“GFSC”), under its crypto-specific DLT Regulatory Framework. The Exchange obtained the DLT License (license number FSC1038FSA) in November 2021 in respect of the Exchange’s offering of its full suite of services and technologies (trading service, Hybrid Order Book, Liquidity Pools, margin lending/trading service and custody service). This DLT license does not permit the Exchange to support trading of digital assets that are securities under Gibraltar law. The Exchange and Bullish US Operations LLC have each registered as a Money Service Business with the U.S. Treasury’s Financial Crimes Enforcement Network (“FinCEN”) and the Bullish Group will likely seek additional licenses as the business and product offering expand and the regulatory landscape evolves. Our firm belief is that effective compliance with a sound regulatory regime that demands compliant security controls and standards is essential to the growth and success of the digital asset industry.

Key Services and Innovations

The Bullish Exchange features the following services and technologies:

•	Standard Trading Services — The Bullish Exchange supports Limit orders (orders to buy up to or sell down to a specified price), Good Till Cancelled (GTC) orders (orders that persist in the order book until cancelled by the customer), Immediate or Cancel (IOC) orders (orders that attempt to execute all or part of it immediately at the price and quantity available, then cancel any remaining and unfilled part of the order), Fill or Kill (FOK) orders (orders that are either fully filled immediately or they are canceled), Market orders (orders to buy or sell up to a quantity at whatever the current bid or offer is at the time of order placement) and Stop-Loss orders (orders that allow a trigger price and limit price for both buy and sells). Trading on margin via margin credit lines is also available to eligible customers. The available trading pairs are limited to ones with BTC, ETH, EOS, LINK, LTC, USDC and US dollars, which form high-volume digital asset pairs that we are able to support using our current technology stack and our Liquidity Pools. We intend to support additional digital assets in the future after performing legal, quantitative and operational due diligence and analysis. Our due diligence process is risk based designed to screen out certain criteria such as digital assets that would be classified as securities in relevant jurisdictions or unstable protocols that may not adequately protect customer assets. Future digital assets to be supported on Bullish Exchange will need to be approved in accordance with the Exchange’s approval policies, which requires a due diligence assessment covering a range of aspects and attributes of the digital asset proposed to be supported, including (1) the technology underlying the digital asset, such as its consensus protocol, its issuance mechanism, its code base and its compatibility with the Exchange’s systems, (2) the trading demand for the digital asset, such as the existing support by other trading platforms and trading pairs available for the digital asset and its existing daily trading volume, and (3) the legal and regulatory profile of the digital asset, such as its compatibility with the Exchange’s AML systems and whether it carries other legal or reputational risk for Bullish.

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Hybrid Order Book — The Bullish Exchange is based on our proprietary technology that integrates a traditional central limit order book and automated market-making liquidity (the “Hybrid Order Book”). Trading transactions occur in the Hybrid Order Book, which uses an automated market making algorithm for price discovery and the dedicated liquidity of the Liquidity Pools (described below) to provide depth of liquidity at relevant price points. The automated market maker (“AMM”) uses a proprietary constant product formula to continually provide liquidity into the Hybrid Order Book by making Liquidity Pool contributions available for trading in quantities and at prices determined by the algorithm. The amount of liquidity provided is based on the assets in the associated Liquidity Pool contribution and is available for all eligible customers to execute against in a clear and transparent way. The AMM model can be configured to utilize a modified formula which concentrates the liquidity within a specified price range (i.e. range-bound Liquidity Pools). The Hybrid Order Book allows both AMM liquidity (i.e., customer orders representing Liquidity Pool contributions made available for trading by the AMM) and customer passive liquidity (i.e., limit orders placed by customers in respect of spot trades) to be combined in a single order book for a given trading pair. Executing customers’ orders are matched to the best price available to them, on a price then time priority, and it is assumed that AMM liquidity is the first order placed for a given price. This would allow customers to send both passive and more aggressively priced orders than a normal DeFi matching mechanism.

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Liquidity Pools — Customers may contribute trading pair assets to the Liquidity Pools on the Exchange that enable market makers in the Hybrid Order Book. The Exchange previously used two types of Liquidity Pools: standard Liquidity Pools, which spread liquidity across all price points, and range-bound Liquidity Pools, which concentrated liquidity within a specified price range. Currently, customers have the ability to make customized contributions to Liquidity Pools. Customers can select the trading pair, price range and applicable spread to be used by the AMM when generating the customer’s market-making bids and offers, and contributions can be submitted or terminated by customers at any time. To make a contribution, a customer allocates assets from their spot account to the chosen Liquidity Pool. Liquidity Pools hold the contributions used by the AMM to provide liquidity to the Hybrid Order Book. Each Liquidity Pool is associated with a trading pair and requires assets to be added in proportional amounts (e.g., 50/50 split for a standard 50/50 Liquidity Pool, applicable proportion for range-bound Liquidity Pools or customized contributions). Assets can be added to the Liquidity Pool at any time and will immediately start receiving the appropriate amount of trading fees. A Liquidity Pool withdrawal can be initiated at any time and will be placed in the customer’s spot account over a specified period (seven days for standard Liquidity Pools, shorter for range-bound Liquidity Pools, instantly for customized contributions). For any customized contributions, whenever the price of the relevant trading pair is outside the specified price range, liquidity is not provided by that customized contribution. We believe our Liquidity Pools will provide deterministic pricing and depth across market conditions giving our customers outstanding execution quality. The Liquidity Pools are available for selected high-volume cryptocurrency trading pairs, with plans to support others at a later time. The Liquidity Pools enable customers to participate in and be rewarded for providing the liquidity that is fundamental to the market’s core utility. Eligible customers can become liquidity providers by allocating their assets to the available Liquidity Pools. Providers of liquidity will receive a portion of the revenue generated by the Exchange from utilizing the liquidity they provide.

•	Margin Loans — Eligible customers are able to use the Exchange’s margin lending/trading services.

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Margin Services — Prior to October 2022, Bullish provided margin lending/trading services for trading pairs leveraging standard Liquidity Pools (“Margin Services”). In May and June 2022, Margin Services for the BTC/USD, ETH/USD and ETH/BTC trading pairs were suspended as a result of lower-than-expected demand, and in October 2022, Margin Services for all other trading pairs were suspended. As the Exchange’s business develops, Bullish may reactivate the Margin Services in the future.

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Margin Credit Lines — Also in May 2022, the Bullish Exchange commenced a pilot program for a credit line facility under which Bullish offers margin credit lines to eligible institutional customers who request to engage in leveraged trading (the “Margin Credit Lines”). Unlike the Margin Services, the Margin Credit Lines are funded from the Exchange’s assets (not from the Liquidity Pools) and the Exchange may make fiat and/or digital asset margin loans to customers by transferring the approved margin loan amount to the customer’s spot account (instead of using the margin account). These margin loans are collateralized by fiat and digital assets in the customer’s spot account (instead of using the margin account) with withdrawal limits and minimum collateral value requirements that must be met, and may additionally be backed by other acceptable credit support. The interest rates, interest payment dates and margin levels applicable to these margin loans are set by agreement with the relevant customer and may be different for each eligible institutional customer depending on their customer classification, risk profile and other factors as determined by Bullish.

As detailed in “Risk Factors —Risks Related to the Legal and Regulatory Environment — The legal and regulatory treatment regarding Bullish’s margin lending and trading services may be unclear, may be subject to inconsistent treatment in different jurisdictions, and subject to fast, unpredictable and retrospective changes, which may adversely impact Bullish’s ability to offer such services,” the legal and regulatory treatment of margin lending and trading services in relevant jurisdictions is unclear. Bullish may not be able to extend margin lending and trading services to certain customer segments or in certain jurisdictions, including the United States, if it fails to obtain the required local approvals or licenses, or be forced to suspend or stop providing such services in jurisdictions where they are currently available.

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Blockchain Verification and EOSIO — The Bullish Exchange will be supported by an innovative blockchain-aided platform design that requires significant actions on the Exchange - including completion of client onboarding steps, client authentications, placement, cancellation and filling of orders, making of deposits and withdrawals to/from customer accounts, transfers between a customer’s accounts, and internal control authorizations - to be recorded on a blockchain, cryptographically validating that each such action will happen at the right time and has been appropriately authorized. Blockchain technology creates an unalterable record of transactions with end-to-end encryption thereby protecting against unauthorized activity and reducing fraud. The technology used at the core of the Exchange is a customized version of the EOSIO blockchain software. EOSIO is a high-performance blockchain protocol developed to support and operate safe, compliant, and predictable digital infrastructures. It has industry-leading transaction speeds and a sub-second block latency rate, providing the ability to support mission-critical applications such as our off-chain matching engine.

EOSIO allows a high degree of configurability, which is particularly valuable for the creation and management of programmable architectures as required by the Exchange.

Through these and other features and innovations, we aim to provide our customers with a high performance trading experience at transaction costs and slippage competitive with centralized and decentralized options, while maintaining compliance and trading privacy. Availability of features and services will vary by country according to applicable regulations. See “—Assessment of the Legality and Appropriateness of Digital Assets and Products”.

Customers

Growing our customer base will be crucial to the success of the Bullish Exchange. Customers will trade on the Exchange and also, if they meet our qualification criteria, be offered the opportunity to participate in the Liquidity Pools. Our plans for the rollout of the Bullish Exchange are centered on attracting specific categories of customers and, in particular institutional and retail sophisticated investors. However, our ability to grow our customer base will be impacted by the fact that the Bullish Exchange is initially available only to selected markets in Europe, Asia-Pacific, Africa and Latin America, and not in the United States, mainland China or certain other key markets. See “Further Growth Opportunities.”

The initial customer acquisition strategy will focus on potential institutional customers that are (i) investment companies, (ii) financial services companies that are actively involved in the cryptocurrency market, or (iii) other companies who produce, hold or manage digital assets, such as miners or block producers and companies who hold digital assets in their corporate treasury. In the retail sphere, it will initially focus on attracting advanced retail investors who actively manage their own digital assets portfolios. Our business and operations are being oriented to serve these types of customers who will be attracted to Bullish’s specific value propositions and selected tradable assets (BTC, ETH, EOS, LINK, LTC and specific stablecoins).

Starting with driving broad awareness of the Bullish brand and Exchange, a global integrated communications, social media, and digital marketing strategy will be deployed to introduce and establish the Bullish brand identity and positioning. Specific marketing and communication activities will be rolled out in phases that align with major business and product milestones, leading up to the Launch and thereafter. We expect to utilize several customer acquisition models in parallel:

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Institutional-Direct — Using a high-touch and targeted sales approach, the institutional sales and relationship management team will directly engage institutional prospects to explain the Bullish Exchange services to promote account opening, depositing assets, and usage of services. Contacting prospective institutional customers to introduce the Bullish Exchange has commenced creating a pipeline of prospective institutional customers in addition to those who have already been onboarded at Launch.

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Retail-Direct — Using content-led digital marketing strategies, this model aims to promote engagement with our content on paid media, social media and the Bullish.com website ultimately leading towards opening of accounts, depositing assets and usage of services. Outreach to prospective retail customers commenced at the Launch of the Exchange, coinciding with a content and digital marketing customer acquisition strategy targeted to select geographies that will roll out through 2022.

Following Full Launch, the Exchange intends to add additional features and functionality, including a wider range of digital assets that will appeal to the mass retail market and maintain the Exchange’s competitiveness. We anticipate further automation of processes, building in layers of redundancy and staffing-up functions across the business to cater for a larger user base.

Sources of Revenues

The Bullish Exchange earns fees, spreads and interest as below with the accounting treatment as further described in “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies and Estimates - Revenue Recognition”.

The Bullish Exchange earns fees, spreads and interest as follows:

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Peer-to-peer trades — Transaction fees (commission) — The Exchange earns a transaction fee (commission) for trades that occur between customers on the Exchange and the fee is collected when the order is filled. The Exchange sets the fee rates, which may differ between trading pairs according to whether the customer is a maker (adding to the order book) or taker (order filled from existing liquidity in the order book upon placement). Currently trade size does not impact the fee rate.

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Liquidity Pool trades — Trading spreads — The Exchange earns trading spreads income (spread) from customers trading assets against Bullish’s Liquidity Pool. The order price for the assets in the Liquidity Pool is generated by the pricing algorithms developed by Bullish, and the Exchange earns a spread which is included in the quoted price as a market-making fee. The spread comprises (i) a fixed base spread and (ii) optionally, a variable dislocation spread that is determined algorithmically. The dislocation spread generally increases at times of higher volatility of the relevant trading pair. The spread is applied to the AMM’s mid-price.

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Margin loans — Interest — The Exchange earns interest charged on margin loans provided to eligible customers. For loans made under a margin credit line, the interest rates accrual and payment terms are set by agreement with the relevant customer.

•	Miscellaneous items. The Exchange charges customers fixed fees for withdrawals of fiat or digital assets from their accounts to accounts of the customer held outside of the Exchange.

A portion of the fees and spreads earned by the Bullish Exchange from trades is shared with eligible customers that provide liquidity to the Exchange by contributing to the Liquidity Pools (including Bullish Capital).

Geographic Scope

The Bullish Exchange is initially available to selected markets in Europe, Asia-Pacific, Africa and Latin America at Full Launch. Measures (such as know-your-customer (“KYC”) processes and IP address geo-blocking) are taken to exclude customers from jurisdictions where we have identified laws or regulations that restrict us from serving them and to ensure we are compliant with the Office of Foreign Assets Control of the U.S. Treasury Department and United Nations sanctions requirements. For example, the United States, mainland China, Canada and Japan are currently among the initially excluded jurisdictions because of existing and/or proposed legal and regulatory restrictions. In addition, from a marketing perspective, we only intend to use targeted marketing to customers in jurisdictions to the extent we have not concluded applicable laws and regulations restrict us from doing so. Some of these restrictions may be addressed later after Launch by obtaining relevant licenses or permissions, while others may only be lifted if there were to be changes in, or clarifications to, laws or regulations. An increase in applicable laws and regulations globally is anticipated, see “Legal and Regulatory Environment”, with the consequence that additional jurisdictions may need to be excluded or limited. The impact of these restrictions is significant as we estimate that we will not initially be able to serve fully, or market to, jurisdictions that have large populations of potential customers.

As of the date of this proxy statement/prospectus, in addition to Gibraltar, Bullish has made Exchange services available to customers in the following jurisdictions (subject to local legal and regulatory requirements and restrictions on sales and marketing): Argentina, Australia, Austria, Bahamas, Bangladesh, Barbados, Belgium, Bermuda, Brazil, British Virgin Islands, Bulgaria, Cayman Islands, Chile, Colombia, Curacao, Ethiopia, France, Germany, Hong Kong, India, Indonesia, Ireland, Italy, Jersey, Kazakhstan, Kenya, Liechtenstein, Malta, Mexico, Netherlands, New Zealand, Nigeria, Norway, Pakistan, Panama, Paraguay, Peru, Philippines, Poland, Portugal, Seychelles, Singapore, South Korea, South Africa, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates (including ADGM Free Zone and DIFC Free Zone), United Kingdom, Vietnam and potentially other jurisdictions. For customers in Bahamas, Belgium, Netherlands, New Zealand, Philippines, Singapore, South Africa, Sweden and the United Kingdom, Bullish intends to offer services, when available, only to qualifying institutional customers. For customers in India, Bullish intends to initially offer spot trading and Liquidity Pool services, when available, only to qualifying institutional customers. For customers in Hong Kong and Switzerland, Bullish intends to offer all services to qualifying institutional customers, and only spot trading and Liquidity Pool services to retail customers. Service restrictions may apply to different customers from different jurisdictions from time to time.

Bullish intends to assess additional jurisdictions, including by way of legal, compliance and risk review, to determine whether and to what extent services and products may be provided. Legal and regulatory change, as well as technical constraints, may result in changes in the services or products available or in the categories of customers that are able to access them in a particular jurisdiction. However, Bullish’s decision for each jurisdiction will be a risk-based assessment and is not a determination binding on regulators.

We do not currently service the U.S. market. We do not plan to make a decision regarding offering Exchange services in the United States until the licensing process (described below) is largely complete, which we believe is likely to occur in 2023. At such time, we currently expect we will wish to offer customers in the U.S. market the ability to use our Trading services and participate in our Liquidity Pools.

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In the U.S., Bullish US Operations LLC has registered as a money services business with FinCEN, and Bullish has recently commenced the process of preparing the applications for money transmission or other applicable licenses in the states that require such licenses for offering Trade services. We anticipate receiving the necessary state approvals throughout the course of the last quarter of 2022 or beyond. There are some states in the U.S. where we believe Bullish would be able to offer the Exchange Trade services without obtaining a money transmitter or other license. In these states, Bullish is seeking confirmation from the relevant state regulatory agencies or otherwise that it may offer its Trade services without obtaining a license.

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Prior to offering the Liquidity Pool services to the U.S. market, we will need to assess these services in regard to U.S. securities laws. If the Liquidity Pool services are determined to be “securities” under US federal securities law, Bullish would anticipate limiting this service to U.S. customers that are “accredited investors” under Regulation D and offering the services in the U.S. only in a manner exempt from the registration requirements of the Securities Act.

Our U.S. market entry decision would involve an evaluation of the digital assets that Bullish may potentially offer in the U.S. market and also of the extent to which Bullish may be required to register with the SEC as a broker-dealer, national securities exchange, alternative trading system and/or clearing agency depending on which digital assets are offered.

We may wish to offer additional or alternative products and services that we have developed by the time we enter the U.S. market or afterwards, which may have different U.S. licensing and registration requirements. We expect, where required, to develop additional components to Bullish’s compliance framework reasonably designed to ensure compliance with applicable U.S. laws and rules associated with servicing U.S. customers and activities. Bullish intends to develop detailed compliance policies, procedures and controls specific to the needs of its anticipated U.S. business. For a discussion of certain risks associated with doing business in the U.S., see “Risk Factors — Risks Related to the Legal and Regulatory Environment — Bullish may not be able to comply fully with all applicable legal and regulatory requirements in the jurisdictions relevant to its business, and may be subject to fines, penalties, censures and/or other adverse actions from regulators and/or law enforcement authorities as well as customers and other stakeholders.”

In addition, Bullish does not maintain operations in mainland China and does not intend to provide services in mainland China.

Launch Strategy

The Bullish Exchange employed a phased approach to its launch as outlined below:

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Internal Alpha — The initial development of the Bullish Exchange technology and automated market maker system was completed and tested in an initial internal alpha pilot using simulated assets in 2020. This alpha pilot provided guidance for subsequent product development and engineering.

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Pre-Release Pilot — In July 2021, a seven-week private pilot involving potential customers was undertaken, using simulated assets and trading games to incentivize participation. Accessible by invitation, the pilot was designed to further test the Bullish Exchange technology and automated market maker system since these are core to the value proposition; it did not test customer onboarding, digital asset custody nor all compliance-related systems and processes.

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Soft Launch — In November 2021, we initiated the Soft Launch using real assets with select institutional customers on an invite-only basis. This marked a “go live” for our Exchange software and operations sufficient for Soft Launch, including customer onboarding and compliance-related systems and processes, both automated and manual. Various adjustments to market parameters, fees and operational arrangements were made to facilitate Soft Launch. Participation in the Soft Launch was limited to select institutions. Customer feedback from the Soft Launch enabled the Exchange to improve the product ahead of the Full Launch described below.

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Full Launch — In December 2021, we commenced the Full Launch of the Exchange and opened to the public, targeting both institutional and advanced retail customers. As of September 30, 2022, Bullish Capital has contributed (net of reallocations between trading pairs) approximately US$3.3 billion in fiat and digital assets to the Liquidity Pools.

To successfully Launch the Bullish Exchange as outlined above (“Launch” means Soft Launch and/or Full Launch as the context indicates), we are focused on hiring appropriate personnel, completing the technology build, and undertaking a comprehensive suite of testing backed by detailed operational processes and procedures to run the Exchange.

As the Full Launch commenced on December 21, 2021 and we have a limited operating history, we expect to finance our cash needs through (1) our existing working capital, (2) selling our digital assets not otherwise deployed in the Liquidity Pools, (3) raising additional financing and/or (4) upon Closing, the proceeds of the Business Combination. We secured US$225 million in debt financing from two lenders in January 2022, the total of which has been fully repaid in June 2022, entered into a revolving facility to borrow up to US$225 million with another lender in March 2022 and continue to explore raising additional debt finance using our digital assets as collateral.

Based on our commencement of Full Launch on December 21, 2021, our expenses for 2021 related to Launch are estimated at US$169 million (excluding non-cash share-based expenses). This compares with total operating expenses incurred by Bullish Global for 2021 of US$232 million (including US$45 million of share-based expenses) and, as of December 31, 2021, US$1,235 million of cash and cash equivalents as set forth in our audited consolidated financial statements for 2021 provided elsewhere in this proxy statement/prospectus.

BULLISH TREASURY

One of the strategic features of our business model is that the Bullish Treasury, a separate treasury unit operated by Bullish Capital, will deploy digital assets from Bullish Capital’s own significant balance sheet through the Liquidity Pools to provide liquidity and facilitate customer activity on the Bullish Exchange. In doing so, the Treasury will be oriented on optimizing the allocation for revenue generation whilst operating within the limits of its asset exposure risk appetite. As of September 30, 2022, Bullish held BTC, ETH, EOS, LINK, LTC and USDC and U.S. dollars having a combined market value of approximately US$3.6 billion (valued using third party company reference prices) with more capital likely to be raised through the Business Combination. The Treasury participated in the trading pairs at Launch and will continue to vary its participation levels as it deems appropriate; customers may be given the ability to seed additional trading pairs on the Exchange without the Treasury’s participation. As of September 30, 2022, Bullish Capital has contributed (net of reallocations between trading pairs) approximately US$3.3 billion in fiat and digital assets to the Liquidity Pools. Limited scope trading will also be undertaken by Bullish Treasury on the Bullish Exchange in order to support portfolio rebalancing.

Our integrity-enhancing blockchain-centric design ensures existence of an immutable audit trail that can demonstrate that the Treasury gets no inherent or incidental commercial advantage (e.g., no front-running other customers) and generates no actual or perceived advantage for the exchange (e.g., no “wash trading” to boost volume). The Treasury operations will be subject to internal control processes and structures, including organizational, governance and technical ones, and control reviews of operations to ensure clear evidence of segregation of duties.

FURTHER GROWTH OPPORTUNITIES

The cryptocurrency industry is relatively nascent compared to other traditional finance asset classes, providing Bullish ample opportunity for growth through new product development and strategic investments, which ultimately may result in an increased customer base or expansion of our product diversity and depth.

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Geographic Expansion — Consistent with our customer acquisition strategy, bringing the Exchange to additional markets post Launch, subject to applicable licensing and regulatory requirements, will provide Bullish with opportunities to grow our global customer base.

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New Product Development — Consistent with our vision of Bullish being a platform for people to manage their financial futures, we are seeking to develop future financial services products in the regulated space using blockchain technologies as the cornerstone. We are currently researching opportunities to bring to market additional products and services, and to adjust or reposition existing products and services based on learnings and customer feedback received since Launch of the Exchange, which includes both enhancements to the Exchange offering and new product adjacencies leveraging the Exchange.

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Strategic Investments — In parallel to developing new products in-house, we will also seek opportunities to grow through mergers, acquisitions, joint ventures, and other investments that are strategic to Bullish such as vertical integration, additional product/service offerings, technology acquisition, talent acquisition, and geographical expansion.

OPERATIONS

Software

The Bullish Exchange platform, which facilitates trading services, the Hybrid Order Book and Liquidity Pools, is in operation for Full Launch as of the date hereof. The platform was engineered largely using proprietary code written by Bullish and uses a private instance of the EOSIO open-source software to solidify the security, logic and audit trail of all activities on Bullish. As with many software projects of this size, there is also extensive use of third-party software and libraries, including open-source software. We also rely on certain providers for services such as financial infrastructure and custody, whose software is also integrated into the Exchange.

The Exchange’s design provides the trading interface on the web app, via application programming interfaces (APIs) and, at a later date, via mobile apps. The main trading interface is browser-based and flexible in design to cater for varying levels of customer sophistication and demands. Sophisticated customers such as institutions are offered connectivity through APIs that help enable integration with customers’ own systems. Mobile apps for the Android and iOS operating systems are planned with a subset of trading features comparable to the browser-based interface.

As of the date hereof, the Bullish Exchange’s web interface is functionally complete in all major respects as per scope for Full Launch but continues to be worked on, tested and improved. Android and iOS mobile apps for the Exchange are planned to be developed in the future.

As is typical with software, and especially in the fast-moving cryptocurrency industry, we are making changes to the Exchange continuously after the Full Launch as we iterate and improve, especially in the area of scaling up and increasing throughput to meet growing demands as the platform gains customer traction.

Infrastructure and Custody

Third-party customers of the Bullish Exchange will move assets in and out of the Exchange through fiat currency and digital asset gateways and transfers. These gateways are being operated with real customer transactions since Soft Launch. Bullish Gibraltar, the operator of the Exchange, holds all customers’ assets in omnibus accounts and wallets that are segregated from Bullish Gibraltar’s own assets. Bullish Capital assets that are deployed to the Exchange are also held in the omnibus accounts and wallets and are treated the same as other customers’ assets, and the omnibus accounts and wallets temporarily contain any amount of fees, spreads or interest separately identified and collected by the Exchange that has yet to be swept to Bullish Gibraltar’s own account or wallet (which revenues sweep occurs periodically), in each case consistent with the requirements of the DLT License. Based on Bullish’s understanding of relevant Gibraltar laws and regulations, Bullish believes that in the event of an insolvency of Bullish Gibraltar, Gibraltar law would recognize assets in spot, margin and/or liquidity accounts as the property of the applicable customers and not of Bullish Gibraltar and accordingly such assets would not be available to satisfy Bullish Gibraltar’s general creditor claims; however, this conclusion remains subject to risks and uncertainties. Bullish believes that the commingling of Bullish Gibraltar revenues (derived from the operations of the Bullish Exchange) temporarily and of Bullish Capital’s assets with other customers’ assets does not impact the risk to customers’ assets in the event of a bankruptcy or insolvency of Bullish Gibraltar or other relevant Bullish group entity. However in such event Bullish Capital would be exposed to the same risks and uncertainties as other customers of Bullish Exchange, including risks of delays and losses in recovery of its assets. – See “Risk Factors - Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future.”

For each customer, the assets are recorded and classified in spot accounts, margin accounts and liquidity accounts on the Exchange platform depending on the nature of the use of the fiat or digital asset. The assets recorded in the spot, margin and liquidity accounts are held in hot, warm or cold wallets for digital assets, and in bank omnibus accounts for fiat. Deposits and withdrawals to a customer’s account elsewhere (outside of the Bullish Exchange) are recorded in the customer’s spot account, and non-Margin Services trading positions by a customer are also recorded in the spot account along with income earned from Liquidity Pool contributions. The margin account is the record for assets posted as collateral and margin trades when using Margin Services. The liquidity account records customer contributions into the Liquidity Pools.

Customers do not have their own individual fiat accounts or individual digital wallets with Bullish. For fiat currency, Bullish Gibraltar will hold customers’ funds (whether in spot, margin or liquidity accounts) in segregated bank omnibus account(s) on behalf of its customers and for digital assets, Bullish Gibraltar will hold customers’ digital assets (whether in spot, margin or liquidity accounts) in segregated omnibus wallet(s) established on behalf of its customers. Bullish Gibraltar acts as the custodian of customers’ fiat currency and digital assets and does not hold or obtain any beneficial ownership interest in any fiat currency or digital asset that is recorded in a customer’s spot account on the Exchange platform. Bullish keeps records of the balance held on behalf of each customer and each transaction executed on behalf of the customer which is recorded in the customer’s spot account. With the aim of diversifying counterparty concentration risk, customers’ fiat currency will be held between different banks in omnibus fiat accounts.

Access into and out of the cryptocurrency ecosystem is dependent upon having a resilient fiat on and off ramp service. The Bullish Exchange intends to partner with banks and payment processors to facilitate deposit and withdrawal of fiat currency. The Exchange has a banking and payment processing relationship with Silvergate Bank supporting U.S. dollar deposits and withdrawals. Silvergate Bank is a financial institution that provides banking services to others in the digital asset industry. Silvergate Bank’s checking and savings account services and fund transfer services allow us to settle U.S. dollar transactions for the Exchange’s operation. Silvergate Bank may close our account if it considers it appropriate or necessary to do so. The Exchange has added an existing bank relationship of Bullish as an additional bank to hold customers’ fiat currency and intends to develop additional bank and payment processing relationships and additional fiat currency support, and credit card processing services. We have completed the integration of the fiat payment processing system with the Exchange platform and our financial record-keeping systems sufficient for the Full Launch.

The Bullish Exchange is designed to provide its customers with a seamless, end-to-end cryptographically secure custody service to keep their digital assets safe. Customer digital assets are kept in a mixture of wallet solutions with the majority of digital assets held in offline cold storage and each transaction is recorded on a private blockchain. The custody solution consists of a minimum of three types of wallet implementation each with clearly segregated functions and restrictions. Bullish manages and controls the wallets consistent with customers’ instructions and as the custodian of customers’ assets.

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Cold wallets, being offline storage for long-term secure storage of the majority of our customers’ digital assets. Cold custody is a fully managed custodial wallet service provided by Bullish’s third-party custodian.

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Warm wallets, being multi-signature wallets which require multiple private keys to process any movement of assets. Warm wallets are jointly controlled by both Bullish and Bullish’s third party custodian. This dual management of the warm wallets by two independent parties helps make the warm wallets more secure. A warm wallet is restricted to where it can move digital assets and may only move digital assets to internal wallets as part of managing customers’ digital assets between wallets.

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Hot wallets, being multi-signature wallets which require multiple private keys to process customer withdrawals. Hot wallets are jointly controlled by both Bullish and Bullish’s third party custodian. This dual management of the hot wallets by two independent parties helps make the hot wallets more secure. Policies have been put in place which would require approvals for any digital assets moving out non-approved customer destinations.

Assets (including Bullish Capital assets deployed to the Exchange) would move out of cold storage only if additional digital assets were required in warm and hot storage to service customers’ withdrawals, as determined by the Exchange based on customer withdrawal demands pursuant to customers’ instructions. Any transfer of assets from cold storage requires multiple approvers, including independent approvals with our custody provider, video verification and Exchange system approvals. Customer digital asset deposits and withdrawals are to be made strictly through hot wallets (digital asset storage tools that are connected online). Hot wallet assets will be segregated across multiple self-managed hot wallets. However, the majority of digital assets at any given time will be held in offline cold storage, where they will be moved from the hot wallets, utilizing complex, multi-sig, white-list-only transfer processes. The Exchange intends to use third-party custodians for cold storage services and hot and warm wallets that are jointly managed by the operations of the Exchange and Bullish’s third party custodian. Customers do not have individual wallets but instead Bullish Gibraltar holds all customers’ digital assets (whether in spot, margin or liquidity accounts and including Bullish Capital assets deployed to the Exchange) in omnibus wallets/storage segregated from Bullish Gibraltar’s own assets. Currently, BitGo Trust Company, Inc. (“BitGo Trust”) and BitGo, Inc. (“BitGo Inc” and together with BitGo Trust, “BitGo”), a third-party provider of institutional digital asset custody, trading, and finance services, is our third-party digital asset custody provider for the Exchange. Bullish Gibraltar has entered into a custodial services agreement with BitGo Trust and an advanced wallet services agreement with BitGo Inc. Under the custodial services agreement, BitGo undertakes to provide custodial services, including holding Bullish’s customers’ digital assets in cold storage which is controlled and operated by BitGo. BitGo performs security checks before approving any withdrawals from cold storage. Under the advanced wallet services agreement, BitGo undertakes to provide hot and warm wallet solutions, including a hierarchical deterministic multi-signature wallet solution where a certain number of keys held by Bullish and BitGo are required to sign a transaction. BitGo also provides back-end infrastructure and related services that Bullish uses to hold digital assets in hot wallets. Such hot wallets are maintained or co-hosted by BitGo but operated by Bullish (via the holding of private keys). All wallets are multi-signature and require a number of private keys to process any withdrawal. BitGo and Bullish each hold a certain number of keys and need to be co-signed together to process a transaction. Transactions such as deposits and withdrawals are processed in accordance with customers’ instructions and the Terms of Service of the Exchange. Pursuant to these agreements, BitGo agrees to use reasonable best efforts to keep in safe custody all digital assets and keys in BitGo’s custody for Bullish and Bullish’s customers, including preventing unauthorized access to or use of keys under BitGo’s custody. BitGo agrees to also segregate all digital assets received from both the property of BitGo and its other customers, and refrain from lending, pledging, hypothecating or re-hypothecating any digital assets under its custody. BitGo commits to maintain information security and ensure the fulfillment of requirements of service levels specified under these agreements. BitGo agrees to maintain full and accurate books and records relating to our accounts and its services to us. If we or any regulatory or governmental authority requires access to such books and records, BitGo agrees to grant access during normal business hours. The service fees charged by BitGo are calculated monthly based on the average U.S. dollar value of all assets under custody pursuant to a fees agreement between BitGo and the Bullish Group and BitGo commits to provide statements of accounts no less frequently than on a quarterly basis. BitGo agrees to obtain and maintain adequate and sufficient insurance coverage from a reputable and substantial insurance company, in this case a syndicate of insurers in the Lloyd’s of London marketplace, in such types and amounts as are commercially reasonable for BitGo’s services, including insurance against loss or theft of any of our or our customers’ digital assets held in cold storage to a minimum level of US$250 million and technology, network security, and privacy liability insurance, including covering technology errors, losses and omissions, to a minimum level of US$5 million. In order to ensure that assets are protected by the insurance policy to the maximum extent possible, Bullish, and other customers of BitGo, will commit to holding and maintaining no more than US$250 million in any single cold wallet. This insurance coverage is shared among Bullish and other customers of BitGo and on a first loss basis. If a loss event impacts multiple BitGo customers, BitGo will make best efforts to distribute insurance recoveries across all clients who have suffered losses (which may result in the full value of Bullish’s loss not being indemnified). For BitGo’s hot and warm wallet solution under the advanced wallet services agreement, BitGo has agreed to maintain technology, network security, and privacy liability insurance, including covering technology errors, losses and omissions, to a minimum level of US$5 million. Bullish management believes the relative insurance amounts are reasonable and consistent with market practice. For the composition of digital assets held with BitGo in cold storage and in hot/warm wallets as of December 31, 2021, see table “Total digital assets held with BitGo for the Bullish Group and Bullish Gibraltar’s customers” on page 296. The agreements with BitGo may be terminated by us by giving 60 days prior written notice to BitGo and may be terminated by each party in case of certain termination events or material breach.

To ensure safekeeping of digital assets held on the Exchange (including Bullish Capital assets deployed to the Exchange) while remaining accessible to withdrawals at short notice, our hot wallet custody arrangements plan to combine technological innovation with established security methodology, built on three principles: (i) attack resistance and insurability, (ii) cryptographic proofs and (iii) anti-collusion measures. In addition, Bullish Exchange’s approach to custody provides for segregation of customer assets (including Bullish Capital assets) from Bullish Gibraltar’s own assets with clear identification, and reduced risk concentration across all hot and cold wallets forming a multi-tiered, layered security approach. The integration of the third-party custody services with the Exchange platform has been completed sufficient for Full Launch.

As each airdrop and fork is different and the value and utility of airdrops and forks may vary significantly, our approach is to evaluate airdrops and forks on a case-by-case basis against our approval policies and consider those factors that appear most relevant to the particular airdrop or fork, in order to decide whether or not the Exchange will support or cease supporting any branches or digital assets resulting from blockchain forks or token airdrops, whether or not customers’ accounts will be credited with any digital assets or other entitlements that result, and whether any action in relation to our own digital asset holdings should be taken. Approval and support for additional digital assets would require approval in accordance with the Exchange’s approval policies.

All Bullish Capital digital assets are held by reputable third-party digital asset custody providers. Bullish Capital accounts with third-party digital asset custody providers are segregated from Bullish Exchange custody accounts.

None of Bullish’s customers’ digital assets or Bullish Gibraltar’s own digital assets are held with the Hong Kong ServiceCos and to Bullish’s knowledge, none of Bullish’s third-party custody providers are based in, or custody any of Bullish’s customers’ digital assets or the Bullish Gibraltar’s own digital assets, in Hong Kong. It is Bullish’s policy that (i) only Bullish Gibraltar is permitted to hold customers’ digital assets; and (ii) a Bullish Group entity may only hold its own digital assets, meaning no Bullish Group entity may hold digital assets on behalf of another Bullish Group entity (apart from Bullish Gibraltar holding Bullish Capital assets that have been deployed to the Exchange which form part of Bullish Gibraltar’s customers’ assets). If a Bullish Group entity wishes to hold its own digital assets, it is required to go through an internal approval process, including board approvals and establishment of account control procedures. As of the date of this proxy statement/prospectus, the Hong Kong ServiceCos have not set up any wallets or accounts to hold digital assets.

The below table presents the digital assets of the Bullish Group and Bullish Gibraltar’s customers held with BitGo (through their cold storage service and/or hot/warm wallet solution) as of December 31, 2020, December 31, 2021 and June 30, 2022:

Total digital assets held with BitGo for the Bullish Group and Bullish Gibraltar’s customers	June 30, 2022	December 31, 2021	December 31, 2020
	(US$ in millions)
Omnibus Account for Bullish Gibraltar’s Customers’ Assets(1)
Digital assets held - inventories
Cold storage service and/or hot/warm wallet solution	1,601	1,110	—

Safeguarding digital assets
Cold storage service and/or hot/warm wallet solution	110	46	—

Digital assets held - customer segregated inventories
Cold storage service and/or hot/warm wallet solution	—	*	—

House Accounts for Bullish Group’s Own Assets(2)
Digital assets held - inventories
Cold storage service and/or hot/warm wallet solution	916	3,419	—
Digital assets held - intangible assets
Cold storage service and/or hot/warm wallet solution	—	—	4,756

Total digital assets held with BitGo for the Bullish Group and Bullish Gibraltar’s customers(3)	2,627	4,575	4,756

*	less than US$1 million

Notes:

1)	For the omnibus account for Bullish Gibraltar’s customers’ assets, approximately 83% and 81% of the digital assets were held in cold storage as of December 31, 2021 and June 30, 2022.
2)

For the house accounts for the Bullish Group’s own assets, approximately 85% and 23% of the digital assets held with BitGo were in cold storage as of December 31, 2021 and June 30, 2022. There was also US$1,582 million of digital assets held under arrangement with another custodian in cold storage as of December 31, 2021. For June 30, 2022, US$243 million was held under arrangement with other custodians in cold storage.

3)	For details on BitGo’s insurance policy for its cold storage service and hot/warm wallet solution, please see page 294 under “Infrastructure and Custody”.

Bullish’s primary cloud computing services provider is Google. Bullish US LLC has entered into a Google Cloud adopting agreement with Google LLC, pursuant to which Google agrees to provide Bullish with cloud computing and storage capacity services specified under our order forms with Google and subject to the standards specified under the then-current service level agreements. Google undertakes to ensure the protection of customer data and information security pursuant to relevant data processing and security terms. We are required to pay service fees according to our usage of the services provided by Google Cloud according to Google’s measurement tools. The agreement and order forms thereunder may be terminated by us for convenience by giving at least 30 days’ prior written notice to Google (although notice is waived if termination is legally required) and may be terminated by either party for material breach if the breaching party fails to cure that breach within 30 days after receipt of written notice.

Compliance

We have established a robust compliance framework including board-approved policies. Where needed, we have prepared operating procedures as a further level of detail in the application of policies. This includes establishing group-wide minimum standards in relation to anti-money laundering/counter-terrorist financing, proliferation financing, sanctions, anti-bribery, whistleblowing and data protection requirements.

The Bullish Exchange is licensed, and a strong culture of compliance is rooted in its core goal of providing a safe and trusted exchange. Its compliance policies and systems are designed to meet or exceed our regulatory obligations under the DLT License.

Bullish Exchange customers need to trust that they are interacting with authentic and verified counterparties and as such the Exchange has established a comprehensive know your customer (“KYC”), anti-money laundering (“AML”), counter-terrorist financing (“CTF”), counter-proliferation financing (“CPF”) and customer screening program. As part of creating a robust program, the Exchange is leveraging the services of proven KYC and other financial crime service providers to perform identity verification, to facilitate screening for sanctions, politically exposed persons and adverse media and to conduct transaction monitoring on both fiat and digital asset transactions. From a customer experience point of view, the Exchange strives for a seamless onboarding experience that includes a verification process that is in line with our KYC/AML framework. Bullish Gibraltar has entered into sales orders with Jumio, a third-party KYC provider for identity verification and customer screening for the Bullish Exchange. Under the sales orders, Jumio agrees to provide various KYC services for the operation of the Bullish Exchange including authentication, identity verification, screening (including sanctions, politically exposed person (PEP) and adverse media screening via its embedded supplier, ComplyAdvantage) and ongoing monitoring for Bullish Exchange’s platform during the service term of the sales orders. Pursuant to the sales orders, Jumio agrees to meet specific performance standards, including maximum process duration and availability requirements. Jumio also undertakes to ensure the information security of user information and maintain compliance with industry security standards. The sales orders may be terminated by us by giving prior written notice to Jumio and may be terminated by each party in case of certain termination events or an uncured material breach. Jumio agrees to cooperate with Bullish Gibraltar to develop and provide a transition plan, and to cooperate with Bullish Gibraltar’s replacement service provider to provide termination assistance services to facilitate an orderly transition of services. Bullish Gibraltar and Jumio have also entered into a data processing agreement in connection with Jumio’s services, which, among other things, specifies the measures for compliance with GDPR and other data protection laws, and sets forth the requirements for sub-processors, restricted transfers of personal data and information security. The integration is undergoing ongoing internal testing.

The Bullish Exchange has also implemented or is in the process of implementing various third-party surveillance solutions to provide a number of services. The Exchange has implemented, among others, (i) blockchain tracing and wallet monitoring using Chainalysis Inc. (“Chainalysis”) (to identify whether transfers of digital assets are connected to suspicious or illicit activities or parties); (ii) transaction monitoring using Solidus Labs, Inc. (“Solidus”) (for identifying activities indicative of fraud or money laundering); and (iii) market surveillance using Solidus Labs (for identifying market manipulative activities). The Exchange closely monitors its third-party surveillance providers, conducts ongoing evaluations with such third-party providers and works with them to enhance controls to address areas of development and/or new or updated requirements.

Bullish Gibraltar has entered into a license agreement (“Solidus License Agreement”) with Solidus, a financial crime transaction monitoring and market surveillance product developer, together with a purchase order thereunder, pursuant to which Solidus provides us with (i) the unified case management module, enabling us to investigate, collaborate, escalate, resolve, and move between cases, and (ii) the market surveillance tool developed to provide trade surveillance for market abuse, manipulation and insider trading. We are required to pay an implementation fee, license fee and support and service level availability fees as calculated based on the pricing model set forth in the purchase order, within 30 days from the date of the invoice. Pursuant to the Solidus License Agreement, Solidus agrees to secure all customer data contained from unauthorized access or modification until the data is deleted. The Solidus License Agreement is effective for two years subject to automatic renewal for successive one year terms unless terminated by either party by written notice provided at least 60 days prior to expiration of the then-current term. It may also be terminated by each party in case of certain termination events or material breach if the breaching party fails to cure the breach within 50 days after receipt of written notice. Upon termination, Solidus agrees to continue to provide their services without interruption and assist with our transition to a replacement service provider during a transition period, timing of which shall be agreed between the parties.

In addition, Bullish Gibraltar has entered into an order (“Chainalysis Order”) with Chainalysis, a blockchain transaction authentication and risk assessment solution provider, to license its know-your-transaction compliance software suite, which enables real-time transaction and user profile monitoring, capabilities via API access, case management features and organization-level insights, enhanced due diligence/investigation graphing, customizable risk scoring as well as open source intelligence. Pursuant to the Chainalysis Order, Chainalysis authorizes us to access and use the software suite with certain cryptocurrency coverage and an initial license term of one year. We are required to pay license fees set forth in the Chainalysis Order within 30 days from the effective date or each subsequent anniversary of the effective date. Pursuant to the terms and conditions of the Chainalysis Order, Chainalysis agrees to perform configuration and implementation services, and use commercially reasonable efforts to provide us with support and resolve issues related to the service. Chainalysis commits to also maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the service and any Bullish data. The Chainalysis Order will be effective for one year subject to automatic renewal for additional periods of one year unless terminated by either party by written notice provided at least 30 days prior to expiration of the then-current term. It may also be terminated by each party in case of material breach if the breaching party fails to cure the breach within 30 days after receipt of written notice.

These solutions will augment the Exchange’s internal processes and procedures, which are tightly integrated within the Exchange operations teams and compliance function. As of the date hereof, integration with these vendors is complete. To the extent that the Exchange has obligations to report relevant customers and their transactions to applicable regulatory authorities, we have built appropriate processes to do so.

Assessment of the Legality and Appropriateness of Digital Assets and Products

The Bullish Exchange undertakes a broad qualitative assessment of the legality and appropriateness of the digital assets and products to be offered by the Exchange in accordance with the Exchange’s policies. The Exchange’s policies define the minimum expected requirements for supporting digital assets and products on the Exchange. Under Bullish Gibraltar’s DLT License, the Exchange is not authorized to support trading of “securities” under Gibraltar law and the legal and regulatory risk profile of a digital asset or product is an important consideration given the consequences that may result from regulatory infractions. As part of this assessment we consider the legal and regulatory profile for any digital asset or product, including for example whether offering the digital asset or product is likely to be regulated and whether the digital asset’s characteristics could affect the Exchange’s ability to comply with AML/CTF requirements. Responsibility for approving the support of trading of a digital asset, or its removal from trading, rests with the Exchange’s relevant approval committee. The committee is required to take into account the evaluation of all specified criteria in making a determination whether or not to support a new digital asset.

A key aspect of our assessment is how likely it is that a digital asset or product falls under the applicable definition of a “security” or equivalent and, if so, what consequences flow from such a categorization. In some jurisdictions, if a digital asset or product is a “security” or equivalent and consequently certain restrictions on its offering should be observed, this may not prevent it being supported or offered by the Exchange to the extent local law sets out requirements that the Exchange can meet. For example, a digital asset may be supported provided other measures are taken by the Exchange such as limiting access to particular categories of customers or appropriate marketing restrictions. Accordingly, the purpose of the evaluation would be to ascertain, in our opinion, if the digital asset or product is more or less likely to be a “security” or equivalent under applicable regulatory regimes and whether the Exchange should observe any restrictions when offering that digital asset or product.

For the digital assets to be supported on the Exchange and the products to be offered, in each case at Launch, we have already obtained advice on the laws of Gibraltar and the other jurisdictions where Bullish Exchange services are expected to be available at Launch to allow us to form an opinion as to whether these digital assets and products are more or less likely to be a “security” or equivalent and whether the Exchange should observe any restrictions with respect to offering them in those jurisdictions. As a result of this assessment, the Exchange expects to restrict access to spot trading, Bullish Liquidity Pools and/or margin services to institutional customers in certain jurisdictions.

For additional digital assets, the Exchange is developing, with advice from external counsel, detailed criteria against which the Exchange can assess the likelihood that a particular digital asset or product is a “security” or equivalent. For the purposes of determining whether a digital asset should be made available to the U.S. market, the criteria will include factors relevant to the U.S. securities law analysis, including SEC v. W. J. Howey Co. (328 U.S. 293 (1946)) and the SEC’s “Framework for ‘Investment Contract’ Analysis of Digital Assets” issued by the Strategic Hub for Innovation and Financial Technology. For evaluating the question for other jurisdictions, the criteria will include relevant factors according to the advice from local counsel.

Our qualitative assessment of whether a digital asset or product is more or less likely to be a “security” or equivalent under applicable regulation would not be a determination that would be binding on a regulator, including the SEC. This assessment would also be subject to uncertainties inherent in evaluating novel digital assets against an evolving regulatory landscape.

The Exchange is developing technical capabilities to exercise its discretion to discontinue the support of digital assets at any time or to restrict access to digital assets for specific jurisdictions or categories of customers. This discretion may be exercised where the continued support of the digital asset creates heightened regulatory or reputational risk to the Exchange, where there has been implementation of relevant new regulatory standards, where other compliance issues have arisen with respect to the digital asset, or for other business reasons. See the risk factor under the heading “Risks Related to the Legal and Regulatory Environment — The legal and regulatory treatment of the digital assets included in Bullish’s business lines is unclear, may be subject to inconsistent recognition or treatment in different jurisdictions and fast, unpredictable and retrospective changes, which may adversely impact Bullish’s business and operations and financial condition” of this proxy statement/prospectus.

Customer Service

Customer service of the Bullish Exchange is designed based on best industry practices and spans the entire customer lifecycle. The focus has been on developing customer support for the key likely areas of interactions including customer onboarding, deposits and withdrawals, and using the Exchange services. The systems and resources include standard operating procedures, a ticketing system and personnel. Dedicated relationship managers from the sales and marketing team will assist institutional customers who require high levels of service who have additional requirements dictated by both internal policies and applicable regulation. At Full Launch, we provide English–Language support to customers in approved jurisdictions. Bullish does not intend to provide customer services to potential customers located in mainland China.

Cybersecurity

While cybersecurity is a concern in any financial market business, it is particularly critical for the cryptocurrency space due to the irreversibility of transactions and the technical complexity of safeguarding cryptographic keys and user credentials. The issue is evident as ongoing global incidents involving the loss of assets through theft, hacking, third party vulnerabilities, unknown bugs and technology misuse or human error comprise some of the greatest hurdles to mainstream cryptocurrency adoption. Even amongst those who are actively trading, security continues to be a major consideration in choosing where and how to trade.

Our cybersecurity strategy prioritizes a heavy investment in “security by design”, education, and implementation and monitoring of mandatory controls. Training on cybersecurity matters is undertaken for all members of the Bullish team. All aspects of product development, engineering, and delivery, whether code written by the Bullish team, third-party software or service integrations, or other supply chain dependencies, comprise part of a dedicated product security process.

Within the design of the Bullish Exchange itself, the blockchain-at-the-core platform design places a blockchain on the critical path of several significant actions on the Exchange, enabling the Exchange to cryptographically validate that what is intended to happen does so when appropriately authorized.

Product and engineering work is subject to regular threat modeling, design and code review and testing by the security and engineering teams. As products move into production phases, Bullish security operations teams perform periodic vulnerability testing and remediation, threat detection, and security controls monitoring.

Regardless of proactive security intended to protect the Exchange, new threats and vulnerabilities emerge daily for any company providing services such as the Exchange. Bullish operates a security operations center with integrated internal and third-party tools instrumented to help our team detect, analyze, and respond to cyber risks, and effect needed remediation. Threat intelligence is a critical part of the Bullish security operation. Bullish’s logs and agent data are enriched with several sources of threat intelligence to provide insight into potential threats against Bullish and Bullish’s customers, employees and supply chain partners.

Sales & Marketing

We have built and continue to improve our core sales and marketing capabilities for the Bullish Exchange. Our marketing and communications team includes functional expertise across multiple marketing and communication disciplines, and we continue to partner with external agencies to supplement project specific needs. Central to our ability to execute marketing activities is a marketing technology infrastructure that we have implemented to ensure scalability of managing data and automating marketing campaigns. Bullish does not intend to conduct sales and marketing activities or other communication with PRC residents.

To address institutional demand, we have built an institutional sales and relationship management department and a customer relationship management platform that assist us in managing and processing prospective and existing customer data.

CORPORATE HISTORY AND STRUCTURE

Background and Model

Bullish Gibraltar was incorporated in April 2020 by Block.one to be the applicant and holder of the Gibraltar DLT License and future operator of the Bullish Exchange and related business. Block.one, the creator of the highly-performant EOSIO open-source blockchain software, had been researching and developing decentralized finance and digital assets exchange technologies and had determined that several innovations in these areas had promising commercialization potential.

Bullish Global was incorporated in October 2020 by Block.one for the purposes of being the holding company for Bullish Gibraltar and holding and developing intellectual property for the purposes of the Bullish Exchange business. Block.one remains the majority shareholder in Bullish Global.

As described above, Bullish Global is the holding company for this business domiciled in the Cayman Islands, and Bullish Gibraltar is the operator of the Exchange domiciled in Gibraltar. Upon completion of the Business Combination, Bullish will be the holding company of Bullish Global. The corporate operating model for the other Bullish Group locations currently follows a “ServiceCo” model where employees are employed by wholly owned subsidiary service companies of Bullish Global based in the current locations of the Cayman Islands, the United States, Hong Kong and Singapore and these companies provide the services required by the other Bullish Group entities which are charged accordingly.

The Hong Kong ServiceCos contract with third-party vendors and services providers for services and products used in Bullish’s operations, but it is predominantly other Bullish group entities that enter into such arrangements. Fewer than 10% of the vendor contracts identified in the Contribution Agreement as being material to Bullish’s business operations are held by the Hong Kong ServiceCos.

In addition, pursuant to the Contribution Agreement, Block.one has agreed to transfer to the Bullish Group those personnel, premises, contractual relationships and other assets not already in the Bullish Group that are to be used in the Bullish business going forward and which have been made available to Bullish via services arrangements, including under the Master Services Agreement. These transfers are agreed to be made as soon as reasonably practicable and the Contribution Agreement includes a target sunset date of no later than July 8, 2022 to complete all transfers. The process of transferring these to Bullish is ongoing because (i) certain of the transfers require counterparty consent or need to be sequenced with the transfer of employees; and (ii) the employees will transfer as more fully described at “Employees and Facilities.” As of September 30, 2022, Block.one Group has transferred to Bullish Group, or Bullish Group has entered into new agreements accounting for, approximately 93% of the vendor contracts subject to the Contribution Agreement. For details of the Contribution Agreement and the Master Services Agreement, please refer to “The Business Combination Proposal — Contribution Agreement, Master Services Agreement and IP Contribution Deeds” and “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions.”

Corporate Structure

The current corporate structure of the Bullish Group is:

Following the Business Combination the corporate structure will be as follows:

Please refer to “The Business Combination Proposal” for the steps that will be taken to effect the structural changes necessary to achieve the final structure set out above.

Initial Capitalization

Bullish Global was primarily capitalized on December 31, 2020 through the contribution by Block.one of the shares in Bullish Gibraltar and a portfolio of digital assets – 164,000 BTC and 20.2 million EOS – valued at the time at US$4.8 billion. At the time of the contribution, Bullish Gibraltar had undertaken various activities relating to setting up the Bullish Exchange business, principally comprising company set-up, licensing activities, vendor contracting and related management, and had yet to commence operations. For the period from April 2, 2020 (date of incorporation) to December 31, 2020, Bullish Gibraltar had expenses of US$16.8 million (excluded from Bullish Group’s 2020 consolidated statement of comprehensive income), mainly comprising US$15.7 million service fees charged by Block.one for services provided relating to Bullish Exchange set-up activities. Also in December 2020 and January 2021, Bullish Global closed a strategic investment round, raising US$300 million from renowned investors.

EMPLOYEES AND FACILITIES

Employees

As of September 30, 2022, the Bullish Group had access to over 350 staff supporting Bullish in Gibraltar, the Cayman Islands, the United States, Hong Kong, and Singapore with over 200 of whom were principally engaged in technology, security and operations. As of that date, approximately 344 of those staff were employees of the Bullish Group while 6 of those staff were Block.one Group employees who provide services to Bullish for ongoing development and operations, pursuant to the Master Services Agreement. Under the Master Services Agreement, Block.one receives an arm’s-length remuneration for providing the services performed by these personnel. The transfers of relevant Block.one employees to Bullish are governed by the Contribution Agreement and we aim to make the transfers as soon as reasonably practicable. These transfers are substantially completed in the United States and the expectation is that these transfers will be substantially completed in other locations by October 31, 2022.

Thomas W. Farley, currently the Chairman, President and Chief Executive Officer of FPAC, will join as Chief Executive Officer and a member of the board of Bullish upon the completion of the Business Combination. David W. Bonanno, currently Chief Financial Officer, Secretary and a member of the board of FPAC, will join as Chief Financial Officer of Bullish upon the completion of the Business Combination. See “Management of Bullish Following the Business Combination.”

Our employees and our unique, strong culture will be critical to our success. We expect to maintain an open and proactive corporate culture and expect to provide those who join us with great career development possibilities. We believe that our compensation and benefits packages are competitive within our industry, and that we will maintain good relationships with our employees.

Facilities and Locations of Operations

Bullish is a Cayman Islands domiciled company. The head office of the Bullish Exchange business is in Gibraltar. We also have offices in the Cayman Islands, the United States, Hong Kong and Singapore. As of the date hereof, office space in the United States (Arlington, VA and New York, NY), Hong Kong, Singapore and the Cayman Islands is leased by Bullish and office space in the United States (Blacksburg, VA) is provided to us by Block.one as a service under the Master Services Agreement, pending transfer to Bullish under the Contribution Agreement.

Bullish’s Hong Kong subsidiary, Bullish HK Limited, is a services company established to perform services for other entities in the Bullish Group, including in respect of the Bullish Exchange. Currently, such services — engineering and development, cybersecurity, sales and relationship management, custody operations (which include coordinating with the Exchange’s third-party custody service provider for the administration of digital assets in custodial wallets) and technology operations services as well as shared group support services such as marketing, finance, human resources, legal and compliance and risk management — are predominantly being provided by Bullish HK Limited and supported by B1 Services HK Limited, a subsidiary of Block.one, pursuant to the Master Services Agreement. Bullish HK Limited is expected to take over providing the services once the relevant resources are transferred to it pursuant to the Contribution Agreement. Both B1 Services HK Limited and Bullish HK Limited are based in Hong Kong and provide services out of Hong Kong. Office fitout, furniture and IT and office equipment located in Bullish’s Hong Kong office and used by Hong Kong-based personnel are owned by the Hong Kong ServiceCos. Although Hong Kong based services are integral to our business operations, over 50% of Bullish’s personnel are already located outside of Hong Kong, including Cayman Islands, U.S., Singapore and Gibraltar, and provide services including every major function of Bullish such as engineering and development, other technology functions, cybersecurity, marketing, legal, compliance and risk management. In addition, as part of its license application with the GFSC, Bullish is required to demonstrate that it has a fixed place of business in Gibraltar with real substance, including adequate number of employees with necessary qualifications and adequate operating expenditure in Gibraltar, which Bullish has been able to do. Bullish continues to work on geographically diversifying its business operations and re-balancing its operational presence to reduce country concentration risk and disruption from future changes in law; however, the process of geographically diversifying its business operations and re-balancing its operational presence may be disruptive to Bullish’s business which could adversely affect results of operations due to potentially higher expenses and lower revenues. In addition, depending on the extent of the risks and uncertainties, Bullish may determine it must relocate operations in Hong Kong to another jurisdiction, which could result in disruption of business, additional costs and expenses, and loss of key personnel, any of which could adversely affect its financial condition and results of operations.

INTELLECTUAL PROPERTY

The protection of our technology and intellectual property is an important aspect of our business. We consider the following intellectual property to be especially valuable to our business and prospects: (1) our proprietary exchange platform software, which encompasses technologies and source code for our Hybrid Order Book, Liquidity Pools, web interface, mobiles apps and APIs, among other things; (2) know-how possessed by our employees who have developed the platform and our business operations; (3) system documentation, business planning documents and operations manuals that document the aforementioned software and know-how; and (4) our Bullish branding and associated domain names, social media presences and goodwill. We seek to protect these and other of our technologies and associated intellectual property rights through measures such as patents, trademarks, trade secrets, copyrights, confidentiality procedures, contractual commitments, and other legal rights to establish and protect our intellectual property.

We generally enter into agreements with our employees and consultants that contain confidentiality provisions to control access to, and invention or work product assignment provisions to clarify ownership of, our proprietary information. We use open-source software and we contribute to open source software projects, most notably the EOSIO blockchain protocol project. We may also in the future agree to license our patents to third parties as part of various patent pools and open patent projects.

We review our development efforts to assess the existence and patentability of new intellectual property. We intend to continue to file additional patent applications with respect to our technology as appropriate opportunities are identified and trademark applications with respect to our brands that merit such protection.

As of September 30, 2022, ten issued patents in the United States and fifteen patent applications in progress in various jurisdictions had been transferred to the Bullish Group pursuant to the IP Contribution Deeds. These patents and patent applications relate to EOSIO technologies. As of September 30, 2022, the Bullish Group held 99 registered trademarks and in-progress trademark applications across various jurisdictions relating to our Bullish branding.

None of our intellectual property is registered in the name of the Hong Kong ServiceCos and the services agreements under which the Hong Kong ServiceCos provide services to the Bullish group entities outside of Hong Kong require the assignment of intellectual property generated to the recipient Bullish group entity.

The EOSIO software was developed by Block.one and is already suited to financial workloads owing to its low transaction cost and built-in resource economic models. We have enhanced the software with our business-specific customizations in order to use it as the backbone for the Bullish Exchange. Building on this experience, Bullish intends to continue developing the EOSIO software, tackling challenges like scaling throughput and aligning the feature roadmap to our strategy that places financial workflow enablement across the entire spectrum at the heart of our vision for its success. By first implementing the Exchange’s critical workflows on this software, we are demonstrating the advantages of building complex financial businesses on EOSIO.

Intellectual property laws, procedures, and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, or misappropriated. We have employed internal policies, confidentiality agreements, encryption and data security measures to protect our proprietary information. From time to time, third parties may initiate litigation against us alleging infringement of their proprietary rights or declaring their non-infringement of our intellectual property rights. We have not investigated whether particular technologies we use potentially infringe third parties’ proprietary rights nor whether there are third parties potentially infringing our intellectual property rights in certain technologies.

LEGAL PROCEEDINGS

As of the date hereof, no member of the Bullish Group is a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of Bullish’s management, is likely to have a material adverse effect on their business, financial condition or operations.

LEGAL AND REGULATORY ENVIRONMENT

General

Summarized below are key areas and types of laws and regulations relevant to our business, covering financial services and products, financial crime compliance, data privacy and consumer protection. As digital assets grow in both popularity and market size, we anticipate that additional regulations and reporting obligations may be imposed by regulatory bodies around the world. Bullish may be subject to new laws, rules, regulations and obligations requiring reporting to or registration with governmental or regulatory authorities, for example, we may be categorized as a virtual asset service provider (“VASP”) in certain jurisdictions that are currently looking to put in place VASP regulatory regimes and such laws may affect how we structure our business model. New laws and regulations may be adopted in countries where we do business or plan to do business, and existing laws and regulations may be interpreted in new ways. These legal and regulatory developments may affect our global business operations or restrict our ability to offer products or services to customers.

As the regulatory environment for digital assets is developing, we intend to put in place a regulatory horizon scanning process to identify new laws and regulations which could impact our business and operations.

Financial Services and Other Licensing

Bullish Gibraltar submitted an application for a DLT License to the GFSC in August 2020 and obtained the DLT License (license number FSC1038FSA) in November 2021. Bullish has not submitted any other license applications to any other regulator at this time.

The Gibraltar Financial Services (Distributed Ledger Technology Provider) Regulations 2020 came into force on January 15, 2020, establishing a legal and regulatory framework to license operators providing distributed ledger technology services (DLT Services), which is defined as the use of distributed ledger technology for storage or transmission of value belonging to others. The DLT licensing regime is a principles-based regime built on the ten core DLT Licence Principles set out below.

DLT Service providers (DLT Providers) are also captured as “relevant financial businesses”, for the purposes of Gibraltar’s Proceeds of Crime Act 2015 (POCA), which transposes the EU Money Laundering Directives into Gibraltar law (up to and including AMLD5), and imposes AML/CTF obligations on any DLT Provider.

Before it will grant a DLT License, the GFSC must be satisfied (1) that the applicant’s proposed activities fall within the scope of the DLT licensing regime, and (2) with the extent and manner in which the applicant proposes to comply with the DLT License Principles. The GFSC also considers the feasibility of the applicant’s proposed business and key individuals who will be involved.

The ten core DLT License Principles are:

1. Honest & Integrity – GFSC must be satisfied that the DLT Provider, and any persons associated with the DLT Provider, are fit and proper to undertake the proposed activity.

2. Customer Care – DLT Providers must pay due regard to the interests and needs of each and all its customers and must communicate with its customers in a way which is fair, clear and not misleading. The GFSC expects DLT Providers to implement measures and devote resources to protecting the interests of their customers.

3. Resources – DLT Providers are required to maintain adequate financial and non-financial resources so that they can continue to operate in a safe and sound manner. With respect to financial resources, DLT Providers are expected to maintain an agreed amount of regulatory capital, which must be sufficient to absorb liabilities associated with material business risks that have been identified, and leave a surplus to trigger an orderly wind-down of the business, if necessary. DLT Providers are required to have adequate professional indemnity insurance, to the extent reasonably available, or be covered by alternative arrangements having similar effect which are agreed with the GFSC. With respect to non-financial resources (e.g. staff, equipment, premises), the DLT Provider should have adequate resources which are commensurate to the size and nature of the business, and the products/services that it offers.

4. Risk Management – DLT Providers are expected to conduct business with appropriate skill, care and diligence, having proper regard to the risks to its business and customers. DLT Providers are expected to apply good, forward-looking risk management practices in order to provide assurances the business processes and systems are effectively controlled, are fit for purpose and that risks are being managed in the right way. DLT Providers must therefore implement a risk management framework through which it is able to identify, measure, aggregate, monitor and mitigate risks facing its business on an ongoing basis.

5. Protection of Client Assets – DLT Providers are required to take all reasonable precautions to protect any customer assets under their control or in their custody, and must clearly segregate such assets from the DLT Provider’s own assets. Amongst other things the GFSC will expect the DLT Provider to have systems and controls relating to: (i) robust IT systems which comply with good industry practice and standards; (ii) security measures relating to client accounts which mitigate fraud / cybercrime – e.g. multi-factor authentication; (iii) safeguarding and segregation of client assets, including where sub custodians are used and having appropriate contractual arrangements in place with relevant parties; (iv) private key management arrangements; (v) frequent reconciliation of client assets; and (vi) up-to-date record keeping procedures.

6. Corporate Governance – DLT Providers must implement and maintain good corporate governance arrangements, which will establish the system by which the operations are run and business is overseen. Corporate governance should cover the corporate structure, business processes, culture and strategies through which authority is exercised, decisions are taken and the business is managed.

7. Systems and Security Access – DLT Providers must ensure that all systems and security access protocols are maintained to appropriate high standards. Ongoing and pro-active security assessments should be performed to keep up to date with new threats and vulnerabilities. Independent external tests (penetration tests) should be performed to ensure security and mitigation are adequate and in accordance with security objectives; with adequate infrastructures (to industry standards) and reporting of system security.

8. Financial Crime - DLT Providers must adequately apply anti-money laundering and counter terrorist financing preventive measures and report suspicious transactions. DLT Providers need to be aware of the vulnerabilities of their products and services to financial crime risks and ensure that they implement measures to mitigate such risks. DLT Providers need to implement comprehensive AML / CTF policies and procedures detailing their client risk profiling methodology, due diligence and KYC requirements (which also extend to KYT - know your transaction assessments), client screening, suspicious transaction reporting, ongoing client and transaction monitoring, record keeping, staff training and related measures, all of which are aligned with the requirements imposed on VASPs under EU Money Laundering Directives and FATF Recommendations. Additionally, DLT Providers are required to appoint a designated Money Laundering Reporting Officer, and undertake an independent audit of their AML / CTF policies and procedures to test the effectiveness of their systems of control with respect to money laundering and terrorist financing risks.

9. Resilience – DLT Providers must be resilient to business risks and develop contingency plans for the orderly and solvent wind-down of its business. DLT Providers must therefore develop, test and maintain adequate business continuity, disaster recovery and crisis management plans, having regard to the risk management policies and procedures. Such plans should be tested annually and updated to address any deficiencies.

10. Market Integrity - DLT Providers must conduct themselves in a manner which maintains or enhances the integrity of any markets in which it participates. DLT Providers need to apply best endeavours to preventing and mitigating the effects of all types of misconduct in the context of market integrity, including implementing measures in order to prevent, or mitigate the effects of, any type of manipulation or improper influencing of prices, liquidity or market information, or any other behaviour which may be harmful to market integrity.

The GFSC carries out periodic reviews and monitoring of DLT Providers. The frequency of such reviews and monitoring will depend on the nature, size and complexity of the business. Reviews and monitoring may also be triggered by certain events, (e.g., adverse media, customer complaints, changes to regulation, whistle-blowers and anomalies in reports submitted to GFSC).

As part of the GFSC’s ongoing reviews and monitoring of DLT Providers, the GFSC will also test the extent to which the DLT Provider continues to comply with its regulatory obligations, and whether the policies, procedures, systems and controls remain adequate in light of how the business may have changed (e.g., growth in customer numbers, new product or service offerings, and emergence of new risks).

In addition to the periodic reviews, DLT Providers are subject to periodic financial and control reporting obligations which include: (a) periodic confirmation of financial resources (including regulatory and working capital); (b) profit & loss statements; (c) balance sheet; (d) client and transaction data; (e) significant financial exposure; (f) foreign currency and virtual asset exposure and balances; (g) submission of audited financial statements; (h) submission of MLRO report and financial crime report; and (i) independent audit of systems of control relating to AML/CTF measures. Items (a) to (f) will need to be submitted on either a monthly or quarterly basis, as determined by the GFSC. Items (g), (h) and (i) are annual obligations.

Furthermore, DLT Providers must notify the GFSC of any event which they know or reasonably suspect may affect its compliance with the regulatory principles, or which might otherwise constitute a material change to its business. By way of example, a proposed change of control would require the DLT Provider to notify the GFSC and seek their approval.

Notwithstanding our existing regulatory licensing objectives and operating model, maintaining the business in evolving markets and expanding into new ones while also expanding our product offering means that we will likely have to obtain additional regulatory approvals and/or licenses as well as address the requirements of numerous regulatory regimes that are often new, changing and sometimes uncertain.

For other markets, we expect to be able to offer services on an offshore basis except where the offering of such services to residents from offshore triggers a local licensing requirement. For those markets, we may assess the feasibility of obtaining such local licenses taking into consideration the potential business from residents of those markets and the cost, time and effort involved.

Financial Crime Compliance

Due to the geographical span of the platform the Bullish Exchange, we are subject to multi-jurisdictional laws, regulations and directives designed to prevent money laundering and terrorism financing and to protect customers from such crimes. These laws and regulations require us to implement systems and controls to know who we are doing business with and to monitor our customers’ activities. To achieve this end, we have implemented policies and procedures designed to ensure compliance with applicable laws and regulations and we use services and technologies provided by third parties to conduct our customer due diligence, transaction monitoring and screening procedures.

The AML/CTF laws and regulations relevant to Bullish now or may be in the future include (but are not limited to) the following:

•

Gibraltar — Financial Services (Distributed Ledger Technology Providers) Regulations 2020, Proceeds of Crime Act 2015, Proceeds of Crime and Terrorism (Amendment) Act 2019, Gibraltar Export Control Act 2005, Terrorism Act 2018, Counter Terrorism Act 2010, Terrorist Asset-Freezing Regulations 2011, Drug Trafficking Offences Act, Terrorism (United Nations Measures) (Overseas Territories) Order 2001, Al-Qaida and Taliban (United Nations Measures) (Overseas Territories) Order 2012, UN Security Council Resolutions, GFSC’s rules and guidance notes

•	EU — EU Directive 2018/843 amending EU Directive 2015/849

•

United States — Bank Secrecy Act 1970, Patriot Act 2001, Money Laundering Control Act 1986, Money Laundering Suppression Act 1994 U.S. Money Laundering and Financial Crimes Strategy Act 1998, Suppression of the Financing of Terrorism Convention Implementation Act 2002, Intelligence Reform and Terrorism Prevention Act 2004.

•

Hong Kong S.A.R — Organized and Serious Crimes Ordinance (Cap 455), United Nations (Anti-Terrorism Measures) Ordinance (Cap 575), Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region and relevant Implementation Rules.

In particular, compliance with the Gibraltar regulations is a condition of the DLT License to operate the Bullish Exchange in Gibraltar.

In addition, we are subject to international sanctions regimes (including but not limited to those promulgated by the U.S. Office of Foreign Assets Control, European Council, UK Government, United Nations and Gibraltar). We employ controls such as sanctions screening, IP address geo-blocking, email domain restrictions and nationality, residence and place of birth checks to identify and restrict sanctioned persons or persons in sanctioned locations as customers. Non-compliance with these laws and regulations could have a material impact on our business. We have designed processes to conduct an ongoing evaluation of our compliance with applicable regulations and, where relevant, to recommend improvements to our internal controls and compliance procedures.

Anti-Bribery and Corruption (“ABC”)

Our policy is to conduct business in an honest and ethical manner, and we are committed to acting professionally, fairly and with integrity in all our business dealings and relationships wherever we operate. The ABC laws and regulations that are relevant to Bullish now or may be in the future include (but are not limited to) the following:

•	Cayman Islands — Anti-Corruption Law (2019 Revision)

•

Gibraltar — Financial Services Act 2019, Financial Services (Distributed Ledger Technology Providers) Regulations 2020, FSC DLT Provider Guidance Note 1 — Honesty and Integrity, Crimes Act 2011 (Part 24 s. 566-582), Criminal Procedure and Evidence Act 2011

•	Singapore — Prevention of Corruption Act, Penal Code, and Corruption, Drug Trafficking and other Serious Crimes (Confiscation of Benefits) Act

•	Hong Kong S.A.R — Prevention of Bribery Ordinance (Cap. 201)

•	United States — Foreign Corrupt Practices Act

•	United Kingdom — Bribery Act 2010

ABC laws generally prohibit the payment of bribes to gain an unfair advantage. In order to achieve this objective, we have implemented policies and controls to detect and prevent non-compliance and to impose corresponding disciplinary procedures on employees and those acting on our behalf (as the case may be) who do not comply with our internal policies and procedures.

While we have put policies and controls in place to achieve compliance with our regulatory obligations, any failure to comply with the ABC laws may give rise to penalties which may have a material impact on the business.

Data Privacy

Bullish is subject to a number of laws and regulations regarding the collection, processing, transfer, storage, retention and deletion of personal data, most of which have extra-territorial application. The various privacy laws and regulations that are relevant to Bullish now or may be in the future include (but are not limited to) the following:

•	Cayman Islands — Data Protection Act (Law 56 of 2021) and Data Protection Regulations, 2018 (SL 17 of 2019)

•	Gibraltar — Data Protection Act (2004) and Gibraltar General Data Protection Regulation

•	EU — General Data Protection Regulation (Regulation (EU) 2016/679)

•	US — Gramm-Leach-Bliley Act — Data Protection Act and its implementing regulation (106 - 102 of 1999)

•	US — Illinois Biometric Information Privacy Act (740 ILCS 14/1, et seq. of 2008)

•	US — California Consumer Privacy Act (AB-375 of 2018)

•	Hong Kong S.A.R — Personal Data (Privacy) Ordinance (Cap. 486)

•	Singapore — Personal Data Protection Act 2012 (No. 26 of 2012)

•	Australia — Privacy Act 1988 (No. 119, 1988)

•	Brazil — General Personal Data Protection Law (No. 13.709 of 2018)

In order to operate the business, Bullish must process the personal data of customers and employees, including transferring personal data across borders. The personal data processed by Bullish may include financial information, information needed to meet our KYC requirements or other regulatory obligations, as well as background check and biometric data. In some instances, data processing activities may be subject to requirements from multiple jurisdictions. These requirements may also apply to the processing by, or transfer of personal data to, Bullish subsidiaries, affiliates, law enforcement agencies or third parties which Bullish has engaged to provide services or with which Bullish has commercial relationships.

Securities and Financial Regulations

In some jurisdictions, the products and services provided by Bullish Exchange may amount to an offering of securities or other regulated financial instruments. Where we determine it appropriate based on our assessment of the jurisdiction, we intend to take steps to limit access to products and services to only eligible customers according to the applicable laws and regulations of the relevant jurisdiction. See “—Assessment of the Legality and Appropriate of Digital Assets and Products”.

As digital assets have grown in both popularity and market size, various governmental organizations, consumer agencies and public advocacy groups have been examining the operations of cryptocurrency networks, users and platforms, with a focus on how to regulate cryptocurrency trading platforms and service providers to ensure the safety and soundness of platforms and other service providers that hold digital assets for users. Many of these entities have called for heightened regulatory oversight and have issued consumer advisories describing the risks posed by digital assets to users and investors. Several jurisdictions have banned so-called initial coin offerings and have opined that token offerings may constitute securities offerings subject to local securities regulations. While some countries are implementing new laws to regulate cryptocurrency businesses in their jurisdictions, others are regulating cryptocurrency-related services within their existing financial services regulatory regimes requiring custodians, broker dealers and financial institutions to obtain licenses where required. With increased oversight of cryptocurrency-related services in areas such as custody, payment and broking services, we expect a significant impact on where and/or how we will operate.

Marketing & Advertising Regulations

Bullish has and will continue to engage in permitted marketing initiatives and activities to promote brand awareness and services. Such initiatives and activities are subject to laws and regulations in multiple jurisdictions including spamming laws, data privacy laws, consumer protection laws, cross-selling restrictions as well as legislation governing advertising and marketing materials and channels. As consumer appetite for digital assets matures globally, it is anticipated that new legislation or regulations will be enacted for the protection of investors. These restrictions may seek to either directly regulate the content of advertisements, or in some cases, indirectly curb their effectiveness through control of social media publicity, onshore and cross-jurisdictional marketing activities, restriction on the audience or recipients of such advertisements and other similar measures. These and other restrictions implemented by governments or industry groups from time to time may adversely impact the business development and growth of the company and its ability to reach new consumers and enhance the experience of existing ones.

Our marketing efforts are also subject to restrictions on the countries from which we can accept customers. The restrictions are extensive and complex and at Launch of the Exchange, we do not accept customers from the United States, mainland China, Canada and Japan and other jurisdictions. Some restrictions may be addressed by obtaining relevant licenses or permissions in some of these jurisdictions.

Consumer protection

Bullish Exchange is subject to the laws and regulations concerning the offering of products or services to consumers. These laws and regulations are aimed at protecting consumers and businesses from unfair, deceptive, abusive acts or practices (“UDAAPs”). As digital assets services are novel and innovative, there is uncertainty regarding the application of these laws and regulations, including laws prohibiting UDAAPs. While Bullish is committed to fair and transparent business practices, it may become the subject of regulatory scrutiny or legal challenge with respect to these laws and regulations.

BULLISH GLOBAL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward looking statements about our business and operations. Our actual results are not indicator of future results, which can be impacted by many factors, including those we describe under “Risk Factors” and elsewhere in this proxy statement/prospectus. See “Forward-Looking Statements.” In this section, references to “we,” “us,” “Bullish” and “our” are intended to refer to Bullish Global and its subsidiaries, unless the context clearly indicates otherwise.

Overview

Bullish Global was incorporated on October 23, 2020. We have only a limited operating history with the commencement of Soft Launch of the Bullish Exchange in November 2021 for a small number of institutional customers and Full Launch on December 21, 2021. Although we are generating revenue from customer transactions on the Bullish Exchange, we are currently not profitable from our operations and have not been since our date of incorporation. As we continue to develop our product and grow the Bullish Exchange business, we will continue to have a funding need for operational and capital expenses. Until we can generate sufficient revenue from our customers on the Bullish Exchange to cover our costs, we expect to finance operations through a combination of existing liquidity including our digital assets, public equity offering, private placements and debt financings. While we have in January 2022 secured US$225 million in financing from two lenders, the total of which has been fully repaid in June 2022, and in March 2022 entered into a revolving facility to borrow up to US$225 million with another lender, all using our BTC as collateral, we will continue to have funding requirements, the amount and timing of which will depend on many factors, including the pace and results of our development and operation.

Key Components and Factors Affecting Our Results of Operations for the Period from October 23, 2020 (date of incorporation) to December 31, 2020, the Year Ended December 31, 2021, the Six Months Ended June 30, 2021 and the Six Months Ended June 30, 2022

The following discussion is based on our current limited state of business operations of the Bullish Exchange (incurring capital and operating expenses), and deployment of our holdings of digital assets and cash.

Price and Volatility of Digital Assets

As of June 30, 2022, we held US$2.8 billion of digital assets, excluding US$0.1 billion of digital assets that we hold for our customers and US$0.1 billion of digital assets loan receivable. As of December 31, 2021, the fair value of digital assets that we held was US$6.1 billion; this excludes US$46 million of customer digital assets. As of December 31, 2020, prior to receiving customer assets into the Exchange, the fair value of the digital assets that we held was US$4.8 billion.

There are a number of factors that contribute to changes in the price and volatility of digital assets, including, but not limited to, changes in the supply and demand for a particular digital asset, events such as airdrops and forks, digital asset market sentiment, macroeconomic factors, utility of a particular digital asset, and idiosyncratic events such as exchange outages or social media commentary.

Prior to commencing limited business operations with Soft Launch, we held our digital assets as an investment and we entered into occasional sales and purchases of digital assets for liquidity. Accordingly, as disclosed in our financial statements, we accounted for digital assets as Intangible Assets using the revaluation model as permitted by IFRS. Consistent with our accounting policy as disclosed in our financial statements, change in fair value of digital assets as well as sales of digital assets for the periods prior to Soft Launch were reflected in other comprehensive income and surplus; or, for losses, in profit or loss to the extent the revaluation losses exceed prior cumulative surplus.

Since Soft Launch, we commenced contributing a portion of our digital assets into the Liquidity Pools for trading on the Bullish Exchange. As of June 30, 2022 and December 31, 2021, we had deployed US$3 billion and US$2.1 billion respectively of our digital assets and fiat into the Liquidity Pools. As the purpose of the Liquidity Pools is to act as a liquidity provider to the Bullish Exchange, the digital assets are purchased by the Liquidity Pools with the intent to re-sell in the near future, generating a profit from margin or fluctuations in price. Accordingly, commencing with Soft Launch, our digital assets are classified as inventories and measured at fair value, with change in fair value of digital assets (which can be positive or negative) recorded in profit or loss. Therefore, our results of operations are impacted by the price and volatility of the digital assets that we hold. The impact to our results of operations due to price and volatility changes relating to our digital assets occurs independently to trading activities on the Bullish Exchange, which are also affected by price and volatility of digital assets as discussed below.

Liquidity and Trading Activity on the Bullish Exchange

The Bullish Exchange commenced onboarding customers with Soft Launch, and customers began transferring in fiat and digital assets and commenced trading activities. The Bullish Exchange holds customer assets in a custodial capacity. These assets (both fiat and digital assets) are held in omnibus accounts and wallets segregated from the Exchange’s assets. In accordance with regulatory requirements and legal obligations owed to customers, use of these customer assets is limited to trading, participating in Liquidity Pools, or margin activities on the Bullish Exchange. The assets are generally not available to satisfy general creditor claims in the event of an insolvency or bankruptcy of Bullish Gibraltar (the operator of the Bullish Exchange) (although this conclusion remains subject to risks and uncertainties — see “Risk Factors - Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future” ).

The Bullish Exchange charges customers fees and spreads for their spot and margin trading activities. As the transaction fees and spread are based off the notional value of transactions, and margin fees are charged on the amount borrowed and loan tenor, our results of operations are impacted by levels of liquidity and trading activities as well as the price and volatility of the digital assets supported by the Bullish Exchange.

For transactions where Bullish Exchange provides a digital asset matching service to match customer trades to another customer order (“peer-to-peer”), the Bullish Exchange earns revenue by performing a matching and execution service for which it charges a transaction (commission) fee. The fee may vary depending on the type of digital asset traded and whether the customer is a maker or taker and is charged based on the notional value of the transaction.

For customers whose trades are matched against the Liquidity Pool (“Liquidity Pool Trades”), the digital asset is transacted at a price that includes a spread that comprises a fixed rate spread and a variable dislocation spread that is determined algorithmically. The spread is applied against the notional value of the transacted digital assets. The spread for all transactions involving the Liquidity Pool is calculated off the digital asset price and value of the transaction, with higher digital asset prices leading to higher spread notional amount. The spread affects different components of our results of operations depending on whether the Liquidity Pool sells or purchases digital assets from customers.

For digital assets sold to customers by the Liquidity Pool, the Bullish Exchange records revenue from the sale of digital assets by the Liquidity Pool based on the value of the digital assets sold (including the spread) and a cost of revenue based on the carrying value of the digital asset, which is the fair value of the digital asset. The difference between revenue and cost of revenue is the spread. The notional amount of this spread increases with upward movements in digital asset prices and volumes.

For digital assets purchased from customers by the Liquidity Pool, since the transaction price reflects a spread, the Bullish Exchange records the spread as a positive change to the fair value of the digital assets in profit or loss. The amount of this change to fair value increases with upward movements in digital asset prices and volumes.

The Bullish Exchange provides additional liquidity through credit and margin facilities for eligible customers for trading using leverage on the Exchange. Margin credit lines are offered to eligible institutional customers with terms including interest rates, collateral and credit support set by agreement with each customer. The Exchange also offers to eligible customers margin services on selected trading pairs where the funding is provided by the Liquidity Pools and terms including maximum 3x leverage and margin fees that are at a rate that is reset hourly based on the supply and demand dynamics of the Liquidity Pool and is applied on the margin loan amount. The margin trading facility been suspended on the BTC/USD, ETH/USD and ETH/BTC trading pairs since May and June 2022. The margin fees earned under both the margin credit lines and margin trading are recorded as revenue. Higher digital asset prices for a given margin fee rate and loan tenor would lead to higher revenues.

Eligible customers of the Bullish Exchange can participate in a Liquidity Pool by contributing trading pair assets to the Liquidity Pool. The contributed assets are deployed by the Liquidity Pools for trading or margin lending, thereby adding liquidity to the Bullish Exchange. As of June 30, 2022 and December 31, 2021, we (via Bullish Treasury), a separate treasury unit operated by Bullish Capital, have contributed US$3 billion and US$2.1 billion respectively of our fiat and digital assets into the Liquidity Pools. By being a participant in the Liquidity Pools and adding the contributed assets to provide liquidity, the participants will receive a return based on a portion of the fees generated by customer trading transactions and margin lending fees on the Bullish Exchange for utilizing the liquidity they provide. The fees paid to liquidity providers (excluding the portion paid with respect to the our deployed assets into the Liquidity Pool) is recorded as an expense of the Bullish Group.

The table below shows the type and amount of digital assets that we held (including digital assets that we held on behalf of our customers and digital asset loans) as of June 30, 2022, December 31, 2021 and December 31, 2020, respectively. Customer digital assets are treated either as customer segregated inventories or represented as safeguarding digital assets as further discussed below in “— Critical Accounting Policies and Estimates”.

Types of digital assets held (including digital assets held on behalf of our customers and digital asset loans)	June 30, 2022	December 31, 2021	December 31, 2020
		(US$ in millions)
Digital assets held - intangible assets[1]
BTC	—	—	4,756
EOS	—	—	53	[2]

Sub-total	—	—	4,809

Digital assets held - inventories[1]
BTC	2,534	5,743	—
ETH	156	220	—
USDC	23	81	—
EOS	30	67	—
LINK	10	—	—
LTC	7	—	—

Sub-total	2,760	6,111	—

Digital assets held - customer segregated inventories
BTC	—	*	—
EOS	—	*	—

Sub-total	—	*	—

Digital assets held - loan receivables
BTC	64	—	—
LINK	—	—	—

Sub-total	64	—	—

Types of digital assets held (including digital assets held on behalf of our customers and digital asset loans)	June 30, 2022	December 31, 2021	December 31, 2020
		(US$ in millions)
Safeguarding digital assets[3]
BTC	89	34	—
ETH	19	11	—
EOS	*	1	—
LINK	*	—	—
LTC	1	—	—
USDC	*	*	—

Sub-total	110	46	—

Total	2,934	6,157	4,809

Notes:

*	less than US$1 million
1)	Prior to Soft Launch in November 2021, our digital assets were classified as Intangible Assets. Following Soft Launch, the digital assets were classified as Inventories.
2)

As of December 31, 2020, Bullish Global reflected a receivable of US$53 million from Block.one for 20.2 million EOS tokens. For purposes of this table, these EOS tokens have been included as part of digital assets held.

3)

While the digital assets held on behalf of customers in their spot accounts are off-balance sheet, we adopted SAB 121 to record these customers’ digital assets as safeguarding digital assets. These safeguarding digital assets are measured at the fair value of the customers’ digital assets on each reporting date, adjusted to reflect loss events.

Nature of Operating Expenses

Our operating expenses primarily relate to expenses incurred such as service fees, compensation and benefits, legal and professional fees and other expenses related to developing and operating the Bullish Exchange. As we continue to scale the Exchange business, we expect a significant component of our expenses related to exchange operations to consist of fees related to KYC requirements, as well as network and payment processing fees, which include fees charged by our banks and custodians, and “gas” fees to conduct transactions on the relevant blockchain network. We also expect increased expenses related to compensation and benefits and legal and professional fees as we continue to be reduce our dependency on Block.one and its subsidiaries for services and support and also as the Exchange becomes subject to more operational and regulatory complexity from its jurisdictional expansions. We have not entered into revenue sharing agreements other than the arrangement with the liquidity providers who will receive a return based on a portion of the fees generated by customer trading transactions and margin lending fees on the Bullish Exchange for utilizing the liquidity they provide.

We will continue investing in advanced technology for identity verification and fraud detection. We believe that managing fraud is essential to operating profitably and maintaining the trust of our customers and our transaction processing vendors. If we are unsuccessful at managing our expenses, our operating results may be adversely affected.

Our service fees include fees paid to Block.one and its subsidiaries. We continue to build out our own employee base (such as commencing operations of our US subsidiary in October 2021) and contract for other services directly to reduce our reliance on Block.one group for software engineering, operational and other services as reflected in the US$34.9 million of service fees for the six months ended June 30, 2022 (compared to US$62.3 million for the six months ended June 30, 2021). However, there is no certainty as to precisely when we will no longer be materially dependent on services provided by the Block.one group. We expect our overall expenses to increase as we continue to expand our exchange operation and become a public company upon the consummation of the Business Combination.

In 2021, there were additional expenses including expenses related to option awards for employees (“Employee Options”) and advisory services provided by a key advisor (“Advisor Options”). We also recognized amortization expenses at the effective interest rate for the year on an amount of the convertible redeemable preference shares issued by Bullish Global that are treated as a liability for accounting purposes. See “—Critical Accounting Policies and Estimates—Convertible Redeemable Preference Shares.”

For the six months ended June 30, 2022, we also incurred finance expense of US$5.5 million related to our BTC collateralized financings. US$225 million of such financing was fully repaid in June 2022 and we have not drawn down any amount under the US$225 million revolving facility. See “— Loan Financing Arrangements” below for more information.

Impact of COVID-19 to Our Business

In response to the COVID-19 pandemic and for the protection of our employees, we implemented remote work arrangements. While the broader economic implications remain uncertain, the COVID-19 pandemic has, to date, not had any measurable material impact on our operating results.

Other Comprehensive Income

In 2021 prior to Soft Launch, we recorded a revaluation gain with respect to our digital assets. Subsequent to Soft Launch, we classified digital assets we hold as inventories with fair value change recognized in profit or loss instead of other comprehensive income.

Taxation

Cayman Islands

Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gains. No Cayman Islands withholding tax will be imposed upon payments of dividends from us to our shareholders.

Gibraltar

Gibraltar has corporate income tax rate of 12.5% (10% prior to August 1, 2021) and currently does not impose withholding taxes on dividend payments.

United States

The United States has federal, state and local corporate income taxes that average 26%. Distributions of earnings are subject to withholding taxes of up to 30%.

Results of Operations for the Six Months Ended June 30, 2022 and the Six Months Ended June 30, 2021

We will be discussing our results of operations with respect to the two periods separately and not comparatively. The first period covers the six months ended June 30, 2022 and the second period covers the six months ended June 30, 2021. For comparison purposes, the Exchange was not operating for customers until Soft Launch in November 2021; therefore, comparison of items constituting gross margin for the two periods would not be meaningful. The following table sets forth a summary of our consolidated results of operations. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	(US$ in thousands)
Revenue	31,115,697	—
Cost of revenue	(31,073,040)	—
Change in fair value of digital assets held, net	(3,803,805)	—

Gross margin	(3,761,148)	—

Operating expenses:
Legal and professional fees	(11,946)	(13,710)
Compensation and benefits	(34,858)	(19,951)
Intercompany service fees	(34,942)	(62,271)
Other operating expenses	(35,353)	(5,119)

Total operating expenses	(117,099)	(101,051)

Net operating loss	(3,878,247)	(101,051)

Finance income	283	512
Finance expense	(5,558)	—
Amortization of convertible redeemable preference shares	(56,448)	(72,087)

Loss before income tax	(3,939,970)	(172,626)

Income tax expense	(252)	—

Net loss	(3,940,222)	(172,626)

Other comprehensive income:
Items that will not be reclassified to profit or loss:
Revaluation gains of digital assets	—	1,199,540

Total comprehensive (loss)/income	(3,940,222)	1,026,914

Six Months Ended June 30, 2022 compared to the six months ended June 30, 2021

Revenue

Our revenue for the six months ended June 30, 2022, was US$31,115.7 million, which consisted of US$30,492.0 million and US$405.2 million from sales of digital assets by the Liquidity Pool and by Bullish Treasury to customers on the Exchange respectively, and US$0.4 million of interest income from margin lending and credit line activities, as well as sales of our digital assets on other exchanges or through over-the-counter brokers (“Other Venues”) of US$218.1 million. For the six months ended June 30, 2021, the Exchange had no customers as it has not yet launched and our sales of digital assets on Other Venues was recognized in other comprehensive income.

The digital asset sales made by the Liquidity Pool represented the transactions executed through the Exchange to provide liquidity and facilitate customer activities on the Exchange. It was priced using the automated market making algorithm as part of the Liquidity Pool service. Digital asset sale made by the Bullish Treasury represents the trading activities executed by the Bullish Treasury in order to support portfolio rebalancing and provide liquidity in which the quoted price was determined by the Company on a trade by trade basis.

Cost of revenue

For the six months ended June 30, 2022, we incurred cost of revenue with respect to digital assets sold on our Exchange and Other Venues. Our cost of revenue for the period was US$31,073.0 million of which US$30,855.1 million was related to sales of digital assets to customers on our Exchange and US$217.9 million was related to sales of digital assets on Other Venues. For the six months ended June 30, 2021, we had no cost of revenue as the Exchange was not launched and sales of digital assets on Other Venues was accounted for in other comprehensive income.

Change in fair value of digital assets held, net

The Exchange records the trading and spread fees associated with purchases of digital assets by the Liquidity Pools on the Exchange as a change in fair value of digital assets held. We also record in this item the change in fair value of digital assets held by us during the period as well as the change in fair value of the payable to customers of the Exchange in the same period. Any net impact of fair value changes to the digital asset safeguarding liabilities and the associated safeguarding digital asset is also reflected here (nil for year ended December 31, 2021 and six months ended June 30, 2022). The aggregate change in fair value for our digital assets, net, was a loss of US$3,803.8 million, with US$41.4 million of gain as the trading and spread fees with respect to purchases of digital assets by the Liquidity Pools on the Exchange. The remaining difference, a loss of US$3,845.2 million, represents decrease in prices of digital assets, net of reduction in fair value of the payable to customers of the Exchange resulting from such decrease, for the six months ended June 30, 2022. For the six months ended June 30, 2021, the change in fair value of digital assets as well as sales of digital assets were reflected in other comprehensive income and surplus. The following table summarizes the roll- forward of digital assets held (including inventories and loan receivables) for the period indicated:

Digital assets held - inventories and loan receivables US$’ million
As of December 31, 2021	6,111
Addition	31,633
Disposal	(31,115)
Revaluation	(3,804)

As of June 30, 2022	2,825

Legal and professional fees

The legal and professional fees were US$11.9 million, an decrease of US$1.8 million, or 13%, for the six months ended June 30, 2022, compared to the six months ended June 30, 2021. This decrease was primarily attributable to the legal, professional, and accounting fees incurred for the Bullish’s initial listing application in early 2021.

Compensation and benefits

The compensation and benefits were US$34.9 million and US$20.0 million for the six months ended June 30, 2022 and 2021, respectively. This increase was primarily driven by (i) the transfer of Block.one’s employees in the United States who provide services to Bullish for ongoing development and operations in December 2021; and (ii) additional share-based payments to eligible employees for granting stock options and restricted stock units.

Intercompany service fees

The intercompany service fees are service fees paid to service providers including Block.one and its affiliates. Block.one group provides the management, administrative, research and development services in connection with our exchange. The intercompany service fees were US$34.9 million, an decrease of US$27.3 million, or 44%, for the six months ended June 30, 2022, compared to the six months ended June 30, 2021. This decrease was consistent with the Company’s plan to build out its own employee base and contract for other services directly in the Bullish Group.

Other operating expenses

Other operating expenses were US$35.4 million and US$5.1 million for the six months ended June 30, 2022 and 2021, respectively, resulting in an increase of US$30.2 million, or 591%, for the six months ended June 30, 2022, compared to the six months ended June 30, 2021. This increase was primarily attributable to (i) an increase in information technology and software expenses of US$11.5 million, (ii) an increase in advertisement and promotion expenses of US$11.3 million, and (iii) an increase in extension fee expense of US$2.5 million, which was consistent with the Company’s plan to build out its own employee base and contract for other services directly.

Finance Income

Our finance income was US$0.3 million and US$0.5 million for the six months ended June 30, 2022 and June 30, 2021 respectively, consisting of bank interest income with the changes attributable to lower cash balances on interest deposits.

Finance Expense

Our finance expense for the six months ended June 30, 2022 was US$5.6 million, with interest expense on our borrowings of US$5.5 million related to the Loan Financing Arrangements described further below that were entered into January and fully repaid by June 27, 2022, and lease interest expense of US$0.1 million. There were no corresponding amounts for the six months ended June 30, 2021, as there were no borrowings for that period and we had not yet entered into leases.

Amortization Expense

We also incurred US$56.4 million of amortization at the effective interest rate for the six months ended June 30, 2022 on an amount of the convertible redeemable preference shares issued by Bullish Global that are treated as a liability for accounting purposes. For the six months ended June 30, 2021, the amortization expense was US$72.1 million. The decrease was mainly driven by the dividend paid to convertible redeemable preference shareholders in April and May 2021 which was classified as repayment for accounting purposes.

Income Tax Expense

Our income tax expense for the six months ended June 30, 2022 was US$0.3 million. As of June 30, 2022, we had estimated unused tax losses of approximately US$150.7 million that can be carried forward indefinitely, subject to final assessment by the tax authorities. We had recognized deferred tax assets arising from tax losses of US$0.6 million that are available for offset against future profits. In respect of the remaining US$150.1 million, no deferred tax asset has been recognized due to lack of certainty of future taxable profits that can utilize the loss carry forward.

For the six months ended June 30, 2021, our income tax expense was nil. As of June 30, 2021, Bullish Gibraltar had estimated unused tax losses of approximately US$49.4 million that can be carried forward indefinitely, subject to final assessment by the tax authorities. However, no deferred tax asset has been recognized in respect of this loss carry forward due to lack of certainty of future taxable profits that can utilize the loss carry forward.

Loss

As a result of the above, our loss for six months ended June 30, 2022 was US$3,940 million. For the six months ended June 30, 2021, our loss was US$173 million.

Other Comprehensive Income

For the six months ended June 30, 2022, we did not have any items of other comprehensive income. For the six months ended June 30, 2021, we recorded a revaluation gain with respect to digital assets of US$1.2 billion. This revaluation is with respect to the period from January 1, 2021 to Soft Launch in November 2021. Revaluation with respect to digital assets after Soft Launch is recorded in profit or loss.

Results of Operations for the year ended December 31, 2021 and the period from October 23, 2020 (date of incorporation) to December 31, 2020

We will be discussing our results of operations with respect to two periods separately and not comparatively. The first period covers October 23, 2020 (date of incorporation) to December 31, 2020 and the second period for the year ended December 31, 2021. We do not yet have sufficient operating history to have corresponding prior periods for comparison purposes, nor given the different span of the two periods, would comparison be meaningful. The following table sets forth a summary of our consolidated results of operations. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorpration) to December 31, 2020
	(US$ in thousands)
Revenue	1,321,565	—
Cost of revenue	(1,321,272)	—
Change in fair value of digital assets held, net	(1,043,758)	—

Gross margin	(1,043,465)	—

Operating expenses:
Legal and professional fees	(33,704)	(10)
Compensation and benefits	(59,307)	—
Intercompany service fees	(112,676)	(19,816)
Other operating expenses	(26,459)	(14)
Other expense	(49)	—

Total operating expenses	(232,195)	(19,840)

Net operating loss	(1,275,660)	(19,840)

Finance income	1,511	3
Finance expense	(35)	—
Amortization of convertible redeemable preference shares	(126,800)	—

Loss before income tax	(1,400,984)	(19,837)

Income tax expense	(263)	—

Net loss	(1,401,247)	(19,837)

Other comprehensive income:
Items that will not be reclassified to profit or loss
Revaluation of digital assets	3,825,560	—

Total comprehensive income/(loss)	2,424,313	(19,837)

Year Ended December 31, 2021

Revenue

Our revenue for the year was US$1,321.6 million, which consisted of US$1,256.9 million from sales of digital assets by the Liquidity Pool to customers on the Exchange and US$0.012 million of fees, as well as sales of our digital assets on other exchanges, third party custodians or over-the-counter brokers that were used to purchase or sell digital assets (“Other Venues”) of US$64.7 million. These revenues relate to the period from Soft Launch onwards. Prior to Soft Launch the Exchange had no customers and our sales of digital assets on Other Venues was recognized in other comprehensive income.

Cost of revenue

From Soft Launch onwards, we incurred cost of revenue with respect to digital assets sold on our Exchange and Other Venues. Our cost of revenue for the year was US$1,321.3 million of which US$1,256.0 million was related to sales of digital assets to customers on our Exchange and US$65.3 million was related to sales of digital assets on Other Venues. Prior to Soft Launch, we had no cost of revenue as sales of digital assets on Other Venues was accounted for in other comprehensive income.

Change in fair value of digital assets held, net

From Soft Launch onwards, we record the spread difference for purchases of digital assets by the Liquidity Pools on the Exchange as a change in fair value of digital assets held. We also record in this item the change in fair value of digital assets held during the period as well as the change in fair value of the payable to customers of the Exchange in the same period. The aggregate change in fair value for our digital assets, net, was a loss of US$1,043.8 million, with US$0.9 million of gain as the spread with respect to purchases of digital assets by the Liquidity Pools on the Exchange. The remaining difference, a loss of US$1,044.7 million, represents decrease in prices of digital assets, net of reduction in fair value of the payable to customers of the Exchange resulting from such decrease, for the period from Soft Launch to December 31, 2021. The following table summarizes the roll-forward of digital assets held for the period indicated:

Digital assets held US$’ million
As of October 23, 2020	—
Addition	4,756
Revaluation	—

As of December 31, 2020	4,756
Addition	385
Disposal	(1,836)
Revaluation	3,826

As of November 22, 2021	7,131
Addition	1,368
Disposal	(1,344)
Revaluation	(1,044)

As of December 31, 2021	6,111

Operating Expenses

Our operating expenses in 2021 were US$232.2 million, which includes (i) US$112.7 million of service fees paid to Block.one and its subsidiaries, (ii) US$59.3 million related to compensation and benefits of which US$44.8 million was related to Employee Options and Advisor Options, (iii) legal and professional fees of US$33.7 million, and (iv) information technology and software expenses of US$14.3 million.

Finance Income

Our finance income in 2021 was US$1.5 million, consisting of bank interest income.

Finance Expense

Our finance expense in 2021 was US$0.04 million, consisting of lease interest expense.

Amortization Expense

We also incurred US$126.8 million of amortization at the effective interest rate for the year on an amount of the convertible redeemable preference shares issued by Bullish Global that are treated as a liability for accounting purposes.

Income Tax Expense

Our income tax expense for the year was US$0.3 million. As of December 31, 2021, our subsidiary Bullish Gibraltar had estimated unused tax losses of approximately US$111.8 million that can be carried forward indefinitely, subject to final assessment by the tax authorities. However, no deferred tax asset has been recognized in respect of this loss carry forward due to lack of certainty of future taxable profits that can utilize the loss carry forward.

Loss

As a result of the above, our loss for the year ended December 31, 2021 was US$1,401.2 million.

Other Comprehensive Income

We recorded a revaluation gain with respect to digital assets of US$3.8 billion. This revaluation is with respect to the period from January 1, 2021 to Soft Launch in November 2021. Revaluation with respect to digital assets after Soft Launch is recorded in profit or loss.

The Period from October 23, 2020 (incorporation) to December 31, 2020

Operating Expenses

Our operating expenses for the period from October 23, 2020 (incorporation) to December 31, 2020 were US$19.8 million, consisting of (i) service fees paid to Block.one and its subsidiaries of US$19.8 million for their management, administrative, research and development services in connection with our Exchange, and (ii) software expenses and legal and professional fees.

Finance Income

Our finance income for the period from October 23, 2020 (incorporation) to December 31, 2020 was US$0.003 million, solely consisting of bank interest income.

Income Tax Expense

Our income tax expense for the period from October 23, 2020 (incorporation) to December 31, 2020 was nil. As of December 31, 2020, our subsidiary Bullish Gibraltar had estimated unused tax losses of approximately US$16.8 million that can be carried forward indefinitely, subject to final assessment by the tax authorities. However, no deferred tax asset has been recognized in respect of this loss carry forward due to lack of certainty of future taxable profits that can utilize the loss carry forward.

Loss

As a result of the above, our loss for the period from October 23, 2020 (incorporation) to December 31, 2020 was US$19.8 million.

Liquidity and Capital Resources

We have incurred losses since our incorporation in October 23, 2020. For 2021, we have a limited operating history with the Bullish Exchange commencing Soft Launch in November 2021. In 2020, we funded our operations primarily through equity financing and raised cash proceeds of US$218.0 million. In 2021, as we have negative operating cash flow, we funded our operations and other investing and financing requirements (including dividends paid as further described below) through a combination of US$239.4 million of cash and cash equivalents on hand on December 31, 2020, additional cash proceeds of US$1.8 billion from sales of digital assets held by Bullish Capital that were not contributed to the Liquidity Pools and US$152.0 million of proceeds from issuance of the convertible redeemable preference shares. For the six months ended June 30, 2022, we continued to have negative operating cash flow that were funded through US$1,234.8 million of existing cash and cash equivalents on hand on December 31, 2021 (excluding US$12.7 million of restricted cash and US$33.6 million of customer segregated cash that the Bullish Exchange held in custodial capacity for its customers).

For the period from October 23, 2020 (date of incorporation) to December 31, 2020, we incurred losses of US$19.8 million and recognized cash outflows from operating activities of US$0.025 million. For the year ended December 31, 2021, we incurred losses of US$1,401.2 million and recognized cash outflows from operating activities of US$120.9 million. For the six months ended June 30, 2022, we incurred losses of US$3,940 million and recognized cash outflows from operating activities of US$460.6 million. We expect to incur additional losses and higher operating expenses for the foreseeable future until we are able to generate sufficient revenues to cover our operating expenses.

As of June 30, 2022, we had cash and cash equivalents of US$613.9 million; which excludes US$16.5 million of restricted cash and US$182.8 million of customer segregated cash that the Bullish Exchange held in custodial capacity for its customers. Together with the proceeds from the Transactions and depending on various other assumptions including the level of redemptions by FPAC Shareholders and subject to the limitations as further discussed under “Unaudited Pro Forma Combined Financial Information”, we estimate we would have approximately US$1,187 million, assuming no redemption by FPAC Shareholders, or approximately US$592 million, assuming maximum redemption by FPAC Shareholders of pro forma cash on hand (excluding restricted cash of US$16.5 million and customer segregated cash of US$182.8 million under both no redemption and maximum redemption scenarios) upon consummation of the Business Combination. We believe this would be sufficient to meet our operational cash needs for the foreseeable future. We have based this estimate on assumptions that may prove to be wrong, and we could utilize our available capital resources sooner than we expect. Additionally, changing circumstances may cause us to consume capital significantly faster than we currently anticipate, and we may need to spend more money than currently expected because of circumstances beyond our control. As of June 30, 2022, the Bullish Exchange held customer segregated cash in its custodial capacity of US$182.8 million, excluding Bullish Capital’s US$513.7 million of cash held with the Exchange as a customer. Customer cash is held in omnibus accounts segregated from our corporate funds and in accordance with regulatory requirements and legal obligations owed to customers. Customer segregated cash is restricted to use for activities on the Bullish Exchange, is not available to satisfy general creditor claims in the event of an insolvency or bankruptcy of Bullish Gibraltar (the operator of the Bullish Exchange) (although this conclusion remains subject to risks and uncertainties — see “Risk Factors — Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future”), and is not used for any corporate purposes. Cash deposits and withdrawals by customers may result in material fluctuations from period-to-period in our cash flows in operating activities due to changes to the payable with respect to customers’ cash accounts. In addition, as of June 30, 2022, we held restricted cash of US$16.5 million. These are cash deposits maintained at financial institutions related to insurance policies for the directors and officers liability, and for the Bullish Exchange, professional indemnity and commercial crime in Gibraltar and the use is limited to satisfy claims made against these policies.

Our future operational and capital requirements will depend on many factors, including:

•	research and development expenses and administrative expenses as we continue to develop the Bullish Exchange;

•	selling and distribution expenses as we market the Exchange; and

•	expenditures in the enhancement of our operating capabilities.

Until such time as we can generate sufficient revenue from the Bullish Exchange, if ever, we expect to finance our cash needs through public or private equity or debt financings or other capital sources, including liquidation of our digital assets or other liquid assets or other group treasury related activities, or potential collaborations and other similar arrangements. While we have in January 2022 secured US$225 million in financing from two lenders, the total of which has been fully repaid in June 2022, and in March 2022 entered into a revolving facility to borrow up to US$225 million with another lender, all using our BTC as collateral, we continue to explore raising debt finance using our digital assets as collateral. Notwithstanding our significant digital asset and cash balances, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of Bullish shareholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of the shareholders of our ordinary shares. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. We may not be able to sell sufficient digital assets under adverse market conditions to satisfy our cash needs. If we are unable to raise additional funds when needed, our operation may be adversely affected.

Cash Flows

Since inception, our principal sources of liquidity have been from sales of digital asset, cash generated from issuance of the convertible redeemable preference shares in 2021. Although we commenced earning fees, spreads and interest from our Exchange customers with Soft Launch in November 2021, they are currently not sufficient to cover our cashflow requirements. As of June 30, 2022, we had US$613.9 million of cash and cash equivalents, excluding customer segregated cash of US$182.8 million and restricted cash of US$16.5 million, which were deposited with banks and denominated in U.S. dollars, other than Hong Kong dollars equivalent of US$0.1 million held by our Hong Kong subsidiary in our Hong Kong dollar denominated current and savings accounts for the subsidiary’s operational purposes.

The following table summarizes our cash flows for the period indicated:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021	For the year ended December 31, 2021	For the period from October 23, 2020 (incorporation) to December 31, 2020
	(US$ in thousands)
Net cash used in operating activities	(460,580)	(69,863)	(120,946)	(25)
Net cash (used in) / generated from investing activities	(1,025)	951,056	1,502,939	21,402
Net cash (used in) / generated from financing activities	(6,236)	(339,870)	(340,355)	218,000

Net (decrease) / increase in cash and cash equivalents, customer segregated cash and restricted cash	(467,841)	541,323	1,041,638	239,377

Change in customer segregated cash	149,243	—	33,564	—

Cash Flows Used in Operating Activities

Our cash flows used in operating activities comprise of costs related to developing and operating the Exchange, including payroll, legal and advisory fees, and also fluctuations in accounts payable and other current assets and liabilities, including since Soft Launch of the Bullish Exchange in November 2021, changes in the payables related in customer cash.

For the six months ended June 30, 2022, net cash used in operating activities was US$460.6 million with negative operating cashflows before changes in operating asset and liabilities of US$61.5 million. Changes in operating assets and liabilities mainly related to an an increase in digital assets held - inventories of US$453.5 million, an increase in digital assets held - loan receivable of US$64.3 million and a decrease in other payables of US$29.8 million, partly offset by an increase in payable to customers in liquidity and spot account - cash of US$148.5 million. For the six months ended June 30, 2021, net cash used in operating activities was US$69.9 million, with negative operating cashflows before working capital changes of US$81.5 million. Changes in working capital was related to an increase in other payables of US$19.5 million and an increase in other assets of US$7.9 million.

For the year ended December 31, 2021, net cash used in operating activities was US$120.9 million, including US$33.6 million increase in payables related to customer cash.

We had negative operating cash flow before change in operating assets and liabilities of US$186.8 million. In addition to an increase in payables related to customer cash of US$33.6 million, other changes in operating assets and liabilities were mainly related to an increase in other payables of US$63.5 million, an increase in digital assets held - inventories of US$23.7 million and an increase in other assets of US$5.7 million.

For the period from October 23, 2020 (date of incorporation) to December 31, 2020, net cash used in operating activities was US$0.025 million, mainly driven by a loss of US$19.8 million. Changes in operating assets and liabilities was due to an increase in other payables in the amount of US$19.8 million.

Cash Flows (Used in) / Generated From Investing Activities

For the six months ended June 30, 2022, net cash used in investing activities was US$1.0 million, driven mostly by purchase of property and equipment of US$1.3 million. For the six months ended June 30, 2021, net cash generated from investing activities was US$951.1 million, consisting mostly of US$1.0 billion from sales of digital assets, partly offset by purchase of digital assets of US$50.7 million. With Soft Launch of the Exchange in November 2021, purchases and sales of digital assets are considered as part of operating activities.

For the year ended December 31, 2021, net cash generated from investing activities was US$1,502.9 million, consisting mostly of US$1.8 billion from sales of digital assets held by Bullish Capital partially offset by purchase of digital assets of US$0.3 billion, all occurring prior to Soft Launch.

Net cash generated from investing activities for the period from October 23, 2020 (date of incorporation) to December 31, 2020 was US$21.4 million, driven mostly by the cash acquired in connection with the acquisition of our subsidiary, Bullish Gibraltar.

Cash Flows (Used in) / Generated From Financing Activities

Net cash used in financing activities for the six months ended June 30, 2022 was US$6.2 million. This includes US$5.5 million of interest paid with respect to US$225 million of financings that were entered into in January 2022 and repaid in full in June 2022 as described further below in “— Loan Financing Arrangements.”

For the six months ended June 30, 2021, net cash used in financing activities was US$339.9 million with proceeds of US$152.0 million from the issuance of convertible redeemable preference shares and cash outflow of US$491.9 million further described in the “Dividend” section below.

For the year ended December 31, 2021, net cash used in financing activities was US$340.4 million with cash outflow of US$491.9 million on dividend payment, further described in the “Dividend” section below, and offset by the proceeds of US$152.0 million from the issuance of convertible redeemable preference shares.

Net cash generated from financing activities for the period from October 23, 2020 (date of incorporation) to December 31, 2020 was US$218.0 million, consisting of the proceeds from the issuance of Class A common shares of US$70.0 million and the proceeds from the issuance of convertible redeemable preference shares of US$148.0 million.

Dividend

On March 18, 2021, the Board of Directors of Bullish Global declared the payment of cash dividends of US$1.65 per fully paid ordinary share and preference shares. The total amount of the total dividend declared was US$491.9 million, of which US$490.4 million and US$1.5 million was paid on April 16, 2021 and May 5, 2021, respectively. For accounting purposes, US$120.6 million was classified as repayment of the convertible redeemable preference shares and US$371.3 million was classified as dividends paid.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and commitments as of December 31, 2020:

	Payment due by Period
	Total	Less than 1 year	1 to 3 years	3 to 5 years	After 5 years
	(US$ in thousands)
Other payables and accruals(1)	151	151	—	—	—
Amounts due to related parties	27,973	27,973	—	—	—

Total	28,124	28,124	—	—	—

The following table summarizes our contractual obligations and commitments as of December 31, 2021:

	Payment due by Period
	Total	Less than 1 year	1 to 3 years	3 to 5 years	After 5 years
	(US$ in thousands)
Other payables and accruals(1)	31,661	31,661	—	—	—
Lease liabilities	6,498	955	1,054	2,623	1,866
Payable to customers in liquidity and spot account - cash	33,571	33,571	—	—	—
Payable to customers in liquidity account - digital assets	9	9	—	—	—
Payable to customers in margin account - cash	3	3	—	—	—
Digital asset safeguarding liabilities	46,162	46,162	—	—	—
Tax payables	2,044	2,044	—	—	—
Amounts due to related parties	58,014	58,014	—	—	—

Total	177,962	172,419	1,054	2,623	1,866

The following table summarizes our contractual obligations and commitments as of June 30, 2022:

	Payment due by Period
	Total	Less than 1 year	1 to 3 years	3 to 5 years	After 5 years
	(US$ in thousands)
Other payables and accruals(1)	25,649	25,649	—	—	—
Lease liabilities	10,690	1,960	3,697	3,587	1,446
Payable to customers in liquidity and spot account - cash	182,104	182,104	—	—	—
Payable to customers in margin account - cash	703	703	—	—	—
Digital asset safeguarding liabilities	110,169	110,169	—	—	—
Tax payables	1,572	1,572	—	—	—
Amounts due to related parties	34,611	34,611	—	—	—

Total	365,498	356,768	3,697	3,587	1,446

Note:

(1)	Other payables and accruals are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers.

Borrowings

For the six months ended June 30, 2022, we entered into financing arrangements as further described below in “—Loan Financing Arrangements” and had trade and service fee payables as of June 30, 2022. We did not have any borrowings other than trade or service fee payables as of June 30, 2021 and December 31, 2021 and 2020.

Loan Financing Arrangements

Galaxy Loan

On January 5, 2022, Bullish Global entered into a master loan agreement (the “Master Loan Agreement”) with Galaxy Digital LLC (“Galaxy”), pursuant to which Galaxy has agreed to extend to Bullish Global a loan in a principal amount of US$75 million (the “Galaxy Loan”).

The term of the Galaxy Loan is six months with borrow fees to be paid monthly and outstanding principal amount due at maturity.

The Galaxy Loan is secured by a pledge of a sufficient amount of Bullish Global’s BTC stored in a collateral account. If the collateral becomes valued at a rate less than the prescribed level (the “Margin Call Rate”) as measured by the applicable spot rate (the “Margin Call Spot Rate”), Galaxy can require Bullish Global to contribute additional collateral, or Bullish Global can elect to prepay any portion of the loan by sending a margin call notice (the “Margin Call Notice”) so that the total amount of collateral is valued at a level equal to or greater than the Margin Call Rate.

Failure to provide additional collateral in the full amount provided in the Margin Call Notice shall give Lender the right, but not the obligation, to declare an event of default under the Master Loan Agreement. If the collateral becomes valued at a rate less than a further prescribed level (the “Urgent Margin Call Rate”), even where a Margin Call Notification has already been sent, Galaxy shall have the right to require Bullish Global to contribute additional collateral, or Bullish Global can elect to pay back the outstanding principal amount remaining on the loan. Notwithstanding anything to the contrary, if a Market Disruption Event, as such term is defined in the Master Loan Agreement, prevents Bullish Global from timely making a margin call, Bullish Global shall have such additional time to cure as agreed upon within the Master Loan Agreement. In addition, Bullish Global has the right to request Galaxy to return a portion of the collateral if the collateral becomes valued at a rate over the margin refund rate as measured by the applicable spot rate.

Bullish Global has repaid the loan in full on June 16, 2022.

NYDIG Loan

On January 13, 2022, Bullish Global entered into a loan and security agreement (the “Loan and Security Agreement”, as amended by an amendment agreement dated May 11, 2022) with NYDIG Funding LLC (“NYDIG”), pursuant to which NYDIG has agreed to extend to Bullish Global a loan in a principal amount of US$150 million (the “NYDIG Loan”). In connection with the Loan and Security Agreement, Bullish Global issued in favor of NYDIG a US$150 million principal amount note (the “Term Loan Note”).

The maturity date of the NYDIG Loan is December 30, 2022 with interest to be paid monthly and outstanding principal amount due at maturity. Bullish Global may, at its option, upon prior written notice to the NYDIG, without premium or penalty, prepay all or any portion of the NYDIG Loan.

The NYDIG Loan is secured by a pledge of a sufficient amount of Bullish Global’s BTC stored in a collateral account. If the LTV Ratio is greater than the prescribed level, a collateral shortfall (the “Collateral Shortfall”) occurs. Upon NYDIG’s request, Bullish Global shall cause the LTV Ratio to be reduced to less than or equal to the collateral prescribed level (the “Collateral Prescribed Level”) by either (i) depositing BTC or U.S. dollars into the collateral account, or (ii) repaying the outstanding principal amount in full or in part. If the LTV Ratio is not less than or equal to the Collateral Prescribed Level within the required time period after the occurrence of a Collateral Shortfall, a collateral default shall be deemed to exist, in which case NYDIG shall be entitled to exercise any and all rights and remedies under the Loan and Security Agreement or applicable law. In addition, if the LTV Ratio is less than the collateral refund rate, Bullish Global may, in its sole discretion, increase the LTV Ratio up to the Collateral Prescribed Level by withdrawing BTC or U.S. dollars from the collateral account, which after giving effect to such withdrawal would not increase the LTV Ratio above the Collateral Prescribed Level.

Bullish Global has repaid the loan in full on June 27, 2022.

Silvergate Bank Revolving Credit

On March 28, 2022, Bullish Global entered into a revolving credit and security agreement (the “Revolving Credit and Security Agreement”) with Silvergate Bank, pursuant to which Silvergate Bank has agreed to loan Bullish Global up to US$225 million on a revolving basis (the “Revolving Commitment”). In connection with the Revolving Credit and Security Agreement, Bullish Global issued in favor of Silvergate Bank a US$225 million principal amount revolving credit note (the “Revolving Credit Note”).

The term of the Revolving Commitment is one year subject to extension conditions. The interest is to be paid monthly and the outstanding principal amount is due at maturity.

The Revolving Commitment is secured by a pledge of a sufficient amount of Bullish Global’s bitcoin stored in a collateral account in the name of Bullish Global. Unless an event of default, termination event or acceleration event occurs, Bullish Global’s collateral account remains under the sole control of Bullish Global during the term of the Revolving Commitment. In the event of an event of default, termination event or acceleration event, Silvergate may exercise its right to exclusive control of the collateral account. If the LTV Ratio is equal to or greater than the collateral shortfall level, a collateral shortfall (the “Collateral Shortfall”) occurs. Bullish Global should cause the LTV Ratio to be less than or equal to the collateral level (the “Collateral Level”) within the applicable deadline after the Collateral Shortfall (the “Cure Deadline”). If the LTV Ratio is not less than or equal to the Collateral Level by the Cure Deadline, an event of default occurs. In addition, if the LTV Ratio is less than the collateral refund rate, Bullish Global may, in its sole discretion, increase the LTV Ratio either (i) after giving prior notice to Silvergate Bank, withdraw bitcoin from the collateral account, which after giving effect to such withdrawal would not increase the LTV Ratio to be greater than the Collateral Level, and/or (ii) request additional advances pursuant to the Revolving Credit and Security Agreement. Unless an event of default, termination event or acceleration event occurs, Silvergate does not have any right to borrow, pledge, repledge, hypothecate, rehypothecate, sell, loan or otherwise transfer, invest or use the bitcoin that is posted as collateral in the collateral account.

Related Party Transactions

For the six months ended June 30, 2022, we paid service fees to Block.one and its subsidiaries of US$1.9 million and US$33.0 million, respectively, for their management, administrative, research and development services in connection with the Bullish exchange.

As of June 30, 2022, the amount due to Block.one and its subsidiaries were US$18.1 million and US$16.5 million, respectively, both representing the service fees due to them in connection with their services provided to us for our exchange.

For the six months ended June 30, 2021, we paid service fees to Block.one and its subsidiaries of US$4.1 million and US$58.2 million, respectively, for their management, administrative, research and development services in connection with our exchange.

As of June 30, 2021, the amount due to Block.one and its subsidiaries were US$2.9 million and US$30.0 million, respectively, both representing the service fees due to them in connection with their services provided to us for our exchange.

For the year ended December 31, 2021, we paid service fees to Block.one and its subsidiaries of US$8.8 million and US$103.9 million, respectively, for their management, administrative, research and development services in connection with the Exchange.

As of December 31, 2021, the amount due to Block.one and its subsidiaries were US$12.2 million and US$45.8 million, respectively, both representing the service fees due to them in connection with their services provided to us for the Exchange.

During the period from October 23, 2020 (date of incorporation) to December 31, 2020, we paid service fees to Block.one and its subsidiaries of US$6.3 million and US$13.6 million, respectively, for their management, administrative, research and development services in connection with the Exchange. In addition, we issued 225,000,000 Class A common shares to Block.one, which was settled in cash, digital assets and equity instruments of Bullish Gibraltar. We issued 54,352,968 Class B preference shares to Block.one which was fully settled by digital assets.

During the period from October 23, 2020 (date of incorporation) to December 31, 2020, the amount due from Block.one was US$52.5 million, representing the value of the digital assets yet to be transferred to us in connection with our issuance the 225,000,000 Class A common shares. The amounts due to Block.one and its subsidiaries were US$7.6 million and US$20.4 million, respectively, both representing the service fees due to them in connection with their services provided to us for the Exchange.

We perform review and benchmarking as part of our control process to ensure the fees are charged on an arm’s length basis. For outstanding balances with the amount due to related parties are unsecured, interest free and repayable on demand.

Off-Balance Sheet Arrangements

With the Exchange’s Soft Launch, we commenced receiving customer transfers of digital assets (including USDC) and fiat. Although the customers’ digital assets in spot accounts are not reflected on the balance sheet, we record a safeguarding liability representing our obligation to safeguard these assets and an associated safeguarding asset under SAB 121. Prior to the Exchange’s Soft Launch in November 2021, we did not hold any customer assets, hence there were no digital assets classified as off-balance sheet items as of December 31, 2020.

As of June 30, 2022 and 2021 and December 31, 2021 and 2020, we did not have any off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in conformity with International Financial Reporting Standards (IFRS), which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur, could materially impact the consolidated financial statements. We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. The following description of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this proxy statement/prospectus.

Revenue Recognition

Our revenue recognition accounting policies for transaction fees charged by the Bullish Exchange for peer-to-peer trades, spreads charged on Liquidity Pool Trades and margin interest, are discussed as follows.

Peer-to-Peer Trades

On peer-to-peer trades, the Exchange provides a digital asset matching service and facilitates the ability for a customer to purchase or sell digital assets from or to another customer on the Exchange.

We do not control the digital asset being provided before it is transferred to the buyer, do not have inventory risk related to the digital asset, and are not responsible for the fulfilment of the digital asset. We also do not set the price for the digital asset as the price is a market rate established by the platform. As a result, we act as an agent in facilitating the ability for a customer to purchase digital assets from another customer in accordance with IFRS 15 and presents revenue for the transfer fees charged on a net basis.

We consider our performance obligation satisfied, and recognize revenue, at the point in time the transaction is processed. Contracts with customers are usually open-ended and can be terminated by either party without a termination penalty. Therefore, contracts are defined at the transaction level and do not extend beyond the service already provided.

We charge a fee at the transaction level. The transaction fee is calculated based on the transaction notional and may vary depending on the digital assets traded and the value of the transaction. The transaction fee is collected from the customer at the time the transaction is executed. In certain instances, the transaction fee can be collected in digital assets, with revenue measured based on the amount of digital assets received and the fair value of the digital assets at the time of the transaction. We set the fee rates, which may differ between trading pairs according to whether the customer is a maker (adding to the order book) or taker (order filled from existing liquidity in the order book upon place).

Liquidity Pool Trades

Liquidity Pool Trades occur when customers transact with our Liquidity Pools. In respect to trading of digital assets, our single performance obligation comprises the sale of digital assets to customers. We transact as a principal (not an agent) and present revenue for the sales proceeds on a gross basis.

As these transactions occur against our Liquidity Pool using our automated market making algorithm, we determined that in these transactions we control (within the meaning of IFRS 15) the digital asset being provided before it is transferred to the buyer, have inventory risk related to the digital asset, and are responsible for the fulfilment of the digital asset. Our proprietary automated market-marking algorithm sets the price at which we transact. As a result, we act as a principal in these transactions.

For sales of digital assets by the Liquidity Pool to customers, we record as revenue the proceeds from the sale of the digital assets and cost of revenue associated with the digital assets equal to the fair value of such asset at time of sale. For purchases of digital assets by the Liquidity Pool from customers (whether paying in the form of cash or another digital asset), we record the purchase spread as a positive change to the fair value of the digital assets in profit or loss.

The transaction proceeds represented by the fair value of consideration received may vary depending on the type of digital assets traded. When the transaction price is denominated in digital assets, we measure revenue based on the amount and fair value of digital assets received at the time of the transaction.

Recognition of margin interest

The Exchange charges interest on outstanding loan amounts on an hourly basis and intends to apply the effective interest rate method under IFRS 9 Financial Instruments (“IFRS 9”) for cash loans. For loans made in digital assets, on the basis that digital assets are not financial instruments, IFRS 9 is not applicable. The arrangement also does not qualify as a lease. In the absence of specific guidance, we apply IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) to develop an accounting policy for recognition of margin interest. We consider the margin interest is similar to usage fee which is charged and recognized based on the notional value of the margin loan and its duration. Margin interest would be presented as part of revenue.

Accounting for fees to liquidity providers

The Exchange pays a portion of fees from peer-to-peer trades, spreads from Liquidity Pool trades, and margin interest on loans into the relevant Liquidity Pool thereby sharing the economics with other participants to the Liquidity Pool. We considered whether we should record revenues on a gross basis or net of the amount owed to the participants. As there is no specific guidance addressing these transactions, we considered the principles applicable for payments to customers under IFRS 15 Revenue from Contracts with Customers (“IFRS 15”) in determining whether the payment is for a “distinct service.” Having considered the guidance in IFRS 15 we concluded that the payment is for a distinct liquidity service provided by participants in the Liquidity Pool and accordingly should not be presented as a reduction of revenue but separately presented as an expense (with any portion payable to the Bullish Group eliminated on consolidation. The payments to liquidity providers representing their portion of fees from peer-to-peer trades, spreads from Liquidity Pool trades, and margin interest on loans, will be presented as part of our operating expenses under “fees paid to liquidity providers.”

Customer assets held under custody

With Soft Launch, the Exchange commenced receiving fiat and digital assets transfers from customers, which Bullish Gibraltar (the operator of the Bullish Exchange) holds in a custodial capacity in omnibus accounts segregated from its own assets. In accordance with regulatory requirements and legal obligations owed to customers, the use of these assets is restricted and are not available to satisfy general creditor claims in the event of an insolvency or bankruptcy of Bullish Gibraltar (although this conclusion remains subject to risks and uncertainties — see “Risk Factors — Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future”).

The Bullish Group also holds assets with the Exchange as a customer. These assets (whether fiat or digital assets) are not presented on the balance sheet as customer assets but are presented in the same manner as the Bullish Group’s own assets.

Fiat currencies held on behalf of customers in spot, margin and liquidity accounts

The fiat currencies in customers’ spot, margin and liquidity accounts should be on-balance sheet with a corresponding liability owed to customers.

The fiat currencies represent restricted cash and cash equivalents maintained in segregated bank accounts that are held for the exclusive benefit of customers. The fiat currencies comprise of the fiat held by customers and unsettled deposits and withdrawals.

Digital assets held in customers’ spot accounts

In order to determine whether digital assets held on behalf of customers (excluding assets held on behalf of the Bullish Group members as customers of the Exchange) should be presented on or off-balance sheet, the Bullish Group applied the definitions and recognition criteria for assets set out in the Conceptual Framework for Financial Reporting (“Conceptual Framework”). The Bullish Group considers several factors in its determination including whether the Bullish Group has the right (explicit or implicit) to ‘borrow’ the digital assets to use for its own purposes, the rights of customers to digital assets held on their behalf if the Bullish Group was liquidated and the segregation between Bullish Gibraltar’s (the operator of the Bullish Exchange) assets and the assets of our customers held in the omnibus wallets.

After considering these factors, and on the basis that (a) the customers have title to digital assets held; (b) the digital assets are appropriately segregated from Bullish Gibraltar’s (the operator of the Bullish Exchange) digital assets and held in omnibus accounts; and (c) our creditors have no claim to digital assets held on behalf of customers in case of insolvency or bankruptcy of Bullish Gibraltar (although this conclusion remains subject to risks and uncertainties — see “Risk Factors — Bullish Exchange customers’ assets may be at risk of loss in the event of the insolvency or bankruptcy of Bullish Gibraltar or any other entity that may operate the Bullish Exchange in the future”). We conclude that the digital assets held on behalf of customers in the spot accounts should be off-balance sheet.

In accordance with SAB 121 with effect from Soft Launch we recorded a safeguarding liability with respect to our obligation to safeguard these customers’ digital assets along with a corresponding safeguarding asset. These are measured at the fair value of the customers’ digital assets on each reporting date. The measurement of the asset fair value would be adjusted to reflect loss events. Changes to fair value between each reporting period will be recognized in the consolidated statement of profit or loss.

Digital assets in customers’ liquidity pool accounts

Customers authorize the use of their contributed assets to the Liquidity Pools for trading and margin lending activities and do not have the right to choose the manner, price or terms on which the Liquidity Pool assets are utilized, or to instruct us with respect thereto. We have the ability to direct the use of the digital assets in the Liquidity Pool as determined by the algorithm and generate revenue in accordance with the terms of liquidity services. Accordingly, we conclude that the digital assets in the Liquidity Pools should be on-balance sheet with a corresponding liability owed to customers.

Digital assets in customers’ margin accounts

The assets received from margin customers and held in their margin accounts represent collateral to support the Bullish Exchange as a secured creditor of cash or digital asset loans. The collateral received secures the lending, the Bullish Exchange does not absent event of default has the ability to control the digital assets in the margin account. Accordingly, the Bullish Exchange accounts for the digital assets in margin accounts as off-balance sheet items and records a safeguarding liability to account for its obligations to the customer along with a safeguarding asset.

Loan receivable – digital asset and fiat

Loan receivable represents loan made in digital asset or fiat via margin lending services or credit line facility provided by the Bullish Exchange. It is collateralized by fiat and digital assets in the customer’s spot account on the exchange with withdrawal limits and minimum collateral value requirements that must be met, and may additionally be backed by other acceptable credit support.

The Bullish Exchange will derecognize the original digital asset from its digital asset inventories and recognize loan receivable that is measured at fair value through profit or loss. For fiat loans, the Exchange will derecognize cash and record a loan receivable that is measured at amortized cost. The interest thereon is recognized in the consolidated statement of profit or loss using the effective interest method.

Digital assets held for our own account

Digital assets excluding USDC

(i) Prior to Soft Launch (Digital assets held - intangible assets)

Prior to Soft Launch in November 2021, we entered into occasional sales and purchases of digital assets as a source of liquidity as well as holding as investment; accordingly, the digital assets were not considered as held for sale in ordinary course of business.

Digital assets are classified as indefinite intangible assets and are initially recognized at cost. This initial cost of the purchased asset is the purchase price less any transaction fees incurred. We then assign cost on a weighted average basis as permitted under IAS 2 in determining realized gains or loss for actual sales or disposals, i.e. divide the costs of the digital assets available by the units of digital assets held immediately prior to the sale or disposal. After initial recognition, we apply revaluation model as permitted by IAS 38 “Intangible assets” to measure the digital assets at a revalued amount. For the purpose of revaluation, fair value is measured by reference to the inputs other than quoted prices that are observable for the asset. Revaluation is made on a monthly basis to ensure that the carrying amount does not differ materially from that which would be determined using fair value at the end of each reporting period.

If the carrying amount of a digital asset is increased as a result of a revaluation, the increase is recognized in other comprehensive income and accumulated in equity under the heading of revaluation surplus. However, the increase is recognized in profit or loss to the extent that it reverses a revaluation decrease of the same asset previously recognized in profit or loss.

If the carrying amount of a digital asset is decreased as a result of a revaluation, the decrease is recognized in profit or loss. However, the decrease is recognized in other comprehensive income to the extent of any credit balance in the revaluation surplus in respect to that digital asset. The decrease recognized in other comprehensive income reduces the amount accumulated in equity under the heading of revaluation surplus.

The cumulative revaluation surplus included in equity may be transferred directly to retained earnings when the surplus is realized. The whole surplus may be realized on the retirement or disposal of the asset. The transfer from revaluation surplus to retained earnings is not made through profit or loss.

(ii) On or after Soft Launch (Digital assets held - inventories)

With the commencement of Soft Launch, our digital assets are transacted on the Bullish Exchange and are purchased with the intent to resell in the near future, generating a profit from margins or from the fluctuations in prices. We apply the inventory treatment of a broker-trader to the digital assets. Under IAS 2, digital assets are measured at fair value less cost to sell, with change in fair value recognized in profit or loss.

USD Coin (“USDC”)

USDC is classified as a financial instrument in accordance with IFRS 9 on the basis that one USDC can be redeemed for one U.S. dollar on demand from the issuer. It is included as digital assets in our consolidated balance sheet.

Treatment of Software Development Costs

For the period ended June 30, 2022, we did not capitalize any software development costs in accordance with the criteria set forth in IAS 38.57. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically feasible, future economic benefits are probable, and there is intent, ability and adequate technical and financial resources to complete development and to use or sell the asset. Our software development adopts the agile method which is generally characterized as an iterative and more dynamic process where the planning, design, and coding are less distinct and performed in short sprints. As a result, we consider the capitalization criteria would not be met until the task is released, with any changes or modifications managed as a separate and distinct task, the development costs that would otherwise meet the capitalization criteria incurred post implementation for a completed task are expected to be minimal. As we continue to apply the agile method to manage our software development process, we would expect our software development costs to be generally recorded as operating expenses in the future.

For the period from October 23, 2020 (date of incorporation) to December 31, 2020, and for the year ended December 31, 2021, we did not capitalize any software development costs in accordance with the criteria set forth in IAS 38.57.

In applying the capitalization requirements to the Launch Strategy described elsewhere in this proxy statement/prospectus, we determined that the Internal Alpha phases and the Pre-Release Pilots did not meet the capitalization criteria including technological feasibility. These phases were limited to a virtual environment of limited volumes and simulated assets and whilst these provided key insight for developing and engineering, they were not sufficiently comprehensive enough as key elements of a regulated and functioning exchange such as onboarding and custody were not in scope. There was development, testing and related work that continued on the software and product in conjunction with Soft Launch, where we were able to evaluate various exchange features using real money and digital assets with a limited number of institutional clients having gone through onboarding. The Soft Launch stage still represented a limited environment including limited number of clients and trading volumes. As we considered technical feasibility of an exchange to mean full functionality and scale and features expected with few operating constraints on number of clients, trading volumes or participation in the Liquidity Pool, it may not be until such a point in time when we have appropriate scale of clients and trading volume during or after Full Launch that is sufficient to demonstrate technical feasibility.

Convertible Redeemable Preference Shares

Convertible redeemable preference shares issued by Bullish Global are accounted for as compound financial instruments with both liability and equity components. The equity component represents the option to convert the preference shares into ordinary shares of Bullish Global. Furthermore, an embedded derivative arises from the early redemption feature associated with the preference shares which requires Bullish Global to repurchase preference shares in cash at a price equal to a Guaranteed Amount upon the occurrence of certain triggering events.

On the basis that the terms of early redemption features meet the definition of derivative, the whole liability component is not measured at fair value through profit or loss and the early redemption feature is not closely related to the liability component of the preference shares, the embedded derivative is bifurcated and accounted for separately. At inception, we assessed that the likelihood of occurrence of the triggering events leading to redemption of the preference shares was remote and accordingly the fair value of the embedded derivative was insignificant as of December 31, 2020, December 31, 2021 and June 30, 2022.

The initial fair value of the liability portion of the redeemable preference shares was determined using a market interest rate at 10% for an equivalent non-convertible instrument at the issue date. The liability is subsequently measured at amortized cost using the effective interest rate method until extinguished on redemption.

The value of the conversion option and other remaining features i.e., liquidation preference and dividend rights that are classified as equity, is determined by deducting the amount of the liability component and embedded derivative, if any, from the fair value of the compound instrument as a whole.

Share-Based Compensation

All equity based awards, including option awards, granted to employees and service providers such as advisors for their services, are measured at fair value on grant date. This amount is recognized as an expense with a corresponding increase in share-based payment reserve. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

Bullish Global has an equity incentive plan for granting stock options and restricted stock units (RSUs) to employees and consultants. Options granted under the plan may be granted with an exercise period of up to 10 years and at prices determined by the board of directors of Bullish Global. Options to be granted under the plan vest over 3 years at a rate of 1/36 per month or such other vesting schedule as determined by the board of Bullish Global. However, in the event of a corporate transaction that results in a change of control or a listing, the share options will be locked up for a specified period after the triggering event.

As of December 31, 2020, no share options had been granted.

On February 16, 2021, a total of 4,500,000 Advisor Options were granted to a key advisor to Bullish Global. 1,125,000 options vested on the grant date and 1,125,000 options granted will vest 1/36th each month from date of grant for a period of 3 years (“Tranche 1”). The remaining 2,250,000 options shall also vest in the same pattern as to Tranche 1, but will have additional vesting condition of an occurrence of a change in control, initial public offering or other designated events (“IPO”) (“Tranche 2”) within 3 years from the date of grant, failure of which during the 3-year service period will lead to the lapse of Tranche 2 regardless of whether the Tranche 2 options have otherwise vested on a time basis. It is expected that the Business Combination will meet the vesting condition for Tranche 2.

From time to time commencing July 2021, Bullish Global made awards in restricted stock units (“RSUs”) and stock options (together with RSUs “compensatory equity awards”) to eligible employees of Bullish Global and/or its subsidiaries, employees of Block.one and/or its subsidiaries, and other service providers. These awards are pursuant to the Bullish Incentive Plan adopted by Bullish Global on December 31, 2020 (the “Plan”) that authorized up to 25,000,000 Class C common shares of Bullish Global to be issued under the compensatory equity awards. As of June 30, 2022, a total of 669,896 RSUs and 3,688,439 stock options have been awarded under the Plan. All RSUs and stock options vest 1/36 per month from the date of grant and are subject to additional terms and conditions including exercise periods, lapse and forfeiture.

The fair value of the employee and consultancy services received in exchange for the grant of the award shares and options is recognized as an expense with a corresponding increase in share based payment reserve. The total amount to be expensed is determined by reference to the fair value of the share awards and share options granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

For the six months ended June 30, 2022 and 2021, we recognized total expenses of US$12.1 million and US$19.6 million, respectively, related to equity- settled awards.

For the year ended December 31, 2021, we recognized total expenses of US$44.8 million related to equity-settled awards.

Recent Accounting Pronouncements

For detailed discussion on recent accounting pronouncements, see Note 2 to our financial statements included elsewhere in this proxy statement/prospectus.

Quantitative and Qualitative Disclosures about Market Risk

Our major instruments include digital assets, convertible redeemable preference shares and amounts due to related parties. The risks associated with these instruments include market risk (currency risk, interest rate risk and other price risk), credit risk, liquidity risk, loss of access risk, irrevocability risk and hard fork and air drop risks, and regulatory oversight risk. The policies on how to mitigate these risks are set out below. Our management manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

Credit Risk

Credit risk arises from cash, cash equivalents, digital assets and amounts due from related parties at amortized cost. Credit risk is managed on a group basis. Our cash and cash equivalents are potentially subject to concentration of credit risk. Cash, cash equivalents and digital assets are placed with financial institutions or custodians which are of relatively high credit quality. We also perform a regular assessment of the custodians as part of our risk management process.

As of December 31, 2020 and 2021, and June 30, 2022, the maximum exposure to credit risk is represented by the carrying amount of each financial asset. We do not provide any guarantees which would expose us to material credit risk. Our management considers the probability of default upon initial recognition of asset and whether there has been significant increase in credit risk on an ongoing basis during the period. To assess whether there is a significant increase in credit risk, we compare risk of a default occurring on the assets as of the balance sheet date with the risk of default as of the date of initial recognition. Among others, the following indicators are incorporated:

•	actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the company’s ability to meet its obligations;

•	actual or expected significant changes in the operating results of the company;

•	significant changes in the expected performance and behavior of the company, including changes in the payment status of the third party.

As of December 31, 2020 and 2021, and June 30, 2022, our management considers cash and bank balances and amounts due to related parties are assessed to be low credit risk as counterparties have adequate ability to meet their contractual cash flow obligations in the near term. We have assessed that the expected credit losses (ECL) for these receivables are immaterial under 12 months expected losses method. Thus, no loss allowance provision recognized for these balances as of December 31, 2020 and 2021, and June 30, 2022.

The digital asset loan receivables are exposed to the credit risk of the borrowers. These loans are collateralized by fiat and digital assets in the borrowers’ spot account with withdrawal limits and minimum collateral value requirements that must be met, and may additionally be backed by other acceptable credit support e.g. guarantee, in order to limit the credit risk associated to the digital assets loans. The interest rates, interest payment dates and margin levels applicable to these margin loans are also set by agreement with the relevant customer and may be different for each eligible customer depending on their customer classification, risk profile and other factors as determined by the Exchange.

The digital asset loan receivables is measured at fair value by taking into consideration of the credit risk associated to it. As of June 30, 2022, we have not experienced a loss on any of its digital asset loans.

Liquidity Risk

Liquidity risk is the risk that the Bullish Group will encounter difficulty in meeting obligations arising from its financial liabilities that are settled by delivering cash or other financial assets. We are exposed to liquidity risk on financial liabilities. It is our policy to regularly monitor our liquidity requirements, and to secure adequate funding and sufficient cash reserves to match with the cash flows required for working capital and investing activities.

Digital Asset Risks

Risks with respect to customers’ digital assets and safeguarding digital assets

Prior to the Exchange’s Soft Launch in November 2021, we did not have any customers, hence we did not hold any customers’ digital assets as of December 31, 2020.

With the Exchange’s Soft Launch, we commenced receiving transfers from customers of digital assets, which the Exchange holds in a custodial capacity. Customers’ digital assets can be held in their spot, margin or liquidity accounts.

We treat digital assets in the customers’ liquidity accounts as on-balance sheet assets based on the Bullish Group’s ability to control the assets, and we record a corresponding liability representing the payable to customers.

In relation to digital assets in customers’ spot and margin accounts (excluding any of our digital assets we hold in spot accounts) , we have adopted and applied SAB 121 with effect from our Soft Launch. We record a liability representing an obligation to safeguard customers’ digital assets and a safeguarding asset, each measured at the fair value of the customers’ digital assets on each reporting date using the same measurement methodology that we apply to our own digital assets i.e., based on prices available on the principal market for such digital assets. The measurement of the asset fair value would be adjusted to reflect loss events. Changes to fair value between each reporting period will be recognized in the consolidated statement of profit or loss.

The table below shows the fair value as of June 30, 2022 and December 31, 2021 for each digital asset maintained by customers in spot and margin accounts, excluding the portion of digital assets maintained by us in spot accounts (which is on-balance sheet).

	As of June 30, 2022	As of December 31, 2021
Digital Assets in customers’ spot and margin accounts	US$ in millions	US$ in millions
BTC	89	34
ETH	19	11
EOS	*	1
LINK	*	—
LTC	1	—
USDC	*	*

Total	110	46

* Less than US$ 1 million

Custodying customers’ digital assets exposes us and our customers to unique risks and uncertainties, including technological, legal and regulatory risks and uncertainties, that could result in the loss of customers’ digital assets with or without a corresponding reduction in the associated liabilities that we owe to customers.

We hold all customers’ digital assets in a custodial capacity in omnibus wallets that are segregated from the Exchanges’s own assets. The Bullish Group does not offer customers individual wallets or their own keys. The omnibus wallets are maintained by a single third-party custodian appointed by us that also provides the software for the back-end infrastructure and related services. This custody solution involves a combination of cold wallets that are fully managed by the third-party custodian, and warm and hot wallets which are multi-signature and involve multiple private keys jointly controlled by us and the third-party custodian. Under the omnibus wallet structure, the custodian’s records of customer transactions are limited to records of transfers to and from the omnibus wallets that are not identified to a specific customer, and we (with our service providers) maintain customer level specific data including data for transactions on the exchange.

Reliance on a single third-party custodian that provides the software and a wallet structure where all customers’ digital assets are managed in the omnibus wallets through keys held either by the custodian or in conjunction with us presents concentration and dependency risk on a single service provider. In addition, any compromise such as damage or loss of private keys held by the custodian and/or us could result in loss of up to all customers’ digital assets as under the omnibus wallet structure private keys are not at individual customer account level.

The custodial role undertaken by us with respect to customers’ digital assets is structured legally as a trust under Gibraltar law where we owe legal and contractual obligations to customers to safeguard the assets. We may only have an unsecured claim against the third-party custodian in connection with any loss of the digital assets and are dependent on the custodian procuring insurance arrangements where we are the beneficiary. This may impact the ability to recover any losses from the third-party custodian. We adopt this same structure for all types of customers’ digital assets, potentially exposing ourselves and the customers to loss to the extent we are unable to recover fully from the custodian for any losses.

The Bullish Exchange is licensed under Gibraltar’s Distributed Ledger Technology Regulatory Framework; however, the business may require regulatory licenses and approvals from multiple jurisdictions that we do not currently have. We may be exposed to legal and regulatory risks as a result, including our ability to maintain or obtain required licenses or approvals in another jurisdiction including Gibraltar. We may be required to modify the way we provide custody services, or may not be able to extend the custody services to certain customer segments or in certain jurisdictions if we fail to obtain the required local approvals or licenses or be forced to suspend or stop providing such services in jurisdictions where they are currently available, adversely impacting the our ability to access customers’ digital assets. The third-party custodian may also be exposed to the risk of unclear legal and regulatory treatment regarding the custody of customer assets. Potential legal or regulatory action taken against the third-party custodian could include the seizure or freezing of digital assets and the suspension of custody services, which could impact on our ability to access customers’ digital assets.

Loss of Access Risk

The loss of access to the private keys associated with our digital asset holdings may be irreversible and could adversely affect future operations. Digital assets are controllable only by an individual that possesses both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. To the extent a private key is lost, destroyed or otherwise compromised and no backup is accessible, we may be unable to access the digital assets. It is our policy to conduct due diligence surrounding private key management performed by custodians as part of the onboarding process in order to mitigate this risk.

Irrevocability of Transactions

Digital asset transactions are irrevocable and if stolen or incorrectly transferred digital assets may be irretrievable. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer or theft generally will not be reversible, and we may not be capable of seeking compensation. We seek to mitigate risk by establishing policies and procedures to require a careful review of each transaction before execution.

Hard Fork and Air Drop Risks

Hard forks may occur for a variety of reasons including, but not limited to, disputes over proposed changes to the blockchain protocol, significant security breach, or an unanticipated software flaw in the multiple versions of otherwise compatible software. In the event of a hard fork in a digital asset held by us, it is expected that we would hold an equivalent amount of the old and new digital asset following the hard fork.

Air drops occur when the promoters of a new digital asset send amounts of the new digital asset to holders of another digital asset that they will be able to claim for free.

We may not be able to realize the economic benefit of a hard fork or air drop, either immediately or ever, for various reasons. For instance, we may not have any systems in place to monitor or participate in hard forks or air drops. Therefore, we may not receive any new digital assets created as a result of a hard fork or air drop, thus losing any potential value from such digital assets.

The Bullish Exchange’s terms of service provide that the Exchange will use reasonable endeavors to give customers notice of any upcoming hard forks or airdrops of which it is aware that may affect the digital assets that are offered on the Exchange, together with details about the ongoing support (if any) that the Exchange intends to offer for the respective branches of the underlying software protocol and associated digital assets that emerge from such hard fork or airdrop. The Exchange’s terms of service also provide that the Exchange has no responsibility to support any new digital assets generated as a result of a hard fork or airdrop, or make such new digital assets available to customers, and if it decides to support a fork, the Exchange may charge additional transaction fees for such service.

For the digital assets held for the Exchange’s own account or for its customers, the Exchange actively monitors (i) protocol developments for digital assets including proposed changes or improvements in the underlying protocols of digital assets or proposed permanent substantial software modifications to the blockchain associated with the digital asset and (ii) traditional and social media for announcements on hard forks and airdrops. As each hard fork and airdrop is different and the value and utility of hard forks and airdrops may vary significantly, in order to decide whether or not the Exchange will support or cease supporting any branches or digital assets resulting from a hard fork or airdrop, the Exchange adopts a risk-based approach and evaluates hard forks and airdrops on a case-by-case basis against its approval policies. In its assessment, the Exchange conducts a technical evaluation of a hard fork or airdrop by considering many factors, including but not limited to the technical stability of a hard fork or airdrop, whether the hard fork provides replay protection from the original fork so that transactions on each chain are invalid on the other chain, whether the hard fork provides wipeout protection from the original fork so that the new chain cannot be “wiped out” by the original chain, the strength of the hard fork’s mining capacity and the quality of the technical team making the protocol development.

For the period ended December 31, 2020, year ended December 31, 2021 and the period ended June 30, 2022, there was no material unrecognized digital assets or loss relating to a hard fork or airdrop. In addition, we have not supported any airdrops or forks nor have recognized any airdropped or forked digital assets for the period ended December 31, 2020, the year ended December 31, 2021 and the period ended June 30, 2022.

Regulatory Oversight Risk

Regulatory changes or actions may restrict the use of digital assets or the operation of digital asset networks or exchanges in a manner that adversely affects investments or inventories held by us. We consistently engage with legal counsels or regulatory advisors to understand any updates on the regulatory landscape which might impact on our digital asset holdings.

Market Risk

Market risk is the potential for loss resulting from unfavorable market movements, which can arise from changes in various market factors as follows:

Price Risk of Digital Assets

Digital asset prices are volatile and affected by various factors including global supply and demand, interest rates, exchanges rates, inflation or deflation and political and economic conditions. Supply and demand for such assets rapidly change from time to time, affected by regulations and general economic trends. A decline in market prices of digital assets could impact our future operations. Our management constantly monitors the exposure in response to the market conditions.

Digital assets that we deal with in our operating activities are digital assets such as BTC, EOS and ETH which can be traded in a number of public exchanges or through over-the-counter markets. Our exposure to price risk arises from digital assets and intercompany receivables which are both measured on fair value basis.

Interest Rate Risk

We are exposed to interest rate risk through the impact of rate changes on interest bearing financial assets. We manage our interest rate exposures by assessing the potential impact arising from any interest rate movements based on interest rate level and outlook.

We are exposed to interest rate risk in relation to cash balances deposited at a financial institution. Our overall interest risk would be minimal and no sensitivity analysis is presented.

Currency Risk

We undertake transactions denominated in foreign currencies; consequently, exposures to exchange rate fluctuations arise.

Since the currencies of financial assets and financial liabilities are primarily the functional currency of the respective company, our overall currency risk would be minimal and no sensitivity analysis is presented.

Fair Value Estimation

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Our management determined the fair value of this digital asset as follows:

•

The fair value of a digital asset held before Soft Launch is determined by reference to the volume average weighted price provided by CoinMarketCap.com, an independent third party pricing aggregator that makes publicly available, for each relevant digital asset, volume weighted average price calculated from various exchanges, as well as price and volume data by exchange. The fair value inputs are classified as Level 2.

•

The fair value of a digital asset held after Soft Launch is determined by reference to quoted price in the Bullish Exchange that is publicly available. The fair value inputs after Soft Launch are classified as Level 1.

•

The fair value of digital assets held for loan receivables, payables to customers in liquidity account, safeguarding digital assets and liabilities, it is determined using quoted prices in active markets for similar assets or models utilizing market observable inputs which is based on Level 2 inputs.

The following table presents our digital assets that are measured at fair value:

	Level 1 US$’000	Level 2 US$’000	Total US$’000
As of December 31, 2020
Assets
Digital assets held - intangible assets	—	4,756,282	4,756,282

	Level 1 US$’000	Level 2 US$’000	Total US$’000
As of December 31, 2021
Assets
Digital assets held - inventories	6,110,795	—	6,110,795
Digital assets held - customer segregated inventories	19	—	19
Safeguarding digital assets	46,162	—	46,162

	6,156,976	—	6,156,976

Liabilities
Payable to customers in liquidity account - digital assets	9	—	9
Payable to customers in margin account - cash	3	—	3
Digital asset safeguarding liabilities	46,162	—	46,162

	46,174	—	46,174

	Level 1 US$’000	Level 2 US$’000	Total US$’000
As of June 30, 2022
Assets
Digital assets held - inventories	2,760,534	—	2,760,534
Digital assets held - loan receivable	—	64,284	64,284
Safeguarding digital assets	—	110,169	110,169

	2,760,534	174,453	2,934,987

Liabilities
Digital asset safeguarding liabilities	—	110,169	110,169

	—	110,169	110,169

MANAGEMENT OF BULLISH FOLLOWING THE BUSINESS COMBINATION

As contemplated by the Business Combination Agreement, Bullish’s board of directors following the Business Combination will be comprised of up to seven directors.

Bullish’s Amended and Restated Memorandum and Articles of Association will provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution as a matter of Cayman Islands law. Certain officers of Bullish Global will remain the same following the transaction, and will also be appointed as executive officers of Bullish following the transactions, as set forth in the table below.

The following sets forth certain information concerning the persons who are expected to serve as Bullish’s directors and executive officers following the consummation of the Business Combination:

Directors and Executive Officers	Age	Position/Title
Brendan Blumer	35	Chairman of the Board and Director
Thomas W. Farley	46	Chief Executive Officer and Director*
David W. Bonanno	40	Chief Financial Officer*
Andrew Bliss	35	Director
Christian Angermayer	43	Director*
Jeff Emmanuel	56	Independent Director*
Alasdair Foster	45	Independent Director*

*	To be appointed upon the consummation of the Business Combination.

Biographical information concerning the directors and executive officers listed above is set forth below.

Brendan Blumer serves as Block.one’s Co-Founder, Chief Executive Officer, and a director. He has served as Co-Founder, Chairman of the Board, and director of Bullish since its inception. As Chairman of the Board, he is responsible for ensuring that the Board plays a full and constructive role in the development and alignment of the company’s strategy and overall commercial objectives. He serves as a liaison between the board and senior management and will provide oversight to the Bullish Chief Executive Officer. Mr. Blumer is a highly acclaimed entrepreneur, investor, and innovator having successfully built leading technology businesses across the globe. Mr. Blumer was an early investor in blockchain and transitioned to full-time involvement in the industry in 2016 when he co-founded Block.one. Block.one has funded more than 100 innovative businesses in sectors such as digital assets, blockchain, fintech, infrastructure, financial services and gaming, and is also the originator of the open source EOSIO software. He has been featured on global broadcasts including Bloomberg, CNBC, Forbes and many more as a recognized industry leader. Prior to Block.one, Brendan founded okay.com, a collaborative data-sharing ecosystem for the Asia Pacific property market that has grown to be Hong Kong’s largest digital property agency. He has been building disruptive technology companies since 2001, when he started Gamecliff, a company that automated the valuation, purchase, and resale of in-game items in the world’s largest online video games.

Thomas W. Farley serves as FPAC’s Chief Executive Officer, President, Chairman of the Board and a director. Mr. Farley is the current Chairman of the Board of Global Blue. Previously he served as Chief Executive Officer, President and Chairman of Far Point. Additionally, he served as President of the NYSE Group of ICE from May 2014 until May 2018. Mr. Farley’s responsibilities included leading all operations for the NYSE and managing a diverse range of equity and equity options exchanges, comprising the largest equities listing and securities trading venue in the world. Mr. Farley joined the NYSE in November 2013 when ICE acquired NYSE Euronext. Prior to becoming President of the NYSE in May 2014, he served as the Chief Operating Officer. Prior to joining the NYSE, Mr. Farley served as Senior Vice President of Financial Markets at ICE, where he oversaw the development of several businesses and initiatives across ICE’s markets. Mr. Farley joined ICE in 2007 as the

President and Chief Operating Officer of ICE Futures U.S., formerly the New York Board of Trade. He also represented ICE on the Options Clearing Corporation Board of Directors. Prior to joining ICE, Mr. Farley was President of SunGard Kiodex, a risk management technology provider to the derivatives markets and prior thereto served as the business unit’s Chief Financial Officer and Chief Operating Officer. Mr. Farley has also held various positions in investment banking at Montgomery Securities and in private equity at Gryphon Investors. Mr. Farley holds a Bachelor of Arts degree in Political Science from Georgetown University and is a Chartered Financial Analyst.

David W. Bonanno serves as FPAC’s Chief Financial Officer, Secretary and as director. Until recently (from 2018), Mr. Bonanno served as Chief Financial Officer and was a director of Far Point through its completion of its business combination with Global Blue in August 2020. From 2008 to 2020, Mr. Bonanno was a Managing Director at Third Point LLC, a New York based investment manager with $14.8 billion of assets under management as of December 31, 2019, which co-sponsored Far Point Acquisition Corp. During his twelve-year tenure at Third Point, Mr. Bonanno was responsible for analyzing and executing public and private investment opportunities across a broad range of industries including Fintech, financial services, telecommunications, energy and real estate. Additionally, Mr. Bonanno was the primary investment professional responsible for the Third Point Hellenic Recovery Fund L.P., a $750 million long-term investment vehicle exclusively dedicated to illiquid growth investments in Southern Europe. Mr. Bonanno previously served as a director of Social Finance, Inc. (SoFi), Energean PLC (LSE: ENOG), Far Point Acquisition Corp (NYSE: FPAC), Hellenic Bank PCL (CSE: HB), Neptune Financial, Inc. and Tollerton Investments Limited which held a 50.3% stake in Play Communications S.A. prior to its public listing on the Warsaw Stock Exchange in July 2017. Mr. Bonanno has served as a director or executive officer for companies which have collectively issued over $30 billion in debt, more than $4 billion in equity through the public and private capital markets, and completed three initial public offerings on major U.S. and European exchanges. Mr. Bonanno has significant experience as a director and executive officer of regulated financial service companies including businesses supervised in the United States by the FDIC, SEC, FINRA and CFPB and in Europe by the ECB. Prior to joining Third Point, Mr. Bonanno was a Private Equity Associate at Cerberus Capital Management, L.P. from 2006 to 2008 and an analyst in Restructuring and Reorganization Advisory Group at Rothschild Inc. from 2004 to 2006. Mr. Bonanno graduated cum laude from Harvard University in 2004 with an A.B. in Psychology.

Andrew Bliss serves as Block.one’s Chief Strategy Officer and a director. Mr. Bliss’ responsibilities include leading strategic alignment, strategic investments including venture capital and private equity, corporate growth, risk, and governance. His strategic investments experience includes analyzing and executing public and private investment opportunities across a broad range of industries including digital assets, blockchain software, fintech, infrastructure, and financial services. Previously he served as Chief Operating Officer, and prior to that, Chief Financial Officer, of Block.one Group and is a member of the founding team of both Block.one and Bullish Global. He has worked full time in the blockchain and digital assets industry since Block.one’s inception in 2016. Prior to joining Block.one, he served as Chief Financial Officer of ii5, a Hong Kong based software business focused on the Asia-Pacific property market. Prior to joining ii5, Mr. Bliss held numerous financial, operational, and compliance responsibilities with avionics and technology multinational Rockwell Collins, where he worked across the U.S., Europe, and Asia-Pacific. Mr. Bliss holds a Bachelor of Business Administration degree in Finance along with a Master of Business Administration degree from the University of Iowa. Mr. Bliss holds professional certifications in auditing, risk management, and fraud prevention and detection.

Christian Angermayer is the founder of Apeiron Investment Group Ltd. and a co-founder and non-executive director of ATAI Life Sciences N.V., a publicly listed clinical-stage biopharmaceutical company aiming to transform the treatment of mental health disorders. Mr. Angermayer currently serves as Chief Executive Officer and director of Frontier Acquisition Corp., a public special purpose acquisition company. Mr. Angermayer also serves on the board of directors of several private companies, including Cambrian Biopharma, Inc. and Rejuveron Life Sciences AG.

Jeff Emmanuel is the founder and Chief Investment Officer of EFM Asset Management Limited (EFM), which he established in 2015. He has over 30 years of experience in the finance and investment industries. During his time in investment banking, Mr. Emmanuel had substantial roles in many significant mergers, acquisitions, and equity raisings including high profile transactions such as the initial public offering of AIA (at the time the highest value IPO in history) and the recapitalization of all four of Australia’s main trading banks after the GFC. He was also a top ranked analyst in the Australian FIG sector for over 10 years. Prior to establishing EFM, he held senior roles in investment banking in Asia and Australia, including: Citigroup, Vice Chairman of Investment Banking APAC; UBS AG, Managing Director of APAC Financial Institutions Group (FIG); UBS Australasia, Head of Equities; and Head of Australian FIG Research with UBS, Merrill Lynch and ABN Amro. Mr. Emmanuel holds a Master of Business Administration (Melbourne University), Diploma Course Securities Institute and Bachelor of Economics (Monash University). He is a member of FINSIA and the Institute of Chartered Accountants Australia and New Zealand. Mr. Emmanuel is also a director of EFM Group Ltd (and its subsidiaries), other funds managed by EFM and several private holding companies.

Alasdair Foster serves as a director of Dart Enterprises Ltd. Mr. Foster joined the Dart group of companies in 2013 and as President, Active Investments managed a diverse portfolio of operating businesses in the Cayman Islands and internationally covering the retail, hospitality, manufacturing, biotech and finance sectors. Prior to joining Dart, Mr. Foster served as Senior Vice President of Walkers and then of the Maples Group where he acted as a director of Cayman domiciled hedge funds and SPVs. Prior to joining Walkers, Mr. Foster served as Vice President of J.P. Morgan in London on the Structured Credit and Securitized Products Syndicate Desk. Prior to joining J.P. Morgan, Mr. Foster practiced as a barrister for five years, ultimately specializing in commercial litigation. Mr. Foster holds a Master of Arts degree in Jurisprudence from the University of Oxford along with a Master of Business Administration degree from the University of Cambridge and was called to the Bar by Lincoln’s Inn.

Family Relationships

There are no family relationships between any of the executive officers and directors listed above.

Independence of Directors

As a result of its Class A Ordinary Shares being listed on the NYSE following consummation of the Business Combination, Bullish will adhere to the rules of the NYSE in determining whether a director is independent. The board of directors of Bullish has consulted, and will consult, with its counsel to ensure that the board’s determinations will be consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors of Bullish will undertake a review of the independence of the individuals named above and will determine which directors qualify as “independent” as defined under the applicable NYSE rules.

Board Leadership Structure and Role in Risk Oversight

Upon consummation of the Business Combination, Brendan Blumer will be appointed as Chairman of the Board and Thomas W. Farley as Chief Executive Officer of Bullish. Bullish has determined that this structure, with separate Chairman and Chief Executive Officer roles, is in the best interests of Bullish at this time. A number of factors support this leadership structure, including, among others:

•

The planned separation of the Chairman and Chief Executive Officer roles will allow the Chief Executive Officer to focus his time and energy on operating and managing the Bullish Group and leverage the experience and perspectives of the Chairman.

•	The Chairman serves as a liaison between the board and senior management.

•	The Chairman sets the agenda for, and presides over, board meetings and coordinates the work of the committees of our Board, providing oversight and streamlining the Chief Executive Officer’s duties.

Committees of the Board of Directors

Upon consummation of the Business Combination, Bullish will establish a separately standing audit committee, compensation committee, nominating and corporate governance committee and special independent committee.

Audit Committee

Effective upon consummation of the Business Combination, Bullish will establish an audit committee comprised of Jeff Emmanuel and Alasdair Foster, and will be chaired by Alasdair Foster. Bullish anticipates that all of the independent directors will satisfy the “independence” requirement of Rule 5605(a)(2) of the Listing Rules of the NYSE and meet the independence standards under Rule 10A-3 under the Exchange Act. As a foreign private issuer, Bullish has elected to not follow the requirement that the audit committee must have a minimum of three members. The audit committee will have a written charter. The purpose of the audit committee will be, among other things, to appoint, retain, set compensation of, and supervise Bullish’s independent accountants, review and approve related party transactions in accordance with NYSE requirements, review the results and scope of the audit and other accounting related services and review Bullish’s accounting practices and systems of internal accounting and disclosure controls.

Financial Experts on Audit Committee

Subject to the one-year phase-in period under Rule 10A-3 under the Exchange Act, the audit committee will be comprised exclusively of “independent directors,” as defined for audit committee members under the NYSE listing standards and the rules and regulations of the SEC, who are “financially literate,” as defined under the NYSE’s listing standards. The NYSE’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. In addition, Bullish will be required to certify to the NYSE that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.

Bullish anticipates that Alasdair Foster will serve as a financial expert on the audit committee.

Compensation Committee

Effective upon consummation of the Business Combination, the board of directors of Bullish will establish a compensation committee. It is expected that the compensation committee will initially consist of Brendan Blumer and Jeff Emmanuel, and will be chaired by Brendan Blumer. Bullish anticipates that Jeff Emmanuel will satisfy the “independence” requirement of Rule 5605(a)(2) of the Listing Rules of NYSE. As a foreign private issuer and a controlled company, Bullish has elected to not have its compensation committee consist of entirely independent directors. The compensation committee will have a written charter. The purpose of the compensation committee will be to review and approve compensation paid to Bullish’s officers and directors and to administer Bullish’s incentive compensation plans, including authority to make and modify awards under such plans.

The compensation committee assists the board in determining its responsibilities in relation to remuneration, including, amongst other matters, making recommendations to the board on Bullish’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors and recommending and monitoring the remuneration of senior management below board level.

Nominating and Corporate Governance Committee

Effective upon consummation of the Business Combination, the board of directors of Bullish will establish a nominating and corporate governance committee. It is expected that the nominating and corporate governance will initially consist of Thomas W. Farley and Andrew Bliss and will be chaired by Andrew Bliss. As a foreign private issuer and a controlled company, Bullish has elected to not have its nominating and corporate governance committee consist of entirely independent directors. The nominating and corporate governance committee will have a written charter. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

Special Independent Committee

Effective upon consummation of the Business Combination, the board of directors of Bullish will establish a special independent committee. It is expected that the independent committee will initially consist of Jeff Emmanuel and Alasdair Foster. Bullish anticipates that all directors will satisfy the “independence” requirement of Rule 5605(a)(2) of the Listing Rules of the NYSE and meets the independence standards under Rule 10A-3 under the Exchange Act. The independent committee will have a written charter and be responsible for determining all actions (including amendments, waivers and disputes) under certain documents relating to the Business Combination, including the Contribution Agreement, in accordance with the requirements of Bullish’s Amended and Restated Memorandum and Articles of Association.

Code of Ethics

Upon consummation of the Business Combination, the board of directors will adopt a code of ethics and business conduct that applies to all of our executive officers, directors and employees. The code of ethics and business conduct codifies the business and ethical principles that will govern all aspects of Bullish’s business.

Corporate Governance Practices

As a foreign private issuer, Bullish may generally follow Cayman Islands home country practice with respect to certain matters of corporate governance in lieu of the comparable governance provisions of the NYSE Listing Rules, except for certain matters including the composition and responsibilities of the audit committee and the independence of its members within the meaning of the rules and regulations of the SEC.

Bullish intends to follow home country practice in lieu of the NYSE corporate governance requirements with respect to the following the NYSE requirements:

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Executive Sessions. Bullish will not be required to and, in reliance on home country practice, Bullish may not, comply with certain NYSE rules requiring Bullish’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Bullish will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

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Nomination of Directors. Bullish’s director nominees may not be selected or recommended for the board of directors’ selection by either (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate, or (ii) a nominating and corporate governance committee and compensation committee solely of independent directors, as required under the NYSE rules. Bullish will follow Cayman Islands practice which does not require director nominations to be made or recommended solely by independent directors. Further, Bullish will not have a formal written charter or board resolution addressing the director nominations process. Bullish will follow Cayman Islands practice which does not require Bullish to have a formal written charter or board resolution addressing the director nominations process.

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Proxy Statements. Bullish will not be required to and, in reliance on home country practice, Bullish may not, comply with certain the NYSE rules regarding the provision of proxy statements for general meetings of shareholders. Bullish will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

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Shareholder Approval. Bullish will not be required to and, in reliance on home country practice, it does not intend to, comply with certain the NYSE rules regarding shareholder approval for certain issuances of securities under the NYSE Rule 5635. In accordance with the provisions of Bullish’s Amended and Restated Memorandum and Articles of Association, Bullish’s board of directors is authorized to issue securities, including ordinary shares, warrants and convertible notes.

•	Annual Meetings. As a Cayman Islands exempted company, Bullish is not obliged by law to call annual general meetings. Bullish may, but shall not be obliged to, hold an annual general meeting.

Conflicts of Interests

Bullish’s conflicts of interest policy states that actions that could result in actual or potential conflicts of interests should be avoided, except where reviewed and waived by the board of directors (or the audit committee). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his family, receives improper personal benefits as a result of his position.

Where such conflict is deemed to constitute a related party transaction, as defined under Form 20-F, Item 7.B, Bullish’s audit committee, pursuant to its written charter, is responsible for reviewing and approving such transactions to the extent they are entered into. In doing so, the audit committee will consider all relevant factors when determining whether to approve a related-party transaction, including whether the related-party transaction is on terms no less favorable to Bullish than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Bullish also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

The Amended and Restated Memorandum and Articles of Association allow a director to participate in the approval of any transaction in which he is a related party provided that such interest is declared and he is of the opinion he is able to discharge his fiduciary duties despite the interest and he may also count toward the quorum. Any director so affected is also required to provide the audit committee with all material information concerning the transaction upon request.

DIRECTOR AND EXECUTIVE COMPENSATION

FPAC Executive Officer and Director Compensation

FPAC is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and the following is intended to comply with the scaled disclosure requirements applicable to emerging growth companies.

None of FPAC’s executive officers or directors have received any cash compensation for services rendered to FPAC. FPAC’s executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on FPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. FPAC’s audit committee reviews on a quarterly basis all payments that were made by FPAC to FPAC’s executive officers or directors, or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, FPAC’s does not have any additional controls in place governing FPAC’s reimbursement payments to its directors and executive officers for their out-of-pocket expenses incurred in connection with FPAC’s activities on FPAC’s behalf in connection with identifying and consummating an initial business combination. On January 12, 2021, FPAC executed a lease agreement with an affiliate of FPAC’s Sponsor, subleasing approximately 2,300 square feet of office space in New York, New York. The lease originally provided for monthly minimum lease payments of $12,500 through January 31, 2022. On July 27, 2021, FPAC and FPAC’s Sponsor amended the sublease to extend the term through April 30, 2022 for a single lease payment of $37,500. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, has been paid by FPAC to FPAC’s Sponsor, executive officers and directors, or their respective affiliates.

Bullish Global Executive Officer and Director Compensation

Bullish Global did not have appointed executive officers. The aggregate cash compensation paid to Bullish Global’s directors in each of 2020 and 2021 was US$0.

Bullish Executive Officer and Director Compensation Following the Business Combination

The policies of Bullish with respect to the compensation of its executive officers and following the Business Combination will be administered by Bullish’s board in consultation with its compensation committee (as described above). The compensation policies followed by Bullish will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of Bullish and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the compensation committee will be charged with recommending executive compensation packages to Bullish’s board of directors.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as Bullish believes it is important to maintain a strong link between executive incentives and the creation of shareholder value. Bullish believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing shareholder value while, at the same time, attracting, motivating and retaining high-quality executives. Upon consummation of the Business Combination, Bullish will adopt the 2022 Omnibus Incentive Plan which will reflect what Bullish believes is a focus on performance- and equity-based compensation. Since Bullish will not have a compensation committee until completion of the Business Combination, it has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Bullish intends to be competitive with other similarly situated companies in its industry following completion of the Business Combination.

The compensation decisions regarding Bullish’s executives will be based on Bullish’s need to attract individuals with the skills necessary for Bullish to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above Bullish’s expectations.

In addition to the guidance provided by its compensation committee, Bullish may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Bullish’s compensation committee will be charged with performing an annual review of Bullish’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Compensation Components

Base Salary. Bullish will seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated that base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses. Bullish intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal.

Equity Awards. Upon consummation of the Business Combination, Bullish will adopt the 2022 Omnibus Incentive Plan.

Severance Benefit. Bullish currently has no severance benefits plan. Bullish may consider the adoption of a severance plan for executive officers and other employees in the future.

Director Compensation. Bullish currently does not have a definitive compensation plan for its future directors. Bullish, working with the compensation committee, anticipates setting director compensation at a level comparable with those directors with similar positions at comparable companies.

Thomas W. Farley Employment Agreement

At or immediately following the Closing, Thomas W. Farley will become the Chief Executive Officer of Bullish. On December 13, 2021, Mr. Farley entered into an employment agreement with Bullish US LLC, a subsidiary of Bullish, which will be effective at the Closing (the “CEO Employment Agreement”). The CEO Employment Agreement sets out his cash and incentive compensation and other terms of Mr. Farley’s employment. The material terms of the CEO Employment Agreement are summarized below and a copy has been filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Employment. The CEO Employment Agreement provides that Mr. Farley shall be Chief Executive Officer of Bullish US LLC and, Bullish. Mr. Farley will report to the Board of Bullish (the “Board”). In addition, the CEO Employment Agreement provides that the Board shall take such action as may be necessary to appoint or elect Mr. Farley as a member of the Board as of the Closing Date. Mr. Farley’s employer of record shall be Bullish US LLC.

Term. The CEO Employment Agreement will have a term that commences at the Closing and continues until it is terminated by either Bullish US LLC or Mr. Farley. Bullish US LLC may terminate the CEO Employment Agreement for Cause (as defined below), upon Mr. Farley’s death or Disability (as defined therein), or without Cause (provided that if he is terminated without Cause following the second anniversary of the Closing, then Bullish US LLC shall provide at least six months’ notice). Mr. Farley may terminate the CEO Employment Agreement for any reason by providing at least three months’ notice if terminating prior to the second anniversary of the Closing and at least six months’ notice if terminating after the second anniversary of the Closing.

The CEO Employment Agreement defines “Cause” as:

(i) Mr. Farley’s material failure to perform his reasonable and lawful duties or responsibilities to Bullish or any of its subsidiaries; (ii) his intentional and willful refusal to follow directions from the Board that are not inconsistent with his position; (iii) his engagement in any act of willful misconduct, gross negligence, dishonesty, fraud or misrepresentation to the material detriment of Bullish or any of its subsidiaries; (iv) his material breach of the CEO Employment Agreement or any material terms of an employee handbook (or other written policies applicable to him), confidentiality agreement or invention assignment agreement between him and Bullish or any of its subsidiaries; (v) his being charged with and subsequently found guilty of committing a crime (other than minor traffic offenses) or any admission by him of the commission of such crime or crimes; (vi) his engaging in intentional and willful conduct that is injurious to Bullish’s or any of its subsidiaries’ name or reputation; provided, however, that if the actions described above are capable of being cured (in the good faith judgment of the Board), such actions will not be considered Cause unless Mr. Farley has failed to cure such actions within ten days of receiving written notice from the Board specifying (with particularity) the events allegedly giving rise to Cause; and, further provided, that such actions will not be considered Cause unless Bullish US LLC provides such written notice within 90 days of any member of the Board (excluding Mr. Farley, if applicable at the time of such notice) having knowledge of the relevant action. For purposes of determining Mr. Farley’s right to retain equity compensation awards (including, without limitation, stock options and restricted stock units), he will not be deemed to be discharged for Cause unless and until there is delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two thirds (2/3) of the entire membership of the Board (excluding Mr. Farley, if he is then a member of the Board), at a meeting called and duly held for such purpose, finding in good faith that Mr. Farley is guilty of the conduct set forth above and specifying the particulars thereof in detail.

Compensation and Benefits. Mr. Farley will receive an annual base salary initially in the amount of $250,000, which shall be reviewed and subject to increase (but not decrease, unless mutually agreed) periodically by the Bullish Board. He will be entitled to earn an annual performance bonus based on a target bonus opportunity of 100% of the Base Salary (the “Annual Bonus”), based on the attainment of certain annual objectives and performance goals to be determined by the Board, in its sole discretion, after consulting with him.

The CEO Employment Agreement provides that during Mr. Farley’s employment he will eligible to participate in all equity incentive plans in which similarly situated executives participate, including the 2022 Omnibus Incentive Plan.

As soon as administratively practical following the Closing, Mr. Farley will receive options under the 2022 Omnibus Incentive Plan to purchase Bullish Class A Ordinary Shares representing 1.5% of the issued and outstanding Bullish Class A and Class B ordinary shares as of the Closing, at an exercise price to be set at not less than the fair market value of Class A Ordinary Share as of the Closing (the “Initial Options”). The Initial Options will be subject to both time and performance vesting terms. The Initial Options will time vest by 20% on each of the first five anniversaries of the Closing Date. Once the time vesting component has been satisfied, the Initial Options may be exercised only if the trading price of the Bullish Ordinary Shares exceed specified thresholds ranging from $12.00 to $17.56 per share within specified performance periods, measured based on the volume-weighted average price over 60 consecutive trading days. In the event Mr. Farley is terminated without Cause prior to the second anniversary of the Closing Date, the Initial Options will remain outstanding and eligible to continue to vest for the following 12 months, subject to Mr. Farley’s compliance with certain post-termination obligations. In the event of a change in control (as defined in the 2022 Omnibus Incentive Plan), if Mr. Farley’s authorities, title, duties or responsibilities are materially diminished, then all Initial Options will vest and become exercisable. The Initial Options will have a term of ten years from the date of grant.

Mr. Farley will also be eligible to participate in the employee benefit plans available to other similarly situated employees. Additionally, Mr. Farley will be entitled to sick and vacation leave in accordance with Bullish’s policies for similarly situated employees during his employment.

Severance. In the event Bullish US LLC terminates Mr. Farley’s employment for any reason other than his death or Disability or for Cause, he shall be entitled, subject to his delivery of a release in a form reasonable satisfactory to Bullish US LLC, severance equal to his then annual base salary payable over the 12 months following the termination, and up to a maximum of 12 months of reimbursements towards certain health benefit coverage.

Covenants. The CEO Employment Agreement includes covenants respecting Bullish’s or its subsidiaries’ (as applicable) ownership of information and intellectual property developed by Mr. Farley while employed by Bullish US LLC, Mr. Farley’s preservation and protection of confidential information, Mr. Farley’s non-disparagement of Bullish and its subsidiaries during and after the employment term, Mr. Farley’s non-competition and non-solicitation during the employment term and for 12 months thereafter as more fully set forth in the CEO Employment Agreement.

David W. Bonanno Employment Agreement

At or immediately following the Closing, David W. Bonanno will become the Chief Financial Officer of Bullish. On February 8, 2022, Mr. Bonanno entered into an employment agreement with Bullish US LLC, a subsidiary of Bullish, which will be effective at the Closing (the “CFO Employment Agreement”). The CFO Employment Agreement sets out his cash and incentive compensation and other terms of Mr. Bonanno’s employment. The material terms of the CFO Employment Agreement are summarized below and a copy has been filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Employment. The CFO Employment Agreement provides that Mr. Bonanno shall be Chief Financial Officer of Bullish US LLC and, Bullish. Mr. Bonanno will report to the Chief Executive Officer of Bullish. Mr. Bonanno’s employer of record shall be Bullish US LLC.

Term. The CFO Employment Agreement will have a term that commences at the Closing and continues until it is terminated by either Bullish US LLC or Mr. Bonanno. Bullish US LLC may terminate the CFO Employment Agreement for Cause (as defined below), upon Mr. Bonanno’s death or Disability (as defined therein), or without Cause (provided that if he is terminated without Cause following the second anniversary of the Closing, then Bullish US LLC shall provide at least six months’ notice). Mr. Bonanno may terminate the CFO Employment Agreement for any reason by providing at least three months’ notice if terminating prior to the second anniversary of the Closing and at least six months’ notice if terminating after the second anniversary of the Closing.

The CFO Employment Agreement defines “Cause” as:

(i) Mr. Bonanno’s material failure to perform his reasonable and lawful duties or responsibilities to Bullish or any of its subsidiaries; (ii) his intentional and willful refusal to follow directions from the Board that are not inconsistent with his position; (iii) his engagement in any act of willful misconduct, gross negligence, dishonesty, fraud or misrepresentation to the material detriment of Bullish or any of its subsidiaries; (iv) his material breach of the CFO Employment Agreement or any material terms of an employee handbook (or other written policies applicable to him), confidentiality agreement or invention assignment agreement between him and Bullish or any of its subsidiaries; (v) his being charged with and subsequently found guilty of committing a crime (other than minor traffic offenses) or any admission by him of the commission of such crime or crimes; (vi) his engaging in intentional and willful conduct that is injurious to Bullish’s or any of its subsidiaries’ name or reputation; provided, however, that if the actions described above are capable of being cured (in the good faith judgment of the Board), such actions will not be considered Cause unless Mr. Bonanno has failed to cure such actions within ten days of receiving written notice from the Board specifying (with particularity) the events allegedly giving rise to Cause; and, further provided, that such actions will not be considered Cause unless Bullish US LLC provides such written notice within 90 days of any member of the Board (excluding Mr. Bonanno, if applicable at the time of such notice) having knowledge of the relevant action. For purposes of determining Mr. Bonanno’s right to retain equity compensation awards (including, without limitation, stock options and restricted stock units), he will not be deemed to be discharged for Cause unless and until there is delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two thirds (2/3) of the entire membership of the Board (excluding Mr. Bonanno, if he is then a member of the Board), at a meeting called and duly held for such purpose, finding in good faith that Mr. Bonanno is guilty of the conduct set forth above and specifying the particulars thereof in detail.

Compensation and Benefits. Mr. Bonanno will receive an annual base salary initially in the amount of $400,000, which shall be reviewed and may be subject to increase (but not decrease, unless mutually agreed) periodically by the Board. He will be entitled to earn an annual performance bonus based on a target bonus opportunity of 100% of the Base Salary (the “Annual Bonus”), based on the attainment of certain annual objectives and performance goals to be determined by the Board, in its sole discretion, after consulting with him.

The CFO Employment Agreement provides that during Mr. Bonanno’s employment he will be eligible to participate in all equity incentive plans in which similarly situated executives participate, including the 2022 Omnibus Incentive Plan.

As soon as administratively practical following the Closing, Mr. Bonanno will receive options under the 2022 Omnibus Incentive Plan to purchase Bullish Class A Ordinary Shares representing 0.65% of the issued and outstanding Bullish Class A and Class B Ordinary Shares as of the Closing, at an exercise price to be set at not less than the fair market value of a Class A Ordinary Share as of the Closing (the “Initial Options”). The Initial Options will be subject to both time and performance vesting terms. The Initial Options will time-vest by 20% on each of the first five anniversaries of the Closing Date. Once the time vesting component has been satisfied, the Initial Options may be exercised only if the trading price of the Bullish Ordinary Shares exceed specified thresholds ranging from $12.00 to $17.56 per share within specified performance periods, measured based on the volume-weighted average price over 60 consecutive trading days. In the event Mr. Bonanno is terminated without Cause prior to the second anniversary of the Closing Date, the Initial Options will remain outstanding and eligible to vest for the following 12 months, subject to Mr. Bonanno’s compliance with certain post-termination obligations. In the event of a Change in Control (as defined in the 2022 Omnibus Incentive Plan), if Mr. Bonanno’s authorities, title, duties or responsibilities are materially diminished, then all Initial Options will vest and become exercisable. The Initial Options will have a term of ten years from the date of grant.

Mr. Bonanno will also be eligible to participate in the employee benefit plans available to other similarly situated employees. Additionally, Mr. Bonanno will be entitled to sick and vacation leave in accordance with Bullish’s policies for similarly situated employees during his employment.

Severance. In the event Bullish US LLC terminates Mr. Bonanno’s employment for any reason other than his death or Disability or for Cause, he shall be entitled, subject to his delivery of a release in a form reasonable satisfactory to Bullish US LLC, severance equal to his then annual base salary, payable over the 12 months following the termination, and up to a maximum of 12 months of reimbursements towards certain health benefit coverage.

Covenants. The CFO Employment Agreement includes covenants respecting Bullish’s or its subsidiaries’ (as applicable) ownership of information and intellectual property developed by Mr. Bonanno while employed by Bullish US LLC, Mr. Bonanno’s preservation and protection of confidential information, Mr. Bonanno’s non-disparagement of Bullish and its subsidiaries during and after the employment term, Mr. Bonanno’s non-competition and non-solicitation during the employment term and for 12 months thereafter as more fully set forth in the CFO Employment Agreement.

2022 Omnibus Incentive Plan

Upon the consummation of the Business Combination, Bullish’s board will adopt its 2022 omnibus incentive plan (the “2022 Omnibus Incentive Plan”). The following paragraphs provide a summary of the principal features of the 2022 Omnibus Incentive Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2022 Omnibus Incentive Plan and is qualified in its entirety by the specific language of the 2022 Omnibus Incentive Plan. A copy of the 2022 Omnibus Incentive Plan has been filed as Exhibit 10.16 to the registration statement of which this proxy statement/prospectus forms a part.

Upon the consummation of the business combination, each (i) Bullish Global restricted stock unit award will cease to represent the right to acquire Bullish Global Class C common shares and will be cancelled in exchange for a right to acquire a number of Bullish Class A Ordinary Shares under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global restricted stock unit award as of immediately prior to the effective time of the Acquisition Merger and (b) the Exchange Ratio (as defined in the Business Combination Agreement), and (ii) each Bullish Global option award will cease to represent the right to purchase Bullish Global Class C common shares and will be cancelled in exchange for an option to purchase a number of Bullish Class A Ordinary Shares under the 2022 Omnibus Incentive Plan equal to the product of (a) the number of Bullish Global Class C common shares subject to such Bullish Global option award as of immediately prior to the effective time of the Acquisition Merger, and (b) the Exchange Ratio, at an exercise price per share equal to (x) the exercise price per share of such Bullish Global option award, divided by (y) the Exchange Ratio. As a result, upon the consummation of the Business Combination, and based on Exchange Ratio calculated using Digital Asset Market Values based on 20-day average price as of September 30, 2022, 967,426 restricted stock unit awards will be granted under the 2022 Omnibus Incentive Plan in exchange for the existing Bullish Global restricted stock unit awards, and 4,854,286 option awards will be granted under the 2022 Omnibus Incentive Plan in exchange for the existing Bullish Global option awards.

Administration

Unless otherwise determined by Bullish’s board, a committee of at least two people appointed by Bullish’s board (the “Committee”) will administer the 2022 Omnibus Incentive Plan. The Committee has full authority to grant awards to eligible individuals under the 2022 Omnibus Incentive Plan. Among other things, the Committee has the authority to determine the type or types of awards to be granted to eligible individuals, the number of Class A Ordinary Shares of Bullish and the amount of cash to be covered by each award, and determine, modify, waive, amend, or adjust the terms and conditions of any award. The Committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the 2022 Omnibus Incentive Plan and perform all acts, including the delegation of its responsibilities. The Committee has the authority to construe and interpret the terms and provisions of the 2022 Omnibus Incentive Plan and any award issued and to otherwise supervise the administration of the plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 2022 Omnibus Incentive Plan or in any agreement relating thereto in the manner and to the extent it will deem necessary to effectuate the purpose and intent of the 2022 Omnibus Incentive Plan. The Committee may also adopt special rules, sub-plans, guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.

Eligibility

Employees of Bullish or any of its affiliates or any of Bullish’s or its affiliates’ respective subsidiaries, non-employee directors of Bullish, or consultants eligible to receive awards are eligible to participate in the 2022 Omnibus Incentive Plan if designated by the Committee in its discretion as eligible to receive awards.

Number of Shares Authorized

The aggregate number of shares that may be issued or used for reference purposes or with respect to which awards may be granted under the 2022 Omnibus Incentive Plan will not exceed such number of Class A Ordinary Shares as determined by 25,000,000 multiplied by the Exchange Ratio as defined under the Business Combination Agreement (subject to any increase or decrease pursuant to share number adjustment under the 2022 Omnibus Incentive Plan). Such Class A Ordinary Shares may be either authorized and unissued shares or shares held in or acquired for the treasury of Bullish or both. The number of Class A Ordinary Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the 2022 Omnibus Incentive Plan will be subject to an annual increase on January 1 of each calendar year during the term of the 2022 Omnibus Incentive Plan, equal to the lesser of (a) 5% of the aggregate number of Class A Ordinary Shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of Class A Ordinary Shares as is determined by Bullish’s board.

The aggregate number of Class A Ordinary Shares that may be issued or used with respect to any incentive stock option will not exceed the total number of the share pool (inclusive of Assumed Awards as defined under the 2022 Omnibus Incentive Plan and subject to any increase or decrease pursuant to share number adjustment under the 2022 Omnibus Incentive Plan).

Any award under the 2022 Omnibus Incentive Plan settled in cash will not be counted against the foregoing maximum share limitations.

Awards Available for Grant

The Committee may grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and cash awards, and any combination of the foregoing.

Stock Options

The Committee will be authorized to award any eligible employee one or more incentive stock options, nonqualified stock options, or both types of stock options under the 2022 Omnibus Incentive Plan. Incentive stock options may only be granted to an eligible employee who is a U.S. taxpayer and an employee of Bullish, its Subsidiaries, or its parents (if any). The Committee will have the authority to grant any consultant or non-employee director one or more nonqualified stock options. To the extent that any stock option does not qualify as an incentive stock option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not so qualify shall constitute a separate nonqualified stock option. No term of the 2022 Omnibus Incentive Plan relating to incentive stock options will be interpreted, amended or altered, nor will any discretion or authority granted under the 2022 Omnibus Incentive Plan be so exercised, so as to disqualify the 2022 Omnibus Incentive Plan under Section 422 of the U.S. Internal Revenue Code, or, without the consent of the participants affected, to disqualify any incentive stock option under such Section 422.

Options granted under the 2022 Omnibus Incentive Plan shall be evidenced by an award agreement. The exercise price per share subject to a stock option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a stock option shall not be less than 100% (or, in the case of an incentive stock option granted to a ten percent shareholder, 110%) of the fair market value at the time of grant. The term of each stock option shall be fixed by the Committee, provided that no stock option shall be exercisable more than 10 years (or, in the case of an incentive stock option granted to a ten percent shareholder, five years) after the date the option is granted. Stock options granted under the 2022 Omnibus Incentive Plan shall be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at the time of grant. The Committee may — but is not required to — provide for an acceleration of vesting and exercisability in the terms of any award agreement upon the occurrence of a specified event.

Stock Appreciation Rights

The Committee will be authorized to award stock appreciation rights under the 2022 Omnibus Incentive Plan. Stock appreciation rights may be granted alone (“Free Standing Stock Appreciation Right”) or in conjunction with all or part of any stock option (a “Reference Stock Option”) granted under the 2022 Omnibus Incentive Plan (“Tandem Stock Appreciation Rights”). In the case of a nonqualified stock option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an incentive stock option, such rights may be granted only at the time of the grant of such Reference Stock Option.

Stock appreciation rights granted under the 2022 Omnibus Incentive Plan shall be evidenced by an award agreement. The exercise price per share subject to a stock appreciation right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a stock appreciation right shall not be less than 100% of the fair market value at the time of grant, and provided, further, that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than the per share exercise price of the Reference Stock Option.

The term of each Free Standing Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option will terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Class A Ordinary Shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of Class A Ordinary Shares covered by the Tandem Stock Appreciation Right to exceed the number of Class A Ordinary Shares remaining available and unexercised under the Reference Stock Option.

Unless otherwise provided by the Committee, Free Standing Stock Appreciation Rights granted under the 2022 Omnibus Incentive Plan shall be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time of grant. The Committee may, but will not be required to, provide for an acceleration of vesting and exercisability in terms of any award agreement upon the occurrence of a specified event. A Tandem Stock Appreciation Right will be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate will be exercisable in accordance with the provisions under the 2022 Omnibus Incentive Plan.

Restricted Stock and Restricted Stock Units

The Committee will be authorized to award restricted stock and restricted stock units under the 2022 Omnibus Incentive Plan. The Committee shall determine and set forth in the award agreement the terms and conditions for each restricted stock and restricted stock unit award, subject to the conditions and limitations in the 2022 Omnibus Incentive Plan. The Committee may condition the grant or vesting of restricted stock and restricted stock units upon the attainment of specified performance targets (including performance goals) or such other factors as the Committee may determine in its sole discretion.

Restricted stock and restricted stock units granted under the 2022 Omnibus Incentive Plan shall be evidenced by an award agreement. The purchase price of restricted stock will be fixed by the Committee. The purchase price for shares of restricted stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value. With respect to restricted stocks, the participant generally will have all of the rights of a holder of Class A Ordinary Shares, including the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of restricted stock, the right to tender such shares. The award agreement shall specify on what terms and conditions an applicable participant shall be entitled to dividends payable on restricted stock. When the restriction period expires without a prior forfeiture of the restricted stock, the certificates for such shares will be delivered to the participant. All legends will be removed from the certificates at the time of delivery to the Participant, except as otherwise required by law or other limitations imposed by the Committee.

A Participant will have no rights of a shareholder with respect to Class A Ordinary Shares subject to any restricted stock unit unless and until Class A Ordinary Shares are delivered in settlement of the restricted stock units.

A grant of restricted stock units may provide a participant with the right to receive dividend equivalents, subject to Committee discretion. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or Class A Ordinary Shares, and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the award agreement.

Performance Awards

The Committee will be authorized to award a performance award to a participant payable upon the attainment of specific performance goals under the 2022 Omnibus Incentive Plan. The performance goals to be achieved during the performance period and the length of the performance period will be determined by the Committee upon the grant of each performance award. The conditions for grant or vesting and the other provisions of performance awards (including any applicable performance goals) need not be the same with respect to each participant. Performance awards may be paid in cash, Class A Ordinary Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable award agreement.

Other Stock-Based Awards and Cash Awards

Under the 2022 Omnibus Incentive Plan, the Committee will be authorized to award eligible individuals other stock based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Class A Ordinary Shares, including shares awarded purely as a bonus and not subject to restrictions or conditions, shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by Bullish, stock equivalent units, and awards valued by reference to the book value of Class A Ordinary Shares.

The Committee may also grant cash awards to eligible individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it will determine in its sole discretion. Cash awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the committee may accelerate the vesting of such awards at any time in its sole discretion.

Non-Transferability of Awards

Unless the Committee provides otherwise, the 2022 Omnibus Incentive Plan generally will not allow for the transfer of awards other than by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime.

Change in Control

In the event of a “Change in Control” (as defined in the 2022 Omnibus Incentive Plan), the Committee may (a) determine that awards, whether or not then vested, will be continued, be assumed, or have new rights substituted therefor and restrictions to which shares of restricted stock or any other award granted prior to the Change in Control are subject will not lapse upon a Change in Control and the restricted stock or other award will, where appropriate in the sole discretion of the Committee, receive the same distribution as other shares on such terms as determined by the Committee; provided that the Committee may decide to award additional restricted stock or other awards in lieu of any cash distribution; (b) provide for the purchase, conversion or cancellation of any awards by Bullish for an amount of cash equal to the excess (if any) of the fair market value of the Class A Ordinary Shares covered by such awards as of the time of such Change in Control, over the aggregate exercise price of such awards; provided, however, that if the exercise price of an option or stock appreciation right exceeds such fair market value, such award may be cancelled for no consideration; (c) terminate all outstanding and unexercised stock options, stock appreciation rights, or any other stock-based awards that provide for a participant-elected exercise, effective as of the date of the Change in Control; and (d) provide for accelerated vesting or lapse of restrictions of an award at any time.

Amendment and Termination

Bullish’s board or the Committee may amend, suspend or terminate the 2022 Omnibus Incentive Plan. No amendment, alteration, suspension or termination will impair the rights of any participant of any award without the consent of the participant; provided that Bullish’s board or the Committee may amend the 2022 Omnibus Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Section 409A of the U.S. Internal Revenue Code. Without the approval of the holders of the Class A Ordinary Shares entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares that may be issued under the 2022 Omnibus Incentive Plan, except by operation of share adjustment permitted under the 2022 Omnibus Incentive Plan, or (ii) change the classification of individuals eligible to receive awards under the 2022 Omnibus Incentive Plan. Bullish’s board or the Committee may amend the 2022 Omnibus Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Section 409A of the U.S. Internal Revenue Code.

Withholding of Taxes

A participant under the 2022 Omnibus Incentive Plan is required to pay to Bullish or one of its affiliates, as applicable, or make arrangements satisfactory to Bullish regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an award. The Committee may (but is not obligated to), in its sole discretion, permit or require a participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an award by (a) the delivery of shares (which are not subject to any pledge or other security interest) that have been both held by the participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate fair market value equal to such withholding liability (or portion thereof); (b) having Bullish withhold from the shares otherwise issuable or deliverable to, or that would otherwise be retained by, the participant upon the grant, exercise, vesting, or settlement of the award, as applicable, a number of shares with an aggregate fair market value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable award agreement or otherwise determined by the Committee. Bullish may conduct sale of a portion of vested awards to cover the tax withholding obligation for the relevant award recipients.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of FPAC

The following table sets forth information regarding the beneficial ownership of FPAC ordinary shares as of the date of this proxy statement/prospectus based on information obtained from the persons named below:

•	each person known by FPAC to be the beneficial owner of more than 5% of either class of FPAC’s outstanding ordinary shares;

•	each of FPAC’s executive officers and directors that beneficially owns FPAC ordinary shares; and

•	all FPAC’s executive officers and directors as a group.

Unless otherwise indicated, FPAC believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

There is one record holder of the Class A FPAC Shares and four record holders of the Class B FPAC Shares. To the best of FPAC’s knowledge all shareholders are resident in the US.

In the table below, percentage ownership is based on 69,750,000 shares of FPAC ordinary shares issued and outstanding, which includes an aggregate of 60,000,000 shares of FPAC Class A ordinary shares and 9,750,000 shares of FPAC Class B ordinary shares. Voting power represents the voting power of the ordinary shares owned beneficially by such person. The following table does not reflect beneficial ownership of the FPAC Warrants included in the Units sold in FPAC’s Initial Public Offering or Private Placement Warrants.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficial Owned				Approximate Percentage of
	Class A		Class B		Class A	Class B	Voting Power
David W. Bonanno(2)(4)(5)	—		—		—	—	—
Thomas W. Farley(2)(4)(5)	—		9,540,000	(3)	—	97.8%	13.7%
Stanley A. McChrystal	—		70,000		—	*	*
Nicole Seligman	—		70,000		—	*	*
Charles Vice	—		70,000		—	*	*
All directors and executive officers as a group (5 individuals)(5)	—		9,750,000		—	100%	14.0%
Far Peak LLC (FPAC’s sponsor)	—		9,540,000	(3)	—	97.8%	13.7%
Park West Asset Management LLC and Peter S. Park	5,086,825	(6)	—		8.5%	—	7.3%
UBS O’Connor LLC	3,886,068	(7)	—		6.5%	—	5.6%
Citadel Advisors LLC	3,512,732	(8)	—		5.9%	—	5.0%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of FPAC Shareholders is 511 6th Ave #7342, New York, New York 10011.
(2)

Interests shown consist solely of Founder Shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of FPAC’s initial business combination or earlier at the option of the holders thereof.

(3)	Includes the 1,950,000 Founder Shares held by FPAC’s Sponsor that FPAC’s Sponsor has agreed to sell to the BR Investors upon consummation of the Business Combination.
(4)	The shares reported above are held in the name of FPAC’s Sponsor, which is controlled by Far Peak Holdings LLC. Mr. Farley has voting and dispositive power over the shares held by FPAC’s Sponsor.
(5)

Mr. Farley and Mr. Bonanno do not own any shares directly. However, Mr. Farley and Mr. Bonanno have a pecuniary interest in FPAC’s ordinary shares through their ownership of a membership interest in FPAC’s Sponsor.

(6)

As of December 31, 2021, Park West Investors Master Fund, Limited held 2,811,795 shares of Class A ordinary shares and options (the “Options”) to purchase up to 1,825,400 shares of Class A ordinary shares and Park West Partners International, Limited held 275,030 shares of Class A ordinary shares and Options to purchase up to 174,600 shares of Class A ordinary shares. As of December 31, 2021, Park West Asset Management LLC and Mr. Park may be deemed to beneficially own the 3,086,825 shares of Class A ordinary shares and the 2,000,000 shares of Class A ordinary shares underlying the Options held in the aggregate by the PW Funds. The business address of Park West is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(7)

Represents shares held by the UBS O’Connor LLC. As of December 31, 2021, UBS O’Connor LLC may be deemed the beneficial owner of 3,886,068 shares. The business address of UBS O’Connor LLC is One North Wacker Drive, 31st Floor, Chicago, Illinois 60606.

(8)

Represents shares held by Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel GP LLC. Citadel Securities LLC, Citadel Securities Group LP, Citadel Securities GP LLC (collectively, “Citadel”) and Kenneth Griffin. As of January 31, 2022, Citadel and Mr. Griffin may be deemed the beneficial owner of 3,512,732 shares. The business address of Citadel and Mr. Griffin is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

Security Ownership of Bullish Global

As at September 30, 2022, there were 298,102,968 issued and outstanding ordinary shares of Bullish Global, which are held by 23 shareholders, and are not publicly traded. There is one record holder of Bullish Global Class A common shares and 23 record holders of Bullish Global Class B common shares. To the best of Bullish Global’s knowledge 11 shareholders are resident in the U.S., which represents 6,876,562 out of 73,102,968 (9.4%) issued and outstanding Class B Preference shares of Bullish Global and 0% of the Class A common shares.

Security Ownership of Certain Beneficial Owners and Management of Bullish

The following tables sets forth information regarding the beneficial ownership of Class A Ordinary Shares and Class B Ordinary Shares of Bullish as of the Record Date and immediately following consummation of the Business Combination by:

•

each person known by Bullish who (i) is the beneficial owner of more than 5% of either class of FPAC’s ordinary shares as of the Record Date or (ii) will be the beneficial owner of more than 5% of either class of Bullish’s outstanding Class A ordinary shares upon the consummation of the Business Combination;

•	each of FPAC’s current executive officers and directors;

•	all of FPAC’s current executive officers and directors as a group;

•	each person who will become an executive officer or a director of Bullish upon consummation of the Business Combination; and

•	all of Bullish’s executive officers and directors as a group upon the consummation of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options that are currently exercisable or exercisable within 60 days.

The beneficial ownership of FPAC ordinary shares pre-Business Combination is based on 69,750,000 FPAC ordinary shares issued and outstanding, which includes an aggregate of 60,000,000 shares of FPAC Class A ordinary shares and 9,750,000 shares of FPAC Class B ordinary shares.

Unless otherwise indicated, we believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to all shares of FPAC ordinary shares beneficially owned, or Bullish’s ordinary shares to be beneficially owned, by them.

As Digital Asset Market Value impacts the Exchange Ratio (as defined in the Business Combination Agreement) of Bullish Global shares to Bullish shares, the 20-day average price of digital assets as of September 30, 2022 are used to calculate the beneficial ownership of Bullish shares post-Business Combination.

	Pre-Business Combination												Post-Business Combination
	FPAC							Bullish					No Redemption					Maximum Redemption
Name and Address of Beneficial Owner	Number of Class A Shares Beneficially Owned		% of Class A	Number of Class B Shares Beneficially Owned		% of Class B	% of Voting Power	Number of Ordinary Shares	% of Ordinary Shares		% of Voting Power		Number of Class A Ordinary Shares Beneficially Owned		Number of Class B Ordinary Shares Beneficially Owned	% of Voting Power – No Redemption(2)		Number of Class A Ordinary Shares Beneficially Owned		Number of Class B Ordinary Shares Beneficially Owned	% of Voting Power – Maximum Redemption(3)
Directors and Executive Officers of FPAC
David W. Bonanno(1)(2)(4)(5)	—		—	—		—	—	—	—		—		—		—	—		—		—	—
Thomas W. Farley(1) (2)(4)(5)	—		—	9,540,000	(3)	97.8%	13.7%	—	—		—		10,789,999		—	*		9,229,999	(6)	—	*
Stanley A. McChrystal(1)	—		—	70,000		*	*	—	—		—		70,000		—	*		70,000		—	*
Nicole Seligman(1)	—		—	70,000		*	*	—	—		—		70,000		—	*		70,000		—	*
Charles Vice(1)	—		—	70,000		*	*	—	—		—		70,000		—	*		70,000		—	*
All directors and officers as a group (5 individuals)	—		—	9,750,000		100.0%	14.0%	—	—		—		10,999,999		—	*		9,439,999		—	*
Five Percent Holders of FPAC Pre-Business Combination
Far Peak LLC (the Sponsor)	—		—	9,540,000	(3)	97.8%	13.7%	—	—		—		10,789,999	(6)	—	*		9,229,999	(6)	—	*
Park West Asset Management LLC and Peter S. Park(7)	5,086,825	(7)	8.5%	—		—	7.3%	—	—		—		5,086,825	(7)	—	*		—	(7)	—	*
UBS O’Connor LLC(8)	3,886,068	(8)	6.5%	—		—	5.6%	—	—		—		3,886,068	(8)	—	*		—	(8)	—	*
Citadel Advisors LLC(9)	3,512,732	(9)	5.9%	—		—	5.0%	—	—		—		3,512,732	(9)	—	*		—	(9)	—	*
Directors and Executive Officers of Bullish Pre-Business Combination								-	-		-
Brendan Blumer	—		—	—		—	—	—	—		—		—		—	—		—		—	—
Andrew Bliss	—		—	—		—	—	—	—		—		—		—	—		—		—	—
Stephen Ellis	—		—	—		—	—	—	—		—		—		—	—		—		—	—
Five Percent Holders of Bullish Pre-Business Combination
Bullish Global(10)	—		—	—		—	—	1	100%		100%		—		—	—		—		—	—
Directors and Executive Officers of Bullish Post-Business Combination
Brendan Blumer	—		—	—		—	—	—	—		—		—		—	—		—		—	—
Thomas W. Farley(1) (2)(4)(5)	—		—	9,540,000		97.8%	13.7%	—	—		—		10,789,999	(6)	—	*		9,229,999	(6)	—	*
David W. Bonanno(1) (2)(4)(5) Andrew Bliss	—		—	—		—	—	—	—		—		—		—	—		—		—	—
Christian Angermayer(11)	—		—	—		—	—	3,093,750	1.0	%(13)	*	(13)	6,338,537		—	*	(13)	6,338,537		—	*	(13)
Jeff Emmanuel(12)	—		—	—		—	—	6,174,851	2.1	%(13)	*	(13)	12,651,159		—	*	(13)	12,651,159		—	*	(13)
Alasdair Foster	—		—	—		—	—	—	—		—		—		—	—		—		—	—
All Executive officers and directors as a group (7 individuals)	—		—	9,540,000		97.8%	13.7%	9,268,601	3.1	%(13)	*	(13)	29,779,695		—	*(13)		28,219,695		—	*(13)
Five Percent Holders of Bullish Post-Business Combination
Block.one(14)	—		—	—		—	—	—	—		—		107,677,986		460,984,542	97.4%		107,677,986		460,984,542	98.7%

*	Less than 1%
(1)	The business address of this shareholder is 511 6th Ave #7342, New York, New York 10011.
(2)	Interests shown consist solely of Founder Shares, classified as Class B ordinary shares. Such shares will convert into Bullish Class A Ordinary Shares upon consummation of the Business Combination.
(3)	Includes the 1,950,000 founder shares held by FPAC’s Sponsor that FPAC’s Sponsor has agreed to sell to the BR Investors upon consummation of the Business Combination.
(4)	The shares reported above are held in the name of FPAC’s Sponsor, which is controlled by Far Peak Holdings LLC. Mr. Farley has voting and dispositive power over the shares held by FPAC’s Sponsor.
(5)

Mr. Farley and Mr. Bonanno do not own any shares directly. However, Mr. Farley and Mr. Bonanno have a pecuniary interest in FPAC’s ordinary shares through their ownership of a membership interest in FPAC’s Sponsor.

(6)	This includes 3,199,999 warrants that will become exercisable immediately after the Closing of the Business Combination.
(7)

As of December 31, 2021, Park West Investors Master Fund, Limited held 2,811,795 shares of Class A ordinary shares and options (the “Options”) to purchase up to 1,825,400 shares of Class A ordinary shares and Park West Partners International, Limited held 275,030 shares of Class A ordinary shares and Options to purchase up to 174,600 shares of Class A ordinary shares. As of December 31, 2021, Park West Asset Management LLC and Mr. Park may be deemed to beneficially own the 3,086,825 shares of Class A ordinary shares and the 2,000,000 shares of Class A ordinary shares underlying the Options held in the aggregate by the PW Funds. The business address of Park West is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.
(8)

Represents shares held by the UBS O’Connor LLC. As of December 31, 2021, UBS O’Connor LLC may be deemed the beneficial owner of 3,886,068 shares. The business address of UBS O’Connor LLC is One North Wacker Drive, 31st Floor, Chicago, Illinois 60606.

(9)

Represents shares held by Citadel Advisors LLC, Citadel Advisors Holdings LP, Citadel GP LLC. Citadel Securities LLC, Citadel Securities Group LP, Citadel Securities GP LLC (collectively, “Citadel”) and Kenneth Griffin. As of January 31, 2022, Citadel and Mr. Griffin may be deemed the beneficial owner of 3,512,732 shares. The business address of Citadel and Mr. Griffin is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(10)

Prior to the Business Combination, Bullish is wholly owned by Bullish Global. Block.one holds 93.1% of the equity interest of Bullish Global. Upon the consummation of the Business Combination, Bullish Global will become a wholly owned subsidiary of Bullish. No other individual or entity holds sole voting or investment power over 5% or greater of Bullish’s shares, prior to the completion of the Business Combination.

(11)

Represents 3,093,750 Class C Common Shares of Bullish Global that can be acquired within 60 days of September 30, 2022 through exercise of vested options held by Apeiron Advisory Ltd. and granted under the option agreement between Bullish Global and Apeiron Advisory Ltd., which will convert automatically into options to acquire 6,338,537 Class A Ordinary Shares of Bullish upon the Closing, assuming the Closing constitutes a delivery event under such option agreement for purposes of calculating the number of vested options. Christian Angermayer is a 99.98% shareholder of Apeiron Investment Group Ltd. and Apeiron Advisory Ltd. is a wholly owned subsidiary of Apeiron Investment Group Ltd.

(12)

Represents (i) 562,500, 250,000, 1,562,500 and 1,424,851 Class B Preference Shares of Bullish Global held by EFM Global Growth Master Fund, Pu Luo Chung VC Private Limited, PLC (Bullish Global) Ltd and PLC (Bullish Global 2) Ltd, respectively, which will convert automatically into 1,152,461, 512,205, 3,201,282 and 2,919,263 Class A Ordinary Shares of Bullish upon the Closing; and (ii) 562,500, 250,000 and 1,562,500 Class C Common Shares of Bullish Global that can be acquired within 60 days of December 31, 2021 through exercise of options held by EFM Global Growth Master Fund, Pu Luo Chung VC Private Limited and PLC (Bullish Global) Ltd, respectively, which will convert automatically into options to acquire 1,152,461, 512,205 and 3,201,282 Class A Ordinary Shares of Bullish upon the Closing. Jeff Emmanuel is a majority shareholder of EFM Group Ltd, which has control over the voting and investment decisions with respect to Bullish shares held by EFM Global Growth Master Fund, Pu Luo Chung VC Private Limited, PLC (Bullish Global) Ltd and PLC (Bullish Global 2) Ltd.

(13)

In calculating the percentage, the denominator includes the number of outstanding ordinary shares and the ordinary shares issuable upon exercise of options held by Apeiron Advisory Ltd. The shares to be acquired through exercise of options held by EFM Global Growth Master Fund, Pu Luo Chung VC Private Limited and PLC (Bullish Global) Ltd are outstanding and currently held by Block.one.

(14)

Block.one is owned by Brendan Blumer, Kokuei Yuan, Alexander See and Pu Luo Chung VC Private Limited, each holding more than 10% shares of Block.one, Andrew Bliss, a director of Bullish, and 38 other shareholders. The investment and voting decisions with respect to the Bullish ordinary shares held by Block.one are made jointly by the shareholders of Block.one. Under the “rule of three,” if voting or investment decisions with respect to issuer securities require a vote of a majority of three or more persons, none of them will be deemed the beneficial owner of those securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended. Based upon this analysis, no individual shareholder of Block.one exercises investment and voting control over the Bullish ordinary shares held by Block.one, except with respect to the shares in which such shareholder directly holds a pecuniary interest.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

FPAC Related Party Transactions and Policies

Founder Shares

On October 21, 2020, FPAC’s Sponsor paid $25,000 to cover certain offering costs in consideration for the Founder Shares. FPAC’s Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a business combination and (B) subsequent to a business combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which FPAC completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Private Placement Warrants

At the closing of FPAC’s Initial Public Offering, FPAC consummated the sale of 7,000,000 Private Placement Warrants at a price of $1.50 per warrant, 3,500,000 to the Sponsor and 3,500,000 to the BR Investors. In January 2022, March 2022 and May 2022, pursuant to commitments made by FPAC’s Sponsor and the BR Investors at the time of the Initial Public Offering, FPAC sold, in each of three similar transactions, an additional 33,333 Private Placement Warrants to each of the Sponsor and the BR Investors at a price of $1.50 per warrant.

Promissory Note – Related Party

On October 21, 2020, FPAC issued a Promissory Note to its Sponsor, pursuant to which FPAC may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable upon the completion of the Initial Public Offering. FPAC borrowed approximately $195,000 under the Promissory Note and repaid the Promissory Note in full on December 7, 2020. Subsequent to the repayment, the facility is no longer available to FPAC.

In order to finance transaction costs in connection with a business combination, FPAC’s Sponsor or an affiliate of the Sponsor, or certain of FPAC’s officers and directors may, but are not obligated to, loan FPAC funds (“Working Capital Loans”). Such Working Capital Loans will be evidenced by promissory notes. The notes may be repaid upon completion of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a business combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a business combination does not close, FPAC may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Additionally, FPAC’s Sponsor and the BR Investors have agreed to provide to FPAC an aggregate of $1,000,000 of proceeds from the purchase of additional Private Placement Warrants, at $1.50 per warrant, split between them pro rata in relation to their holdings of Private Placement Warrants as necessary for working capital (or in lieu of such warrant purchase, FPAC’s Sponsor will lend up to such amount to FPAC). As of the date of this proxy statement/prospectus, FPAC had no outstanding borrowings under the Working Capital Loans. As noted above, in January 2022, March 2022 and May 2022, pursuant to this commitment, the Sponsor and the BR Investors purchased, in each private placement transaction, an additional 66,666 Private Placement Warrants (33,333 each) for aggregate gross proceeds of approximately $100,000.

Lease Agreement

On January 12, 2021, FPAC executed a lease agreement with an affiliate of FPAC’s Sponsor, subleasing approximately 2,300 square feet of office space in New York, New York. The lease originally provided for monthly minimum lease payments of $12,500 through January 31, 2022. On July 27, 2021, FPAC and FPAC’s Sponsor amended the sublease to extend the term through April 30, 2022 for a single lease payment of $37,500.

Compensation Arrangements for Thomas W. Farley

At or immediately following the Closing, Thomas W. Farley will become the Chief Executive Officer of Bullish and has entered into an employment agreement with a subsidiary of Bullish that will provide for cash and incentive compensation for Mr. Farley. See “Director and Officer Compensation — Bullish Executive Officer and Director Compensation Following the Business Combination — Thomas W. Farley Employment Agreement” for a description of the terms of this employment agreement.

Compensation Arrangements for David W. Bonanno

At or immediately following the Closing, David W. Bonanno will become the Chief Financial Officer of Bullish and has entered into an employment agreement with a subsidiary of Bullish that will provide for cash and incentive compensation. See “Director and Officer Compensation — Bullish Executive Officer and Director Compensation Following the Business Combination — David W. Bonanno Employment Agreement” for a description of this employment agreement.

Services Agreement

On July 5, 2022, the FPAC entered into a Services Agreement with Far Peak Management Company LLC (“Management”), an affiliate of the Sponsor, pursuant to which Management provides certain services necessary for the conduct of the FPAC’s business, and the FPAC agreed to reimburse Management for its reasonable and documented out-of-pocket costs (including without limitation, reasonable out-of-pocket costs of salary and benefits to Service Provider’s employees) incurred in providing the services in amounts not to exceed $70,000 per calendar quarter.

Bullish Global Related Party Transactions and Policies

On August 1, 2022, Block.one Investments 2, a subsidiary of Block.one and not a member of the Bullish Group, entered into a loan agreement with Apeiron Investment Group Limited (“Apeiron Investment”), a company controlled by Christian Angermayer, who will be appointed as a director of Bullish upon completion of the Business Combination, under which Block.one Investments 2 agreed to advance to Apeiron Investment a loan in the principal amount of US$9.35 million with an interest rate of 16% per annum. The loan is guaranteed by Christian Angermayer. The loan shall be repaid and discharged either (i) through the contribution of specified assets by Apeiron Investments and/or cash to a proposed joint venture to be entered into between Block.one Investments 2 and Apeiron Investment pursuant to a joint venture agreement (the “JV Agreement”) whereby each party is anticipated to be a joint and equal partner or (ii) on the earlier of the date falling 90 days after written notification from Block.one Investments 2 or Apeiron Investment that it shall not enter into the JV Agreement. As of the date of this proxy statement/prospectus, Block.one Investments 2 has provided notice to Apeiron Investment that it shall not enter into the JV Agreement. The outstanding loan amount of US$9.35 million plus interest is due to be repaid by Apeiron Investment by November 2022.

For Bullish Global’s other related party transactions, see “Bullish Global’s Management’s Discussion and Analysis of Financial Condition and Results of Operation — Related Party Transactions.” Bullish will adopt a policy on related party transactions. For details of such policy, see “Management of Bullish Following the Business Combination — Conflicts of Interest.”

Concurrently with the execution of the Business Combination Agreement, Bullish Global, Block.one and certain of their respective affiliates have entered into the Contribution Agreement and the Master Services Agreement. Pursuant to the Contribution Agreement, Block.one and its affiliates will transfer or otherwise contribute various resources that have been involved in providing services to Bullish Global’s business, consisting of employees, leases, equipment and vendor contracts specified in the Contribution Agreement to the Bullish Global and its affiliates. Pursuant to the Master Services Agreement, Block.one and its affiliates agreed to continue to provide certain services to the Bullish Global and its affiliates until the transactions contemplated by the Contribution Agreement have been materially completed or an agreed earlier date. In addition, pursuant to the Exchange IP Contribution Deed and EOSIO IP Contribution Deed, Block.one has assigned and licensed to Bullish Global certain intellectual property relating to the exchange business or EOSIO. For details of such agreements, see “Contribution Agreement, Master Services Agreement and IP Contribution Deeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following discussion is a summary of the material U.S. federal income tax considerations applicable to you if you are a U.S. Holder (as defined below) of Public Shares and/or Public Warrants (other than Sponsor, FPAC’s directors or any of their respective affiliates), as a consequence of (i) electing to have your shares redeemed for cash pursuant to the redemption provisions described in the section entitled “Extraordinary General Meeting of FPAC Shareholders — Redemption Rights” (a “redemption”), (ii) the Business Combination, and/or (iii) the resulting ownership from the Business Combination and any subsequent disposition of Class A ordinary shares of Bullish and Bullish Warrants after the Business Combination. This discussion addresses only those U.S. Holders that hold Public Shares and/or Public Warrants (the “FPAC securities”) and will hold Bullish shares and warrants received pursuant to the Business Combination as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•

investors that hold FPAC securities or who will hold Class A Ordinary Shares of Bullish or Bullish Warrants (the “Bullish securities”) as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Code;

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•	U.S. expatriates;

•

U.S. Holders owning or considered as owning (directly, indirectly, or through attribution) five percent (measured by vote or value) or more of FPAC’s Public Shares, or, following the Business Combination, Class A Ordinary Shares of Bullish;

•	persons who received any FPAC Shares as compensation; and

•	persons who are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in Bullish Global prior to the Business Combination. With respect to the consequences of holding Class A Ordinary Shares of Bullish or Bullish Warrants, this discussion is limited to U.S. Holders who acquire such Class A Ordinary Shares of Bullish in connection with the Business Combination or as a result of the exercise of a Bullish Warrant, and U.S. Holders who acquire such Bullish Warrants in connection with the Business Combination.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Public Shares, Public Warrants, Class A Ordinary Shares of Bullish, or Bullish Warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Public Shares, Public Warrants, Class A Ordinary Shares of Bullish or Bullish Warrants, you are urged to consult your tax advisor regarding the tax consequences to you of a redemption, the Initial Merger, the Business Combination and/or the ownership and disposition of Class A Ordinary Shares of Bullish and Bullish Warrants by the partnership. This discussion also does not consider the tax treatment of other pass-through entities or persons who hold FPAC securities through such entities.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. FPAC SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF BULLISH SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), current administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

For purposes of this discussion, because any FPAC Unit consisting of one Public Share and one-third of a Public Warrant is separable at the option of the holder, FPAC is treating any Public Shares and one-third of a Public Warrant held by a U.S. Holder in the form of a single unit as separate instruments and is assuming that the unit itself will not be treated as an integrated instrument. Accordingly, the separation of an FPAC Unit in connection with the consummation of the Initial Merger and Business Combination generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. U.S. Holders of Public Shares and Public Warrants are urged to consult their tax advisors concerning the U.S. federal, state, local and any foreign tax consequences of the Transactions (including any redemption) with respect to any Public Shares and Public Warrants held through an FPAC Unit (including alternative characterizations of an FPAC Unit).

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Public Shares or Public Warrants, or of Class A Ordinary Shares of Bullish or Bullish Warrants, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Morgan, Lewis & Bockius LLP has delivered an opinion regarding certain aspects of the U.S. federal income tax treatment of the transactions, as described in this discussion. Such opinion is filed by amendment as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms part and is based on customary assumptions, representations and covenants. If any of the assumptions, representations or covenants on which the opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the opinion described above may be adversely affected and the tax consequences could differ from those described herein. An opinion of counsel is not binding on the IRS or any court, and there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Consequences for U.S. Holders Exercising Redemption Rights

The following discussion represents the opinion of Morgan Lewis & Bockius LLP as counsel to FPAC and assumes that any redemption is treated as a transaction that is separate from any other transaction. Such treatment is not free from doubt, particularly if you elect to redeem some, but not all, of the Public Shares held by you immediately prior to the Business Combination. See “— Tax Consequences of the Initial Merger to U.S. Holders” below for more information. You are urged to consult your tax advisor regarding the tax consequences to you of electing to redeem some, but not all of your Public Shares held by you.

Redemption of Public Shares

If you are a U.S. Holder and elect to redeem some or all of your Public Shares in a redemption, subject to the discussion below of the rules applicable to a passive foreign investment company (“PFIC,” “Tax Consequences of the Initial Merger to U.S. Holders - PFIC Considerations”), the treatment of the transaction for U.S. federal income tax purposes will generally depend on whether the redemption qualifies as sale of the Public Shares under Section 302 of the Code that is taxable as described below under the heading “— Taxable Sale or Exchange of Public Shares,” or rather as a distribution that is taxable as described below under the heading “— Taxation of Distributions.” Generally, whether a redemption qualifies for sale treatment will depend largely on the total number of Public Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of the FPAC Shares outstanding both before and after such redemption, taking into account other transactions occurring in connection with the redemption (including the Business Combination (treating Class A Ordinary Shares of Bullish as Public Shares for this purpose)). A redemption generally will be treated as a sale of FPAC’s Public Shares (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also Public Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Public Shares which could be acquired pursuant to the exercise of any Public Warrants held by the U.S. Holder (and, after the completion of the Business Combination, Class A Ordinary Shares of Bullish which could be acquired by exercise of the Bullish Warrants). In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock (including the Public Shares and Class A Ordinary Shares of Bullish received in exchange therefor) actually and constructively owned by the U.S. Holder immediately following the redemption must, among other requirements, be less than 80 percent of such voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Before the Business Combination, the Public Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the FPAC Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the FPAC Shares actually owned by the U.S. Holder are redeemed, and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, the U.S. Holder does not constructively own any other stock, and certain other requirements are met. A redemption will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the redemption generally will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”

U.S. Holders of Public Shares considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption would be treated as a sale or as a distribution under the Code.

Taxable Sale or Exchange of Public Shares

Subject to the discussion of the PFIC rules below, if any redemption qualifies as a sale of a Public Share (rather than a distribution with respect to such Public Share), a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the cash received in the redemption and (ii) the U.S. Holder’s adjusted tax basis in such Public Share. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Public Share exceeds one year. A U.S. Holder’s adjusted tax basis in a Public Share generally will equal the U.S. Holder’s acquisition cost of such share (which, if such share was acquired as part of an FPAC Unit, is the portion of the purchase price of the unit allocated to such share or, if such share was received upon exercise of a Public Warrant, the initial basis of the Public Share upon exercise of the Public Warrant (generally determined as described below in “— Tax Consequences of Ownership and Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants — Exercise or Lapse of an Bullish Warrant”)). Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Taxation of Distributions

Subject to the PFIC rules discussed below, if a redemption is taxable as a distribution for U.S. federal income tax purposes, such distribution generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from FPAC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of FPAC’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Public Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Public Shares and will be treated as described above under “— Taxable Sale or Exchange of Public Shares.” Amounts treated as dividends that FPAC pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if (1) FPAC’s Public Shares are readily tradable on an established securities market in the United States, (2) FPAC is not treated as a PFIC at the time the dividend was paid or in the preceding taxable year, and (3) certain holding period requirements are met. It is unclear whether the redemption rights with respect to the Public Shares may prevent a

U.S. Holder from satisfying the applicable holding period requirements with respect to the preferential tax rate on qualified dividend income, as the case may be. Because FPAC could be a PFIC for FPAC’s most recent taxable year (as discussed below under “— PFIC Considerations”), dividends FPAC pays to a non-corporate U.S. Holder may not constitute “qualified dividends” that would be taxable at a reduced rate.

IF YOU ARE A HOLDER OF PUBLIC SHARES CONTEMPLATING EXERCISE OF YOUR REDEMPTION RIGHTS, WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

Tax Consequences of the Initial Merger to U.S. Holders

The discussion under this heading “— Tax Consequences of the Initial Merger to U.S. Holders” does not specifically address all of the consequences to U.S. Holders who hold different blocks of Public Shares (generally, Public Shares purchased or acquired on different dates or at different prices), or holders of Public Shares that choose to have some, but not all, of their Public Shares redeemed as part of a redemption. U.S. Holders of Public Shares are urged to consult their tax advisors to determine how the applicable rules apply to them.

F Reorganization

It is the opinion of Morgan, Lewis & Bockius LLP, United States tax counsel to FPAC, that the Initial Merger will qualify as a tax-deferred “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (an “F Reorganization”), subject to the assumptions, qualifications and limitations described herein and in the opinion included as filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part. However, U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Initial Merger qualifies as a tax-free transaction and that FPAC has not requested and does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Assuming the transaction qualifies as an F Reorganization, the tax consequences of the Initial Merger to U.S. Holders of FPAC securities might or might not vary depending on whether FPAC is treated as a PFIC for U.S. federal income tax purposes (discussed in detail below).

If FPAC is not treated as a PFIC, a U.S. Holder that exchanges its FPAC securities in the Initial Merger for Bullish securities should not recognize any gain or loss on such exchange. The aggregate adjusted tax basis of the Class A Ordinary Shares of Bullish received in the Initial Merger by a U.S. Holder should be equal to the adjusted tax basis of the Public Shares surrendered in exchange therefor. The aggregate adjusted tax basis of the Bullish Warrants received in the Initial Merger by a U.S. Holder should be equal to the adjusted tax basis of the Public Warrants surrendered in exchange therefor. The holding period of the Bullish securities should include the period during which the FPAC securities surrendered in the Initial Merger in exchange therefor were held by a U.S. Holder, although the running of the holding period for the Public Shares may be suspended as a result of the redemption rights with respect thereto (as described above in this proxy statement/prospectus).

If FPAC is treated as a PFIC, the tax consequences of the Initial Merger to U.S. Holders of FPAC securities should under proposed Treasury Regulations generally be similar to those described above. Under the proposed Treasury Regulations, if the Initial Merger otherwise qualifies as an F Reorganization, the treatment of FPAC as a PFIC would not adversely impact the tax consequences of the Initial Merger to U.S. Holders of FPAC securities. The proposed Treasury Regulations, if finalized in their current form, would be effective as of April 1, 1992. Thus, it is expected that consequences similar to those described above should apply if FPAC is a PFIC, in the absence of any final Treasury Regulations to the contrary. It is difficult to predict, however, if the proposed Treasury Regulations will be adopted, whether such proposed Treasury Regulations will be adopted in their current form, and whether any such Treasury Regulations, as finally adopted, would be effective retroactive to the date of the Initial Merger.

If the Initial Merger does not qualify as an F Reorganization, it is not clear how the Initial Merger would be characterized for U.S. federal income tax purposes and what the resulting tax consequences would be. In such case, the tax consequences of the Initial Merger, as applicable to U.S. Holders may depend, among other things, on whether the Initial Merger would otherwise qualify for tax-free treatment under Sections 354, 368, and/or 351 of the Code and whether Bullish and/or FPAC are treated as PFICs. If the Initial Merger does not qualify as an F Reorganization, U.S. Holders might be required to recognize any gain realized on their Public Shares or Public Warrants, although possibly not any loss realized. If FPAC is treated as a PFIC, the nature and character of any gain required to be recognized would be similar to those described in the section immediately below entitled “PFIC Considerations.”

The tax matters described above are very complicated and U.S. Holders are urged to consult their tax advisors regarding the potential tax consequences to them if the Initial Merger does not qualify as an F Reorganization.

PFIC Considerations

Under rules discussed more fully below under “—Tax Consequences of Ownership and Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants — Passive Foreign Investment Company Rules,” if FPAC is a PFIC for any taxable year, U.S. Holders of Public Shares or Public Warrants may be subject to adverse U.S. federal income tax consequences with respect to dispositions of, and distributions with respect to, FPAC securities and may be subject to additional reporting requirements. Because FPAC is a blank-check company with no current active business, based upon the composition of FPAC’s income and assets, unless FPAC qualifies for the start-up exception (discussed below), FPAC believes it was a PFIC for the 2020 taxable year. Moreover, if the Initial Merger does not qualify as an F Reorganization, FPAC will not qualify for the start-up exception and FPAC will likely be a PFIC in 2020 and 2021.

Based on the expected operations and composition of assets and income of Bullish and its subsidiaries after the Business Combination and Bullish’s market capitalization, which will fluctuate from time to time, it is uncertain whether Bullish will meet the PFIC asset test or income test (discussed below) in 2021 or 2022, or for the foreseeable future. Nevertheless, Bullish’s PFIC status will depend upon the application of the start-up exception, discussed below (assuming the Initial Merger qualifies as an F Reorganization).

Start-up Exception. Pursuant to the start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “Start-Up Year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation establishes to the satisfaction of the IRS that it will not be a PFIC for either of the first two taxable years following the Start-Up Year; and (3) the corporation is not in fact a PFIC for either of those years (the “Start-Up Exception”).

Assuming the Initial Merger qualifies as an F Reorganization, Bullish should be treated as the same corporation as FPAC for purposes of the PFIC provisions including the Start-Up Exception. FPAC believes, although subject to uncertainty, that FPAC’s 2020 taxable year would be the Start-Up Year under the Start-Up Exception. If that is the case, FPAC should not be treated as a PFIC for 2020 if FPAC qualifies for the Start-Up Exception in 2020, which requires that Bullish not meet the PFIC asset test or income test (discussed below) in either 2021 or 2022. Based on the expected operations and composition of assets and income of Bullish and its subsidiaries after the Business Combination and Bullish’s market capitalization (which will fluctuate from time to time), it is uncertain whether Bullish will meet the PFIC asset test or income test in 2021 or 2022, or for the foreseeable future. FPAC’s and Bullish’s actual PFIC status for any taxable year will not be determinable until after the end of such year, and in the case of the application of the Start-Up Exception for FPAC to 2020, until after the end of Bullish’s 2022 taxable year. Accordingly, there can be no assurance with respect to FPAC’s status as a PFIC for 2020, and, there can be no assurances with respect to Bullish’s status as a PFIC for any former, current or future taxable years.

If FPAC is determined to be a PFIC, any income or gain recognized by a U.S. Holder as a result of the redemption of its Public Shares or as a result of the Initial Merger would generally be subject to a special tax and interest charge if such U.S. Holder did not make either a qualified electing fund (“QEF”) election or a mark-to-market election for FPAC’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, or a QEF election along with an applicable purging election (collectively, the “PFIC Elections”). These rules are described more fully below under “— Tax Consequences of Ownership and Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants — Passive Foreign Investment Company Rules.”

The rules dealing with PFICs discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, you are strongly urged to consult your tax advisor concerning the application of the PFIC rules to your exchange of Public Shares and/or Public Warrants under your particular circumstances, including as a result of PFIC Elections such U.S. Holders may have made (or may wish to make for the taxable year including the Business Combination).

Tax Consequences of Ownership and Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants

Dividends and Other Distributions on Class A Ordinary Shares of Bullish

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions on Class A Ordinary Shares of Bullish will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Bullish’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Bullish’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares of Bullish. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Ordinary Shares of Bullish and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants.”

Any amount treated as dividend income will be treated as foreign-source dividend income. Amounts treated as dividends that Bullish pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Class A Ordinary Shares of Bullish are readily tradable on an established securities market in the United and Bullish is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding taxable year and provided certain holding period requirements are met.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of a Class A Ordinary Share of Bullish or Bullish Warrant, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of the cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Class A Ordinary Share of Bullish or Bullish Warrant (determined as described above or below), in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Share of Bullish or Bullish Warrant exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Bullish Warrant

Subject to the PFIC rules and except as discussed below with respect to the cashless exercise of a Bullish Warrant, a U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a Class A ordinary share of Bullish upon exercise of a Bullish Warrant with cash. The U.S. Holder’s tax basis in the Class A ordinary share of Bullish received upon exercise of a Bullish Warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in a Bullish Warrant (i.e., its tax basis, calculated in U.S. dollars) and the exercise price. The U.S. Holder’s holding period for a Class A ordinary share of Bullish received upon exercise of a Bullish Warrant with cash will begin on the date following the date of exercise (or possibly the date of exercise) of the Bullish Warrant and will not include the period during which the U.S. Holder held the Bullish Warrant (or any Public Warrant exchanged therefor). If a Bullish Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant (calculated in U.S. dollars). Such loss will be long-term if the warrant has been held for more than one year.

The tax consequences of a cashless exercise of a Bullish Warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Class A Ordinary Share of Bullish received generally would equal the U.S. Holder’s tax basis in the Bullish Warrant. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Share of Bullish will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the Class A Ordinary Share of Bullish would include the holding period of the warrant.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the Bullish Warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining portion of the Bullish Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of Bullish Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of Bullish Warrants deemed exercised and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A Ordinary Shares of Bullish received would equal the U.S. Holder’s tax basis in the Bullish Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Ordinary Shares of Bullish would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult the U.S. Holder’s tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if Bullish redeems Bullish Warrants for cash or purchases Bullish Warrants in an open-market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Exercise, Lapse or Redemption of a Warrant.”

Adjustment to Exercise Price of Bullish Warrants

The terms of each Bullish Warrant provide for an adjustment to the number of Class A Ordinary Shares of Bullish for which a Bullish Warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this proxy statement/prospectus captioned “Description of Bullish Securities — Warrants — Bullish Warrants Issued in Exchange for the Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Bullish Warrants would, however, be treated as receiving a constructive distribution from Bullish if, for example, the adjustment increases such U.S. Holders’ proportionate interest in the assets or earnings and profits of Bullish (e.g. through an increase in the number of Class A Ordinary Shares of Bullish that would be obtained upon exercise or through a decrease to the exercise price of a Bullish Warrant) as a result of a distribution of cash or other property to the holders of Class A Ordinary Shares of Bullish which is taxable to the U.S. Holders of such Class A ordinary Shares of Bullish as described under “— Dividends and Other Distributions on Class A Ordinary Shares of Bullish” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from Bullish equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Bullish Warrants to the extent that such distribution is treated as a dividend. Bullish cannot ensure that it will be able to provide U.S. Holders with the information needed to determinate the U.S. federal income tax impact of any constructive distribution received by such U.S. Holder pursuant to these rules.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Class A Ordinary Shares of Bullish and Bullish Warrants could be materially different from that described above if Bullish is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75 percent of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25 percent of the shares by value, is passive income or (ii) at least 50 percent of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25 percent of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

It is uncertain whether, immediately following the Business Combination, Bullish will be treated as a PFIC for U.S. federal income tax purposes. With certain exceptions, the Class A Ordinary Shares of Bullish would be treated as stock in a PFIC with respect to a U.S. Holder if Bullish (or its predecessor FPAC) were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s Class A Ordinary Shares of Bullish or Public Shares. As discussed above under “Tax Consequences of the Initial Merger to U.S. Holders — PFIC Considerations,” although FPAC likely met one or both of the PFIC tests described above in 2020, it may qualify for the Start-up Exception, under which a corporation will not be treated as a PFIC for the first taxable year in which it has gross income. There can be no assurance, however, that Bullish and/or FPAC will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.

Although Bullish’s PFIC status is determined annually, an initial determination that Bullish is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A Ordinary Shares of Bullish or Bullish Warrants while Bullish was a PFIC, whether or not Bullish meets the test for PFIC status in those subsequent years.

If FPAC does not qualify for the Start-Up Exception and is determined to be a PFIC with respect to a U.S. Holder, and such U.S. Holder was not subject to tax on the receipt of Class A Ordinary Shares of Bullish in exchange for Public Shares, then, although not free from doubt, Bullish would also be treated as a PFIC as to such U.S. Holder with respect to such Class A Ordinary Shares of Bullish even if Bullish did not meet the test for PFIC status in its own right. In addition, if this rule were to apply, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such Class A Ordinary Shares of Bullish (treated as shares of a PFIC as to such holder) for a period that includes its holding period for the Public Shares exchanged therefor.

If Bullish is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares of Bullish or Bullish Warrants and, in the case of Class A Ordinary Shares of Bullish, the U.S. Holder did not make either an applicable PFIC election (or elections) for the first taxable year of Bullish (or, as applicable, FPAC) in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares of Bullish or Bullish Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125 percent of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares of Bullish during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Ordinary Shares of Bullish).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares of Bullish or Bullish Warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Bullish’s first taxable year in which Bullish is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

In general, if Bullish is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Class A Ordinary Shares of Bullish (but not Bullish Warrants) by making a QEF election or a mark-to-market election for Bullish’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, or a QEF election along with an applicable purging election (collectively, the “PFIC Elections”).

As a result of making and maintaining a timely and valid QEF election (if eligible to do so), the U.S. Holder must include in income such U.S. Holder’s pro rata share of Bullish’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its Bullish Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Bullish Warrants (other than upon exercise of such Bullish Warrants for cash) and Bullish was a PFIC at any time during the U.S. Holder’s holding period of such Bullish Warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above.

If a U.S. Holder that exercises Bullish Warrants properly makes and maintains a QEF election with respect to the newly acquired Class A Ordinary Shares of Bullish (or has previously made a QEF election with respect to Class A Ordinary Shares of Bullish, or Public Shares, as applicable), the QEF election will apply to the newly acquired Class A Ordinary Shares of Bullish.

Notwithstanding a QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to the Class A Ordinary Shares of Bullish (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Bullish Warrants, the Public Shares, and the Public Warrants), unless the U.S. Holder makes a purging election under the PFIC rules.

Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s Class A Ordinary Shares of Bullish.

Under another type of purging election, Bullish will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of Bullish’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, Bullish must also be determined to be a “controlled foreign corporation” as defined by the Code. As a result this election, the U.S. Holder will also have a new basis and holding period in the Class A Ordinary Shares of Bullish acquired upon the exercise of the warrants solely for purposes of the PFIC rules.

In the absence of a purging election, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such Class A Ordinary Shares of Bullish and Bullish Warrants for a period that includes such U.S. Holder’s holding period for the Public Shares and Public Warrants exchanged therefor, respectively. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information statement from Bullish. Bullish does not intend to provide U.S. Holders this information if it determines that it is a PFIC.

Alternatively, if Bullish is a PFIC and Class A Ordinary Shares of Bullish constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which such U.S. Holder holds (or is deemed to hold) Class A Ordinary Shares of Bullish and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A Ordinary Shares of Bullish at the end of such year over its adjusted basis in its Class A Ordinary Shares of Bullish. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A Ordinary Shares of Bullish over the fair market value of its Class A Ordinary Shares of Bullish at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A Ordinary Shares of Bullish will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A Ordinary Shares of Bullish will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to the Bullish Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which Class A Ordinary Shares of Bullish are intended to be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Class A Ordinary Shares of Bullish cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Class A Ordinary Shares of Bullish under their particular circumstances.

Other PFIC Rules

If Bullish is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Bullish (or a subsidiary of Bullish) receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Class A Ordinary Shares of Bullish and Bullish Warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to Bullish securities under their particular circumstances.

Material U.S. Federal Income Tax Considerations to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a holder who, for U.S. federal income tax purposes, is a beneficial owner of Bullish securities (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of Class A Ordinary Shares of Bullish generally will not be subject to U.S. federal income tax unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of Bullish securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), or the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from the United States sources generally is subject to tax at a 30 percent rate or a lower applicable treaty rate).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30 percent rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A Ordinary Shares of Bullish will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Public Shares, as described in “Material U.S. Federal Income Tax Considerations to U.S. Holders Redemption of Public Shares — Tax Consequences for U.S. Holders Exercising Redemption Rights — Redemption of Public Shares ” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “Material U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences for U.S. Holders Exercising Redemption Right — Taxable Sale or Exchange of Public Shares” or “— Taxation of Distributions” based on such characterization.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a Bullish Warrant, or the lapse of a Bullish Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described in “Material U.S. Federal Income Tax Considerations to U.S. Holders — Tax Consequences of Ownership and Disposition of Class A Ordinary Shares of Bullish and Bullish Warrants — Exercise or Lapse or Redemption of a Bullish Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of Bullish securities.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to Class A Ordinary Shares of Bullish and proceeds from the sale, exchange or redemption of Bullish securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24 percent) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will not be subject to the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to Bullish. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Class A Ordinary Shares of Bullish, subject to certain exceptions (including an exception for Class A Ordinary Shares of Bullish held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Class A Ordinary Shares of Bullish. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Class A Ordinary Shares of Bullish.

***

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable to you depending upon your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences to you of the disposition of Public Shares and Public Warrants in connection with the Initial Merger and Business Combination, and of the acquisition, ownership and disposition of Class A Ordinary Shares of Bullish and Bullish Warrants, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

DESCRIPTION OF BULLISH SECURITIES

The following description of the material terms of the share capital of Bullish following the transactions includes a summary of specified provisions of the Amended and Restated Memorandum and Articles of Association of Bullish that will be in effect upon completion of the Business Combination. This description is qualified by reference to Bullish’s Amended and Restated Memorandum and Articles of Association as will be in effect upon consummation of the Business Combination, copies of which are attached to this proxy statement/prospectus as Annex B and is incorporated in this proxy statement/prospectus by reference. References in this section to “we” or “us” refer to Bullish.

General

Bullish is a Cayman Islands exempted company and, as of the Closing, its affairs will be governed by the Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. Pursuant to the Amended and Restated Memorandum and Articles of Association, Bullish will be authorized to issue 5,000,000,000 shares of a par value of US$0.00001 each, comprising 4,000,000,000 class A ordinary shares of a par value of US$0.00001 each, 950,000,000 class B ordinary shares of a par value of US$0.00001 each and 50,000,000 preference shares of a par value of US$0.00001 each of Bullish.

As of the date of this proxy statement, there is one share issued and outstanding.

Share Capital

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. The Ordinary Shares are issued in registered form, and are issued when registered in the register of members of Bullish. Bullish may not issue Shares to bearer. Pursuant to the Amended and Restated Memorandum and Articles of Association, the Companies Act and the NYSE rules (where applicable), our board of directors will be authorized to (i) offer, issue, allot or otherwise dispose of them to such persons, and (ii) grant options over its shares, and issue warrants, convertible securities or similar instruments with respect thereto, except for any such actions which may affect the ability of the Company to carry out a conversion of Class B Ordinary Shares; having conversion or option rights, or obligations in such manner, on such terms and having such rights and being subject to such restrictions, as our board of directors may from time to time determine.

The holders of Class A Ordinary Shares will be entitled to one vote per share on all matters to be voted on by such shareholders. The holders of Class B Ordinary Shares will be entitled to ten votes per share on all matters to be voted on by such shareholders.

Our board of directors will be authorized to issue preference shares from time to time in one or more series without shareholder approval and has the discretion under the Amended and Restated Memorandum and Articles of Association to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, return of capital, redemption rights, restrictions, preferences, privileges and payment obligations as between different classes of shares, and may issue those shares in a series of preference shares, without any further shareholder approval.

Conversion of Ordinary Shares

Upon adoption of the Amended and Restated Memorandum and Articles of Association, Class B Ordinary Shares shall automatically convert into Class A Ordinary Shares on a one-for-one basis (a) at any time and from time to time at the option of the holders thereof; and (b) immediately prior to the consummation of a transfer of such Class B Ordinary Shares to any third party (other than to specified transferees), subject to any adjustments for any subdivision or combination with respect to Class A Ordinary Shares in issue occurring after the original filing of the Amended and Restated Memorandum and Articles of Association without a proportionate and corresponding subdivision, combination or similar reclassification of Class B Ordinary Shares in issue in accordance with the Amended and Restated Memorandum and Articles of Association. Each Class B Ordinary Share shall convert into its pro rata number of Class A Ordinary Shares pursuant to the Amended and Restated Memorandum and Articles of Association. The pro rata share for each holder of Class B Ordinary Shares will be determined as follows: each Class B Ordinary Share shall convert into such number of Class A Ordinary Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Ordinary Shares into which all of the Class B Ordinary Shares in issue shall be converted pursuant to the Amended and Restated Memorandum and Articles of Association and the denominator of which shall be the total number of Class B Ordinary Shares in issue at the time of conversion.

In no event may any Class A Ordinary Shares be converted into Class B Ordinary Shares.

Dividends

Shareholders are entitled to such dividends as may be declared by our board of directors. Under the laws of the Cayman Islands, we may pay a dividend out of either profit or our share premium account, provided that in no circumstances may a dividend be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Variation of Rights

If our share capital is divided into more than one class of shares, the rights attached to any such class, may be varied without the consent of the holders of the issued shares of that class where such variation is considered by our directors not to have a material and adverse effect upon rights of such holders; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of a two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Transfer of Shares

Subject to the NYSE rules and the applicable law, our shareholders may transfer all or any of his or her shares by an instrument of transfer. Our board of directors may, in its absolute discretion, decline to register any transfer of Share that has not been fully paid up, is subject to a company lien, or is issued in conjunction with rights, options or warrants issued pursuant to the Amended and Restated Memorandum and Articles of Association on terms that one cannot be transferred without the other.

Liquidation

On a winding-up of our company, subject to any rights or restrictions for the time being attached to any class of shares, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, holders of Bullish Ordinary Shares will be entitled to participate in any assets available for distribution in proportion to their shareholdings.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default, as determined by a court of competent jurisdiction in a final non-appealable order. In addition, Bullish intends to enter into indemnification agreements with its directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling our Company under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Certain Anti-Takeover Provisions

Certain provisions in the Amended and Restated Memorandum and Articles of Association may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the Ordinary Shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Ordinary Shares

The authorized but unissued Ordinary Shares will be available for future issuance by the board of directors on such terms as our board of directors may determine, subject to any limitations in the Amended and Restated Memorandum and Articles of Association. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Ordinary Shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger, amalgamation, scheme of arrangement or otherwise.

Preference Shares

Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of our Company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our Ordinary Shares may fall and the voting and other rights of the holders of Ordinary Shares may be materially adversely affected. Pursuant to the Amended and Restated Memorandum and Articles of Association, preference shares may be issued by our Company from time to time, and our board of directors is authorized (without any requirement for further shareholder action) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, return of capital, redemption rights, restrictions, preferences, privileges and payment obligations as between different classes of shares, and our board of directors may issue those shares in series of preference shares, without any further shareholder approval.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in our best interests.

Warrants

Bullish Warrants Issued in Exchange for the Public Warrants

Upon the Closing, each outstanding FPAC Warrant shall automatically represent the right to purchase one Class A Ordinary Share of Bullish in lieu of one Ordinary Share of FPAC at a price of $11.50 per share, such right is exercisable 30 days after the Closing of the Business Combination, except as discussed in the immediately succeeding paragraph. A warrant holder may exercise its warrants only for a whole number of Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A Ordinary Share upon exercise of a warrant unless the Class A Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We have included such Class A Ordinary Shares issuable upon exercise of the warrants in this proxy statement/prospectus and have agreed to maintain the effectiveness of this registration statement and a current prospectus relating to those Class A Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of the Bullish Warrants issued in exchange for Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Bullish Warrants issued in exchange for the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Ordinary Shares (as defined below) except as otherwise described below;

•

if, and only if, the closing price of our Class A Ordinary Shares equals or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

•

if the closing price of the Class A Ordinary Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Bullish Warrants issued in exchange for the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Bullish Warrants issued in exchange for the Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise adjustment.

Fair Market Value of Class A Ordinary Shares
Redemption Date (period to expiration of warrants)	$	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months		0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months		0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.361
54 months		0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months		0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.361
48 months		0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months		0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.361
42 months		0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months		0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.361
36 months		0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months		0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.361
30 months		0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.361
27 months		0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.361
24 months		0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.361
21 months		0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months		0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months		0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.361
12 months		0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.361
9 months		0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months		0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months		0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months		—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A Ordinary Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A Ordinary Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Ordinary Shares.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Bullish Warrants issued in exchange for the Private Placement Warrants) when the trading price for the Class A Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Ordinary Shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A Ordinary Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per Class A Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of this proxy statement/prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for Class A Ordinary Shares if and when such Class A Ordinary Shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Ordinary Shares to be issued to the holder.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding Class A Ordinary Shares is increased by a capitalization or share dividend payable in Class A Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Ordinary

Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering made to all or substantially all holders of Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) one minus the quotient of (x) the price per Class A Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Class A Ordinary Shares by the company if a proposed initial business combination is presented to the FPAC Shareholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of Class A Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this proxy statement/prospectus, or defective provision (ii) amending the provisions relating to cash dividends on Ordinary Shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 65% of the then-outstanding the Bullish Warrants issued in exchange for Public Warrants is required to make any change that adversely affects the interests of the registered holders.

The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by such shareholders.

If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Bullish Warrants Issued in Exchange for the Private Placement Warrants

Except as described below, the Bullish Warrants issued in exchange for the Private Placement Warrants have terms and provisions that are identical to those of the Bullish Warrants issued in exchange for the Public Warrants.

Except as described above under “— the Bullish Warrants issued in exchange for Public Warrants — Redemption of Warrants when the price per Class A Ordinary Share equals or exceeds $10.00,” if holders of the Bullish Warrants issued in exchange for the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the warrants, multiplied by the excess of the “sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the sponsor fair market value. For these purposes, the “sponsor fair market value” shall mean the average reported closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Shareholders who could exercise their warrants and sell the Class A Ordinary Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Board of Directors

Our board of directors shall consist of such number of directors as the board may from time to time determine and there should be a minimum of one director at all times. Upon the consummation of the Business Combination, our board of directors will consist of up to seven directors.

Appointment of Directors

Our directors shall, be elected by the shareholders by way of any ordinary resolution to either fill a casual vacancy or as an addition to the existing directors. Without prejudice to Bullish’s power to appoint a person to be a director pursuant to the Amended and Restated Memorandum and Articles of Association, the board of directors shall have power at any time to appoint any person who is willing to act as a director, either to fill casual vacancy or as an addition to the existing directors.

Any director may in writing appoint another person to be such director’s alternate, with the alternate having the authority to act in the director’s place at any meeting at which the appointing director is unable to be present. A director may, but is not required to, appoint another director to be an alternate.

Removal of Directors

A director may be removed from office by ordinary resolution of Bullish before the expiration of his period of office. A director will also cease to be a director if he or she (i) dies or becomes bankrupt or makes any arrangement or composition with such director’s creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns the office of director by notice in writing to the company; (iv) not being present personally or by proxy or represented by an alternate director at meetings of directors for a continuous period of six months without special leave of absence from our board of directors, and our board of directors passes a resolution that he or she has by reason of such absence vacated office; (v) is removed from office by notice in writing addressed to him at his address as show in Bullish’s register of directors and signed by all the directors being no less than two; or (vi) is prohibited, by any applicable law or relevant code applicable to the listing of shares on the NYSE, from being a director.

Directors’ Fiduciary Duties

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	duty not to improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of members;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors and officers also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

Meetings of Shareholders

As a Cayman Islands exempted company, Bullish is not obliged by law to call annual general meetings. Following home country practice, Bullish may, but shall not be obliged to, hold an annual general meeting.

Capitalization of Profits and Reserves

Our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our share premium account in accordance with the Companies Act available for distribution by applying such sum in paying up the difference between the nominal value of and the redemption or repurchase price on the redemption or repurchase of our shares, and any other amount as permitted by the Companies Act. However, Bullish shall not be obliged to make any payment to a shareholder in respect of dividend, repurchase redemption or other distribution if the directors suspect that such payment may result in the breach or violation of any applicable laws or regulations (including, without limitation, any anti-money laundering laws or regulations) or such refusal is required by the laws and regulations governing Bullish or its service providers.

Amendment of Memorandum and Articles

Subject to the Companies Act and as provided in the Amended and Restated Memorandum and Articles of Association, Bullish may by special resolution (i) change its name or (ii) change the provisions of its memorandum with respect to its objects, powers or any other matter specified in the memorandum. Bullish may, subject to the Companies Act and pursuant to the Amended and Restated Memorandum and Articles of Association by special resolution amend its articles of association in whole or in part, save for article 28.2 of the Amended and Restated Memorandum and Articles of Association, the amendment of which will require the approval of a special resolution provided that (i) the independent committee of the board of directors is not, at that time, taking any steps with regard to any Committee Enforcement Documents (as defined in the Amended and Restated Memorandum and Articles of Association), from the date falling eighteen months from the date of the Amended and Restated Memorandum and Articles of Association or (ii) with the consent of not less than ninety per cent of shareholders entitled to vote in person or by proxy.

Mergers and Consolidations

Bullish may by a special resolution merge or consolidate with one or more constituent companies (as defined in the Companies Act), upon such terms as our directors may determine.

Transfer Agent and Registrar

Following the completion of the Business Combination, Continental Stock Transfer & Trust Company will act as the transfer agent and registrar for the Class A Ordinary Shares.

Stock Exchange Listing

Bullish will apply for listing, to be effective at the time of the Business Combination, of its Class A Ordinary Shares and warrants on the NYSE under the symbols, “BULL” and “BULLW”, respectively. Bullish will not have units issued or traded following consummation of the Business Combination.

Enforceability of Civil Liability under Cayman Islands Law

Bullish has been advised by Carey Olsen Hong Kong LLP, its Cayman Islands legal counsel, other than in relation to certain judgments of a superior court of certain states and territories of the Commonwealth of Australia, there is no statutory enforcement of foreign judgments in the Cayman Islands. However, a foreign judgment will generally be recognized and enforced at common law by the courts of the Cayman Islands, without any re-examination or re-litigation of the merits of the case, by an action commenced on the foreign judgment debt, provided that:

a.	the foreign court had jurisdiction over the parties to the dispute;

b.	the judgment is for a liquidated sum;

c.	the judgment is final, conclusive and not subject to appeal;

d.	the judgment is not of a public, revenue or penal nature;

e.	the judgment was not obtained by fraud or in proceedings contrary to natural justice;

f.	the enforcement of the judgment would not be contrary to Cayman Islands public policy;

g.	the judgment is not inconsistent with sections 91 or 92 of the Trusts Act (as revised) of the Cayman Islands;

h.	the process by which the judgment is enforced is not barred under laws relating to the prescription and limitation of actions; and

i.	the judgment is not inconsistent with a Cayman Islands judgment in respect of the same cause or point at issue between the same parties.

Anti-Money Laundering

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection Regime

Our Company is subject to a data protection regime in the Cayman Islands, contained in The Data Protection Act, 2017 and The Data Protection Regulations, 2018 (collectively, the “DPL”). The Office of the Ombudsman of the Cayman Islands (the “Ombudsman”) acts as supervisory authority for the DPL. The DPL provides statutory safeguards for the rights of individuals whose personal information is held and processed in the Cayman Islands or by Cayman Islands entities elsewhere. The DPL imposes obligations on Bullish as a data controller, in respect of any data it collects from which any living individual (a “data subject”) can be identified

(“personal data”). Typically, such personal data will be provided to Bullish by potential investors at the time of their subscription, and may relate to individual investors or the officers, controllers and beneficial owners of entity investors. The types of data provided may include an individual’s name, residential address or other contact details, signature, nationality, place and date of birth, tax status, tax ID, bank account details, source of funds and/or source of wealth details.

Bullish’s obligations in relation to personal data are set out in eight data-protection principles contained in the DPL. These require our Company to process personal data fairly and securely and not to retain it for longer than necessary or to reuse it for other purposes. Any third party that processes data on behalf of Bullish must agree in writing to act only on our instructions and to keep such data secure.

The DPL gives data subjects certain rights in respect of their personal data. A data subject may require disclosure of its personal data held by or on behalf of Bullish and the reasons it is being processed. A data subject may also require Bullish to correct or to stop processing their personal data, again unless certain exemptions apply. Exemptions include, for example, the processing being necessary to comply with applicable laws and regulations. Data subjects have rights to complain to the Ombudsman if they consider that Bullish has not complied with the DPL. The Ombudsman has broad powers to enforce the DPL against Bullish, which could include monetary penalties of up to US$300,000.

Cayman Islands Privacy Notice

All entities formed or registered in the Cayman Islands, such as Bullish, are subject to the DPL. The DPL imposes certain obligations on us as data controllers in respect of any personal data relating to individuals that is provided to us or to any third party on our behalf.

Bullish may receive personal data from current and prospective investors (including, for example, personal data on individual directors and beneficial owners or controllers of entities) (“PD”).

The types of PD collected by or on behalf of Bullish on any individual may include their name, residential address or other contact details, signature, nationality, place and date of birth, tax status, tax ID, bank account details, source of funds and/or source of wealth details.

PD is collected by or on behalf of Bullish for the following purposes:

a.

Compliance with applicable laws and regulations (e.g. anti-money laundering rules requiring verification of identity; and tax transparency reporting under the Foreign Account Tax Compliance Act and Common Reporting Standard).

b.	Processing subscriptions, transfers and distributions.

c.	Risk assessment and management.

d.	Ongoing communication with current and prospective investors.

e.	Fulfilment of contractual and other obligations to Investors and other counterparties.

PD is only retained and used by or on behalf of Bullish to the extent reasonably necessary for the purposes stated above. Statutory retention periods may require that PD be retained for a specific period of time after a relationship comes to an end or an incipient relationship is not commenced, and generally it will be prudent for Bullish to retain personal data relating to any relationship until the relevant limitation periods for claims have expired.

PD may be provided by current or prospective shareholders directly to Bullish’s service provider, such as the transfer agent, or may later be transferred to such service providers by Bullish in connection with their provision of services to us.

Bullish takes all reasonable steps to identify and safeguard the physical and electronic security of PD that Bullish holds, or which is held by service providers on our behalf. PD is only received by or transferred to service providers who have provided written confidentiality and security undertakings.

Individuals who believe that their rights under the DPL have been infringed, have a right to complain to the Office of the Cayman Islands Ombudsman (https://ombudsman.ky).

SECURITIES ACT RESTRICTIONS ON RESALE OF BULLISH CLASS A ORDINARY SHARES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A Ordinary Shares of Bullish for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Bullish at the time of, or at any time during the three months preceding, a sale and (ii) Bullish is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as Bullish was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Ordinary Shares of Bullish for at least six months but who are affiliates of Bullish at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of Class A Ordinary Shares of Bullish then-outstanding; or

•	the average weekly reported trading volume of the Class A Ordinary Shares of Bullish during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale

Sales by affiliates of Bullish under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Bullish.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, FPAC’s Sponsor will be able to sell its Private Placement Warrants, pursuant to Rule 144 without registration one year after FPAC has completed the Business Combination. Absent registration under the Securities Act, other shareholders who receive restricted securities will not be permitted to sell their restricted securities under Rule 144 earlier than one year after FPAC has completed the Business Combination.

FPAC anticipates that following the consummation of the Business Combination, Bullish will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

APPRAISAL OR DISSENTERS’ RIGHTS

Neither FPAC Shareholders nor FPAC Warrant holders have appraisal rights under the Companies Act in connection with the Business Combination. While the Companies Act provides for dissent rights on statutory mergers, section 239 of the Companies Act provides that dissent rights are not available in circumstances where the consideration under the merger consists of shares listed on a recognized exchange, which will ultimately be the case with the Merger following consummation of the Business Combination. In addition, the right of a dissenter is to receive fair market value for such dissenter’s shares. In the context of a special purpose acquisition company, the fair market value of a public share will be equal to the redemption price of such public share should a Public Shareholder elect to have their share redeemed. Therefore, from a practical perspective, dissent rights are unlikely to have any commercial purpose.

EXPERTS

The financial statements of Bullish Global as of December 31, 2020 and December 31, 2021, for the period from October 23, 2020 (incorporation) to December 31, 2020, and for the fiscal year ended December 31, 2021, included in this proxy statement/prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of FPAC as of September 30, 2021 and for the period from October 19, 2020 (inception) to September 30, 2021, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

LEGAL MATTERS

The legality of the Bullish Ordinary Shares offered hereby will be passed upon for Bullish by Carey Olsen Hong Kong LLP.

The legality of the Bullish Warrants offered hereby under New York law will be passed upon for Bullish by Kirkland & Ellis LLP.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with the FPAC Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Far Peak Acquisition Corporation, 511 6th Ave., #7342, New York, New York 10011. Following the Business Combination, such communications should be sent in care of Bullish, c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, Attn: Company Secretary.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, FPAC and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of FPAC’s annual report to shareholders and FPAC’s proxy statement. Upon written or oral request, FPAC will deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may request that FPAC deliver single copies of such documents in the future. Shareholders may notify FPAC of their requests by calling or writing FPAC at its principal executive offices at 511 6th Ave, #7342, New York, New York 10011. Following the Business Combination, such requests should be made by calling or writing Bullish at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, Attn: Company Secretary.

ENFORCEABILITY OF CIVIL LIABILITY IN THE CAYMAN ISLANDS

Bullish is incorporated under the laws of the Cayman Islands and will remain incorporated in the Cayman Islands following the Business Combination. Service of process upon Bullish may be difficult to obtain within the United States.

Bullish has been advised by Carey Olsen Hong Kong LLP., its Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against Bullish judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, impose liabilities against Bullish predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. Bullish has been advised by its Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in the nature of taxes, a fine, or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, there is uncertainty with regard to Cayman Islands law on whether judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State will be determined by the courts of the Cayman Islands penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. Because such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws has not yet been made by a court of the Cayman Islands, it is uncertain whether such judgments would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

ENFORCEABILITY OF CIVIL LIABILITY IN HONG KONG

Bullish currently has and will continue to have, limited operations in Hong Kong. In addition, certain of its directors and officers are expected to be based in Hong Kong.

Service of process upon these Hong Kong-based entities or individuals may be difficult to obtain within the United States. There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against these Hong Kong-based entities or individuals predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against these Hong Kong based entities or individuals predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

WHERE YOU CAN FIND MORE INFORMATION

FPAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on FPAC at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to FPAC has been supplied by FPAC, and all such information relating to Bullish and Bullish Global has been supplied by Bullish Global. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing:

Morrow Sodali LLC

470 West Avenue

Stamford CT 06902

Individuals call toll-free (800) 662-5200

Banks and brokers call (203) 658-9400

Email: FPAC.info@investor.morrowsodali.com

INDEX TO FINANCIAL STATEMENTS

Page
BULLISH GLOBAL — UNAUDITED FINANCIAL STATEMENTS
Unaudited Consolidated Statements of Profit or Loss and Other Comprehensive Income for the six months ended June 30, 2022 and 2021	F-2
Consolidated Balance Sheets as of June 30, 2022 (unaudited) and December 31, 2021	F-3
Unaudited Consolidated Statements of Changes in Equity for the six months ended June 30, 2022 and 2021	F-4
Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2022 and 2021	F-5
Notes to the Unaudited Consolidated Financial Statements	F-6

BULLISH GLOBAL — AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-34
Consolidated Statements of Profit or Loss and Other Comprehensive Income for the year ended December 31, 2021 and for the period from October 23, 2020 (Date of Incorporation) to December 31, 2020	F-36
Consolidated Balance Sheets as of December 31, 2021 and 2020	F-37
Consolidated Statements of Changes in Equity for the period from October 23, 2020 (Date of Incorporation) to December 31, 2021	F-38
Consolidated Statements of Cash Flows for the period from October 23, 2020 (Date of Incorporation) to December 31, 2021	F-39
Notes to the Consolidated Financial Statements	F-40

FAR PEAK ACQUISITION CORPORATION — UNAUDITED FINANCIAL STATEMENTS
Condensed Balance Sheets as of June 30, 2022 (unaudited) and September 30, 2021	F-85

Unaudited Condensed Statements of Operations for the three months ended June 30, 2022 and 2021, the nine months ended June 30, 2022 and for the period from October 19, 2020 (inception) through June 30, 2021

F-86

Unaudited Condensed Statements of Changes in Shareholders’ Deficit for the three months ended June 30, 2022 and 2021, for the nine months ended June 30, 2022 and for the period from October 19, 2020 (inception) through June 30, 2021

F-87
Unaudited Condensed Statements of Cash Flows for the nine months ended June 30, 2022 and for the period from October 19, 2020 (inception) through June 30, 2021	F-89
Notes to Unaudited Condensed Financial Statements	F-90

FAR PEAK ACQUISITION CORPORATION — AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-109
Balance Sheet at September 30, 2021	F-110
Statement of Operations for the period from October 19, 2020 (inception) through September 30, 2021	F-111
Statement of Shareholders’ Deficit for the period from October 19, 2020 (inception) through September 30, 2021	F-112
Statement of Cash Flows for the period from October 19, 2020 (inception) through September 30, 2021	F-113
Notes to Financial Statements	F-114

BULLISH GLOBAL

UNAUDITED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND JUNE 30, 2021

	Notes	For the six months ended June 30, 2022 US$’000	For the six months ended June 30, 2021 US$’000
Revenue	3	31,115,697	—
Cost of revenue	4	(31,073,040)	—
Change in fair value of digital assets held, net	5	(3,803,805)	—

Gross margin		(3,761,148)	—

Operating expenses:
Legal and professional fees		(11,946)	(13,710)
Compensation and benefits		(34,858)	(19,951)
Intercompany service fees	25	(34,942)	(62,271)
Other operating expenses	6	(35,353)	(5,119)

Total operating expenses		(117,099)	(101,051)

Net operating loss		(3,878,247)	(101,051)

Finance income	7	283	512
Finance expense	8	(5,558)	—
Amortization of convertible redeemable preference shares	16	(56,448)	(72,087)

Loss before income tax		(3,939,970)	(172,626)

Income tax expense	9 (b)	(252)	—

Net loss		(3,940,222)	(172,626)

Other comprehensive income:
Items that will not be reclassified to profit or loss:
Revaluation gains of digital assets		—	1,199,540

Total comprehensive (loss)/income		(3,940,222)	1,026,914

Weighted average number of ordinary shares for the purposes of basic and diluted loss per share
Basic and Diluted	21	225,001	225,001
Loss per share		US$	US$
Basic and Diluted		(17.51)	(0.77)

The notes on pages F-6 to F-33 are an integral part of these consolidated financial statements.

BULLISH GLOBAL

UNAUDITED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2022 AND DECEMBER 31, 2021

		June 30, 2022	December 31, 2021
	Notes	US$’000	US$’000
ASSETS
Non-current assets
Other intangible assets		1,336	1,336
Property and equipment and right-of-use assets	11	13,284	8,266
Other assets	12	243	267
Deferred tax assets	14	3,958	1,823

Total non-current assets		18,821	11,692

Current assets
Digital assets held - inventories	10	2,760,534	6,110,795
Digital assets held - loan receivable	10	64,284	—
Digital assets held - customer segregated inventories	10	—	19
Safeguarding digital assets		110,169	46,162
Other assets	12	4,097	5,548
Customer segregated cash		182,807	33,564
Restricted cash		16,494	12,677
Cash and cash equivalents	15	613,873	1,234,774

Total current assets		3,752,258	7,443,539

Total assets		3,771,079	7,455,231

LIABILITIES
Non-current liabilities
Convertible redeemable preference shares	16	1,222,772	1,166,324
Lease liabilities		8,730	5,543
Deferred tax liabilities	14	2	14

Total non-current liabilities		1,231,504	1,171,881

Current liabilities
Payable to customers in liquidity and spot account - cash		182,104	33,571
Payable to customers in liquidity account - digital assets		—	9
Payable to customers in margin account - cash		703	3
Digital asset safeguarding liabilities		110,169	46,162
Lease liabilities		1,960	955
Other payables	17	61,832	91,719

Total current liabilities		356,768	172,419

Total liabilities		1,588,272	1,344,300

Net assets		2,182,807	6,110,931

EQUITY
Share capital and share premium	18	3,787,108	3,787,108
Option premium on convertible redeemable preference shares		245,802	245,802
Share-based payment reserves		56,893	44,795
Accumulated (deficit) / surplus		(1,906,996)	2,033,226

Total equity		2,182,807	6,110,931

The notes on pages F-6 to F-33 are an integral part of these consolidated financial statements.

BULLISH GLOBAL

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

	Share capital	Share premium	Option premium on convertible redeemable preference shares	Share-based payment reserves	Fair value reserves	Accumulated deficit	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
As of January 1, 2021	225	3,786,912	244,567	—	—	(19,837)	4,011,867
Net loss	—	—	—	—	—	(172,626)	(172,626)
Revaluation of digital assets	—	—	—	—	1,199,540	—	1,199,540

Total comprehensive income	—	—	—	—	1,199,540	(172,626)	1,026,914
Transaction costs	—	(285)	—	—	—	—	(285)
Issuance of share capital	—	256	—	—	—	—	256
Recognition of equity component of convertible redeemable preference shares	—	—	1,235	—	—	—	1,235
Equity settled share-based payments	—	—	—	19,593	—	—	19,593
Transfer of revaluation gain of digital assets upon classification of inventories	—	—	—	—	(321,069)	321,069	—
Dividend declared and approved during the period	—	—	—	—	—	(371,250)	(371,250)

As of June 30, 2021	225	3,786,883	245,802	19,593	878,471	(242,644)	4,688,330

	Share capital	Share premium	Option premium on convertible redeemable preference shares	Share-based payment reserves	Accumulated surplus / (deficit)	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
As of January 1, 2022	225	3,786,883	245,802	44,795	2,033,226	6,110,931
Net loss	—	—	—	—	(3,940,222)	(3,940,222)

Total comprehensive loss	—	—	—	—	(3,940,222)	(3,940,222)
Equity settled share-based payments	—	—	—	12,098	—	12,098

As of June 30, 2022	225	3,786,883	245,802	56,893	(1,906,996)	2,182,807

The notes on pages F-6 to F-33 are an integral part of these consolidated financial statements.

BULLISH GLOBAL

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

		For the six months ended June 30, 2022	For the six months ended June 30, 2021
	Notes	US$’000	US$’000
Cash flows from operating activities
Net loss		(3,940,222)	(172,626)
Adjustments for:
Bank interest income	7	(283)	(512)
Debt interest expense	8	5,446	—
Lease interest expense	8	112	—
Net foreign exchange gain		(76)	—
Amortization of convertible redeemable preference shares	16	56,448	72,087
Share-based payments expenses	22	12,098	19,593
Depreciation of property and equipment and right-of-use assets	11	1,160	2
Loss from revaluation of digital assets	5	3,803,805	—

Operating cash flows before changes in operating assets and liabilities		(61,512)	(81,456)
Decrease/(Increase) in other assets		1,475	(7,908)
Increase in digital assets held - inventories		(453,544)	—
Increase in digital assets held - loan receivable		(64,284)	—
Decrease in digital assets held - customer segregated inventories		19	—
Increase in deferred tax assets		(2,135)	—
(Decrease)/Increase in other payables		(29,811)	19,501
Increase in payable to customers in liquidity and spot account - cash		148,533	—
Decrease in payable to customers in liquidity account - digital assets		(9)	—
Decrease in payable to customers in margin account - cash		700	—
Decrease in deferred tax liabilities		(12)	—

Net cash used in operating activities		(460,580)	(69,863)

Cash flows from investing activities
Proceeds on disposal of digital assets held - intangible assets		—	1,001,312
Purchase of digital assets held - intangible assets		—	(50,680)
Proceeds on disposal of property and equipment	11	19	—
Purchase of property and equipment	11	(1,327)	(88)
Interest received	7	283	512

Net cash (used in)/generated from investing activities		(1,025)	951,056

Cash flows from financing activities
Proceeds from issuance of convertible redeemable preference shares	16	—	152,000
Repayment of convertible redeemable preference shares	16,23	—	(120,620)
Dividends paid	24	—	(371,250)
Interest paid	8	(5,446)	—
Proceeds from loans		225,000	—
Repayment of loans		(225,000)	—
Repayment on lease liabilities		(790)	—

Net cash used in financing activities		(6,236)	(339,870)

Net (decrease)/increase in cash and cash equivalents, customer segregated cash and restricted cash		(467,841)	541,323
Cash and cash equivalents, customer segregated cash and restricted cash at beginning of the period		1,281,015	239,377

Cash and cash equivalents, customer segregated cash and restricted cash at end of the period		813,174	780,700

Cash and cash equivalents, customer segregated cash and restricted cash consisted of the following:
Customer segregated cash		182,807	—
Restricted cash		16,494	—
Cash and cash equivalents	15	613,873	780,700

Total cash and cash equivalents, customer segregated cash and restricted cash		813,174	780,700

Supplemental schedule of non-cash operating activity
Increase in safeguarding digital assets		(64,007)	—
Increase in digital asset safeguarding liabilities		64,007	—

The notes on pages F-6 to F-33 are an integral part of these consolidated financial statements.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1	General information

Bullish Global (the “Company”) is an exempted company incorporated and domiciled in the Cayman Islands with limited liability and has its registered office in the Cayman Islands. The Company is majority owned by Block.one, an exempted company incorporated and domiciled in the Cayman Islands with limited liability and has its registered office in the Cayman Islands. The Company and its subsidiaries are collectively referred to as “the Group”.

The principal activity of the Group is operating a digital asset exchange (which commenced operations in November 2021). The Company’s wholly-owned subsidiary, Bullish (GI) Limited, was established to launch a new blockchain-based digital assets trading platform designed to combine the performance, user privacy, and compliance offered by central limit order book technology with the vertically integrated user benefits of decentralized finance (DeFi) market architecture.

On July 8, 2021, the Company announced its intention to go public on the New York Stock Exchange when it entered into a Business Combination Agreement, by and among the Company, Far Peak Acquisition Corporation, a Cayman Islands exempted company (“FPAC”), Bullish, a Cayman Islands exempted company and direct subsidiary of the Company, BMC1, a Cayman Islands exempted company and direct subsidiary of Bullish, and BMC2, a Cayman Islands exempted company and direct subsidiary of Bullish. In accordance with the terms of, subject to various conditions and approvals, and giving effect to, the Business Combination Agreement, FPAC will merge into BMC1 with BMC1 surviving, and Bullish Global will merge into BMC2 with Bullish Global surviving and each of BMC1 and Bullish Global will become subsidiaries of Bullish. We expect to account for the transaction upon closing as a capital reorganization, equivalent to the Company issuing its own shares and purchasing the net assets of FPAC accompanied by a recapitalization.

Bullish (GI) Limited was incorporated in Gibraltar on April 2, 2020 and operates a digital asset trading platform (the “Exchange”) . It was incorporated as a wholly-owned subsidiary of Block.one and its shares were contributed to the Company on December 31, 2020. The Exchange is regulated by the Gibraltar Financial Services Commission (“GFSC”), under its crypto-specific Distributed Ledger Technology (“DLT”) Regulatory Framework. In November 2021, the Exchange obtained the DLT License and launched operations (“Launch”) by offering to eligible customers a suite of services and technologies (trading service, Hybrid Order Book, Liquidity Pools, margin trading service and custody service).

In terms of business segments, the Group has been managed as one business segment and reporting unit.

2	Summary of principal accounting policies

The accounting policies that we applied for these unaudited consolidated financial statements are consistent with those described in the audited consolidated financial statements for the year ended December 31, 2021, as are the methods of computation, unless otherwise stated below.

2.1	Basis of preparation

(i)	Compliance with IFRS

The unaudited consolidated financial statements for the six months ended June 30, 2021 and 2022, have been prepared in accordance with International Accounting Standard (IAS) 34 Interim Financial Reporting, International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB). The consolidated interim financial statements included herein reflect all adjustments (consisting only of normal, recurring adjustments) which are, in our opinion, necessary for a fair presentation of the information as of and for the periods presented.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.1	Basis of preparation—(Continued)

(i)	Compliance with IFRS—(Continued)

The unaudited consolidated financial statements do not include all the information and disclosures required in the annual financial statements, and should be read in conjunction with the audited consolidated financial statements of the Group for the year ended December 31, 2021, which have been prepared in accordance with IFRS.

(ii)	New standard and amendments to standards which are not yet effective

A number of new standards are effective for annual periods beginning on or after January 1, 2023 and earlier application is permitted; however, the Group has not applied the following new and revised IFRS Standards that have been issued but are not yet effective. The Group has not yet commenced reviewing the effects of applying the amendments on the financial statements.

Amendments to IAS 1 Presentation of Financial Statements – Classification of Liabilities as Current or Non-current

The amendments to IAS 1 affect only the presentation of liabilities as current or non-current in the balance sheet and not the amount or timing of recognition of any asset, liability, income or expenses, or the information disclosed about those items.

The amendments clarify that the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period, specify that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability, explain that rights are in existence if covenants are complied with at the end of the reporting period, and introduce a definition of ‘settlement’ to make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services.

The amendments are applied retrospectively for annual periods beginning on or after January 1, 2023, with early application permitted.

Amendments to IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2 Making Materiality Judgements – Disclosure of Accounting

The amendments change the requirements in IAS 1 with regard to disclosure of accounting policies. The amendments replace all instances of the term ‘significant accounting policies’ with ‘material accounting policy information’. Accounting policy information is material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.

The supporting paragraphs in IAS 1 are also amended to clarify that accounting policy information that relates to immaterial transactions, other events or conditions is immaterial and need not be disclosed. Accounting policy information may be material because of the nature of the related transactions, other events or conditions, even if the amounts are immaterial. However, not all accounting policy information relating to material transactions, other events or conditions is itself material.

The amendments to IAS 1 are effective for annual periods beginning on or after 1 January 2023, with earlier application permitted and are applied prospectively. The amendments to IFRS Practice Statement 2 do not contain an effective date or transition requirements.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.1	Basis of preparation—(Continued)

(ii)	New standard and amendments to standards which are not yet effective—(Continued)

Amendments to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors – Definition of Accounting Estimates

The amendments help entities to distinguish between accounting policies and accounting estimates, which replace the definition of a change in accounting estimates with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”.

The definition of a change in accounting estimates was deleted. However, the IASB retained the concept of changes in accounting estimates in the Standard with the following clarifications:

•	A change in accounting estimate that results from new information or new developments is not the correction of an error

•

The effects of a change in an input or a measurement technique used to develop an accounting estimate are changes in accounting estimates if they do not result from the correction of prior period errors

The amendments are effective for annual periods beginning on or after 1 January 2023 to changes in accounting policies and changes in accounting estimates that occur on or after the beginning of that period, with earlier application permitted.

Amendments to IAS 12 Income Taxes—Deferred Tax related to Assets and Liabilities arising from a Single Transaction

The amendments introduce a further exception from the initial recognition exemption. Under the amendments, an entity does not apply the initial recognition exemption for transactions that give rise to equal taxable and deductible temporary differences.

Depending on the applicable tax law, equal taxable and deductible temporary differences may arise on initial recognition of an asset and liability in a transaction that is not a business combination and affects neither accounting nor taxable profit. For example, this may arise upon recognition of a lease liability and the corresponding right-of-use asset applying IFRS 16 at the commencement date of a lease.

Following the amendments to IAS 12, an entity is required to recognize the related deferred tax asset and liability, with the recognition of any deferred tax asset being subject to the recoverability criteria in IAS 12.

The amendments apply to transactions that occur on or after the beginning of the earliest comparative period presented. In addition, at the beginning of the earliest comparative period an entity recognizes:

•

A deferred tax asset (to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized) and a deferred tax liability for all deductible and taxable temporary differences associated with:

•	Right-of-use assets and lease liabilities

•	The cumulative effect of initially applying the amendments as an adjustment to the opening balance of retained earnings (or other component of equity, as appropriate) at that date

The amendments are effective for annual reporting periods beginning on or after 1 January 2023, with earlier application permitted.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.1	Basis of preparation—(Continued)

(iii)	SEC Staff Accounting Bulletin No. 121

On March 31, 2022, the SEC released Staff Accounting Bulletin No. 121 (“SAB 121”), which provides the SEC staff’s view that a business that has an obligation to safeguard digital assets held for its customers should record a liability and a corresponding asset on its balance sheet at fair market value of the digital assets. SAB 121 provides interpretative guidance with respect to the circumstances under which there is an obligation to safeguard digital assets held for customers, the measurement of the safeguarding assets and liabilities, related disclosures and effective dates.

The interpretative guidance of SAB 121 is required to be applied with effect from January 1, 2021 and also retroactively to a maximum of two most recent annual periods ending before June 15, 2022. SAB 121 was applied with effect from Launch in November 2021, because prior to such date there were no digital assets held on behalf of customers under custody.

(iv) Going Concern

The directors have, at the time of approving the financial statements, a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Thus, they continue to adopt the going concern basis of accounting in preparing the financial statements.

2.2	Customer segregated cash - spot accounts and margin accounts

The cash in spot accounts and margin accounts is accounted as an on-balance sheet item with a corresponding liability owed to customers. It represents restricted cash and cash equivalents maintained in the segregated bank accounts that are held for the exclusive benefit of the customers. It is comprised of cash deposits held by the customers in their spot and margin accounts and unsettled deposits and withdrawals. These balances are presented in the consolidated balance sheet under “Customer segregated cash”. The corresponding liability owed to customers is presented under payable to customers in the consolidated balance sheet.

2.3	Customer segregated digital assets held on behalf of customers in margin accounts including digital asset collateral

The assets received from margin customers and held in their margin accounts represent collateral to support the Company as a secured creditor of cash or digital asset loans. The collateral received secures the lending, the Group does not absent event of default has the ability to control the digital assets in the margin account. Accordingly, the Group accounts for the digital assets in margin accounts as off-balance sheet items. The Group records a safeguarding liability to account for its obligations to the customer along with a safeguarding asset.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.3	Customer segregated digital assets held on behalf of customers in margin accounts including digital asset collateral—(Continued)

For the year ended December 31, 2021, the Company accounted for the digital assets in margin accounts as on-balance sheet item with a corresponding liability owed to customers. The Company concludes the asset balance in margin accounts for the year ended December 31, 2021 as inconsequential to the financial statements.

2.4	Loan receivable - digital asset and fiat

Loan receivable represents loan made in digital asset or fiat via margin lending services or credit line facility provided by the Exchange. It is collateralized by fiat and digital assets in the customer’s spot account on the exchange with withdrawal limits and minimum collateral value requirements that must be met, and may additionally be backed by other acceptable credit support.

The Exchange will derecognize the original digital asset from its digital asset inventories and recognize loan receivable that is measured at fair value through profit or loss. For fiat loans, the Exchange will derecognize cash and record a loan receivable that is measured at amortized cost. The interest thereon is recognized in the consolidated statement of profit or loss using the effective interest method.

3	Revenue

The following tables summarize the disaggregation of revenue by venues for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
On the Exchange:
Digital asset sales	30,897,212	—
Transaction Revenue(i)	354	—
On other venues(ii):
Digital asset sales	218,131	—

	31,115,697	—

(i)	For the six months ended June 30, 2022, the Exchange recorded margin interest of US$0.2 million from its margin lending activity and US$0.1 million from its credit line facility.

(ii)	Other venues means other exchanges or over-the-counter brokers that were used to purchase or sell digital assets.

For the six months ended June 30, 2022, the revenue from digital asset sales on the Exchange consisted of US$30,492.0 million and US$405.2 million from the Liquidity Pool and Bullish Treasury respectively.

In addition, the Group disposed digital assets through other venues including over-the-counter markets, amounting to US$218 million for the six months ended June 30, 2022 (2021: US$ nil).

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4	Cost of revenue

The following table summarizes the disaggregation of cost of revenue by venues for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Cost of digital asset sales on the Exchange	(30,855,146)	—
Cost of digital asset sales on other venues(i)	(217,894)	—

	(31,073,040)	—

(i)	Other venues means other exchanges or over-the-counter brokers that were used to purchase or sell digital assets.

For the six months ended June 30, 2022, the Exchange recorded cost of revenue based on the carrying value of the digital assets sold from the Liquidity Pool on the Exchange which was the fair value of the digital asset at the time it was disposed. The difference between the revenue and cost of revenue was the trading spread.

5	Change in fair value of digital assets held, net

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Change in fair value of digital asset inventories, arising from purchase of digital assets on the Exchange	41,380	—
Change in fair value of digital asset inventories, net of change in fair value of the payable to customers	(3,845,185)	—

	(3,803,805)	—

For the six months ended June 30, 2022, the total change to fair value of the Group’s digital assets was negative US$3,845 million, net of change in fair value of payables to customers.

6	Other operating expenses

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Information technology and software expenses	14,621	3,072
Advertisement and promotion expenses	11,475	196
Custody fees	1,964	1,609
Others(i)	7,293	242

	35,353	5,119

(i)	For the six months ended June 30, 2022, the Exchange recognized US$78k as the payments to liquidity providers under “Others”.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7	Finance income

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Bank interest income	283	512

8	Finance expense

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$‘000
Loan interest expenses(i)	5,446	—
Lease interest expenses	112	—

	5,558	—

Note (i)

On January 5, 2022, the Company entered into a master loan agreement (the “Master Loan Agreement”) with Galaxy Digital LLC (“Galaxy”), pursuant to which Galaxy has agreed to extend to the Company a loan in a principal amount of US$75 million (the “Galaxy Loan”). The term of the Galaxy Loan is six months with borrow fees to be paid monthly and outstanding principal amount due at maturity. The Company has repaid the loan in full on June 16, 2022.

On January 13, 2022, the Company entered into a loan and security agreement (the “Loan and Security Agreement”) with NYDIG Funding LLC (“NYDIG”), pursuant to which NYDIG has agreed to extend to the Company a loan in a principal amount of US$150 million (the “NYDIG Loan”). The maturity date of the NYDIG Loan is December 30, 2022 with interest to be paid monthly and outstanding principal amount due at maturity. The Company may, at its option, upon prior written notice to the NYDIG, without premium or penalty, prepay all or any portion of the NYDIG Loan. The Company has repaid the loan in full on June 27, 2022.

For the six months ended June 30, 2022, the Company recognized loan interest expenses of US$1.7 million and US3.7 million from the Galaxy and NYDIG loan respectively.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9	Taxation

(a)	Taxation in the consolidated profit or loss represents:

This note provides an analysis of the Group’s income tax expense, and shows what amounts are recognized directly in equity and how the tax expense is affected by non-assessable and non-deductible items. It also explains significant estimates made in relation to the Group’s tax position.

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Current tax	2,399	—
Deferred tax	(2,147)	—

Total tax expense	252	—

The deferred tax balance comprises temporary differences attributable to:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
Deferred tax	US$’000	US$’000
Research and Development expenses	1,852	—
Compensation and benefits	213	—
Tax losses carried forward	110	—
Depreciation allowances	(28)	—

Total deferred tax income	2,147	—

(b)	Reconciliation between tax expense and accounting loss at applicable tax rates:

A reconciliation of the tax expense applicable to loss before income tax at the statutory rate for the jurisdiction in which the Company and the majority of its subsidiaries are domiciled to the tax expense at the effective tax rate is as follows:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Loss before income tax	(3,939,970)	(172,626)
Tax at the applicable tax rate of 0%	—	—
Effects of different tax rates available to different jurisdictions	(4,563)	(3,257)
Expenses not deductible for tax purposes	59	—
Income not subject to tax	(23)	(5)
Tax effects on unrecognized tax losses	4,779	3,262

Total tax expense	252	—

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

9	Taxation—(Continued)

(b)	Reconciliation between tax expense and accounting loss at applicable tax rates—(Continued):

As of June 30, 2022, Bullish Group had estimated unused tax losses of approximately US$150.7 million that can be carried forward indefinitely, subject to final assessment by the tax authorities. Unrecognized tax losses amounted to US$150.1 million, due to lack of certainty of future taxable profits that can utilize the loss carry forward.

10	Digital assets held

(a)	Digital assets held - Inventories

The table below represents the movement of digital assets held - inventories as of June 30, 2022.

Digital assets held
US$’000
As of December 31, 2021	6,110,795
Addition	31,633,162
Disposal	(31,115,334)
Digital asset loans made	(98,933)
Revaluation	(3,769,156)

As of June 30, 2022	2,760,534

The table below represents the breakdown of digital assets held - inventories by venues.

	June 30, 2022	December 31, 2021
	US$’000	US$’000
Digital assets held on the Exchange	1,578,159	1,029,065
USDC held on the Exchange	22,672	80,795
Digital assets held on other venues(i)	1,159,098	5,000,302
USDC held on other venues(i)	605	633

Total	2,760,534	6,110,795

(i)	Other venues means other exchanges or over-the-counter brokers that were used to purchase or sell digital assets.

(b)	Digital assets held - Loan Receivables

Digital assets held
US$’000
As of December 31, 2021	—
Digital asset loan made	98,933
Revaluation	(34,649)

As of June 30, 2022	64,284

In May 2022, the Exchange commenced a pilot program for a credit line facility under which the Exchange offers margin credit lines to eligible institutional customers who request to engage in leveraged trading (the “Credit Line Facility”). The Exchange may make fiat and/or digital asset margin loans to customers by

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10	Digital assets held—(Continued)

(b)	Digital assets held - Loan Receivables—(Continued)

transferring the approved margin loan amount to the customer’s spot account. These margin loans are collateralized by fiat and digital assets in the customer’s spot account.

As of June 30, 2022, the Group provided digital asset loans to customers of US$15,000 and US$64,269,000 via margin lending services and the credit line facility, respectively.

(c)	Digital assets held - Customer Segregated Inventories

	June 30, 2022	December 31, 2021
	US$’000	US$’000
Digital assets held on the Exchange	—	19

Total	—	19

As of June 30, 2022, there were no digital assets held by the Group on behalf of customers and recognized on the consolidated balance sheet i.e. digital assets in liquidity accounts. Digital assets are classified as inventory and recognized at fair value. Fair value changes in the carrying amount are recognized in the consolidated statement of profit and loss.

(d)	Type of digital assets held

	June 30, 2022	December 31, 2021
	US$’000	US$’000
Digital assets held - inventories[1]
BTC	2,534,478	5,743,326
ETH	155,935	219,466
USDC	23,276	81,428
EOS	29,660	66,575
LINK	9,883	—
LTC	7,302	—

Sub-total	2,760,534	6,110,795

Digital assets held - customer segregated inventories
BTC	—	9
EOS	—	10

Sub-total	—	19

Digital assets held - loan receivables
BTC	64,269	—
LINK	15	—

Sub-total	64,284	—

Total	2,824,818	6,110,814

Notes:

1)	Prior to Soft Launch in November 2021, our digital assets were classified as Intangible Assets. Following Soft Launch, the digital assets were classified as Inventories.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

11	Property and equipment and right-of-use assets

	Computer and equipment	Furniture & Fixtures	Leasehold improvements	Right-of-use assets(i)	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
COST
As of December 31, 2021	1,065	316	693	6,663	8,737
Additions	267	425	635	4,870	6,197
Disposal	—	—	(19)	—	(19)

As of June 30, 2022	1,332	741	1,309	11,533	14,915

ACCUMULATED DEPRECIATION
As of December 31, 2021	(112)	(9)	(75)	(275)	(471)
Charge for the year	(199)	(45)	(117)	(799)	(1,160)

As of June 30, 2022	(311)	(54)	(192)	(1,074)	(1,631)

CARRYING AMOUNT
As of December 31, 2021	953	307	618	6,388	8,266

As of June 30, 2022	1,021	687	1,117	10,459	13,284

(i)	Right-of-use assets

The Group leases the office premises and the lease term ranges from 3 to 12 years. The maturity analysis of lease liabilities is presented in note 19.

12    Other assets

	June 30, 2022	December 31, 2021
	US$’000	US$’000
Non-current assets
Deposits	235	258
Other receivables	8	9

	243	267
Current assets
Prepayments	4,097	5,536
Sales tax receivables	—	12

	4,097	5,548

The carrying amounts of other assets approximate their fair values because of their immediate or short-term maturity. Other assets are mainly denominated in United States dollar.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

13	Investments in subsidiaries

Information about the major subsidiaries of the Group as of June 30, 2022 is as follows:

Name of subsidiary	Place of incorporation and operations	Issued share capital/paid-up share capital	Group’s Effective interest	Held by the Company	Principal activity
Bullish (GI) Limited	Gibraltar	Ordinary Shares 30,001 / USD 300	100%	100%	Digital asset exchange
Cell F88 of White Rock Insurance (Gibraltar) PCC Limited	Gibraltar	Insurance Shares 2 / EUR 0.02	100%	100%	Provision of insurance services
Bullish US LLC	United States	Ordinary Shares 30,001 / USD 5,000,000	100%	100%	Group service company
Bullish HK Limited	Hong Kong	Ordinary Shares 2,000 / HKD 20,000,000	100%	100%	Group service company
Bullish SG. Pte Ltd	Singapore	Ordinary Shares Nil / Nil	100%	100%	Group service company
Bullish Capital	Cayman Islands	Ordinary Shares 1 / USD 100,000,000	100%	100%	Provision of group treasury services

14	Deferred tax

The following are the major deferred tax liabilities and assets recognized by the Group and movements thereon as of June 30, 2022 and December 31, 2021.

	Research and Development expenses	Compensation and benefits	Depreciation allowances	Tax losses carried forward	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
As of December 31, 2021	—	1,857	(49)	1	1,809
Charged to profit or loss	1,852	213	(28)	110	2,147

As of June 30, 2022	1,852	2,070	(77)	111	3,956

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis. The following is the analysis of the deferred tax balances (after offset) for financial reporting purposes:

	June 30, 2022	December 31, 2021
	US$’000	US$’000
Deferred tax assets	3,958	1,823
Deferred tax liabilities	(2)	(14)

	3,956	1,809

As of June 30, 2022, the Group had estimated unused tax losses of approximately US$150.7 million (Dec 2021: US$111.8 million) that can be carried forward indefinitely, subject to final assessment by the tax authorities. The Group has recognized deferred tax assets arising from tax losses of US$0.6 million (Dec 2021: US$0.001 million), that are available for offset against future profits. In respect of the remaining US$150.1 million (Dec 2021: US$111.8 million), no deferred tax asset has been recognized as it is not considered probable that there will be future taxable profits available.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

15	Cash and cash equivalents

	June 30, 2022	December 31, 2020
	US$’000	US$’000
Cash at bank and cash on hand	100,132	302,970
Cash on the Exchange at bank	513,741	931,804

	613,873	1,234,774

The carrying amounts of cash and bank balances approximate their fair values because of their immediate or short-term maturities.

16	Convertible redeemable preference shares

		For the period ended June 30, 2022	For the period ended June 30, 2021
	Note	US$’000	US$’000
Beginning of period		1,166,324	1,009,379
Liability component of issue		—	150,765
Amortization of convertible redeemable preference shares	23	56,448	72,087
Repayment of convertible redeemable preference shares		—	(120,620)

As of end of period		1,222,772	1,111,611

Convertible redeemable preference shares of 63,602,968 and 9,500,000 were issued by the Company as fully paid with par value of US$0.001 on December 31, 2020 and January 7, 2021, respectively. The shareholders have a right to put back the shares to the Company at a fixed guaranteed amount upon the occurrence of certain triggering events outside of the Company’s control. In addition, each share is convertible at the option of the shareholders into Class C ordinary common shares of the Company on the basis of one ordinary share for every one preference share held. The preference shareholders are entitled to dividends declared by the Company and have preference over the ordinary shares in the event of a liquidation.

The key terms of the Class B preference shares are summarized as follows:

(a)	Conversion Feature

Optional Conversion

The holders of the convertible preference shares have the right, at its option, to convert all or part of its convertible shares into Class C Common Shares at any time.

Automatic Conversion

All the Class B preference shares shall be converted into Class C Common Shares immediately prior to the consummation of a Qualifying IPO.

The initial conversion ratio of Class B Preference Shares to Class C Common Shares is 1:1, subject to adjustments in the event of (i) consolidation or subdivision of shares, (ii) reclassification or alterations to the share capital of the Company or (iii) scrip dividends.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

16	Convertible redeemable preference shares—(Continued)

(b)	Redemption Feature

Upon issuance of Class B Preference Shares, the Company shall redeem all or part of the outstanding preferred shares held by the requesting holder at its sole discretion, and within the specified repurchase period, if any of the following events are met:

(i)	the Company does not consummate a Qualifying IPO on or before December 31, 2022 or;

(ii)

the Directors propose to recommend or declare a dividend in cash or in specie (including digital assets), or repurchase shares outstanding from shareholders with cash or other consideration (including digital assets) or;

(iii)

the holders of Class A Common Shares exercise their right to require all other shareholders to sell and/or transfer all their shares to a third party (the Proposed Transferee) if they propose to either (1) sell a number of shares equal or greater than 75 percent of the total number of shares on an as-converted basis to the Proposed Transferee or (2) transfer all of their shares pursuant to, or otherwise approve, any merger, consolidation, amalgamation or other transaction which would effect a sale of such shares.

The redemption amount payable for each Class B Preference Share will be an amount equal to the Guaranteed Amount per Class B Preference Share, where Guaranteed Amount means as of a date:

(i)	on or before December 31, 2021, 115% of the Class B Issue Price less the Realized Value Amount and;

(ii)	after December 31, 2021, 120% of the Class B Issue Price less the Realized Value Amount.

The Realized Value Amount is any amounts paid or due to be paid to the holder of the Class B Preference Share in respect of such Class B Preference Share including any amounts of dividend or other distributions in cash or in specie made to the relevant holder of Class B Preference Share.

(c)	Liquidation Preferences

In the event of liquidation, meaning the Company is wound up, the surplus assets of the Company remaining after payment of its liabilities shall be distributed to all shareholders on a pari passu basis (“Liquidation Amount”) except that (to the extent that the Company is lawfully permitted to do so) the holders of Class B Preference Shares shall be entitled to receive an amount (and/or assets) per Class B Preference Share equal to the higher of (i) the Guaranteed Amount as of the intended date of the event of liquidation and (ii) the pari passu Liquidation Amount per Share on an as-converted basis, and to the extent the Guaranteed Amount is the higher amount they shall receive the Guaranteed Amount in preference to the Liquidation Amount to be distributed to all other shareholders and such Liquidation Amount shall be adjusted down by the Guaranteed Amount.

(d)	Dividend Rights

All dividends shall be declared and/or paid to all Members on a pari passu basis according to the par value of the Shares that a Member holds.

(e)	Voting Rights

Each Class B and Class C Preference Share is entitled to one (1) vote whereas Class A Common Share is entitled to ten (10) votes. The holders of Class B Preference Share shall vote together with the other shareholders as a single class.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

16	Convertible redeemable preference shares—(Continued)

(e)	Voting Rights—(Continued)

Accounting for Class B Preference Share:

The convertible redeemable preference shares are accounted for as a compound financial instrument with both liability and equity components.

An embedded derivative arises from the early redemption feature associated with the preference shares which requires the Company to repurchase preference shares in cash at a price equal to a Guaranteed Amount upon the occurrence of certain triggering events. The terms meet the definition of derivative and the whole liability component is not measured at FVTPL. In addition, this redemption feature is deemed to be not closely related to the liability component of the preference shares because the exercise price of the redemption is not equal to the amortized cost of the redemption feature at the exercise date. Therefore, it is required to be bifurcated. The fair value of the embedded derivative was included in the liability component’s initial measurement. The Company has determined that the probability of the triggering events was remote, thus the fair value of the embedded derivative was insignificant as of December 31, 2021 and June 30, 2022.

The initial fair value of the liability portion of the redeemable preference shares was determined using a market interest rate for an equivalent non-convertible instrument at the issue date. The liability is subsequently measured at amortized cost using the effective interest rate method until extinguished on redemption. The value of the conversion option and other remaining features i.e. liquidation preference and dividend rights that are classified as equity is determined by deducting the amount of the liability component and embedded derivative, if any, from the fair value of the compound instrument as a whole. This is recognized and included in equity, and is not subsequently remeasured.

The net proceeds received during the period from the issuance of the convertible redeemable preference shares have been split between the financial liability element and the equity component, representing a) the fair value of the embedded option to convert the financial liability into equity of the Group; b) liquidation preference and c) dividend rights, as follows:

	June 30, 2022	December 31, 2021
	US$’000	US$’000
Equity component	—	1,235
Financial liability element	—	150,765

Total consideration received from the issuance of preference shares	—	152,000

The equity component has been presented under “Option premium on convertible redeemable preference shares” in the consolidated balance sheet.

17	Other payables

		June 30, 2022	December 31, 2021
	Note	US$’000	US$’000
Current liabilities
Other payables and accruals		25,649	31,661
Tax payables		1,572	2,044
Amounts due to related parties	25	34,611	58,014

		61,832	91,719

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

17	Other payables—(Continued)

The carrying amounts of other payables approximate their fair values because of their short term maturities. They are mainly denominated in United States dollar.

18	Share capital and share premium

	Number of shares ’000	US$’000
Ordinary shares of US$0.001 each Authorized
Class A common shares	250,000	250
Class C common shares	1,000,000	1,000

As of June 30, 2022 and December 31, 2021	1,250,000	1,250

	Number of shares ’000	US$’000
Issued and fully paid
As of June 30, 2022 and December 31, 2021	225,000	3,787,108

19	Financial risk management

The Group’s major instruments include digital assets, convertible redeemable preference shares and amounts due to related parties. Details of the financial instruments are disclosed in respective notes. The risks associated with these instruments include market risk (currency risk, interest rate risk and other price risk), credit risk, liquidity risk, loss of access risk, irrevocability risk and hard fork and air drop risks, regulatory oversight risk. The policies on how to mitigate these risks are set out below. The management of the Group manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

(a)	Credit risk

Credit risk arises from cash, cash equivalents, digital assets including loan receivable, and amounts due from related parties at amortized cost. Credit risk is managed on a group basis.

The Company’s cash, cash equivalents is potentially subject to concentration of credit risk. Cash, cash equivalents and digital assets are placed with financial institutions or third-party custodians which are of relatively high credit quality. The Company also holds digital assets with third-party digital asset custodians and performs a regular assessment of the custodians as part of its risk management process.

As of June 30, 2022 and December 31, 2021, the maximum exposure to credit risk is represented by the carrying amount of each financial asset. The Group does not provide any guarantees which would expose the Group or the Company to material credit risk.

The Directors of the Group consider the probability of default upon initial recognition of asset and whether there has been significant increase in credit risk on an ongoing basis during the period. To assess whether there is a significant increase in credit risk the Group compares risk of a default occurring on the assets as of the balance sheet date with the risk of default as of the date of initial recognition. Especially the following indicators are incorporated:

•	actual or expected significant adverse changes in business, financial economic conditions that are expected to cause a significant change to the company’s ability to meet its obligations;

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(a)	Credit risk—(Continued)

•	actual or expected significant changes in the operating results of the company;

•	significant changes in the expected performance and behavior of the company, including changes in the payment status of the third party.

As of June 30, 2022 and December 31, 2021, management considers cash and bank balances and amounts due to related parties are assessed to be low credit risk as counterparties have adequate ability to meet their contractual cash flow obligations in the near term. The Group has assessed that the ECL for these receivables are immaterial under 12 months expected losses method. Thus, for the period ended June 30, 2022 and the year ended December 31, 2021, no loss allowance provision was recognized for these balances.

The digital asset loan receivables are exposed to the credit risk of the borrowers. These loans are collateralized by fiat and digital assets in the borrowers’ spot account with withdrawal limits and minimum collateral value requirements that must be met, and may additionally be backed by other acceptable credit support e.g. guarantee, in order to limit the credit risk associated to the digital assets loans. The interest rates, interest payment dates and margin levels applicable to these margin loans are also set by agreement with the relevant customer and may be different for each eligible customer depending on their customer classification, risk profile and other factors as determined by the Exchange.

The digital asset loan receivables is measured at fair value by taking into consideration of the credit risk associated to it. As of June 30, 2022, the Group has not experienced a loss on any of its digital asset loans.

(b)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations arising from its financial liabilities that are settled by delivering cash or other financial assets. It is the Group’s policy to regularly monitor its liquidity requirements and its compliance with any lending covenants, and to secure adequate funding and sufficient cash reserves to match with the cash flows required for working capital and investing activities.

The table below analyses the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date.

	Less than 1 year	Later than 1 year and not later than 5 years	Later than 5 years	Total undiscounted cash flow	Carrying amount as of June 30, 2022
	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000
June 30, 2022
Other payables and accruals	25,649	—	—	25,649	25,649
Lease liabilities	2,323	8,004	1,583	11,910	10,690
Payable to customers in liquidity and spot account - cash	182,104	—	—	182,104	182,104
Payable to customers in margin account - cash	703	—	—	703	703
Digital asset safeguarding liabilities	110,169	—	—	110,169	110,169
Tax payables	1,572	—	—	1,572	1,572
Amounts due to related parties	34,611	—	—	34,611	34,611

	357,131	8,004	1,583	366,718	365,498

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(b)	Liquidity risk—(Continued)

	Less than 1 year	Later than 1 year and not later than 5 years	Later than 5 years	Total undiscounted cash flow	Carrying amount as of December 31, 2021
	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000
December 31, 2021
Other payables and accruals	31,661	—	—	31,661	31,661
Lease liabilities	1,120	4,066	2,041	7,227	6,498
Payable to customers in liquidity and spot account - cash	33,571	—	—	33,571	33,571
Payable to customers in liquidity account - digital assets	9	—	—	9	9
Payable to customers in margin account - cash	3	—	—	3	3
Digital asset safeguarding liabilities	46,162	—	—	46,162	46,162
Tax payables	2,044	—	—	2,044	2,044
Amounts due to related parties	58,014	—	—	58,014	58,014

	172,584	4,066	2,041	178,691	177,962

(c)	Digital asset risk

(i)	Risks with respect to customers’ digital assets and safeguarding digital assets

Prior to Launch in November 2021, the Group did not have any customers, hence the Group did not hold any digital assets on behalf of customers as of December 31, 2020.

With Launch, the Group commenced receiving transfers of digital assets from customers, which the Group hold in a custodial capacity. Customers’ digital assets are held in their spot, margin or liquidity accounts.

The Group treats digital assets in the customers’ margin and liquidity accounts as assets of the Group based on the Group’s ability to control the assets, and recognizes a corresponding liability representing the payable to customers.

In relation to digital assets in customers’ spot and margin accounts (excluding digital assets of the Group held in spot accounts), the Group adopted and applied SAB 121 with Launch. The Group records a liability representing an obligation to safeguard customers’ digital assets and a safeguarding asset, each measured at the fair value of the customers’ digital assets on each reporting date using the same measurement methodology that the Group applies to its digital assets i.e., based on prices available on the principal market for such digital assets. The measurement of the asset fair value would be adjusted to reflect loss events. Changes to fair value between each reporting period will be recognized in the consolidated statement of profit or loss.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(c)	Digital asset risk—(Continued)

(i)	Risks with respect to customers’ digital assets and safeguarding digital assets (Continued)

The table below shows the fair value as of June 30, 2022 and December 31, 2021 for each digital asset maintained by customers in spot and margin accounts, excluding the portion of digital assets in spot accounts held by the Group (which is on-balance sheet).

Digital Assets in customers’ spot and margin accounts	June 30, 2022	December 31, 2021
	US$‘000	US$‘000
BTC	88,924	34,287
ETH	18,804	10,786
EOS	765	1,079
LINK	495	—
LTC	1,121	—
USDC	60	10

Total	110,169	46,162

Custodying customers’ digital assets exposes the Group and its customers to unique risks and uncertainties, including technological, legal and regulatory risks and uncertainties, that could result in the loss of customers’ digital assets with or without a corresponding reduction in the Group’s associated liabilities owed to customers.

The Group holds all customers’ digital assets in a custodial capacity in omnibus wallets that are segregated from the Exchange’s own assets. The Group does not offer customers individual wallets or their own keys. The omnibus wallets are maintained by a single third-party custodian appointed by the Group that also provides the software for the back-end infrastructure and related services. This custody solution involves a combination of cold wallets that are fully managed by the third-party custodian, and warm and hot wallets which are multi-signature and involve multiple private keys jointly controlled by the Group and the third-party custodian. Under the omnibus wallet structure, the custodian’s records of customer transactions are limited to records of transfers to and from the omnibus wallets that are not identified to a specific customer, and it is the Group that maintains (by itself or through service providers) customer level specific data including data for transactions on the exchange.

Reliance on a single third-party custodian that provides the software and a wallet structure where all customers’ digital assets are managed in the omnibus wallets through keys held either solely by the custodian or in conjunction with the Group presents concentration and dependency risk on a single service provider. In addition, any compromise such as damage or loss of the security including the private keys held by the custodian and/or the Group could result in loss to all customers’ digital assets under the omnibus wallet structure as the private keys are not at individual customer account level.

The custodial role undertaken by the Group with respect to customers’ digital assets is structured legally as a trust under Gibraltar law where the Group owes legal and contractual obligations to customers to safeguard the assets. In addition, the Group may only have an unsecured claim against the third-party custodian in connection with any loss of the digital assets and is dependent on the custodian procuring insurance arrangements where the Group is the beneficiary. This may impact the ability to recover any losses from the third-party custodian. The Group adopts this same structure for all types of customers’ digital assets, potentially exposing the customers to loss to the extent the Group is unable to recover fully from the custodian for any losses.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(c)	Digital asset risk—(Continued)

(i)	Risks with respect to customers’ digital assets and safeguarding digital assets (Continued)

The Group operates one Exchange for all of its customers. The Exchange is licensed under Gibraltar’s Distributed Ledger Technology Regulatory Framework; however, the Exchange may require regulatory licenses and approvals from multiple jurisdictions that the Group does not currently have. The Group may be exposed to legal and regulatory risks as a result, including its ability to maintain or obtain required licenses or approvals in another jurisdiction including Gibraltar. The Group may be required to modify the way it provides custody services, or may not be able to extend the custody services to certain customer segments or in certain jurisdictions if it fails to obtain the required local approvals or licenses or be forced to suspend or stop providing such services in jurisdictions where they are currently available, adversely impacting the Group’s ability to access customers’ digital assets. The third-party custodian may also be exposed to the risk of unclear legal and regulatory treatment regarding the custody of customer assets. Potential legal or regulatory action taken upon the third-party custodian could include the seizure or freezing of digital assets and the suspension of custody services, which could impact on Group’s ability to access customers’ digital assets.

(ii)	Loss of access risk

The loss of access to the private keys associated with the Group’s digital asset holdings may be irreversible and could adversely affect the future operation. Digital assets are controllable only by an individual that possesses both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. To the extent a private key is lost, destroyed or otherwise compromised and no backup is accessible the Group may be unable to access the digital assets. It is the policy of the Group to conduct due diligence surrounding private key management performed by custodians as part of the onboarding process in order to mitigate this risk.

(iii)	Irrevocability of transactions

Digital asset transactions are irrevocable and if stolen or incorrectly transferred digital assets may be irretrievable. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer or theft generally will not be reversible, and the Group may not be capable of seeking compensation. The Group seeks to mitigate risk by establishing policies and procedures to require a careful review of each transaction before execution.

(iv)	Hard fork and air drop risks

Hard forks may occur for a variety of reasons including, but not limited to, disputes over proposed changes to the protocol, significant security breach, or an unanticipated software flaw in the multiple versions of otherwise compatible software. In the event of a hard fork in a digital asset held by the Group, it is expected that the Group would hold an equivalent amount of the old and new digital asset following the hard fork.

Air drops occur when the promoters of a new digital asset send amounts of the new digital asset to holders of another digital asset that they will be able to claim a certain amount of the new digital asset for free.

The Group may not be able to realize the economic benefit of a hard fork or air drop, either immediately or ever, for various reasons. For instance, the Group may not have any systems in place to

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(c)	Digital asset risk—(Continued)

(iv)	Hard fork and air drop risks (Continued)

monitor or participate in hard forks or airdrops. Therefore, the Group may not receive any new digital assets created as a result of a hard fork or airdrop, thus losing any potential value from such digital assets.

The Bullish Exchange’s terms of service provide that the Exchange will use reasonable endeavors to give customers notice of any upcoming hard forks or airdrops of which it is aware that may affect the digital assets that are offered on the Exchange, together with details about the ongoing support (if any) that the Exchange intends to offer for the respective branches of the underlying software protocol and associated digital assets that emerge from such hard fork or airdrop. The Exchange’s terms of service also provide that the Exchange has no responsibility to support any new digital assets generated as a result of a hard fork or airdrop, or make such new digital assets available to customers, and if it decides to support a fork, the Exchange may charge additional transaction fees for such service.

For the digital assets held for the Group’s own account or for its customers, the Group actively monitors (i) protocol developments for digital assets including proposed changes or improvements in the underlying protocols of digital assets or proposed permanent substantial software modifications to the blockchain associated with the digital asset and (ii) traditional and social media for announcements on hard forks and airdrops. As each hard fork and airdrop is different and the value and utility of hard forks and airdrops may vary significantly, in order to decide whether or not the Group will support or cease supporting any branches or digital assets resulting from a hard fork or airdrop, the Group adopts a risk-based approach and evaluates hard forks and airdrops on a case-by-case basis against its approval policies. In its assessment, the Group conducts a technical evaluation of a hard fork or airdrop by considering many factors, including but not limited to the technical stability of a hard fork or airdrop, whether the hard fork provides replay protection from the original fork so that transactions on each chain are invalid on the other chain, whether the hard fork provides wipeout protection from the original fork so that the new chain cannot be “wiped out” by the original chain, the strength of the hard fork’s mining capacity and the quality of the technical team making the protocol development.

For the period ended June 30, 2022 and the year ended December 31, 2021, there was no material unrecognized digital assets or loss relating to a hard fork or airdrop. In addition, the Group has not supported any airdrops or forks nor has recognized any airdropped or forked digital assets for the period ended June 30, 2022 and the year ended December 31, 2021.

(d)	Regulatory oversight risk

Regulatory changes or actions may restrict the use of digital assets or the operation of digital asset networks or exchanges in a manner that adversely affects investments held by the Group. The Group consistently engages with external legal counsels or regulatory advisors to understand any updates on the regulatory landscape which might have impacts on our businesses.

(e)	Market risk

Market risk is the potential for loss resulting from unfavorable market movements, which can arise from changes in various market factors as follows:

(i)	Price risk of digital assets

Digital asset prices are volatile and affected by various factors including global supply and demand, interest rates, exchanges rates, inflation or deflation and the political and economic conditions. Supply

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(e)	Market risk—(Continued)

and demand for such assets rapidly change from time to time affecting by regulations and general economic trends. A decline in the market prices of digital assets could impact the Group’s future operations. The management of the Group constantly monitors the exposure in response to the market conditions.

Exposure

Digital assets that the Group deals within its operating activities are digital assets such as BTC, EOS and ETH which can be traded in a number of public exchanges or through over-the-counter market. The Group’s exposure to price risk arises from digital assets and intercompany receivables which are both measured on fair value basis.

(ii)	Interest rate risk

The Group is exposed to interest rate risk through the impact of rate changes on interest bearing financial assets. The Group manages its interest rate exposures by assessing the potential impact arising from any interest rate movements based on interest rate level and outlook.

The Group is exposed to interest rate risk in relation to cash balances deposited at a financial institution and digital asset loan receivables. Overall interest risk of the Group would be minimal and no sensitivity analysis is presented.

(iii)	Currency risk

The Group undertakes transactions denominated in foreign currencies; consequently, exposures to exchange rate fluctuations arise.

Since the currencies of financial assets and financial liabilities are primarily the functional currency of the respective company. Overall currency risk of the Group would be minimal and no sensitivity analysis is presented.

(f)	Fair value estimation

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Management determined the fair value of digital assets as follows:

•	The Group determines the fair value of digital assets held for inventories using mid-market convention derived from quoted bid and ask prices on the Bullish Exchange hence within Level 1.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

19	Financial risk management—(Continued)

(f)	Fair value estimation—(Continued)

•

For the fair value of digital assets held for loan receivables, payables to customers in liquidity account, safeguarding digital assets and liabilities, it is determined using quoted prices in active markets for similar assets or models utilizing market observable inputs which is based on Level 2 inputs.

The following table presents the Group’s digital assets and financial liabilities that are measured at fair value:

	Level 1 US$‘000	Level 2 US$‘000	Total US$‘000
As of June 30, 2022
Assets
Digital assets held - inventories	2,760,534	—	2,760,534
Digital assets held - loan receivable	—	64,284	64,284
Safeguarding digital assets	—	110,169	110,169

	2,760,534	174,453	2,934,987

Liabilities
Digital asset safeguarding liabilities	—	110,169	110,169

	—	110,169	110,169

	Level 1 US$‘000	Level 2 US$‘000	Total US$‘000
As of December 31, 2021
Assets
Digital assets held - inventories	6,110,795	—	6,110,795
Digital assets held - customer segregated inventories	19	—	19
Safeguarding digital assets	46,162	—	46,162

	6,156,976	—	6,156,976

Liabilities
Payable to customers in liquidity account - digital assets	9	—	9
Payable to customers in margin account - cash	3	—	3
Digital asset safeguarding liabilities	46,162	—	46,162

	46,174	—	46,174

20	Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximizing the return to shareholders through the optimization of the debt and equity balance.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

20	Capital risk management—(Continued)

The capital structure of the Group consists of convertible redeemable preferences shares and equity attributable to owners of the Company, comprising issued share capital, retained profits and other reserves.

The management reviews the capital structure on an regular basis. As part of this review, the management considers the cost of capital and the risks associated with each class of capital. Based on recommendations of the management, the Group will balance its overall capital structure through the payment of dividends, new share issues and share buy-backs.

21	Loss per shares

The calculation of the basic loss per share is based on the following data:

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$‘000	US$‘000
Loss
Loss for the purpose of basic loss per shares being net loss attributable to owners of the Group	(3,940,222)	(172,626)

Number of shares
Weighted average number of ordinary shares for the purpose of basic loss per share	225,001	225,001
Effects of dilutive convertible redeemable preference shares and share-based awards from the Company’s equity incentive plan	—	—

Weighted average number of ordinary shares for the purposes of diluted loss per share	225,001	225,001

In periods where the Company has a net loss, no dilutive convertible redeemable preference shares are included in the calculation for diluted shares as they are considered anti-dilutive. The Company’s weighted average number of anti-dilutive convertible redeemable preference shares for the period ended June 30, 2021 and June 30, 2022 was 72,788,051 and 73,102,968, respectively.

22	Share-based payments

	For the six months ended June 30, 2022	For the six months ended June 30, 2021
	US$’000	US$’000
Share-based payments related to advisor	6,059	19,593
Share-based payments related to employees	6,039	—

Total	12,098	19,593

The Company’s equity incentive plan (the “Plan”) was adopted pursuant to a Board resolution passed on December 30, 2020. The Plan allows for the granting of stock options and restricted stock units (“RSUs”) to management, employees, advisors and other key service providers selected by the Company.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

22	Share-based payments—(Continued)

The Plan provides for the granting of stock options and RSUs exercisable into a maximum of 25,000,000 Class C common shares in the capital of the Company.

Options under the Plan may be granted for contractual period of up to ten years and at prices determined by the Board of Directors. Options granted under the Plan vest over 3 years at a rate of 1/36 per month or such other vesting schedule as is determined by the board of the Company. However, in the event of a corporate transaction that results in a change of control or a listing, the stock options will be locked up for a specified period after the triggering event.

Equity-settled stock option plan to advisor

On February 16, 2021, a total of 4,500,000 options were granted to a key advisor of the Company. 1,125,000 options vested on the grant date and 1,125,000 options will vest as to 1/36th each month from date of grant for a period of 3 years (“Tranche 1”). The remaining 2,250,000 options shall vest 1/36th each month over a 3-year period, but will be subjected to the occurrence of an Initial Public Offering (“IPO”) (“Tranche 2”), failure to meet the IPO condition during the 3-year service period will lead to the lapse of Tranche 2 options regardless of whether the Tranche 2 options have vested in accordance with the service period or not. Any cash dividend paid by the Company prior to the full exercise of the options that results in a dividend yield in excess of 5% (calculated on the basis of the exercise price) for the financial year in which such payment is made shall trigger an adjustment of the exercise price to take into account the value of such cash dividends that would have been paid on the shares under the option.

A summary of advisor option activity for the six months ended June 30, 2022 and 2021 is as follows:

	June 30, 2022		June 30, 2021
	Number of stock options	Weighted average exercise price US$	Number of stock options	Weighted average exercise price US$
Outstanding at beginning of period	4,500,000	15.05	—	—
Granted during the period	—	—	4,500,000	16.00
Outstanding at the end of period	4,500,000	14.35	4,500,000	16.00
Exercisable at the end of period	1,625,000	14.35	1,250,000	16.00

On February 16, 2021, 4,500,000 options were granted with exercise price of US$16. On March 18, 2021, the Board of Directors declared the payment of cash dividends of US$1.65 per fully paid ordinary share and preference shares. As a result, the exercise price has been adjusted to US$14.35. The options outstanding as of June 30, 2022 had a weighted average exercise price of US$14.35, and a weighted average remaining contractual life of 8.6 years. The inputs into the binomial model are as follows:

	June 30, 2022	June 30, 2021
Weighted average share price	US$21.06	US$24.42
Weighted average exercise price	US$14.35	US$16.0
Expected volatility	70% - 91%	78% - 88%
Expected life	2.25 years	3.25 years
Risk-free rate	1.5%	0.3%
Expected dividend yields	0%	0%

Expected volatility was determined by calculating the historical volatility of the comparable companies’ share prices. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability and behavioral considerations.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

22	Share-based payments—(Continued)

Equity-settled share plan to employees

From time to time commencing July 2021, the Company granted RSUs and stock options (together with RSUs “compensatory equity awards”) to eligible employees of the Company and/or its subsidiaries, employees of Block.one and/or its subsidiaries, and other service providers. These awards are pursuant to the Plan that authorized up to 25,000,000 Class C common shares of the Company to be issued under the compensatory equity awards. As of June 30, 2022, a total of 669,896 RSUs and 3,688,439 stock options have been awarded under the Plan. Options and RSUs generally vest 1/36 per month from the date of grant and is subject to additional terms and conditions including exercise periods, lapse and forfeiture.

The fair value of the employee and consultancy services received in exchange for the grant of the compensatory equity awards is recognized as an expense with a corresponding increase in share based payment reserve. The total amount to be expensed is determined by reference to the fair value of the options and RSUs granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

Details of the stock options and RSUs outstanding during the period are as follows.

Stock options relating to ordinary shares of the Company

	June 30, 2022
	Number of stock options	Weighted average exercise price US$
Outstanding at beginning of the period	2,937,736	18.99
Granted during the period	399,228	18.99
Forfeited during the period	(983,441)	18.99

Outstanding at the end of the period	2,353,523	18.99
Exercisable at the end of the period	—

RSUs relating to ordinary shares of the Company
	June 30, 2022

	Number of RSUs
Outstanding at beginning of the period	452,899
Granted during the period	125,511
Forfeited during the period	(85,952)

Outstanding at the end of the period	492,458

The options outstanding as of June 30, 2022 had a weighted average exercise price of US$18.99, and a weighted average remaining contractual life of 9.1 years. The inputs into the binomial model are as follows:

June 30, 2022
Weighted average share price	US$16.06
Weighted average exercise price	US$18.99
Expected volatility	76%-85%
Expected life	9.84 years
Risk-free rate	2.6%

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

22	Share-based payments—(Continued)

For the six months ended June 30, 2022 and 2021, the Group recognized total expenses of US$12.1 million and US$19.6 million, respectively, related to equity-settled share-based payments to advisor and employees.

23	Reconciliation of liabilities arising from financial activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated cash flow statement as cash flows from financing activities.

		Financing cash flows		Non-cash changes
	January 1, 2021	Issue	Repayment	Amortization of convertible redeemable preference shares	Equity Component of convertible redeemable preference shares	June 30, 2021
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Convertible redeemable preference shares	1,009,379	152,000	(120,620)	72,087	(1,235)	1,111,611

Total liabilities from financing activities	1,009,379	152,000	(120,620)	72,087	(1,235)	1,111,611

		Financing cash flows	Non-cash changes
	January 1, 2022	Repayment	Amortization of convertible redeemable preference shares	New leases	Lease interest expense	June 30, 2022
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Convertible redeemable preference shares	1,166,324	—	56,448	—	—	1,222,772
Lease liabilities	6,498	(790)	—	4,870	112	10,690

Total liabilities from financing activities	1,172,822	(790)	56,448	4,870	112	1,233,462

24	Dividends

	June 30, 2022	December 31, 2021
	US$‘000	US$‘000
Final dividend paid to the Company’s shareholders of US$1.65 per share	—	371,250
Final dividend paid to the convertible redeemable preference shareholders of US$1.65 per share	—	120,620

	—	491,870

On March 18, 2021, the Board of Directors declared the payment of cash dividends of US$1.65 per fully paid ordinary share and preference shares. The total amount of the dividend declared was US$491.9 million, of which US$490.4 million and US$1.5 million was paid on April 16, 2021 and May 5, 2021, respectively. The dividend paid to convertible redeemable preference shareholders is presented as repayment thereof. Refer to note 16 for movement of convertible redeemable preference shares.

BULLISH GLOBAL

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

25	Related party transactions

During the period, the Group entered into the following related party transactions:

		June 30, 2022	June 30, 2021
Purchase of services	Note	US$‘000	US$‘000
Services fee charged by the parent entity	(i)	1,896	4,059
Services fee charged by fellow subsidiaries	(i)	33,046	58,212

		34,942	62,271

The outstanding balances arising from above transactions at the end of reporting period are as follows:

	Note	June 30, 2022	December 31, 2021
		US$‘000	US$‘000
Amounts due to the parent entity	(i),(ii)	(18,143)	(12,216)
Amounts due to fellow subsidiaries	(i),(ii)	(16,468)	(45,798)

		(34,611)	(58,014)

Notes:

(i)

Bullish Global entered into several agreements with its parent entity, Block.one, and its fellow subsidiaries for services. The fees charged as part of these agreements relate to management, administrative, research and development services provided. As part of these agreements, Bullish Global contracted to reimburse Block.one, and its fellow subsidiaries for costs incurred. The service fees are charged on an arm’s length basis under the service agreements.

(ii)	The outstanding balances with the amount due to related parties are unsecured, interest free and repayable on demand.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Bullish Global

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bullish Global and its subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows, for the year ended December 31, 2021 and for the period October 23, 2020 (date of incorporation) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period October 23, 2020 (date of incorporation) through December 31, 2020, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board .

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance auditing standards generally accepted in the United States of America (“generally accepted auditing standards”). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Digital Assets Held – inventories, Safeguarding Digital Assets and Digital Asset Safeguarding Liabilities — Refer to Notes 2, 12 and 21 to the financial statements

Critical Audit Matter Description

The Company holds its own digital assets as well as those held on behalf of customers in digital wallets managed by the Company and third-party custodians. The Company’s rights to its digital assets and its obligation to safeguard digital assets on behalf of its customers require the Company to use complex processes and systems to access and transact digital assets.

We identified the Company’s use of complex processes and systems to access and transact its own digital assets and digital assets held on behalf of its customers as a critical audit matter because the underlying processes and systems are complex. This required an increased extent of effort, including the need for us to involve professionals with expertise in information technology (IT), to identify, test, and evaluate the systems, software applications, and controls implemented by the Company and third -party custodians. This increased extent of effort also required significant involvement of more experienced engagement team members.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the Company’s use of complex processes and systems to access and transact its own digital assets and digital assets held on behalf of its customers included the following, among others:

•

We obtained evidence of management’s ability to access and transact assets held in digital wallets through observing the movement of selected digital assets using proprietary audit tools that independently obtain information from public blockchains. We also obtained an understanding of the relevant internal controls implemented by the Company.

•	We obtained confirmations from the third-party custodians.

•	We evaluated the reliability of audit evidence obtained from public blockchains.

•

We involved experienced engagement team members and professionals with expertise in IT in testing the design and implementation of controls within the Company’s private key management process including controls related to access, key generation, and segregation of duties across the processes.

•

For relevant controls at the third-party custodians, we obtained, read, and evaluated Service Organization Controls 1 and 2 reports. In addition, we tested relevant complementary user entity controls for design and implementation effectiveness.

/s/ Deloitte & Touche LLP

San Francisco, California

May 5, 2022

We have served as the Company’s auditor since 2020.

BULLISH GLOBAL

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME FOR THE YEAR ENDED DECEMBER 31, 2021 AND FOR THE PERIOD FROM OCTOBER 23, 2020 (DATE OF INCORPORATION) TO DECEMBER 31, 2020

		For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	Notes	US$’000	US$’000
Revenue	4	1,321,565	—
Cost of revenue	5	(1,321,272)	—
Change in fair value of digital assets held, net	6	(1,043,758)	—

Gross margin		(1,043,465)	—

Operating expenses:
Legal and professional fees		(33,704)	(10)
Compensation and benefits		(59,307)	—
Intercompany service fees	27	(112,676)	(19,816)
Other operating expenses	7	(26,459)	(14)
Other expense	8	(49)	—

Total operating expenses		(232,195)	(19,840)

Net operating loss		(1,275,660)	(19,840)

Finance income	9	1,511	3
Finance expense	10	(35)	—
Amortization of convertible redeemable preference shares	18	(126,800)	—

Loss before income tax		(1,400,984)	(19,837)

Income tax expense	11 (b)	(263)	—

Net loss		(1,401,247)	(19,837)

Other comprehensive income:
Items that will not be reclassified to profit or loss
Revaluation of digital assets		3,825,560	—

Total comprehensive income/(loss)		2,424,313	(19,837)

Weighted average number of ordinary shares for the purposes of basic and diluted loss per share
Basic and Diluted	23	225,001	3,215
Loss per share		US$	US$
Basic and Diluted	23	(6.23)	(6.17)

The accompanying notes are an integral part of these consolidated financial statements.

BULLISH GLOBAL

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

		December 31, 2021	December 31, 2020
	Notes	US$’000	US$’000
ASSETS
Non-current assets
Digital assets held - intangible assets	12	—	4,756,282
Other intangible assets		1,336	1,080
Property and equipment and right-of-use assets	13	8,266	—
Other assets	14	267	4
Deferred tax assets	16	1,823	—

Total non-current assets		11,692	4,757,366

Current assets
Digital assets held - inventories	12	6,110,795	—
Digital assets held - customer segregated inventories	12	19	—
Safeguarding digital assets		46,162	—
Other assets	14	5,548	52,627
Customer segregated cash		33,564	—
Restricted cash		12,677	—
Cash and cash equivalents	17	1,234,774	239,377

Total current assets		7,443,539	292,004

Total assets		7,455,231	5,049,370

LIABILITIES
Non-current liabilities
Convertible redeemable preference shares	18	1,166,324	1,009,379
Lease liabilities		5,543	—
Deferred tax liabilities	16	14	—

Total non-current liabilities		1,171,881	1,009,379

Current liabilities
Payable to customers in liquidity and spot account - cash		33,571	—
Payable to customers in liquidity account - digital assets		9	—
Payable to customers in margin account - cash and digital assets		3	—
Digital asset safeguarding liabilities		46,162	—
Lease liabilities		955	—
Other payables	19	91,719	28,124

Total current liabilities		172,419	28,124

Total liabilities		1,344,300	1,037,503

Net assets		6,110,931	4,011,867

EQUITY
Share capital and share premium	20	3,787,108	3,787,137
Option premium on convertible redeemable preference shares		245,802	244,567
Share-based payment reserves		44,795	—
Accumulated surplus/(deficit)		2,033,226	(19,837)

Total equity		6,110,931	4,011,867

The accompanying notes are an integral part of these consolidated financial statements.

BULLISH GLOBAL

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE PERIOD FROM OCTOBER 23, 2020 (DATE OF INCORPORATION) TO DECEMBER 31, 2021

	Share capital	Share premium	Option premium on convertible redeemable preference shares	Share-based payment reserves	Fair value reserves	Accumulated surplus / (deficit)	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
As of October 23, 2020	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	(19,837)	(19,837)

Total comprehensive loss	—	—	—	—	—	(19,837)	(19,837)
Issuance of shares	225	3,786,912	—	—	—	—	3,787,137
Recognition of equity component of convertible redeemable preference shares	—	—	244,567	—	—	—	244,567

As of December 31, 2020	225	3,786,912	244,567	—	—	(19,837)	4,011,867

Balance as of January 1, 2021	225	3,786,912	244,567	—	—	(19,837)	4,011,867
Net loss	—	—	—	—	—	(1,401,247)	(1,401,247)
Revaluation of digital assets	—	—	—	—	3,825,560	—	3,825,560

Total comprehensive income	—	—	—	—	3,825,560	(1,401,247)	2,424,313
Transaction costs	—	(285)	—	—	—	—	(285)
Issuance of share capital	—	256	—	—	—	—	256
Recognition of equity component of convertible redeemable preference shares	—	—	1,235	—	—	—	1,235
Equity settled share-based payments	—	—	—	44,795	—	—	44,795
Transfer of revaluation gain of digital assets upon classification of inventories	—	—	—	—	(3,825,560)	3,825,560	—
Dividend declared and approved during the year	—	—	—	—	—	(371,250)	(371,250)

As of December 31, 2021	225	3,786,883	245,802	44,795	—	2,033,226	6,110,931

The accompanying notes are an integral part of these consolidated financial statements.

BULLISH GLOBAL

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 23, 2020 (DATE OF INCORPORATION) TO DECEMBER 31, 2021

		For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	Notes	US$’000	US$’000
Cash flows from operating activities
Net loss		(1,401,247)	(19,837)
Adjustments for:
Bank interest income	9	(1,511)	(3)
Lease interest expense	10	35	—
Net foreign exchange loss	8	49	—
Amortization of convertible redeemable preference shares	18	126,800	—
Share-based payments expenses	24	44,795	—
Depreciation of property and equipment and right-of-use assets	13	471	—
Loss from revaluation of digital assets		1,043,758	—
Loss from disposal of property, plant and equipment		12	—

Operating cash flows before changes in operating assets and liabilities		(186,838)	(19,840)
Increase in other assets		(5,703)	—
Increase in deferred tax assets		(1,823)	—
Increase in digital assets held - inventories		(23,706)	—
Increase in digital assets held - customer segregated inventories		(19)	—
Increase in other payables		63,546	19,815
Increase in payable to customers in liquidity and spot account - cash		33,571	—
Increase in payable to customers in liquidity account - digital assets		9	—
Increase in payable to customers in margin account - cash and digital assets		3	—
Increase in deferred tax liabilities		14	—

Net cash used in operating activities		(120,946)	(25)

Cash flows from investing activities
Acquisition of a subsidiary, cash acquired		—	21,399
Proceeds on disposal of digital assets held - intangible assets	12	1,835,738	—
Purchase of digital assets held - intangible assets	12	(332,224)	—
Purchase of property and equipment	13	(2,086)	—
Interest received	9	1,511	3

Net cash generated from investing activities		1,502,939	21,402

Cash flows from financing activities
Proceeds from issuance of Class A common shares		—	70,000
Payment of transaction costs related to issuance of Class A common shares		(285)	—
Proceeds from issuance of convertible redeemable preference shares	18	152,000	148,000
Repayment of convertible redeemable preference shares	18	(120,620)	—
Dividends paid	26	(371,250)	—
Repayment on lease liabilities		(200)	—

Net cash (used in)/generated from financing activities		(340,355)	218,000

Net increase in cash and cash equivalents, customer segregated cash and restricted cash		1,041,638	239,377
Cash and cash equivalents, customer segregated cash and restricted cash at beginning of the year/period		239,377	—

Cash and cash equivalents, customer segregated cash and restricted cash at end of the year/period	17	1,281,015	239,377

Cash and cash equivalents, customer segregated cash and restricted cash consisted of the following:
Customer segregated cash		33,564	—
Restricted cash		12,677	—
Cash and cash equivalents		1,234,774	239,377

Total cash and cash equivalents, customer segregated cash and restricted cash		1,281,015	239,377

Supplemental schedule of non-cash operating activities
Increase in safeguarding digital assets		(46,162)	—
Increase in digital asset safeguarding liabilities		46,162	—

Supplemental schedule of non-cash investing activity
Transfer of digital assets from intangible assets to inventories		7,130,847	—

Supplemental schedule of non-cash financing activities
Issuance of Class A common shares in exchange for digital assets		—	3,702,856
Issuance of Class A common shares for acquisition of a subsidiary		—	13,201
Issuance of convertible redeemable perference shares in exchange for digital assets		—	1,105,946
Capital contribution to Class A common shares through ransfer of domain name		—	1,080

The accompanying notes are an integral part of these consolidated financial statements.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	General information

Bullish Global (the “Company”) is an exempted company incorporated and domiciled in the Cayman Islands with limited liability and has its registered office in the Cayman Islands. The Company is majority owned by Block.one, an exempted company incorporated and domiciled in the Cayman Islands with limited liability and has its registered office in the Cayman Islands. The Company and its subsidiaries are collectively referred to as “the Group”.

The principal activity of the Group is operating a digital asset exchange (which commenced operations in November 2021). The Company’s wholly-owned subsidiary, Bullish (GI) Limited, was established to launch a new blockchain-based digital assets trading platform designed to combine the performance, user privacy, and compliance offered by central limit order book technology with the vertically integrated user benefits of decentralized finance (DeFi) market architecture.

On July 8, 2021, the Company announced its intention to go public on the New York Stock Exchange when it entered into a Business Combination Agreement, by and among the Company, Far Peak Acquisition Corporation, a Cayman Islands exempted company (“FPAC”), Bullish, a Cayman Islands exempted company and direct subsidiary of the Company, BMC1, a Cayman Islands exempted company and direct subsidiary of Bullish, and BMC2, a Cayman Islands exempted company and direct subsidiary of Bullish. In accordance with the terms of, subject to various conditions and approvals, and giving effect to, the Business Combination Agreement, FPAC will merge into BMC1 with BMC1 surviving, and Bullish Global will merge into BMC2 with Bullish Global surviving and each of BMC1 and Bullish Global will become subsidiaries of Bullish. We expect to account for the transaction upon closing as a capital reorganization, equivalent to the Company issuing its own shares and purchasing the net assets of FPAC accompanied by a recapitalization.

Bullish (GI) Limited was incorporated in Gibraltar on April 2, 2020 and operates a digital asset trading platform (the “Exchange”) . It was incorporated as a wholly-owned subsidiary of Block.one and its shares were contributed to the Company on December 31, 2020. The Exchange is regulated by the Gibraltar Financial Services Commission (“GFSC”), under its crypto-specific Distributed Ledger Technology (“DLT”) Regulatory Framework. In November 2021, the Exchange obtained the DLT License and launched operations (“Launch”) by offering to eligible customers a suite of services and technologies (trading service, Hybrid Order Book, Liquidity Pools, margin trading service and custody service).

In terms of business segments, the Group has been managed as one business segment and reporting unit.

2	Summary of principal accounting policies

This note provides a list of the significant accounting policies adopted in the preparation of these consolidated financial statements. These policies have been consistently applied to the current financial year presented, unless otherwise stated.

2.1	Basis of preparation

(i)	Compliance with IFRS

The consolidated financial statements for December 31, 2020 and 2021, have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.1	Basis of preparation—(Continued)

(ii)	New standard and amendments to standards which are not yet effective

A number of new standards are effective for annual periods beginning on or after January 1, 2022 and earlier application is permitted; however, the Group has not applied the following new and revised IFRS Standards that have been issued but are not yet effective. The Group has not yet commenced reviewing the effects of applying the amendments on the financial statements.

Amendments to IAS 1 Presentation of Financial Statements – Classification of Liabilities as Current or Non-current

The amendments to IAS 1 affect only the presentation of liabilities as current or non-current in the balance sheet and not the amount or timing of recognition of any asset, liability, income or expenses, or the information disclosed about those items.

The amendments clarify that the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period, specify that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability, explain that rights are in existence if covenants are complied with at the end of the reporting period, and introduce a definition of ‘settlement’ to make clear that settlement refers to the transfer to the counterparty of cash, equity instruments, other assets or services.

The amendments are applied retrospectively for annual periods beginning on or after January 1, 2023, with early application permitted.

Amendments to IAS 1 Presentation of Financial Statements and IFRS Practice Statement 2 Making Materiality Judgements – Disclosure of Accounting

The amendments change the requirements in IAS 1 with regard to disclosure of accounting policies. The amendments replace all instances of the term ‘significant accounting policies’ with ‘material accounting policy information’. Accounting policy information is material if, when considered together with other information included in an entity’s financial statements, it can reasonably be expected to influence decisions that the primary users of general purpose financial statements make on the basis of those financial statements.

The supporting paragraphs in IAS 1 are also amended to clarify that accounting policy information that relates to immaterial transactions, other events or conditions is immaterial and need not be disclosed. Accounting policy information may be material because of the nature of the related transactions, other events or conditions, even if the amounts are immaterial. However, not all accounting policy information relating to material transactions, other events or conditions is itself material.

The amendments to IAS 1 are effective for annual periods beginning on or after 1 January 2023, with earlier application permitted and are applied prospectively. The amendments to IFRS Practice Statement 2 do not contain an effective date or transition requirements.

Amendments to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors – Definition of Accounting Estimates

The amendments replace the definition of a change in accounting estimates with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.1	Basis of preparation—(Continued)

(ii)	New standard and amendments to standards which are not yet effective—(Continued)

The definition of a change in accounting estimates was deleted. However, the IASB retained the concept of changes in accounting estimates in the Standard with the following clarifications:

•	A change in accounting estimate that results from new information or new developments is not the correction of an error

•

The effects of a change in an input or a measurement technique used to develop an accounting estimate are changes in accounting estimates if they do not result from the correction of prior period errors

The amendments are effective for annual periods beginning on or after 1 January 2023 to changes in accounting policies and changes in accounting estimates that occur on or after the beginning of that period, with earlier application permitted.

Amendments to IAS 12 Income Taxes—Deferred Tax related to Assets and Liabilities arising from a Single Transaction

The amendments introduce a further exception from the initial recognition exemption. Under the amendments, an entity does not apply the initial recognition exemption for transactions that give rise to equal taxable and deductible temporary differences.

Depending on the applicable tax law, equal taxable and deductible temporary differences may arise on initial recognition of an asset and liability in a transaction that is not a business combination and affects neither accounting nor taxable profit. For example, this may arise upon recognition of a lease liability and the corresponding right-of-use asset applying IFRS 16 at the commencement date of a lease.

Following the amendments to IAS 12, an entity is required to recognize the related deferred tax asset and liability, with the recognition of any deferred tax asset being subject to the recoverability criteria in IAS 12.

The amendments apply to transactions that occur on or after the beginning of the earliest comparative period presented. In addition, at the beginning of the earliest comparative period an entity recognizes:

•

A deferred tax asset (to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized) and a deferred tax liability for all deductible and taxable temporary differences associated with:

•	Right-of-use assets and lease liabilities

•	The cumulative effect of initially applying the amendments as an adjustment to the opening balance of retained earnings (or other component of equity, as appropriate) at that date

The amendments are effective for annual reporting periods beginning on or after 1 January 2023, with earlier application permitted.

(iii)	SEC Staff Accounting Bulletin No. 121

On March 31, 2022, the SEC released Staff Accounting Bulletin No. 121 (“SAB 121”), which provides the SEC staff’s view that a business that has an obligation to safeguard digital assets held for its customers should record a liability and a corresponding asset on its balance sheet at fair market value of the digital assets. SAB 121 provides interpretative guidance with respect to the circumstances under which there is an obligation to safeguard digital assets held for customers, the measurement of the safeguarding assets and liabilities, related disclosures and effective dates.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.1	Basis of preparation—(Continued)

(iii)	SEC Staff Accounting Bulletin No. 121—(Continued)

The interpretative guidance of SAB 121 is required to be applied with effect from January 1, 2021 and also retroactively to a maximum of two most recent annual periods ending before June 15, 2022. SAB 121 was applied with effect from Launch in November 2021, because prior to such date there were no digital assets held on behalf of customers under custody.

2.2	Principles of consolidation and equity accounting

(i)	Basis of accounting

The financial statements have been prepared on the historical cost basis, except for the revaluation of certain assets that are measured at revalued amounts or fair values at the end of each reporting period. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Group takes into account the characteristics of the asset or liability which market participants take into account when pricing the asset or liability at the measurement date.

(ii)	Going Concern

The directors have, at the time of approving the financial statements, a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. Thus, they continue to adopt the going concern basis of accounting in preparing the financial statements.

(iii)	Basis of consolidation

The consolidated financial statements for December 31, 2020 and 2021 incorporate the financial statements of the Company and entities controlled by the Company (its subsidiaries). Control is achieved when the Group:

•	has the power over the investee;

•	is exposed, or has rights, to variable returns from its involvement with the investee; and

•	has the ability to use its power to affects its returns.

The Group reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, the results of subsidiaries acquired or disposed of during the year are included in profit or loss from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring the accounting policies used into line with the Group’s accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between the members of the Group are eliminated on consolidation.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.3	Revenue Recognition

The Exchange generates revenue through transaction fees charged on the platform for digital asset matching services (“Peer-to-Peer trades”) and for trading of digital assets (“Liquidity Pool Trades”).

Peer-to-Peer Trades — Transaction fees

On peer-to-peer trades, the Exchange provides a digital asset matching service and facilitates the ability for a customer to purchase or sell digital assets from or to another customer on the Exchange.

The Exchange performs these services on behalf of customers and it does not control the digital asset being provided before it is transferred to the buyer, does not have inventory risk related to the digital asset, and is not responsible for the fulfilment of the digital assets. The Exchange also does not set the price for the digital asset as the price is set by customers of the Exchange (including the Liquidity Pool). The Exchange’s digital asset matching service represents a single performance obligation. As a result, the Exchange acts as an agent in facilitating the ability for a customer to purchase or sell digital assets from another customer in accordance with IFRS 15 and presents revenue for the transaction fees charged on a net basis.

The Exchange considers its performance obligation satisfied, and recognizes revenue, at the point in time the transaction is processed. Contracts with customers are usually open-ended and can be terminated by either party without a termination penalty. Therefore, contracts are defined at the transaction level and do not extend beyond the service already provided.

The Exchange charges a fee at the transaction level. The transaction price, represented by the trading fee, is calculated based on volume and may vary depending on payment type and the value of the transaction. The transaction fee is collected from the customer at the time the transaction is executed. In certain instances, the transaction fee can be collected in digital assets, with revenue measured based on the amount of digital assets received and the fair value of the digital assets at the time of the transaction. The Exchange sets the fee rates, which may differ between trading pairs according to whether the customer is a maker (adding to the order book) or taker, and rules as to the priority in which orders are filled from existing liquidity.

Liquidity Pool Trades – Sales of digital assets by the Liquidity Pool to customers

The Exchange earns a spread when customers trade assets against the Exchange’s Liquidity Pools. The order price for the assets in the Liquidity Pool is generated by the pricing algorithms developed by the Group, and the Exchange earns a spread which is included in the quoted price as a market-making fee. The spread comprises (i) a fixed base spread and (ii) a variable dislocation spread that is determined algorithmically. The dislocation spread generally increases at times of higher volatility of the relevant trading pair.

As these transactions occur against the Exchange’s Liquidity Pool using the Group’s automated market making algorithm, the Exchange determined that in these transactions the Exchange controls the digital asset being provided before it is transferred to the buyer, has inventory risk related to the digital asset, and is responsible for the fulfilment of the digital asset. The Exchange’s proprietary automated market-marking algorithm sets the price at which the Exchange transacts. As a result, the Exchange acts as a principal in these transactions in accordance with IFRS 15.

When the Liquidity Pool sells digital assets to spot or margin customers, revenue generated is presented on a gross basis. The Group, upon completion of the transaction, recognizes revenue under “Digital asset sales on the Exchange” in note 4.

As described in note 2.7(ii) below, the digital assets in the Liquidity Pool are accounted for as inventories under IAS 2 and measured at fair value, with change in fair value recognized in the consolidated statement

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.3	Revenue Recognition—(Continued)

of profit or loss. Therefore, the cost of revenue associated with sales of digital assets from the Liquidity Pool represents the fair value of digital assets at the time it is sold and is presented under “Cost of digital asset sales on the Exchange” in note 5 below. The exchange sales revenue less cost of revenue effectively represents the trading spread earned from Liquidity Pool transaction services when assets of the Liquidity Pool are sold to a spot or margin customer.

The transaction price represented by the fair value of consideration received may vary depending on the payment type. When the transaction price is denominated in digital assets, the Exchange measures revenue based on the amount and fair value of digital assets received at the time of the transaction.

Liquidity Pool Trades - Purchase of digital assets by the Liquidity Pool from customers

For customers’ sales of digital assets to the Liquidity Pool i.e. purchase of digital assets by the Liquidity Pool, because the transaction price reflects a trading spread, the Group records the spread as a positive change to the fair value of the digital assets in the consolidated statement of profit or loss. The transaction price is remeasured at fair value with the changes to fair value included within “Change in fair value of digital assets held, net” in the consolidated statement of profit and loss.

Recognition of margin interest

The Exchange charges interest on outstanding loan amounts on an hourly basis and applies the effective interest rate method under IFRS 9 Financial Instruments (“IFRS 9”) for cash loans. For loans made in digital assets, on the basis that digital assets are not financial instruments and does not qualify as a lease. The Group applies IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors (“IAS 8”) to develop an accounting policy for recognition of margin interest. The Group considers the margin interest is similar to usage fee which is charged and recognized based on the notional value of the margin loan and its duration. Margin interest would be presented as part of revenue.

Accounting for fees to liquidity providers

The Exchange pays a portion of fees from peer-to-peer trades, spreads from Liquidity Pool trades, and margin interest on loans into the relevant Liquidity Pool thereby sharing the economics with other participants to the Liquidity Pool. The Group applies the principles applicable for payments to customers under IFRS 15 Revenue from Contracts with Customers (“IFRS 15”) in determining that the payment is for a distinct liquidity service provided by participants in the Liquidity Pool and accordingly should not be presented as a reduction of revenue but separately presented as an expense (with any portion payable to the Bullish Group eliminated on consolidation. The payments to liquidity providers representing their portion of fees from peer-to-peer trades, spreads from Liquidity Pool trades, and margin interest on loans, will be presented as part of the operating expenses under “fees paid to liquidity providers.”

2.4	Customer segregated digital assets and cash - liquidity accounts and margin accounts

The cash deposits and digital assets transfers received by the Exchange from customers are held in a custodial capacity in omnibus accounts and wallets segregated from the Exchange’s own assets. In accordance with regulatory requirements and legal obligations owed to customers, the use of these assets is restricted and, based on Bullish’s understanding of relevant Gibraltar laws and regulations, Bullish believes that in the event of an insolvency of Bullish Gibraltar (the operator of the Bullish Exchange), Gibraltar law would recognize assets in spot, margin and/or liquidity customer accounts as the property of the applicable customers and not of Bullish Gibraltar and accordingly such assets would not be available to satisfy Bullish Gibraltar’s general creditor claims.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.4	Customer segregated digital assets and cash - liquidity accounts and margin accounts—(Continued)

The Group also holds assets with the Exchange as a customer. These assets (whether cash or digital assets) are not presented on the balance sheet as customer assets but are presented in the same manner as the Group’s own assets.

In determining the presentation of on or off-balance sheet items, the Group applies the definitions and recognition criteria for assets as set out in the Conceptual Framework for Financial Reporting (“Conceptual Framework”) and considers several factors such as the right (explicit or implicit) to ‘borrow’ the digital assets to use for its own purposes, the rights of customers to digital assets held on their behalf if the Group was liquidated and the segregation between the Exchange’s own assets and the assets of our customers held in the omnibus accounts and wallets.

Customer segregated digital assets and cash held on behalf of customers in the liquidity accounts

Eligible customers of the Exchange can participate in a Liquidity Pool by contributing trading pair assets to the Liquidity Pool which is then reflected in their liquidity accounts. The contributed assets are deployed by the Liquidity Pools for trading or margin lending, thereby adding liquidity to the Exchange. By being a participant in the Liquidity Pool and adding the contributed assets to liquidity, the participants will receive a return based on a portion of the fees generated by customer trading transactions and margin lending fees on the Exchange for utilizing the liquidity they provide.

The digital assets and cash in the Liquidity Pool are presented on-balance sheet with a corresponding liability owed to customers as the Group has the ability to direct the use of the digital assets in the Liquidity Pool at its own discretion. The customer segregated digital assets are presented under “Digital assets held—customer segregated inventories” and the customer segregated cash in the Liquidity Pool are presented under “Customer segregated cash” in the consolidated balance sheet.

The payable to customers (digital assets) is considered as an obligation (to return the digital assets) that arises as a result of the liquidity service arrangement entered into by an individual liquidity provider which is a past event under IAS 32. The Group accounts for this liability as a non-financial liability (host contract) with an embedded derivative (the difference between pro-rata share and fair value of underlying digital assets) given the value of the liability is driven by the price change of the underlying digital asset in each pair of Liquidity Pool. The host contract with embedded derivative is measured at fair value with change in fair value recorded under “Change in fair value of digital asset held, net” in the consolidated statement of profit or loss.

The payable to customers (cash) is considered as an obligation (to return the financial assets) that arises as a result of the liquidity service arrangement entered into by an individual liquidity provider which is a past event. The Group accounts for this liability as a financial liability under IAS 32.

Customer segregated digital assets and cash held on behalf of customers in margin accounts including collateral

The assets received from margin customers and held in their margin accounts whether in cash or digital assets are under the unrestricted control of the Group as a secured creditor of cash or digital asset loans. Whilst the collateral received secures the lending, there is no contractual limitation on the control of assets held in margin accounts by the Group. Accordingly, the Group accounts for the digital assets and cash in margin accounts as on-balance sheet items with a corresponding liability owed to customers.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.5	Safeguarding digital assets and digital asset safeguarding liabilities - Customer segregated digital assets in spot accounts

For customers’ digital assets maintained in spot accounts, the Group applies SAB 121 by recording a liability representing an obligation to safeguard these assets, and a safeguarding asset, each measured at the fair value of the customers’ digital assets on each reporting date. The measurement of the asset fair value would be adjusted to reflect loss events. Changes to fair value between each reporting period will be recognized in the consolidated statement of profit or loss.

2.6	Customer segregated cash - spot accounts

The cash in spot accounts is accounted as an on-balance sheet item with a corresponding liability owed to customers.

It represents restricted cash and cash equivalents maintained in the segregated bank accounts that are held for the exclusive benefit of the customers. It is comprised of cash deposits held by the customers in their spot account and unsettled deposits and withdrawals. These balances are presented in the consolidated balance sheet under “Customer segregated cash”. The corresponding liability owed to customers is presented under payable to customers in the consolidated balance sheet.

2.7	Digital assets held - intangible assets / inventories

Digital assets excluding USDC

(i)	Prior to Launch (Digital assets held - intangible assets)

Prior to Launch, the Group held digital assets as an investment, and entered into occasional sales and purchases as a source of liquidity; accordingly, the digital assets were not considered as held for sale in the ordinary course of business and classified as intangible assets.

Digital assets are classified as indefinite intangible assets and are initially recognized at cost. This initial cost of the purchased asset is the purchase price less any transaction fees incurred. The Group then assigns cost on a weighted average basis as permitted under IAS 2 in determining realized gains or loss for actual sales or disposals, i.e. divide the costs of the digital assets available by the units of digital assets held immediately prior to the sale or disposal. After initial recognition, the Group applies revaluation model as permitted by IAS 38 Intangible Assets (“IAS 38”) to measure the digital assets at a revalued amount. For the purpose of revaluation, fair value is measured by reference to the inputs other than quoted prices that are observable for the asset. Revaluation is made on a monthly basis to ensure that the carrying amount does not differ materially from that which would be determined using fair value at the end of each reporting period.

If the carrying amount of a digital asset is increased as a result of a revaluation, the increase is recognized in other comprehensive income and accumulated in equity under the heading of revaluation surplus. However, the increase is recognized in profit or loss to the extent that it reverses a revaluation decrease of the same asset previously recognized in profit or loss.

If the carrying amount of a digital asset is decreased as a result of a revaluation, the decrease is recognized in profit or loss. However, the decrease is recognized in other comprehensive income to the extent of any credit balance in the revaluation surplus in respect to that digital asset. The decrease recognized in other comprehensive income reduces the amount accumulated in equity under the heading of revaluation surplus.

The cumulative revaluation surplus included in equity may be transferred directly to retained earnings when the surplus is realized. The whole surplus may be realized on the retirement or disposal of the asset. The transfer from revaluation surplus to retained earnings is not made through profit or loss.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.7	Digital assets held - intangible assets / inventories—(Continued)

(ii)	On or after Launch (Digital assets held - inventories)

With the commencement of Launch, the Group’s digital assets are transacted on the Bullish Exchange and are purchased with the intent to resell in the near future, generating a profit from margins or from the fluctuations in prices. The Group applies the inventory treatment of a broker-trader under IAS 2 to the digital assets. Under IAS 2, the digital assets are measured at fair value less cost to sell, with change in fair value recognized in the consolidated statement of profit or loss.

The cumulative revaluation surplus of US$3,826 million has been transferred directly to accumulated surplus when the Launch was commenced. The cost of digital assets was determined based on the fair value of corresponding digital assets as at the date of the Launch.

The Group recognizes digital assets received through hard forks or airdrops if the digital asset is expected to generate probable future benefit and if the Group is able to support the trading, custody, or withdrawal of these assets. The Group records the digital assets received through hard forks or airdrops at their cost.

USD Coin (“USDC”)

USDC is classified as a financial instrument in accordance with IFRS 9 on the basis that one USDC can be redeemed for one U.S. dollar on demand from the issuer. It has been presented within the Digital Asset Held in the consolidated balance sheet.

2.8	Intangible assets

(i)	Acquired intangible assets

Intangible assets with finite lives acquired in a business combination and recognized separately from goodwill are recognized initially at their fair value at the acquisition date (which is regarded as their cost). Subsequently, intangible assets with finite useful lives are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method is reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. The amortization expense is recognized in profit or loss and included in administrative and other operating expenses.

Intangible assets with indefinite useful lives are carried at cost less accumulated impairment losses. Such assets are tested for impairment annually or whenever there is an indication that it may be impaired.

(ii)	Internally-generated intangible assets – research and development expenditure assets

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following conditions have been demonstrated:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;

•	the intention to complete the intangible asset and use or sell it;

•	the ability to use or sell the intangible asset;

•	how the intangible asset will generate probable future economic benefits;

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.8	Intangible assets—(Continued)

(ii)	Internally-generated intangible assets – research and development expenditure assets—(Continued)

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

As of December 31, 2020 and 2021, the Group has not recognized any internally-generated intangible assets as the criteria for capitalization was not met.

2.9	Financial instruments and financial assets

Financial assets and financial liabilities are recognized in the Group’s balance sheet when the Group becomes a party to the contractual provisions of the instrument.

Financial assets and financial liabilities are initially measured at fair value, except for trade receivables that do not have a significant financing component which are measured at transaction price. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

All recognized financial assets are measured subsequently in their entirety at either amortized cost or fair value, depending on the classification of the financial assets.

(i)	Classification of financial assets

Amortized cost and effective interest method

The effective interest method is a method of calculating the amortized cost of a debt instrument and of allocating interest income over the relevant period.

For financial assets other than purchased or originated credit-impaired financial assets (i.e. assets that are credit impaired on initial recognition), the effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) excluding expected credit losses, through the expected life of the debt instrument, or, where appropriate, a shorter period, to the gross carrying amount of the debt instrument on initial recognition.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.9	Financial instruments and financial assets—(Continued)

(i)	Classification of financial assets—(Continued)

The amortized cost of a financial asset is the amount at which the financial asset is measured at initial recognition minus the principal repayments, plus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount, adjusted for any loss allowance. The gross carrying amount of a financial asset is the amortized cost of a financial asset before adjusting for any loss allowance.

Interest income is recognized using the effective interest method for debt instruments measured subsequently at amortized cost. For financial assets other than purchased or originated credit-impaired financial assets, interest income is calculated by applying the effective interest rate to the gross carrying amount of a financial asset, except for financial assets that have subsequently become credit-impaired. For financial assets that have subsequently become credit-impaired, interest income is recognized by applying the effective interest rate to the amortized cost of the financial asset. If, in subsequent reporting periods, the credit risk on the credit-impaired financial instrument improves so that the financial asset is no longer credit-impaired, interest income is recognized by applying the effective interest rate to the gross carrying amount of the financial asset.

2.10	Financial liabilities and equity

(i)	Classification as debt or equity

Debt and equity instruments are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

(ii)	Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recognized at the proceeds received, net of direct issue costs.

Repurchase of the Company’s own equity instruments is recognized and deducted directly in equity. No gain or loss is recognized in profit or loss on the purchase, sale, issue or cancellation of the Company’s own equity instruments.

(iii)	Compound instruments

The component parts of convertible redeemable preference shares issued by the Group are classified separately as financial liabilities and equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument. A conversion option that will be settled by the exchange of a fixed amount of cash or another financial asset for a fixed number of the Company’s own equity instruments is an equity instrument.

At the date of issue, the liability component related to the redemption amount arises from the early redemption feature associated with the preference shares which requires the Company to repurchase preference shares in cash at a price equal to a Guaranteed Amount upon the occurrence of certain triggering events. The present value of the liability component is estimated using the prevailing market interest rate for a similar non-convertible instrument. This amount is recorded as a liability on an amortized cost basis using the effective interest method until extinguished upon conversion or at the instrument’s maturity date.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.10	Financial liabilities and equity—(Continued)

(iii)	Compound instruments—(Continued)

The value of the conversion option and other remaining features i.e. liquidation preference and dividend rights that are classified as equity is determined by deducting the amount of the liability component and embedded derivative, if any, from the fair value of the compound instrument as a whole. This is recognized and included in equity, and is not subsequently remeasured. In addition, the conversion option classified as equity will remain in equity until the conversion option is exercised, in which case, the balance recognized in equity will be transferred to share premium. Where the conversion option remains unexercised at the maturity date of the liability component, the balance recognized in equity will be transferred to retained earnings. No gain or loss is recognized in profit or loss upon conversion or expiration of the conversion option.

Transaction costs that relate to the issue of the convertible redeemable preference shares are allocated to the liability and equity components in proportion to the allocation of the gross proceeds.

Transaction costs relating to the equity component are recognized directly in equity. Transaction costs relating to the liability component are included in the carrying amount of the liability component and are amortized over the lives of the liability component using the effective interest method.

(iv)	Financial liabilities

Financial liabilities measured subsequently at amortized cost

Financial liabilities that are not (i) contingent consideration of an acquirer in a business combination, (ii) held-for-trading, or (iii) designated as at fair value through profit or loss (“FVTPL”), are measured subsequently at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the financial liability, or (where appropriate) a shorter period, to the amortized cost of a financial liability.

Foreign exchange gains and losses

For financial liabilities that are denominated in a foreign currency and are measured at amortized cost at the end of each reporting period, the foreign exchange gains and losses are based on the amortized cost of the instruments. These foreign exchange gains and losses are recognized in the ‘other gains and losses’ line item in profit or loss for financial liabilities that are not part of a designated hedging relationship. For those which are designated as a hedging instrument for a hedge of foreign currency risk foreign exchange gains and losses are recognized in other comprehensive income and accumulated in a separate component of equity.

The fair value of financial liabilities denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at the end of the reporting period. For financial liabilities that are measured as at FVTPL, the foreign exchange component forms part of the fair value gains or losses and is recognized in profit or loss for financial liabilities that are not part of a designated hedging relationship.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.10	Financial liabilities and equity—(Continued)

(iv)	Financial liabilities—(Continued)

Derecognition of financial liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

The Group accounts for substantial modification of terms of an existing liability or part of it as an extinguishment of the original financial liability and the recognition of a new liability. It is assumed that the terms are substantially different if the discounted present value of the cash flows under the new terms, including any fees paid net of any fees received and discounted using the original effective rate is at least 10 per cent different from the discounted present value of the remaining cash flows of the original financial liability. If the modification is not substantial, the difference between: (1) the carrying amount of the liability before the modification; and (2) the present value of the cash flows after modification is recognized in profit or loss as the modification gain or loss within other gains and losses.

2.11	Embedded derivatives

An embedded derivative is a component of a hybrid contract that also includes a non-derivative host – with the effect that some of the cash flows of the combined instrument vary in a way similar to a stand-alone derivative.

Derivatives embedded in hybrid contracts with a financial asset host within the scope of IFRS 9 are not separated. The entire hybrid contract is classified and subsequently measured as either amortized cost or fair value as appropriate.

Derivatives embedded in hybrid contracts with hosts that are not financial assets within the scope of IFRS 9 (e.g. financial liabilities) are treated as separate derivatives when they meet the definition of a derivative, their risks and characteristics are not closely related to those of the host contracts and the host contracts are not measured at FVTPL.

If the hybrid contract is a quoted financial liability, instead of separating the embedded derivative, the Group generally designates the whole hybrid contract at FVTPL.

An embedded derivative is presented as a non-current asset or non-current liability if the remaining maturity of the hybrid instrument to which the embedded derivative relates is more than 12 months and is not expected to be realized or settled within 12 months.

2.12	Credit loss and impairment of assets

Credit losses from investments and other financial assets

The Group recognizes a loss allowance for expected credit losses on investments in debt instruments that are measured at amortized cost or at fair value through other comprehensive income, trade receivables and intercompany balances, as well as on financial guarantee contracts. The amount of expected credit losses is updated at each reporting date to reflect changes in credit risk since initial recognition of the respective financial instrument.

The Group always recognizes lifetime expected credit losses (ECL) for other assets, if material. The expected credit losses on these financial assets are estimated using a provision matrix based on the Group’s

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.12	Credit loss and impairment of assets—(Continued)

historical credit loss experience, adjusted for factors that are specific to the debtors, general economic conditions and an assessment of both the current as well as the forecast direction of conditions at the reporting date, including time value of money where appropriate.

For all other financial instruments, the Group recognizes lifetime ECL when there has been a significant increase in credit risk since initial recognition. However, if the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECL.

Lifetime ECL represents the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECL represents the portion of lifetime ECL that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

For the period ended December 31, 2020 and the year ended December 31, 2021, the Group has no historical experience or expectation of credit losses related to other assets. Thus no such loss was recorded as of December 31, 2020 and 2021.

2.13	Property and equipment

Property and equipment are mainly comprised of equipment, leasehold improvement and right-of-use assets. It is stated at cost less accumulated depreciation and accumulated impairment loss.

Depreciation is recognized so as to write off the cost or valuation of assets (other than freehold land and properties under construction) less their residual values over their useful lives, using the straight-line method, on the following bases:

Computer and equipment	4 years

Furniture and fixtures	7 years

Leasehold improvement	Over the lease term

Right-of-use assets	Over the lease term

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

Right-of-use assets are depreciated over the lease term. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset.

An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

2.14	Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.15	Restricted cash

The Group has restricted cash deposits at financial institutions related to the subscription paid to a cell unit under White Rock Insurance (Gibraltar) PCC Limited (“White Rock”) for insurance policies. The cash deposits in the cell unit are limited to satisfy any claim or liability against directors and officers liability, professional indemnity and commercial crime in Gibraltar.

2.16	Share capital and share premium

Ordinary shares

Incremental costs directly attributable to the issuance of ordinary shares are recognized as a deduction from equity. Income tax relating to transaction costs of an equity transaction is accounted for in accordance with IAS 12.

Preference shares

The Group’s redeemable preference shares are classified as financial liabilities, because they are contingently redeemable in cash by the holders.

2.17	Other payables

Other payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Other payables are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). If not, they are presented as non-current liabilities.

Other payables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method.

2.18	Provision

Provisions for legal claims, service warranties and make good obligations are recognized when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognized for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be insignificant.

Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense.

2.19	Current and deferred taxation

The income tax expense represents the sum of the tax currently payable and deferred tax.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.19	Current and deferred taxation—(Continued)

Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from net profit as reported in profit or loss because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

A provision is recognized for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the best estimate of the amount expected to become payable. The assessment is based on the judgement of tax professionals within the Group supported by previous experience in respect of such activities and in certain cases based on specialist external tax advice.

Deferred tax

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. In addition, a deferred tax liability is not recognized if the temporary difference arises from the initial recognition of goodwill.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realized based on tax laws and rates that have been enacted or substantively enacted at the reporting date.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.19	Current and deferred taxation—(Continued)

are also recognized in other comprehensive income or directly in equity respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

2.20	Leases

The Group assesses whether a contract is or contains a lease, at inception of the contract. The Group recognizes a right-of-use asset and a corresponding lease liability with respect to all lease arrangements in which it is the lessee, except for short-term leases (defined as leases with a lease term of 12 months or less) and leases of low value assets (such as tablets and personal computers, small items of office furniture and telephones). For these leases, the Group recognizes the lease payments as an operating expense on a straight-line basis over the term of the lease unless another systematic basis is more representative of the time pattern in which economic benefits from the leased assets are consumed.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted by using the rate implicit in the lease. If this rate cannot be readily determined, the Group uses its incremental borrowing rate.

Lease payments included in the measurement of the lease liability comprise :

•	Fixed lease payments (including in-substance fixed payments), less any lease incentives receivable;

•	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the commencement date;

•	The amount expected to be payable by the lessee under residual value guarantees;

•	The exercise price of purchase options, if the lessee is reasonably certain to exercise the options; and

•	Payments of penalties for terminating the lease, if the lease term reflects the exercise of an option to terminate the lease.

The lease liability is presented as a separate line in the consolidated balance sheet.

The lease liability is subsequently measured by increasing the carrying amount to reflect interest on the lease liability (using the effective interest method) and by reducing the carrying amount to reflect the lease payments made.

The Group remeasures the lease liability (and makes a corresponding adjustment to the related right-of-use asset) whenever:

•

The lease term has changed or there is a significant event or change in circumstances resulting in a change in the assessment of exercise of a purchase option, in which case the lease liability is remeasured by discounting the revised lease payments using a revised discount rate.

•

The lease payments change due to changes in an index or rate or a change in expected payment under a guaranteed residual value, in which cases the lease liability is remeasured by discounting the revised lease payments using an unchanged discount rate (unless the lease payments change is due to a change in a floating interest rate, in which case a revised discount rate is used).

•

A lease contract is modified and the lease modification is not accounted for as a separate lease, in which case the lease liability is remeasured based on the lease term of the modified lease by discounting the revised lease payments using a revised discount rate at the effective date of the modification.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2	Summary of principal accounting policies—(Continued)

2.20	Leases—(Continued)

The Group did not make any such adjustments during the periods presented.

The right-of-use assets comprise the initial measurement of the corresponding lease liability, lease payments made at or before the commencement day, less any lease incentives received and any initial direct costs. They are subsequently measured at cost less accumulated depreciation and impairment losses.

Whenever the Group incurs an obligation for costs to dismantle and remove a leased asset, restore the site on which it is located or restore the underlying asset to the condition required by the terms and conditions of the lease, a provision is recognized and measured under IAS 37. To the extent that the costs relate to a right-of- use asset, the costs are included in the related right-of-use asset, unless those costs are incurred to produce inventories.

Right-of-use assets are depreciated over the shorter period of lease term and useful life of the right-of-use asset. If a lease transfers ownership of the underlying asset or the cost of the right-of-use asset reflects that the Group expects to exercise a purchase option, the related right-of-use asset is depreciated over the useful life of the underlying asset. The depreciation starts at the commencement date of the lease.

The Group applies IAS 36 to determine whether a right-of-use asset is impaired and accounts for any identified impairment loss.

2.21	Share-based payments

The Group operates an equity incentive plan for the purpose of providing incentives and rewards to eligible participants who contribute to the success of the Group’s operations. Employees (including directors), advisors and key service providers of the Group may receive remuneration in the form of share-based payments, whereby the employees and consultants render services as consideration for equity instruments (“equity-settled transactions”).

The fair value of the employee and consultancy services received in exchange for the grant of the award shares and options is recognized as an expense with a corresponding increase in share based payment reserve. The total amount to be expensed is determined by reference to the fair value of the share awards and share options granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

At the end of each period, the entity revises its estimates of the number of options and awards that are expected to vest based on the non-market vesting and service conditions. It recognizes the impact of the revision to original estimates, if any, in profit or loss, with a corresponding adjustment to equity.

The grant by the Group of share awards and share options over its equity instruments to the employees and consultants of subsidiary undertakings in the Group is treated as an amount due from the subsidiary undertakings, with a corresponding credit to equity in the Group’s separate financial statements, measured with reference to the grant date fair value and is recognized over the vesting period.

3	Critical accounting judgments and key sources of estimation uncertainty

In applying the Group’s accounting policies, which are described in note 2, the Group make judgements (other than those involving estimations) that have a significant impact on the amounts recognized and to make estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. These estimates are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3	Critical accounting judgments and key sources of estimation uncertainty—(Continued)

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the critical judgements, apart from those involving estimations (which are presented separately below), that the directors have made in the process of applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in financial statements.

3.1	Critical judgments in applying the Group’s accounting policies

(i)	Impact of Covid-19 to our business

The global pandemic generated significant volatility and uncertainty in the cryptoeconomy and caused disruption to normal patterns of business activity around the world. The Board of Directors have assessed that the Group’s systems and infrastructure have been robust throughout the pandemic, and that there has been no significant disruption in maintaining operations. The Board of Directors have concluded that there is no material uncertainty and the Group will continue as a going concern for at least twelve months from the date of this report.

(ii)	Digital assets transactions and balances

For the preparation of the Group’s financial statements, management needs to apply judgment in determining appropriate accounting policies based on the facts and circumstances of the Group’s digital assets and Exchange business.

Given the business model of the Group, the digital assets prior to Launch are accounted for as intangible assets and were measured initially at cost and subsequently at fair value on the consolidated balance sheet. Since Launch, the Group determines digital assets transacted on the Exchange meet the definition of a broker-trader under IAS 2 and applies inventory treatment to the digital assets. Under IAS 2, the digital assets are measured at fair value less cost to sell, with change in fair value recognized in profit or loss.

Furthermore, in determining fair values, management needs to apply judgment to identify the relevant available markets, and to consider accessibility to and activity within those markets in order to identify the principal digital asset markets for the Group.

(iii)	Military action involving Russia and Ukraine

In February 2022, Russia commenced military action in Ukraine. The Group does not currently maintain operations or have assets in those countries and the Exchange does not currently offer services in Russia or Ukraine. Although the specific impact of the military action on the Group is currently not anticipated to be material, the extent and duration of the military action, sanctions, and resulting disruptions and impact to the Group are impossible to predict, but could be substantial.

3.2	Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting period that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3	Critical accounting judgments and key sources of estimation uncertainty—(Continued)

3.2	Key sources of estimation uncertainty—(Continued)

(i)	Fair market value of digital assets held

Management needs to apply judgment in determining appropriate accounting policies based on the facts and circumstances of the Exchange business. Furthermore, in determining fair values, management needs to apply judgement to identify the relevant available markets, and to consider accessibility to and activity within those markets in order to identify the principal digital asset markets for the Group.

(ii)	Useful lives of intangible asset

The Group’s management determines the estimated useful lives and related amortization for its intangible assets. This estimate is based on the historical experience of the actual useful lives of the intangible assets of similar nature and functions. It could change significantly as a result of technical innovation. Management will change the amortization charge where useful lives are different from the previously estimated lives. It will also write-off or write down technically obsolete or non-strategic assets that have been abandoned or sold.

(iii)	Deferred tax asset

As of December 31, 2021, no deferred tax asset has been recognized on the tax losses of US$111.8 million for the operating subsidiary due to the unpredictability of future profit streams. The realizability of the deferred tax asset mainly depends on whether sufficient future profits or taxable temporary differences will be available in the future, which is a key source of estimation uncertainty. In cases where the actual future taxable profits generated are less or more than expected, or change in facts and circumstances which result in revision of future taxable profits estimation, a material reversal or further recognition of deferred tax assets may arise, which would be recognized in profit or loss for the period in which such a reversal or further recognition takes place.

(iv)	Share-based payments

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the exercise multiple, volatility and dividend yield and making assumptions about them. The Group measures the fair value of equity-settled transactions with employees using an appropriate option pricing model (e.g. binomial model) at the grant date. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in note 24.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4	Revenue

The following tables summarize the disaggregation of revenue by venues for the year ended December 31, 2021 and the period ended December 31, 2020:

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
On the Exchange:
Digital asset sales	1,256,867	—
Transaction revenue(i)	12	—
On other venues(ii):
Digital asset sales	64,686	—

	1,321,565	—

(i)	For the year ended December 31, 2021, the Exchange recorded margin interest of US$14 from its margin lending activity.

(ii)	Other venues means other exchanges, third party custodians or over-the-counter brokers that were used to purchase or sell digital assets.

For sales of digital assets by the Liquidity Pool on the Exchange from Launch to December 31, 2021, revenue of US$1,257 million was recorded based on the value of the digital assets sold (including the trading spread) at the time the transactions were processed.

In addition, the Group disposed digital assets through other venues including over-the-counter markets, amounting to US$65 million for the period from Launch to December 31, 2021 (2020: US$ nil).

5	Cost of revenue

The following table summarizes the disaggregation of cost of revenue by venues for the year ended December 31, 2021 and the period ended December 31, 2020:

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Cost of digital asset sales on the Exchange	(1,255,961)	—
Cost of digital asset sales on other venues(i)	(65,311)	—

	(1,321,272)	—

(i)	Other venues means other exchanges, third party custodians or over-the-counter brokers that were used to purchase or sell digital assets.

From Launch to December 31, 2021, the Exchange recorded cost of revenue based on the carrying value of the digital assets sold from the Liquidity Pool on the Exchange which was the fair value of the digital asset at the time it was disposed. The difference between the revenue and cost of revenue was the trading spread. The total trading spread income from sales of digital assets by the Liquidity Pool was US$0.9 million for the year ended December 31, 2021 (2020: US$ nil).

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6	Change in fair value of digital assets held, net

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Change in fair value of digital asset inventories, arising from purchase of digital assets on the Exchange	918	—
Change in fair value of digital asset inventories, net of change in fair value of the payable to customers	(1,044,676)	—

	(1,043,758)	—

From Launch to December 31, 2021, with respect to purchases of digital assets by the Liquidity Pool on the Exchange, the aggregate trading spread of US$0.9 million was recorded as part of the change in fair value of digital assets. In the same period, the total change to fair value of the Group’s digital assets was negative US$1,045 million, net of change in fair value of payables to customers of approximately positive US$650.

7	Other operating expenses

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Information technology and software expenses	14,257	14
Advertisement and promotion expenses	6,665	—
Custody fees	4,081	—
Others(i)	1,456	—

	26,459	14

(i)	For the year ended December 31, 2021, the Exchange recognized US$8 as the payments to liquidity providers under “Others”.

8	Other expense

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Net foreign exchange loss	49	—

9	Finance income

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Bank interest income	1,511	3

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10	Finance expense

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$‘000
Lease interest expense	35	—

11	Taxation

(a)	Taxation in the consolidated profit or loss represents:

This note provides an analysis of the Group’s income tax expense, and shows what amounts are recognized directly in equity and how the tax expense is affected by non-assessable and non-deductible items. It also explains significant estimates made in relation to the Group’s tax position.

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Current tax	2,072	—
Deferred tax	(1,809)	—

Total tax expense	263	—

The deferred tax balance comprises temporary differences attributable to:

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
Deferred tax	US$’000	US$’000
Tax losses carried forward	(1)	—
Depreciation allowances	49	—
Compensation and benefits	(1,857)	—

Total deferred tax income	(1,809)	—

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11	Taxation—(Continued)

(b)	Reconciliation between tax expense and accounting loss at applicable tax rates:

A reconciliation of the tax expense applicable to loss before income tax at the statutory rate for the jurisdiction in which the Company and the majority of its subsidiaries are domiciled to the tax expense at the effective tax rate is as follows:

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Loss before income tax	(1,400,984)	(19,837)
Tax at the applicable tax rate of 0%	—	—
Effects of different tax rates available to different jurisdictions	(11,588)	—
Expenses not deductible for tax purposes	5	—
Income not subject to tax	(24)	—
Tax effects on unrecognized tax losses	11,868	—
Others	2	—

Total tax expense	263	—

As of December 31, 2021, Bullish (GI) Limited, a subsidiary of the Group, had estimated unused tax losses of approximately US$111.8 million that can be carried forward indefinitely, subject to final assessment by the tax authorities, due to lack of certainty of future taxable profits that can utilize the loss carry forward.

12	Digital assets held

(a)	Digital assets held - Intangible Assets and Inventories

Digital assets held
US$’000
As of October 23, 2020	—
Addition	4,756,282
Revaluation	—

As of December 31, 2020	4,756,282
Addition	384,743
Disposal	(1,835,738)
Revaluation	3,825,560

As of November 22, 2021	7,130,847
Addition	1,367,996
Disposal	(1,344,494)
Revaluation	(1,043,554)

As of December 31, 2021	6,110,795

As of December 31, 2020, digital assets held by the Group were primarily comprised of BTC. Digital assets were classified as indefinite intangible assets and initially recognized at cost. Fair value changes resulting in the net increase in the carrying amount of the digital assets were recognized in other comprehensive income (OCI).

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12	Digital assets held—(Continued)

(a)	Digital assets held - Intangible Assets and Inventories—(Continued)

Since Launch in November 2021, the Group’s digital assets are transacted on the Exchange and purchased with intent to resell in the near future, generating a profit from margins or from the fluctuations in prices. Therefore, in accordance with IAS 2, the Group has applied judgment to apply fair value measurement principles in accounting for these assets since Launch.

(b)	Digital assets held - Inventories

As of December 31, 2021
US$’000
Digital assets held on the Exchange	1,029,065
USDC held on the Exchange	80,795
Digital assets held on other venues(i)	5,000,302
USDC held on other venues(i)	633

Total	6,110,795

(i)	Other venues means other exchanges, third party custodians or over-the-counter brokers that were used to purchase or sell digital assets.

(c)	Digital assets held - Customer Segregated Inventories

As of December 31, 2021
US$’000
Digital assets held on the Exchange	19
USDC held on the Exchange	—

Total	19

As of December 31, 2021, digital assets held by the Group on behalf of customers and recognized on the consolidated balance sheet i.e. digital assets in liquidity and margin accounts, were primarily BTC, ETH and EOS tokens. Digital assets are classified as inventory and recognized at fair value. Fair value changes in the carrying amount are recognized in the consolidated statement of profit and loss.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12	Digital assets held—(Continued)

(d)	Type of digital assets held

	December 31, 2021	December 31, 2020
	US$’000
Digital assets held - intangible assets[1]
BTC	—	4,756,282
EOS	—	52,520	[2]

Sub-total	—	4,808,802

Digital assets held - inventories[1]
BTC	5,743,326	—
ETH	219,466	—
USDC	81,428	—
EOS	66,575	—

Sub-total	6,110,795	—

Digital assets held - customer segregated inventories
BTC	9	—
EOS	10	—

Sub-total	19	—

Total	6,110,814	4,808,802

Notes:

1)	Prior to Soft Launch in November 2021, our digital assets were classified as Intangible Assets. Following Soft Launch, the digital assets were classified as Inventories.
2)

As of December 31, 2020, Bullish Global reflected a receivable of US$53 million from Block.one for 20.2 million EOS tokens. For the purposes of this table, these EOS tokens have been included as part of digital assets held.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13	Property and equipment and right-of-use assets

	Computer and equipment	Furniture & Fixtures	Leasehold improvements	Right-of-use assets	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
COST
As of October 23, 2020 and December 31, 2020	—	—	—	—	—
Additions	1,077	316	693	6,663	8,749
Disposal	(12)	—	—	—	(12)

As of December 31, 2021	1,065	316	693	6,663	8,737

ACCUMULATED DEPRECIATION
As of October 23, 2020 and December 31, 2020	—	—	—	—	—
Charge for the year	(112)	(9)	(75)	(275)	(471)

As of December 31, 2021	(112)	(9)	(75)	(275)	(471)

CARRYING AMOUNT
As of December 31, 2020	—	—	—	—	—

As of December 31, 2021	953	307	618	6,388	8,266

(i)	Right-of-use assets

The Group leases the office premises for a lease term for 3 years. The maturity analysis of lease liabilities is presented in note 21.

14	Other assets

	December 31, 2021	December 31, 2020
	US$’000	US$’000
Non-current assets
Deposits	258	4
Other receivables	9	—

	267	4
Current assets
Prepayments	5,536	107
Amounts due from related parties	—	52,520
Sales tax receivables	12	—

	5,548	52,627

The carrying amounts of other assets approximate their fair values because of their immediate or short-term maturity. Other assets are mainly denominated in United States dollar.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15	Investments in subsidiaries

Information about the major subsidiaries of the Group as of December 31, 2021 is as follows:

Name of subsidiary	Place of incorporation and operations	Issued share capital/paid-up share capital	Group’s Effective interest	Held by the Company	Principal activity
Bullish (GI) Limited	Gibraltar	Ordinary Shares 30,001 / USD 300	100%	100%	Digital asset exchange
Cell F88 of White Rock Insurance (Gibraltar) PCC Limited	Gibraltar	Insurance Shares 2 / EUR 0.02	100%	100%	Provision of insurance services
Bullish US LLC	United States	Ordinary Shares 30,001 / USD 5,000,000	100%	100%	Group service company
Bullish HK Limited	Hong Kong	Ordinary Shares 2,000 / HKD 20,000,000	100%	100%	Group service company
Bullish SG. Pte Ltd	Singapore	Ordinary Shares Nil / Nil	100%	100%	Group service company
Bullish Capital	Cayman Islands	Ordinary Shares 1 / USD 100,000,000	100%	100%	Provision of group treasury services

16	Deferred tax

The following are the major deferred tax liabilities and assets recognized by the Group and movements thereon during the current and prior year.

	Compensation and benefits	Depreciation allowances	Tax losses carried forward	Total
	US$’000	US$’000	US$’000	US$’000
As of October 23, 2020 and December 31, 2020	—	—	—	—
Charged to profit or loss	(1,857)	49	(1)	(1,809)

As of December 31, 2021	(1,857)	49	(1)	(1,809)

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis. The following is the analysis of the deferred tax balances (after offset) for financial reporting purposes:

	December 31, 2021	December 31, 2020
	US$’000	US$’000
Deferred tax assets	1,823	—
Deferred tax liabilities	(14)	—

	1,809	—

As of December 31, 2021, the Group had estimated unused tax losses of approximately US$111.8 million (2020: US$16.8 million) that can be carried forward indefinitely, subject to final assessment by the tax authorities. The Group has recognized tax losses of US$0.001 million (2020: US$ nil) available for offset against future profits. In respect of the remaining US$111.8 million (2020: US$16.8 million), no deferred tax asset has been recognized as it is not considered probable that there will be future taxable profits available.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

17	Cash and cash equivalents

	December 31, 2021	December 31, 2020
	US$’000	US$’000
Cash at bank and cash on hand	302,970	239,377
Cash on the Exchange at bank	931,804	—

	1,234,774	239,377

The carrying amounts of cash and bank balances approximate their fair values because of their immediate or short-term maturities. As of December 31, 2021, the Exchange has contributed US$932 million cash into the Liquidity Pool.

18	Convertible redeemable preference shares

	Note	US$’000
As of October 23, 2020		—
Liability component of issue		1,009,379

As of December 31, 2020		1,009,379
Liability component of issue		150,765
Amortization of convertible redeemable preference shares	25	126,800
Repayment of convertible redeemable preference shares (i)	25	(120,620)

As of December 31, 2021		1,166,324

(i)	This amount represented dividend paid on the convertible redeemable preference shares. For accounting purposes, it was classified as repayment on such shares.

Convertible redeemable preference shares of 63,602,968 and 9,500,000 were issued by the Company as fully paid with par value of US$0.001 on December 31, 2020 and January 7, 2021, respectively. The shareholders have a right to put back the shares to the Company at a fixed guaranteed amount upon the occurrence of certain triggering events outside of the Company’s control. In addition, each share is convertible at the option of the shareholders into Class C ordinary common shares of the Company on the basis of one ordinary share for every one preference share held. The preference shareholders are entitled to dividends declared by the Company and have preference over the ordinary shares in the event of a liquidation.

The key terms of the Class B preference shares are summarized as follows:

(a)	Conversion Feature

Optional Conversion

The holders of the convertible preference shares have the right, at its option, to convert all or part of its convertible shares into Class C Common Shares at any time.

Automatic Conversion

All the Class B preference shares shall be converted into Class C Common Shares immediately prior to the consummation of a Qualifying IPO.

The initial conversion ratio of Class B Preference Shares to Class C Common Shares is 1:1, subject to adjustments in the event of (i) consolidation or subdivision of shares, (ii) reclassification or alterations to the share capital of the Company or (iii) scrip dividends.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18	Convertible redeemable preference shares—(Continued)

(b)	Redemption Feature

Upon issuance of Class B Preference Shares, the Company shall redeem all or part of the outstanding preferred shares held by the requesting holder at its sole discretion, and within the specified repurchase period, if any of the following events are met:

(i)	the Company does not consummate a Qualifying IPO on or before December 31, 2022 or;

(ii)

the Directors propose to recommend or declare a dividend in cash or in specie (including digital assets), or repurchase shares outstanding from shareholders with cash or other consideration (including digital assets) or;

(iii)

the holders of Class A Common Shares exercise their right to require all other shareholders to sell and/or transfer all their shares to a third party (the Proposed Transferee) if they propose to either (1) sell a number of shares equal or greater than 75 percent of the total number of shares on an as-converted basis to the Proposed Transferee or (2) transfer all of their shares pursuant to, or otherwise approve, any merger, consolidation, amalgamation or other transaction which would effect a sale of such shares.

The redemption amount payable for each Class B Preference Share will be an amount equal to the Guaranteed Amount per Class B Preference Share, where Guaranteed Amount means as of a date:

(i)	on or before December 31, 2021, 115% of the Class B Issue Price less the Realized Value Amount and;

(ii)	after December 31, 2021, 120% of the Class B Issue Price less the Realized Value Amount.

The Realized Value Amount is any amounts paid or due to be paid to the holder of the Class B Preference Share in respect of such Class B Preference Share including any amounts of dividend or other distributions in cash or in specie made to the relevant holder of Class B Preference Share.

(c)	Liquidation Preferences

In the event of liquidation, meaning the Company is wound up, the surplus assets of the Company remaining after payment of its liabilities shall be distributed to all shareholders on a pari passu basis (“Liquidation Amount”) except that (to the extent that the Company is lawfully permitted to do so) the holders of Class B Preference Shares shall be entitled to receive an amount (and/or assets) per Class B Preference Share equal to the higher of (i) the Guaranteed Amount as of the intended date of the event of liquidation and (ii) the pari passu Liquidation Amount per Share on an as-converted basis, and to the extent the Guaranteed Amount is the higher amount they shall receive the Guaranteed Amount in preference to the Liquidation Amount to be distributed to all other shareholders and such Liquidation Amount shall be adjusted down by the Guaranteed Amount.

(d)	Dividend Rights

All dividends shall be declared and/or paid to all Members on a pari passu basis according to the par value of the Shares that a Member holds.

(e)	Voting Rights

Each Class B and Class C Preference Share is entitled to one (1) vote whereas Class A Common Share is entitled to ten (10) votes. The holders of Class B Preference Share shall vote together with the other shareholders as a single class.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18	Convertible redeemable preference shares—(Continued)

(e)	Voting Rights—(Continued)

Accounting for Class B Preference Share:

The convertible redeemable preference shares are accounted for as a compound financial instrument with both liability and equity components.

An embedded derivative arises from the early redemption feature associated with the preference shares which requires the Company to repurchase preference shares in cash at a price equal to a Guaranteed Amount upon the occurrence of certain triggering events. The terms meet the definition of derivative and the whole liability component is not measured at FVTPL. In addition, this redemption feature is deemed to be not closely related to the liability component of the preference shares because the exercise price of the redemption is not equal to the amortized cost of the redemption feature at the exercise date. Therefore, it is required to be bifurcated. The fair value of the embedded derivative was included in the liability component’s initial measurement. The Company has determined that the probability of the triggering events was remote, thus the fair value of the embedded derivative was insignificant as of December 31, 2020 and 2021.

The initial fair value of the liability portion of the redeemable preference shares was determined using a market interest rate for an equivalent non-convertible instrument at the issue date. The liability is subsequently measured at amortized cost using the effective interest rate method until extinguished on redemption. The value of the conversion option and other remaining features i.e. liquidation preference and dividend rights that are classified as equity is determined by deducting the amount of the liability component and embedded derivative, if any, from the fair value of the compound instrument as a whole. This is recognized and included in equity, and is not subsequently remeasured.

The net proceeds received during the period from the issuance of the convertible redeemable preference shares have been split between the financial liability element and the equity component, representing a) the fair value of the embedded option to convert the financial liability into equity of the Group; b) liquidation preference and c) dividend rights, as follows:

	December 31, 2021 US$’000	December 31, 2020 US$’000
Equity component	1,235	244,567
Financial liability element	150,765	1,009,379

Total consideration received from the issuance of preference shares	152,000	1,253,946

The equity component has been presented under “Option premium on convertible redeemable preference shares” in the consolidated balance sheet.

19	Other payables

		December 31, 2021	December 31, 2020
	Note	US$’000	US$’000
Current liabilities
Other payables and accruals		31,661	151
Tax payables		2,044	—
Amounts due to related parties	27	58,014	27,973

		91,719	28,124

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

19	Other payables—(Continued)

The carrying amounts of other payables approximate their fair values because of their short term maturities. They are mainly denominated in United States dollar.

20	Share capital and share premium

	Number of shares ’000	US$’000
Ordinary shares of US$0.001 each Authorized
Class A common shares	250,000	250
Class C common shares	1,000,000	1,000

As of December 31, 2020 and 2021	1,250,000	1,250

	Number of shares ’000	US$’000
Issued and fully paid
As of October 23, 2020	—	—
Issuance of Class A common shares	225,000	225
Additional paid in capital under share premium	—	3,786,912

As of December 31, 2020	225,000	3,787,137
Additional paid in capital	—	256
Transaction costs	—	(285)

As of December 31, 2021	225,000	3,787,108

21	Financial risk management

The Group’s major instruments include digital assets, convertible redeemable preference shares and amounts due to related parties. Details of the financial instruments are disclosed in respective notes. The risks associated with these instruments include market risk (currency risk, interest rate risk and other price risk), credit risk, liquidity risk, loss of access risk, irrevocability risk and hard fork and air drop risks, regulatory oversight risk. The policies on how to mitigate these risks are set out below. The management of the Group manages and monitors these exposures to ensure appropriate measures are implemented in a timely and effective manner.

(a)	Credit risk

Credit risk arises from cash, cash equivalents, digital assets and amounts due from related parties at amortized cost. Credit risk is managed on a group basis.

The Company’s cash, cash equivalents is potentially subject to concentration of credit risk. Cash, cash equivalents and digital assets are placed with financial institutions or third-party custodians which are of relatively high credit quality. The Company also holds digital assets with third-party digital asset custodians and performs a regular assessment of the custodians as part of its risk management process.

As of December 31, 2020 and 2021, the maximum exposure to credit risk is represented by the carrying amount of each financial asset. The Group does not provide any guarantees which would expose the Group or the Company to material credit risk.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(a)	Credit risk—(Continued)

The Directors of the Group consider the probability of default upon initial recognition of asset and whether there has been significant increase in credit risk on an ongoing basis during the period. To assess whether there is a significant increase in credit risk the Group compares risk of a default occurring on the assets as of the balance sheet date with the risk of default as of the date of initial recognition. Especially the following indicators are incorporated:

•	actual or expected significant adverse changes in business, financial economic conditions that are expected to cause a significant change to the company’s ability to meet its obligations;

•	actual or expected significant changes in the operating results of the company;

•	significant changes in the expected performance and behavior of the company, including changes in the payment status of the third party.

As of December 31, 2020 and 2021, management considers cash and bank balances and amounts due to related parties are assessed to be low credit risk as counterparties have adequate ability to meet their contractual cash flow obligations in the near term. The Group has assessed that the ECL for these receivables are immaterial under 12 months expected losses method. Thus, for the period ended December 31, 2020 and the year ended December 31, 2021, no loss allowance provision was recognized for these balances.

(b)	Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations arising from its financial liabilities that are settled by delivering cash or other financial assets. It is the Group’s policy to regularly monitor its liquidity requirements and its compliance with any lending covenants, and to secure adequate funding and sufficient cash reserves to match with the cash flows required for working capital and investing activities.

The table below analyses the Group’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date.

	Less than 1 year	Later than 1 year and not later than 5 years	Repayable on demand	Total undiscounted cash flow	Carrying amount as of December 31, 2020
	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000
December 31, 2020
Other payables and accruals	151	—	—	151	151
Amounts due to related parties	27,973	—	—	27,973	27,973

	28,124	—	—	28,124	28,124

	Less than 1 year	Later than 1 year and not later than 5 years	Later than 5 years	Repayable on demand	Total undiscounted cash flow	Carrying amount as of December 31, 2021
	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000
December 31, 2021
Other payables and accruals	31,661	—	—	—	31,661	31,661

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(b)	Liquidity risk—(Continued)

	Less than 1 year	Later than 1 year and not later than 5 years	Later than 5 years	Repayable on demand	Total undiscounted cash flow	Carrying amount as of December 31, 2021
	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000	US$‘000
Lease liabilities	1,120	4,066	2,041	—	7,227	6,498
Payable to customers in liquidity and spot account - cash	33,571	—	—	—	33,571	33,571
Payable to customers in liquidity account - digital assets	9	—	—	—	9	9
Payable to customers in margin account - cash and digital assets	3	—	—	—	3	3
Digital asset safeguarding liabilities	46,162	—	—	—	46,162	46,162
Tax payables	2,044	—	—	—	2,044	2,044
Amounts due to related parties	58,014	—	—	—	58,014	58,014

	172,584	4,066	2,041	—	178,691	177,962

(c)	Digital asset risk

(i)	Risks with respect to customers’ digital assets and safeguarding digital assets

Prior to Launch in November 2021, the Group did not have any customers, hence the Group did not hold any digital assets on behalf of customers as of December 31, 2020.

With Launch, the Group commenced receiving transfers of digital assets from customers, which the Group hold in a custodial capacity. Customers’ digital assets are held in their spot, margin or liquidity accounts.

The Group treats digital assets in the customers’ margin and liquidity accounts as assets of the Group based on the Group’s ability to control the assets, and recognizes a corresponding liability representing the payable to customers.

In relation to digital assets in customers’ spot accounts (excluding digital assets of the Group held in spot accounts), the Group adopted and applied SAB 121 with Launch. The Group records a liability representing an obligation to safeguard customers’ digital assets and a safeguarding asset, each measured at the fair value of the customers’ digital assets on each reporting date using the same measurement methodology that the Group applies to its digital assets i.e., based on prices available on the principal market for such digital assets. The measurement of the asset fair value would be adjusted to reflect loss events. Changes to fair value between each reporting period will be recognized in the consolidated statement of profit or loss.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(c)	Digital asset risk—(Continued)

(i)	Risks with respect to customers’ digital assets and safeguarding digital assets (Continued)

The table below shows the fair value as of December 31, 2021 for each digital asset maintained by customers in spot accounts, excluding the portion of digital assets in spot accounts held by the Group (which is on-balance sheet).

Digital Assets in customers’ spot accounts	As of December 31, 2021
US$‘000
BTC	34,287
ETH	10,786
Others (Note)	1,089

Total	46,162

Note: Any digital asset that individually is less than 10% of total value of all digital assets in customers’ spot accounts (excluding the Company’s spot accounts) are grouped together as “Others”.

Custodying customers’ digital assets exposes the Group and its customers to unique risks and uncertainties, including technological, legal and regulatory risks and uncertainties, that could result in the loss of customers’ digital assets with or without a corresponding reduction in the Group’s associated liabilities owed to customers.

The Group holds all customers’ digital assets in a custodial capacity in omnibus wallets that are segregated from the Exchange’s own assets. The Group does not offer customers individual wallets or their own keys. The omnibus wallets are maintained by a single third-party custodian appointed by the Group that also provides the software for the back-end infrastructure and related services. This custody solution involves a combination of cold wallets that are fully managed by the third-party custodian, and warm and hot wallets which are multi-signature and involve multiple private keys jointly controlled by the Group and the third-party custodian. Under the omnibus wallet structure, the custodian’s records of customer transactions are limited to records of transfers to and from the omnibus wallets that are not identified to a specific customer, and it is the Group that maintains (by itself or through service providers) customer level specific data including data for transactions on the exchange.

Reliance on a single third-party custodian that provides the software and a wallet structure where all customers’ digital assets are managed in the omnibus wallets through keys held either solely by the custodian or in conjunction with the Group presents concentration and dependency risk on a single service provider. In addition, any compromise such as damage or loss of the security including the private keys held by the custodian and/or the Group could result in loss to all customers’ digital assets under the omnibus wallet structure as the private keys are not at individual customer account level.

The custodial role undertaken by the Group with respect to customers’ digital assets is structured legally as a trust under Gibraltar law where the Group owes legal and contractual obligations to customers to safeguard the assets. In addition, the Group may only have an unsecured claim against the third-party custodian in connection with any loss of the digital assets and is dependent on the custodian procuring insurance arrangements where the Group is the beneficiary. This may impact the ability to recover any losses from the third-party custodian. The Group adopts this same structure for all types of customers’ digital assets, potentially exposing the customers to loss to the extent the Group is unable to recover fully from the custodian for any losses.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(c)	Digital asset risk—(Continued)

(i)	Risks with respect to customers’ digital assets and safeguarding digital assets (Continued)

The Group operates one Exchange for all of its customers. The Exchange is licensed under Gibraltar’s Distributed Ledger Technology Regulatory Framework; however, the Exchange may require regulatory licenses and approvals from multiple jurisdictions that the Group does not currently have. The Group may be exposed to legal and regulatory risks as a result, including its ability to maintain or obtain required licenses or approvals in another jurisdiction including Gibraltar. The Group may be required to modify the way it provides custody services, or may not be able to extend the custody services to certain customer segments or in certain jurisdictions if it fails to obtain the required local approvals or licenses or be forced to suspend or stop providing such services in jurisdictions where they are currently available, adversely impacting the Group’s ability to access customers’ digital assets. The third-party custodian may also be exposed to the risk of unclear legal and regulatory treatment regarding the custody of customer assets. Potential legal or regulatory action taken upon the third-party custodian could include the seizure or freezing of digital assets and the suspension of custody services, which could impact on Group’s ability to access customers’ digital assets.

(ii)	Loss of access risk

The loss of access to the private keys associated with the Group’s digital asset holdings may be irreversible and could adversely affect the future operation. Digital assets are controllable only by an individual that possesses both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. To the extent a private key is lost, destroyed or otherwise compromised and no backup is accessible the Group may be unable to access the digital assets. It is the policy of the Group to conduct due diligence surrounding private key management performed by custodians as part of the onboarding process in order to mitigate this risk.

(iii)	Irrevocability of transactions

Digital asset transactions are irrevocable and if stolen or incorrectly transferred digital assets may be irretrievable. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer or theft generally will not be reversible, and the Group may not be capable of seeking compensation. The Group seeks to mitigate risk by establishing policies and procedures to require a careful review of each transaction before execution.

(iv)	Hard fork and air drop risks

Hard forks may occur for a variety of reasons including, but not limited to, disputes over proposed changes to the protocol, significant security breach, or an unanticipated software flaw in the multiple versions of otherwise compatible software. In the event of a hard fork in a digital asset held by the Group, it is expected that the Group would hold an equivalent amount of the old and new digital asset following the hard fork.

Air drops occur when the promoters of a new digital asset send amounts of the new digital asset to holders of another digital asset that they will be able to claim a certain amount of the new digital asset for free.

The Group may not be able to realize the economic benefit of a hard fork or air drop, either immediately or ever, for various reasons. For instance, the Group may not have any systems in place to

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(c)	Digital asset risk—(Continued)

(iv)	Hard fork and air drop risks (Continued)

monitor or participate in hard forks or airdrops. Therefore, the Group may not receive any new digital assets created as a result of a hard fork or airdrop, thus losing any potential value from such digital assets.

The Bullish Exchange’s terms of service provide that the Exchange will use reasonable endeavors to give customers notice of any upcoming hard forks or airdrops of which it is aware that may affect the digital assets that are offered on the Exchange, together with details about the ongoing support (if any) that the Exchange intends to offer for the respective branches of the underlying software protocol and associated digital assets that emerge from such hard fork or airdrop. The Exchange’s terms of service also provide that the Exchange has no responsibility to support any new digital assets generated as a result of a hard fork or airdrop, or make such new digital assets available to customers, and if it decides to support a fork, the Exchange may charge additional transaction fees for such service.

For the digital assets held for the Group’s own account or for its customers, the Group actively monitors (i) protocol developments for digital assets including proposed changes or improvements in the underlying protocols of digital assets or proposed permanent substantial software modifications to the blockchain associated with the digital asset and (ii) traditional and social media for announcements on hard forks and airdrops. As each hard fork and airdrop is different and the value and utility of hard forks and airdrops may vary significantly, in order to decide whether or not the Group will support or cease supporting any branches or digital assets resulting from a hard fork or airdrop, the Group adopts a risk-based approach and evaluates hard forks and airdrops on a case-by-case basis against its approval policies. In its assessment, the Group conducts a technical evaluation of a hard fork or airdrop by considering many factors, including but not limited to the technical stability of a hard fork or airdrop, whether the hard fork provides replay protection from the original fork so that transactions on each chain are invalid on the other chain, whether the hard fork provides wipeout protection from the original fork so that the new chain cannot be “wiped out” by the original chain, the strength of the hard fork’s mining capacity and the quality of the technical team making the protocol development.

For the period ended December 31, 2020 and the year ended December 31, 2021, there was no material unrecognized digital assets or loss relating to a hard fork or airdrop. In addition, the Group has not supported any airdrops or forks nor has recognized any airdropped or forked digital assets for the period ended December 31, 2020 and the year ended December 31, 2021.

(d)	Regulatory oversight risk

Regulatory changes or actions may restrict the use of digital assets or the operation of digital asset networks or exchanges in a manner that adversely affects investments held by the Group. The Group consistently engages with external legal counsels or regulatory advisors to understand any updates on the regulatory landscape which might have impacts on our businesses.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(e)	Market risk

Market risk is the potential for loss resulting from unfavorable market movements, which can arise from changes in various market factors as follows:

(i)	Price risk of digital assets

Digital asset prices are volatile and affected by various factors including global supply and demand, interest rates, exchanges rates, inflation or deflation and the political and economic conditions. Supply and demand for such assets rapidly change from time to time affecting by regulations and general economic trends. A decline in the market prices of digital assets could impact the Group’s future operations. The management of the Group constantly monitors the exposure in response to the market conditions.

Exposure

Digital assets that the Group deals within its operating activities are digital assets such as BTC, EOS and ETH which can be traded in a number of public exchanges or through over-the-counter market. The Group’s exposure to price risk arises from digital assets and intercompany receivables which are both measured on fair value basis.

(ii)	Interest rate risk

The Group is exposed to interest rate risk through the impact of rate changes on interest bearing financial assets. The Group manages its interest rate exposures by assessing the potential impact arising from any interest rate movements based on interest rate level and outlook.

The Group is exposed to interest rate risk in relation to cash balances deposited at a financial institution. Overall interest risk of the Group would be minimal and no sensitivity analysis is presented.

(iii)	Currency risk

The Group undertakes transactions denominated in foreign currencies; consequently, exposures to exchange rate fluctuations arise.

Since the currencies of financial assets and financial liabilities are primarily the functional currency of the respective company. Overall currency risk of the Group would be minimal and no sensitivity analysis is presented.

(f)	Fair value estimation

Fair value hierarchy levels 1 to 3 are based on the degree to which the fair value is observable:

•	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

•

Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

•	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21	Financial risk management—(Continued)

(f)	Fair value estimation—(Continued)

Management determined the fair value of digital assets as follows:

•

The fair value of a digital asset held before Launch is determined by reference to the volume average weighted price provided by CoinMarketCap.com, an independent third party pricing aggregator that makes publicly available, for each relevant digital asset, volume weighted average price calculated from various exchanges, as well as price and volume data by exchange. The fair value inputs are classified as Level 2.

•

Subsequent to Launch, the Group determines the fair value of digital assets and payable to customers using mid-market convention derived from quoted bid and ask prices on the Bullish Exchange hence within Level 1.

The following table presents the Group’s digital assets and financial liabilities that are measured at fair value:

	Level 1 US$’000	Level 2 US$’000	Total US$’000
As of December 31, 2020
Assets
Digital assets held - intangible assets	—	4,756,282	4,756,282

	Level 1 US$’000	Level 2 US$’000	Total US$’000
As of December 31, 2021
Assets
Digital assets held - inventories	6,110,795	—	6,110,795
Digital assets held - customer segregated inventories	19	—	19
Safeguarding digital assets	46,162	—	46,162

	6,156,976	—	6,156,976

Liabilities
Payable to customers in liquidity account - digital assets	9	—	9
Payable to customers in margin account - cash and digital assets	3	—	3
Digital asset safeguarding liabilities	46,162	—	46,162

	46,174	—	46,174

22	Capital risk management

The Group manages its capital to ensure that entities in the Group will be able to continue as a going concern while maximizing the return to shareholders through the optimization of the debt and equity balance.

The capital structure of the Group consists of convertible redeemable preferences shares and equity attributable to owners of the Company, comprising issued share capital, retained profits and other reserves.

The management reviews the capital structure on an regular basis. As part of this review, the management considers the cost of capital and the risks associated with each class of capital. Based on recommendations

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

22	Capital risk management—(Continued)

of the management, the Group will balance its overall capital structure through the payment of dividends, new share issues and share buy-backs.

23	Loss per shares

The calculation of the basic loss per share is based on the following data:

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Loss
Loss for the purpose of basic loss per shares being net loss attributable to owners of the Group	(1,401,247)	(19,837)

Number of shares
Weighted average number of ordinary shares for the purpose of basic loss per share	225,001	3,215
Effects of dilutive convertible redeemable preference shares and share-based awards from the Company’s equity incentive plan	—	—

Weighted average number of ordinary shares for the purposes of diluted loss per share	225,001	3,215

In periods where the Company has a net loss, no dilutive convertible redeemable preference shares are included in the calculation for diluted shares as they are considered anti-dilutive. The Company’s weighted average number of anti-dilutive convertible redeemable preference shares for the period ended December 31, 2020 and the year ended December 31, 2021 was 908,614 and 72,920,776, respectively.

24	Share-based payments

	For the year ended December 31, 2021	For the period from October 23, 2020 (date of incorporation) to December 31, 2020
	US$’000	US$’000
Share-based payments	44,795	—

The Company’s equity incentive plan (the “Plan”) was adopted pursuant to a Board resolution passed on December 30, 2020. The Plan allows for the granting of stock options and RSUs to management, employees, advisors and other key service providers selected by the Company.

The Plan provides for the granting of stock options and restricted stock units (“RSU”) exercisable into a maximum of 25,000,000 Class C common shares in the capital of the Company.

Options under the Plan may be granted for contractual period of up to ten years and at prices determined by the Board of Directors. Options to be granted under the Plan vest over 3 years at a rate of 1/36 per month or such other vesting schedule as is determined by the board of the Company. However, in the event of a corporate transaction that results in a change of control or a listing, the share options will be locked up for a specified period after the triggering event.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24	Share-based payments—(Continued)

Equity-settled share option plan to advisor

On February 16, 2021, a total of 4,500,000 options were granted to a key advisor of the Company. 1,125,000 options vested on the grant date and 1,125,000 options will vest as to 1/36th each month from date of grant for a period of 3 years (“Tranche 1”). The remaining 2,250,000 options shall vest 1/36th each month over a 3-year period, but will be subjected to the occurrence of an Initial Public Offering (“IPO”) (“Tranche 2”), failure to meet the IPO condition during the 3-year service period will lead to the lapse of Tranche 2 options regardless of whether the Tranche 2 options have vested in accordance with the service period or not. Any cash dividend paid by the Company prior to the full exercise of the options that results in a dividend yield in excess of 5% (calculated on the basis of the exercise price) for the financial year in which such payment is made shall trigger an adjustment of the exercise price to take into account the value of such cash dividends that would have been paid on the shares under the option.

Details of the share options outstanding during the year are as follows.

Details of the share options outstanding during the year

	December 31, 2021
	Number of share options	Weighted average exercise price US$
Outstanding at beginning of year	—
Granted during the year	4,500,000	16.00
Outstanding at the end of the year	4,500,000	15.05
Exercisable at the end of the year	1,437,500

On February 16, 2021, 4,500,000 options were granted with exercise price of US$16. During the year, the Board of Directors declared the payment of cash dividends of US$1.65 per fully paid ordinary share and preference shares on March 18, 2021. As a result, the exercise price has been adjusted to US$14.35. The options outstanding as of December 31, 2021 had a weighted average exercise price of US$15.05, and a weighted average remaining contractual life of 9.2 years. The aggregate of the estimated fair values of the options granted on that date is US$57,300,000. The inputs into the binomial model are as follows:

December 31, 2021
Weighted average share price	US$21.57
Weighted average exercise price	US$15.05
Expected volatility	75%-86%
Expected life	2.96 years
Risk-free rate	0.4%

Expected volatility was determined by calculating the historical volatility of the comparable companies’ share prices. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability and behavioral considerations.

Equity-settled share option plan to employees

From time to time commencing July 2021, the Company made awards in restricted stock units (“RSUs”) and stock options (together with RSUs “compensatory equity awards”) to eligible employees of the Company and/or its subsidiaries, employees of Block.one and/or its subsidiaries, and other service

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

24	Share-based payments—(Continued)

providers. These awards are pursuant to the Bullish Incentive Plan adopted by the Company on December 31, 2020 (the “Plan”) that authorized up to 25,000,000 Class C common shares of the Company to be issued under the compensatory equity awards. As of December 31, 2021, a total of 544,385 RSUs and 3,289,211 stock options have been awarded under the Plan. All RSUs and stock options vest 1/36 per month from the date of grant and is subject to additional terms and conditions including exercise periods, lapse and forfeiture.

The fair value of the employee and consultancy services received in exchange for the grant of the award shares and options is recognized as an expense with a corresponding increase in share based payment reserve. The total amount to be expensed is determined by reference to the fair value of the share awards and share options granted. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

Details of the share options and RSUs outstanding during the year are as follows.

Share options relating to ordinary shares of the Company

	December 31, 2021
	Number of share options	Weighted average exercise price US$
Outstanding at beginning of year	—
Granted during the year	3,289,211	18.99
Forfeited during the year	(351,475)	18.99
Outstanding at the end of the year	2,937,736	18.99
Exercisable at the end of the year	—
RSUs relating to ordinary shares of the Company

	Number of RSUs
Outstanding at beginning of year	—
Granted during the year	544,385
Forfeited during the year	(91,486)
Outstanding at the end of the year	452,899

The options outstanding as of December 31, 2021 had a weighted average exercise price of US$18.99, and a weighted average remaining contractual life of 9.51 years. The inputs into the binomial model are as follows:

December 31, 2021
Weighted average share price	US$19.27
Weighted average exercise price	US$18.99
Expected volatility	76%-87%
Expected life	9.92 years
Risk-free rate	1.2%

The Group recognized total expenses of US$44.8 million related to equity-settled share-based payments for the year ended December 31, 2021.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

25	Reconciliation of liabilities arising from financial activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are those for which cash flows were, or future cash flows will be, classified in the Group’s consolidated cash flow statement as cash flows from financing activities.

			Non-cash changes
	October 23, 2020	Financing cash flows	Issuance of shares in exchange for digital assets	Equity Component of convertible redeemable preference shares	December 31, 2020
	US$’000	US$’000	US$’000	US$’000	US$’000
Convertible redeemable preference shares	—	148,000	1,105,946	(244,567)	1,009,379

Total liabilities from financing activities	—	148,000	1,105,946	(244,567)	1,009,379

		Financing cash flows		Non-cash changes
	January 1, 2021	Issue	Repayment	Amortization of convertible redeemable preference shares	Equity Component of convertible redeemable preference shares	New leases	Lease interest expense	December 31, 2021
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Convertible redeemable preference shares	1,009,379	152,000	(120,620)	126,800	(1,235)	—	—	1,166,324
Lease liabilities	—		(200)			6,663	35	6,498

Total liabilities from financing activities	1,009,379	152,000	(120,820)	126,800	(1,235)	6,663	35	1,172,822

26	Dividends

	December 31, 2021	December 31, 2020
	US$’000	US$’000
Final dividend paid to the Company’s shareholders of US$1.65 per share	371,250	—
Final dividend paid to the convertible redeemable preference shareholders of US$1.65 per share	120,620	—

	491,870	—

On March 18, 2021, the Board of Directors declared the payment of cash dividends of US$1.65 per fully paid ordinary share and preference shares. The total amount of the dividend declared was US$491.9 million, of which US$490.4 million and US$1.5 million was paid on April 16, 2021 and May 5, 2021, respectively. The dividend paid to convertible redeemable preference shareholders is presented as repayment thereof. Refer to note 18 for movement of convertible redeemable preference shares.

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

27	Related party transactions

During the period, the Group entered into the following related party transactions:

			December 31, 2021	December 31, 2020
Purchase of services	Note		US$’000	US$’000
Services fee charged by the parent entity	(i	)	8,815	6,263
Services fee charged by fellow subsidiaries	(i	)	103,861	13,553

			112,676	19,816

Other transactions with the parent entity
Issuance of common shares to the parent entity	(ii	)	—	3,787,137
Issuance of preference shares to the parent entity	(iii	)	—	1,105,946

			—	4,893,083

The outstanding balances arising from above transactions at the end of reporting period are as follows:

	Note	December 31, 2021	December 31, 2020
		US$’000	US$’000
Amounts due from the parent entity	(ii)	—	52,520

Amounts due to the parent entity	(i),(iv)	(12,216)	(7,591)
Amounts due to fellow subsidiaries	(i),(iv)	(45,798)	(20,382)

		(58,014)	(27,973)

Notes:

(i)

Bullish Global entered into several agreements with its parent entity, Block.one, and its fellow subsidiaries for services. The fees charged as part of these agreements relate to management, administrative, research and development services provided. As part of these agreements, Bullish Global contracted to reimburse Block.one, and its fellow subsidiaries for costs incurred. The service fees are charged on an arm’s length basis under the service agreements.

(ii)

As of December 31, 2020, the Company issued 225,000,000 Class A common shares to its parent entity which was settled in cash, digital assets, and equity instruments of Bullish (GI) Limited. The amount due from the parent entity represents the value of the digital assets yet to be transferred to the Company.

(iii)	As of December 31, 2020, the Company issued 54,352,968 Class B preference shares to its parent entity which was fully settled by digital assets.

(iv)	The outstanding balances with the amount due to related parties are unsecured, interest free and repayable on demand.

28	Subsequent events

(a)	On December 13, 2021, the Company’s subsidiary, Bullish US LLC signed an employment agreement with Thomas W. Farley, who will become the Chief Executive Officer of the Company effective upon

BULLISH GLOBAL

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

28	Subsequent events—(Continued)

closing of transaction with FPAC (the “CEO Employment Agreement”). The CEO Employment Agreement sets out the employment terms including cash and incentive compensation. The compensation includes options grants of up to 1.5% of the issued and outstanding Bullish Class A and Class B shares at closing. These options will have an exercise price set at fair market value as of closing and are subject to both time and performance vesting options and other conditions.

(b)

On February 8, 2022, the Company’s subsidiary, Bullish US LLC signed an employment agreement with David W. Bonanno, who will become the Chief Financial Officer of the Company effective upon closing of transaction with FPAC (the “CFO Employment Agreement”). The CFO Employment Agreement sets out the employment terms including cash and incentive compensation. The compensation includes options grants of up to 0.65% of the issued and outstanding Bullish Class A and Class B shares at closing. These options will have an exercise price set at fair market value as of closing and are subject to both time and performance vesting options and other conditions.

(c)

On January 5, 2022, the Company entered into a Master Loan Facility (“MLF”) with Galaxy Digital LLC (“Lender”) under which the Company may request to borrow US dollars from the Lender against digital assets collateral. The Company has on the same day borrowed with interest US$75 million for 6 months. The loan is collateralized by BTC transferred to the Lender.

On January 13, 2022, the Company entered into a Loan and Security Agreement (“LSA”) with NYDIG Funding LLC (“NYDIG”) under which the Company borrowed with interest US$150 million for 6 months. The borrowing is collateralized by BTC transferred to NYDIG.

(d)

On March 28, 2022, the Company entered into a Revolving Credit and Security Agreement (“RCSA”) with Silvergate Bank (“Silvergate”) under which the Company can borrow with interest up to US$225 million on a revolving basis until April 5, 2023. The borrowing is collateralized by BTC stored in a collateral account.

FAR PEAK ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	June 30, 2022	September 30, 2021
	(unaudited)
Assets
Current assets:
Cash	$2,415,903	$172,454
Prepaid expenses	237,917	642,917

Total current assets	2,653,820	815,371
Investments held in Trust Account	600,676,688	600,209,262

Total Assets	$603,330,508	$601,024,633

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accrued expenses	$9,400,375	$5,155,500
Accounts payable	75,118	29,474

Total current liabilities	9,475,493	5,184,974
Deferred legal fees	400,000	400,000
Deferred underwriting commissions	—	15,437,500
Derivative warrant liabilities	7,615,997	46,710,000

Total liabilities	17,491,490	67,732,474
Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 60,000,000 shares at approximately $10.01 and $10.00 per share at June 30, 2022 and September 30, 2021, respectively	600,576,688	600,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued or outstanding	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 9,750,000 shares issued and outstanding	975	975
Additional paid-in capital	—	—
Accumulated deficit	(14,738,645)	(66,708,816)

Total shareholders’ deficit	(14,737,670)	(66,707,841)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$603,330,508	$601,024,633

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR PEAK ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Nine Months Ended June 30, 2022	For the Period From October 19, 2020 (inception) through June 30, 2021
	2022	2021
General and administrative expenses	$2,339,349	$3,133,232	$5,252,067	$4,617,788

Loss on operations	(2,339,349)	(3,133,232)	(5,252,067)	(4,617,788)
Other income (expenses):
Change in fair value of derivative warrant liabilities	36,657,330	(8,640,000)	39,322,000	15,660,000
Loss on sale of Private Placement Warrants	—	—	—	(3,500,000)
Financing costs - derivative warrant liabilities	—	—	—	(1,684,760)
Extension fee income	2,500,000	—	2,500,000	—
Income from investments held in Trust Account	447,273	15,755	467,425	201,707
Gain on settlement of deferred underwriting commissions	15,437,500	—	15,437,500	—

Net income (loss)	$52,702,754	$(11,757,477)	$52,474,858	$6,059,159

Weighted average shares outstanding of Class A ordinary shares - Basic and diluted	60,000,000	60,000,000	60,000,000	48,577,075

Basic and diluted net income (loss) per ordinary share, Class A	$0.76	$(0.17)	$0.75	$0.10

Weighted average shares outstanding of Class B ordinary shares - Basic and diluted	9,750,000	9,750,000	9,750,000	9,750,000

Basic and diluted net income (loss) per ordinary share, Class B	$0.76	$(0.17)	$0.75	$0.10

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR PEAK ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Three and Nine Months Ended June 30, 2022

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - September 30, 2021	—	$—	9,750,000	$975	$—	$(66,708,816)	$(66,707,841)
Net loss	—	—	—	—	—	(9,370,283)	(9,370,283)

Balance - December 31, 2021 (unaudited)	—	—	9,750,000	975	—	(76,079,099)	(76,078,124)
Excess cash received from private placement	—	—	—	—	18,001	—	18,001
Subsequent measurement of Class A ordinary shares subject to redemption against additional paid-in capital	—	—	—	—	(18,001)	18,001	—
Net income	—	—	—	—	—	9,142,387	9,142,387

Balance - March 31, 2022 (unaudited)	—	—	9,750,000	975	—	(66,918,711)	(66,917,736)
Excess cash received from private placement	—	—	—	—	54,000	—	54,000
Subsequent measurement of Class A ordinary shares subject to redemption against additional paid-in capital	—	—	—	—	(54,000)	54,000	—
Increase in redemption value of Class A ordinary shares subject to possible redemption	—	—	—	—	—	(576,688)	(576,688)
Net income	—	—	—	—	—	52,702,754	52,702,754

Balance - June 30, 2022 (unaudited)	—	$—	9,750,000	$975	$—	$(14,738,645)	$(14,737,670)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR PEAK ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the Three Months Ended June 30, 2021 and for the Period From October 19, 2020 (Inception) through June 30, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - October 19, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	9,750,000	975	24,025	—	25,000
Accretion of Class A ordinary shares to redemption value	—	—	—	—	(24,025)	(62,012,620)	(62,036,645)
Net loss	—	—	—	—	—	(5,870,430)	(5,870,430)

Balance - December 31, 2020 (unaudited)	—	—	9,750,000	975	—	(67,883,050)	(67,882,075)
Net income	—	—	—	—	—	23,687,066	23,687,066

Balance - March 31, 2021 (unaudited)	—	—	9,750,000	975	—	(44,195,984)	(44,195,009)
Net loss	—	—	—	—	—	(11,757,477)	(11,757,477)

Balance - June 30, 2021 (unaudited)	—	$—	9,750,000	$975	$—	$(55,953,461)	$(55,952,486)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR PEAK ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended June 30, 2022	For the Period From October 19, 2020 (inception) through June 30, 2021
Cash Flows from Operating Activities:
Net income	$52,474,858	$6,059,159
Adjustments to reconcile net income to cash provided by (used in) operating activities:
General and administrative expenses paid by Sponsor under promissory note	—	31,015
Change in fair value of derivative warrant liabilities	(39,322,000)	(15,660,000)
Financing costs - derivative warrant liabilities	—	1,684,760
Income from investments held in Trust Account	(467,425)	(201,707)
Loss on sale of Private Placement warrants	—	3,500,000
Gain on settlement of deferred underwriting commissions	(15,437,500)	—
Changes in operating assets and liabilities:
Prepaid expenses	404,998	(717,898)
Accrued expenses	4,244,875	3,486,000
Accounts payable	45,644	20,644

Net cash provided by (used in) operating activities	1,943,450	(1,798,027)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(600,000,000)

Net cash used in investing activities	—	(600,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	—	(195,396)
Proceeds received from initial public offering, gross	—	600,000,000
Proceeds received from private placement	299,999	10,500,000
Offering costs paid	—	(11,219,525)
Reimbursement from underwriters	—	3,600,000

Net cash provided by financing activities	299,999	602,685,079

Net change in cash	2,243,449	887,052
Cash - beginning of the period	172,454	—

Cash - end of the period	$2,415,903	$887,052

Supplemental disclosure of noncash financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$—	$25,000
Offering costs included in accrued expenses	$—	$75,000
Offering costs funded with note payable - related party	$—	$164,381
Deferred legal fees	$—	$400,000
Deferred underwriting commissions	$—	$15,437,500

The accompanying notes are an integral part of these unaudited condensed financial statements.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Note 1 – Description of Organization, Business Operations and Basis of Presentation

Far Peak Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 19, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2022, the Company had not commenced any operations. All activity for the period from October 19, 2020 (inception) through June 30, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), and since closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Far Peak LLC, a Cayman Islands exempted limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on December 2, 2020. On December 7, 2020, the Company consummated its Initial Public Offering of 55,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $550.0 million, and incurring offering costs of approximately $23.7 million, inclusive of $7.5 million in underwriting commissions, approximately $15.4 million in deferred underwriting commissions (see Note 6), $400,000 in deferred legal fees, approximately $4.0 million of other expenses, and net of reimbursement from the underwriters of $3.6 million. The underwriters were granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 8,250,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 21, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 5,000,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000 (the “Over-Allotment Option”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “Anchor Investor”), generating gross proceeds of $10.5 million (and in January, March and May 2022, pursuant to commitments made at the time of the Initial Public Offering, the Company completed the sale of an additional 199,998 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $300,000) (see Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $550.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement, and upon the completion of the Over-Allotment Option a further $50.0 million of net proceeds of the sale of Units, were placed in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, including the Over-Allotment Option, and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, subject to certain limitations as described in the prospectus. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares were initially recognized at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company (or such higher vote as may be required by Cayman Islands law). If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

The Sponsor agreed (a) to waive its redemption rights with respect to any Founder Shares and any Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company has 24 months from the closing of the Initial Public Offering, or December 7, 2022 (or 27 months from the closing of the Initial Public Offering, or March 7, 2023, if, as is the case, the Company has executed a letter of intent, agreement in principle or definitive agreement for the initial Business Combination within 24 months from the closing of the Initial Public Offering but has not completed the initial Business Combination within such 24 month period) to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share,

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Bullish Transaction

On July 8, 2021, as disclosed in the Company’s Form 8-K filed July 9, 2021, the Company entered into a Business Combination Agreement (as amended, the “BCA”), by and among (i) the Company, (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC 1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco, (iv) BMC 2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco and (v) Bullish Global, a Cayman Islands exempted company. Under the original BCA, each of the Company and Bullish Global had the right to terminate the BCA if the proposed transaction (the “Bullish Transaction”) had not been consummated by March 8, 2022 (the “Outside Date”). On March 7, 2022, the Company, Bullish, the Merger Subs and Bullish Global entered into an amendment to the original BCA extend the Outside Date to May 9, 2022. On May 6, 2022, the Company entered into an amendment to the BCA to extend the Outside Date from May 9, 2022, to July 8, 2022.

On June 29, 2022, the Company, Bullish, the Merger Subs and Bullish Global entered into Amendment No. 3 to the Business Combination Agreement (the “Third Business Combination Agreement Amendment”) to further extend the Outside Date to December 31, 2022 in order to facilitate the completion of the Transactions. Additionally, as consideration for the Company’s agreement to enter into the Third Business Combination Agreement Amendment, Bullish Global paid a $2.5 million extension fee at the time of signing. The fee will be used for working capital of FPAC, including payments of no more than $70,000 per quarter to an entity affiliated with the Sponsor to reimburse it for certain out-of-pocket costs for employee salary and benefits incurred on behalf of the Company.

Under the terms of the BCA, each of the Company and Bullish have the right to terminate the BCA if the Bullish Transaction has not been consummated by the Outside Date.

Concurrently with the execution of the BCA, certain investors (the “PIPE Investors”) entered into share subscription agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase Pubco Class A ordinary shares at $10.00 per share for an aggregate purchase price of $300,000,000. The PIPE Investors include existing shareholders of Bullish Global or their respective affiliates. One PIPE Investor (the “Anchor Subscriber”), who has subscribed for 7,500,000 Pubco Class A ordinary shares for an aggregate purchase price of $75,000,000, has also entered into a Securities Purchase Agreement with Pubco and the Company’s Sponsor pursuant to which the Anchor Subscriber will purchase from the Sponsor or the Anchor Investor, 3,000,000 warrants to acquire Pubco Class A ordinary shares (each, a “Pubco Warrant”), at a purchase price of $1.00 per Pubco Warrant. Subsequent to June 30, 2022, on July 8, 2022, the PIPE Investors’ subscription agreements and the Anchor Subscriber’s Securities Purchase Agreement expired in accordance with their terms.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Additionally, concurrently with the execution of the BCA, pursuant to an amendment to that certain Letter Agreement, dated as of December 4, 2020, by and among the Sponsor and those certain insiders (the “Letter Agreement Amendment”), the Sponsor agreed that at the closing of the Bullish Transaction, it would (a) (i) forfeit for cancellation 1,950,000 Pubco Class A ordinary shares at the closing of the Bullish Transaction if more than 15,000,000 Class A ordinary shares of the Company are validly tendered for redemption and not withdrawn (the “Forfeiture”), or (ii) if no such Forfeiture occurs, be subject to additional lock-up restrictions with respect to 1,950,000 Pubco Class A ordinary share (including 390,000 that will be transferred to the Anchor Investor as described below) received in the Bullish Transaction for such Class A ordinary shares of the Company, and (b) forfeit for cancellation 400,000 Pubco Warrants.

Concurrently with the execution of the BCA, certain funds and accounts managed by subsidiaries of BlackRock, Inc. who invested in FPAC at the time of its initial public offering (collectively, the “Anchor Investor”) have each entered into a side letter agreement (each, a “Side Letter” and, collectively, the “Side Letters”) amending such Anchor Investor’s Subscription Agreement, dated November 12, 2020, by and between each such Anchor Investor, the Company and the Sponsor (the “BR Subscription Agreements”). Pursuant to the BR Subscription Agreements, the Sponsor has agreed to transfer 1,950,000 Class B ordinary shares of FPAC (which will convert into 1,950,000 Pubco Class A ordinary shares) to the Anchor Investor at the price the Sponsor originally paid for such shares (which was nominal). Pursuant to the Side Letters, the Anchor Investors agreed that (a) (i) if the Forfeiture occurs, the Sponsor will convey to them 390,000 fewer Pubco Class A ordinary shares than the Anchor Investor otherwise would have received pursuant to the BR Subscription Agreements, and (ii) if no such Forfeiture occurs, such 390,000 Pubco Class A ordinary shares will be subject to additional lock-up restrictions and (b) at the closing of the Bullish Transaction, the Anchor Investor will (i) sell an aggregate 600,000 Pubco Warrants at a purchase price of $1.00 per Pubco Warrant to the Anchor Subscriber (comprising a portion of the Pubco 3,000,000 Warrants that the Anchor Subscriber was entitled to purchase under the Securities Purchase Agreement) and (ii) forfeit for cancellation an aggregate 100,000 Pubco Warrants. The Anchor Investor’s commitment to sell 600,000 Pubco Warrants to the Anchor Subscriber terminated July 8, 2022.

In addition, the Side Letters provide that such Anchor Investor will not, within certain periods of time from the closing of the Bullish Transaction and subject to certain exceptions, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, any of the Pubco Class A ordinary shares issued in connection with the Bullish Transaction, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any such transaction.

In connection with the Bullish Transaction, certain related agreements have been, or will be, entered into on or prior to the closing of the Bullish Transaction, including: the Lock-Up Agreement, dated as of July 8, 2021, by and among Block.one and Bullish Global; the Letter Agreement Amendment; the Side Letters; the Target Voting Agreement, dated as of July 8, 2021, by and among FPAC, Block.one, Bullish Global and Pubco; the Sponsor Voting Agreement, dated as of July 8, 2021, by and among FPAC, the Sponsor, Bullish Global and Pubco; the Non-Competition Agreement, dated as of July 8, 2021, by and among Block.one, Brendan Blumer, FPAC, Pubco and Bullish Global; the Standstill Agreement, dated as of July 8, 2021, by and among Pubco, Block.one, Brendan Blumer and Kokuei Yuan; the Indemnification Agreement, dated as of July 8, 2021, by and between Block.one and Pubco; and the Sponsor Release, dated as of July 8, 2021, by and between the Sponsor and FPAC.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

information and with the instructions to Form 10-Q and Article 8 of Regulation S-X and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. Operating results for the three and nine months ended June 30, 2022 is not necessarily indicative of the results that may be expected for the year ending September 30, 2022 or any future periods.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the annual Form 10-K filed by the Company with the SEC on December 17, 2021.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Going Concern

As of June 30, 2022, the Company had approximately $2.4 million in its operating bank account and a working capital deficit of approximately $6.8 million.

The Company’s liquidity needs have been satisfied through a payment of $25,000 from the Sponsor to cover certain offering costs on behalf of the Company in exchange for the issuance of the Founder Shares (as defined below), the loan under the Promissory Note (as defined below) from the Sponsor of approximately $195,000 (see Note 5) to the Company (which was fully repaid on December 7, 2020), the reimbursement of certain offering costs from the underwriters of $3.6 million, and the net proceeds from the consummation of the Private Placement not held in the Trust Account (including the additional Private Placements in January, March and May 2022). Additionally, the Sponsor and the Anchor Investor have agreed to provide to the Company an aggregate of $1,000,000 of proceeds from the purchase of additional private placement warrants, at $1.50 per warrant, split

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

between them pro rata in relation to their holdings of private placement warrants as necessary for working capital (or in lieu of such warrant purchase, the Sponsor will lend up to such amount to the Company) ($300,000 of this commitment has been funded to date). Liquidity needs have also been met through the $2,5 million extension fee paid by Bullish Global on June 29, 2022. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s officers, directors and Initial Shareholders may, but are not obligated to, provide the Company Working Capital Loans. As of June 30, 2022 and September 30, 2021, there were no amounts outstanding under any Working Capital Loans (see Note 5).

In connection with the assessment of going concern considerations in accordance with the Financial Accounting Standard Board (“FASB”) ASC Topic 205-40, “Presentation of Financial Statements - Going Concern,” the Company has until December 7, 2022 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 7, 2022.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these unaudited condensed financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of June 30, 2022 and September 30, 2021.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the Federal Deposit Insurance Corporation limit of $250,000 and investments held in the Trust Account. At June 30, 2022 and September 30, 2021, the Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in the Trust Account consists entirely of U.S. government securities with an original maturity of 185 days or less.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equals or approximates the carrying amounts represented in the condensed balance sheets, except for derivative warrant liabilities (see Note 10).

Fair Value Measurements

ASC 820, “Fair Value Measurement,” defines fair value and requires disclosures about fair value measurements. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with the Initial Public Offering

Deferred offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering on December 7, 2020. Offering costs are allocated to the separable financial

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the unaudited condensed statements of operations. Offering costs associated with the Public Shares were charged to shareholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $1.7 million is included in offering cost-derivative warrant liabilities in the unaudited condensed statements of operations and $22.0 million is included in shareholders’ deficit.

Derivative Warrant – Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued ordinary share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Public Warrants and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially measured at fair value using a Binomial Lattice model. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined, through use of a Binomial Lattice model, that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of Initial Public Offering, 60,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering (including exercise of the over-allotment option), the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Net Income (Loss) Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 27,133,332 ordinary shares in the calculation of diluted income (loss) per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income (loss) per share is the same as basic net income (loss) per share for the three months ended June 30, 2022 and 2021, for the nine months ended June 30, 2022 and for the period from October 19, 2020 (inception) through June 30, 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net income (loss) per share of ordinary share:

	For the Three Months Ended June 30, 2022		For the Three Months Ended June 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share:
Numerator:
Allocation of net income (loss) - basic and diluted	$45,335,702	$7,367,052	$(10,113,959)	$(1,643,518)
Denominator:
Basic weighted average ordinary shares outstanding	60,000,000	9,750,000	60,000,000	9,750,000

Basic and diluted net income (loss) per ordinary share	$0.76	$0.76	$(0.17)	$(0.17)

	For the Nine Months Ended June 30, 2022		For the Period From October 19, 2020 (inception) through June 30, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per ordinary share:
Numerator:
Allocation of net income	$45,139,663	$7,335,195	$5,046,305	$1,012,854
Denominator:
Basic weighted average ordinary shares outstanding	60,000,000	9,750,000	48,577,075	9,750,000

Basic and diluted net income per ordinary share	$0.75	$0.75	$0.10	$0.10

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Income Taxes

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2022 and September 30, 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2022 and September 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s unaudited condensed financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncement

In June 2022, the FASB issued Accounting Standards Update (“ASU”) 2022-03, ASC Subtopic 820, “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU amends ASC 820 to clarify that a contractual sales restriction is not considered in measuring an equity security at fair value and to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value. The ASU applies to both holders and issuers of equity and equity-linked securities measured at fair value. The amendments in this ASU are effective for the Company in fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is still evaluating the impact of this pronouncement on the condensed financial statements.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying unaudited condensed financial statements.

Note 3-Initial Public Offering

On December 7, 2020, the Company consummated its Initial Public Offering of 55,000,000 Units, at $10.00 per Unit, generating gross proceeds of $550.0 million, and incurring offering costs of approximately $23.7 million, inclusive of $7.5 million in underwriting commissions, approximately $15.4 million in deferred underwriting commissions, $400,000 in deferred legal fees, approximately $4.0 million of other expenses, and net of reimbursement from the underwriters of $3.6 million. The underwriters were granted a 45-day Over-Allotment Option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 8,250,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 21, 2020, the underwriters partially exercised the Over-Allotment Option and purchased an additional 5,000,000 at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. Following the closing of the Initial Public Offering and the Over-Allotment Option, an aggregate amount of $600,000,000 has been placed in the Company’s trust account established in connection with the Initial Public Offering.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Each Unit consists of one Class A ordinary share and one-third of Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

Note 4-Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,000,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor and the Anchor Investor, generating gross proceeds of $10.5 million. In January 2022 and March 2022, pursuant to commitments made at the time of the Initial Public Offering, the Company completed the sale of an additional 133,332 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $200,000.

On May 13, 2022, pursuant to commitments made at the time of the Initial Public Offering, the Company completed the sale of an additional 66,666 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $100,000) to the Sponsor and the Anchor Investor (33,333 each).

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 5-Related Party Transactions

Founder Shares

On October 21, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 9,750,000 Class B ordinary shares (the “Founder Shares”). The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note - Related Party

On October 21, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $195,000 under the Promissory Note and repaid the Promissory Note in full on December 7, 2020. Subsequent to repayment, the facility is no longer available to the Company.

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

funds as may be required (“Working Capital Loans”). Such Working Capital Loans will be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2022 and September 30, 2021, the Company had no borrowings under the Working Capital Loans.

Additional Private Placements – Related Party

Additionally, the Sponsor and the Anchor Investor have agreed to provide to the Company an aggregate of $1,000,000 of proceeds from the purchase of additional private placement warrants, at $1.50 per warrant, split between them pro rata in relation to their holdings of private placement warrants as necessary for working capital (or in lieu of such warrant purchase, the Sponsor will lend up to such amount to the Company)($300,000 of this commitment has been funded to date). In January 2022 and March 2022, pursuant to this commitment, the Sponsor and the Anchor Investor purchased (in each private placement transaction), an additional 66,666 Private Placement Warrant (33,333 each) for aggregate gross proceeds of approximately $100,000. On May 13, 2022, pursuant to commitments made at the time of the Initial Public Offering, the Company completed the sale of an additional 66,666 Private Placement Warrants at $1.50 per warrant for aggregate gross proceeds of approximately $100,000) to the Sponsor and the Anchor Investor (33,333 each). As of June 30, 2022 and September 30, 2021, we had no outstanding borrowings under the Working Capital Loans.

Services Agreement – Related Party

On July 5, 2022, the Company entered into a Services Agreement with Far Peak Management Company LLC (“Management”), an affiliate of the Sponsor, pursuant to which Management provides certain services necessary for the conduct of the Company’s business, and the Company agreed to reimburse Management for its reasonable and documented out-of-pocket costs (including without limitation, reasonable out-of-pocket costs of salary and benefits to Service Provider’s employees) incurred in providing the services in amounts not to exceed $70,000 per calendar quarter.

Note 6-Commitments and Contingencies

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these unaudited condensed financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of approximately $0.14 per Unit, or $7.5 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of approximately $0.2807 per Unit, or approximately $15.4 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On May 20, 2022, the underwriters waived their deferred fee, resulting in a gain from settlement of deferred underwriting commissions of approximately $15.4 million.

Deferred Legal Fees

The Company entered into an engagement letter with legal counsel to obtain legal advisory services, related to the Company’s Initial Public Offering, pursuant to which the legal counsel agreed to defer their fees (“deferred legal fees”). The deferred fee will become payable solely in the event that the Company completes a Business Combination, subject to the terms of the engagement letter. On December 7, 2020, the Company recorded deferred legal fees of $400,000 in connection with legal services received for its Initial Public Offering in the accompanying condensed balance sheets.

Lease Agreement

On January 12, 2021, the Company executed a lease agreement with an affiliate of the Sponsor, subleasing office approximately 2,300 square feet space in New York, New York. The lease calls for monthly minimum lease payments of $12,500 during the term of the sublease, which ended on January 30, 2022. On July 27, 2021, the Company amended the lease agreement to a lease payment of $37,500 during the term of the sublease, which ended April 30, 2022. For the three months ended June 30, 2022 and 2021, the Company incurred $0 in rental lease expenses. For the nine months ended June 30, 2022 and the period from October 19, 2020 (inception) through June 30, 2021, the Company incurred approximately $37,500 in rental lease expenses.

Consulting fees

The Company has an agreement with a third party consultant to provide certain advisory services to the Company relating to identification of and negotiation with potential targets, assistance with due diligence, marketing, financial analyses and investor relations, pursuant to which the consultant has agreed to defer its fees and have payment of such fees to be solely contingent on the Company closing a Business Combination. As of June 30,

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

2022 and September 30, 2021, the Company has incurred approximately $7.7 million in contingent fees pursuant to the agreement. The Company will recognize an expense for these services when the performance trigger is considered probable, which in this case will occur upon closing of a Business Combination.

Litigation

From time to time, the Company may be subject to legal proceedings and claims that arise in the search for a potential target business; however, the Company is not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position, or cash flows.

Note 7-Derivative Warrant Liabilities

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor, Anchor Investor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8-Class A Ordinary Shares Subject to Possible Redemption

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2022 and September 30, 2021, there were no Class A ordinary shares outstanding, all 60,000,000 shares were all subject to possible redemption and are classified outside of permanent equity in the condensed balance sheets.

The Class A ordinary shares subject to possible redemption reflected on the condensed balance sheets are reconciled on the following table:

Gross proceeds from Initial Public Offering	$600,000,000
Less:
Fair value of Public Warrants at issuance	(40,000,000)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(22,036,645)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	62,036,645

Class A ordinary shares subject to possible redemption at September 30, 2021	600,000,000
Remeasurement of redemption value of Class A ordinary shares subject to possible redemption	576,688

Class A ordinary shares subject to possible redemption at June 30, 2022	$600,576,688

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Note 9-Shareholders’ Deficit

Preference Shares - The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2022 and September 30, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares - The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of June 30, 2022 and September 30, 2021, there were 60,000,000 Class A ordinary shares issued and outstanding, all of which were subject to possible redemption and are classified as temporary equity (see Note 8).

Class B Ordinary Shares - The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of June 30, 2022 and September 30, 2021, there were 9,750,000 Class B ordinary shares issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof on a share-for-share basis.

Note 10 – Fair Value Measurements

The following tables present information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2022 and September 30, 2021 by level within the fair value hierarchy:

JUNE 30, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account-money market fund	$600,676,688	$—	$—
Liabilities:
Derivative warrant liabilities-Public warrants	$5,600,000	$—	$—
Derivative warrant liabilities-Private warrants	$—	$2,015,997	$—

SEPTEMBER 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account-money market fund	$600,209,262	$—	$—
Liabilities:
Derivative warrant liabilities-Public warrants	$34,600,000	$—	$—
Derivative warrant liabilities-Private warrants	$—	$12,110,000	$—

FAR PEAK ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2022

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement in January 2021, when the Public Warrants were separately listed and traded. The estimated fair value of the Private Warrants was transferred from a Level 3 measurement to a Level 2 fair value measurement in January 2021, as the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants. There were no transfers to/from Levels 1, 2, and 3 during the three and nine months ended June 30, 2022.

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Private Placement Warrants were initially and subsequently (each measurement date) measured using a Binomial Lattice simulation model. The fair value of Public Warrants issued in connection with the Initial Public Offering are measured based on the listed market price of such warrants, a Level 1 measurement. For the three months ended June 30, 2022 and 2021, the Company recognized a non-operating gain/(loss) to the condensed statements of operations resulting from a decrease/(increase) in the fair value of liabilities of $36.7 million and ($8.6 million), respectively, on the accompanying unaudited condensed statements of operations. For the nine months ended June 30, 2022 and the period from October 19, 2020 (inception) through June 30, 2021, the Company recognized a non-operating gain/(loss) to the condensed statements of operations resulting from a decrease/(increase) in the fair value of liabilities of $39.3 million and $15.7 million, respectively, on the accompanying unaudited condensed statements of operations.

The fair value of the Public and Private Placement Warrants was initially measured using a Binomial Lattice simulation model. Inherent in a Binomial Lattice simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its warrants for Class A ordinary shares based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants were assumed to be equivalent to their remaining contractual term. The dividend rate was based on the historical rate, which the Company anticipates remaining at zero.

Note 11 – Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On July 5, 2022, the Company entered into a Services Agreement with Management, an affiliate of the Sponsor, pursuant to which Management provides certain services necessary for the conduct of the Company’s business, and the Company agreed to reimburse Management for its reasonable and documented out-of-pocket costs (including without limitation, reasonable out-of-pocket costs of salary and benefits to Service Provider’s employees) incurred in providing the services in amounts not to exceed $70,000 per calendar quarter (see Note 5).

On July 8, 2022, the PIPE Investors’ subscription agreements and the Anchor Subscriber’s Securities Purchase Agreement expired in accordance with their terms (see Note 1).

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

Far Peak Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Far Peak Acquisition Corporation (the “Company”) as of September 30, 2021, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the period from October 19, 2020 (inception) through September 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021, and the results of its operations and its cash flows for the period from October 19, 2020 (inception) through September 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Prior Financial Statements

As discussed in Note 1 to the financial statements, previous filings have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

December 17, 2021

FAR PEAK ACQUISITION CORPORATION

BALANCE SHEET

SEPTEMBER 30, 2021

Assets
Current assets:
Cash	$172,454
Prepaid expenses	642,917

Total current assets	815,371
Investments held in Trust Account	600,209,262

Total Assets	$601,024,633

Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit:
Current liabilities:
Accrued expenses	$5,155,500
Accounts payable	29,474

Total current liabilities	5,184,974
Deferred legal fees	400,000
Deferred underwriting commissions	15,437,500
Derivative warrant liabilities	46,710,000

Total liabilities	67,732,474
Commitments and Contingencies
Class A ordinary shares subject to possible redemption; 60,000,000 shares at $10.00 per share	600,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no non-redeemable shares issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 9,750,000 shares issued and outstanding	975
Additional paid-in capital	—
Accumulated deficit	(66,708,816)

Total shareholders’ deficit	(66,707,841)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$601,024,633

The accompanying notes are an integral part of these financial statements.

FAR PEAK ACQUISITION CORPORATION

STATEMENT OF OPERATIONS

For the Period from October 19, 2020 (Inception) Through September 30, 2021
General and administrative expenses	$7,010,698

Loss on operations	(7,010,698)
Other income (expenses):
Change in fair value of derivative warrant liabilities	7,290,000
Loss on sale of Private Placement Warrants	(3,500,000)
Offering costs - derivative warrant liabilities	(1,684,760)
Income from investments held in Trust Account	209,262

Net loss	$(4,696,196)

Weighted average shares outstanding of Class A ordinary shares	51,623,188

Basic and diluted net loss per ordinary share, Class A	$(0.08)

Weighted average shares outstanding of Class B ordinary shares	9,750,000

Basic and diluted net loss per ordinary share, Class B	$(0.08)

The accompanying notes are an integral part of these financial statements.

FAR PEAK ACQUISITION CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE PERIOD FROM OCTOBER 19, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2021

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - October 19, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	9,750,000	975	24,025	—	25,000
Accretion of Class A ordinary shares to redemption amount	—	—	—	—	(24,025)	(62,012,620)	(62,036,645)
Net loss	—	—	—	—	—	(4,696,196)	(4,696,196)

Balance - September 30, 2021	—	$—	9,750,000	$975	$—	$(66,708,816)	$(66,707,841)

The accompanying notes are an integral part of these financial statements.

FAR PEAK ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 19, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2021

Cash Flows from Operating Activities:
Net loss	$(4,696,196)
Adjustments to reconcile net loss to cash used in operating activities:
General and administrative expenses paid by Sponsor under promissory note	31,015
Change in fair value of derivative warrant liabilities	(7,290,000)
Offering costs - derivative warrant liabilities	1,684,760
Income from investments held in Trust Account	(209,262)
Loss on sale of Private Placement Warrants	3,500,000
Changes in operating assets and liabilities:
Prepaid expenses	(642,917)
Accrued expenses	5,155,500
Accounts payable	29,474

Net cash used in operating activities	(2,437,626)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(600,000,000)

Net cash used in investing activities	(600,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(195,396)
Proceeds received from initial public offering, gross	600,000,000
Proceeds received from private placement	10,500,000
Offering costs paid	(11,294,524)
Reimbursement from underwriters	3,600,000

Net cash provided by financing activities	602,610,080

Net change in cash	172,454
Cash - beginning of the period	—

Cash - end of the period	$172,454

Supplemental disclosure of noncash financing activities:
Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Offering costs funded with note payable - related party	$164,381
Deferred legal fees	$400,000
Deferred underwriting commissions	$15,437,500

The accompanying notes are an integral part of these financial statements.

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1-Description of Organization, Business Operations and Basis of Presentation

Far Peak Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 19, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity for the period from October 19, 2020 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), and since closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Far Peak LLC, a Cayman Islands exempted limited liability company sponsor (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on December 2, 2020. On December 7, 2020, the Company consummated its Initial Public Offering of 55,000,000 units (the “Units” and with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $550.0 million, and incurring offering costs of approximately $23.7 million, inclusive of $7.5 million in underwriting commissions, approximately $15.4 million in deferred underwriting commissions (Note 6), $400,000 in deferred legal fees, approximately $4.0 million of other expenses, and net of reimbursement from the underwriters of $3.6 million. The underwriters were granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 8,250,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 21, 2020, the underwriters partially exercised the over-allotment option and purchased an additional 5,000,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000 (the “Over-Allotment Option”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (the “Private Placement”) of 7,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (the “Anchor Investor” or “Anchor Investors”), generating gross proceeds of $10.5 million (Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $550.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement, and upon the completion of the Over-Allotment Option a further $50.0 million of net proceeds of the sale of Units, were placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, including the Over-Allotment Option, and the sale of the Private Placement Warrants,

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Class A ordinary shares were initially recognized at redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with ASC Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor agreed (a) to waive its redemption rights with respect to any Founder Shares and any Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until 24 months from the closing of the Initial Public Offering, or December 7, 2022 (or 27 months from the closing of the Initial Public Offering, or March 7, 2023, if the Company has executed a letter of intent, agreement in principle or definitive agreement for the initial Business Combination within 24 months from the closing of the Initial Public Offering but has not completed the initial Business Combination within such 24 month period) to consummate a Business Combination, the Combination Period. However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Proposed Bullish Transaction

On July 8, 2021, as disclosed in the Company’s Form 8-K filed July 9, 2021, the Company entered into a Business Combination Agreement (the “BCA”), by and among (i) us, (ii) Bullish, a Cayman Islands exempted company (“Bullish”), (iii) BMC 1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish, (iv) BMC 2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Bullish and (v) Bullish Global, a Cayman Islands exempted company.

Concurrently with the execution of the BCA, certain investors (the “PIPE Investors”) entered into share subscription agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase Bullish Class A ordinary shares at $10.00 per share for an aggregate purchase price of $300,000,000. The PIPE Investors include existing shareholders of Bullish Global or their respective affiliates. One PIPE Investor (the “Anchor Subscriber”), who has subscribed for 7,500,000 Bullish Class A ordinary shares for an aggregate purchase price of $75,000,000, has also entered into a Securities Purchase Agreement with Bullish and the Sponsor pursuant to which the Anchor Subscriber will purchase, for $1.00 per warrant for Bullish Class A ordinary shares (each, a “Bullish Warrant”), from the Sponsor or the Anchor Investor, 3,000,000 outstanding Bullish Warrants.

Concurrently with the execution of the BCA, the Sponsor, the Company, certain insiders of the Company and Bullish entered into an amendment to that certain Letter Agreement, dated as of December 4, 2020, by and among the Sponsor and those certain insiders (the “Letter Agreement Amendment”), to be effective upon closing, with respect to certain lock-up arrangements, which provides that the Sponsor and such Company insiders will not, within certain periods of time from the closing of the Bullish Transaction and subject to certain exceptions, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, any of the Bullish Class A ordinary shares issued in connection with the Bullish Transaction, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any such transaction.

Additionally, the Sponsor agreed that at the closing of the Bullish Transaction, it would (a) (i) forfeit for cancellation 1,950,000 Bullish Class A ordinary shares at the closing of the Bullish Transaction if more than 15,000,000 Class A ordinary shares of the Company are validly tendered for redemption and not withdrawn (the “Forfeiture”), or (ii) if no such Forfeiture occurs, be subject to additional lock-up restrictions with respect to such 1,950,000 Bullish Class A ordinary share (including 390,000 that will be transferred to the Anchor Investor as described below), and (b) forfeit for cancellation 400,000 Bullish Warrants.

Concurrently with the execution of the BCA, each Anchor Investor has each entered into a side letter agreement (each, a “Side Letter” and collectively, the “Side Letters”) amending such Anchor Investor’s Subscription

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Agreement, dated November 12, 2020, by and between such Anchor Investor, the Company and the Sponsor (the BR Subscription Agreements”) which provides that such Anchor Investor will not, within certain periods of time from the closing of the Bullish Transaction and subject to certain exceptions, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position, any of the Bullish Class A ordinary shares issued in connection with the Bullish Transaction, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or publicly announce any intention to effect any such transaction.

Pursuant to the BR Subscription Agreements, the Sponsor has agreed to transfer 1,950,000 Class B ordinary shares of the Company (which will convert into 1,950,000 Bullish Class A ordinary shares) to the Anchor Investors at the price the sponsor originally paid for such shares (which was nominal). Pursuant to the Side Letters, the Anchor Investors agreed that (a) (i) if the Forfeiture occurs, the sponsor will convey to them 390,000 fewer Bullish Class A ordinary shares than the Anchor Investors otherwise would have received pursuant to the BR Subscription Agreements, and (ii) if no such Forfeiture occurs, such 390,000 Bullish Class A ordinary shares will be subject to additional lock-up restrictions and (b) at the closing of the Bullish Transaction, the Anchor Investors will (i) sell an aggregate 600,000 Bullish Warrants at a purchase price of $1.00 per Bullish Warrant to the Anchor Subscriber (comprising a portion of the Bullish 3,000,000 Warrants that the Anchor Subscriber is entitled to purchase under the Securities Purchase Agreement) and (ii) forfeit for cancellation an aggregate 100,000 Bullish Warrants.

In connection with the Bullish Transaction, certain related agreements have been, or will be, entered into on or prior to the closing of the Bullish Transaction, including: the Lock-Up Agreement, dated as of July 8, 2021, by and among Block.one and Bullish Global; the Letter Agreement Amendment; the Side Letters; the Target Voting Agreement, dated as of July 8, 2021, by and among FPAC, Block.one, Bullish Global and Bullish; the Sponsor Voting Agreement, dated as of July 8, 2021, by and among FPAC, the sponsor, Bullish Global and Bullish; the Non-Competition Agreement, dated as of July 8, 2021, by and among Block.one, Brendan Blumer, FPAC, Bullish and Bullish Global; the Standstill Agreement, dated as of July 8, 2021, by and among Bullish, Block.one, Brendan Blumer and Kokuei Yuan; the Indemnification Agreement, dated as of July 8, 2021, by and between Block.one and Bullish; and the Sponsor Release, dated as of July 8, 2021, by and between the sponsor and FPAC.

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of the Company’s management, the accompanying financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.

Restatement of Previously Reported Financial Statements

In preparation of the Company’s financial statements for the period from October 19, 2020 (inception) through September 30, 2021, the Company concluded it should restate its previously issued financial statements to classify all Class A ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments in ASC 480-10-S99, redemption provisions not solely within the control of the Company, require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its Class A ordinary shares in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter currently provides that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

to be less than $5,000,001. Previously, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. Effective with these financial statements, the Company restated this interpretation to include temporary equity in net tangible assets. In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has restated its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of shares participate pro rata in the income and losses of the Company.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the corrections and has determined that the related impact was material to the previously filed financial statements that contained the error, reported in the Company’s Form 8-K for the audited balance sheet as of December 7, 2020 (“Post-IPO Balance Sheet”) and Form 10-Qs for the quarterly periods ended December 31, 2020, March 31, 2021 and June 30, 2021 (the “Affected Quarterly Periods”). Therefore, the Company, in consultation with its Audit Committee, concluded that the Affected Quarterly Periods should be restated to present all Class A ordinary shares subject to possible redemption as temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering. As such, the Company is reporting these restatements to those periods in this annual report.

The impact of the restatement to the Post-IPO Balance Sheet is the reclassification of 6,892,697 Class A ordinary shares from permanent equity to Class A ordinary shares subject to possible redemption as presented below.

As of December 7, 2020:	As Reported in Form 8-K Filing	Adjustment	As Restated
Total assets	$553,008,567	$—	$553,008,567
Total liabilities	$16,268,864	$50,733,332	$66,935,530
Class A ordinary shares subject to possible redemption	531,739,700	18,260,300	550,000,000
Preference shares, par value $0.0001	—	—	—
Class A ordinary shares, par value $0.0001	183	(183)	—
Class B ordinary shares, par value $0.0001	975	—	975
Additional paid-in capital	5,077,737	(5,077,737)	—
Accumulated deficit	(78,892)	(63,849,046)	(63,927,938)
Total shareholders’ equity (deficit)	$5,000,003	$(68,926,966)	$(63,926,963)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$553,008,567	$—	$553,008,567

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The impact of the restatement on the financial statements for the Affected Quarterly Periods is presented below.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of December 31, 2020:

As of December 31, 2020:	As Previously Reported(1)	Adjustment	As Restated
unaudited
Total assets	$602,591,091	$—	$602,591,091
Total liabilities	$70,473,166	$—	$70,473,166
Class A ordinary shares subject to possible redemption	527,117,920	72,882,080	600,000,000
Preference shares, par value $0.0001	—	—	—
Class A ordinary shares, par value $0.0001	729	(729)	—
Class B ordinary shares, par value $0.0001	975	—	975
Additional paid-in capital	10,868,731	(10,868,731)	—
Accumulated deficit	(5,870,430)	(62,012,620)	(67,883,050)
Total shareholders’ equity (deficit)	$5,000,005	$(72,882,080)	$(67,882,075)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$602,591,091	$—	$602,591,091

(1)	As restated in quarterly report on Form 10-Q/A filed with the SEC on June 1, 2021 for the period ended December 31, 2020.

The Company’s statement of shareholders’ equity has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from October 19, 2020 (inception) through December 31, 2020:

For the Period from October 19, 2020 (inception) through December 31, 2020
(unaudited)
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A ordinary shares subject to possible redemption	$481,073,030	$(481,073,030)	$—
Change in value of Class A ordinary shares subject to possible redemption	$46,044,890	$(46,044,890)	$—

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of March 31, 2021:

As of March 31, 2021	As Previously Reported	Adjustment	As Restated
unaudited
Total assets	$602,412,906	$—	$602,412,906
Total liabilities	$46,607,916	$—	$46,607,916
Class A ordinary shares subject to possible redemption	550,804,980	49,195,020	600,000,000
Preference shares, par value $0.0001	—	—	—
Class A ordinary shares, par value $0.0001	492	(492)	—
Class B ordinary shares, par value $0.0001	975	—	975
Additional paid-in capital	—	—	—
Retained earnings (accumulated Deficit)	4,998,543	(49,194,528)	(44,195,985)
Total shareholders’ equity (deficit)	$5,000,010	$(49,195,020)	$(44,195,010)
Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$602,412,906	$—	$602,412,906

The Company’s statement of shareholders’ equity has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from October 19, 2020 (inception) through March 31, 2021:

For the Period from October 19, 2020 (inception) through March 31, 2021
(unaudited)
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A ordinary shares subject to possible redemption	$481,073,030	$(481,073,030)	$—
Change in value of Class A ordinary shares subject to possible redemption	$69,731,950	$(69,731,950)	$—

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported balance sheet as of June 30, 2021:

As of June 30, 2021:	As Previously Reported	Adjustment	As Restated
unaudited
Total assets	$601,806,657	$—	$601,806,657

Total liabilities	$57,759,144	$—	$57,759,144

Class A ordinary shares subject to possible redemption	539,047,510	60,952,490	600,000,000
Preference shares, par value $0.0001	—	—	—
Class A ordinary shares, par value $0.0001	609	(609)	—
Class B ordinary shares, par value $0.0001	975	—	975
Additional paid-in capital	—	—	—
Retained earnings (accumulated Deficit)	4,998,419	(60,951,881)	(55,953,462)

Total shareholders’ equity (deficit)	$5,000,003	$(60,952,490)	$(55,952,487)

Total liabilities, Class A ordinary shares subject to redemption and shareholders’ equity (deficit)	$601,806,657	$—	$601,806,657

The Company’s statement of shareholders’ equity has been restated to reflect the changes to the impacted shareholders’ equity accounts described above.

The table below presents the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported statement of cash flows for the period from October 19, 2020 (inception) through June 30, 2021:

For the Period from October 19, 2020 (inception) through June 30, 2021
(unaudited)
	As Previously Reported	Adjustment	As Restated
Supplemental Disclosure of Noncash Financing Activities:
Initial value of Class A ordinary shares subject to possible redemption	$481,073,030	$(481,073,030)	$—
Change in value of Class A ordinary shares subject to possible redemption	$57,974,480	$(57,974,480)	$—

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The impact to the reported amounts of weighted average shares outstanding and basic and diluted earnings per share is presented below for the Affected Quarterly Periods:

	Earnings Per Share for Class A ordinary shares
	As Previously Reported	Adjustment	As Restated
For the period from October 19, 2020 (inception) through December 31, 2020 (unaudited):
Net loss	$(5,870,430)	$—	$(5,870,430)
Weighted average shares outstanding	57,200,000	(37,338,889)	19,861,111
Basic and diluted loss per share	$—	$(0.20)	$(0.20)
Three months ended March 31, 2021 (unaudited):
Net income	$23,687,066	$—	$23,687,066
Weighted average shares outstanding	60,000,000	—	60,000,000
Basic and diluted earnings per share	$—	$0.34	$0.34
For the period from October 19, 2020 (inception) through March 31, 2021 (unaudited):
Net income	$17,816,636	$—	$17,816,636
Weighted average shares outstanding	59,391,304	(17,230,810)	42,160,494
Basic and diluted earnings per share	$—	$0.34	$0.34
Three months ended June 30, 2021 (unaudited)
Net loss	$(11,757,477)	$—	$(11,757,477)
Weighted average shares outstanding	60,000,000	—	60,000,000
Basic and diluted loss per share	$—	$(0.17)	$(0.17)
For the period from October 19, 2020 (inception) through June 30, 2021 (unaudited):
Net income	$6,059,159	$—	$6,059,159
Weighted average shares outstanding	59,660,194	(11,083,119)	48,577,075
Basic and diluted earnings per share	$—	$0.10	$0.10

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

	Earnings Per Share for Class B ordinary shares
	As Previously Reported	Adjustment	As Restated
For the period from October 19, 2020 (inception) through December 31, 2020 (unaudited):
Net loss	$(5,870,430)	$—	$(5,870,430)
Weighted average shares outstanding	9,750,000	—	9,750,000
Basic and diluted loss per share	$(0.60)	$0.40	$(0.20)
Three months ended March 31, 2021 (unaudited):
Net income	$23,687,066	$—	$23,687,066
Weighted average shares outstanding	9,750,000	—	9,750,000
Basic and diluted earnings per share	$2.41	$(2.07)	$0.34
For the period from October 19, 2020 (inception) through March 31, 2021 (unaudited):
Net income	$17,816,636	$—	$17,816,636
Weighted average shares outstanding	9,750,000	—	9,750,000
Basic and diluted earnings per share	$1.81	$(1.47)	$0.34
Three months ended June 30, 2021 (unaudited)
Net loss	$(11,757,477)	$—	$(11,757,477)
Weighted average shares outstanding	9,750,000	—	9,750,000
Basic and diluted loss per share	$(1.21)	$1.04	$(0.17)
For the period from October 19, 2020 (inception) through June 30, 2021 (unaudited):
Net income	$6,059,159	$—	$6,059,159
Weighted average shares outstanding	9,750,000	—	9,750,000
Basic and diluted earnings per share	$0.60	$(0.50)	$0.10

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised

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NOTES TO FINANCIAL STATEMENTS

and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Capital Resources

As of September 30, 2021, the Company had approximately $172,000 in its operating bank account and a working capital deficit of approximately $4.4 million.

The Company’s liquidity needs have been satisfied through a payment of $25,000 from the Sponsor to cover certain offering costs on behalf of the Company in exchange for the issuance of the Founder Shares (as defined below), the loan under the Promissory Note (as defined below) from the Sponsor of approximately $195,000 (see Note 5) to the Company, the reimbursement of certain offering costs from the underwriters of $3.6 million, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on December 7, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s officers, directors and Initial Shareholders may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of September 30, 2021, there were no amounts outstanding under any Working Capital Loans.

In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC Topic 205-40, “Presentation of Financial Statement – Going Concern,” management has determined that the Company has access to funds from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Note 2-Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company does not have any cash equivalents as of September 30, 2021.

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NOTES TO FINANCIAL STATEMENTS

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and investments held in the Trust Account. Cash is maintained in accounts with financial institutions, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000, and investments held in the Trust Account. The Company has not experienced losses on its cash accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant. The Company’s investments held in the Trust Account consists entirely of money market fund invested solely in U.S. government securities with an original maturity of 185 days or less.

Investments Held in Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities and recognized at fair value. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” equal or approximate the carrying amounts represented in the balance sheet.

Fair Value Measurements

ASC 820, Fair Value Measurement, defines fair value and requires disclosures about fair value measurements. Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

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NOTES TO FINANCIAL STATEMENTS

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Offering Costs Associated with the Initial Public Offering

Deferred offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering on December 7, 2020. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statements of operations. Offering costs associated with the Public Shares were charged against the carrying value of the Class A ordinary shares subject to possible redemption upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $1.7 million is included in offering cost-derivative warrant liabilities in the statements of operations and $22.0 million is charged against the carrying value of the Class A ordinary shares subject to possible redemption. The Company will keep deferred underwriting commissions classified as a long-term liability due to the uncertain nature of the closing of the business combination and its encumbrance to the trust account.

Derivative Warrant Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The Public Warrants and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially measured at fair value using a Binomial Lattice model. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, we determined, through use of a Binomial Lattice model, that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events.

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Accordingly, as of Initial Public Offering, 60,000,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering (including exercise of the over-allotment option), the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net loss per ordinary share is calculated by dividing the net loss by the weighted average ordinary shares outstanding for the respective period.

The calculation of diluted net loss per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering (including exercise of the over-allotment option) and the Private Placement to purchase an aggregate of 27,000,000 ordinary shares in the calculation of diluted loss per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net loss per share is the same as basic net loss per share for the period from October 19, 2020 (inception) through September 30, 2021. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each class of ordinary shares:

	For the Period from October 19, 2020 (Inception) Through September 30, 2021
	Class A	Class B
Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(3,950,139)	$(746,057)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	51,623,188	9,750,000

Basic and diluted net loss per ordinary share	$(0.08)	$(0.08)

Income Taxes

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of September 30, 2021. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2021. The Company is currently not aware

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NOTES TO FINANCIAL STATEMENTS

of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Pronouncement

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Recently Issued Accounting Standards

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3-Initial Public Offering

On December 7, 2020, the Company consummated its Initial Public Offering of 55,000,000 Units, at $10.00 per Unit, generating gross proceeds of $550.0 million, and incurring offering costs of approximately $23.7 million, inclusive of approximately $15.4 million in deferred underwriting commissions, $400,000 in deferred legal fees, and net of reimbursement from the underwriters of $3.6 million. The underwriters were granted a 45-day Over-Allotment Option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 8,250,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On December 21, 2020, the underwriters partially exercised the Over-Allotment Option and purchased an additional 5,000,000 at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000. Following the closing of the Initial Public Offering and the Over-Allotment Option, an aggregate amount of $600,000,000 has been placed in the Company’s trust account established in connection with the Initial Public Offering.

Each Unit consists of one Class A ordinary share and one-third of Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

Note 4-Private Placement

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,000,000 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor and the Anchor Investor, generating gross proceeds of $10.5 million.

Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants was

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 5-Related Party Transactions

Founder Shares

On October 21, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 9,750,000 Class B ordinary shares (the “Founder Shares”). The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note - Related Party

On October 21, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $195,000 under the Promissory Note and repaid the Promissory Note in full on December 7, 2020. Subsequent to repayment, the facility is no longer available to the Company.

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans will be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.50 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Additionally, the Sponsor and the Anchor Investor have agreed to provide to the Company an aggregate of $1,000,000 of proceeds from the purchase of additional private placement warrants, at $1.50 per warrant, split between them pro rata in relation to their holdings of private placement warrants as necessary for working capital (or in lieu of such warrant purchase, the Sponsor will lend up to such amount to the Company). As of September 30, 2021, the Company had no borrowings under the Working Capital Loans.

Note 6-Commitments and Contingencies

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have an effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Registration Rights

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period.

Underwriting Agreement

The underwriters were entitled to a cash underwriting discount of approximately $0.14 per Unit, or $7.5 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, the underwriters will be entitled to a deferred fee of approximately $0.2807 per Unit, or approximately $15.4 million in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Deferred Legal Fees

The Company entered into an engagement letter with legal counsel to obtain legal advisory services, related to the Company’s Initial Public Offering, pursuant to which the legal counsel agreed to defer their fees (“deferred legal fees”). The deferred fee will become payable solely in the event that the Company completes a Business Combination, subject to the terms of the engagement letter. On December 7, 2020, the Company recorded deferred legal fees of $400,000 in connection with legal services received for its Initial Public Offering in the accompanying balance sheet.

Litigation

From time to time, the Company may be subject to legal proceedings and claims that arise in the search for a potential target business; however, the Company is not aware of any pending or threatened litigation that it believes is reasonably likely to have a material adverse effect on its results of operations, financial position, or cash flows.

Note 7-Derivative Warrant Liabilities

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid

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NOTES TO FINANCIAL STATEMENTS

exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

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NOTES TO FINANCIAL STATEMENTS

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•

if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (“Newly Issued Price”) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor, Anchor Investor or such affiliates, as applicable, prior to such issuance), the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”), is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 8- Class A Ordinary Shares Subject to Possible Redemption

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 500,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021, there were no Class A ordinary shares outstanding, all 60,000,000 shares were all subject to possible redemption and are classified outside of permanent equity in the balance sheet.

The Class A ordinary shares subject to possible redemption reflected on the balance sheet is reconciled on the following table:

Gross proceeds from Initial Public Offering	$600,000,000
Less:
Fair value of Public Warrants at issuance	(40,000,000)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(22,036,645)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	62,036,645

Class A ordinary shares subject to possible redemption	$600,000,000

Note 9-Shareholders’ Deficit

Preference Shares - The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2021, there were no preference shares issued or outstanding.

Class A Ordinary Shares- The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of September 30, 2021, there were 60,000,000 Class A ordinary shares issued and outstanding, all of which were subject to possible redemption and are classified as temporary equity (see Note 8).

Class B Ordinary Shares - The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of September 30, 2021, there were 9,750,000 Class B ordinary shares issued and outstanding (see Note 5).

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law. The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof on a share-for-share basis.

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 10 - Fair Value Measurements

The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2021 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - money market fund	$600,209,262	$—	$—
Liabilities:
Derivative warrant liabilities - Public warrants	$34,600,000	$—	$—
Derivative warrant liabilities - Private warrants	$—	$12,110,000	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of Public Warrants was transferred from a Level 3 fair value measurement to a Level 1 measurement in January 2021, when the Public Warrants were separately listed and traded. The estimated fair value of the Private Warrants was transferred from a Level 3 measurement to a Level 2 fair value measurement as of January 2021, as the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants. On September 30, 2021, the Company utilized a Binomial Lattice model with significant inputs such as the stock price of the Company and the volatility of the Public Warrant and the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. There were no other transfers to/from Levels 1, 2, and 3 for the period from October 19, 2020 (inception) through September 30, 2021.

Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of Public Warrants issued in connection with the Initial Public Offering are measured based on the listed market price of such warrants, a Level 1 measurement. As the transfer of Private Placement Warrants to anyone who is not a permitted transferee would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant. For the period from October 19, 2020 (inception) through September 30, 2021 the Company recognized a charge to the statements of operations resulting from a decrease in the fair value of liabilities of $7.3 million, presented as change in fair value of derivative warrant liabilities on the accompanying statements of operations.

The fair value of the Public and Private Placement Warrants were initially measured using a Binomial Lattice simulation model. Inherent in a Binomial Lattice simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimated the volatility of its warrants for Class A ordinary shares based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate was based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants were assumed to be equivalent to their remaining contractual term. The dividend rate was based on the historical rate, which the Company anticipates remaining at zero.

FAR PEAK ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

The change in the fair value of the derivative warrant liabilities, classified as Level 3, for the period from October 19, 2020 (inception) through September 30, 2021 is summarized as follows:

Derivative warrant liabilities at October 19, 2020 (inception)	$—
Issuance of Public and Private Warrants	54,000,000
Transfer of Public Warrants to Level 1	(40,000,000)
Transfer of Private Warrants to Level 2	(14,000,000)
Change in fair value of derivative warrant liabilities	—

Derivative warrant liabilities at September 30, 2021	$—

Note 11 - Subsequent Events

Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

ANNEX A

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

FAR PEAK ACQUISITION CORPORATION,

as Purchaser,

BULLISH,

as Pubco,

BMC1,

as Merger Sub 1,

BMC2,

as Merger Sub 2,

and

BULLISH GLOBAL,

as the Company,

Dated as of July 8, 2021

A-i

A-ii

INDEX OF EXHIBITS

Exhibit	Description
Exhibit A	Form of Lock-Up Agreement
Exhibit B	Form of Letter Agreement Amendment
Exhibit C	Form of Non-Competition Agreement
Exhibit D	Form of Target Voting Agreement
Exhibit E	Form of Sponsor Voting Agreement
Exhibit F	Form of Standstill Agreement
Exhibit G	Form of Registration Rights Agreement
Exhibit H	Form of Subscription Agreements
Exhibit I	Form of Assignment, Assumption and Amendment Agreement
Exhibit J	Form of First Surviving Corporation Memorandum and Articles of Association
Exhibit K	Form of Second Surviving Corporation Memorandum and Articles of Association
Exhibit L	Form of Amended Pubco Charter

A-iii

ANNEX A

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of July 8, 2021 by and among (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”) and (v) Bullish Global, a Cayman Islands exempted company (the “Company”). Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, Purchaser is a blank check company and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Pubco is a newly formed entity, wholly owned by the Company, and was formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities;

WHEREAS, each of Merger Sub 1 and Merger Sub 2 is a newly incorporated Cayman Islands exempted company, wholly owned by Pubco, and was formed for the purpose of effectuating the Mergers;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) Purchaser will merge with and into Merger Sub 1 (the “Initial Merger”), with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and (b) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of Pubco, each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Cayman Act;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Block.one has entered into a Lock-Up Agreement with Pubco, the form of which is attached as Exhibit A hereto (the “Lock-Up Agreement”), which agreement will become effective as of the Initial Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Far Peak LLC (the “Sponsor”) and certain insiders of Purchaser have each entered into a letter agreement amendment with Pubco, the form of which is attached as Exhibit B hereto (the “Letter Agreement Amendment”), which agreement will become effective as of the Initial Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Brendan Blumer and Block.one have entered into a Non-Competition Agreement in favor of Pubco and the Company, the form of which is attached as Exhibit C hereto (the “Non-Competition Agreement”), which agreement will become effective as of the Initial Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, Block.one has entered into a Voting Agreement with Pubco, the Company and Purchaser, the form of which is attached as Exhibit D hereto (the “Target Voting Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, Sponsor has entered into a Voting Agreement with Pubco and the Company, the form of which is attached as Exhibit E hereto (the “Sponsor Voting Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, Brendan Blumer Kokuei Yuan and their controlled Affiliates have entered into a Standstill Agreement with Pubco, the form of which is attached as Exhibit F hereto (the “Standstill Agreement”), which agreement will become effective as of the Initial Closing;

WHEREAS, in connection with the consummation of the Mergers, certain equityholders of Purchaser, certain shareholders of the Company and Pubco will on or prior to the Acquisition Closing enter into a registration rights agreement to, among other matters, have Pubco assume the registration obligations of Purchaser under the FPAC Registration Rights Agreement and have such rights apply to the Pubco Securities, and provide those shareholders of the Company with registration rights, the form of which is attached as Exhibit G hereto (the “Registration Rights Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain investors (collectively, the “PIPE Investors”), Purchaser and Pubco have entered into subscription agreements (the “Subscription Agreements”), substantially in the form attached hereto as Exhibit H pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and accept, and Pubco has agreed to issue to each such PIPE Investor, on the Closing Date but immediately prior to the Acquisition Closing, the number of Pubco Ordinary Shares set forth in the applicable Subscription Agreement in exchange for the subscription price set forth therein, in each case, on the terms and subject to the conditions set forth in the applicable Subscription Agreement (in the aggregate, the “PIPE Investment”);

WHEREAS, in connection with the consummation of the Mergers, Pubco, Purchaser and the warrant agent thereunder have entered into an assignment, assumption and amendment agreement substantially in the form attached hereto as Exhibit I (the “Assignment, Assumption and Amendment Agreement”) pursuant to which Purchaser assigns to Pubco all of its rights, interests, and obligations in and under the Warrant Agreement, which amends the Warrant Agreement to change all references to Warrants (as such term is defined therein) to Pubco Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such warrants to Pubco Class A Ordinary Shares) and which causes each outstanding Pubco Warrant to represent the right to receive, from the Initial Closing, one whole Pubco Class A Ordinary Share;

WHEREAS, simultaneously with or prior to the execution and delivery of this Agreement, the Company, Block.one and certain of their respective Affiliates have entered into a contribution agreement (the “Contribution Agreement”) pursuant to which Block.one and certain of its Affiliates will contribute certain assets and other items to the Target Companies on an on-going basis, some of which may not be contributed until following the Initial Closing;

WHEREAS, the assets and other items contributed pursuant to the Contribution Agreement, coupled with services provided under the Master Services Agreement, will allow the Target Companies continue to operate in the Ordinary Course of Business following the Initial Closing;

WHEREAS, the boards of directors of Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company have each (a) determined that the Mergers and the other transactions contemplated by this Agreement and the Ancillary Documents (the “Transactions”) are fair, advisable and in the best interests of their respective companies and shareholders, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Company, as the sole shareholder of Pubco, has approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein;

WHEREAS, Pubco, as the sole shareholder of Merger Sub 1 and Merger Sub 2, has approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein;

WHEREAS, for U.S. federal income tax purposes, (a) it is intended that (i) the Initial Merger will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, (ii) the Acquisition Merger will qualify as a “reorganization” under Section 368(a) of the Code, and (iii) taken together, the PIPE Investment and the Acquisition Merger will qualify as an exchange governed by the provisions of Section 351 of the Code, and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder (collectively, the “Intended Tax Treatment”); and

WHEREAS, certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

THE MERGERS

1.1 The Initial Merger.

(a) Initial Closing. As promptly as practicable (and in any event no later than the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of all the conditions set forth in Sections 7.1 to 7.3 (other than any conditions that by their terms or nature are to be satisfied at the Initial Closing) or at such other date, time or place as Purchaser and the Company may agree the consummation of the transactions contemplated by this Agreement with respect to the Initial Merger (the “Initial Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) (the date on which the Initial Closing is actually held being the “Initial Closing Date”). At the Initial Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the Cayman Act, Purchaser and Merger Sub 1 shall consummate the Initial Merger, pursuant to which Purchaser shall be merged with and into Merger Sub 1 with Merger Sub 1 being the surviving entity, following which the separate corporate existence of Purchaser shall cease and Merger Sub 1 shall continue as the surviving corporation. Merger Sub 1, as the surviving corporation after the Initial Merger, is hereinafter sometimes referred to as the “First Surviving Corporation” (provided, that references to Merger Sub 1 for periods after the Initial Merger Effective Time shall include the First Surviving Corporation). Promptly following the Initial Merger Effective Time, Pubco shall deliver notices to the PIPE Investors to either cause the release of funds from escrow to Pubco immediately prior to the Acquisition Closing or, to the extent funds for such PIPE Investor’s portion of the PIPE Investment have not yet been placed into escrow, to require such investors to fund their commitments as provided for under the Subscription Agreements and consummate their respective PIPE Investments immediately prior to the Acquisition Closing.

(b) Initial Merger Effective Time. On the terms and subject to the conditions set forth herein and in accordance with the Cayman Act, on the Initial Closing Date, Purchaser and Merger Sub 1 shall cause a plan of merger, in a form reasonably satisfactory to the Company and Purchaser (with such modifications, amendments or supplements thereto as may be required to comply with the Cayman Act), along with all other documentation and declarations required under the Cayman Act in connection with the Initial Merger, to be duly executed and properly filed with the Cayman Islands Registrar of Companies (the “Cayman Registrar”), in accordance with the relevant provisions of the Cayman Act (together, the “Initial Merger Documents”). The Initial Merger shall become effective on the date and time at which the Initial Merger Documents have been duly filed with the Cayman Registrar or on a subsequent date and time as is agreed by Purchaser and the Company and specified in the Initial Merger Documents in accordance with the Cayman Act (the time the Initial Merger becomes effective being referred to herein as the “Initial Merger Effective Time”).

(c) Effect of the Initial Merger. At and after the Initial Merger Effective Time, the effect of the Initial Merger shall be as provided in this Agreement, the Initial Merger Documents and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, under the Cayman Act, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub 1 and Purchaser shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the First Surviving Corporation (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the First Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub 1 and Purchaser set forth in this Agreement to be performed after the Initial Merger Effective Time, and the First Surviving Corporation shall continue its existence as a wholly-owned Subsidiary of Pubco.

(d) Organizational Documents of the First Surviving Corporation. At the Initial Merger Effective Time, in accordance with the Initial Merger Documents, the memorandum and articles of association of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time, the form of which is attached as Exhibit J hereto, shall become the memorandum and articles of association of the First Surviving Corporation, save and except that all references to the share capital of the First Surviving Corporation shall be amended to refer to the correct authorized share capital of the First Surviving Corporation consistent with the Initial Merger Documents, until thereafter amended in accordance with the applicable provisions of the Cayman Act and such memorandum and articles of association.

(e) Directors and Officers of the First Surviving Corporation. At the Initial Merger Effective Time, the board of directors and officers of Merger Sub 1 and the Purchaser shall cease to hold office, and the board of directors and executive officers of the First Surviving Corporation shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of the First Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(f) Effect of the Initial Merger on Issued Securities of Purchaser. At the Initial Merger Effective Time, by virtue of the Initial Merger and without any action on the part of any Party or the holders of securities of Purchaser, Pubco or Merger Sub 1:

(i) Purchaser Units. At the Initial Merger Effective Time, every issued and outstanding Purchaser Unit shall be automatically detached and the holder thereof shall be deemed to hold one Purchaser Class A Share and one-third of one Purchaser Warrant in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.1(f) below.

(ii) Purchaser Shares. At the Initial Merger Effective Time, every issued and outstanding Purchaser Share (other than those described in Section 1.1(f)(iv) below) shall be converted automatically into one Pubco Class A Ordinary Share, following which, all Purchaser Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

(iii) Purchaser Warrants. Each outstanding Purchaser Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to Purchaser Shares and be assumed by Pubco and converted into Pubco Warrants. Each Pubco Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Purchaser Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(iv) Cancellation of Share Capital Owned by Purchaser. At the Initial Merger Effective Time, if there are any issued shares of Purchaser that are owned by Purchaser as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(v) No Liability. Notwithstanding anything to the contrary in this Section 1.1(f), none of the First Surviving Corporation, Pubco or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Effect of the Initial Merger on Merger Sub 1 and Pubco Capital Shares.

(i) At the Initial Merger Effective Time, by virtue of the Initial Merger and without any action on the part of any Party or any equityholder of Purchaser, Pubco or Merger Sub 1, all of the Merger Sub 1 Ordinary Shares issued and outstanding immediately prior to the Initial Merger Effective Time shall be converted into an equal number of ordinary shares of the First Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of share capital of the First Surviving Corporation.

(ii) Immediately following the issuance of Pubco Class A Ordinary Shares pursuant to Section 1.1(f)(ii), by virtue of the Initial Merger and without any action on the part of any Party or any equityholder of Purchaser, Pubco or Merger Sub 1, all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

(h) Taking of Necessary Action; Further Action. If, at any time after the Initial Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the First Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Purchaser and Merger Sub 1, the officers and directors of Purchaser and Merger Sub 1 are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.2 The Acquisition Merger.

(a) Acquisition Closing. As promptly as practicable following the later of three hours and one minute following the Initial Merger Effective Time and the time at which all the conditions set forth in Section 7.4 (other than any conditions that by their terms or nature are to be satisfied at the closing of the Acquisition Closing) have been satisfied or (to the extent permitted by applicable Law) waived the consummation of the transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Closing”) shall take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) (the date on which the Acquisition Closing is actually held being the “Acquisition Closing Date”). At the Acquisition Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the Cayman Act, the Company and Merger Sub 2 shall consummate the Acquisition Merger, pursuant to which Merger Sub 2 shall be merged with and into the Company with the Company being the surviving entity, following which the separate corporate existence of Merger Sub 2 shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Acquisition Merger, is hereinafter sometimes referred to as the “Second Surviving Corporation” (provided, that references to the Company for periods after the Acquisition Merger Effective Time shall include the Second Surviving Corporation).

(b) Acquisition Merger Effective Time. On the terms and subject to the conditions set forth herein and in accordance with the Cayman Act, on the Acquisition Closing Date, the Company and Merger Sub 2 shall cause a plan of merger, in a form reasonably satisfactory to the Company and Purchaser (with such modifications, amendments or supplements thereto as may be required to comply with the Cayman Act), along with all other documentation and declarations required under the Cayman Act in connection with the Acquisition Merger, to be duly executed and properly filed with the Cayman Registrar, in accordance with the relevant provisions of the Cayman Act (together, the “Acquisition Merger Documents”). The Acquisition Merger shall become effective on the date and time at which the Acquisition Merger Documents have been duly filed with the Cayman Registrar or on a subsequent date and time as is agreed by Purchaser and the Company and specified in the Acquisition Merger Documents in accordance with the Cayman Act (the time the Acquisition Merger becomes effective being referred to herein as the “Acquisition Merger Effective Time”).

(c) Effect of the Acquisition Merger. At and after the Acquisition Merger Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Acquisition Merger Documents and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, under the Cayman Act, at the Acquisition Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub 2 and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Second Surviving Corporation, which shall include the assumption by the Second Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub 2 and the Company set forth in this Agreement to be performed after the Acquisition Merger Effective Time, and the Second Surviving Corporation shall continue its existence as a wholly-owned Subsidiary of Pubco.

(d) Organizational Documents of the Second Surviving Corporation. At the Acquisition Merger Effective Time, in accordance with the Acquisition Merger Documents, the memorandum and articles of association of Merger Sub 2, as in effect immediately prior to the Acquisition Merger Effective Time, the form of which is attached as Exhibit K hereto, shall become the memorandum and articles of association of the Second Surviving Corporation, save and except that all references to the share capital of the Second Surviving Corporation shall be amended to refer to the correct authorized share capital of the Second Surviving Corporation consistent with the Acquisition Merger Documents, until thereafter amended in accordance with the applicable provisions of the Cayman Act and such memorandum and articles of association.

(e) Directors and Officers of the Second Surviving Corporation. At the Acquisition Merger Effective Time, the board of directors and officers of Merger Sub 2 shall cease to hold office, and the board of directors and the officers of the Second Surviving Corporation shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of the Second Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(f) Effect of the Acquisition Merger on Issued Securities of the Company. At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of any Party or the holders of securities of the Company, Pubco or Merger Sub 2:

(i) Company Class B Preference Shares and Class C Common Shares. Immediately prior to the Acquisition Merger Effective Time, each outstanding Company Class B Preference Share (other than those described in Section 1.2(f)(iii) below and the Dissenting Company Shares) shall automatically convert into one Company Class C Common Share in accordance with the Organizational Documents of the Company. At the Acquisition Merger Effective Time, every issued and outstanding Company Class C Common Share shall be converted automatically into such number of newly issued Pubco Class A Ordinary Shares that is equal to the Exchange Ratio; provided, that notwithstanding anything to the contrary contained herein, no fraction of a Pubco Class A Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a Pubco Class A Ordinary Share (after aggregating all fractional shares of the applicable class of Pubco Class A Ordinary Shares that otherwise would be received by such Person) shall instead have the number of Pubco Class A Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Class A Ordinary Share, following which, all Company Class C Common Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

(ii) Company Class A Common Shares. At the Acquisition Merger Effective Time, every issued and outstanding Company Class A Common Share shall be converted automatically into such number of newly issued Pubco Class B Ordinary Shares that is equal to the Exchange Ratio; provided, that notwithstanding anything to the contrary contained herein, no fraction of a Pubco Class B Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a Pubco Class B Ordinary Share (after aggregating all fractional shares of the applicable class of Pubco Class B Ordinary Shares that otherwise would be received by such Person) shall instead have the number of Pubco Class B Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Class B Ordinary Share, following which, all Company Class A Common Shares shall cease to be outstanding and shall automatically be canceled and shall cease to exist.

(iii) Cancellation of Share Capital Owned by the Company. At the Acquisition Merger Effective Time, if there are any issued shares of the Company that are owned by the Company as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(iv) No Liability. Notwithstanding anything to the contrary in this Section 1.2(f), none of the Second Surviving Corporation, Pubco or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Effect of the Acquisition Merger on Merger Sub 2 Shares. At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of any Party or any equityholder of Merger Sub 2, all of the Merger Sub 2 Ordinary Shares issued and outstanding immediately prior to the Acquisition Merger Effective Time shall be converted into an equal number of ordinary shares of the Second Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of share capital of the Second Surviving Corporation.

(h) Taking of Necessary Action; Further Action. If, at any time after the Acquisition Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Second Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub 2, the officers and directors of the Company and Merger Sub 2 are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.3 Closing Statements.

(a) Three (3) Business Days prior to the Initial Closing, Purchaser shall deliver to the Company a statement (the “Purchaser Closing Statement”) setting forth, in each case as of the Reference Time: (i) the aggregate amount of cash in the Trust Account (prior to giving effect to the Redemption), (ii) the aggregate amount of all payments required to be made in connection with the Redemption, (iii) the net cash of Purchaser, after giving effect to the Redemption and the PIPE Investment (including any funds placed into escrow or paid to Pubco pursuant to the terms of the Subscription Agreements, based upon the information provided by the Company pursuant to Section 1.3(b)), (iv) the Purchaser Transaction Expenses, including the amount owed to each payee thereof and payment instructions therefor, and (v) a calculation of Excess Purchaser Transaction Expenses, if any.

(b) Three (3) Business Days prior to the Initial Closing, but in any case following receipt of the Purchaser Closing Statement, the Company shall deliver to Purchaser a statement (the “Company Closing Statement”) setting forth (i) a schedule setting forth Digital Assets owned by the Target Companies as of the date of the Company Closing Statement and the Digital Asset Market Value of such Digital Assets and (ii) in each case as of the Reference Time: (w) the Closing Company Cash, (x) the Company Transaction Expenses, including the amount owed to each payee thereof and payment instructions therefor, (y) the resulting amount of the Acquisition Merger Consideration and Exchange Ratio and (z) the amount of any funds placed into escrow or paid to Pubco pursuant to the terms of the Subscription Agreements

(c) From and after the delivery of the Purchaser Closing Statement or the Company Closing Statement, as the case may be, until the Closing Date, each of the Company and Purchaser shall (i) provide the other Parties and their Representatives with reasonable access to information reasonably requested by the Company or Purchaser or any of their respective Representatives in connection with the review of the Purchaser Closing Statement or the Company Closing Statement, as the case may be, (ii) consider in good faith any comments to the Purchaser Closing Statement or the Company Closing Statement, as the case may be, provided by any other Party prior to the Closing Date and (iii) revise the Purchaser Closing Statement or the Company Closing Statement, as the case may be, as needed to reflect any reasonable comments and any other comments that, based on its good faith assessment, are warranted or appropriate and deliver such revised Purchaser Closing Statement or Company Closing Statement, as the case may be, to any other Party prior to the Closing Date reflecting any such changes. It is understood and agreed that whether or not the Parties have fully resolved all comments to the Company Closing Statement or the Purchaser Closing Statement, such failure shall not affect, condition or delay the Initial Closing or Acquisition Closing, and the Initial Closing and the Acquisition Closing shall occur based on the information set forth in the last agreed upon version of the Purchaser Closing Statement and the Company Closing Statement, as applicable.

1.4 Treatment of Equity Awards.

(a) Unless otherwise agreed to by the Parties, at the Acquisition Merger Effective Time, by virtue of the Acquisition Merger, the Company RSUs shall be treated as follows:

(i) At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger, and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 1.4(c)), each Company RSU (whether vested or unvested) shall cease to represent the right to acquire Company Class C Common Shares and shall be canceled in exchange for a right to acquire a number of Pubco Class A Ordinary Shares under the Pubco Equity Plan (each, a “Rollover RSU”) equal to the product (rounded down to the nearest whole share) of (A) the number of Company Class C Common Shares subject to such Company RSU as of immediately prior to the Acquisition Merger Effective Time, and (B) the Exchange Ratio.

(ii) Each Rollover RSU shall be subject to the same terms and conditions (including applicable vesting, vesting acceleration, expiration and forfeiture provisions) that applied to the corresponding Company RSU immediately prior to the Acquisition Merger Effective Time, except for (A) terms (x) rendered inoperative by reason of the transactions contemplated by this Agreement or (y) to the extent they conflict with the Pubco Equity Plan and (B) such other immaterial administrative or ministerial changes as the Post-Closing Pubco Board (or the compensation committee thereof) may determine in good faith are appropriate to effectuate the administration of the Rollover RSU. Notwithstanding the foregoing, such conversion, including the number of Pubco Class A Ordinary Shares subject to any such Rollover RSU and the terms and conditions of any Rollover RSU, will be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) Unless otherwise agreed to by the Parties, at the Acquisition Merger Effective Time, by virtue of the Acquisition Merger, the Company Options shall be treated as follows:

(i) At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger, and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 1.4(c)), each Company Option (whether vested or unvested) shall cease to represent the right to purchase Company Class C Common Shares and shall be canceled in exchange for an option to purchase a number of Pubco Class A Ordinary Shares under the Pubco Equity Plan (each, a “Rollover Option”) equal to the product (rounded down to the nearest whole share) of (A) the number of Company Class C Common Shares subject to such Company Option as of immediately prior to the Acquisition Merger Effective Time, and (B) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such Company Option in effect immediately prior to the Acquisition Merger Effective Time, divided by (y) the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).

(ii) Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, vesting acceleration, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Acquisition Merger Effective Time, except for (A) terms (x) rendered inoperative by reason of the transactions contemplated by this Agreement or (y) to the extent they conflict with the Pubco Equity Plan and (B) such other immaterial administrative or ministerial changes as the Post-Closing Pubco Board (or the compensation committee thereof) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Notwithstanding the foregoing, such conversion, including the exercise price, the number of Pubco Class A Ordinary Shares subject to any such Rollover Option and the terms and conditions of the exercise of any Rollover Option, will be determined in a manner consistent with the requirements of Section 409A of the Code, to the extent applicable.

(c) At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger, the Company Equity Plan shall terminate and all Company Options and Company RSUs (in each case, whether vested or unvested) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto or under the Company Equity Plan, except as otherwise expressly provided for in this Section 1.4.

(d) Prior to the Acquisition Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plan (and the underlying grant, award or similar agreements) or otherwise to give effect to the provisions of this Section 1.4.

1.5 Withholding. Each of Pubco, the First Surviving Corporation, the Second Surviving Corporation, Merger Sub 1 and Merger Sub 2 (and their respective Affiliates) (each, a “Withholding Party”) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law; provided, that prior to deducting and withholding any amounts with respect to any payment to be made pursuant to this Agreement, the applicable Withholding Party shall use commercially reasonable efforts to notify the Person in respect of which such deduction and withholding is to be made as soon as is reasonably practicable after determining that such payment is subject to deduction and/or withholding and to cooperate with such Person to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

1.6 Tax Consequences. Each of the Parties intend that the Mergers are intended to qualify for the Intended Tax Treatment and agree not to take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes except to the extent required by a “determination” within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledge and agree that each has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement.

1.7 Dissenter’s Rights. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, Company Shares that are outstanding immediately prior to the Acquisition Merger Effective Time and that are held by shareholders of the Company who shall have demanded properly in writing dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Company Shares”) shall not be converted into, and such shareholders shall have no right to receive, the applicable merger consideration unless and until such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The Company Shares owned by any shareholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Merger Effective Time, the right to receive the applicable merger consideration, without any interest thereon. Prior to the Acquisition Closing, the Company shall give Purchaser prompt notice of any demands for dissenters’ rights received by the Company and any withdrawals of such demands and the Company shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

1.8 Exchange Agent.

(a) Prior to the Initial Merger Effective Time, Pubco and Purchaser shall appoint Continental Stock Transfer & Trust Company as exchange agent, or another exchange agent reasonably acceptable to the Company and Purchaser (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of Pubco Ordinary Shares and (ii) Purchaser Shares for a number of Pubco Ordinary Shares, each in accordance with the provisions of this Agreement, the Initial Merger Documents and the Acquisition Merger Documents, as applicable. At or prior to the Initial Merger Effective Time, Pubco shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of Purchaser Shares and Company Shares, for exchange in accordance with Section 1.1(f) and Section 1.2(f), respectively, the Pubco Ordinary Shares issued pursuant to Section 1.1(f) and Section 1.2(f), respectively. At or as promptly as practicable following the Initial Merger Effective Time or the Acquisition Merger Effective Time, as the case may be, Pubco shall send, or shall cause the Exchange Agent to send, to each holder of Purchaser Shares a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and Purchaser (a “Purchaser Letter of Transmittal”) and to each holder of Company Shares a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and Purchaser (a “Company Letter of Transmittal” and together with the Purchaser Letter of Transmittal, each a “Letter of Transmittal”).

(b) Notwithstanding any other provision of this Section 1.8, any obligation on Pubco under this Agreement to issue Pubco Ordinary Shares to (i) any holder of Purchaser Shares entitled to Pubco Class A Ordinary Shares or (ii) any holder of Company Shares entitled to receive Pubco Ordinary Shares shall be satisfied by Pubco issuing such Pubco Ordinary Shares to the DTC or to such other clearing service or issuer of depositary receipts (or their nominees, in either case) as may be necessary or expedient, and each holder of Purchaser Shares and each holder of Company Shares shall hold such Pubco Ordinary Shares in book-entry form or through a holding of depositary receipts and the DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be), will be the holder of record of such Pubco Ordinary Shares.

(c) Each holder of Purchaser Shares shall be entitled to receive Pubco Class A Ordinary Shares as set forth in Section 1.1(f)(ii) as soon as reasonably practicable after the Initial Merger Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such Purchaser Shares (“Purchaser Certificates”) (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed Purchaser Letter of Transmittal. Until so surrendered, each such Purchaser Certificate shall represent after the Initial Merger Effective Time for all purposes only the right to receive Pubco Class A Ordinary Shares in exchange for Purchaser Shares, in each case, as set forth in Section 1.1(f)(ii).

(d) Each holder of Company Shares shall be entitled to receive either Pubco Class A Ordinary Shares or Pubco Class B Ordinary Shares, as set forth in Section 1.2(f)(i) and (ii) (excluding any Company Shares described in Section 1.2(f)(iii) or Dissenting Company Shares), as soon as reasonably practicable after the Acquisition Merger Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such Company Shares (“Company Certificates” and together with the Purchaser Certificates, the “Stockholder Certificates” (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed Company Letter of Transmittal (the documents to be submitted to the

Exchange Agent pursuant to this sentence and the first sentence of Section 1.8(c), as applicable, may be referred to herein collectively as the “Transmittal Documents”). Until so surrendered, each such Company Certificate shall represent after the Acquisition Merger Effective Time for all purposes only the right to receive either Pubco Class A Ordinary Shares or Pubco Class B Ordinary Shares, as set forth in Section 1.2(f)(i) and (ii).

(e) If any Pubco Class A Ordinary Share or Pubco Class B Ordinary Share is to be delivered or issued to a Person other than the Person in whose name the surrendered Stockholder Certificate is registered immediately prior to the Initial Merger Effective Time or Acquisition Merger Effective Time, as applicable, it shall be a condition to such delivery that (i) in the case of Company Shares, the transfer of such Company Shares shall have been permitted in accordance with the terms of the Organizational Documents of the Company and in case of Purchaser Shares, the transfer of such Purchaser Shares shall have been permitted in accordance with the terms of the Organizational Documents of Purchaser, (ii) the recipient of such Pubco Class A Ordinary Share or Pubco Class B Ordinary Share, or the Person in whose name such Pubco Class A Ordinary Share or Pubco Class B Ordinary Share is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable Transmittal Documents as are reasonably deemed necessary by the Exchange Agent and (iii) the Person requesting such delivery shall have paid to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Stockholder Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(f) Notwithstanding anything to the contrary contained herein, in the event that any Stockholder Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Stockholder Certificate to the Exchange Agent, the holder of Purchaser Shares or Company Shares, as applicable, may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to Pubco (a “Lost Certificate Affidavit”), which at the reasonable discretion of Pubco may include a requirement that the owner of such lost, stolen or destroyed Stockholder Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco, the First Surviving Corporation or the Second Surviving Corporation with respect to the Company Shares or Purchaser Shares, as applicable, represented by the Stockholder Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly executed and delivered in accordance with this Section 1.8(f) shall, unless the context otherwise requires, be treated as a Stockholder Certificate for all purposes of this Agreement.

(g) After the Initial Merger Effective Time, the register of members of Purchaser shall be closed, and thereafter there shall be no further registration on the register of members of the First Surviving Corporation of transfers of Purchaser Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time. After the Acquisition Merger Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Second Surviving Corporation of transfers of Company Shares that were issued and outstanding immediately prior to the Acquisition Merger Effective Time. No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Ordinary Shares with a record date after the Initial Merger Effective Time (in the case of Purchaser Shares) or the Acquisition Merger Effective Time (in the case of Company Shares) will be paid to the holders of any Purchaser Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time or any Company Shares that were issued and outstanding immediately prior to the Acquisition Merger Effective Time (as applicable) in either case until the holders of record of such Purchaser Shares or Company Shares (as applicable) shall have provided the applicable Transmittal Documents in accordance with Section 1.8(c) and Section 1.8(d). Subject to applicable Law, following the delivery of the applicable Transmittal Documents, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, the applicable Pubco Ordinary Share and the amount of any such dividends or other distributions with a record date after the Initial Merger Effective Time or the Acquisition Merger Effective Time, as applicable, theretofore paid with respect to such Pubco Ordinary Shares.

(h) All securities issued upon the surrender of Stockholder Certificates (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Purchaser Shares or Company Shares, as applicable, represented by such Stockholder Certificates. Any Pubco Ordinary Shares made available to the Exchange Agent pursuant to Section 1.8(a) that remains unclaimed by any holder of Purchaser Shares or Company Shares one year after the Initial Merger Effective Time shall be returned to Pubco, upon demand, and any such holder of Purchaser Shares or Company Shares, as applicable, who has not exchanged its Purchaser Shares or Company Shares, as applicable, for the applicable number of Pubco Ordinary Shares in accordance with this Section 1.8 prior to that time shall thereafter look only to Pubco for payment in respect of such Purchaser Shares or Company Shares, as applicable, without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the First Surviving Corporation, the Second Surviving Corporation, Pubco or any party hereto or any Representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the disclosure schedules delivered by Purchaser to the Company and Pubco on the date of this Agreement (the “Purchaser Disclosure Schedules”), each section of which qualifies the correspondingly numbered representation or warranty specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, or other than with respect to Sections 2.1 to 2.5 and 2.16, the SEC Reports that are available on the SEC’s website through EDGAR and at least two (2) Business Days prior to the date of this Agreement (excluding any risk factors, forward-looking statements or similar predictive statements), Purchaser represents and warrants to the Company, Pubco and the Merger Subs, as of the date of this Agreement and as of the Initial Closing, as follows:

2.1 Organization and Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

2.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser and (b) other than the Required Purchaser Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, Purchaser’s board of directors, at a duly called and held meeting, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to and in the best interests of Purchaser and Purchaser’s shareholders in accordance with the Cayman Act, (ii) approved and adopted this Agreement, (iii) recommended that Purchaser’s shareholders vote in favor of the approval of this Agreement, the Mergers and the other Purchaser Shareholder Approval Matters in accordance with the Cayman Act (the “Purchaser Recommendation”) and (iv) directed that this Agreement and the Purchaser Shareholder Approval Matters be submitted to Purchaser’s shareholders for their approval. This Agreement has been, and each Ancillary Document to which Purchaser is a party shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

2.3 Governmental Approvals. Except as otherwise described in Schedule 2.3 of the Purchaser Disclosure Schedules, no Consent of or with any Governmental Authority, is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, (c) any filings required with NYSE or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Purchaser or materially impair or delay the ability of Purchaser to consummate the Transactions.

2.4 Non-Contravention. Except as otherwise described in Schedule 2.4 of the Purchaser Disclosure Schedules, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance by Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser or materially impair or delay the ability of Purchaser to consummate the Transactions.

2.5 Capitalization.

(a) Purchaser is authorized to issue 550,000,000 shares, of which 500,000,000 shares are Purchaser Class A Shares, 50,000,000 are Purchaser Class B Shares and 5,000,000 are Purchaser Preference Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 2.5(a) of the Purchaser Disclosure Schedules. There are no issued or outstanding Purchaser Preference Shares. All outstanding Purchaser Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Act, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, Purchaser does not have, and has not had, any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in Schedule 2.5(a) or Schedule 2.5(b) of the Purchaser Disclosure Schedules, there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for any capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 2.5(b) of the Purchaser Disclosure Schedules, there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(c) All Indebtedness and unpaid Purchaser Transaction Expenses as of the date of this Agreement is disclosed on Schedule 2.5(c) of the Purchaser Disclosure Schedules. No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(d) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

2.6 SEC Filings; Purchaser Financials; Internal Controls.

(a) Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s Form S-1, (ii) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (iii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (ii) above, (iv) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (ii) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (ii), (iii) and (iv) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (v) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (ii) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 2.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the date of this Agreement, (A) the Purchaser Units, the Purchaser Class A Shares and the Purchaser Public Warrants are listed on NYSE, (B) Purchaser has not received any written deficiency notice from NYSE relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on NYSE and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of NYSE.

(c) The financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved, (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with the standards of the Public Company Accounting Oversight Board.

(d) Except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business consistent with past practice. Purchaser does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the date of this Agreement, no financial statements other than those of Purchaser are required by GAAP to be included in the financial statements of Purchaser.

(e) Since the IPO, Purchaser has not received from its independent auditors any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Purchaser, (ii) “material weakness” in the internal controls over financial reporting of Purchaser or (iii) fraud, whether or not material, that involves management or other employees of Purchaser who have a significant role in the internal controls over financial reporting of Purchaser.

(f) Except as not required in reliance on exemptions from various reporting requirements by virtue of Purchaser’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) Purchaser has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s financial statements for external purposes in accordance with GAAP and (ii) Purchaser has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Purchaser is made known to Purchaser’s principal executive officer and principal financial officer by others within Purchaser, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(g) Purchaser has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Notwithstanding anything in this Section 2.6 or otherwise in this Agreement, no representation or warranty is made as to the accounting treatment of Purchaser’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in Purchaser’s financial statements.

2.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 2.7 of the Purchaser Disclosure Schedules, Purchaser has (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities, (b) since its formation, not been subject to a Material Adverse Effect and (c) since December 31, 2020, not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3 (without giving effect to Schedule 5.3) if such action were taken on or after the date of this Agreement without the consent of Purchaser.

2.8 Compliance with Laws. Purchaser is, and has since its formation been, in material compliance with all Laws applicable to it and the conduct of its business, and Purchaser has not received written notice alleging any violation of applicable Law in any material respect by Purchaser.

2.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened Action to which Purchaser is subject. There is no Action that Purchaser has pending against any other Person. Purchaser is not subject to any Orders of any Governmental Authority, nor, to the Knowledge of the Purchaser, are any such Orders pending. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

2.10 Taxes and Returns.

(a) Purchaser has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 2.10(a) of the Purchaser Disclosure Schedules sets forth each jurisdiction where Purchaser files or is required to file a Tax Return. Purchaser is not being audited by any Tax authority and has not been notified in writing or, to the Knowledge of Purchaser, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against Purchaser in respect of any material Tax, and Purchaser has not been notified in writing of any material proposed Tax claims or assessments against Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP). There are no Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside of the ordinary course of business consistent with past practice. Purchaser is not, and never has been, (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(b) Since the date of its formation, Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c) Purchaser is not nor has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(d) Purchaser has neither taken nor agreed to take any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment. To the Knowledge of Purchaser, no facts or circumstances exist that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

2.11 Employees and Employee Benefit Plans. Except as set forth on Schedule 2.11 of the Purchaser Disclosure Schedules, Purchaser does not (a) have any employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or other service provider of Purchaser, (ii) result in the acceleration of the time of payment or vesting of any such payment or benefit, or (iii) result in any “parachute payment” under Section 280G of the Code.

2.12 Properties. Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. Purchaser does not own or lease any material real property or Personal Property.

2.13 Material Contracts.

(a) Except as set forth on Schedule 2.13(a) of the Purchaser Disclosure Schedules or the Purchaser SEC Reports, other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $5 million, or (ii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser or any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser from engaging in business as conducted as of the date of this Agreement by it (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arm’s length and in the ordinary course of business consistent with past practice; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and to the Knowledge of Purchaser, no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.

2.14 Transactions with Affiliates. Purchaser has provided the Company with, and Schedule 2.14 of the Purchaser Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser, on the one hand, and (a) any present or former director, officer, employee, manager, direct or indirect equityholder (including Sponsor) or Affiliate of either Purchaser or Sponsor, or any immediate family member of any of the foregoing Persons, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding shares as of the date of this Agreement, on the other hand.

2.15 Investment Company Act; JOBS Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. Purchaser constitutes an “emerging growth company” within the meaning of the JOBS Act.

2.16 Finders and Brokers. Except as set forth in Schedule 2.16 of the Purchaser Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

2.17 Certain Business Practices.

(a) Neither Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.

(c) None of Purchaser, any of its Subsidiaries, or any of their directors, officers or employees, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently, or has been in the last five (5) years, (i) identified on the list of specially designated nationals or other blocked persons or otherwise currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority; (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

2.18 Insurance. Schedule 2.18 of the Purchaser Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has reported to its insurers all material claims and pending circumstances that would reasonably be expected to result in a claim.

2.19 Information Supplied. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, no representation or warranty is made as to the accounting treatment of Purchaser’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in Purchaser’s financial statements. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Target Companies or any of their respective Affiliates.

2.20 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies, Pubco and Merger Subs and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies, Pubco and Merger Subs for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, Pubco and Merger Subs set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto; and (b) none of the Company, Pubco, Merger Subs or their respective Representatives have made any representation or warranty as to the Target Companies, Pubco or Merger Subs or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto.

2.21 Trust Account. As of June 30, 2021, Purchaser has an amount of assets in the Trust Account equal to $600,204,057.15. The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Purchaser and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or, to the Knowledge of Purchaser, that would entitle any Person (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the holders of Purchaser Securities prior to the Effective Time who shall have elected to redeem their Purchaser Class A Shares pursuant to Purchaser’s Organizational Documents or (iii) if Purchaser fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, Purchaser in limited amounts to permit Purchaser to pay the expenses of the Trust Account’s liquidation and dissolution, and then Purchaser’s public shareholders) to any portion of the funds in the Trust Account. Prior to the Initial Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem Purchaser Class A Shares pursuant to Purchaser’s Organizational Documents. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Purchaser, threatened with respect to the Trust Account.

2.22 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY, PUBCO, MERGER SUBS OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE II, NEITHER PURCHASER NOR ANY OTHER PERSON MAKES, AND PURCHASER EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS

RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF PURCHASER AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY, PUBCO, THE MERGER SUBS OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF PURCHASER AND ITS SUBSIDIARIES BY THE MANAGEMENT OF PURCHASER OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, PUBCO AND THE MERGER SUBS IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE II, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY PURCHASER ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF PURCHASER, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY, PUBCO AND THE MERGER SUBS IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PUBCO AND MERGER SUBS

Each of Pubco, Merger Sub 1 and Merger Sub 2 represents and warrants to Purchaser and the Company, as of the date of this Agreement and as of the Initial Closing, as follows:

3.1 Organization and Standing. Each of Pubco and the Merger Subs is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of Pubco and the Merger Subs has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco, Merger Sub 1 and Merger Sub 2 is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to Purchaser and the Company accurate and complete copies of the Organizational Documents of Pubco and the Merger Subs, each as currently in effect. Neither Pubco nor Merger Sub 1 or Merger Sub 2 is in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. Subject to filing the Amended Pubco Charter, each of Pubco and Merger Subs has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholders of Pubco and Merger Subs and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement (including the filing of the Amended Pubco Charter), on the part of Pubco or either Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco or either Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco or either Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which it is a party or the consummation by such Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement, including the Amended Pubco Charter, (c) any filings required with NYSE or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

3.4 Non-Contravention. The execution and delivery by Pubco and Merger Subs of this Agreement and each Ancillary Document to which it is a party, the consummation by such Party of the transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended Pubco Charter, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Pubco or either Merger Sub.

3.5 Capitalization.

(a) As of the date of this Agreement, (i) Pubco is authorized to issue 1 Pubco Class A Ordinary Share, which 1 Class A Pubco Ordinary Share is issued and outstanding, and owned by the Company, (ii) Merger Sub 1 is authorized to issue 1,000 Merger Sub 1 Ordinary Shares, of which 1,000 shares are issued and outstanding, and all of which are owned by Pubco and (iii) Merger Sub 2 is authorized to issue 1,000 Merger Sub 2 Ordinary Shares, of which 1,000 shares are issued and outstanding, and all of which are owned by Pubco. All such issued and outstanding Shares have been, or will be prior to such issuance, duly authorized, validly issued, fully paid and nonassessable and not subject to or issues issued in violation of any purchase option, right of first refusal, preemptive right, subscription right, call option or any similar right. No other shares or other equity interests of the Merger Subs or Pubco are issued, reserved for issuance or outstanding. Prior to giving effect to the transactions contemplated by this Agreement, other than Merger Sub 1 and Merger Sub 2, Pubco does not have any Subsidiaries or own any equity interests in any other Person and prior to giving effect to the transactions contemplated by this Agreement, the Merger Subs do not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in their respective Organizational Documents, Pubco and the Merger Subs (i) have no obligation to issue, sell or transfer any equity securities of the Merger Subs or Pubco, (ii) are not party or subject to any contract that affects or relates to voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any equity interests of the Merger Subs or Pubco, (iii) have not granted any registration rights or information rights to any other Person other than parties to the Registration Rights Agreement and the PIPE investors, (iv) have not granted any phantom shares and there are no voting or similar agreements entered into by the Merger Subs or Pubco which relate to their respective capital or equity interests (v) have no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for voting interests of Pubco or equity interests of Pubco and the Merger Subs) with the owners or holders of Pubco or the Merger Subs on any matter or any agreements to issues such bonds, debentures, notes or other obligations and (vi) have no outstanding contractual obligations to provide funds to, or make any investment (other than the Transactions contemplated herein) in, any other Person.

3.6 Pubco and Merger Subs Activities. Since their formation, Pubco and Merger Subs have not engaged in any business activities other than as contemplated by this Agreement, do not own or control, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of Merger Subs) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Transactions, and, as of the date of this Agreement, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and Merger Subs are not party to or bound by any Contract.

3.7 Compliance with Laws. Neither Pubco, nor the Merger Subs, is, or since the date of its formation, has not been, in conflict or non-compliance with, or in default or violation of, any Laws applicable to it. Neither Pubco, nor the Merger Subs, has, since the date of its formation, received any written or, to the Knowledge of the Company, oral notice of, is under investigation with respect to, any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or was bound.

3.8 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Company, threatened Action to which Pubco or either Merger Sub is subject and no such Action has been brought or, to the Knowledge of the Company, threatened since the date of its respective formation. There is no Action that Pubco or either Merger Sub has pending against any other Person. Neither Pubco, nor either Merger Sub, is subject to any Orders of any Governmental Authority, nor, to the Knowledge of the Company, are any such Orders pending and no such Order has been brought or, to the Knowledge of the Company, has been threatened since the date of its respective formation. Pubco and the Merger Subs hold all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect.

3.9 Transactions with Related Persons. Except as set forth on Schedule 3.9 of the Company Disclosure Schedules, there are no transactions, Contracts or understandings between Pubco, Merger Sub 1 or Merger Sub 2, on the one hand, and any Related Person of such party, on the other hand, either (a) currently in effect or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

3.10 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Pubco or either Merger Sub.

3.11 Investment Company Act. Each of Pubco and the Merger Subs is not an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meanings of the Investment Company Act.

3.12 Intended Tax Treatment. Merger Sub 1 has elected or will elect to be disregarded as an entity separate from Pubco for U.S. federal income tax purposes as of the effective date of its formation and have not subsequently changed such classification. Neither Pubco nor either Merger Sub has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

3.13 Information Supplied. None of the information supplied or to be supplied by Pubco or either Merger Sub expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco or either Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither Pubco nor Merger Subs makes any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, the Target Companies or any of their respective Affiliates.

3.14 Independent Investigation. Each of Pubco and Merger Subs has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies and Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and Purchaser for such purpose. Each of Pubco and the Merger Subs acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and Purchaser set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the Purchaser Disclosure Schedules) and in any certificate delivered to Pubco or either Merger Sub pursuant hereto or Purchaser for the Registration Statement; and (b) none of the Company, Purchaser or their respective Representatives have made any representation or warranty as to the Target Companies, Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the Purchaser Disclosure Schedules) or in any certificate delivered to Pubco or either Merger Sub pursuant hereto.

3.15 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, THE COMPANY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III, NEITHER PUBCO NOR MERGER SUBS OR ANY OTHER PERSON MAKES, AND PUBCO AND MERGER SUBS EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF PUBCO AND MERGER SUBS THAT HAVE BEEN MADE AVAILABLE TO PURCHASER OR THE COMPANY OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF PUBCO AND MERGER SUBS BY THE MANAGEMENT OF PUBCO AND MERGER SUBS OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY PURCHASER AND THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING

MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY PUBCO AND MERGER SUBS ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF PUBCO AND MERGER SUBS, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY PURCHASER AND THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Purchaser on the date of this Agreement (the “Company Disclosure Schedules”), each section of which qualifies the correspondingly numbered representation or warranty specified therein and such other representation or warranty where its relevance as an exception to (or disclosure for purposes of) such other representation or warranty is reasonably apparent on the face of such disclosure, the Company hereby represents and warrants to Purchaser, Pubco, Merger Sub 1 and Merger Sub 2, as of the date of this Agreement and as of the Initial Closing and the Acquisition Closing as follows:

4.1 Organization and Standing. The Company is a company duly organized, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate or other entity power and authority to own, lease and operate its properties and assets and to carry on its business as being conducted on the date of this Agreement. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own, lease and operate its properties and assets and to carry on its business as being conducted as of the date of this Agreement. Each Target Company is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except if the failure to be so qualified or licensed or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Schedule 4.1 list all jurisdictions in which any Target Company is so licensed to conduct business. The Company has made available to Purchaser accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect as of the date of this Agreement. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to the Required Company Shareholder Approval. Assuming that the Required Company Shareholder Approval has been obtained, the execution and delivery of this Agreement and each Ancillary Document to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company (as applicable) in accordance with the Company’s Organizational Documents, the Cayman Act and any other applicable Law, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is a party shall be, when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto and the obtainment of the Required Company Shareholder Approval, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Capitalization.

(a) The authorized share capital of the Company is: (i) $250,000 divided into 250,000,000 Class A common shares of a par value of $0.001 each (the “Company Class A Common Shares”), (ii) $250,000 divided into 250,000,000 Class B preference shares of a par value of $0.001 each (the “Company Class B Preference Shares”) and (iii) $1,000,000 divided into 1,000,000,000 Class C common shares of a par value of $0.001 each (the “Company Class C Common Shares”). The issued and outstanding capital shares of the Company as of the date of this Agreement consists of 225,000,000 Company Class A Common Shares, 73,102,968 Company Class B Preference Shares and no Company Class C Common Shares, and there are no other authorized, issued or outstanding equity interests of the Company. All of the outstanding shares and other equity interests of the Company (i) have been duly authorized and validly issued, are fully paid and non-assessable, (ii) except as set out in the Company’s Organizational Documents, are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Act, any other applicable Law or any Contract to which the Company is a party or by which the Company is bound and (iii) as of the date of this Agreement are owned legally and of record by the Persons set forth on Schedule 4.3(a) of the Company Disclosure Schedules. None of the outstanding Company Shares has been issued in violation of any applicable securities Laws. The Company does not, directly or indirectly, hold any of its shares or other equity interests in treasury. The only Company Shares that will be issued and outstanding immediately after the Acquisition Closing will be the Company Shares owned by Pubco.

(b) As of the date of this Agreement, the Company has reserved 25,000,000 Company Class C Common Shares for issuance to, among others, officers, directors, employees and consultants of the Company pursuant to the Company Equity Plan, which was duly adopted by the Company’s board of directors and approved by the Company’s shareholders. As of the date of this Agreement, of such Company Class C Common Shares reserved for issuance under the Company Equity Plan, (x) 7,864,202 of such shares are reserved for issuance upon exercise of currently outstanding Company Options and Company RSUs granted under the Company Equity Plan, (y) none of such shares are currently issued and outstanding that were issued upon exercise of options previously granted under the Company Equity Plan, and (z) 17,135,798 of such shares remain available for future awards permitted under the Company Equity Plan. The Company has made available to Purchaser a true and complete schedule setting forth each outstanding Company Option and Company RSU granted under the Company Equity Plan as of the date of this Agreement and, as applicable: (a) the name of the holder of such grant; (b) the number of shares of Company Common Stock subject to such grant; (c) the exercise price (or similar economic term) of such grant; (d) the applicable vesting schedule of such grant; and (e) the date on which such grant expires.

(c) Other than the Company Shares, the Company Options and the Company RSUs or except as set forth in the Company’s Organizational Documents or Schedule 4.3(c) of the Company Disclosure Schedules, there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents) (A) relating to the issued or unissued securities of the Company or (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for any capital shares. Other than as expressly set forth in this Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or shares of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Schedule 4.3(c) of the Company Disclosure Schedules, there are no shareholders agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of the Company’s equity interests. Except as contemplated by this Agreement, as a result of the consummation of the transactions contemplated by this

Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(d) Except as disclosed in the Company Financials or as set forth on Schedule 4.3(d) of the Company Disclosure Schedules, since the date of its formation, no Target Company has declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of such Target Company, and the board of directors of such Target Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 of the Company Disclosure Schedules contains a complete and accurate list of each Subsidiary of the Company as of the date of this Agreement and, with respect to each Subsidiary, (a) its name and jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), and (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or applicable securities Laws). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. As of the date of this Agreement, except for the equity interests of the Subsidiaries listed on Schedule 4.4 of the Company Disclosure Schedules, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5 of the Company Disclosure Schedules, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws, (c) any filings required with NYSE or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6 of the Company Disclosure Schedules, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is a party, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate, or constitute a default under, any provision of such Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Target Company under, (viii) give rise to any obligation to provide notice to, or obtain any third party Consent from, any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

4.7 Financial Statements.

(a) Schedule 4.7(a) of the Company Disclosure Schedules contains true and correct copies of the Audited Financial Statements and the Interim Financial Statements. The Audited Financial Statements and the Interim Financial Statements (A) were prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (B) were prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), and (C) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations of the Target Companies for the periods indicated, except that the Interim Financial Statements (x) are subject to normal year-end adjustments and (y) do not include footnotes required under IFRS. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) The PCAOB Audited Financial Statements when delivered by the Company in accordance with Section 5.20 will, when so delivered, (A) be prepared from the books and records of the Target Companies as of the times and for the periods referred to therein, (B) be prepared in accordance with IFRS, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), and (C) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated.

(c) No Target Company is subject to any Liabilities, except (i) as set forth on the consolidated balance sheet of the Company and its Subsidiaries as of the Interim Balance Sheet Date contained in the Company Financials, (ii) as set forth on Schedule 4.7(c) of the Company Disclosure Schedules, (iii) for Liabilities incurred after the Interim Balance Sheet Date in the Ordinary Course of Business, which Liabilities are not, individually or in the aggregate, material to the Target Companies taken as a whole, and (iv) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8 of the Company Disclosure Schedules or for actions expressly contemplated by this Agreement or the Contribution Agreement, since the date of its formation to the date of this Agreement, each Target Company has (a) conducted its business in the Ordinary Course of Business, and (b) not been subject to a Material Adverse Effect.

4.9 Compliance with Laws. Except as set forth on Schedule 4.9 of the Company Disclosure Schedules, no Target Company is, or since the date of its formation, has been, in conflict or non-compliance with, or in default or violation of, any Laws applicable to it or the conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to result in Liabilities that are material to the Target Companies taken as a whole. No Target Company has, since the date of its formation, received any written or, to the Knowledge of the Company, oral notice that it is under investigation with respect to, any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or was bound, except as would not, individually or in the aggregate, reasonably be expected to result in Liabilities that are material to the Target Companies taken as a whole.

4.10 Company Permits. Each Target Company (and, to the Knowledge of the Company, its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct its business as conducted as of the date of this Agreement and to own, lease and operate its assets and properties (collectively, the “Company Permits”), all of which are in full force and effect, except where the failure to hold such Company Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Schedule 4.10 of the Company Disclosure Schedules correctly lists each material Company Permit, together with the name of the Government Authority issuing the same. No Target Company is in violation of the terms of any Company Permit except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Since the date of its formation, no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. None of the Company Permits will, assuming the related third party consent has been obtained or waived prior to the Closing Date, if applicable, be terminated or become terminable as a result of the transactions contemplated hereby.

4.11 Litigation. Except as described on Schedule 4.11 of the Company Disclosure Schedules, as of the date of this Agreement, there is no material (a) Action of any nature currently pending or, to the Knowledge of the Company, threatened (and no such Action has been brought or, to the Knowledge of the Company, threatened since the date of its formation), including any proceeding relating to any Target Company’s information privacy or data security practices relating to personal information of consumers, including with respect to the access, disclosure or use of personal information maintained by or on behalf of any Target Company or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since the date of its formation, in either case of (a) or (b), against any Target Company, or its directors or officers (in their capacity as such) or its business or assets or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transaction contemplated hereby or by any Ancillary Document. Except for proceedings involving traffic, speeding or similarly immaterial violations, since the date of its formation, none of the officers, senior management or directors of any Target Company has been subject to any proceeding with a Government Authority, including indictment for, arrest for, or conviction of any felony or any crime involving fraud.

4.12 Material Contracts.

(a) Schedule 4.12(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of, and the Company has made available to Purchaser true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound (each Contract required to be set forth on Schedule 4.12(a) of the Company Disclosure Schedules, a “Company Material Contract”) that:

(i) contains covenants that limit in any material respect the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, non-wholly-owned limited liability company or other similar agreement or arrangement, or involving the sharing of profits or losses;

(iii) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $5 million;

(iv) involves the lease, license, sale, use acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or assets with an aggregate value in excess of $5 million (other than in the Ordinary Course of Business) or shares or other equity interests of any Target Company or another Person;

(v) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or assets with a value above $5 million or the sale of any Target Company or its business or assets with a value above $5 million;

(vi) by its terms, individually or with all related Contracts, requires aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $5 million per year or $5 million in the aggregate;

(vii) obligates the Target Companies to (A) provide a guarantee of obligations of a third party after the date of this Agreement in excess of $5 million or (B) indemnification arrangements and other hold harmless arrangements made or provided by any Target Company to a third party, in each case, other than those incurred in the Ordinary Course of Business;

(viii) obligates the Target Companies to make any capital commitment or expenditure in excess of $5 million (including pursuant to any joint venture);

(ix) relates to the waiver, compromise, conciliation, settlement or similar resolution of any Action under which any Target Company has material outstanding obligations (other than customary confidentiality or non-disparagement obligations);

(x) is an employment or engagement Contract with any officer, director, employee or individual independent contractor of any Target Company under which any Target Company (A) has continuing obligations for payment of annual base compensation of at least $2,500,000, or (B) has severance or post-termination obligations in excess of $2,500,000 as measured as of the date of this Agreement;

(xi) relates to the voting or control of the equity interests of the Target Companies or the election of directors of the Target Company (other than the Organizational Documents of the Target Companies);

(xii) can be terminated, or the provisions of which can be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Ancillary Document to which any Target Company is a party;

(xiii) relates to benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or independent contractor of any Target Company that will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xiv) is between any Target Company, on one hand, and any Related Person, on the other hand; and

(xv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.

(b) Except as disclosed in Schedule 4.12(b) of the Company Disclosure Schedules, with respect to each Company Material Contract: (i) such Company Material Contract was entered into at arms’ length and in the

Ordinary Course of Business; (ii) such Company Material Contract is legal, valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iv) the applicable Target Company has duly performed all of its material obligations under each Company Material Contract to which it is a party to the extent that such obligations to perform have accrued and no Target Company is in material breach or default, and to the Knowledge of the Company, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; and (v) to the Knowledge of the Company, no other party to such Company Material Contract is in material breach or default, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) of the Company Disclosure Schedules sets forth, as of the date of this Agreement all Patents and Patent applications, trademarks and service mark registrations and applications, copyright registrations and applications and registered Internet Assets owned by, registered or issued to, or applied for in the name of a Target Company (“Company Registered IP”), specifying as to each item, as applicable: (A) the title of the item, if applicable, (B) the owner, registrant, or applicant (as applicable) of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates. Schedule 4.13(a)(ii) of the Company Disclosure Schedules sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions that are material to the Target Companies’ businesses as conducted as of the date of this Agreement (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” “open source software” and “off the shelf” software agreements and other agreements for Software that is available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $200,000 per year for any such item of Software or group of related items of Software, which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any material Intellectual Property. Each Target Company owns, free and clear of all Liens (other than Permitted Liens) each item of Company Registered IP that is claimed to be owned by, registered in the name of, issued to, or applied for in the name of, such Target Company as set forth in Schedule 4.13(a)(i) of the Company Disclosure Schedules. Except as set forth on Schedule 4.13(a)(iii) of the Company Disclosure Schedules, all material Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, except for fees and costs payable to file, apply for, register, patent or maintain Company Registered IP.

(b) Each Target Company has a valid and enforceable license to use all material Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. Other than Company IP and Intellectual Property provided or contemplated to be provided under the Master Services Agreement, the Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions for material Intellectual Property necessary to operate the Target Companies as conducted as of the date of this Agreement. Each Target Company has performed all material obligations imposed on it in the applicable Company IP Licenses, has made all material payments required under the applicable Company IP Licenses to date, and such Target Company is not in material breach or material default thereunder. All Software developed by or for a Target Company specifically for the cryptocurrency exchange business as described in the Business Plan (the “Material Software”) is either owned by a Target Company, will be provided to a Target Company pursuant to the Master Services Agreement, or is otherwise used pursuant to a valid license or other enforceable right (including any applicable Open Source Software License). Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect: (x) none of the Software used in the business of any of the Target Companies is a “bootleg” version or unauthorized copy; and (y) to the Knowledge of the Company, no such unauthorized Software is used in the business of any Target Company. The Material Software and other information technology that is material to the operation of the businesses of the Target Companies as conducted as of the date of this Agreement: (i) are in satisfactory working order (apart from any that is under development); and (ii) have reasonable security, backups, disaster recovery arrangements, and hardware and software support.

(c) None of the material Company Registered IP, or other Intellectual Property material to the businesses of the Target Companies as conducted as of the date of this Agreement and owned or claimed to be owned by the any Target Company (collectively, “Company IP”) (i) are subject to any action challenging the validity, enforceability, or ownership of such Intellectual Property before any Government Authority or arbitration entity, and (ii) to the Knowledge of the Company are or have been subject to any written threats or claims of estoppel, invalidity, or other unenforceability. All rights in such Company IP are fully vested with the Company (either directly or by virtue of its ownership of a Target Company, and in the case of applied-for Intellectual Property such vesting is subject to successful completion of registration and issuance by the applicable Governmental Authority). Without limitation on the preceding representations and warranties:

(i) No proceeding or action before any Governmental Authority is pending or, to the Knowledge of the Company, threatened in writing against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any Company IP.

(ii) During the past five (5) years, no Target Company or, to the Knowledge of the Company, its Predecessor, has received any written notice or claim asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person in material respects is occurring or has occurred, in each case, as a consequence of the material business activities of any Target Company.

(iii) There are no Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any material Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in any material respects in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Company IP that would restrict the conduct of the business of a Target Company in any material respect.

(iv) To the Knowledge of the Company, no Target Company is currently infringing as of the date of this Agreement, or has, in the past five (5) years,: (x) infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect that is reasonably likely to result in a material liability to any of the Target Companies, nor (y) been the subject of any written and unresolved material claim of misappropriation or violation of any Intellectual Property of another Person in any material respect.

(v) Except with respect to Software that has been made available by a Target Company or its Predecessor under an Open Source Software License, none of the Material Software with respect to which copyrights are included in the Company IP is subject to any term or condition of an Open Source Software License that as used by a Target Company requires or purports to require release of such source code to third parties.

(vi) To the Company’s Knowledge, no third party is infringing upon, misappropriating or otherwise violating any Company IP in any material respect.

(d) All employees and independent contractors of a Target Company or its Predecessors(s) who develop or developed Material Software have assigned to such Target Company (or its Predecessor, as applicable) material Intellectual Property arising from the services performed for a Target Company by such

Persons that is included in the Company IP. To the Knowledge of the Company, no current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any material Intellectual Property owned by a Target Company. The Company has made available to Purchaser true and complete copies of templates of written Contracts used by the Target Companies, and it is the policy of the Target Companies to require all employees and independent contractors of a Target Company engaged in development of Material Software to sign such agreements or agreements containing similar provisions for the assignment of Intellectual Property rights developed for such Target Company, and to the Knowledge of the Company, all such employee and independent contractors have signed such agreements. Excluding Software licensed under an Open Source Software License, each Target Company has taken commercially reasonable security measures for the purposes of protecting the secrecy and confidentiality of the material Trade Secrets included in Company IP.

(e) To the Knowledge of the Company, during the past three (3) years, (i) no Person has obtained unauthorized access to third party personal information and data regarding individuals that are protected by applicable data privacy Law, in the possession of a Target Company and material to the businesses of Target Companies as conducted as of the date of this Agreement, and (ii) nor has there been any other material compromise of the security, confidentiality or integrity of such information or data.

(f) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, the consummation of any of the transactions contemplated by this Agreement will not result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments by a Target Company under, or release of source code for software included in Company IP because of: (i) any Contract providing for the license granted by a Target Company to a third party to use Intellectual Property owned by a Target Company, or (ii) any Company IP License. Except as would not result in Liabilities that are material to the Target Companies taken as a whole, following the Acquisition Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same or similar extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

(g) Notwithstanding anything to the contrary herein, the representations and warranties in this Section 4.13 and Schedule 4.13 are the sole and exclusive representations and warranties of the Company concerning Intellectual Property matters.

4.14 Privacy and Data Security.

(a) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, to the extent that a Target Company collects any personally identifiable information (“PII”) from third party individual persons as of the date of this Agreement, such Target Company has a privacy policy (which may be a group wide policy covering affiliated entities) regarding the collection, use and disclosure of such PII in connection with the operation of the its business as conducted as of the date of this Agreement, and each Target Company is and has been in compliance with any such privacy policy applicable to it.

(b) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, all Target Companies have complied at all times in all respects with all applicable Laws regarding the collection, retention, use and protection of personal information. There is no claim pending or threatened in writing against any Target Company regarding any violation of or noncompliance with such applicable Laws.

(c) Except as would not result in Liabilities that are material to the Target Companies taken as a whole, the Target Companies are in compliance with the terms of all contracts to which such Target Company or Target

Companies are a party related to data privacy, security or breach notification (including provisions that impose conditions or restrictions on the collection, use, disclosure, transmission, destruction, maintenance, storage or safeguarding of personal information).

(d) To the Knowledge of the Company, none of the Target Companies have experienced any loss, damage, or unauthorized access, disclosure, use or breach of security of any PII in their possession, custody or control, or otherwise held or processed on their behalf.

(e) To the Knowledge of the Company, in the last three (3) years, there has been no unauthorized material access, intrusion or breach of security, or material failure, breakdown, performance reduction or other adverse event affecting any of the Target Company’s systems, that has caused or could reasonably be expected to cause any: (i) material disruption of or interruption in or to the use of such systems or the conduct of the business of any Target Company ; or (ii) material loss, destruction, damage or harm to any Target Company or any of their material operations, personnel, property or other material assets. Each Target Company has taken reasonable actions, consistent with industry practices, to protect the integrity and security of the Target Company’s systems and the data and other information stored thereon.

4.15 Taxes and Returns.

(a) Schedule 4.15(a) of the Company Disclosure Schedules sets forth each jurisdiction where any Target Company files or, to the Knowledge of the Company, is required to file a Tax Return.

(b) No Target Company has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(c) No Target Company has been or will be required to include any amount in income after the Acquisition Closing by reason of Section 965(a) of the Code, or has made an election described in Section 965(h) of the Code.

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes and there are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside of the ordinary course of business.

(f) No Target Company is, or ever has ever been, a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(g) No Target Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Target Company or any of its current Affiliates) or a member of any other consolidated, combined, unitary or affiliated group of corporations for any Tax purpose, or (ii) has any material Liability for the Taxes of any Person (other than a Target Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract the principal purpose of which does not relate to Taxes).

(h) No Target Company has any material Liability for the Taxes of another Person (other than another Target Company) as a transferee or successor or by contract (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes).

(i) No Target Company has taken or agreed to take any action not contemplated by this Agreement and/or any Ancillary Document that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment. To the Knowledge of the Company and any Target Company, no facts or circumstances exist that could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment.

(j) No Target Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(k) Since the date of its formation, each Target Company has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(l) No Target Company will be required to include any material item of income in, or exclude any material item or deduction from, taxable income for any taxable period beginning after the Closing Date or, in the case of any taxable period beginning on or before and ending after the Closing Date, the portion of such period beginning after the Closing Date, as a result of: (i) an installment sale or open transaction disposition that occurred on or prior to the Closing Date other than in the ordinary course of business; (ii) any change in method of accounting on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of U.S. state, local or non-U.S. Law); (iii) any prepaid amount received or deferred revenue recognized on or prior to the Closing Date, other than in respect of such amounts reflected in the balance sheet included in the Interim Financial Statements, or received in the Ordinary Course of Business since the Interim Balance Sheet Date; (iv) to the Target Company’s Knowledge, any intercompany transaction described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of U.S. state or local Law); any closing agreement pursuant to Section 7121 of the Code or any similar provision of U.S. state, local or non-U.S. Law or (v) an election under 108(i) of the Code.

(m) Except as would not reasonably be expected to delay or have a lasting impact on the ability of the Target Companies, taken as a whole, to implement the Business Plan in all material respects:

(i) Each Target Company has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established in accordance with IFRS.

(ii) The Target Companies have complied in all respects with all Laws relating to the withholding and remittance of all amounts of Taxes, and all amounts of Taxes required by any Law to be withheld by the Target Companies have been withheld and paid over to the appropriate Governmental Entity.

(iii) Within the last five (5) years, no claim has been made by any Governmental Entity in a jurisdiction in which any Target Company does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction.

(iv) There are no claims, assessments, audits, examinations, investigations or other Actions pending against any Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against such Target Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with IFRS).

(v) No Target Company has received any written or, to the Knowledge of the Company, other communication from a taxing authority alleging that such Target Company (x) should be classified as having a permanent establishment (within the meaning of an applicable Tax treaty), or (y) otherwise has an office, fixed place of business, trade or business, or taxable presence in a country other than the country in which it is organized.

(vi) Each Target Company is registered for the purposes of sales, use, value added or similar Taxes in the jurisdiction where such Target Company is organized to the extent such registration is required by Law, in each case, in all respects, and each Target Company has complied in all material respects with all Laws relating to such Taxes. No Target Company has received a written communication from any taxing authority in a jurisdiction where such Target Company has not registered for sales, use, value added or similar Taxes alleging that such Target Company is required to register for such Taxes in such jurisdiction.

(vii) Each Target Company is in compliance in all respects with all applicable transfer pricing laws and regulations.

(viii) No Target Company is currently as of the date of this Agreement being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally, by any Tax authority that any such audit is contemplated or pending.

(n) Notwithstanding anything to the contrary herein, the representations and warranties in this Section 4.15 and Section 4.19 are the sole and exclusive representations and warranties of the Company concerning Tax matters.

4.16 Title; Real Property.

(a) Except with respect to Intellectual Property (which is addressed by Section 4.13) and the Digital Assets (which are addressed by Section 4.17, (i) the Target Companies have good, valid and marketable title in and to, or in the case of the Personal Property or assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their Personal Property and assets reflected on the Interim Financial Statements or acquired after the date of the Interim Financial Statements, and (ii) no such Personal Property or asset is subject to any Liens other than Permitted Liens.

(b) Schedule 4.16 of the Company Disclosure Schedules contains a complete and accurate list as of the date of this Agreement of all premises currently leased or subleased by a Target Company for the operation of the business of a Target Company, and of all current leases as of the date of this Agreement related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”). The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms, and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received any written notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.17 Ownership of Digital Assets. As of the date of this Agreement, the Target Companies own and have the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents (collectively, “Digital Assets”) set forth on Schedule 4.17(i) of the Company Disclosure Schedules, free and clear of all Liens except for Permitted Liens; provided, however, that such ownership and exclusive ability to control Digital Assets is subject to the continued existence, validity, legality, governance and public availability of the relevant blockchains. Except as set forth on Schedule 4.17(ii) of the Company Disclosure Schedules, the Target Companies and their Predecessors have taken no actions where any of them owns a substantial portion of all outstanding tokens in the then existing issued and circulating supply of such tokens on a blockchain to effectuate change through the governance process of that relevant blockchain that could reasonably foreseeably disrupt the continued existence, validity, legality, governance or public availability of the relevant blockchains.

4.18 Employee and Labor Matters.

(a) The Target Companies have for the last three (3) years materially complied, and are in material compliance with, all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours, including those relating to discrimination, harassment, retaliation, leaves of absence, payroll and withholding taxes, immigration, occupational safety and health in the workplace (including applicable workplace orders regarding COVID-19), hours of work, payment of wages and overtime, meal and rest periods, notice and severance obligations, and termination of employment (the “Labor Laws”). As of the date of this Agreement, no Target Company employs or has agreed to employ any Person who is not permitted to work in the jurisdiction in which such Person was employed. None of the Target Companies has any direct or indirect material liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, or as an “exempt” employee rather than a “non-exempt” employee (within the meaning of the Fair Labor Standards Act of 1938 or comparable state law).

(b) The Company has provided to Purchaser, in each case, as of June 30, 2021, (i) a true and complete list of each individual whose employment (as well as all associated Liabilities, including, but not limited to, paid to off) will transfer to the Target Companies prior to, at or following the Closing in accordance with the Contribution Agreement, together with all of the Target Companies’ employees; (ii) the base compensation of each such employee; (iii) each such employee’s eligibility for bonus, commissions, or other incentive pay; (iv) the job title of each such employee; (v) the work location of each such employee; and (vi) the classification of each such employee as exempt or non-exempt for purposes of applicable wage payment Laws (if any). The final list shall be provided to Purchaser no later than seven (7) days prior to the Closing.

(c) Schedule 4.18(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) a true and complete list of all of the Target Companies’ contractors or consultants who are providing services on an individual basis; and (ii) a description of fees and services for each such consultant or contractor.

(d) There are no charges, audits, investigations, grievances, or complaint proceedings pending, or, to the Knowledge of the Company, threatened, against the Target Companies before any worker’s compensation board or any international, federal, state, or local agency responsible for the prevention of unlawful employment, occupational safety and health, or wage and hour practices. To the Knowledge of the Company, no Target Company has received notice from any governmental agency evidencing its intent to conduct an audit or an investigation relating to any employees or employment law compliance, occupational safety, or wage payment practices, and no such investigations are as of the date of this Agreement currently in progress.

(e) No Target Company is a party to any collective bargaining agreement or other Contract with any labor union, works council, employee association, or other labor organization. There has not been any actual or, to the Knowledge of the Company, threatened strike, lockout, or other material labor dispute against any Target Company since the date of its formation. There is no unfair labor practice, charge or complaint pending, unresolved or, to the Knowledge of the Company, threatened before the National Labor Relations Board. There are no grievance or arbitration proceedings against any Target Company pending or, to the Knowledge of the Company, threatened.

4.19 Benefit Plans.

(a) Set forth on Schedule 4.19(a) of the Company Disclosure Schedules is a true and complete list of each Foreign Plan and Benefit Plan maintained, sponsored or contributed to by a Target Company or with respect to which a Target Company has any Liability (each, a “Company Benefit Plan”).

(b) The Company has made available to Purchaser, if applicable, copies of (i) the current plan document for each Company Benefit Plan (or a written summary if a plan document is not available) and any amendments thereto, and any related insurance policies, trust agreements and other funding arrangements, (ii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required and any summary of material modifications thereto, (iii) the most recent favorable determination, opinion or advisory letter, as applicable, from the IRS with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, (iv) the three (3) most recent annual reports (Form 5500 series) with respect to any Company Benefit Plan, (v) the most recent financial statements with respect to any Company Benefit Plan, (vi) all notices that were issued by, or non-routine correspondence received from, the IRS, U.S. Department of Labor, or any other Governmental Entity with respect to any Company Benefit Plan within the last three years, and (vii) any material associated administrative agreements with respect to any Company Benefit Plan, in each case, as of the date of this Agreement.

(c) Each Company Benefit Plan has been adopted, established, registered (where required) administered, maintained and operated in material compliance with its terms and the requirements of applicable Law. Each Company Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) or is in the form of a prototype or volume submitter plan with respect to which the IRS has issued a favorable opinion or advisory letter, as applicable, and to the Knowledge of the Company, no event has occurred and no condition exists that would reasonably be expected to result in the loss of any such qualified status of such Company Benefit Plan. All contributions or premiums required to be remitted by the applicable Target Company under the terms of each Company Benefit Plan, or by applicable Law, have been remitted in a timely fashion in accordance with applicable Law and the terms of the applicable Company Benefit Plan, and all Liabilities of the Target Companies related to all Company Benefit Plans have been fully and accurately disclosed in accordance with applicable accounting principles. No Target Company nor any ERISA Affiliate has incurred or is reasonably expected to incur any Liability for any Tax imposed under Chapter 43 of the Code or civil Liability under Section 502(i) or (l) of ERISA.

(d) No Company Benefit Plan is a (i) “defined benefit plan” (as defined in Section 3(35) of ERISA) or “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), in each case, that is or was subject to Section 412 of the Code or Title IV of ERISA, (ii) multiple employer plan described in Section 413(b) or (c) of the Code or Section 210 of ERISA, (iii) nonqualified deferred compensation plan within the meaning of Section 409A(d)(1) of the Code, (iv) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA (whether or not subject thereto), (v) provides medical or life insurance benefits beyond termination of employment, except as required by applicable Law or until the end of the month of termination, or (vi) provides for any reimbursement, indemnity or gross-up to compensate an employee for any Tax Liability. No Target Company has any Liability under Title IV of ERISA or on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(e) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any director, employee or individual independent contractor of a Target Company to severance pay or other payment, benefits or compensation under any Company Benefit Plan; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, employee or individual independent contractor of a Target Company; (iii) give rise to any forgiveness of indebtedness of any director, employee or individual independent contractor of a Target Company for amounts due or owing to a Target Company; (iv) cause any Target Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, or (v) result in an excess parachute payment (within the meaning of Section 280G of the Code) or limit the Tax deductibility of any amount payable under any Company Benefit Plan by operation of Section 280G.

(f) There are no pending audits or investigations by any Governmental Authority involving any Company Benefit Plan and, to the Knowledge of the Company, no threatened or pending material claims (except for individual claims for benefits payable in the normal operations of the Company Benefit Plans, as applicable), suits or proceedings involving any Company Benefit Plan, nor, to the Knowledge of the Company, are there any facts which could reasonably give rise to any material liability in the event of any such audit, investigation, claim, suit or proceeding.

4.20 Transactions with Related Persons. Except as set forth on Schedule 4.20 of the Company Disclosure Schedules, there are no Contracts or understandings between or binding on any Target Company or its Predecessor, on the one hand, and any Related Person of any Target Company, on the other hand, either (a) currently in effect or binding on any Target Company or its Predecessor or (b) that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act (treating for purposes of this Section 4.20, each Target Company as an issuer of securities for which a Securities Act registration statement is required to be filed and/or an issuer of securities with respect to which an Exchange Act registration statement or report is required to be filed).

4.21 Certain Business Practices.

(a) Since the date of its formation, no Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. Since the date of its formation, no Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has directly or, knowingly, indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or any other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) Since the date of its formation, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions that govern the operations of the Target Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction on the Target Companies, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors, officers or employees, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently, or has been in the last five (5) years, (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine); or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and no Target Company has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State since the date of its formation.

4.22 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.

4.23 Finders and Brokers. Except as set forth in Schedule 4.23 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Target Company.

4.24 Insurance. Schedule 4.24 of the Company Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by any Target Company relating to such Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the applicable Target Company is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Company, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. Except as set forth on Schedule 4.24 of the Company Disclosure Schedules, there have been no insurance claims made by the Target Companies. Each Target Company has reported to its insurers all material claims and pending circumstances that would reasonably be expected to result in a claim.

4.25 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or its Affiliates.

4.26 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser, Pubco and the Merger Subs and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser, Pubco and the Merger Subs for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Purchaser, Pubco and the Merger Subs set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of Purchaser, Pubco or either Merger Sub for the Registration Statement; and (b) none of Purchaser, Pubco, Merger Subs or their respective Representatives have made any representation or warranty as to Purchaser, Pubco or Merger Subs or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to Company pursuant hereto.

4.27 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY

EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO PURCHASER OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY PURCHASER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY PURCHASER IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ANCILLARY DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

ARTICLE V

COVENANTS

5.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing Date (the “Interim Period”), subject to Section 5.9, each of the Target Companies, Pubco and the Merger Subs shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements) of the Target Companies, Pubco, the Merger Subs or their Affiliates as Purchaser or its Representatives may reasonably request regarding the Target Companies, Pubco, the Merger Subs or their Affiliates and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited balance sheets and income statements, a copy of each material report, schedule and other document filed with or received by or from a Governmental Authority, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist) and cause each of the Representatives of the Target Companies, Pubco and the Merger Sub to reasonably cooperate with Purchaser and its Representatives in their investigation, and, except as provided in Section 5.9, the Target Companies, Pubco, Merger Subs or their Affiliates are not required to produce new reports or information that otherwise are not already in existence; provided, however, that Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies, Pubco, the Merger Subs or their Affiliates; provided, further, that (i) such access may be limited to the extent any of the Target Companies, Pubco, the Merger Subs or their Affiliates reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee of any of the Target Companies, Pubco, the Merger Subs or their Affiliates and (ii) nothing in this Agreement shall be deemed to provide Purchaser and its Representatives with the right to have access to any of the offices or information of any of the equityholders of any of the Target Companies, including Block.one, that is not otherwise related to any Target Company or the transactions contemplated by this Agreement or any Ancillary Document. Purchaser hereby agrees that, during the Interim Period, it shall not contact any employee (excluding executive officers), customer, supplier, distributor or other material business relation of any Target Company regarding any Target Company, the business or the transactions contemplated by this Agreement and the Ancillary Documents without the prior written consent of the Company. Notwithstanding the foregoing, the Company shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party, (ii) the disclosure of which would violate any applicable Law or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

(b) During the Interim Period, subject to Section 5.9, Purchaser shall give, and shall cause its Representatives to give, the Company, Pubco, the Merger Subs and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of Purchaser or its Subsidiaries, as the Company, Pubco, the Merger Subs or their respective Representatives may reasonably request regarding Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by or from a Governmental Authority, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if such financial statements or other documents already exist) and cause each of Purchaser’s Representatives to reasonably cooperate with the Company, Pubco and the Merger Subs and their respective Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries; provided, further, that such access may be limited to the extent Purchaser or its Subsidiaries reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee of Purchaser or its Subsidiaries. Notwithstanding the foregoing, Purchaser shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a confidentiality agreement with a third party, (ii) the disclosure of which would violate any applicable Law or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.

5.2 Conduct of Business of the Company, Pubco and the Merger Subs.

(a) Unless Purchaser shall otherwise consent in writing (including e-mail or other forms of electronic communications) (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document or in furtherance of or consistent with the Business Plan, as set forth on Schedule 5.2(a) of the Company Disclosure Schedules, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), the Company, Pubco and the Merger Subs shall, and shall cause their respective Subsidiaries to (i) conduct their respective businesses, in all material respects, in the Ordinary Course of Business which, for the avoidance of doubt, shall include any reasonable actions or omission in response to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures and (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their officers and employees providing services to the Target Companies, and to preserve the possession, control and condition of their respective material assets.

(b) Notwithstanding anything contained herein to the contrary, except as contemplated by this Agreement, any Ancillary Document or in furtherance of or consistent with the Business Plan, as set forth on Schedule 5.2(b) of the Company Disclosure Schedules, as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), during the Interim Period, without the prior written consent (including e-mail or other forms of electronic communications) of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) or with respect to clauses (viii), (x) and (xviii) below as would not in the aggregate result in the Company acquiring or disposing of assets (other than, for the avoidance of doubt, Digital Assets, with respect to which there are no restrictions except (1) as set forth on Schedule 5.2(b) of the Company Disclosure Schedules or (2) with respect to any Digital Assets set forth on the Company Closing Statement) with an aggregate value of more than 10% of the total assets (excluding the value of all of the Digital Assets) reflected in the balance sheet included in the Interim Financial Statements, none of the Company, Pubco or the Merger Subs shall, and each shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any non-cash dividend or other non-cash distribution in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities, or pay any cash dividend or other cash distribution to the extent that such divided or distribution would result in the Closing Company Cash being an amount less than the amount of Closing Company Cash set forth in the Company Closing Statement;

(iv) incur, create, assume or otherwise become liable for any Indebtedness (which for this purpose excludes trade payables or similar obligations) in excess of $20,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the Ordinary Course of Business, which, for each employee, do not exceed $5,000,000 in the aggregate), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $5,000,000 individually or $20,000,000 in the aggregate, in each case, except for Indebtedness for which the Target Companies will not have any liability after the Initial Closing;

(v) make or rescind any material election relating to Taxes, settle any claim or Action relating to Taxes, file any amended Tax Return or claim for refund, take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS;

(vi) transfer or license to any Person other than the license of IP in the Ordinary Course of Business or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP or other Company IP;

(vii) terminate, or waive or assign any material right under, any Company Material Contract;

(viii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the Ordinary Course of Business (provided that, the acquisition of any assets provided by the Block.one group to the Target Companies pursuant to the Contribution Agreement shall not be restricted by this Section 5.2 and, subject to the limitations set forth on Schedule 5.2(b) of the Company Disclosure Schedules, acquisitions of Digital Assets also shall be excluded);

(ix) establish any non-wholly owned Subsidiary;

(x) make any capital expenditures that are not contemplated by the Business Plan (excluding, for the avoidance of doubt, incurring any Company Transaction Expenses), unless such amount has been reserved in the Company Financials;

(xi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $5,000,000 individually or $20,000,000 in the aggregate (excluding the incurrence of any Company Transaction Expenses or any Liability or obligation pursuant to any of the Company Material Contracts);

(xii) amend, modify, supplement, waive or otherwise change, in any material respect, the Business Plan;

(xiii) except in the Ordinary Course of Business, enter into any partnership or joint venture with any Person;

(xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xv) fail to maintain its books, accounts and records in all material respects in the Ordinary Course of Business;

(xvi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are as of the date of this Agreement currently in effect;

(xvii) settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than settlements that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company, Pubco, the Merger Subs or any of their respective Subsidiaries), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xviii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights (subject to the limitations set forth on Schedule 5.2(b) of the Company Disclosure Schedules, other than Digital Assets);

(xix) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xx) enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or Contract with any officer, director, manager, employee, consultant or security holder of any Target Company or any of their Affiliates;

(xxi) commence any Action where the amount claimed exceeds $10,000,000;

(xxii) (A) establish, enter into, adopt, amend, terminate or increase or accelerate the funding, payment or vesting of the compensation or benefits provided under, any Company Benefit Plan or any other benefit or compensation plan, Contract, program, policy, or arrangement that would be a Company Benefit Plan if in effect on the date of this Agreement (except as may be required by the terms of any of the foregoing as in effect on the date of this Agreement), (B) materially increase the aggregate compensation or benefits of, or loan or advance any money or other property to any employee or current or former independent contractor who is a natural person (other than base salary or hourly wage increases in the Ordinary Course of Business), (C) change the key management structure of any Target Company, including the hiring of additional officers or the termination of existing officers (other than for cause), or (D) grant or promise to grant, any bonuses, change in control payments, deferred compensation, severance, retention, equity or equity-based rights, or other compensatory payments or benefits (other than base salary or hourly wages in the Ordinary Course of Business), to any present or former employee, director, officer, or other service provider who is a natural person; or

(xxiii) authorize or agree to do any of the foregoing actions.

5.3 Conduct of Business of Purchaser.

(a) Unless the Company shall otherwise consent in writing (including e-mail or other forms of electronic communications) (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or any Ancillary Document, as set forth on Schedule 5.3(a) of the Purchaser Disclosure Schedules, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice which, for the avoidance of doubt, shall include any actions or omission in response to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures and (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors and officers, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending one or more times, in accordance with the Purchaser Charter and IPO Prospectus, the deadline by which it must complete its Business Combination, and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 5.3(a) and except as contemplated by this Agreement or any Ancillary Document, as set forth on Schedule 5.3(b) of the Purchaser Disclosure Schedules, or as required by applicable Law (including for the avoidance of doubt, any COVID-19 Measures), during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume or otherwise become liable for any Indebtedness, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Purchaser Transaction Expenses incurred in connection with the consummation of the Transactions, up to aggregate additional Indebtedness during the Interim Period of $5 million);

(v) make or rescind any material election relating to Taxes, settle any claim or Action relating to Taxes, file any amended Tax Return or claim for refund, take any action or knowingly fail to take any action where such action or failure could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP; provided, that Purchaser may, without the consent of the Company, change the accounting treatment of Purchaser’s issued and outstanding warrants with respect to the treatment of such warrants as equity rather than liabilities in Purchaser’s financial statements;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser’s ability to consummate the transactions contemplated by this Agreement;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are as of the date of this Agreement currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting Purchaser’s outside auditors; provided that Purchaser may, without the consent of the Company, change the accounting treatment of Purchaser’s issued and outstanding warrants with respect to the treatment of such warrants as equity rather than liabilities in Purchaser’s financial statements;

(xii) waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser or its Subsidiary), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xiv) make any capital expenditures (excluding, for the avoidance of doubt, incurring any Purchaser Transaction Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Mergers);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $1 million individually or $5 million in the aggregate (excluding the incurrence of any Purchaser Transaction Expenses);

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or Contract with any officer, director, manager, employee, consultant or security holder of Purchaser or any of their Affiliates; or

(xx) authorize or agree to do any of the foregoing actions.

5.4 Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its reasonable best efforts prior to the Initial Merger to maintain the listing of the Purchaser Units, the Purchaser Class A Shares and the Purchaser Public Warrants on NYSE; provided, that the Parties acknowledge and agree that from and after the Initial Closing, the Parties intend to list on NYSE only the Pubco Ordinary Shares and the Pubco Public Warrants. It is understood and agreed that any actions or inactions taken by Purchaser, based on advice by its legal counsel or auditors, in connection with the accounting treatment of Purchaser’s issued and outstanding warrants, or any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in Purchaser’s financial statements shall not be a breach of the requirements of this Section 5.4.

5.5 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and Pubco, a transaction (other than the transactions contemplated by this Agreement or with the approval of Purchaser) concerning the sale of (x) all or any material part of the business or assets of such Person or (y) any material amount of the shares or other equity interests or profits of such Person, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination for Purchaser.

(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company, Pubco and Purchaser, directly or indirectly, (i) solicit, initiate or knowingly facilitate or assist the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal with respect to such Party, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to an Acquisition Proposal, other than to promptly inform such Person or group that it is subject to an exclusivity agreement that prohibits it from engaging or participating in any discussions with respect to any Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement in furtherance of any Acquisition Proposal; provided, however, any Change in Recommendation by Purchaser’s board of directors contemplated by Section 5.9(b) shall not be a breach of this Section 5.5(b).

5.6 No Trading. The Company, Pubco and the Merger Subs each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and NYSE promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Pubco and the Merger Subs each hereby agree that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.7 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to receive all applicable Consents of Governmental Authorities needed to consummate the transactions contemplated by this Agreement and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement; provided, that nothing in this Agreement shall be deemed to provide Purchaser and its Representatives with the right to obtain information regarding (or, other than as explicitly required by this Agreement or any Ancillary Document, require any action on behalf of) any of the equityholders of any of the Target Companies, including Block.one, that is not otherwise related to any of the Target Companies or the transactions contemplated by this Agreement or any Ancillary Document.

(b) In furtherance and not in limitation of Section 5.7(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at Purchaser’s sole cost and expense, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and use its commercially reasonable efforts to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental

Authority challenging any of the transactions contemplated by this Agreement as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or Actions which, in any case if not resolved, would reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority challenging the transactions contemplated by this Agreement, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(d) Prior to the Initial Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts. With respect to Pubco, during the Interim Period, the Company, Pubco and the Merger Subs shall cause Pubco to qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Initial Closing and the Acquisition Closing.

(e) Without limiting the foregoing or Section 5.8, the Parties shall use commercially reasonable efforts to (i) consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements; (ii) satisfy in all material respects on a timely basis all conditions and covenants applicable to them in the Subscription Agreements and otherwise comply with their obligations thereunder; (iii) in the event that all conditions in the Subscription Agreements (other than conditions whose satisfaction is controlled by the Parties or their Affiliates and other than conditions that by their nature are to be satisfied at the Acquisition Closing) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at the time contemplated hereby; (iv) confer with each other regarding timing of the Schedule Closing Date (as defined in the Subscription Agreements); (v) deliver notices to counterparties to the Subscription Agreements at least five (5) Business Days prior to the Initial Closing to cause them to fund their obligations as provided for under the Subscription Agreements; and (vi) enforce their rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions whose satisfaction is controlled by the Parties or any of their Affiliates and other than conditions that by their nature are to be satisfied at the Acquisition Closing) have been satisfied, to cause each PIPE Investor to pay the subscription price set forth in its Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, each of the Parties shall give each of the other Parties prompt (and, in any event, within one Business Day) written notice: (x) of any request from a PIPE Investor for any amendment to its Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (y) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any PIPE Investor under its Subscription Agreement, to the extent known by such Party; and (z) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any PIPE Investor under its Subscription Agreement or any related agreement. The Parties shall deliver all notices they are required to deliver under the Subscription Agreements on a timely basis in order to cause the PIPE Investors to consummate the PIPE Investment immediately prior to the Acquisition Closing.

(f) At all times, the Parties will use reasonable best efforts in (i) meeting and maintaining the regulatory requirements under the Financial Services Act 2019 (“FS Act”) and the Financial Services (Distributed Ledger Technology Providers) Regulations 2020 (“DLT Regulations”) and (ii) obtaining and maintaining the relevant permissions from the Gibraltar Financial Services Commission to operate as a regulated DLT Provider (as defined in the FS Act/DLT Regulations) in Gibraltar.

5.8 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings; provided, that nothing in this Agreement shall be deemed to provide Purchaser and its Representatives with the right to obtain information regarding (or, other than as explicitly required by this Agreement or any Ancillary Document, require any action on behalf of) any of the equityholders of the Company, including Block.one, that is not otherwise related to any of the Target Companies or the transactions contemplated by this Agreement or any Ancillary Document.

5.9 The Registration Statement.

(a) As promptly as practicable after the date of this Agreement, Purchaser, the Company and Pubco shall jointly prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of the Parties), and Pubco shall (at the sole cost and expense of Purchaser) file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the holders of Purchaser Securities and holders of securities of the Company prior to the Effective Time, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies or votes from Purchaser shareholders for the matters to be acted upon at the Special Meeting and providing the Public Shareholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Class A Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholders to vote, at an extraordinary general meeting of Purchaser shareholders to be called and held for such purpose (the “Special Meeting”), in favor of resolutions approving the following proposals (or such other proposals as may be agreed upon from time to time between the Company, Pubco and Purchaser) (A) the adoption and approval of this Agreement and the Transactions by the holders of Purchaser Class A Shares in accordance with Purchaser’s Organizational Documents, the Cayman Act and the rules and regulations of the SEC and NYSE, (B) to the extent required by Federal Securities Laws, the adoption of the Amended Pubco Charter, (C) the adoption and approval of a new equity incentive plan for Pubco in substantially the form as the Company and Purchaser mutually agree on pursuant to Section 5.14 (the “Pubco Equity Plan”), (D) the appointment of the members of the Post-Closing Pubco Board, in each case in accordance with Section 5.13 hereof, (E) such other matters (if any) as the Company, Pubco and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (A) through (E), collectively, the “Purchaser Shareholder Approval Matters”, and the approvals described in clauses (A) through (B), the “Required Purchaser Shareholder Approval Matters”), and (F) the adjournment of the Special Meeting, if necessary or desirable in the reasonable determination of Purchaser.

(b) Purchaser, acting through its board of directors (or a committee thereof), shall (i) make the Purchaser Recommendation and include such Purchaser Recommendation in the Proxy Statement and (ii) use its commercially reasonable efforts to solicit from its shareholders proxies or votes in favor of the approval of the Purchaser Shareholder Approval Matters, and (iii) use its commercially reasonable efforts to secure the approval of the Purchaser Shareholder Approval Matters; provided, however, that Purchaser’s board of directors may change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation (a “Change in Recommendation”) if it determines in good faith, after consultation with its outside legal counsel and/or financial advisors, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by Purchaser’s board of directors of its fiduciary obligations to Purchaser’s shareholders under applicable Law. If on the date for which the Special Meeting is scheduled, Purchaser has not received proxies and votes representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval Matters, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Special Meeting. In connection with the Registration Statement, Purchaser and Pubco will, with the agreement of the Company prior to any such filing (such agreement not to be unreasonably withheld, conditioned or delayed), file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law, Purchaser’s Organizational Documents, the Cayman Act and the rules and regulations of the SEC and NYSE. Purchaser and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser with such information concerning the Target Companies and their equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(c) Purchaser and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information has become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall, with the agreement of the Company prior to filing any such amendment or supplement (such agreement not to be unreasonably withheld, conditioned or delayed), amend or supplement the Registration Statement and Pubco shall (at the sole cost and expense of Purchaser), with the agreement of the Company prior to any such filing (such agreement not to be unreasonably withheld, conditioned or delayed), file the Registration Statement, as so amended or supplemented, with the SEC and to be disseminated to Purchaser’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

(d) Purchaser and Pubco shall respond to any SEC comments on the Registration Statement and shall otherwise use their commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) any proposed written or material oral responses to such comments.

(e) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser and Pubco shall distribute the Registration Statement to Purchaser’s shareholders and, Purchaser shall call the Special Meeting in accordance with the Cayman Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(f) Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of NYSE, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Meeting and the Redemption.

(g) For the avoidance of doubt, neither the Company nor Pubco shall be required by this Section 5.9 to take, or cause to be taken, any action in response to comments of the SEC staff made in connection with the Registration Statement, that would or could reasonably be expected to result in (x) any material and lasting change in the business of the Target Companies as contemplated under the Business Plan as of the date of this Agreement or (y) any Target Company being required to hold, obtain or apply for any material Permit from any Government Authority other than those set forth in Schedule 4.10 of the Company Disclosure Schedules.

5.10 Required Company Shareholder Approval. As promptly as reasonably practicable (and in any event within one Business Day) following the Registration Statement “clearing” comments from the SEC and becoming effective, the Company shall duly call for and give notice of a shareholders’ meeting or seek unanimous written consent of its shareholders, for the purposes of obtaining the shareholders’ consent for the adoption and approval of this Agreement and the Transactions in accordance with the Company’s Organizational Documents and the Cayman Act (such consent, either obtained at a meeting of the Company’s shareholders or in writing, the “Required Company Shareholder Approval”). The Company, acting through its board of directors (or a committee thereof), shall not withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, its recommendation that the Company’s shareholders vote in favor of the approval of this Agreement and the Transactions.

5.11 Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review and comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with a draft of which shall be provided to the Company for reviewing and comment promptly following the execution of this Agreement); provided, however, if the Company does not approve of the Form 8-K on or prior to the date such filing is required to be made pursuant to Federal Securities Laws, the failure to secure the approval of the Company shall not prevent Purchaser from making such filing in accordance with Federal Securities Laws. Prior to Closing, Pubco and the Company shall prepare a current report on Form 8-K to be filed by Pubco announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Filing”); provided, however, if the Company does not approve of the Form 8-K on or prior to the date such filing is required to be made pursuant to Federal Securities Laws, the failure to secure the approval of the Company shall not prevent Purchaser from making such filing in accordance with Federal Securities Laws. Purchaser shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Closing Filing prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Closing Date (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing or the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in the Interim Period in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

5.12 Confidential Information.

(a) The Company, Pubco and the Merger Subs agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information that is provided to such Person, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (ii) in the event that the Company, Pubco, the Merger Subs or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide Purchaser to the extent legally permitted with prompt written notice of such requirement so that Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.12(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.12(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company, Pubco, the Merger Subs shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) Pubco and its Representatives shall be permitted to disclose any and all Purchaser Confidential Information to the extent required by Federal Securities Laws, as advised by outside counsel and after giving Purchaser a reasonable opportunity under the circumstances to review such disclosure and considering in good faith any comments made by Purchaser regarding such disclosure, (y) the Company, Pubco, the Merger Subs shall, and shall cause their respective Representatives to, treat and hold in strict confidence any Trade Secret of Purchaser disclosed to such Person until such information ceases to be a Trade Secret and (z) the Company, Pubco, the Merger Subs and their Representatives shall be permitted to retain copies of Purchaser Confidential Information to the extent required by internal compliance policies or applicable Laws or to satisfy requirements of a Governmental Authority.

(b) Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 5.12(a) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.12(a), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by Federal Securities Laws, as advised by outside counsel and after giving the Company a reasonable opportunity under the circumstances to review such disclosure and considering in good faith any comments made by the Company regarding such disclosure, (y) Purchaser shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of any Target Company, Pubco or Merger Sub disclosed to such Person until such information ceases to be a Trade Secret and (z) Purchaser and its Representatives shall be permitted to retain copies of Company Confidential Information to the extent required by internal compliance policies or applicable Laws or to satisfy requirements of a Governmental Authority.

(c) For the avoidance of doubt, the obligations set forth in this Section 5.12 are in addition to and shall not supersede any continuing obligations under any confidentiality agreement between or among the Parties.

5.13 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Acquisition Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of the individuals listed on Schedule 5.13(a) of the Company Disclosure Schedules. At or prior to the Acquisition Closing, Pubco will provide each director with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

(b) The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the executive officers of Pubco will consist of the individuals listed on Schedule 5.13(b) of the Company Disclosure Schedules.

5.14 Pubco Equity Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, the board of directors of Purchaser shall approve and adopt the Pubco Equity Plan, substantially in the form as the Company and Purchaser mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Purchaser, as applicable), and in the manner prescribed under applicable Laws, effective as of the Closing Date, reserving for grant thereunder the number of Pubco Class A Ordinary Shares set forth on Section 5.14 of the Company Disclosure Schedules. The Rollover Options corresponding to the Company Options and the Rollover RSUs corresponding to Company RSUs shall, for the avoidance of doubt, be deemed to have been granted pursuant to the Pubco Equity Plan and shall reduce the number of Pubco Class A Ordinary Shares reserved for grant thereunder. The Pubco Equity Plan will provide that the Pubco Class A Ordinary Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2022 fiscal year in an amount equal to the percentage of Pubco Class A Ordinary

Shares outstanding on the last day of the immediately preceding fiscal year set forth on Section 5.14 of the Company Disclosure Schedules or such lesser amount as determined by the administrator of the Pubco Equity Plan.

5.15 Indemnification of Directors and Officers.

(a) From and after the Acquisition Closing Date, the First Surviving Corporation, the Second Surviving Corporation and Pubco shall jointly and severally indemnify and hold harmless (i) each present and former director and officer of the Target Company, Purchaser, Pubco, Merger Sub 1 or Merger Sub 2, and (ii) in addition, solely with respect to the Target Company, named senior executives of the Target Company (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the relevant Target Company, Purchaser, Pubco, Merger Sub 1 or Merger Sub 2, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Closing Date, whether asserted or claimed prior to, at or after the Acquisition Closing Date (each, a “Claim”), to the fullest extent that the relevant Target Company, Purchaser, Pubco, Merger Sub 1 or Merger Sub 2, respectively, would have been permitted under applicable Law and subject to the limitations of its respective Organizational Documents and indemnification agreements, if any, in effect from time to time at or prior to the Acquisition Closing to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). After the Acquisition Closing Date, in the event that any D&O Indemnified Party becomes involved in any capacity in any Action based in whole or in part on, or arising in whole or in part out of, any matter, including the transactions contemplated hereby, existing or occurring at or prior to the Acquisition Closing Date, the D&O Indemnified Party may retain counsel reasonably satisfactory to them after consultation with Pubco; provided, however, that Pubco shall have the right to assume the defense thereof with counsel reasonably satisfactory to the D&O Indemnified Parties.

(b) Prior to the Initial Merger Effective Time, Pubco shall use its commercially reasonable efforts to purchase and obtain, or to permit Purchaser to purchase and obtain, as of the Closing Date a “tail” insurance policy, to the extent available on commercially reasonable terms and at an aggregate cost of no higher than 300% of the annual premium of Purchaser’s directors’ and officers’ liabilities insurance policy as of the date of this Agreement, extending coverage for an aggregate period of six (6) years providing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Initial Closing covering (as direct beneficiaries) those persons who are as of the date of this Agreement currently covered by the Purchaser’s directors’ and officers’ liability insurance policy, of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date of this Agreement by, or for the benefit of, the Purchaser; provided, however, that to the extent a policy as permitted by this Section 5.15(c) is purchased by Purchaser, the aggregate cost of such policy shall be deemed a Purchaser Transaction Expense but shall (i) be excluded from each of the caps set forth in the definition of “Excess Purchase Transaction Expenses” and (ii) in no case be deemed an Excess Purchase Transaction Expense.

(c) Notwithstanding the foregoing (i) none of the First Surviving Corporation, the Second Surviving Corporation or Pubco shall be obligated to indemnify a D&O Indemnified Party with respect to any amount in relation to a Claim of any type whatsoever to the extent such Claim (or part thereof) has been paid to the D&O Indemnified Party (or paid directly to a third party on a D&O Indemnified Party’s behalf) by any directors and officers, or other type, of insurance maintained by any of First Surviving Corporation, the Second Surviving Corporation or Pubco, and (ii) no D&O Indemnified Party shall settle any Claim without the prior written consent of the First Surviving Corporation, the Second Surviving Corporation and Pubco (which consents shall not be unreasonably withheld, conditioned or delayed), nor shall any of the First Surviving Corporation, the Second Surviving Corporation or Pubco: (A) settle any Claim without either (x) the written consent of all D&O Indemnified Parties against whom such Claim was made (which consents shall not be unreasonably withheld, conditioned or delayed), or (y) obtaining an unconditional general release from all liability arising out of the proceeding to which the Claim relates for all D&O Indemnified Parties without admission nor finding of wrongdoing as a condition of such settlement, or (B) be liable to a D&O Indemnified Party for any amounts paid in settlement of any threatened or pending Claim effected without its prior written consent (which consents shall not be unreasonably withheld, conditioned or delayed).

(d) On or prior to the Acquisition Closing Date, Pubco shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Purchaser with, or for the benefit of, the D&O Indemnified Parties, which indemnification agreements shall continue to be effective following the Acquisition Closing Date. To the extent applicable, on or prior to the Acquisition Closing Date, Purchaser shall countersign such indemnification agreements with respect to any D&O Indemnified Party that was a director or officer of Purchaser prior to the Initial Merger for the purposes of acknowledging the termination of any applicable indemnification agreements between such D&O Indemnified Party and Purchaser.

(e) The provisions of this Section 5.15 shall survive the Acquisition Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

5.16 Section 16 Matters(a) . Prior to the Acquisition Closing Date, the Parties shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of Pubco Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to Pubco, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.17 Trust Account Proceeds. The Parties agree that after the Acquisition Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Pubco or Purchaser from the PIPE Investment shall first be used to pay (i) the Purchaser Transaction Expenses, (ii) any loans owed by Purchaser to Sponsor for the Purchaser Transaction Expenses, other administrative costs and expenses incurred by or on behalf of Purchaser and (iii) the Company Transaction Expenses. Such amounts, as well as any expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Acquisition Closing. Any remaining cash will be transferred to a Target Company or Pubco and used for working capital and general corporate purposes.

5.18 Tax Matters.

(a) Each Party shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its Knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment and (ii) cause, in each case for U.S. federal income tax purposes, Merger Sub 1 to elect to be disregarded as an entity separate from its owner for U.S. federal income tax purposes as of the effective date of its formation and not subsequently change such classification effective on or prior to the Initial Closing Date. Each Party shall report the Mergers consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b) In the event that any Party seeks a tax opinion from its respective tax advisor regarding the Intended Tax Treatment of the Mergers, or the SEC requests or requires tax opinions, each Party shall use reasonable efforts to execute and deliver customary tax representation letters (not to be inconsistent with this Agreement or the other Ancillary Documents) as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor.

(c) Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any claim for a refund of any Tax, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

5.19 280G. To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that are contingent (within the meaning of Section 280G of the Code) on the transactions contemplated by this Agreement and that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder) (the “Section 280G Payments”), then, prior to the Closing the Company shall, or shall cause the applicable Affiliate to, use commercially reasonable best efforts to (i) solicit and obtain from each individual who is, as of the Closing Date, a “disqualified individual” a waiver of such disqualified individual’s rights, subject to the approval described in clause (ii) below, to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder), and (ii) with respect to each individual who executes the waiver described in clause (i), submit to a vote in the manner required under Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A-7 of Treasury Regulations § 1.280G-1), the right of any such “disqualified individual” to receive the Waived 280G Benefits. In connection with the foregoing, Purchaser (a) will, no later than ten (10) Business Days prior to the Closing Date, provide the Company with any contract, agreement or plan entered into by the Purchaser (or at the direction of the Purchaser) and a disqualified individual (or reasonably be expected to be entered into at or prior to the Closing Date) the (the “Purchaser Arrangements”) to determine whether any payments made or to be made, or benefits granted or to be granted, pursuant to such Purchaser Arrangements could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and (b) shall cooperate with the Company in good faith to provide the Company with information necessary for the Company to make such determination and for the Company to prepare the required disclosure at least five (5) Business Days prior to the Company obtaining the waivers and soliciting the vote as set forth in this Section 5.19. In any event, the Purchaser’s failure to provide the Purchaser Arrangements pursuant to the terms of this Section 5.19, for any reason, will not by itself result in a breach of the covenants set forth in this Section 5.19 by the Company. At least one (1) Business Day prior to the Closing Date, the Company shall deliver to Purchaser documents evidencing the results of such vote. If any of the Waived 280G Benefits fail to be approved as contemplated above, such Waived 280G Benefits shall not be made or provided. At least three (3) Business Days prior to soliciting such waivers and soliciting such stockholder approval as contemplated in this Section 5.19, the Company shall provide to Purchaser drafts of such waivers and such stockholder approval materials (including the calculations and analysis supporting such documentation)for Purchaser’s review and reasonable opportunity to comment, and the Company shall in good faith consider any such comments. Nothing contained in this Section 5.19 shall be deemed to require (i) the Company to obtain a waiver from any “disqualified individual” or (ii) any specific outcome of the vote described in this Section 5.19.

5.20 Financials. As promptly as reasonably practicable after the date of this Agreement, and in any case prior to the date of filing of the Registration Statement, except to the extent such failure is due to Purchaser’s failure to comply with its obligations pursuant to Section 5.9, the Company shall deliver to Purchaser the PCAOB Audited Financial Statements and any other audited and unaudited consolidated balance sheets and the related audited or unaudited consolidated accounts of the Company that are required to be included in the Registration Statement. The Company, Purchaser and Pubco shall each use its reasonable best efforts (a) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any Target Company, Purchaser or Pubco, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement and any other filings to be made by

Purchaser or Pubco with the SEC in connection with the Transactions and (b) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

ARTICLE VI

SURVIVAL

6.1 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Acquisition Closing, and all of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall terminate and expire upon the occurrence of the Acquisition Closing (and there shall be no Liability after the Acquisition Closing in respect thereof), in each case, except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Acquisition Closing and then only with respect to any breaches occurring at or after the Acquisition Closing, (b) the representations of the Company set forth in the second sentence of Section 4.3(a) and Section 4.17, which will survive for eighteen (18) months following the Acquisition Closing and (c) Article X.

ARTICLE VII

CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Initial Merger shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:

(a) Required Purchaser Shareholder Approval. The Required Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of Purchaser at the Special Meeting in accordance with the Proxy Statement shall have been approved by the Required Purchaser Shareholder Approval.

(b) Required Company Shareholder Approval. The Required Company Shareholder Approval shall have been obtained.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the Transactions set forth on Schedule 7.1(c) shall have been obtained or made.

(d) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Initial Closing or the Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(e) Net Tangible Assets. Upon the Initial Closing, after giving effect to the Redemption and the PIPE Investment, Purchaser shall have net tangible assets of at least $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).

(f) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Initial Closing.

(g) NYSE Listing. (i) Pubco’s initial listing application with the NYSE in connection with the Transactions shall have been conditionally approved and (ii) the Pubco Class A Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on the NYSE, subject to official notice of issuance.

(h) Foreign Private Issuer. The Company shall not have received evidence that Pubco will not qualify as a “foreign private issuer” pursuant to Rule 3b-4 of the Exchange Act as of the Initial Closing.

7.2 Conditions to Obligations of the Company, Pubco and the Merger Subs. In addition to the conditions specified in Section 7.1, the obligations of the Company, Pubco and the Merger Subs to consummate the Initial Closing are subject to the satisfaction or written waiver (by the Company and Pubco) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) with respect to the Purchaser Fundamental Representations, any failures to be true and correct in all material respects, and (iii) for all other representations and warranties of Purchaser, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser.

(b) Agreements and Covenants. Purchaser shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Purchaser since the date of this Agreement which is continuing and uncured.

(d) Closing Deliveries.

(i) Officer Certificate. Purchaser shall have delivered to the Company and Pubco a certificate, dated the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c) with respect to Purchaser.

(ii) Secretary Certificate. Purchaser shall have delivered to the Company and Pubco a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of Purchaser’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Initial Merger Effective Time), (B) the resolutions of Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Purchaser is a party or otherwise bound.

(iii) Good Standing. Purchaser shall have delivered to the Company and Pubco a good standing certificate (or similar documents applicable for such jurisdictions) for Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Purchaser’s jurisdiction of organization.

(iv) Registration Rights Agreement. The Company and Pubco shall have received a duly executed copy of the Registration Rights Agreement, duly executed by Purchaser and each Purchaser equityholder party thereto.

(v) Assignment, Assumption and Amendment Agreement. Pubco shall have received a copy of the Assignment, Assumption and Amendment Agreement, duly executed by Purchaser and the warrant agent thereunder.

7.3 Conditions to Obligations of Purchaser. In addition to the conditions specified in Section 7.1, the obligations of Purchaser to consummate the Initial Closing are subject to the satisfaction or written waiver (by Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company, Pubco and the Merger Subs set forth in this Agreement and in any certificate delivered by or on behalf of the Company, Pubco or either Merger Sub pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, and the representations and warranties of Block.one and its Affiliates set forth in Sections 6.3, 6.4, 6.5 and 6.6 of the Contribution Agreement (the “Contribution Agreement Representations”) shall be true and correct on and as of the Closing Date as if made on the Closing Date, in each case except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) with respect to the representations and warranties contained in the first sentence of Section 3.5, the second and third sentences of Section 4.3 and Section 4.17, which shall be true and correct other than de minimis inaccuracies, (iii) with respect to the Company and Pubco Fundamental Representations, any failures to be true and correct in all material respects, (iv) with respect to the representations and warranties contained in the last two sentences of Section 4.13(a), which shall be true and correct other than any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to delay or have a lasting impact on the ability of the Target Companies, taken as a whole, to implement the Business Plan in all material respects, and (v) for all other representations and warranties of the Company, Pubco, and the Merger Subs, and the Contribution Agreement Representations, any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company, Pubco, or either Merger Sub, as applicable.

(b) Agreements and Covenants. The Company, Pubco, and the Merger Subs shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company since the date of this Agreement which is continuing and uncured.

(d) Certain Ancillary Documents. Each of the Non-Competition Agreement and each Company Lock-Up Agreement and Standstill Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing Date.

(e) Closing Deliveries.

(i) Officer Certificate. Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c) with respect to the Company. Pubco shall have delivered to Purchaser a certificate, dated the Closing Date, signed by an executive officer of Pubco in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c) with respect to Pubco and the Merger Subs, as applicable.

(ii) Secretary Certificates. The Company and Pubco shall each have delivered to Purchaser a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of its board of directors and shareholders, as applicable, authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, and (C) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization, to the extent that good standing certificates or similar documents are generally available in such jurisdiction. Pubco shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each of Pubco and the Merger Subs certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Pubco’s and Merger Subs’ jurisdiction of organization, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdiction.

(iv) Registration Rights Agreement. Purchaser shall have received a copy of the Registration Rights Agreement, duly executed by Pubco and each Company shareholder party thereto.

(v) Assignment, Assumption and Amendment Agreement. Purchaser shall have received a copy of the Assignment, Assumption and Amendment Agreement, duly executed by Pubco and the warrant agent thereunder.

(f) Pubco Charter Amendment. At or prior to the Initial Closing, the shareholders of Pubco shall have amended and restated the memorandum and articles of association of Pubco in substantially the form attached as Exhibit L hereto (the “Amended Pubco Charter”).

(g) Contribution Agreement and Master Services Agreement. The Contribution Agreement and Master Services Agreement shall be in of in full force and effect in accordance with their respective terms and there shall be no material breach which is continuing and uncured of the Contribution Agreement or the Master Services Agreement.

7.4 Conditions to Acquisition Closing. Unless waived in writing (where permissible) by the Company and Purchaser, the obligations of each Party to consummate the Acquisition Merger shall be subject to the Initial Closing having occurred.

7.5 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company, Pubco or the Merger Subs) to comply with or perform any of its covenants or obligations set forth in this Agreement in all material respects.

ARTICLE VIII

TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Closing as follows:

(a) by mutual written consent of Purchaser and the Company;

(b) by written notice by Purchaser or the Company if any of the conditions to the Initial Closing set forth in Article VII have not been satisfied or waived by May 9, 2022(the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Initial Closing to occur on or before the Outside Date;

(c) by written notice by either Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, Pubco or the Merger Subs) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to Purchaser, if (i) there has been a breach by Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser shall have become untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured before the earlier of (A) end of the twentieth day after written notice of such breach or inaccuracy is provided to Purchaser by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company, Pubco, or either Merger Sub is in uncured breach of this Agreement which would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b) from being satisfied;

(e) by written notice by Purchaser to the Company, if (i) there has been a breach by the Company, Pubco, or either Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied, and (ii) the breach or inaccuracy is incapable of being cured or is not cured before the earlier of (A) end of the twentieth (20th) day after written notice of such breach or inaccuracy is provided to the Company by Purchaser or (B) the Outside Date; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time Purchaser is in uncured breach of this Agreement which would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b) from being satisfied;

(f) by written notice by either Purchaser or the Company to the other if the Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s shareholders have duly voted, and the Required Purchaser Shareholder Approval was not obtained;

(g) by written notice by Purchaser to the Company if the PCAOB Audited Financial Statements have not been delivered to Purchaser on or prior to October 8, 2021; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if at such time Purchaser is in uncured breach of its obligations pursuant to Section 5.9 of this Agreement and such uncured breach would result in a failure of the Company’s ability to deliver the PCAOB Audited Financial Statements; or

(h) by written notice by the Company to Purchaser, if Purchaser’s board of directors has made a Change in Recommendation.

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party, any of their respective Affiliates or any of their and their Affiliates’ respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.11(a), 5.12, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, (ii) nothing herein shall relieve any Party from Liability for any Fraud Claim against such Party prior to termination of this Agreement, and (iii) nothing herein shall relieve the Company, Pubco or the Merger Subs from Liability for willful breach (in each case of clauses (i), (ii) and (iii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.6), the Parties’ sole right prior to the Initial Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. Subject to Section 9.1, unless otherwise provided for in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all unpaid Company Transaction Expenses and Purchaser shall pay, or cause to be paid, all unpaid Purchaser Transaction Expenses and (b) if each of the Initial Closing and the Acquisition Closing occurs, then Pubco shall pay, or cause to be paid, all unpaid Company Transaction Expenses and all unpaid Purchaser Transaction Expenses.

ARTICLE IX

WAIVERS AND RELEASES

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each of the Company, Pubco and the Merger Subs hereby represents and warrants that it understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares of Purchaser Class A Shares in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with a shareholder vote to amend Purchaser’s Organizational Documents to modify the substance or timing of Purchaser’s obligation to provide holders of Purchaser Class A Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of Purchaser Class A Shares if Purchaser does not complete a Business Combination within 24 months (or 27 months if Purchaser has executed a letter of intent, agreement in principle or definitive agreement for its Business Combination within 24 months after the closing of the IPO but has not completed the Business Combination within such 24 month period) from the closing of the IPO or with respect to any other provision relating to the rights of holders of Purchaser Class A Shares, (b) to the Public Shareholders if Purchaser fails to consummate a Business Combination within 24 months after the closing of the IPO (or 27 months if Purchaser has executed a letter of intent, agreement in principle or definitive agreement for its Business Combination within 24 months after the closing of the IPO but has not completed the Business Combination within such 24 month period, subject to further extension by amendment to Purchaser’s Organizational Documents), (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any income taxes, and (d) to Purchaser after the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, Pubco and the Merger Subs hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the

Company, Pubco or the Merger Subs nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, Pubco or the Merger Subs or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company, Pubco and the Merger Subs on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, Pubco and the Merger Subs each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, Pubco, and Merger Subs further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary, (A) the Company, Pubco and the Merger Subs or any of their respective Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds); provided that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behaves or in lieu of them) to have any claim against the Trust Account or any amounts contained therein, and (B) nothing herein shall limit or prohibit the Company, Pubco, and the Merger Subs or any of their respective Affiliates from pursuing a claim against Purchaser for specific performance or other equitable relief. This Section 9.1 shall survive termination of this Agreement for any reason.

ARTICLE X

MISCELLANEOUS

10.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser at or prior to the Initial Closing, to: Far Peak Acquisition Corporation 511 6th Avenue, #7342 New York, New York 10011 Attn: Thomas Farley and David Bonanno

with a copy (which will not constitute notice) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Attn:R. Alec Dawson and Howard A. Kenny
Facsimile No.: +1.212.309.6001
Telephone No.: +1.212.309.6001
Email: alec.dawson@morganlewis.com
            howard.kenny@morganlewis.com

If to the Company at or prior to the Initial Closing, to: Bullish Global c/o Maples Corporate Services Limited P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

Email: notices@bullish.com

and

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com;
joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900
Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com;
francisco.morales@kirkland.com

If to Pubco, Merger Sub 1 or Merger Sub 2 at or prior to the Initial Closing, to:

Bullish
c/o Maples Corporate Services Limited P.O. Box

309, Ugland House Grand Cayman KY1-1104

Cayman Islands

Attn: CLO

with a copy (which will not constitute notice) to:

Email: notices@bullish.com

and

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com;
joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900
Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com;
francisco.morales@kirkland.com

If to Pubco, Purchaser or the Company after the Acquisition Closing, to: Bullish c/o Maples Corporate Services Limited P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

Email: notices@bullish.com

and

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com;
joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900
Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com;
francisco.morales@kirkland.com

and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178-0060
Attn:R. Alec Dawson and Howard A. Kenny
Facsimile No.: +1.212.309.6001
Telephone No.: +1.212.309.6001
Email:alec.dawson@morganlewis.com
howard.kenny@morganlewis.com

10.2 Binding Effect; Assignment. Subject to Section 10.3, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any Party, by operation of Law or otherwise, without the prior written consent of Purchaser, Pubco and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.15, of the Sponsor set forth in Section 5.17, of Morgan, Lewis & Bockius LLP (“ML”) set forth in Section 10.14(a) and Kirkland & Ellis LLP (“K&E”) set forth in Section 10.14(b), which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party. For the avoidance of doubt, no shareholder of Pubco after the Initial Closing or the Acquisition Closing (in his, her or its capacity as such) is a third party beneficiary of this Agreement or shall have any rights hereunder.

10.4 Governing Law; Jurisdiction. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and enforced in accordance with the Laws (both substantive and procedural) of the State of Delaware, without regard to the conflict of laws principles thereof, except that the Mergers, the internal affairs of Purchaser and any provisions of this Agreement that are expressly or otherwise required to be governed by the Cayman Act, shall be governed by the Laws of the Cayman Islands (without giving effect to choice of law principles thereof) in respect of which the Parties irrevocably submit to the non-exclusive jurisdiction of the Courts of the Cayman Islands. Subject to the immediately preceding sentence, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

10.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, Pubco and the Company.

10.9 Waiver. Each of Purchaser, Pubco and the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with IFRS or GAAP, based on the accounting principles used by the applicable Person; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and its Representatives and Purchaser and its Representatives have been given access to the electronic folders containing such information at least two (2) Business Days prior to the date of this Agreement.

10.12 Counterparts. This Agreement may be executed and delivered (including by facsimile, e-mail or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee or other Representative of any past, present or future equity holder of any Party or of any Affiliate or successor or assignee thereof (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law; provided that the Parties acknowledges and agrees that Purchaser’ sole and exclusive recourse following the Closing in respect of claims for any breach of or inaccuracy in the representations and warranties in Section 4.3(a) and Section 4.17 shall be the recourse obligations of Block.one under the recourse agreement duly executed by Block.one and Pubco simultaneously with the execution and delivery of this Agreement and not under this Agreement or otherwise against the other Non-Recourse Parties of the Company.

10.14 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that ML may have, prior to Initial Closing, jointly represented Purchaser and the Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented Purchaser, Sponsor and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, ML will be permitted in the future, after the Initial Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Pubco, Purchaser or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, Pubco, and the Merger Subs hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with ML’s future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, the Merger Subs, Purchaser and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by ML of the Sponsor, Purchaser or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of ML with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Initial Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by Pubco or Purchaser; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, Purchaser or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(b) The Parties agree that, notwithstanding the fact that K&E may have, prior to the Acquisition Closing, represented the Company and Pubco in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented the Company, Pubco and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, K&E will be permitted in the future, after the Acquisition Closing, to represent the shareholders or holders of other equity interests of the Company on or prior to the Initial Closing or any of their respective directors, members, partners, officers, employees or Affiliates (other than Pubco or the Second Surviving Corporation) (collectively, the “Block.one Group”) in connection with matters in which such Persons are adverse to Pubco or the Second Surviving Corporation, including any disputes arising out of, or related to, this Agreement. The Company, Pubco, and the Merger Subs hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with K&E’s future representation of any member of the Block.one Group in which the interests of such Person are adverse to the interests of Pubco, the Merger Subs, Purchaser and/or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by K&E of any member of the Block.one Group. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Company and the Block.one Group shall be deemed the client of K&E with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Acquisition Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Block.one Group, shall be controlled by the Block.one Group and shall not pass to or be claimed by Pubco or the Second Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, the Second Surviving Corporation or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

ARTICLE XI

DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Acquisition Merger Consideration” means an aggregate value equal to (i) the Digital Asset Market Value, plus (ii) Two Billion Five Hundred Million U.S. Dollars ($2,500,000,000), plus (iii) the Closing Company Cash, plus (iv) the Excess Purchaser Transaction Expenses, if any.

“Action” means any charge, claim, demand, notice of noncompliance or violation, action, complaint, petition, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Purchaser prior to the Initial Closing.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the Company Lock-Up Agreements, the Purchaser Lock-Up Agreements, the Non-Competition Agreement, the Target Voting Agreement, the Sponsor Voting Agreement, the Standstill Agreement, the Registration Rights Agreement, the Subscription Agreements, the Assignment, Assumption and Amendment

Agreement and the Amended Pubco Charter and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement (including the Contribution Agreement and the Master Services Agreement).

“Audited Financial Statements” means the audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the audited consolidated balance sheets of the Target Companies as of the Balance Sheet Date and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended.

“Balance Sheet Date” means December 31, 2020.

“Benefit Plans” of any Person means any deferred compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, profit sharing, pension, or retirement plan and each other employee benefit plan, program, agreement or arrangement (whether written or unwritten), including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA (whether or not subject to ERISA), maintained, sponsored or contributed to, or required to be contributed to, by a Person for the benefit of any current or former employee or individual service provider of such Person, or with respect to which such Person has any Liability.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, Hong Kong or the Cayman Islands are authorized to close for business.

“Business Plan” means the version of the business plan as posted as of the date of this Agreement to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives.

“Cayman Act” means the Cayman Islands Companies Act (2021 Revision).

“Closing Company Cash” means, as of the Reference Time, the aggregate cash and cash equivalents of the Target Companies on hand or in bank accounts, including deposits in transit; provided, however, Closing Company Cash shall not include any Digital Assets.

“Closing Date” means the date on which the Initial Closing and the Acquisition Closing occur.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company and Pubco Fundamental Representations” means the representations and warranties contained in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement) 3.5 (Capitalization) other than the first sentence of Section 3.5(a), 3.10 (Finders and Brokers), 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization) other than the second sentence of Section 4.3(a), 4.4 (Subsidiaries) and 4.23 (Finders and Brokers).

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies, Pubco, the Merger Subs or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by any Target Company, Pubco, the Merger Subs or their respective Representatives to Purchaser or its Representatives was previously known by such receiving party, other than from any Target Company, Pubco, the Merger Subs or their respective Representatives, without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Equity Plan” means the Bullish Incentive Plan of the Company adopted by the board of directors of the Company on December 30, 2020, as amended.

“Company Financials” means the Audited Financial Statements and the Interim Financial Statements.

“Company Option” means, as of any determination time, each option to purchase Company Class C Common Shares that is outstanding and unexercised and granted under the Company Equity Plan.

“Company RSU” means, as of any determination time, each restricted stock unit payable in Company Class C Common Shares or whose value is determined by reference to the value of Company Class C Common Shares that is outstanding and granted under the Company Equity Plan.

“Company Shares” means collectively, the Company Class A Common Shares, the Company Class B Preference Shares and the Company Class C Common Shares.

“Company Transaction Expenses” means all fees and expenses of any of the Target Companies, Pubco or the Merger Subs (and not otherwise expressly allocated to Purchaser pursuant to the terms of this Agreement or any Ancillary Document) incurred or payable as of the Closing Date in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of their covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Target Companies, Pubco or the Merger Subs, (b) all bonuses, change in control payments, retention payments, severance payments or similar payments payable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and the amount of the employer portion of any employment Taxes payable with respect to such payments, and (c) any other fees, expenses, commissions or other amounts that are expressly allocated to any Target Company, Pubco or the Merger Subs pursuant to this Agreement or any Ancillary Document.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means (a) the ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the share then in issue and conferring the rights to vote at all general meetings of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Laws, guidelines or recommendations promulgated by any applicable Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 or any other epidemics, pandemics or disease outbreaks, including the CARES Act and Families First Act, for similarly situated companies.

“Digital Asset Market Value” means as of the date of the Company Closing Statement, the market value equivalent of Digital Assets set forth on the Company Closing Statement calculated based on the mechanism set forth on Schedule 11.1 of the Company Disclosure Schedules.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that, together with any other Person, would be, at any relevant time, deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Excess Purchaser Transaction Expenses” means the sum of the amount by which (i) the fees and expenses of outside legal counsel of Purchaser exceeds $3,000,000, (ii) the fees and expenses of investment bankers of Purchaser exceeds $15,400,000 and (iii) to the extent not already reflected in (i) and (ii), the total Purchaser Transaction Expenses exceeds $20,000,000.

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Exchange Ratio” means a number equal to the Acquisition Merger Consideration divided by $10 and divided by the number of Company Shares issued and outstanding as of immediately prior to the Acquisition Merger Effective Time.

“Foreign Plan” means any plan, fund (including any superannuation fund) or other similar program or arrangement established or maintained outside the United States by any Target Company primarily for the benefit of employees of any Target Company residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, other than (i) any of the foregoing maintained or to which contributions are required by a Governmental Authority and (ii) any Benefit Plan.

“FPAC Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 2, 2020, by and among Purchaser, Sponsor and the other “Holders” named therein.

“Fraud Claim” means any claim a Party has committed an actual and intentional fraud as defined under the laws of the State of Delaware.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department, division, commission or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“IFRS” means the Internal Financial Reporting Standards as in effect issued by the International Accounting Standards Board.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than those incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP or IFRS (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (h) all obligations described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, intellectual property rights in Software, and other intellectual property.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Target Companies consisting of the consolidated balance sheets of the Target Companies as of the Interim Balance Sheet Date and the related consolidated income statements for the four months then ended.

“Interim Balance Sheet Date” means April 30, 2021.

“Internet Assets” means any domain name registrations.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“IPO” means the initial public offering of Purchaser Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Purchaser, dated as of December 2, 2020, and filed with the SEC on December 3, 2020.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the individuals set forth on Schedule 11.1 of the Company Disclosure Schedules or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter, (ii) Purchaser, the actual knowledge of the individuals set forth on Schedule 11.1 of the Purchaser Disclosure Schedules or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter or (iii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter or (B) if a natural person, the actual knowledge of such Party or the knowledge that any of them would have actually had following a reasonable inquiry with his or her direct reports directly responsible for the applicable subject matter; provided that, for the avoidance of doubt, other than such reasonable inquiry with direct reports, no such individual will be under any express or implied duty to investigate.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, IFRS or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (on voting, sale, transfer or disposition), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Master Services Agreement” means that certain Master Services Agreement dated as of January 4, 2021 by and among Block.one, the Company and other parties listed thereto, as amended as of the date hereof.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect after the date of this Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole or (b) the ability of such Person and its Affiliates to consummate the transactions contemplated by this Agreement; provided, however, that any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, events, occurrences, changes or effects) shall not be taken into account when determining whether a Material Adverse Effect pursuant to clause (a) above has occurred: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP, IFRS or other applicable accounting principles (or any authoritative interpretation hereof) or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by any acts of God, terrorism, war (whether or not declared) or natural disaster or any worsening thereof; (v) any epidemic, pandemic, plague or other outbreak of illness or disease or public health event (including COVID-19) or any COVID-19 Measures or any changes or prospective changes in such COVID-19 Measures or changes or prospective changes in the interpretation, implementation or enforcement thereof; (vi) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) with respect to Purchaser, the consummation and effects of the Redemption; (viii) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, works councils or other labor organizations, customers, suppliers or partners; (ix) any actions taken at the written request (including e-mail or other forms of electronic communications) or with the written consent of Purchaser (including e-mail or other forms of electronic communications); (x) any changes or prospective changes after the date of this Agreement in applicable Law (or interpretations, implementation or enforcement thereof), excluding GAAP, IFRS or any other accounting principles (or authoritative interpretations thereof); (xi) any change in the price or relative value of any digital currency or cryptocurrency, or any other blockchain-based tokens or assets, including bitcoin or EOS; (xii) any change in existence or legality of any digital currency or cryptocurrency, or any other blockchain-based token or asset, or any halt or suspension in trading of any such digital currency or cryptocurrency on any exchange, in each case including bitcoin or EOS (except that this clause (xii) shall not exclude any changes in existence, public availability, legality, or trading volume of any digital currency or cryptocurrency, or any other blockchain-based token or asset, or any halt or suspension in trading of any such digital currency or cryptocurrency on any exchange, in each case including bitcoin or EOS, which, except as set forth on Schedule 4.17(ii) of the Company Disclosure Schedules, reasonably foreseeably result from actions taken by the Target Companies or their Predecessor); or (xiii) any change to block structure, methods and rules for adding transactions to the blockchain, methods for processing and adding new blocks, mining or staking rewards, or algorithms, in each case as embodied in the applicable blockchain (except that this clause (xiii) shall not exclude any changes to block structure, methods and rules for adding transactions to the blockchain, methods for processing and adding new blocks, mining or staking rewards, or algorithms, in each case as embodied in the applicable blockchain which, except as set forth on Schedule 4.17(ii) of the Company Disclosure Schedules, reasonably foreseeably result from actions taken by the Target Companies or their Predecessor); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii), (iv), (v), (x), (xi) and (xii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries and geographic location in which such Person or any of its Subsidiaries primarily conducts and operates its businesses. Notwithstanding the foregoing, with respect to Purchaser, the amount of the Redemption or the failure to obtain the Required Purchaser Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.

“Merger Sub 1 Ordinary Shares” means the ordinary shares, par value $1.00 per share, of Merger Sub 1.

“Merger Sub 2 Ordinary Shares” means the ordinary shares, par value $1.00 per share, of Merger Sub 2.

“NYSE” means the New York Stock Exchange.

“Ordinary Course of Business” means (i) any actions that are contemplated by or consistent with the Business Plan, (ii) any reasonable actions or omission in response to or otherwise related to any change, effect, event, occurrence, state of facts or development attributable to COVID-19 or COVID-19 Measures, (iii) any actions taken with respect to setting up, preparing the operations of or reorganizing the Company or any of its Subsidiaries in accordance with, contemplated by or in furtherance of the Business Plan, this Agreement or any Ancillary Document and (iv) any other action reasonably deemed necessary in the good faith determination of the management or directors of the Company in connection with the operations of the Target Companies or the furtherance of the Transactions or the Business Plan.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its memorandum and articles of association or similar organizational documents, in each case, as amended. With respect to Purchaser, Organizational Documents shall also include the Trust Agreement.

“Patents” means any patents and patent applications (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“PCAOB Audited Financial Statements” means the audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the audited consolidated balance sheets of the Target Companies as of the Balance Sheet Date and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established with respect thereto, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Target Companies’ use or occupancy of such real property for the operation of their business, (d) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (e) licenses of Intellectual Property in the ordinary course of business, (f) Liens arising under this Agreement or any Ancillary Document, or (g) with respect to digital currency or cryptocurrency, or any other blockchain-based tokens or assets (including bitcoin and EOS), Liens that result from any existing or future encumbrance or restriction (on voting, sale, transfer or disposition) that is inherent in the existing (or any future) structure, governance, or Software underlying such digital currency, cryptocurrency, token or blockchain (including any such encumbrance or restriction resulting from any change in such digital currency, cryptocurrency, token or blockchain, such as changes made through governance processes associated therewith), in each case other than such encumbrances or restrictions that are the direct and intended result of the affirmative vote or action occurring after the date of this Agreement by a Target Company.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Predecessor” means the immediate predecessor in interest to the applicable Target Company, being either Block.one or one or more of its Affiliates, as applicable.

“Pubco Charter” means the memorandum and articles of association of Pubco, as amended and in effect under the Cayman Act.

“Pubco Class A Ordinary Shares” means the Class A ordinary shares, par value $0.00001 per share, of Pubco, which shares shall entitle the holder thereof to 1 vote per share, as provided for and fully described in the Pubco Charter.

“Pubco Class B Ordinary Shares” means the Class B ordinary shares, par value $0.00001 per share, of Pubco, which shares shall (i) be convertible into Pubco Class A Ordinary Shares on a one-to-one basis and (ii) entitle the holder thereof to 10 votes per share, as provided for and fully described in the Pubco Charter.

“Pubco Ordinary Shares” means the Pubco Class A Ordinary Shares and the Pubco Class B Ordinary Shares.

“Pubco Private Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Public Warrant” means one whole warrant entitling the holder thereof to purchase one (1) Pubco Ordinary Share at a purchase price of $11.50 per share.

“Pubco Securities” means the Pubco Ordinary Shares and the Pubco Warrants, collectively.

“Pubco Warrants” means the Pubco Private Warrants and Pubco Public Warrants, collectively.

“Purchaser Charter” means the Amended and Restated Memorandum and Articles of Association of Purchaser in effect under the Cayman Act; provided, that references herein to the Purchaser Charter for periods after the Initial Merger Effective Time includes the memorandum and articles of association of the First Surviving Corporation.

“Purchaser Class A Shares” means the Class A ordinary shares, par value $0.0001 per share, of Purchaser.

“Purchaser Class B Shares” means the Class B ordinary shares, par value $0.0001 per share, of Purchaser.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, Pubco, either Merger Sub or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Purchaser or its Representatives to by the Company, Pubco, either Merger Sub or any of their respective Representatives, was previously known by such receiving party, other than from Purchaser or its Representatives, without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Initial Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Fundamental Representations” means the representations and warranties contained in Sections 2.1 (Organization and Standing), 2.2 (Authorization; Binding Agreement), 2.5 (Capitalization) and 2.16 (Finders and Brokers).

“Purchaser Preference Shares” means preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by Purchasers’ board of directors.

“Purchaser Private Warrants” means the warrants issued in a private placement at the time of the consummation of the IPO, entitling the holder thereof to purchase one (1) Purchaser Class A Share per whole warrant at a purchase price of $11.50 per share.

“Purchaser Public Warrants” means the warrants that were included as part of each Purchaser Unit, entitling the holder thereof to purchase one (1) Purchaser Class A Share per whole warrant at a purchase price of $11.50 per share.

“Purchaser Shares” means, collectively, the Purchaser Class A Shares and the Purchaser Class B Shares.

“Purchaser Securities” means the Purchaser Units, the Purchaser Shares, the Purchaser Preference Shares and the Purchaser Warrants, as appropriate.

“Purchaser Transaction Expenses” means all fees and expenses of Purchaser (and not otherwise expressly allocated to any of the Target Companies, Pubco or the Merger Subs pursuant to the terms of this

Agreement or any Ancillary Document) incurred or payable as of the Closing Date in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of their covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, along with any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO payable upon consummation of a Business Combination, including (a) the fees and expenses of outside legal counsel (which shall not exceed $3,000,000), accountants, advisors, brokers, investment bankers (which shall not exceed $15,400,000), consultants, financial printer, proxy solicitor, or other agents or service providers of Purchaser, travel and entertainment incurred by Purchaser, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to Purchaser pursuant to this Agreement or any Ancillary Document.

“Purchaser Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one (1) Purchaser Class A Share and one-third (1/3) of one Purchaser Public Warrant.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Reference Time” means the close of business of the Company on the Business Day prior to the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Initial Closing or Acquisition Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Initial Closing or Acquisition Closing as currently due and owing without contingency as of the Reference Time).

“Related Person” has the meaning under Item 404 of Regulation S-K promulgated under the Securities Act.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Required Purchaser Shareholder Approval” means the approval by the requisite majorities of the issued and outstanding shares of Purchaser in accordance with the Organizational Documents of Purchaser.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof; provided that with respect to the Company, “Subsidiary” does not include White Rock Insurance (Gibraltar) PCC Limited. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries (excluding Pubco and the Merger Subs).

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Tax” means any U.S. federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary liability for any of the aforementioned.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential, provide material competitive advantage, and protected by applicable Law.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of December 2, 2020, as it may be amended (including to accommodate the Mergers), by and between Purchaser and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“Warrant Agreement” means that certain Warrant Agreement, dated as of December 2, 2020, by and between Continental Stock Transfer & Trusts Company and Purchaser.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
Acquisition Closing	1.2(a)
Acquisition Closing Date	1.2(a)
Acquisition Merger	Recitals
Acquisition Merger Documents	1.2(b)
Acquisition Merger Effective Time	1.2(b)
Acquisition Proposal	5.5(a)
Agreement	Preamble
Alternative Transaction	5.5(a)
Amended Pubco Charter	7.3(f)
Antitrust Laws	5.7(b)
Assignment, Assumption and Amendment Agreement	Recitals
Block.one Group	10.14(b)
Business Combination	9.1
Cayman Registrar	1.1(b)
Change in Recommendation	5.9(b)
Claim	5.15(a)
Closing Filing	5.11(b)
Closing Press Release	5.11(b)
Company	Preamble
Company Benefit Plan	4.19(a)
Company Certificates	1.8(d)
Company Class A Common Shares	4.3(a)
Company Class B Preference Shares	4.3(a)
Company Class C Common Shares	4.3(a)
Company Closing Statement	1.3(b)
Company Disclosure Schedules	Article IV
Company IP	4.13(c)
Company IP Licenses	4.13(a)
Company Letter of Transmittal	1.8(a)
Company Lock-Up Agreement	Recitals
Company Material Contract	4.12(a)
Company Permits	4.10
Company Real Property Leases	4.16
Company Registered IP	4.13(a)
Contribution Agreement Representations	7.3(a)
D&O Indemnified Persons	5.15(a)
Digital Assets	4.17
Dissenting Company Shares	1.7
DLT Regulations	5.7(f)
Effective Time	1.1(b)
Enforceability Exceptions	2.2
Exchange Agent	1.8(a)
Federal Securities Laws	5.6
First Surviving Corporation	1.1(a)
FS Act	5.7(f)

Term	Section
GFSC	5.7(f)
Initial Closing	1.1(a)
Initial Closing Date	1.1(a)
Initial Merger	Recitals
Initial Merger Documents	1.1(b)
Initial Merger Effective Time	1.1(b)
Intended Tax Treatment	Recitals
Interim Period	5.1(a)
IRS	4.19(c)
K&E	10.3
Labor Laws	4.18(a)
Letter of Transmittal	1.8(a)
Lost Certificate Affidavit	1.8(f)
Master Services Agreement	Recitals
Material Software	4.13(b)
Mergers	Recitals
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Merger Subs	Preamble
ML	10.3
Non-Competition Agreement	Recitals
Non-Recourse Parties	10.13
OFAC	2.17(c)
Outside Date	8.1(b)
Party(ies)	Preamble
PII	4.14(a)
PIPE Investment	Recitals
PIPE Investors	Recitals
Post-Closing Pubco Board	5.13(a)
Proxy Statement	5.9(a)
Pubco	Preamble
Pubco Equity Plan	5.9(a)
Public Certifications	2.6(a)
Public Shareholders	9.1
Purchaser	Preamble
Purchaser Arrangements	5.19
Purchaser Certificates	1.8(c)
Purchaser Closing Statement	1.3(a)
Purchaser Disclosure Schedules	Article II
Purchaser Financials	2.6(c)
Purchaser Letter of Transmittal	1.8(a)
Purchaser Lock-Up Agreement	Recitals
Purchaser Material Contracts	2.13(a)
Purchaser Recommendation	2.2
Purchaser Shareholder Approval Matters	5.9(a)
Redemption	5.9(a)
Registration Statement	5.9(a)

Term	Section
Released Claims	9.1
Registration Rights Agreement	Recitals
Required Purchaser Shareholder Approval Matters	5.9(a)
Rollover Option	1.4(b)
Rollover RSU	1.4(a)
SEC Reports	2.6(a)
Second Surviving Corporation	1.2(a)
Section 280G Payments	5.19
Special Meeting	5.9(a)
Signing Filing	5.11(b)
Signing Press Release	5.11(b)

Term	Section
Specified Courts	10.4
Sponsor	Recitals
Sponsor Voting Agreement	Recitals
Standstill Agreement	Recitals
Stockholder Certificates	1.8(d)
Subscription Agreements	Recitals
Target Voting Agreement	Recitals
Transactions	Recitals
Transmittal Documents	1.8(d)
Waived 280G Benefits	5.19
Withholding Party	1.5

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas Farley
Name: Thomas Farley
Title: Chief Executive Officer

Pubco:

BULLISH

By:	/s/ Brendan Blumer
Name: Brendan Blumer
Title: Director

Merger Sub 1:

BMC1

By:	/s/ Andrew Bliss
Name: Andrew Bliss
Title: Director

Merger Sub 2:

BMC2

By:	/s/ Andrew Bliss
Name: Andrew Bliss
Title: Director

[Signature Page to Business Combination Agreement]

The Company:

BULLISH GLOBAL

By:	/s/ Kokuei Yuan
Name: Kokuei Yuan
Title: Director

{Signature Page to Business Combination Agreement}

Execution Version

AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT TO BUSINESS COMBINATION AGREEMENT, dated as of March 7, 2022 (this “Amendment”), is entered into by and among by and among (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”) and (v) Bullish Global, a Cayman Islands exempted company (the “Company”). Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not defined herein shall have the meanings given to such terms in that certain Business Combination Agreement, dated as of July 8, 2021, entered into by the Parties (the “BCA”).

WHEREAS, the Parties previously entered into the BCA;

WHEREAS, the Parties desire to extend the Outside Date; and

WHEREAS, in connection with the foregoing, the Parties desire to amend the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Amendment of Section 8.1(b) of the BCA. Section 8.1(b) of the BCA is hereby deleted in its entirety and replaced with the following:

“(b)    by written notice by Purchaser or the Company if any of the conditions to the Initial Closing set forth in Article VII have not been satisfied or waived by May 9, 2022 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Initial Closing to occur on or before the Outside Date;”

2.    No Other Modification. Except to the extent specifically amended herein or supplemented hereby, the BCA remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the BCA, as amended by this Amendment, whether or not this Amendment is expressly referenced.

3.    Other Terms. The provisions of Article X of the BCA are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties hereto, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Purchaser:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas Farley
Name:	Thomas Farley
Title:	CEO

Pubco:

BULLISH

By:	/s/ Brendan Blumer
Name:	Brendan Blumer
Title:	Director

Merger Sub 1:

BMC1

By:	/s/ Andrew Bliss
Name:	Andrew Bliss
Title:	Director

Merger Sub 2:

BMC2

By:	/s/ Andrew Bliss
Name:	Andrew Bliss
Title:	Director

The Company:

BULLISH GLOBAL

By:	/s/ Stephen Ellis
Name:	Stephen Ellis
Title:	Authorized Signatory

[Signature Page to Amendment to Business Combination Agreement]

Execution Version

AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 2 TO BUSINESS COMBINATION AGREEMENT, dated as of May 6, 2022 (this “Amendment”), is entered into by and among (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”) and (v) Bullish Global, a Cayman Islands exempted company (the “Company”). Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not defined herein shall have the meanings given to such terms in that certain Business Combination Agreement, dated as of July 8, 2021, entered into by the Parties (as amended by Amendment No. 1 dated as of March 7, 2022, the “BCA”).

WHEREAS, the Parties previously entered into the BCA;

WHEREAS, the Parties previously entered into Amendment No. 1 to the Business Combination Agreement on March 7, 2022 to extend the Outside Date to May 9, 2022;

WHEREAS, the Parties now desire to further extend the Outside Date; and

WHEREAS, in connection with the foregoing, the Parties desire to amend the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Amendment of Section 8.1(b) of the BCA. Section 8.1(b) of the BCA is hereby deleted in its entirety and replaced with the following:

“(b)    by written notice by Purchaser or the Company if any of the conditions to the Initial Closing set forth in Article VII have not been satisfied or waived by July 8, 2022 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Initial Closing to occur on or before the Outside Date;”

2.    No Other Modification. Except to the extent specifically amended herein or supplemented hereby, the BCA remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the BCA, as amended by this Amendment, whether or not this Amendment is expressly referenced.

3.    Other Terms. The provisions of Article X of the BCA are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties hereto, mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Purchaser:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas W. Farley
Name: Thomas W. Farley
Title: Chairman & CEO

Pubco:

BULLISH

By:	/s/ Brendan Blumer
Name: Brendan Blumer
Title: Director

Merger Sub 1:

BMC1

By:	/s/ Andrew Bliss
Name: Andrew Bliss
Title: Director

Merger Sub 2:

BMC2

By:	/s/ Stephen Ellis
Name: Stephen Ellis
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Business Combination Agreement]

Execution Version

AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 3 TO BUSINESS COMBINATION AGREEMENT, dated as of June 29, 2022 (this “Amendment”), is entered into by and among (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “Purchaser”), (ii) Bullish, a Cayman Islands exempted company (“Pubco”), (iii) BMC1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”, and together with Merger Sub 1 the “Merger Subs”) and (v) Bullish Global, a Cayman Islands exempted company (the “Company”). Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used and not defined herein shall have the meanings given to such terms in that certain Business Combination Agreement, dated as of July 8, 2021, entered into by the Parties (as amended by Amendment No. 1 dated as of March 7, 2022 and Amendment No. 2 dated as of May 6, 2022, the “BCA”).

WHEREAS, the Parties previously entered into the BCA;

WHEREAS, the Parties previously entered into Amendment No. 1 to the Business Combination Agreement on March 7, 2022 to extend the Outside Date to May 9, 2022;

WHEREAS, the Parties previously entered into Amendment No. 2 to the Business Combination Agreement on May 6, 2022 to extend the Outside Date to July 8, 2022;

WHEREAS, the Parties now desire to further extend the Outside Date; and

WHEREAS, in connection with the foregoing, the Parties desire to amend the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.     Amendment of Section 8.1(b) of the BCA. Section 8.1(b) of the BCA is hereby deleted in its entirety and replaced with the following:

“(b) by written notice by Purchaser or the Company if any of the conditions to the Initial Closing set forth in Article VII have not been satisfied or waived by December 31, 2022 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco or the Merger Subs) of any representation, warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Initial Closing to occur on or before the Outside Date;”

2.     Extension Fee. As consideration for Purchaser’s agreement to enter into this Amendment and to extend the Outside Date, the Company shall, on the date hereof, pay to Purchaser a fee, in an amount equal to $2,500,000, by wire transfer of immediately available funds (to such account or accounts as Purchaser has notified the Company of on or prior to the date hereof).

3.     No Other Modification. Except to the extent specifically amended herein or supplemented hereby, the BCA remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the BCA, as amended by this Amendment, whether or not this Amendment is expressly referenced.

4.     Other Terms. The provisions of Article X of the BCA are incorporated herein by reference and shall apply to the terms and provisions of this Amendment and the Parties hereto, mutatis mutandis.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

Purchaser:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas Farley
	Name:	Thomas Farley
	Title:	Chairman & CEO

Pubco:

BULLISH

By:	/s/ Brendan Blumer
	Name:	Brendan Blumer
	Title:	Director

Merger Sub 1:

BMC1

By:	/s/ Andrew Bliss
	Name:	Andrew Bliss
	Title:	Director

Merger Sub 2:

BMC2

By:	/s/ Andrew Bliss
	Name:	Andrew Bliss
	Title:	Director

[Signature Page to Amendment No. 3 to Business Combination Agreement]

The Company:

BULLISH GLOBAL

By:	/s/ Stephen Ellis
Name: Stephen Ellis
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Business Combination Agreement]

Annex A-1

Execution Version

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on July 8, 2021, by and among (i) FAR PEAK ACQUISITION CORPORATION, a Cayman Islands exempted company (the “SPAC”), (ii) BULLISH, a newly formed Cayman Islands exempted company (the “Issuer”) and (iii) the undersigned subscriber (“Subscriber”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), among the SPAC, the Issuer, Bullish Global, a Cayman Islands exempted company (with its subsidiaries, the “Company”), BMC 1, a Cayman Islands exempted company and a wholly-owned subsidiary of the Issuer (“Merger Sub 1”), and BMC 2, a Cayman Islands exempted company and a wholly-owned subsidiary of the Issuer (“Merger Sub 2”) providing for the combination of the SPAC, the Issuer and the Company, on the terms and subject to the conditions set forth therein pursuant to (i) the merger of the SPAC with Merger Sub 1 with Merger Sub 1 being the surviving entity (“Merger 1”), followed by (ii) the merger of the Company with Merger Sub 2 with the Company being the surviving entity (“Merger 2” and collectively with Merger 1 and the other the transactions contemplated by the Business Combination Agreement, the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s Class A ordinary shares, par value $0.00001 per share (the “Shares”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer, all on the terms and subject to the conditions set forth herein;

WHEREAS, the SPAC and the Issuer are entering into: (a) separate subscription agreements substantially in the form hereof each providing for the purchase of at least 7,500,000 Shares at the Per Share Price with one or more other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act) (the “Anchor Subscription Agreements” and such investors, collectively, the “Anchor Subscribers”), and concurrently with the execution and delivery of the Anchor Subscription Agreements, each Anchor Subscriber is entering into a Securities Purchase Agreement, substantially in the form of Exhibit A hereto (the “Anchor Securities Purchase Agreements”) with the Issuer and Far Peak LLC (the “Sponsor”) providing for (i) the purchase by the Anchor Subscriber on the closing date of the Transaction (the “Closing Date”) of certain warrants to purchase one Share at a purchase price of $11.50 per Share (the “Anchor Warrants”) at a purchase price of $1.00 per warrant, (ii) restrictions on the Anchor Subscriber’s ability to resell its Shares and the Anchor Warrants, and (iii) certain other provisions set for the therein; and (b) separate subscription agreements substantially in the form hereof each providing for the purchase of fewer than 7,500,000 Shares at the Per Share Price (the “Non-Anchor Subscription Agreements” and together with the Anchor Subscription Agreement, the “Subscription Agreements” and all Subscription Agreements other than this Subscription Agreement, the “Other Subscription Agreements”) with certain other “qualified institutional buyers” or institutional “accredited investors” (the “Non-Anchor Subscribers” and together with the Anchor Subscribers, the “Subscribers” and all Subscribers other than the Subscriber party hereto, the “Other Subscribers”), and pursuant to this Subscription Agreement and all Other Subscription Agreements Subscribers have agreed to purchase on the Closing Date, inclusive of the Subscribed Shares, an aggregate amount of 30,000,000 Shares at the Per Share Price;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately following Merger 1 and immediately prior to Merger 2, and is contingent upon, the consummation of the Transaction.

b. At least five (5) Business Days (as defined below) before the anticipated Closing Date, the Issuer shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date, (ii) that the Issuer reasonably expects all conditions to the closing of the Transaction to be satisfied or waived, and (iii) the wire instructions for delivery of the Purchase Price to the Issuer. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to the Issuer such information as is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Issuer shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under the Issuer’s constitutional documents or applicable laws with respect to the Purchase Price or arising under applicable securities laws ), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated in writing by Subscriber, as applicable, and (ii) as promptly as practicable after the Closing, an updated extract of the register of members of Issuer to show the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, for any Subscriber that informs the Issuer (1) that it is an investment company registered under the Investment Company Act of 1940, as amended (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: such Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of an updated extract of the register of members of the Issuer showing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice against delivery by the Issuer to Subscriber of evidence of issuance of the Subscribed Shares to Subscriber in book entry or registered form on and as of the Closing Date by way of an updated extract of the register of members of Issuer, free and clear of any liens or other restrictions (other than those arising under the Issuer’s constitutional documents or applicable laws with respect to the Purchase Price or arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. If the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the SPAC, the Issuer and Subscriber, the Issuer shall promptly (but in no event later than one (1) Business Day thereafter) return any funds so delivered by Subscriber by wire transfer in immediately available funds to the account specified by Subscriber and the Subscribed Shares shall be automatically surrendered and/or forfeited by the Subscriber for nil consideration whereupon such Subscribed Share shall be cancelled by way of

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appropriate entries on the register of members of Issuer. Notwithstanding the foregoing: (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2(b) to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 7, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For purposes of this Subscription Agreement, “Business Day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Hong Kong or the Cayman Islands are authorized or required by law to close.

c. The Closing shall be subject to the satisfaction or waiver in writing by the SPAC and the Issuer, on the one hand, and Subscriber, on the other, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transaction set forth in the Business Combination Agreement, including the approval of the SPAC’s stockholders, shall have been satisfied or waived, and the closing of the Transaction shall be scheduled to occur concurrently with or immediately following the Closing; and

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

d. The obligation of the Issuer to consummate the Closing shall be subject to the satisfaction or waiver in writing by the Issuer of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date); and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the SPAC and the Issuer contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or SPAC Material Adverse Effect or Issuer Material Adverse Effect, as the case may be (each as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all respects as of such date);

(ii) the SPAC and the Issuer shall each have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

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(iii) there shall have been no amendment or modification to the Business Combination Agreement that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, except to the extent consented to in writing by Subscriber;

(iv) the Issuer’s initial listing application with the New York Stock Exchange (“NYSE”) in connection with the Transaction shall have been conditionally approved and, immediately following the closing of the Transaction, the Issuer would satisfy any applicable listing requirements of NYSE as at the Closing Date and the Issuer shall not have received any notice of non-compliance therewith, and the Shares, including the Subscribed Shares, shall have been approved for listing on NYSE, subject to official notice of issuance; and

(v) in the case of an Anchor Subscriber, all conditions precedent to the closing of the transactions contemplated by such Anchor Subscriber’s Anchor Securities Purchase Agreement shall have been satisfied or waived, and such transactions shall be scheduled to occur concurrently with or immediately following the Closing.

f. Prior to or at the Closing, Subscriber shall deliver to the Issuer all such other information as is reasonably requested in order for the Issuer to issue the Subscribed Shares to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Issuer Representations and Warranties. The Issuer represents and warrants to Subscriber that:

a. The Issuer (i) is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an Issuer Material Adverse Effect. For purposes of this Subscription Agreement, an “Issuer Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Issuer and any subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the Issuer’s business, properties, financial condition, stockholders’ equity or results of operations or materially affects the validity of the Subscribed Shares or the legal authority or ability of the Issuer to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

b. At the Closing, subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement and registration with the Issuer’s transfer agent, the Subscribed Shares shall have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions (other than as provided in Section 2.b and other than those arising under applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Issuer’s organizational documents (as in effect at such time of issuance) or the laws of its jurisdiction of incorporation or under any agreement to which the Issuer is a party or by which the Issuer is bound.

c. This Subscription Agreement and the Business Combination Agreement have been duly executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by the other parties thereto, this Subscription Agreement and the Business Combination Agreement shall constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

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d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Issuer with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have an Issuer Material Adverse Effect.

e. There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement or (iii) the shares to be issued pursuant to the Transaction, in each case, that have not been or will not be validly waived on or prior to the Closing Date

f. The Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Issuer, or (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Issuer is a party or by which the Issuer’s properties or assets are bound, except, in the case of clauses (ii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

g. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 6, (iii) other required filings with the Securities and Exchange Commission (the “Commission”) relating to the Transaction, (iv) those required by the NYSE, including with respect to obtaining stockholder approval, if applicable, (v) those required to consummate the Transaction as provided under the Business Combination Agreement and (vi) the failure of which to obtain would not reasonably be expected to have an Issuer Material Adverse Effect.

h. As of the date of this Subscription Agreement, the authorized share capital of the Issuer consists of one (1) fully paid ordinary share, with a par value of $0.00001, and such share is duly authorized and validly issued, is fully paid and non-assessable, and is not subject to preemptive rights or encumbrances. As of the date hereof, except as set forth above and pursuant to (i) the Other Subscription Agreements and (ii) the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Issuer any Shares or other equity interests in the Issuer (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any Equity Interests, other than as contemplated by the Business Combination Agreement. As of the date hereof, other than Merger Sub 1 and Merger Sub 2, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements

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or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement. As of the date hereof, the Issuer had no material outstanding indebtedness.

i. Except for such matters as have not had and would not reasonably be expected to have an Issuer Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Issuer, threatened in writing against the Issuer or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Issuer.

j. Upon consummation of the Transaction, the Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will be listed for trading on the NYSE, subject to official notice of issuance, and no suspension of such approval shall have occurred.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 5 of this Subscription Agreement, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Issuer to Subscriber.

l. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

m. The Issuer is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication, from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have an Issuer Material Adverse Effect.

n. Other than the Other Subscription Agreements and the Anchor Securities Purchase Agreements, the Issuer has not entered into any side letter or similar agreement with any Subscriber in connection with the transactions contemplated under the Business Combination Agreement. The Other Subscription Agreements reflect the same Per Share Price and (other than as provided in the Anchor Securities Purchase Agreements) terms that are no more favorable to such Subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement. For the avoidance of doubt, the foregoing shall not apply to (i) any commercial business contracts entered into by the Issuer or any of its affiliates with Subscriber, any Other Subscriber or any of their respective affiliates or (ii) the affiliation of certain Subscribers with certain of the Placement Agents.

o. Except for the Placement Agents (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

p. The Issuer is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

q. Neither the Issuer nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Issuer or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

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r. There has been no action taken by the Issuer, or, to the knowledge of the Issuer, any officer, director, equityholder, manager, employee, agent or representative of the Issuer, in each case, acting on behalf of the Issuer, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Issuer has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Issuer has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Issuer has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

s. Neither the Issuer nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Issuer agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Issuer is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

t. A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Issuer prior to the Closing Date (the “Issuer SEC Documents”) will be available to the Subscriber via the Commission’s EDGAR system.

u. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of Subscribed Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement; provided, however, that neither SPAC, the Issuer or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by Issuer in all respects.

4. SPAC Representations and Warranties. The SPAC represents and warrants to Subscriber that:

a. The SPAC (i) is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other

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than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a SPAC Material Adverse Effect. For purposes of this Subscription Agreement, a “SPAC Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the SPAC and subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the SPAC’s business, properties, financial condition, stockholders’ equity or results of operations or the legal authority or ability of the SPAC to consummate the transactions contemplated hereby.

b. This Subscription Agreement and the Business Combination Agreement have been duly executed and delivered by the SPAC, and assuming the due authorization, execution and delivery of the same by the other parties thereto and the Issuer, this Subscription Agreement and the Business Combination Agreement shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the SPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the SPAC pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the SPAC is a party or by which the SPAC is bound or to which any of the property or assets of the SPAC is subject; (ii) the organizational documents of the SPAC; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or body, domestic or foreign, having jurisdiction over the SPAC or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a SPAC Material Adverse Effect.

d. The SPAC is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the SPAC, or (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the SPAC is a party or by which the SPAC’s properties or assets are bound, except, in the case of clauses (ii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.

e. The SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 6, (iii) other required filings with the Commission relating to the Transaction, (iv) those required by the NYSE, including with respect to obtaining stockholder approval, if applicable, (v) those required to consummate the Transaction as provided under the Business Combination Agreement, and (vi) the failure of which to obtain would not reasonably be expected to have a SPAC Material Adverse Effect.

f. As of their respective dates, all reports, statements, schedules, prospectuses, proxy statements, registration statements and other documents required to be filed by the SPAC with the Commission prior to the date of this Subscription Agreement (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue

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statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The SPAC has timely filed each SEC Report, except for its Form 10-Q for the period ended March 31, 2021, which was filed on June 1, 2021, since its initial registration of the Shares with the Commission. The financial statements of the SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Reports. Notwithstanding the foregoing, no representation or warranty is made as to the historical accounting treatment of the SPAC’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to accounting and disclosure controls) arising from the treatment of such warrants as equity rather than liabilities in the SPAC’s financial statements in light of the issuance by the Commission of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 (the “SEC Warrant Statement”).

g. As of the date of this Subscription Agreement, the authorized share capital of the SPAC consists of 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Shares”), and 5,000,000 preference shares, par value $0.0001 per share (“Preferred Shares”). As of the date hereof: (i) 60,000,000 Class A Shares, 9,750,000 shares of Class B Shares and no Preferred Shares were issued and outstanding; (ii) 27,000,000 warrants, each exercisable to purchase one Class A Share at $11.50 per share (“Warrants”), were issued and outstanding, including 7,000,000 private placement warrants; and (iii) no Class A Shares were subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above and pursuant to the Business Combination Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the SPAC any Class A Shares, Class B Shares, Preferred Shares or other equity interests in the SPAC (collectively, “SPAC Equity Interests”) or securities convertible into or exchangeable or exercisable for SPAC Equity Interests. As of the date hereof, the SPAC has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the SPAC is a party or by which it is bound relating to the voting of any SPAC Equity Interests, other than (A) the letter agreements entered into by the SPAC in connection with the SPAC’s initial public offering on December 3, 2020 pursuant to which the SPAC’s sponsor and the SPAC’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Business Combination Agreement. Except as described in the SEC Reports, there are no securities or instruments issued by or to which the SPAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement.

h. Except for such matters as have not had and would not reasonably be expected to have a SPAC Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the SPAC, threatened in writing against the SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the SPAC.

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i. The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to the knowledge of the SPAC, threatened against the SPAC by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the New York Stock Exchange. The SPAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act, except as contemplated by the Business Combination Agreement.

j. Neither the SPAC nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares. The Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. The SPAC is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to have a SPAC Material Adverse Effect. The SPAC has not received any written communication, from a governmental authority that alleges that the SPAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have a SPAC Material Adverse Effect.

l. Neither the SPAC nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the SPAC or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

m. There has been no action taken by the SPAC, or, to the knowledge of the SPAC, any officer, director, equityholder, manager, employee, agent or representative of the Issuer, in each case, acting on behalf of the Issuer, in violation of any applicable Anti-Corruption Laws, (i) the SPAC has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the SPAC has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the SPAC has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws.

n. Neither the SPAC nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or on the OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Issuer agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Issuer is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

o. Except for the Placement Agents (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.

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5. Subscriber Representations and Warranties. Subscriber represents and warrants to the SPAC that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the SPAC and the Issuer, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the SPAC and the Issuer with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is an “institutional account” as defined in FINRA Rule 4512(c).

e. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, a private resale pursuant to the so-called “Section 4(a)(1 1⁄2)”), or (iii) an ordinary course pledge such as a broker lien over account property generally and, in each of cases (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale,

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pledge or transfer of any of the Subscribed Shares. By making the representations herein, Subscriber does not agree to hold any of the Subscribed Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Subscribed Shares at any time in accordance with or pursuant to a registration statement or exemption under the Securities Act. Subscriber acknowledges and agrees that, at the time of issuance, the certificate or book entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

f. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Issuer, the SPAC, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer and the SPAC set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the SPAC and the Company included a model of projected revenues and EBITDA under various operational assumptions, and such projected model was prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties (including without limitation those included in the investor presentation provided to Subscriber) that could cause actual results to differ materially from those contained in the projected model. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change.

g. In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review, such financial and other information (including without limitation the risk factors included in the investor presentation and a copy of the SEC Settlement and the SEC Waiver provided to Subscriber) as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Issuer, the SPAC, the Company and the Transaction and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to Subscriber’s investment in the Shares. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. However, neither any such inquiries, nor any due diligence investigation conducted by Subscriber or any of Subscriber’s professional advisors nor anything else contained herein, shall modify, limit or otherwise affect Subscriber’s right to rely on the Issuer’s and the SPAC’s representations, warranties, covenants and agreements contained in this Subscription Agreement. Subscriber acknowledges and agrees that none of Jefferies LLC, J.P. Morgan Securities LLC, Nomura Securities International, Inc., Berenberg Capital Markets LLC or Galaxy Digital Partners LLC, each acting as placement agent to the Issuer (the “Placement Agents”), or any affiliates of each of the Placement Agents, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agents nor any of their affiliates have made or make any representation as to the SPAC, the Issuer or the Company or the quality or value of the Subscribed Shares.

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Neither the Placement Agents nor any of their representatives have any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Subscriber in connection with the transactions contemplated hereby. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agents nor any of their affiliates have acted as a financial advisor or fiduciary to Subscriber. Subscriber acknowledges and agrees that the SPAC continues to review the SEC Warrant Statement and its implications, including on the financial statements and related disclosure included in its filings with the Commission, and any restatement, revision or other modification of such filings relating to or arising from such review, or as a result of additional guidance from the staff of the Commission related to the SEC Warrant Statement, shall be deemed not material for purposes of this Subscription Agreement. For the purpose of this Subscription Agreement, the “SEC Settlement” means the “Order Instituting Cease-and-Desist Proceedings Pursuant To Section 8A of the Securities Act of 1933, Making Findings, And Imposing a Cease-And-Desist Order” issued by the Commission on September 30, 2019; and the “SEC Waiver” means the “Order Under Rule 506(d)(2)(ii) and Rule 262(b)(2) Of the Securities Act Of 1933 Granting a Waiver of the Rule 506(d)(1)(V)(B) and Rule 262(a)(5)(ii) Disqualification Provisions” issued by the Commission on September 30, 2019 and the related letter from Cooley LLP dated September 30, 2019 to the Commission.

h. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the SPAC or the Issuer, or their respective representatives or affiliates, or by means of contact from the Placement Agents and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the SPAC or the Issuer, or their respective representatives or affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the SPAC and the Issuer each represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Subscriber acknowledges that it is aware that there are substantial risks (including without limitation the risk factors included in the investor presentation provided to Subscriber) incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

j. Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

l. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or on the OFAC List, or a person or entity prohibited by any sanctions program by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations

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under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against Sanctions, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

m. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the SPAC. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle or an owner of a separate account whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Agreement.

n. If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the SPAC, the Issuer or, to Subscriber’s knowledge, any of the SPAC’s or the Issuer’s respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) the acquisition and holding of the Subscribed Shares will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

o. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(b).

p. Subscriber agrees that, notwithstanding Section 9(i), the Placement Agents may rely upon the representations and warranties made by Subscriber to the SPAC and the Issuer in this Section 5.

q. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the SPAC or the Issuer as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the SPAC or the Issuer from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

r. Without limiting the generality of the any of the foregoing representations and warranties, Subscriber agrees and acknowledges that it is aware that, following the consummation of the Closing, the Company’s assets will include Bitcoin, and no variation from the date hereof to any date subsequent hereto in the market value of Bitcoin expressed in any other currency may form the basis for any assertion by or on behalf of Subscriber that any representation or warranty of the Issuer or the SPAC herein is, or was when made, untrue, that any covenant of the Issuer or the SPAC herein shall not have been complied with or that any condition precedent of Subscriber herein shall not have been met.

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s. Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Subscribed Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the SPAC’s representations and warranties contained herein.

t. No broker, finder or other financial consultant is acting on Subscriber’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of the Issuer or SPAC for the payment of any fees, costs, expenses or commissions.

6. Registration of Subscribed Securities.

a. The Issuer agrees that, within thirty (30) days after the Closing Date (the “Filing Deadline”), it will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares and the Anchor Warrants (such securities collectively, the “Subscribed Securities” and such registration statement, including the prospectus in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and material incorporated by reference in such registration statement, the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) ninety (90) calendar days (or one hundred twenty (120) calendar days if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”), provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Issuer will provide a draft of the Registration Statement to the undersigned for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Unless otherwise agreed to in writing by Subscriber, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Issuer. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Securities by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Securities and other shares included therein that is equal to the maximum number of Subscribed Securities and other shares as is permitted by the Commission. In such event, the number of securities to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders, and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Issuer shall file one or more new Registration Statement(s) (such new Registration Statement shall also be deemed to be “Registration Statement” hereunder) to register such additional Subscribed Securities and cause such Registration Statement(s) to become effective as promptly as practicable after the filing thereof. The Issuer’s obligations to include the Subscribed Securities in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Subscribed Securities as shall be reasonably requested by the Issuer to effect the registration of the Subscribed Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the use of the Registration Statement as permitted hereunder, provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar

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agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Securities. In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Securities. For purposes of this Section 6, “Subscribed Securities” shall include the Subscribed Shares acquired pursuant to this Subscription Agreement and any Anchor Warrants acquired pursuant hereto and any other equity security of the Issuer issued or issuable with respect to the Subscribed Securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement set forth in this Section 6.

b. The Issuer agrees that, except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Issuer will use its commercially reasonable efforts to cause such Registration Statement to remain continuously effective with respect to Subscriber until the earlier of (i) three (3) years from the issuance of the Subscribed Shares or purchase of the Anchor Warrants, (ii) the date on which Subscriber ceases to hold any Subscribed Securities issued pursuant to this Subscription Agreement and (iii) the first date on which the undersigned can sell all of its Subscribed Securities under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The undersigned agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Securities to the Issuer upon request to assist the Issuer in making the determination with respect to Rule 144 described in clause (iii) above. At its expense, the Issuer shall:

(i) advise Subscriber within three (3) Business Days (A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for an amendment to any Registration Statement or supplement to any prospectus included therein, (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Subscribed Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (E) above may be deemed to constitute material, nonpublic information regarding the Issuer;

(ii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii) upon the occurrence of any event contemplated above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(iv) use its commercially reasonable efforts to cause all Subscribed Securities to be listed on each securities exchange or market, if any, on which the Shares or Warrants, as the case may be, have been listed;

(v) use its commercially reasonable efforts (A) to take all other steps necessary to effect the registration of the Subscribed Securities contemplated hereby and (B) with a view to making available to Subscriber the benefits of Rule 144 or any similar rule or regulation of the Commission that may permit Subscriber to sell the Subscribed Securities to the public without registration, for so long as Subscriber holds the Subscribed Securities to (I) make and keep public information available, as those terms are understood and defined in Rule 144, (II) file all reports and other materials required to be filed by the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144, and (III) furnish to Subscriber so long as such Subscriber owns the Shares acquired hereunder, promptly upon reasonable written request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (y) such other information as may reasonably be requested to enable Subscriber to sell the Subscribed Securities under Rule 144 without registration.

c. Notwithstanding anything to the contrary contained herein, the Issuer may delay or postpone filing of such Registration Statement and from time to time require Subscriber not to sell under the Registration Statement or suspend the use of any such Registration Statement if it determines that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Issuer’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, that, (i) the Issuer shall not so delay filing or so suspend the use of the Registration Statement on more than three (3) occasions, or for a period of more than sixty (60) consecutive days, or for more than a total of one hundred twenty (120) days, in each case in any three hundred sixty (360) day period and (ii) the Issuer shall use commercially reasonable efforts to make the Registration Statement available for the sale by Subscriber of such securities as soon as practicable thereafter. Upon receipt of any written notice from the Issuer (which notice shall not contain any material non-public information regarding the Issuer) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by law or subpoena. Notwithstanding anything to the contrary herein, the Issuer shall cause its transfer agent to deliver unlegended shares to a transferee of the Subscriber in connection with any sale of Subscribed Shares with respect to which the Subscriber has entered into a contract for sale, prior to Subscriber’s receipt of the notice of a suspension of the Registration Statement and which has not yet settled. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus

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covering the Subscribed Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

The Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that the Subscriber not receive notices from the Issuer otherwise required by Section 6(c); provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify the Issuer in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(c)) and the related suspension period remains in effect, the Issuer will so notify the Subscriber, within one (1) Business Day of the Subscriber’s notification to the Issuer, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

d. The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), its officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers, each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all claims, suits, actions, or litigation brought by a third party that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein (“Claim”), and any losses, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”) as incurred as a result of such Claim. The Issuer shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 6 of which the Issuer is aware. Notwithstanding the forgoing, the Issuer’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Issuer (which consent shall not be unreasonably withheld or delayed).

e. Subscriber shall, severally and not jointly with any Other Subscriber or other selling securityholder named in the Registration Statement, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Subscriber furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Securities giving rise to such indemnification obligation. Notwithstanding the forgoing, Subscriber’s indemnification obligations

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shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of Subscriber (which consent shall not be unreasonably withheld or delayed).

f. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

g. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Securities purchased pursuant to this Subscription Agreement.

h. If the indemnification provided under this Section 6 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided that in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Securities giving rise to such contribution obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 6 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 6(h) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 6(h) shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Subscribed Securities giving rise to such indemnification obligation.

i. Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, shall execute any short sales or engage in other similar or equivalent hedging transactions of any kind with respect to securities of the SPAC during the period commencing on the date of this Subscription Agreement through the Closing (or such earlier termination of this Subscription Agreement). This Section 6(i) shall not apply to any sale (including the exercise of any redemption right) of securities of the SPAC (i) held by the Subscriber, its controlled affiliates or any person or entity acting on

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behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (ii) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle or an owner of a separate account whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the restriction set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Securities covered by this Agreement.

j. Within three (3) Business Days of the request of the holder of the Subscribed Shares, and subject to the execution and delivery of such representation letters and other information as the Issuer or its transfer agent shall reasonably request, the Issuer shall cause the removal of the legend set forth in Section 5(e) and cause its transfer agent to issue a certificate without such legend to the holder of the Subscribed Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Subscribed Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Issuer with an opinion of counsel, in a form reasonably acceptable to the Issuer, to the effect that such sale, assignment or transfer of the Subscribed Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Subscribed Shares are sold, assigned or transferred pursuant to Rule 144. In connection with the removal of the restrictive legend pursuant to the foregoing clauses (i) and (iii), if required by the Issuer’s transfer agent, the Issuer shall cause its legal counsel to provide a legal opinion in connection with such removal request. The Issuer shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with such issuance.

7. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the SPAC, the Issuer and Subscriber to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated or (d) the date that is twelve (12) months after the date hereof; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach. The SPAC shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. Upon the termination of this Subscription Agreement in accordance with this Section 7, any monies paid by the Subscriber to the Issuer in connection herewith shall be promptly (and in any event within one (1) Business Day after such termination) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

8. Trust Account Waiver. Subscriber hereby acknowledges that the SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the SPAC entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby irrevocably waives any and all right, title, interest or claim of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, regardless of whether such claim arises based on contract, tort,

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equity or any other theory of legal liability; provided however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the SPAC’s amended and restated certificate of incorporation in respect of Class A Shares acquired by any means other than pursuant to this Subscription Agreement, or shall serve to limit or prohibit Subscriber’s right to pursue a claim against the SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, or shall serve to limit or prohibit any claims that Subscriber may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

9. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day (provided, that no mail undeliverable or other rejection notice is generated), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 9(a).

b. Subscriber acknowledges that the SPAC and the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the SPAC and the Issuer if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The SPAC and the Issuer acknowledge that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the SPAC and the Issuer each agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

c. Each of the SPAC, the Issuer and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any, and Subscriber’s rights under Section 6 hereof with respect to such Subscribed Shares) may be transferred or assigned. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or to another investment fund or account managed or advised by the investment manager who acts on behalf of Subscriber, or, with the SPAC’s and the Issuer’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the SPAC and the Issuer each has given its prior written consent to such relief. Neither this Subscription Agreement nor any rights that may accrue to the SPAC or the Issuer hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the SPAC or the Issuer may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, such party).

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f. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The SPAC and the Issuer may request from Subscriber such additional information as the SPAC or the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the SPAC agrees to keep such information confidential, except to the extent required to be included in the Registration Statement. Subscriber acknowledges that the SPAC and the Issuer may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report or a registration statement of the SPAC or the Issuer, as applicable.

h. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 7 above) except by an instrument in writing, signed by each of the parties hereto.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective permitted successors and assigns. Notwithstanding the immediately preceding sentence, the provisions of Sections 6(d) through (h) and Section 9(v) shall be enforceable by the specified beneficiaries thereof.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that the Placement Agents may rely on the representations, warranties, agreements and covenants of the SPAC and the Issuer contained in this Subscription Agreement and may rely on the representations and warranties of the Subscriber contained in Section 5 of this Subscription Agreement as if such representations and warranties were made directly to the Placement Agent.

n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

o. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

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p. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

q. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the courts of the State of New York or the federal courts located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

r. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.

s. The SPAC shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that the SPAC or Issuer has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the SPAC’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the SPAC or any of its officers, directors or employees or the Placement Agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the SPAC or any of its officers, directors or employees or the Placement Agents, relating to the transactions contemplated by this Subscription Agreement. Except with the express written consent of Subscriber and unless prior thereto Subscriber shall have executed a written agreement regarding the confidentiality and use of such information, the SPAC shall not, and shall cause its officers, directors, employees and agents, not to, provide Subscriber with any material, non-public information regarding the SPAC, the Issuer, the Company or the Transaction from and after the filing of the Disclosure Document. Notwithstanding the foregoing, the SPAC shall not, and shall instruct its representatives, including the Placement Agents and their respective

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affiliates not to, without the prior written consent (including by e-mail) of Subscriber, publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber (i) in any press release, marketing or similar materials or (ii) in any filing with the Commission or any regulatory agency or trading market, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the NYSE regulations, in which case the SPAC shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the SPAC that is necessary for any regulatory application or filing made or approval required in connection with the Transaction (including filings with the Commission) to the extent readily available and, if such information is not already public, SPAC agrees to keep such information confidential and disclose only such information as is required with respect to such filing.

t. If Subscriber is a Massachusetts Business Trust, a copy of the Agreement and Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

u. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the SPAC or any of its subsidiaries which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber, or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute Subscriber on the one hand, and any Other Subscriber on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber, or any Other Subscriber are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement, and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

v. Each party hereto agrees for the express benefit of the Placement Agents, their affiliates and their representatives that neither the Placement Agents nor any of their respective affiliates or any of their respective representatives (1) have any duties or obligations to such party other than those specifically set forth herein or, in the case of the SPAC, in the respective engagement letters bewteen the SPAC and each Placement Agent and are acting solely as the SPAC’s placement agents and are not acting as underwriters or in any other capacity and are not and shall not be construed as a fiduciary for Subscriber, the SPAC or the Issuer or any other person or entity in connection with the transactions contemplated herein; (2) shall be liable for any improper payment made in accordance with the information provided by the SPAC or the

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Issuer; (3) make any representation, warranty or agreement, or have any responsibilities as to the execution, legality, validity, enforceability, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the SPAC or the Issuer pursuant to this Subscription Agreement or in connection with any of the transactions contemplated herein or any documents related to such transactions; or (4) shall be liable (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the SPAC or the Issuer), whether in contract, tort, or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the any of the transactions contemplated herein. The SPAC and the Issuer agree that the Placement Agents and their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the SPAC or the Issuer.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the SPAC, the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

FAR PEAK ACQUISITION CORPORATION

By:
Name:
Title:

Address for Notices:

511 6th Avenue #7342 New York, New York 10011 917.737.1541

BULLISH

By:
Name:
Title:

Address for Notices:

c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

notices@bullish.com

and

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com;
joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900
Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com; francisco.morales@kirkland.com

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Address for Notices:

Email:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$	____________________

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Issuer specified by the Issuer in the Closing Notice.

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐ Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)).

** OR **

B.	ACCREDITED INVESTOR STATUS (Please check the box)

☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the SPAC or the Issuer or acting on behalf of an affiliate of the SPAC or the Issuer.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), or registered pursuant to the laws of a state;

☐ Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act, as amended;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐ Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

☐ Any entity in which all of the equity owners are “accredited investors.”

Exhibit A

EXECUTION VERSION

FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of July 8, 2021 between (i) Far Peak LLC, a Cayman Island limited liability company (the “Sponsor”), (ii) Bullish, a newly formed Cayman Islands exempted company (the “Issuer”) and (iii) SB Northstar LP (the “Anchor Subscriber”). Terms used herein without definition shall have the meaning set forth in the Subscription Agreement referred to herein.

RECITALS

WHEREAS, this Agreement is being entered into in connection with the Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, among Far Peak Acquisition Corporation, a Cayman Island company limited by shares (the “SPAC”), the Issuer and the Anchor Subscriber pursuant to which the Anchor Subscriber is agreeing to subscribe for and purchase from the Issuer 7,500,000 Class A ordinary shares of the Issuer, par value $0.00001 per share (the “Shares”) in connection with the completion of the Business Combination;

WHEREAS, the Sponsor and certain other investors (the “SPAC Anchor Investors”) hold 7,000,000 warrants (the “Private Placement Warrants”) to purchase one Class A ordinary share of the SPAC, par value $0.0001 per share at a purchase price of $11.50 per share, subject to adjustment, which Private Placement Warrants shall be converted pursuant to the terms of the Business Combination into 7,000,000 warrants to purchase from the Issuer one Share at a purchase price of $11.50 per Share and otherwise on the same terms; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Anchor Subscriber agrees to subscribe for and purchase 3,000,000 Private Placement Warrants (the “Anchor Warrants”) at a purchase price of $1.00 per Anchor Warrant (the “Purchase Price”), and the Sponsor agrees to sell and transfer, or cause the SPAC Anchor Investors to sell and transfer, the Anchor Warrants to the Anchor Subscriber.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Sale and Purchase.

(a) Closing.

(i) At the Closing, upon payment of the Purchase Price, the Anchor Subscriber shall purchase from the Sponsor, and the Sponsor shall transfer and sell, or cause to be transferred and sold by the SPAC Anchor Investors, to the Anchor Subscriber, the Anchor Warrants.

(ii) At least five (5) Business Days before the anticipated Closing Date, the Sponsor shall deliver written notice to the Anchor Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Sponsor. No later than two (2) Business Days prior to the Closing Date, the Anchor Subscriber shall deliver to the Sponsor such information as is reasonably requested in the Closing Notice in order for the Sponsor to transfer the Anchor Warrants to the Anchor Subscriber, including, without limitation, the legal name of the person in whose name the Anchor Warrants are to be transferred. No later than two (2) Business Days prior to the Closing Date, the Anchor Subscriber shall deliver the Purchase Price for the Anchor Warrants by wire transfer of United States dollars in immediately available funds to the account specified by the Sponsor in the Closing Notice, such funds to be held by the Sponsor in escrow until the Closing. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 1, the Sponsor shall transfer or cause to be transferred by the SPAC Anchor Investors to the Anchor Subscriber the Anchor Warrants in book entry form, free and clear of any liens or other restrictions (other than those arising under the Issuer’s constitutional documents and applicable laws), in the name of the Anchor Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated in writing by the Anchor Subscriber, as applicable. If the consummation of the Transaction does not occur within two (2) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Sponsor, the Issuer and the Anchor Subscriber, the Sponsor shall promptly (but in no event later than one (1) Business Day thereafter) return any funds so delivered by the Anchor Subscriber by wire transfer in immediately available funds to the account specified by the Anchor Subscriber. Notwithstanding the foregoing: (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 1 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until the Subscription Agreement is terminated in accordance with its terms, the Anchor Subscriber shall remain obligated (A) to redeliver funds to the Sponsor following the Sponsor’s delivery to the Anchor Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 1. For purposes of this Agreement, “Business Day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Hong Kong or the Cayman Islands are authorized or required by law to close.

(b) Closing Conditions. The Anchor Subscriber’s obligation to purchase the Anchor Warrants and the Sponsor’s obligation to sell and transfer, or cause to be sold and transferred, the Anchor Warrants to the Anchor Subscriber is conditioned upon satisfaction of the following conditions precedent (any or all of which may be waived by the Sponsor and the Anchor Subscriber in its sole discretion with respect to the other parties’ conditions):

(i) All conditions precedent to the closing of the Anchor Subscriber’s purchase of the Shares pursuant to the Subscription Agreement shall have been satisfied or waived, and the closing of such purchase shall be scheduled to occur concurrently with the closing hereunder;

(ii) No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

(iii) The representations and warranties (1) in the case of the Anchor Subscriber, of the Sponsor and the Issuer, and (2) in the case of the Sponsor, of the Anchor Subscriber, contained in this Agreement shall be true and correct in all material respects on the Closing Date;

(iv) Each party hereto shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date: and

(v) The letter agreements dated July 8, 2021 with each of the three SPAC Anchor Investors in the form provided to the Anchor Subscriber concurrently with the execution and delivery hereof shall remain in full force and effect and shall not have been amended in any manner adverse to the Anchor Subscriber.

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(c) Restrictive Legends. Each register and book entry for the Anchor Warrants shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE ISSUER, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SECURITIES PURCHASE AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER.”

(d) Legend Removal. Following the expiration of the transfer restrictions set forth in Section 5, if the Anchor Warrants are eligible to be sold without restriction under, and without the Issuer being in compliance with the current public information requirements of, Rule 144 under the Securities Act, or if they are registered for resale under the Securities Act pursuant to a shelf registration statement, then at the Anchor Subscriber’s written request, the Issuer will use commercially reasonable efforts to cause the Issuer’s transfer agent to remove the legend set forth above, subject to compliance by the Anchor Subscriber with the reasonable and customary procedures for such removal required by the Issuer or its transfer agent.

(e) Registration Rights. The Anchor Warrants will be entitled to the benefits of the registration rights as provided in the Subscription Agreement.

2. Representations and Warranties of the Anchor Subscriber. The Anchor Subscriber represents and warrants to the Sponsor and the Issuer as follows:

(a) Organization and Power. The Anchor Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b) Authorization. This Agreement has been duly executed and delivered by the Anchor Subscriber, and assuming the due authorization, execution and delivery of the same by the Sponsor and the Issuer, this Agreement shall constitute the valid and legally binding obligation of the Anchor Subscriber, enforceable against the Anchor Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Anchor Subscriber in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution and delivery of this Agreement, the purchase of the Anchor Warrants and the compliance by the Anchor Subscriber with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or

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violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Anchor Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Anchor Subscriber is a party or by which the Anchor Subscriber is bound or to which any of the property or assets of the Anchor Subscriber is subject; (ii) the organizational documents of the Anchor Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Anchor Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, an event, change, development, occurrence, condition or effect with respect to the Anchor Subscriber that would reasonably be expected to have a material adverse effect on the Anchor Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Anchor Warrants.

(e) Purchase Entirely for Own Account. This Agreement is made with the Anchor Subscriber in reliance upon the Anchor Subscriber’s representation to the Sponsor, which by the Anchor Subscriber’s execution of this Agreement, the Anchor Subscriber hereby confirms, that the Anchor Subscriber is acquiring the Anchor Warrants only for its own account and not for the account of others, or if the Anchor Subscriber is acquiring the Anchor Warrants as a fiduciary or agent for one or more investor accounts, the Anchor Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Anchor Subscriber is not acquiring the Anchor Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Anchor Subscriber is not an entity formed for the specific purpose of acquiring the Anchor Warrants and is an “institutional account” as defined in FINRA Rule 4512(c).

(f) Restricted Securities. The Anchor Subscriber understands that the offer and sale of the Anchor Warrants to the Anchor Subscriber has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Anchor Subscriber’s representations as expressed herein. The Anchor Subscriber understands that the Anchor Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Anchor Subscriber must hold the Anchor Warrants indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

(g) QIB/Accredited Investor. The Anchor Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act) satisfying the applicable requirements set forth on Annex A to the Subscription Agreement.

(h) Subscription Agreement. The Anchor Subscriber agrees that the Sponsor may rely on the representations and warranties of the Anchor Subscriber contained in the Subscription Agreement as if such representations and warranties were made directly to the Sponsor.

(i) Placement Agents. The Anchor Subscriber understands and agrees the the Placement Agents are not acting as placement agents for the sale of the Anchor Warrants to the Anchor Subscriber pursuant to this Agreement.

3. Representations and Warranties of the Issuer. The Issuer represents, warrants and covenants to the Anchor Subscriber as follows:

(a) Organization and Corporate Power. The Issuer (i) is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement, and (iii) is duly licensed or qualified to conduct its

34

business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have an event, change, development, occurrence, condition or effect with respect to the Issuer and any subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the Issuer’s business, properties, financial condition, stockholders’ equity or results of operations or materially affects the legal authority or ability of the Issuer to consummate the transactions contemplated hereby.

(b) Authorization. All corporate action required to be taken by the Issuer’s board of directors in order to authorize the Issuer to enter into this Agreement has been taken on or prior to the date hereof. This Agreement has been duly executed and delivered by the Issuer, and assuming the due authorization, execution and delivery of the same by the Anchor Subscriber and the Sponsor, this Agreement shall constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) Warrants. At the Closing Date, the Anchor Warrants shall constitute the valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) Compliance with Other Instruments. The execution and delivery of this Agreement, the sale of the Anchor Warrants and the compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, an event, change, development, occurrence, condition or effect with respect to Issuer that would reasonably be expected to have a material adverse effect on the Issuer’s ability to consummate the transactions contemplated hereby, including the sale of the Anchor Warrants.

(e) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

4. Representations and Warranties of the Sponsor. The Sponsor represents, warrants and covenants as follows:

(a) Organization and Power. The Sponsor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

(b) Authorization. This Agreement has been duly executed and delivered by the Sponsor, and assuming the due authorization, execution and delivery of the same by the Issuer and the Anchor Subscriber, this Agreement shall constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

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(c) Compliance with Other Instruments. The execution and delivery of this Agreement and the compliance by the Sponsor with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Sponsor pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Sponsor is a party or by which the Sponsor is bound or to which any of the property or assets of the Sponsor is subject; (ii) the organizational documents of the Sponsor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Sponsor or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have, individually or in the aggregate, an event, change, development, occurrence, condition or effect with respect to Sponsor that would reasonably be expected to have a material adverse effect on the Sponsor’s ability to consummate the transactions contemplated hereby (a “Sponsor Material Adverse Effect”).

(d) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(e) No Default or Violation. The Sponsor is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Sponsor, or (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Agreement, the Sponsor is a party or by which the Sponsor’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Sponsor or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Sponsor Material Adverse Effect.

(f) No Proceedings. Except for such matters as have not had and would not reasonably be expected to have a Sponsor Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Sponsor, threatened in writing against the Sponsor or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Sponsor.

(g) Compliance with Laws. The Sponsor is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, be reasonably expected to have a Sponsor Material Adverse Effect. The Sponsor has not received any written communication, from a governmental authority that alleges that the Sponsor is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have a Sponsor Material Adverse Effect.

(h) No Winding-Up. Neither the Sponsor nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Sponsor or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(i) Anti-Corruption. There has been no action taken by the Sponsor, or, to the knowledge of the Sponsor, any officer, director, equityholder, manager, employee, agent or representative of the Sponsor, in each case, acting on behalf of the Sponsor, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Sponsor has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Sponsor has not conducted

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or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Sponsor has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(j) Sanctions. Neither the Sponsor nor any of its directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Sponsor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Sponsor is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List

5. Additional Agreements and Acknowledgements of the Anchor Subscriber.

(a) Transfer Restrictions. Except as permitted under this Agreement, from the date of this Agreement until the earlier of (a) termination of the Subscription Agreement and this Agreement, and (b) the date that is 90 calendar days after the Closing Date (the “Lock-up Period”), the Anchor Subscriber shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of or distribute (“Transfer”) any of the Anchor Warrants or the Shares acquired under the Subscription Agreement (collectively, the “Subscribed Securities”), or publicly disclose the intention to make any Transfer of the Subscribed Securities. The foregoing restriction is expressly agreed to preclude the Anchor Subscriber from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Subscribed Securities even if such Subscribed Securities would be disposed of by someone other than the Anchor Subscriber. Such prohibited hedging or other transactions include any purchase, sale or grant of any right (including any put or call option) with respect to any of the Subscribed Securities of the Anchor Subscriber or with respect to any security that includes, relates to, or derives any significant part of its value from such Subscribed Securities. The Anchor Subscriber agrees and consents to the entry of stop transfer instructions with the Issuer’s transfer agent against the transfer of any Subscribed Securities during the Lock-Up Period, except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary set forth herein, the Anchor Subscriber may Transfer Subscribed Securities prior to the expiration of the Lock-up Period (a) to (i) an Affiliate of the Anchor Subscriber or to another investment fund or account managed or advised by the investment manager who acts on behalf of the Anchor Subscriber without restriction, or (ii) such other Person upon the prior written consent of the Sponsor and the Issuer; provided that, in each case, it shall be a condition to any such Transfer, that the transferee execute and deliver a joinder to this Agreement in a form reasonably satisfactory to the Sponsor and the Issuer whereby such transferee shall agree to be bound by the terms of this Agreement as if such transferee were the Anchor Subscriber hereunder, (b) pursuant to a bona fide third-party tender offer made to all holders of the Shares or any other shares of the Issuer’s capital stock, merger, consolidation or other similar transaction approved by the Issuer’s board of directors, and the result of which is that any “person” (as defined in Section 13(d)(3) of the

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Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the Issuer or the surviving entity (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the Anchor Subscriber’s Subscribed Securities shall remain subject to the restrictions contained in this Section 5, and (c) the Issuer pursuant to Section 5(c). For purposes of this Section 5, (i) “Affiliate” shall mean, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under direct or indirect common control with, such Person, and (ii) “control,” when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

(b) Trust Account. The Anchor Subscriber hereby acknowledges that the SPAC has established the Trust Account containing the proceeds of its IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the SPAC’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the SPAC entering into the this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Anchor Subscriber hereby irrevocably waives any and all right, title, interest or claim of any kind it has or may have in the future as a result of, or arising out of, this Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Agreement, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability; provided however, that nothing in this Section 5 shall be deemed to limit the Anchor Subscriber’s right to distributions from the Trust Account in accordance with the SPAC’s amended and restated memorandum and articles of association in respect of ordinary shares of the SPAC acquired by any means other than pursuant to this Agreement, or shall serve to limit or prohibit the Anchor Subscriber’s right to pursue a claim against the SPAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, or shall serve to limit or prohibit any claims that the Anchor Subscriber may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

(c) Call Right. The Issuer shall have the right to call for repurchase all, but not less than all, of the Anchor Warrants then held by the Anchor Subscriber (or its permitted transferees that shall have executed and delivered a joinder to this Agreement), by notice (a “Call Notice”) to the Anchor Subscriber, at a price of $0.01 per Anchor Warrant, provided that (a) the Reference Value (as defined below) equals or exceeds $18.00 per share (subject to adjustment as provided below) and (b) there is an effective registration statement covering the issuance of the Shares issuable upon exercise of the Anchor Warrants, and a current prospectus relating thereto, available throughout the 30-day Call Period (as defined below). In the event that the Issuer elects to call the Anchor Warrants pursuant hereto, the Issuer shall fix a date for the repurchase (the “Call Date”). On the Call Date, the Anchor Subscriber (or any permitted transferee that shall have executed and delivered a joinder to this Agreement) shall transfer all Anchor Warrants then held thereby to the Issuer upon payment of the applicable purchase price. The Call Notice shall be provided to the Anchor Subscriber in accordance with the provisions hereof not less than thirty (30) days prior to the Call Date (the “30-day Call Period”). As used herein “Reference Value” shall have the same meaning, and subject to the same adjustment, as provided in the Warrant Agreement dated December 2, 2020 by and between the SPAC and Continental Stock Transfer & Trust Company, as assumed by the Issuer in connection with the consummation of the Business Combination and as amended. The Anchor Warrants may be exercised in accordance with their terms at any time after Call Notice shall have been given.

(d) Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) such date and time as the Subscription Agreement is terminated in

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accordance with its terms or (c) upon the mutual written agreement of the Sponsor, the Issuer and the Anchor Subscriber; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented out-of-pocket losses, liabilities or damages arising from such breach.

6. General Provisions.

(a) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 6(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 6(a).

(b) Reliance. The Anchor Subscriber acknowledges that the Sponsor and the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Anchor Subscriber agrees to promptly notify the Sponsor and the Issuer if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Anchor Subscriber set forth herein are no longer accurate in all material respects. The Sponsor and the Issuer acknowledge that the Anchor Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Sponsor and the Issuer each agrees to promptly notify the Anchor Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(c) Provision of Copies. Each of the Sponsor, the Issuer and the Anchor Subscriber is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Expenses. Each party shall pay all of its own expenses in connection with this Agreement and the transactions contemplated herein.

(e) Assignment. Neither this Agreement nor any rights that may accrue to the Anchor Subscriber hereunder (other than the Anchor Warrants acquired hereunder) may be transferred or assigned. Notwithstanding the foregoing, the Anchor Subscriber may assign its rights and obligations under this Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Anchor Subscriber) or, with the Sponsor’s and the Issuer’s prior written consent, to another person, provided that no such assignment shall relieve the Anchor Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Sponsor and the Issuer each has given its prior written consent to such relief. Neither this Agreement nor any rights that may accrue to the Sponsor or the Issuer hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Sponsor or the Issuer may transfer the Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, such party).

(f) Survival. All of the agreements, representations and warranties made by each party hereto in this Agreement shall survive the Closing.

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(g) Additional Information. The Sponsor and the Issuer may request from the Anchor Subscriber such additional information as the Sponsor or the Issuer may reasonably deem necessary to evaluate the eligibility of the Anchor Subscriber to acquire the Anchor Warrants and to register the Anchor Warrants for resale pursuant to the terms of the Subscription Agreement, and the Anchor Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the Sponsor and the Issuer agree to keep such information confidential, except to the extent required to be included in the Registration Statement. The Anchor Subscriber acknowledges that the Sponsor, the SPAC and the Issuer may file a copy of this Agreement with the Commission as an exhibit to a periodic report or a registration statement of the Sponsor, the SPAC or the Issuer, as applicable.

(h) Amendments. This Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 5 above) except by an instrument in writing, signed by each of the parties hereto.

(i) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(k) Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(l) Counterparts. This Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(m) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided, however, that (i) the Placement Agents may rely on the representations, warranties, agreements and covenants of the Sponsor and the Issuer contained in this Agreement, (ii) the SPAC and the Placement Agents may rely on the representations and warranties of the Anchor Subscriber contained in this Agreement, and (ii) the SPAC may rely on the agreements and covenants of the Anchor Subscriber applicable to the SPAC; in each case, as if such representations, warranties, agreements, and covenants, as applicable, were made directly to the SPAC or the Placement Agent, as the case may be.

(n) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(o) Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

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EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the courts of the State of New York or the federal courts located in the State of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. .

(p) Placement Agents. Each party hereto agrees for the express benefit of the Placement Agents, their affiliates and their representatives that:

Neither the Placement Agents nor any of their respective affiliates or any of their respective representatives (1) have any duties or obligations other than those specifically set forth herein or in the respective engagement letter between the SPAC and each Placement Agent (each, an “Engagement Letter”) and are acting solely as the SPAC’s placement agents and are not acting as underwriters or in any other capacity and are not and shall not be construed as a fiduciary for the Anchor Subscriber, the Sponsor, the SPAC or the Issuer or any other person or entity in connection with the transactions contemplated herein; (2) shall be liable for any improper payment made in accordance with the information provided by the Sponsor, the SPAC or the Issuer; (3) make any representation, warranty or agreement, or have any responsibilities as to the execution, legality, validity, enforceability, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Sponsor, the SPAC or the Issuer pursuant to this Agreement or in connection with any of the transactions contemplated herein or any documents related to such transactions; or (4) shall be liable (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Sponsor, the SPAC or the Issuer), whether in contract, tort, or otherwise, to the Anchor Subscriber, or to any person claiming through the Anchor Subscriber, in respect of the any of the transactions contemplated herein.

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The Placement Agents and their respective affiliates and their respective representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Sponsor, the SPAC or the Issuer.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

ISSUER:

BULLISH

By:
Name:
Title:

Issuer Address for Notices: c/o Maples Corporate Services Limited P.O.

Box 309, Ugland House Grand Cayman, KY1-

1104 Cayman Islands

SPONSOR:

FAR PEAK LLC By: Far Peak Holdings LLC, the sole Member of Far Peak LLC

By:
Name:	Thomas Farley
Title:	Managing Member

Sponsor Address for Notices: Far Peak LLC

511 6th Ave, #7342

New York, New York 10011

Attn: Thomas Farley and David Bonanno

Email: thomas.farley@farpeak.com and

david.bonanno@farpeak.com

ANCHOR SUBSCRIBER:

By:

Name:
Title:

Annex A-2

Execution Version

July 8, 2021

Bullish

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Re: Lock-Up Agreement for Company Shares

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) entered into by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), BMC 1, a Cayman Islands exempted company (“Merger Sub 1”) and BMC 2, a Cayman Islands exempted company (“Merger Sub 2”), pursuant to which, among other things, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco.

In order to induce Pubco to proceed with the Mergers (as defined in the Business Combination Agreement) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, block.one (the “Shareholder”) hereby agrees with Pubco as follows:

1.

Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of Pubco, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any shares of Class B Ordinary Shares, par value $0.00001 per share, of Pubco (the “Class B Ordinary Shares”), any Class A Ordinary Shares, par value $0.00001 per share, of Pubco (the “Class A Ordinary Shares”) received upon conversion of Class B Ordinary Shares, any Class A Ordinary Shares received upon settlement of restricted share units, any Class A Ordinary Shares issuable upon the exercise of options to purchase Class A Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Class B Ordinary Shares, in each case, held by it immediately after the Acquisition Merger Effective Time (as defined in the Business Combination Agreement) (the “Lock-up Shares”) and for the avoidance of doubt, the Lock-up Shares shall not include any Class A Ordinary Shares that the Shareholder will acquire by virtue of the Acquisition Merger pursuant to the Business Combination Agreement, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until 180 days after the Acquisition Closing Date (as defined in the Business Combination Agreement) (the “Lock-Up Period”).

2.	The restrictions set forth in paragraph 1 shall not apply to:

(i)	(A) to another entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (B) as part of a distribution to members, partners or shareholders of the undersigned via dividend or share repurchase;

(ii)	Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iii)

Transfers of any Class B Ordinary Shares or other securities acquired as part of the PIPE Investment (as defined in the Business Combination Agreement) or issued in exchange for, or on conversion or exercise of, any securities issued as part of the PIPE Investment;

(iv)

transactions relating to Class B Ordinary Shares or other securities convertible into or exercisable or exchangeable for Class B Ordinary Shares acquired in open market transactions after the Acquisition Merger Effective Time;

(v)

the exercise of stock options or warrants to purchase Class A Ordinary Shares or Class B Ordinary Shares or the vesting of share awards of Class A Ordinary Shares or Class B Ordinary Shares and any related transfer of Class A Ordinary Shares or Class B Ordinary Shares to Pubco in connection therewith (a) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (b) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or share awards, or as a result of the vesting of such Class A Ordinary Shares or Class B Ordinary Shares, it being understood that all Class A Ordinary Shares or Class B Ordinary Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Letter Agreement during the Lock-Up Period;

(vi)

surrender of Class B Ordinary Shares or other securities convertible into or exercisable or exchangeable for Class B Ordinary Shares for cancellation pursuant to any contractual arrangement in effect at the Acquisition Merger Effective Time, including, without limitation, that certain Indemnification Agreement by and between Pubco and the Shareholders dated as of July 8, 2021;

(vii)

the entry, by the Shareholder, at any time after the Acquisition Merger Effective Time, of any trading plan providing for the sale of Class B Ordinary Shares by the Shareholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Class B Ordinary Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(viii)

transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Class A Ordinary Shares and Class B Ordinary Shares for cash, securities or other property; and

(ix)

transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, which change prevents the Mergers (as defined in the Business Combination Agreement) from qualifying as either a “reorganization” pursuant to Section 368(a) of the Code or a transaction governed by Section 351 of the Code (and the Mergers do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that (A) in the case of clauses (i) through (iii), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these

2

Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

3.

The Lock-Up Period shall terminate upon the earlier of (i) 180 days after the Acquisition Closing Date, or (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Acquisition Closing Date that results in all of the public shareholders of Pubco having the right to exchange their Class A Ordinary Shares and Class B Ordinary Shares for cash securities or other property.

4.

In furtherance of the foregoing, Pubco, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

5.

This Letter Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Letter Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the undersigned Shareholder and Pubco (and with respect to Pubco, only with the written consent of a majority of its directors, which shall include a majority of its independent directors).

6.

This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

7.

This Letter Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of Delaware, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Letter Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

8.	This Letter Agreement shall become effective on the date hereof and terminate on the earlier of (i) the expiration of the Lock-up Period and (ii) the liquidation of Pubco.

[Signature pages follow]

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Very truly yours,

block.one

Signature:	/s/ Kokuei Yuan

Name:	Kokuei Yuan

Title:	Director

Acknowledged and agreed by:

Bullish

Signature:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

[Signature Page to Lock-Up Agreement]

Annex A-3

Execution Version

Far Peak Acquisition Corporation

511 6th Ave #7342

New York, New York 10011

Bullish

c/o Maples Corporate Services Centre Limited

P.O, Box 309, Ugland House

Grand Cayman, Cayman Islands KY1-1104

Re: Amendment to the Letter Agreement

Ladies and Gentlemen:

This amendment to the Letter Agreement, dated as of July 8, 2021 (this “Letter Agreement Amendment”), is made and entered into by and among Far Peak LLC (the “Sponsor”) and each of the undersigned (each, an “Insider” and, collectively, the “Insiders”) in respect of and in reference to that certain Letter Agreement, dated as of December 4, 2020 (the “Letter Agreement”), by and among the Sponsor and the Insiders. Capitalized terms used but not defined in this Letter Agreement Amendment shall have the meanings given to them in the Letter Agreement. The Sponsor and the Insiders acknowledge and agree that the effectiveness of this Letter Agreement Amendment shall be expressly subject to the consummation of the Initial Closing contemplated by that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) to be entered into by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company, Far Peak Acquisition Corporation, a Cayman Islands exempted company, BMC 1, a Cayman Islands exempted company and BMC 2, a Cayman Islands exempted company and shall automatically be terminated and made null and void if the Business Combination Agreement is terminated pursuant to the terms therein. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Bullish Business Combination.” In order to induce Pubco to proceed with the Mergers (as defined in the Business Combination Agreement) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and the Insiders hereby agree with the Company and Pubco to amend the Letter Agreement as follows:

1. Paragraph 6 of the Letter Agreement is amended, restated and replaced, in its entirety, with the following:

“6. Lock-up; Transfer Restrictions.

(a) Notwithstanding anything to the contrary in the Letter Agreement, for purpose of Paragraph 6, (i) “Founder Shares” shall mean the Class B ordinary shares of the Company, which will be converted into the Class A ordinary shares of Pubco pursuant to the Business Combination Agreement, (ii) “Ordinary Shares” shall mean the Company’s Class A ordinary shares, which will be converted into the Class A ordinary shares of Pubco pursuant to the Business Combination Agreement, (iii) “Private Placement Warrants” shall mean the warrants to purchase Class A ordinary shares of the Company, which will be converted into the Pubco Warrants (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement, (iv) references to the Company shall refer to Pubco following the consummation of the transactions contemplated by the Business Combination Agreement, and (v) references to “initial Business Combination” and “Business Combination” shall refer to the transactions contemplated by the Business Combination Agreement.

(b) The Sponsor.

(i) The Sponsor agrees that it shall not Transfer any Founder Shares (the “Sponsor Lock-up”) until the earliest of (A) one year after the completion of an initial Business Combination and (B) following the completion of an initial Business Combination, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Sponsor Lock-up Period”).

Notwithstanding the foregoing, but subject to Paragraph 6(b)(ii) below, if, subsequent to a Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares shall be released from the Sponsor Lock-up; provided, however, that, if the Sponsor Lock-up Period would have otherwise expired prior to the date that is 180 days after the Company’s initial Business Combination, such expiration shall not be deemed effective until 180 days after the Company’s initial Business Combination.

(ii) In addition to the provisions of Paragraph 6(b)(i) above:

(1) if, in connection with the consummation of the Bullish Business Combination, more than 15,000,000 Class A ordinary shares are validly tendered for redemption and not withdrawn, the Sponsor shall, at the closing of the Bullish Business Combination, surrender to the Company for cancellation 1,950,000 Founder Shares (the “Forfeiture”);

(2) if, in connection with the consummation of the Bullish Business Combination there is no Forfeiture, then following the closing of such Bullish Business Combination, (i) the Sponsor shall not Transfer 780,000 Founder Shares (the “First Tier Locked-up Shares”) until such time as the closing price of the Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period after the closing of the initial Business Combination, and (ii) the Sponsor shall not Transfer an additional 780,000 Founder Shares (the “Second-Tier Locked-up Shares”) until such time as the closing price of the Ordinary Shares equals or exceeds $15.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period after the closing of the initial Business Combination; and

(3) in connection with the consummation of the Bullish Business Combination, the Sponsor shall, at the closing of the Bullish Business Combination, surrender to the Company for cancellation 400,000 Private Placement Warrants.

(iii) The Sponsor agrees that it shall not effectuate any Transfer of Private Placement Warrants or Ordinary Shares underlying such warrants until 30 days after the completion of an initial Business Combination.

(iv) Notwithstanding the provisions set forth in Paragraphs 6(b)(i)—6(b)(iii), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted: (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) by private sales or transfers, including, for the avoidance of doubt, pursuant to the terms of the Securities Purchase Agreement, dated as of the date hereof, among the Sponsor, Pubco and the Anchor Subscriber named therein, made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Ordinary Shares, as applicable, were originally purchased; (c) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (d) in the event of the Company’s liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial Business Combination; or (e) from the Sponsor to the Anchor Investor upon the consummation of a Business Combination, in an aggregate amount of 1,950,000 Founder Shares; provided, however, that in the case of clauses (a) through (c) and (e), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

(c) The Insiders.

(i) The Insiders agree that they shall not Transfer any Founder Shares (the “Insiders Lock-up”) until the earliest of (A) one year after the completion of an initial Business Combination and (B) following the completion of an initial Business Combination, the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Insiders Lock-up Period”, and together with the Sponsor Lock-up Period, the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing Stock Price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares shall be released from the Insiders Lock-up; provided, however, that, if the Insiders Lock-up Period would have otherwise expired prior to the date that is 180 days after the Company’s initial Business Combination, such expiration shall not be deemed effective until 180 days after the Company’s initial Business Combination

(ii) The Insiders agree that they shall not effectuate any Transfer of Private Placement Warrants or Ordinary Shares underlying such warrants until 30 days after the completion of an initial Business Combination.

(iii) Notwithstanding the provisions set forth in Paragraphs 6(c)(i) and 6(c)(ii), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted: (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) by virtue of laws of descent and distribution upon death of the individual; (d) pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Ordinary Shares, as applicable, were originally purchased; (f) in the event of the Company’s liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.”

2. Paragraph 7 of the Letter Agreement is amended, restated and replaced, in its entirety, with the following:

“7. Remedies. The Sponsor and each of the Insiders hereby agree and acknowledge that (i) each of the Underwriters, the Company and Pubco would be irreparably injured in the event of a breach by the Sponsor or such Insider of its, her or his obligations, as applicable under paragraphs 3, 4, 6, 8, and 11, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.”

3. Paragraph 9 of the Letter Agreement is deleted in its entirety.

4. Paragraph 19 of the Letter Agreement is amended, restated and replaced, in its entirety, with the following:

“19. No Third Party Beneficiaries. The parties hereto acknowledge and agree that Pubco shall be entitled to specifically enforce obligations of the Sponsor and the Insiders under the Letter Agreement and this Letter Agreement Amendment and the provisions of Paragraphs 6 and 7 of the Letter Agreement (as amended by this Letter Agreement Amendment) to which Pubco is an express third party beneficiary on the terms and subject to the conditions set forth therein. The Letter Agreement and this Letter Agreement Amendment shall not confer any rights or benefits on any persons that are not parties hereto or thereto, except as set forth with respect to the Underwriters in respect of any amendment to Section 6(d) or with respect to Pubco.”

5. The Letter Agreement and this Letter Agreement Amendment constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

6. This Letter Agreement Amendment may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties affected thereby.

7. Paragraph 13 through 18 of the Letter Agreement are incorporated herein and shall apply to this Letter Agreement Amendment mutatis mutandis.

[Signature Page Follows]

FAR PEAK LLC

By:	/s/ Thomas W. Farley
Name: Thomas W. Farley
Title: Manager

INSIDERS

By:	/s/ Thomas W. Farley
Name: Thomas W. Farley

By:	/s/ David W. Bonanno
Name: David W. Bonanno

By:	/s/ Stanley A. McChrystal
Name: Stanley A. McChrystal

By:	/s/ Nicole Seligman
Name: Nicole Seligman

By:	/s/ Charles Vice
Name: Charles Vice

Acknowledged and Agreed:
FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas W. Farley
Name: Thomas W. Farley
Title:	Chief Executive Officer, President and Chairman of the Board

Acknowledged and Agreed:
BULLISH

By:	/s/ Andrew Bliss
Name: Andrew Bliss
Title: Director

[Signature Page to the Letter Agreement Amendment]

Annex A-4

Execution Version

[NAME OF APPLICABLE FUND]

c/o BlackRock Financial Management, Inc.

55 East 52nd Street

New York, NY 10055

Attn: Christopher Biasotti

Re:	Side Letter Agreement

Ladies and Gentlemen:

Reference is made to that certain Subscription Agreement (the “Agreement”), dated as of November 12, 2020, by and among Far Peak Acquisition Corporation, a Cayman Island company limited by shares (the “Company”), Far Peak LLC, a Cayman Island limited liability company (the “Sponsor”) and                (the “Purchaser”). Capitalized terms used in this side letter agreement (the “Side Letter Agreement”) and not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the Company’s entry into that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) by and among the Company, Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company, BMC 1, a Cayman Islands exempted company and BMC 2, a Cayman Islands exempted company, the parties are contemporaneously entering into this Side Letter Agreement.

Pursuant to Section 2 of the Agreement, if, in connection with a Business Combination, the Sponsor enters into any other arrangements with respect to the Founder Shares and/or the Private Placement Warrants (or the Sponsor’s membership interests representing an interest in any of the foregoing) (a “Change in Investment”), such Change in Investment shall apply pro rata to the Purchaser and the Sponsor based on the relative number of Founder Shares and/or Private Placement Warrants to be held by each on the closing of a Business Combination; provided, however that in no event shall such Change in Investment apply to more than 25% of the Founder Shares to be purchased by the Purchaser and/or 20% of the Private Placement Warrants held by the Purchaser.

Pursuant to Section 2 of the Agreement, the Purchaser shall take all steps and execute all such agreements as may be necessary or reasonably requested by the Sponsor to effectuate such Change in Investment on the same terms as applicable to the Sponsor.

In connection with the transactions contemplated by the Business Combination Agreement (the “Bullish Business Combination”) the Sponsor has agreed to a Change in Investment as reflected in the Securities Purchase Agreement attached hereto as Exhibit A (the “Securities Purchase Agreement”) and the Amendment to the Letter Agreement attached hereto as Exhibit B.

In consideration of the foregoing, and in connection with the Agreement and the obligations contemplated thereunder, the parties hereby agree as follows:

1. Section 6(a) of the Agreement shall be deemed amended and restated in its entirety to reflect the following:

(i) Notwithstanding anything to the contrary in the Agreement, for purpose of Section 6, (1) “Founder Shares” shall mean the Class B ordinary shares of the Company, which will be converted into the Class A ordinary shares of Pubco pursuant to the Business Combination Agreement, (2) “Class A Common Stock” shall mean the Company’s Class A ordinary shares, which will be converted into the Class A ordinary shares of Pubco pursuant to the Business Combination Agreement, (3) “Private Placement Warrants” shall mean the warrants to purchase Class A ordinary shares of the Company, which will be converted into the Pubco Warrants (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement, (4) references to the Company shall refer to Pubco following the consummation of the transactions contemplated by the Business Combination Agreement, and (5) references to “Business Combination” shall refer to Bullish Business Combination.

(ii) The Purchaser agrees that it shall not Transfer (1) any Founder Shares until the earlier of (A) one year after the closing of the Business Combination (the “Business Combination Closing”) and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property (such period, the “Lock-up Period”) or (2) any Private Placement Warrants (or any shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) until 30 days after the Business Combination Closing. Notwithstanding the foregoing, if subsequent to the Business Combination Closing, the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination Closing, the Founder Shares shall be released from the lockup referenced in this Section 6(a)(ii); provided, however, that, if the Lock-up Period would have otherwise expired prior to the date that is 180 days after the Business Combination Closing, such expiration shall not be deemed effective until 180 days after the Business Combination Closing.

(iii) In addition to the provisions of Section 6(a)(ii) above:

(1) if, (A) in connection with the consummation of the Bullish Business Combination, more than 15,000,000 Class A ordinary shares of the Company are validly tendered for redemption and not withdrawn and (B) in connection with such redemptions, the Sponsor has surrendered to the Company for cancellation 1,950,000 Founder Shares, then (C) the Purchaser shall, at the closing of the Bullish Business Combination, receive
[390,000] fewer Founder Shares than it otherwise would have received pursuant to Section 1(a)(ii) of the Agreement (the “Forfeiture”); and

(2) if, in connection with the consummation of the Bullish Business Combination, there is no Forfeiture, then (A) the Purchaser shall not Transfer [195,000] Founder Shares until such time as the closing price of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period after the Business Combination Closing, and (B) the Purchaser shall not Transfer an additional [195,000] Founder Shares until such time as the closing price of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period after the Business Combination Closing.

(iv) Notwithstanding the provisions set forth in (ii) and (iii) above, Transfers of the Securities are permitted (1) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; (5) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the applicable Securities were originally purchased; (6) by virtue of the Purchaser’s organizational documents upon liquidation or dissolution of the Purchaser; (7) in the event of the Company’s liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of the Company’s public shareholders having the right to exchange their Class A Common Stock for cash, securities or other property subsequent to the Company’s completion of the Business Combination; and (8) to the Purchaser’s affiliates, to any investment fund or other entity controlled or managed by the Purchaser, or to any

2

investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor or to any investment fund or other entity controlled or managed by such persons (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (1) through (6) and (8) these Permitted Transferees must enter into a written agreement agreeing to be bound by the terms of the Agreement, including these transfer restrictions. “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y); provided further, that Section 6(a) of the Agreement shall not prohibit the Purchaser from effecting a Short Sale with securities that do not constitute “Securities” under the Agreement.

2. Pursuant to the Change in Investment agreed to by the Sponsor, the Purchaser agrees, at the Business Combination Closing and at the Sponsor’s written direction, it shall (i) sell [600,000] Private Placement Warrants to the Sponsor, or a designee the Sponsor, for a purchase price of $1.00 per Private Placement Warrant and (ii) surrender to the Company for cancellation [100,000] Private Placement Warrants.

3. Notwithstanding anything contained herein to the contrary, this Side Letter Agreement shall not be effective until the transactions contemplated by the Business Combination Agreement are effected. If the Acquisition Closing (as defined in the Business Combination Agreement) is not consummated, this Side Letter Agreement shall automatically and immediately terminate, and no party hereto shall have any rights, nor any obligations, under this Side Letter Agreement.

4. Sections 7(f)-(g), 7(i)-(m) and 7(o)-(s) of the Agreement are hereby incorporated by reference.

[Signature page follows]

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Sincerely,

PURCHASER:

[INPUT BLACKROCK ENTITY]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED BY:

COMPANY:

FAR PEAK ACQUISITION CORPORATION

By:
Name:
Title:

SPONSOR:

FAR PEAK LLC

By:
Name:
Title:

[Signature Page to Side Letter Agreement]

Annex A-5

Execution Version

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2021, by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), and block.one, a Cayman Islands exempted company (the “Shareholder”).

WHEREAS, Pubco, the Company, BMC 1, a Cayman Islands exempted company, and BMC 2, a Cayman Islands exempted company, are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) pursuant to which, among other things, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco;

WHEREAS, the Shareholder is, as of the date of this Agreement, the sole legal owner of the number of Company Class A Common Shares, Company Class B Preference Shares and Company Class C Common Shares set forth opposite the Shareholder’s name on Schedule A hereto (such Company Class A Common Shares, Company Class B Preference Shares and Company Class C Common Shares, together with any other Company Shares acquired by the Shareholder after the date of this Agreement and during the term of this Agreement, including upon conversion of Company Class B Preference Shares, exercise of options or settlement of restricted share units, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Purchaser and Pubco have requested that the Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to Pubco, Company and Purchaser as follows:

1.1 Organization and Standing. The Shareholder has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Shareholder is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

1.2 Authorization; Binding Agreement. The Shareholder has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of the Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Shareholder, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

1.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Shareholder is required to be obtained or made in connection with the execution, delivery or performance by the Shareholder of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Shareholder will not (a) conflict with or violate any provision of the Organizational Documents of the Shareholder, (b) conflict with or violate any Law, Order or Consent applicable to the Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Shareholder under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. The Shareholder is the sole legal owner of the Company Shares set forth opposite the Shareholder’s name on Schedule A hereto, and all such Subject Shares are owned by the Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of the Company, any Contract as set forth on Schedule 4.3(b) of the Company Disclosure Schedules or applicable federal or state securities laws. The Shareholder does not legally own any shares of the Company other than the Subject Shares. The Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement, the Organizational Documents of the Company or any Contract as set forth on Schedule 4.3(b) of the Company Disclosure Schedules.

1.6 Business Combination Agreement. The Shareholder understands and acknowledges that Purchaser, the Company and Pubco are entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

ARTICLE II

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to the Shareholder, Company and Pubco as follows:

2.1 Organization and Standing. Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and

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authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Pubco in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Pubco of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Purchaser will not (a) conflict with or violate any provision of Organizational Documents of Purchaser, (b) conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Purchaser, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of Pubco

Pubco hereby represents and warrants to the Shareholder, Company and Purchaser as follows:

3.1 Organization and Standing. Pubco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Pubco has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Pubco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

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3.2 Authorization; Binding Agreement. Pubco has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of Pubco and no other corporate proceedings on the part of Pubco are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Pubco and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Pubco is required to be obtained or made in connection with the execution, delivery or performance by Pubco of this Agreement or the consummation by Pubco of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Pubco to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Pubco will not (a) conflict with or violate any provision of Organizational Documents of Pubco, (b) conflict with or violate any Law, Order or Consent applicable to Pubco or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Pubco under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Pubco under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Pubco, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Pubco to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to Pubco, the Shareholder and Purchaser as follows:

4.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the

4

execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

4.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE V

Agreement to Vote; Certain Other Covenants of the Shareholder

The Shareholder covenants and agrees during the term of this Agreement as follows:

5.1 Agreement to Vote.

(a) In Favor of Acquisition Merger. At any meeting of the shareholders of the Company called to seek the Required Company Shareholder Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other Ancillary Documents, the Acquisition Merger, or any other Transaction is sought, the Shareholder shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required Company Shareholder Approval or, if there are insufficient votes in favor of granting the Required Company Shareholder Approval, in favor of the adjournment such meeting of the shareholders of the Company to a later date.

(b) Against Other Transactions. At any meeting of shareholders of the Company or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other

5

circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Acquisition Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any shares of the Company, any of its material Subsidiaries (including Pubco), or, in case of a public offering only, a newly-formed holding company of the Company or such material Subsidiaries, other than in connection with the Transactions, (ii) any Acquisition Proposal relating to an Alternative Transaction with respect to the Company or any of its material Subsidiaries (including Pubco), and (iii) other than any amendment to Organizational Documents of the Company, Pubco, Merger Sub 1 and Merger Sub 2 permitted under Sections 1.1(d) and 1.2(d) of the Business Combination Agreement, any amendment of Organizational Documents of the Company, Pubco, Merger Sub 1 or Merge Sub 2 or other proposal or transaction involving the Company or any of its Subsidiaries (including Pubco), which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or any other Ancillary Document, the Acquisition Merger, or any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(c) Revoke Other Proxies. The Shareholder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of the Company.

5.2 No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of Purchaser or (z) to an Affiliate of the Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by this Agreement to the same extent as such transferring Shareholder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, the Shareholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Acquisition Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of the Company, (iii) take any action that would make any representation or warranty of the Shareholder herein untrue or incorrect, or have the effect of preventing or disabling the Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying the Shareholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. The Shareholder agrees with, and covenants to, Purchaser, Pubco and the Company that the Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

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5.3 Waiver of Dissenters’ Rights. The Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Act and any other similar statute in connection with the Acquisition Merger and the Business Combination Agreement.

5.4 New Shares. In the event that prior to the Acquisition Closing (i) any Company Shares or other securities are issued or otherwise distributed to a Shareholder pursuant to any stock dividend or distribution, or any change in any of the Company Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) a Shareholder acquires legal or beneficial ownership of any Company Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) a Shareholder acquires the right to vote or share in the voting of any Company Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

5.5 Termination. This Agreement shall terminate upon the earliest of (i) the Acquisition Effective Time (provided, however, that upon such termination, Section 5.3, this Section 5.5, Section 5.6 and Article VI, shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

5.6 Additional Matters. The Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser, the Company or Pubco may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the Cayman Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Acquisition Merger or any other Transaction.

ARTICLE VI

General Provisions.

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Pubco and Purchaser in accordance with Section 10.1 of the Business Combination Agreement and to the Shareholder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the Cayman Islands (without giving effect to choice of law principles thereof).

6.3 Miscellaneous. The provisions of Article X (other than the first sentence of Section 10.4) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

block.one:

Signature: /s/ Stephen Ellis
Name: Stephen Ellis
Title: Authorized Signatory

Far Peak Acquisition Corporation:

Signature: /s/ Thomas W. Farley
Name: Thomas W. Farley
Title: Chief Executive Officer

Bullish:

Signature: /s/ Andrew Bliss
Name: Andrew Bliss
Title: Director

Bullish Global:

Signature: /s/ Kokuei Yuan
Name: Kokuei Yuan
Title: Director

[Signature Page to Target Voting Agreement]

Schedule A

Name of Shareholder	Number of Company Class A Common Shares	Number of Company Class B Preference Shares	Number of Company Class C Common Shares
block.one	225,000,000	52,556,094	—

Address for Notice:

Block.one

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attn: CLO

with a copy (which will not constitute notice) to:

Email: notices@block.one

and

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com; joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900

Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com; francisco.morales@kirkland.com

Schedule A

Annex A-6

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2021, by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), and Far Peak LLC, a Cayman Islands exempted limited liability company (“Sponsor”).

WHEREAS, Pubco, the Company, Purchaser, BMC 1, a Cayman Islands exempted company, and BMC 2, a Cayman Islands exempted company, are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) pursuant to which, among other things, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco;

WHEREAS, Sponsor is, as of the date of this Agreement, the sole legal owner of the number of Purchaser Class B Shares and Purchaser Warrants set forth opposite Sponsor’s name on Schedule A hereto (such Purchaser Class B Shares and Purchase Warrants, together with any other Purchaser Shares acquired by Sponsor after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Purchaser, the Company and Pubco have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the Company, Pubco and Purchaser as follows:

1.1 Organization and Standing. Sponsor has been duly organized and is validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Sponsor is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

1.2 Authorization; Binding Agreement. Sponsor has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of Sponsor are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to the Enforceability Exceptions.

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1.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Sponsor will not (a) conflict with or violate any provision of the Organizational Documents of Sponsor, (b) conflict with or violate any Law, Order or Consent applicable to Sponsor or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Sponsor under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Sponsor under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Sponsor, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Sponsor to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. Sponsor is the sole legal owner of the Purchaser Shares set forth opposite Sponsor’s name on Schedule A hereto, and all such Subject Shares are owned by Sponsor free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Organizational Documents of Purchaser or applicable federal or state securities laws. Sponsor does not legally own any shares of Purchaser other than the Subject Shares. Sponsor has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or the Organizational Documents of the Purchaser.

1.6 Business Combination Agreement. Sponsor understands and acknowledges that Purchaser, the Company and Pubco are entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

ARTICLE II

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Sponsor, the Company and Pubco as follows:

2.1 Organization and Standing. Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions

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contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Pubco in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Pubco of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Purchaser will not (a) conflict with or violate any provision of Organizational Documents of Purchaser, (b) conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Purchaser, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of Pubco

Pubco hereby represents and warrants to the Company, Sponsor and Purchaser as follows:

3.1 Organization and Standing. Pubco is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Pubco has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Pubco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. Pubco has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of Pubco and no other

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corporate proceedings on the part of Pubco are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Pubco and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Pubco is required to be obtained or made in connection with the execution, delivery or performance by Pubco of this Agreement or the consummation by Pubco of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Pubco to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Pubco will not (a) conflict with or violate any provision of Organizational Documents of Pubco, (b) conflict with or violate any Law, Order or Consent applicable to Pubco or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Pubco under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Pubco under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Pubco, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Pubco to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Representations and Warranties of the Company

The Company hereby represents and warrants to Pubco, Sponsor and Purchaser as follows:

4.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and shareholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and,

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assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

4.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

4.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE V

Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees with Pubco and the Company during the term of this Agreement as follows:

5.1 Agreement to Vote.

(a) In Favor of Initial Merger. At any meeting of the shareholders of Purchaser called to seek the Required Purchaser Shareholder Approval , or at any adjournment thereof, or in connection with any written consent of the shareholders of Purchaser or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other Ancillary Documents, the Initial Merger, or any other Transaction is sought, Sponsor shall (i), if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required Purchaser Shareholder Approval or, if there are insufficient votes in favor of granting the Required Purchaser Shareholder Approval, in favor of the adjournment such meeting of the shareholders of Purchaser to a later date.

(b) Against Other Transactions. At any meeting of shareholders of Purchaser or at any adjournment thereof, or in connection with any written consent of the shareholders of Purchaser or in any other circumstances upon which Sponsor’s vote, consent or other approval is sought, Sponsor shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent, if applicable)

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against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Initial Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Purchaser or any public offering of any shares of Purchaser, any of its material Subsidiaries, or, in case of a public offering only, a newly-formed holding company of Purchaser or such material Subsidiaries, other than in connection with the Transactions, (ii) any Acquisition Proposal relating to an Alternative Transaction with respect to Purchaser, and (iii) other than any amendment to Organizational Documents of Purchaser permitted under Section 1.1(d) of the Business Combination Agreement, any amendment of Organizational Documents of Purchaser or other proposal or transaction involving Purchaser or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Purchaser of, prevent or nullify any provision of the Business Combination Agreement or any other Ancillary Document, the Initial Merger, or any other Transaction or change in any manner the voting rights of any class of Purchaser’s share capital.

(c) Revoke Other Proxies. Sponsor represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of Purchaser.

5.2 No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of the Company or (z) to an Affiliate of Sponsor (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by this Agreement to the same extent as Sponsor was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than pursuant to the Initial Merger, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under the Organizational Documents of Purchaser, (iii) take any action that would make any representation or warranty of Sponsor herein untrue or incorrect, or have the effect of preventing or disabling Sponsor from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying Sponsor from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Sponsor agrees with, and covenants to, Purchaser, Pubco and the Company that Sponsor shall not request that Purchaser register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

5.3 Waiver of Dissenters’ Rights. Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Act and any other similar statute in connection with the Initial Merger and the Business Combination Agreement.

5.4 No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by Sponsor, or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Business Combination Agreement or otherwise.

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5.5 New Shares. In the event that prior to the Initial Closing (i) any Purchaser Shares or other securities are issued or otherwise distributed to Sponsor pursuant to any stock dividend or distribution, or any change in any of the Purchaser Shares or other share capital of Purchaser by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) Sponsor acquires legal or beneficial ownership of any Purchaser Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) Sponsor acquires the right to vote or share in the voting of any Purchaser Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

ARTICLE VI

Additional Agreements of the Parties

6.1 Sponsor Letter Agreement. Each of Sponsor and Purchaser hereby agree that from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary that certain letter agreement dated December 2, 2020 by and among Sponsor and Purchaser, except as otherwise provided for under this Agreement, the Business Combination Agreement or any Ancillary Document.

6.2 Mutual Release.

(a) Sponsor Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than Purchaser or any of Purchaser’s Subsidiaries) and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective as at the Acquisition Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Pubco, the Company, Purchaser, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties Pubco, the Company, Purchaser or any of their respective Subsidiaries has prior to or as of the Acquisition Merger Effective Time to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Acquisition Merger Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Acquisition Merger Effective Time (except in the event of fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 6.2(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement, the Ancillary Documents, Pubco’s Organizational Documents, or Purchaser’s Organizational Documents, including the right to receive Pubco Class A Ordinary Shares at the Initial Merger Effective Time and for any amounts owed pursuant to the terms set forth therein, (ii) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of Purchaser, (iii) arising under any then-existing insurance policy of Purchaser, (iv) pursuant to a contract and/or Purchaser policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Acquisition Merger Effective Time, or (v) for any claim for fraud.

(b) Company Release. Each of Pubco, the Company, Purchaser and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Acquisition Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge Sponsor and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Acquisition Merger Effective Time to such Company

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Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Acquisition Merger Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 6.2(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Business Combination Agreement or the Ancillary Documents, or (ii) for any claim for fraud.

6.3 Termination. This Agreement shall terminate upon the earliest of (i) the Initial Merger Effective Time (provided, however, that upon such termination, Section 5.3, Section 6.2, this Section 6.3, Section 6.4, Section 7.1 and Section 7.2 shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

6.4 Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser, the Company or Pubco may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Documents and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Purchaser or the Cayman Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Initial Merger or any other Transaction.

ARTICLE VII

General Provisions.

7.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company, Pubco and Purchaser in accordance with Section 10.1 of the Business Combination Agreement and to Sponsor at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

7.2 Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the Cayman Islands (without giving effect to choice of law principles thereof).

7.3 Miscellaneous. The provisions of Article X (other than the first sentence of Section 10.4) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

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IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Far Peak LLC

Signature: /s/ Thomas W. Farley

Name: Thomas W. Farley

Title: Manager

Far Peak Acquisition Corporation:

Signature: /s/ Thomas W. Farley

Name: Thomas W. Farley

Title: Chief Executive Officer

Bullish:

Signature: /s/ Andrew Bliss

Name: Andrew Bliss

Title: Director

Bullish Global:

Signature: /s/ Kokuei Yuan

Name: Kokuei Yuan

Title: Director

[Signature Page to Sponsor Voting Agreement]

Schedule A

Name of Shareholder	Number of Purchaser Class B Shares	Number of Purchaser Warrant
Far Peak LLC	9,540,000	3,500,000

Address for Notice:

Far Peak LLC

c/o Far Peak Acquisition Corporation

511 Sixth Avenue, #7342

New York, New York 10011

Attn: Thomas Farley and David Bonanno

Email: thomas.farley@farpeak.com and david.bonanno@farpeak.com

Schedule A

Annex A-7

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2021, by and among (i) Bullish, a Cayman Islands exempted company (together with its successors, “Pubco”), and (ii) the undersigned parties listed as “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on July 8, 2021, (i) Far Peak Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), (ii) Pubco, (iii) BMC 1, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 1”), (iv) BMC 2, a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco (“Merger Sub 2”), and (v) Bullish Global, a Cayman Islands exempted company (the “Company”) entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, upon the consummation of the transactions contemplated thereby, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly-owned subsidiary of Pubco (the “Initial Merger” and the closing of the Initial Merger, the “Initial Closing”), and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly-owned subsidiary of Pubco (the “Acquisition Merger” and the closing of the Acquisition Merger, the “Acquisition Closing”), and as a result of which (a) (1) all of the shares of Purchaser outstanding immediately prior to the Initial Closing will automatically be cancelled and cease to exist in exchange for the right to receive newly issued Pubco Class A Ordinary Shares, and (2) all warrants of Purchaser outstanding immediately prior to the Initial Closing will automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by Pubco and converted into warrants to purchase Pubco Class A Ordinary Shares (each, a “Pubco Warrant”) and (b) all shares of the Company outstanding immediately prior to the Acquisition Merger Closing will automatically be cancelled and cease to exist in exchange for the right to receive newly issued Ordinary Shares of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, the Purchaser and Far Peak LLC, a Cayman Islands limited liability company (the “Sponsor”) and certain other shareholders (the “Purchaser Holders” collectively with Sponsor, the “Original Holders”) are parties to that certain Registration and Shareholder Rights Agreement, dated as of December 2, 2020 (the “Original Registration Rights Agreement”), which shall be superseded by this Agreement and shall terminate upon the effectiveness hereof at the Acquisition Closing;

WHEREAS, in connection with the execution of the Business Combination Agreement, certain of the Investors have entered into, or will prior to the Acquisition Closing enter into, certain other agreements with Pubco, pursuant to which, among other things, such Investor has agreed not to transfer the merger consideration held by such Investor for a certain period of time after the Acquisition Closing (each such agreement, as amended from time to time in accordance with the terms thereof, a “Lock-Up Agreement”), in each case pursuant to the terms of such Lock-Up Agreement);

WHEREAS, in connection with the execution of the Business Combination Agreement, Pubco and the Investors desire to enter into this Agreement, which shall replace the Original Registration Rights Agreement, by and among the Company and the other parties thereto, in order to provide the Investors with registration rights on the terms set forth herein; and

WHEREAS, the parties desire for this Agreement to be effective only upon the consummation of the Acquisition Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement. The following capitalized terms used herein have the following meanings:

“Acquisition Closing” is defined in the recitals to this Agreement.

“Acquisition Merger” is defined in the recitals to this Agreement.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, Hong Kong or the Cayman Islands are authorized to close for business.

“Concurrent Pubco Offering” shall have the meaning given in subsection 2.1.2.

“Concurrent Secondary Offering” shall have the meaning given in subsection 2.1.2.

“Concurrent Offering” shall have the meaning given in subsection 2.1.2.

“Company” is defined in the recitals to this Agreement.

“Demanding Holders” shall have the meaning given in subsection 2.1.1(b).

“Disinterested Independent Director” means an independent director serving on Pubco’s board of directors at the applicable time of determination that is disinterested in this Agreement (i.e., such independent director is not an Investor, an Affiliate of an Investor, or an officer, director, manager, employee, trustee or beneficiary of an Investor or its Affiliate, nor an immediate family member of any of the foregoing).

“Effectiveness Date” shall have the meaning given in subsection 2.1.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and unless the context requires otherwise, the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” shall have the meaning given in subsection 2.1.1(a).

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Merger” is defined in the recitals to this Agreement.

“Initial Closing” is defined in the recitals to this Agreement.

“Investor(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement and with respect to an Investor, its Lock-Up Agreement.

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“Investor Indemnified Party” is defined in Section 4.1.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 2.1.2.

“Merger Sub 1” is defined in the recitals to this Agreement.

“Merger Sub 2” is defined in the recitals to this Agreement.

“Minimum Demand Threshold” shall mean $50,000,000.

“Other Selling Investors” shall have the meaning given in subsection 2.1.1(b).

“Original Holders” is defined in the recitals to this Agreement.

“Original Registration Rights Agreement” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.2.

“Proceeding” is defined in Section 6.9.

“Pubco” is defined in the preamble to this Agreement, and shall include Pubco’s successors by merger, acquisition, reorganization or otherwise.

“Pubco Warrant” is defined in the recitals to this Agreement.

“Purchaser” is defined in the recitals to this Agreement.

“Purchaser Holders” is defined in the recitals to this Agreement.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) the Pubco Warrants and (b) the Ordinary Shares, in each case, set forth on the Schedule to this Agreement, including Ordinary Shares (i) issued or issuable to any Investor in exchange for shares of the Purchaser or the Company pursuant to the Business Combination Agreement, (ii) issued or issuable pursuant to the exercise of the Pubco Warrants, and (iii) issued or issuable upon conversion of Pubco Class B Ordinary Shares, and all Ordinary Shares issued or issuable to any holder with respect to such securities by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. Notwithstanding anything to the contrary contained herein, Registrable Securities exclude securities received by Investors pursuant to the terms of those certain Subscription Agreements for a PIPE financing entered into in connection with the Business Combination Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates (or evidence of book entry position) for them not bearing a legend restricting further transfer shall have been delivered by Pubco and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable

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under Rule 144 without volume limitations or the requirement for Pubco to be current in its Exchange Act reporting. Notwithstanding anything to the contrary contained herein, a Person shall be deemed to be an “Investor holding Registrable Securities” (or words to that effect) under this Agreement only if they are an Investor or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Investor permitted under this Agreement and any applicable Lock-Up Agreement.

“Registration Statement” means a registration statement filed by Pubco with the SEC in compliance with the Securities Act for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4, F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and unless the context requires otherwise, the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1(a).

“Shelf Underwriting” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Notice” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Request” shall have the meaning given in subsection 2.1.1(b).

“Shelf Registrable Securities” shall have the meaning given in subsection 2.1.1(b).

“Specified Courts” is defined in Section 6.9.

“Sponsor” is defined in the recitals to this Agreement.

“Underwritten Block Trade” shall have the meaning give in subsection 2.1.1(b).

“Underwritten Offering” shall mean a Registration in which securities of the Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Shelf Registration. (a) As soon as practicable but no later than forty-five (45) Business Days after the Acquisition Closing Date (the “Filing Date”), Pubco shall prepare and file with (or confidentially submit to) the SEC a shelf registration statement under Rule 415 of the Securities Act (such registration statement, a “Shelf Registration Statement”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 60th Business Day (or 90th Business Day if the SEC notifies the Pubco that it will “review” the Registration Statement) following the date hereof and (y) the 10th Business Day after the date the Pubco is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not

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be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Investor named therein. Pubco shall maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use to permit all Investors named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. If at any time Pubco shall have qualified for the use of a Registration Statement on Form S-3, Form F-3 or any other form that permits incorporation of substantial information by reference to other documents filed by Pubco with the SEC and at such time Pubco has an outstanding Shelf Registration Statement on Form S-1, then Pubco shall use its commercially reasonably efforts to convert such outstanding Shelf Registration Statement on Form S-1 or F-1 into a Shelf Registration Statement on Form S-3 or Form F-3, as applicable.

(b) Subject to any applicable Lock-up Agreement, an Investor or Investors (the “Demanding Holders”), may make a written demand (a “Shelf Underwriting Request”) from time to time to elect to offer for sale all or any part of their Registrable Securities, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, pursuant to an Underwritten Offering pursuant to the Shelf Registration Statement, which written demand shall describe the amount and type of securities to be included in such Underwritten Offering and the intended method(s) of distribution thereof (the “Shelf Underwriting”). As promptly as practicable, but no later than five (5) Business Days after receipt of a Shelf Underwriting Request, Pubco shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Investors holding other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”). Pubco and the Demanding Holders, subject to Section 2.1.2, shall include in such Shelf Underwriting (x) the Registrable Securities of the Demanding Holders and (y) the Shelf Registrable Securities of any other Investor of Shelf Registrable Securities which shall have made a written request to the Pubco for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Investor) within ten (10) days after the receipt of the Shelf Underwriting Notice (“Other Selling Investors”). Pubco shall, as expeditiously as possible (and in any event within twenty (20) Business Days after the receipt of a Shelf Underwriting Request), file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Demanding Holders or the Other Selling Investors to effect such Shelf Underwriting. Once a Shelf Registration Statement has been declared effective, Investors may request, and Pubco shall be required to facilitate, an aggregate of four (4) Shelf Underwritings pursuant to this subsection 2.1.1(b) with respect to any or all Registrable Securities in any twelve (12) month period; provided, however, that a Shelf Underwriting shall not be counted for such purposes unless all of the Registrable Securities requested by the Demanding Holders and the Other Selling Investors to be included in such Shelf Underwriting have been sold. Notwithstanding the foregoing, if a Demanding Holder wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) pursuant to a Shelf Registration Statement, then notwithstanding the foregoing time periods, such Demanding Holder only needs to notify Pubco of the Underwritten Block Trade two (2) Business Days prior to the day such offering is to commence and the other Investors shall not be entitled to notice of such Underwritten Block Trade and shall not be entitled to participate in such Underwritten Block Trade.

(c) Notwithstanding anything to the contrary in Section 2.1.1 (a) and 2.1.1 (b), the rights granted in this Section 2.1.1 are subject to the following limitations: (i) Pubco shall not be required to effect more than three (3) Shelf Underwritings for so long as the Shelf Registration Statement is on Form S-1, Form F-1 or any similar long-form registration statement at the request of the Holders in the aggregate; and (ii) if the Pubco’s board of directors, in its good faith judgment, determines that any registration of Registrable Securities or Shelf Underwriting should not be made or continued because it would materially and adversely interfere with any existing or potential financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving Pubco or any of its subsidiaries or would otherwise result in the public disclosure of

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information that the Pubco’s board of directors in good faith has a bona fide business purpose for keeping confidential (a “Valid Business Reason”), then (x) Pubco may postpone filing or confidentially submitting the Shelf Registration Statement or a prospectus supplement relating to a Shelf Underwriting Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty five (45) days after the date the Pubco’s board of directors determines a Valid Business Reason exists or (y) if the Shelf Registration Statement has been filed or confidentially submitted or a prospectus supplement has been filed relating to a Shelf Underwriting Request, if the Valid Business Reason has not resulted in whole or in part from actions taken or omitted to be taken by Pubco (other than actions taken or omitted with the consent of the Demanding Holder (not to be unreasonably withheld or delayed)), Pubco may, to the extent determined in the good faith judgment of the Pubco’s board of directors to be reasonably necessary to avoid interference with any of the transactions described above, suspend use of or, if required by the SEC, cause such Shelf Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty five (45) days after the date the Pubco’s board of directors determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (ii), the “Postponement Period”). The Company shall give written notice to the Investors of its determination to postpone or suspend use of or withdraw the Shelf Registration Statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, that Pubco shall not be entitled to more than two (2) Postponement Periods during any twelve (12) month period.

Each holder of Registrable Securities agrees that, upon receipt of any notice from Pubco that Pubco has determined to suspend use of, withdraw, terminate or postpone amending or supplementing the Shelf Registration Statement pursuant to clause (ii)above, such holder will discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement (including pursuant to a Shelf Underwriting). If Pubco shall give any notice of suspension, withdrawal or postponement of the Shelf Registration Statement, Pubco shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but, with respect to a suspension, withdrawal or postponement pursuant to clause (c)(iii) above, in no event later than forty five (45) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of the Shelf Registration Statement or use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (and any new registration statement shall thereupon be the “Shelf Registration Statement” for all purposes hereof), and following such permission or such effectiveness such registration shall no longer be deemed to be suspended, withdrawn or postponed pursuant to clause (ii) above.

An Investor may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that such Investor not receive notices from Pubco otherwise required by Section 2.1.1(c); provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from an Investor (unless subsequently revoked), (i) Pubco shall not deliver any such notices to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Investor’s intended use of an effective Shelf Registration Statement, such Investor will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Postponement Period was previously delivered and the related suspension period remains in effect, Pubco will so notify such Investor, within one (1) Business Day of such Investor’s notification to Pubco, by delivering to such Investor the Subscriber a copy of such previous notice of the Postponement Period Event, and thereafter will provide such Investor with the related notice of the conclusion of such Postponement Period as required hereby.

2.1.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Shelf Underwriting advises Pubco and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders and the Other Selling Investors desire to sell, taken together with all other Pubco Ordinary Shares or other securities which Pubco desires to sell concurrently (a “Concurrent Pubco Offering”) and the Pubco Ordinary Shares or other securities, if any, as to which an Underwritten Offering pursuant to a

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Registration by Pubco has been requested concurrently pursuant to written contractual registration rights held by other security holders of Pubco (a “Concurrent Secondary Offering and together with Concurrent Pubco Offering, a “Concurrent Offering”), exceeds the maximum dollar amount or maximum number of shares that can be sold in such offerings without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the following shall be included in such Shelf Underwriting and any Concurrent Offering: (i) first, the Registrable Securities as to which the Demanding Holders have requested the Shelf Underwriting (pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities which Other Selling Investors have requested be included in such Shelf Underwriting (Pro Rata in accordance with the number of securities that each applicable Person has requested be included in such registration) that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Pubco Ordinary Shares or other securities Pubco desires to sell in the Concurrent Pubco Offering that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other securities, if any, to be included in the Concurrent Secondary Offering (Pro Rata in accordance with the number of securities that each applicable Person has requested be included in such registration) that can be sold without exceeding the Maximum Number of Securities. In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this Section 2.1.2 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis.

2.1.3 Withdrawal. Any Investor shall have the right in its sole discretion to withdraw from a Shelf Underwriting upon written notification to Pubco and the Underwriter or Underwriters (if any) of their intention to withdraw prior to the filing of a preliminary prospectus supplement setting forth the terms of the Shelf Underwriting with the SEC; provided however, if after giving effect to all such withdrawals, total offering price is not reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, Pubco shall not be required to proceed with such Shelf Underwriting.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Acquisition Closing Pubco proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Pubco for its own account or for security holders of Pubco for their account (or by Pubco and by security holders of Pubco), other than the Shelf Registration Statement to be filed pursuant to Section 2.1.1, and other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Pubco, or (iv) for a dividend reinvestment plan, then Pubco shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering or registration, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Pubco or another demanding security holder, Pubco shall use its best efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Pubco and to permit the sale or other

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disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Pubco and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of Pubco Ordinary Shares or other Pubco securities which Pubco desires to sell, taken together with the Pubco Ordinary Shares or other Pubco securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Pubco Ordinary Shares or other Pubco securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Pubco, exceeds the Maximum Number of Securities, then Pubco shall include in any such registration:

(a) If the registration is undertaken for Pubco’s account: (i) first, the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1: (i) first, the Pubco Ordinary Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this Section 2.2.2 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis. Notwithstanding anything to the contrary above, to the extent that the registration of an Investor’s Registrable Securities would prevent Pubco or the demanding shareholders from effecting such registration and offering, such Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Pubco of such request to withdraw prior to the effectiveness of the Registration Statement. Pubco (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration

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Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Pubco shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.2.4 Unlimited Piggy-back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Shelf Underwriting effected under Section 2.1 hereof.

3. REGISTRATION PROCEDURES

3.1 . Whenever Pubco is required to effect the registration of any Registrable Securities pursuant to Section 2, Pubco shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Pubco shall use its best efforts to, as expeditiously as possible, prepare and file with the SEC the Shelf Registration Statement, and all required amendments thereto on any form for which Pubco then qualifies or which counsel for Pubco shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable efforts to cause such Registration Statement and required amendments thereto to become effective and use its reasonable efforts to keep it effective for the period required hereby; provided, however, that Pubco shall have the right to defer the Shelf Registration Statement and Shelf Underwriting for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Pubco shall furnish to Investors requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of Pubco stating that, in the good faith judgment of the Board of Directors of Pubco, it would be materially detrimental to Pubco and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of Pubco to disclose at such time; provided, further, however, that Pubco shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a demand registration hereunder.

3.1.2 Copies. Pubco shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

3.1.3 Amendments and Supplements. Subject to Section 2.1.1(c), Pubco shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Notification. After the filing of a Registration Statement, Pubco shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order

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(and Pubco shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Pubco shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided, that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.5 State Securities Laws Compliance. Pubco shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Pubco shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. and arranging for the delivery of customary legal opinions and auditor “comfort letters. The representations, warranties and covenants of Pubco in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of Pubco, the principal financial officer of Pubco, the principal accounting officer of Pubco and all other officers and members of the management of Pubco shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Pubco shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Pubco, as shall be reasonably necessary to enable them

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to exercise their due diligence responsibility, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Pubco may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9 Listing. Pubco shall use its best efforts to cause all Registrable Securities that are Pubco Ordinary Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Pubco are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Investors holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.10 Selection of Underwriters. PubCo shall have the right to select an Underwriter or Underwriters in connection with any Underwritten Offering, which Underwriter or Underwriters shall be subject to consultation with the Demanding Holder..

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Pubco of the happening of any event of the kind described in Section 3.1.4(iv), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the Registration Statement is updated so that the financial statements are no longer stale, as applicable, and, if so directed by Pubco, each such Investor will deliver to Pubco all copies, other than permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, Pubco shall bear all reasonable costs and expenses incurred in connection with any demand registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Pubco’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Pubco and fees and expenses for independent certified public accountants retained by Pubco (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Pubco in connection with such registration; and (ix) the reasonable fees and expenses (up to a maximum of $25,000 in the aggregate in connection with such registration) of one legal counsel selected by Investors holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Pubco shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling security holders and Pubco shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Pubco, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Pubco or the managing Underwriter.

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4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Pubco. Subject to the provisions of this Section 4.1 below, Pubco agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against claims, suits, actions, or litigation brought by a third party, whether joint or several, that arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or that arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Pubco of the Securities Act or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration (“Claim”), and any losses, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses as incurred as a result of such Claim (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco, such consent not to be unreasonably withheld, delayed or conditioned); and Pubco shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Pubco will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Pubco, in writing, by such selling holder or Investor Indemnified Party expressly for use therein. Pubco also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Investors Holding Registrable Securities. Subject to the provisions of this Section 4.2 below, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Investor, indemnify and hold harmless Pubco, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Pubco by such selling Investor expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Pubco, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or

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4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If such defense is assumed, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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5. RULE 144.

5.1 Rule 144. Pubco covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Other than pursuant to the terms of those certain subscription agreements for a PIPE financing entered into in connection with the Business Combination Agreement Pubco represents and warrants that as of the date of this Agreement, no Person, other than the holders of Registrable Securities has any right to require Pubco to register any of Pubco’s share capital for sale or to include Pubco’s share capital in any registration filed by Pubco for the sale of share capital for its own account or for the account of any other Person. Pubco agrees with the Investor not to enter into any registration rights agreement that would conflict with the rights of the Investors hereunder, including without limitation Sections 2.1.2 and 2.2.2.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part, unless Pubco first provides Investors holding Registrable Securities at least ten (10) Business Days prior written notice; provided that no assignment or delegation by Pubco will relieve Pubco of its obligations under this Agreement unless Investors holding a majority-in-interest of the Registrable Securities provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is permitted by such Investor’s applicable Lock-Up Agreement; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2. If the Pubco Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Pubco Representative shall automatically become a party to this Agreement as if it were the original Pubco Representative hereunder.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to: Bullish c/o Maples Corporate Services Limited P.O. Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Attn: CLO

With copies to (which shall not constitute notice):

notices@bullish.com

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

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Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com;

joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900

Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com;

francisco.morales@kirkland.com

and

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178-0060

Attn: R. Alec Dawson and Howard A. Kenny

Facsimile No.: +1.212.309.6001

Telephone No.: +1.212.309.6001

Email: alec.dawson@morganlewis.com; howard.kenny@morganlewis.com

If to an Investor, to: the address set forth underneath such Investor’s name on the signature page or to such Investor’s address as found in Pubco’s books and records.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Pubco by a Person receiving Exchange Shares in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Business Combination Agreement and the Lock-Up Agreements to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any other Ancillary Document.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such

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term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Pubco (after the Closing by a majority of the Disinterested Independent Directors) and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Each party hereto hereby (i) submits to the exclusive jurisdiction of any state or federal court located in the County of New York in the State of New York (or in any appellate court thereof) (the “Specified Courts”) for the purpose of any claim, action, litigation or other legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a “Proceeding”), and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

6.10 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.11 Authorization to Act on Behalf of Pubco. The parties acknowledge and agree that from and after the Closing, the Disinterested Independent Directors, by vote, consent, approval or determination of a majority of the Disinterested Independent Directors, is authorized and shall have the sole right to act on behalf of Pubco under

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this Agreement, including the right to enforce Pubco’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that an Investor serves as a director, officer, employee or other authorized agent of Pubco, such Investor shall have no authority, express or implied, to act or make any determination on behalf of Pubco in connection with this Agreement or any dispute or Action with respect hereto.

6.12 Termination of Business Combination Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Acquisition Closing. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Acquisition Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.13 Termination of Original Registration Rights Agreement. Upon the effectiveness hereof on the Acquisition Closing Date, the Original Registration Rights Agreement shall terminate without further action by the Purchaser or the Investors party thereto.

6.14 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Pubco:

BULLISH

By:
Name:
Title:

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

[Signature Page to Registration Rights Agreement]

Annex A-8

Execution Version

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2021, by and among Brendan Blumer (the “Restricted Party”) and block.one (“Block.one”), in favor of and for the benefit of Far Peak Acquisition Corporation (“Purchaser”), Bullish (“Pubco”), and Bullish Global (the “Company” and together with Pubco, Purchaser, the Restricted Party and Block.one, the “Parties,” and, each of them, individually, a “Party”). All references in this Agreement to the “Covered Parties” refer to and include Pubco, the Company and each of their respective present and future direct and indirect Subsidiaries. Capitalized terms used but not defined otherwise in this Agreement have the respective meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Restricted Party and Block.one are entering into a voting agreement to approve a business combination transaction whereby (a) Purchaser will merge with and into BMC 1 (“Merger Sub 1”), with Merger Sub 1 continuing as the surviving entity and a wholly-owned subsidiary of Pubco and all of the issued and outstanding equity of Purchaser will be converted into securities of Pubco (the “Initial Merger”) and (b) following the Initial Merger, BMC 2 (“Merger Sub 2”) will merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Pubco and all of the issued and outstanding equity of the Company will be converted into securities of Pubco (the “Acquisition Merger” and, together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transaction”); pursuant to that certain Business Combination Agreement dated as of July 8, 2021 (as may be amended from time to time, the “Business Combination Agreement”), by and among Purchaser, Pubco, Merger Sub 1, Merger Sub 2 and the Company; and

WHEREAS, the Restricted Party and Block.one are entering into this Agreement in consideration for the substantial benefits they each will receive from the execution of the Business Combination Agreement and the consummation of the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties and agreements contained in the Business Combination Agreement and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties, intending to be bound legally, hereby agree as follows:

1. Incorporation of Recitals. The above Recitals are incorporated into this Section 1 by this reference as if they were set forth in this Section 1 in their entirety.

2. Noncompetition. Subject to the last sentence of this section, each of the Restricted Party and Block.one agree that, from and after the Closing through the second (2nd) anniversary of the Closing Date, the Restricted Party and Block.one shall not, directly or indirectly, anywhere in the world, whether as a stockholder, shareholder, owner, investor, creator, member or partner, own, manage, operate, develop, control, or participate in the ownership, management, operation, development, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or Person that engages in the business of a digital assets exchange as is currently contemplated by the Company in the Business Plan (the “Restricted Business”) other than through the Covered Parties; provided, however, that the Restricted Business shall not include any business of the development and operation of any non-fungible token marketplace, exchange or platform. Notwithstanding the foregoing, nothing shall prohibit or restrict the Restricted Party, Block.one or its Subsidiaries from (a) investing in any investment funds in which the investment decisions are not controlled by the Restricted Party, Block.one or its Subsidiaries; (b) maintaining any investment in or control of any Person in which the Restricted Party, Block.one, its Subsidiaries or their respective Affiliates are invested as of the date hereof (including providing additional capital to such Person provided that such additional capital does not increase the overall shareholding held by the Restricted Party, Block.one, its Subsidiaries or their respective Affiliates); (c) investing in any Person that engages in the Restricted Business so long as (i) the Restricted Party, Block.one and/or its Subsidiaries hold, directly or indirectly, less than 20% of the equity of such Person and (ii) not more than 20% of the aggregate revenue of such Person for the fiscal year prior to the proposed investment is derived from the Restricted Business; provided, however, that if at any time such Person derives more than 20% of its aggregate revenue from the Restricted Business, except for fulfiling its existing contractual obligations to perform services or provide additional capital, the Restricted Party, Block.one and/or its Subsidiaries, as applicable, shall (x) cease performing any and all services to such Person (such that such investment is passive), and (y) not provide additional capital (except for providing additional capital that does not increase the overall shareholding held by the Restricted Party, Block.one, its Subsidiaries or their respective Affiliates) to, or make any further investment in, such Person; or (d) holding less than or equal to 5% of the shares in a publicly traded corporation, so long as the Restricted Party (or his immediate family members), Block.one or its Subsidiaries or any of their Affiliates are not involved in the management or control of such corporation.

3. Acknowledgment. Each of the Restricted Party and Block.one acknowledges and agrees, based upon the advice of legal counsel, that (a) such Party possesses confidential information of the Covered Parties and their respective businesses, (b) such Party’s execution of this Agreement is a material inducement to Purchaser and Pubco to enter into the Business Combination Agreement and consummate the transactions contemplated thereby, for which such Party will receive a substantial direct or indirect financial benefit, and that Purchaser and Pubco would not have entered into the Business Combination Agreement or consummated the transaction contemplated thereby but for such Party’s agreements set forth in this Agreement; (c) such Party has no intention of engaging in the Restricted Business (other than through the Covered Parties) during the Restricted Period other than expressly permitted by this Agreement, (d) the restrictions placed upon such Party are reasonable and necessary to protect the Covered Parties’ legitimate interests, (v) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (e) the consideration provided to such Party under the Business Combination Agreement is not illusory, and (f) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

4. Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party.

5. Effectiveness. Each of the Parties acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Initial Merger and substantially contemporaneous occurrence of the Initial Closing and shall automatically be terminated and shall be null and void if the Business Combination Agreement shall be terminated for any reason.

6. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means, (c) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Restricted Party, to: c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: Brendan Blumer	with a copy (which will not constitute notice) to: notices@block.one

If to Block.one, to: Block.one c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

notices@block.one

with a copy (which will not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com; joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900

Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com; francisco.morales@kirkland.com

If to Pubco or the Company, to: Bullish c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: CLO

with a copy (which will not constitute notice) to:

notices@bullish.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central

Hong Kong

Attn: Daniel Dusek and Joseph Raymond Casey

Facsimile No.: +852 3761 3301

Telephone No.: +852 3761 9140

Email: daniel.dusek@kirkland.com; joseph.casey@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

United States

Attn: David Feirstein and Francisco Morales Barron

Facsimile No.: +1 (212) 446 4900

Telephone No.: +1 (212) 446 4861

Email: david.feirstein@kirkland.com; francisco.morales@kirkland.com

and

Morgan Lewis LLP

101 Park Avenue

New York, New York 10178-0060

Attn: R. Alec Dawson and Howard A. Kenny

Facsimile No.: +1.212.309.6001

Telephone No.: +1.212.309.6001

Email: alec.dawson@morganlewis.com

            howard.kenny@morganlewis.com

7. Specific Performance. Each Party recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

8. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9. Waiver; Amendment. No provision of this Agreement may be waived except by an instrument in writing executed by the Party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Parties. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. Notwithstanding anything contained herein to the contrary, and recognizing that, when this Agreement becomes effective Block.one will control Pubco, the Restricted Party and Block.one hereby expressly agree that, as of the Initial Closing, (a) in any event where the consent of Pubco is required pursuant to the terms of this Agreement, such consent shall only be deemed granted if provided in writing by the Chief Executive Officer of Pubco at the express direction of a special committee of the board of directors of Pubco that consists solely of independent directors of the board of directors of Pubco and (b) they will not interfere with, and will otherwise recuse themselves from, any decision that relates to Pubco’s right to enforce its rights pursuant to this Agreement against the Restricted Party, Block.one or any of their respective Affiliates.

10. Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11. Counterparts. This Agreement may be executed and delivered (including by facsimile, e-mail or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12. Governing Law; Jurisdiction. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and enforced in accordance with the Hong Kong laws, without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Arbitration Rules in effect, which rules are deemed to be incorporated by reference to this Section 10. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

RESTRICTED PARTY

/s/ Brendan Blumer
Brendan Blumer

BLOCK.ONE

By:	/s/ Stephen Ellis

Name:	Stephen Ellis

Title:	Authorized Signatory

BULLISH

By:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

BULLISH GLOBAL

By:	/s/ Kokuei Yuan

Name:	Kokuei Yuan

Title:	Director

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas Farley

Name:	Thomas Farley

Title:	Chief Executive Officer

[Signature Page to Non-Competition Agreement]

Annex A-9

Execution Version

July 8, 2021

Bullish

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Re: Standstill Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”) entered into by and among Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), BMC 1, a Cayman Islands exempted company (“Merger Sub 1”) and BMC 2, a Cayman Islands exempted company (“Merger Sub 2”), pursuant to which, among other things, Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco.

In order to induce Pubco and Purchaser to proceed with the Mergers (as defined in the Business Combination Agreement) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Shareholder”) hereby agrees with Pubco as follows:

1.

For a period beginning on the Acquisition Closing Date (as defined in the Business Combination Agreement) and ending on the second anniversary of the Acquisition Closing Date (the “Standstill Period”), the Shareholder covenants and agrees not to, and shall cause its controlled Affiliates not to, directly or indirectly acquire, whether by purchase, tender or exchange offer, by joining a partnership, limited partnership, limited liability company, syndicate or other group or entity, through swap or hedging transactions or otherwise, record or beneficial ownership of any share capital of Pubco other than an: (i) acquisition from any other person that has entered into a letter agreement substantially similar to this Agreement; (ii) acquisition pursuant to any award of restricted share units or options under the Pubco Equity Plan (as defined in the Business Combination Agreement) or upon settlement of restricted share units or exercise of options; (iii) acquisition pursuant to distribution or transfer of any share capital of Pubco by block.one to its shareholders via share dividend or repurchase; (iv) acquisition as a result of any share split, combination, recapitalization or other similar transaction in or of the securities of Pubco; or (v) acquisition that is otherwise approved by the board of directors of Pubco (the “Board”) (including a majority of Pubco’s independent directors). For the avoidance of doubt, but subject to any trading restrictions under applicable securities law, this Agreement shall not in any way limit, restrict or prevent a disposition of any share capital of Pubco regardless of the manner of such disposition (including any deferred disposition, forward contract, installment sale, collateralized convertible security or similar instrument). During the Standstill Period, the Shareholder shall be permitted to make requests to the Board to amend or waive any of the restrictions or obligations set forth herein; provided, that (i) any such request shall not be publicly disclosed by the Shareholder, and (ii) any such request shall be made in a manner that is not reasonably likely to require the public disclosure of such request by Pubco; provided, further, that the approval of any such amendment or waiver may only be granted by the written consent of the majority of Board (including a majority of Pubco’s independent directors).

2.

This Letter Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Letter Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the undersigned Shareholder and Pubco (and with respect to Pubco, only with the written consent of a majority of its directors, which shall include a majority of independent directors).

3.

This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

4.

This Letter Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of Delaware, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, or to the extent such Court does not have subject matter jurisdiction, any federal court within the State of Delaware (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Letter Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

5.	This Letter Agreement shall become effective upon the Acquisition Closing and terminate on the earlier of (i) the expiration of the Standstill Period and (ii) the liquidation of Pubco.

[Signature pages follow]

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Very truly yours,

Brendan Blumer

Signature:	/s/ Brendan Blumer

Print Name:	Brendan Blumer

Kokuei Yuan

Signature:	/s/ Kokuei Yuan

Print Name:	Kokuei Yuan

block.one

Signature:	/s/ Stephen Ellis

Name:	Stephen Ellis

Title:	Authorized Signatory

Acknowledged and agreed by:

Bullish

Signature:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

[Signature Page to Standstill Agreement]

Annex A-10

Confidential

Execution Version

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of July 8, 2021, by and among Bullish, a Cayman Islands exempted company (“Pubco”) and block.one, a Cayman Islands exempted company (the “Indemnifying Party”).

WHEREAS, Pubco, Bullish Global, a Cayman Islands exempted company (the “Company”), Far Peak Acquisition Corporation, a Cayman Islands exempted company (the “Purchaser”), BMC 1, a Cayman Islands exempted company (“Merger Sub 1”), and BMC 2, a Cayman Islands exempted company (“Merger Sub 2”), are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) pursuant to which, among other things, the Purchaser will be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving entity and a wholly owned subsidiary of Pubco, and Merger Sub 2 will be merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Pubco;

WHEREAS, the Company makes certain representations and warranties in the second sentence of Section 4.3(a) and Section 4.17 of the Business Combination Agreement, which will survive for eighteen (18) months following the Acquisition Closing (the “Survival Period”); and

WHEREAS, the Indemnifying Party’s entry into this Agreement is a condition of the Purchaser’s willingness to enter into the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Indemnification

1.1 Subject to the terms and conditions herein, from and after the Acquisition Closing and until the end of the Survival Period, the Indemnifying Party hereby agrees to indemnify, defend and hold harmless Pubco and its Affiliates (provided, that, for such purpose, the Indemnifying Party shall not be deemed an Affiliate of Pubco) (collectively, the “Indemnitees”) from and against any and all damages, losses, liabilities, Actions, judgments, obligations, claims of any kind, interest, penalties, amounts paid in settlement in accordance with Section 1.5, reasonable costs and expenses (including reasonable court costs, reasonable attorneys’ fees and expenses, the reasonable costs of enforcing any right to indemnification hereunder and the reasonable cost of pursuing any insurance providers) (any of the foregoing, as determined in accordance with Section 1.2, a “Loss”, but excluding any special, consequential, indirect or punitive damages, damages calculated on multiples of earnings, declines in value, lost opportunities, lost profits or other similar damages, except to the extent actually awarded to a third party) paid, suffered or incurred by, or imposed upon, any of the Indemnitees to the extent arising out of, or directly or indirectly from, the breach of or inaccuracy in any representation and warranty contained in the second sentence of Section 4.3(a) or Section 4.17 of the Business Combination Agreement (the “Indemnifiable Matters”).

1.2 Subject to the limitations in Section 1.6, any indemnification of the Indemnitees pursuant to Section 1.1 shall be effected by the Indemnifying Party’s surrender, for nil consideration, of a number of Pubco Ordinary Shares (with Pubco Class B Ordinary Shares being surrendered first before any other Pubco Ordinary Shares) for cancellation equal to the Surrender Value calculated based upon any Losses arising from the Indemnifiable

Matters (i) as set forth in a final and non-appealable Order, (ii) as mutually agreed by the Indemnifying Party and Pubco in accordance with Section 1.4 or (iii) or as set forth in a settlement agreement; provided, that with respect to any breach or inaccuracy of Section 4.17 of the Business Combination Agreement relating to the Target Companies not owning the number of Digital Assets set forth on Schedule 4.17(i) of the Company Disclosure Schedules, the parties agree that Losses shall be equal to the value of any such Digital Assets set forth on Schedule 4.17(i) of the Company Disclosure Schedules that are not owned by the Target Companies as of the date of the Business Combination Agreement calculated based on the mechanism set forth on Schedule 11.1 of the Company Disclosure Schedules plus associated reasonable costs and expenses (including reasonable court costs, reasonable attorneys’ fees and expenses, the reasonable costs of enforcing any right to indemnification hereunder and the reasonable cost of pursuing any insurance providers). “Surrender Value” means the dollar value of any Loss divided by the volume weighted average price of Pubco Class A Ordinary Shares for the 30 consecutive trading days prior to the date that the applicable Indemnitee gives such Notice of Claim to the Indemnifying Party pursuant to Section 1.3.

1.3 The Indemnitees shall not be entitled to indemnification unless they have given a notice of claim (a “Notice of Claim”) to the Indemnifying Party in accordance with Section 4.1 (a) for any Losses suffered by the Indemnitees arising from the Indemnifiable Matters or (b) for any Third Party Claim (as defined below). A Notice of Claim shall specify with reasonable specificity and detail the breach of the representation and warranty pursuant to which Losses are being claimed by the Indemnitees and, if reasonably ascertainable, the amount of Losses that have been, or may be sustained by the Indemnitees. The Notice of Claim shall be given promptly after the Indemnitees becomes aware of any matter or circumstance that may give rise to an indemnifiable claim, including any Third Party Claim; provided, that the failure to give such Notice of Claim shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced thereby, or if the Notice of Claim is not provided prior to the expiration of the Survival Period.

1.4 If the Indemnitees provide a Notice of Claim to the Indemnifying Party other than for a Third Party Claim (as defined below), then Pubco and the Indemnifying Party shall attempt to resolve such claim(s) in good faith within thirty (30) days of receipt of such claim(s). If Pubco and the Indemnifying Party are unable to resolve such claim(s) in such thirty (30) day period, then Pubco shall be authorized to initiate an Action against the Indemnifying Party with respect thereto.

1.5 If a claim by a Person other than a party hereto (a “Third Party Claim”) is made, commenced or threatened in writing against any of the Indemnitees in relation to the Indemnifiable Matters, and if the Indemnitees provide the Indemnifying Party with a Notice of Claim with respect thereto prior to the expiration of the Survival Period, the Indemnifying Party shall, at any time after receipt of such Notice of Claim by giving written notice to the applicable Indemnitees, be entitled to assume the conduct and control, at its own expense and with the Indemnifying Party’s own counsel, of the settlement or defense thereof; provided, that the Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against any of the Indemnitees. The relevant Indemnitees shall have the right to participate in the defense of any Third Party Claim with counsel selected by them subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnitees; provided, that if in the reasonable opinion of counsel to the Indemnitees, (A) there are legal defenses available to the Indemnitees that are different from or additional to those available to the Indemnifying Party, or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnitees that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnitees in each jurisdiction for which the Indemnitees determines counsel is required. If the Indemnifying Party elects not to defend such Third Party Claim, fails to notify the Indemnitees in writing of its election to defend as provided in this Agreement, or fails to prosecute the defense of such Third Party Claim that it has elected to defend, the Indemnitees may defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim; provided, that, if the Indemnitees settle any such Third Party Claim, any such settlement shall result in the waiver of any right to indemnity by the Indemnifying Party for all Losses related to such claim unless the Indemnifying Party shall have consented to such settlement in writing (which shall not be unreasonably withheld, conditioned or delayed). Pubco and its

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Affiliates shall cooperate with the Indemnifying Party in all reasonable respects in connection therewith (it being acknowledged and agreed that upon such assumption of conduct and control, the Indemnifying Party, and not the Indemnitees, shall have the exclusive right to settle and defend such Proceeding); provided, that the Indemnifying Party shall not, except with the consent of the Indemnitees (which shall not be unreasonably withheld, conditioned or delayed), enter into any settlement that does not include as a term thereof the giving by the Person(s) asserting such claim to the Indemnitees of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. The Indemnifying Party and the Indemnitees shall, in all reasonable respects, cooperate with one another in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and the Indemnitees shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

1.6 Notwithstanding anything to the contrary contained herein, the rights of an Indemnitee to any payment with respect to any indemnification pursuant to this Agreement are subject to the following limitations:

(a) In no event shall the maximum aggregate liability of the Indemnifying Party under this Agreement and for the Indemnifiable Matters exceed the surrender and cancellation of the number of Pubco Class B Ordinary Shares held of record by the Indemnifying Party immediately following the Acquisition Closing;

(b) in no event shall the Indemnifying Party be liable under this Agreement to provide indemnification with respect to any Notice of Claim to the extent that the Indemnifying Party has already provided indemnification in accordance with this Agreement with respect to the specific breach or inaccuracy of an otherwise Indemnifiable Matter underlying such Notice of Claim; and

(c) the amount of any and all Losses shall be determined net of any amounts recovered or reasonably expected to be recovered by an Indemnitee under insurance policies, other collateral sources (such as contractual indemnities of any Person which are contained outside of this Agreement) or otherwise with respect to such Losses.

ARTICLE II

Sole Remedy; No Recourse

2.1 Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, but in each case, subject to Section 10.7 of the Business Combination Agreement, by its acceptance of the benefits of this Agreement, Pubco agrees that neither it nor any other Person (including Pubco’s shareholders, affiliates and subsidiaries) has any right of recovery in connection with the Indemnifiable Matters against, and no personal liability shall attach to, the Indemnifying Party, any former, current or future director, officer, employee, affiliate, agent, general or limited partner, manager, member, shareholder, or assignee of the Indemnifying Party or any former, current or future director, officer, employee, affiliate, agent, general or limited partner, manager, member, shareholder or assignee of any of the foregoing (each such Person, a “Related Person”), through Pubco or otherwise, whether by or through attempted piercing of the corporate, limited liability company or limited partnership veil, by or through a claim by or on behalf of Pubco against the Indemnifying Party or any Related Person, or otherwise, except for its rights against the Indemnifying Party under this Agreement. Subject to Section 10.7 of the Business Combination Agreement, recourse against the Indemnifying Party in accordance with Article I shall be the sole and exclusive remedy of Pubco and its Affiliates and Representatives against the Indemnifying Party and any Related Person in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the Indemnifiable Matters, including by piercing the corporate, limited liability company or limited partnership veil or by a claim by or on behalf of Pubco. Subject to Section 10.7 of the Business Combination Agreement, Pubco hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates and Representatives not to institute, any proceeding or bring any other claim arising under, or in connection with, this Agreement or the Indemnifiable Matters, against the Indemnifying Party or any Related Person, except for claims of an Indemnitee against the Indemnifying Party under and in accordance with this Agreement. Nothing set forth in this Agreement

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shall confer or give or shall be construed to confer or give to any Person (including any Person acting in a representative capacity) other than the Indemnitees any rights or remedies against any Person, including the Indemnifying Party, except as expressly set forth herein.

ARTICLE III

Termination

3.1 This Agreement shall automatically become effective upon and subject to the Acquisition Closing.

3.2 This Agreement shall remain in full force and effect until the expiration of the Survival Period; provided, that if a proper Notice of Claim is delivered by the Indemnitees prior to the expiration of the Survival Period, then the Agreement shall continue to remain in full force and effect with respect to the claim(s) set forth therein until final resolution thereof. Upon such termination, except for Article II which shall survive the termination, neither party shall have any right or obligation in relation to the other with respect to this Agreement.

ARTICLE IV

General Provisions.

4.1 All notices and other communications hereunder (including any Notice of Claim) shall be in writing and shall be deemed given when delivered (i) in person, (ii) by facsimile or other electronic means, with confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, to Pubco in accordance with Section 10.1 of the Business Combination Agreement and to the Indemnifying Party at its address set forth on its signature hereto (or at such other address for a party as shall be specified by like notice).

4.2 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto, by operation of Law or otherwise, without the prior written consent of the other party hereto, and any assignment without such consent shall be null and void.

4.3 This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the parties hereto.

4.4 This Agreement and the Business Combination Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

4.5 The provisions of Sections 10.4, 10.5, 10.11 and 10.12 of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

4

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

block.one

Signature:	/s/ Kokuei Yuan

Name:	Kokuei Yuan

Title:	Director

Address for Notice:

Address:	c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Facsimile No.:
Telephone No.:
Email:	notices@block.one

Bullish

Signature:	/s/ Andrew Bliss

Name:	Andrew Bliss

Title:	Director

[Signature Page to Indemnification Agreement]

Annex A-11

Execution Version

Far Peak LLC

Far Peak Acquisition Corporation

Attention: Chief Executive Officer

Re: Sponsor Release

Ladies and Gentlemen:

Reference is made to that certain Business Combination Agreement (as may be amended, restated or supplemented from time to time, the “Business Combination Agreement”), dated as of the date hereof, by and among the Company, Bullish, a Cayman Islands exempted company (“Pubco”), Bullish Global, a Cayman Islands exempted company (the “Company”), BMC 1, a Cayman Islands exempted company and BMC 2, a Cayman Islands exempted company, and Far Peak Acquisition Corporation, a Cayman Island company limited by shares (“Purchaser”).

In connection with the transactions contemplated by the Business Combination Agreement, and as an inducement to the obligations of Pubco and the Company under the Business Combination Agreement, Far Peak LLC, a Cayman Island limited liability company (the “Sponsor”) and Purchaser are entering into this agreement. Capitalized terms used in this agreement and not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement.

1. Effective as of the Closing Date, to the fullest extent permitted by applicable Law, the Sponsor, on behalf of itself and its Affiliates that owns any share or other equity interest in or of the Sponsor (the “Sponsor Releasing Persons”), hereby releases and discharges Purchaser from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Sponsor Releasing Person now has, has ever had or may hereafter have against Purchaser arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Sponsor Releasing Person may have against any party with respect to any rights under the Business Combination Agreement, any of the Ancillary Documents or any Contract set forth in Schedule A hereto, or any rights to indemnification, fee reimbursement or exculpation. From and after the Closing Date, each Sponsor Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against Purchaser or its Affiliates, based upon any matter purported to be released hereby.

2. Effective from and after the Acquisition Closing, Pubco, the Company and the First Surviving Corporation are intended to be, and are, third-party beneficiaries of this agreement for the purposes of enforcing Purchaser’s rights under this agreement.

3. Notwithstanding anything contained herein to the contrary, this agreement shall not be effective until the transactions contemplated by the Business Combination Agreement are effected. If the Acquisition Closing is not consummated or the Business Combination Agreement is terminated, this agreement shall automatically and immediately terminate, and no party hereto shall have any rights, nor any obligations, under this agreement.

[Signature page follows]

Sincerely,

SPONSOR:

Far Peak LLC

By: Far Peak Holdings LLC

By:	/s/ Thomas W. Farley

Name:	Thomas W. Farley
Title:	Manager

ACKNOWLEDGED AND AGREED BY:

COMPANY:

FAR PEAK ACQUISITION CORPORATION

By:	/s/ Thomas W. Farley
Name:	Thomas W. Farley
Title:	Chief Executive Officer

[Signature Page to Sponsor Release Agreement]

Schedule A

1.	Private Placement Warrants Purchase Agreement, dated as of November 13, 2020, between the Purchaser and Far Peak LLC

2.	Any rights to indemnification pursuant to Purchaser’s Organizational Documents.

3.

Any Contract between Purchaser, on the one hand, and either Thomas Farley or David Bonanno, on the other hand, in each case, in Mr. Farley’s or Mr. Bonanno’s capacity as an officer or director of Purchaser.

ANNEX B

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

BULLISH

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●])

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

BULLISH

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●])

1.	The name of the Company is Bullish.

2.

The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are:

3.1

To carry on business as a holding company and to acquire and hold shares, stocks, debenture stock, equity interests, bonds, mortgages, obligations and securities and interests of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and to vary, transpose, dispose of or otherwise deal with, from time to time as may be considered expedient, any of the Company’s investments for the time being.

3.2

To acquire any such shares and other securities or equity interests as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof.

3.3

To co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of, any company or companies now or hereafter incorporated or acquired which may be or may become a Group company (which expression, in this and the next following paragraph, means a company, wherever incorporated, which is or becomes a holding company or a subsidiary of, or affiliated with, the Company within the meanings respectively assigned to those terms in the Companies Act) or to any company or companies now or hereafter incorporated or acquired (which are not Group companies) with which the Company may be or may become associated.

3.4

To provide financing and financial investment, management and advisory services to any Group company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group company by such bank.

3.5

To lease, acquire by purchase or otherwise and hold, sell, dispose of and deal in real property and in personal property of all kinds wheresoever situated as the Company considers necessary or desirable for the furtherance of its business.

3.6

To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

3.7	To acquire or undertake the whole or any part of the business, property and liabilities of any person carrying on any business that the Company is authorized to carry on.

3.8

To apply for, register, purchase, lease, acquire, hold, use, control, licence, sell, assign or dispose of patents, patent rights, copyrights, trade marks, formulae, licences, inventions, processes, distinctive marks and similar rights, as the Company considers necessary or desirable for the furtherance of its business.

3.9

To enter into partnership, merger, consolidation, amalgamation or into any arrangement for sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person carrying on or engaged in or about to carry on or engage in any business or transaction that the Company is authorized to carry on or engage in or any business or transaction capable of being conducted so as to benefit the Company.

3.10	To take or otherwise acquire and hold securities in any other corporation.

3.11

To lend money to any employee or to any person having dealings with the Company or any Group company or with whom the Company or any Group company proposes to have dealings or to any other corporation (including any Group company) any of whose shares are held directly or indirectly by the Company or any Group company.

3.12

To apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying it into effect and to assume any liabilities or obligations incidental thereto and to enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them.

3.13	To perform any duty or duties imposed on the Company by or under any enactment and to exercise any power conferred on the Company by or under any enactment.

3.14	To incorporate or cause to be incorporated any one or more subsidiaries of the Company (within the meaning of the Companies Act) for the purpose of carrying on any business.

3.15

To establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors and/or consultants or former employees, directors and/ or consultants of the Company or its predecessors or any of its subsidiary or associated companies, or the dependants or connections of such employees, directors and/or consultants or former employees, directors and/or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes, enabling employees, directors and/or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.16

To establish and contribute to any scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Company’s employees or the employees of any of its subsidiary or associated companies and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.17

To issue securities of the Company (or contracts, options or warrants to subscribe for, or other rights or interests in, or in respect of, such securities) directly to any employees of the Company or Group company, in consideration for employment or other services performed by those employees and to establish and support or aid in the establishment and support of associations, institutions, funds or trusts for the benefit of employees, directors or consultants or former employees, directors or consultants of the Company or its predecessors or any Group companies or Affiliates, or the dependants or connected persons of such employees, directors or consultants or former employees,

B-ii

directors or consultants and grant gratuities, pensions and allowances, including the establishment of share option schemes or employee share schemes, enabling employees, directors or consultants of the Company or other persons aforesaid to become shareholders in the Company, or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payments towards insurance or for any object similar to those set forth in this paragraph.

3.18

To grant bonuses to any person or persons who are or have been in the employment of the Company or any of its subsidiary or associated companies or any person or persons who are or have been directors of, or consultants to the Company or any of its subsidiary or associated companies.

3.19	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the Company of shares in the Company.

3.20	To subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects.

3.21	To promote any company for the purpose of acquiring or taking over any of the property and liabilities of the Company or for any other purpose that may benefit the Company.

3.22	To purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the Company considers necessary or convenient for the purposes of its business.

3.23	To construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects.

3.24

To raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfilment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person.

3.25

To borrow or raise or secure the payment of money in such manner as the Company shall think fit and in particular by the issue of debentures or any other securities, perpetual or otherwise, charged upon all or any of the Company’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

3.26

To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.27

To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits,

B-iii

commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.28

To remunerate any person or corporation for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company or of any Group company or Affiliate or in or about the formation or promotion of the Company, any Group companies or Affiliate or the conduct of their business.

3.29

To cause the Company to be registered and recognized in any foreign jurisdiction, and designate persons therein according to the laws of that foreign jurisdiction or to represent the Company and to accept service for and on behalf of the Company of any process or suit.

3.30	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments.

3.31	To establish agencies and branches.

3.32

To make voluntary dispositions of all or any part of the property and rights of the Company and to make gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.33

To receive voluntary dispositions of all or any part of the undertakings, properties, assets or rights of any other corporation and to receive gifts thereof or gratuitous payments either for no consideration or for a consideration less than the market value of such property or rights or the amount of cash payment or by all or any such methods.

3.34

To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s undertakings, properties, assets or rights.

3.35	To invest and deal with the moneys of the Company not immediately required for the objects of the Company in such manner as may be determined.

3.36	To do any of the things authorized by this memorandum as principals, agents, contractors, trustees or otherwise, and either alone or in conjunction with others.

3.37	To do all such other things as are incidental or conductive to the attainment of the objects and the exercise of the powers of the Company.

It is declared that (i) the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership, limited partnership, limited liability partnership, limited liability company, other corporate body, trust or other body of persons whether incorporated or not incorporated and whereever domiciled and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anyway limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and (ii) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

B-iv

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.

The share capital of the Company is US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, of which 4,000,000,000 shall be designated as Class A Ordinary Shares, 950,000,000 shall be designated as Class B Ordinary Shares and 50,000,000 shall be designated as preference shares.

6.	The Company has the power to register by way of continuation outside of the Cayman Islands in accordance with the Companies Act and to de-register as an exempted company in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

B-v

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

BULLISH

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [●])

B-vi

B-vii

B-viii

1.	PRELIMINARY

1.1	Table A not to apply

The regulations contained or incorporated in Table A in the First Schedule to the Companies Act shall not apply to the Company and these Articles shall apply in place thereof.

1.2	Definitions

“Affiliate”	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, civil partner, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Auditor”	means the person (if any) for the time being performing the duties of auditor of the Company;

“BCA”	means a business combination agreement made and entered into as of [●] 2021 by and among (i) Far Peak Acquisition Corporation (together with its successors), (ii) the Company (iii) BMC1, (iv) BMC2, and (v) Bullish Global;

“Beneficial Ownership”	means, with respect to a security, sole or shared voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to acquire (or an obligation to acquire) or dispose, or to direct the acquisition or disposal of, such security) and/or a long economic exposure, whether absolute or conditional, to changes in the price of such security, in each case, whether direct or indirect, and whether though any contract, arrangement, understanding, relationship, or otherwise and “beneficial owner” shall mean a person entitled to such Interest;

“Board”	means the board of Directors for the time being of the Company;

“business day”	means any day on which the Exchange is open for the business of dealing in securities;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Class A Share”	means a Class A Ordinary share of a par value of US$0.00001 in the share capital of the Company;

“Class B Share”	means a Class B Ordinary share of a par value of US$0.00001 in the share capital of the Company;

“clear days”	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or any Interests in Shares) are listed or quoted on an Exchange;

“Committee Enforcement Documents”	means the Standstill Agreement, the Non-Competition Agreement, the Contribution Agreement, the Master Services Agreement, the Lock-Up Agreement (each as defined in the BCA), and the indemnification agreement entered into and among the Company and Block.one dated [●] 2021;

“Companies Act”	means the Companies Act (as revised) of the Cayman Islands, as amended or revised from time to time;

“Company”	means the above-named company;

“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange;

“Directors”	means the directors for the time being of the Company or as the case may be, the Directors assembled as a board or as a committee thereof;

“Dollar” or “US$”	means the lawful currency of the United States of America;

“Electronic Record”	has the same meaning as in the Electronic Transactions Act;

“Electronic Transactions Act”	means the Electronic Transactions Act (as revised) of the Cayman Islands, as amended or revised from time to time;

“Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange, for so long as any Shares or Interests in Shares are there listed or quoted and any other recognised securities exchange(s) on which any Shares or Interests in Shares are listed or quoted for trading from time to time;

“Exchange Rules”	means any relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued

listing or quotation of any Shares (or any Interests in Shares) on an Exchange, including the rules and regulations of the United Stated Securities and Exchange Commission;

“Group”	means the group comprising the Company and its subsidiary undertakings (not including any parent undertaking of the Company);

“Group Undertaking”	means any undertaking in the Group, including the Company;

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Rule, as the case may be;

“Interest”	in securities or in a person means any form of Beneficial Ownership (including, for the avoidance of doubt, any derivative, contractual or economic right or contract for difference) of securities of such person;

“Listed Share”	means a Share that is listed or admitted to trading on an Exchange;

“Listed Share Register”	means the register of members which registers the holdings of Listed Shares;

“Member”	means any person from time to time entered in the Register of Members as a holder of one or more Shares;

“Memorandum”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”

means a resolution:

(a)    passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled by the Articles; or

(b)    approved in writing by all of the Members entitled to vote at a general meeting of the Company, passed in accordance with these Articles;

“Permitted Transferee”	means Brendan Blumer and/or any of his Affiliates;

“Preference Share”	means a preference share of a par value of US$0.00001 in the share capital of the Company;

“Register of Members”	means the Listed Share Register, the Unlisted Share Register and any branch register(s) in each case as the context requires;

“Registered Office”	means the registered office for the time being of the Company in the Cayman Islands;

“Relevant System”	means any computer-based system and procedures permitted by the Exchange Rules, which enable title to Interests in a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters;

“Seal”	means the common seal of the Company (if any) and includes every duplicate seal;

“Secretary”	means any person or persons appointed by the Directors to perform any of the duties of the secretary of the Company;

“Share”	means a Class A Share, a Class B Share or a Preference Share in the capital of the Company and includes a fraction of a Share;

“Special Resolution”

means a special resolution passed in accordance with the Companies Act, being a resolution:

(a)    passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)    approved in writing by all of the Members entitled to vote at a general meeting of the Company, passed in accordance with these Articles;

“subsidiary undertaking”	a company or undertaking is a subsidiary of a parent undertaking if the parent undertaking (i) holds a majority of the voting rights in it, or (ii) is a member of it and has the right to appoint or remove a majority of its board of directors, or (iii) is a member of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

“Treasury Shares”	means Shares held in treasury pursuant to the Companies Act and these Articles;

“Uncertificated Proxy Instruction”	means a properly authenticated dematerialised instruction and/or other instruction or notification, which is sent by means of the Relevant System concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Relevant System concerned);

“Unlisted Share Register”	means the register of members that registers the holdings of Unlisted Shares and which, for the purposes of the Companies Act, constitutes the Company’s “principal register”; and

“Unlisted Shares”	means a Share that is not listed or admitted to trading on an Exchange.

1.3	Interpretation

Unless the contrary intention appears, in these Articles:

(a)	singular words include the plural and vice versa;

(b)	a word of any gender includes the corresponding words of any other gender;

(c)	references to “persons” include natural persons, companies, partnerships, firms, joint ventures, associations or other bodies of persons (whether or not incorporated);

(d)	a reference to a person includes that person’s successors and legal personal representatives;

(e)	“writing” and “written” includes any method of representing or reproducing words in a visible form, including in the form of an Electronic Record;

(f)	a reference to “shall” shall be construed as imperative and a reference to “may” shall be construed as permissive;

(g)

in relation to determinations to be made by the Directors and all powers, authorities and discretions exercisable by the Directors under these Articles, the Directors may make those determinations and exercise those powers, authorities and discretions in their sole and absolute discretion, either generally or in a particular case, subject to any qualifications or limitations expressed in these Articles or imposed by law;

(h)	any reference to the powers of the Directors shall include, when the context admits, the service providers or any other person to whom the Directors may, from time to time, delegate their powers;

(i)

the term “and/or” is used in these Articles to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. “Or” shall not be interpreted to be exclusive, and “and” shall not be interpreted to require the conjunctive, in each case unless the context requires otherwise;

(j)

any phrase introduced by the terms “including”, “includes”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(k)	headings are inserted for reference only and shall not affect construction;

(l)	a reference to a law includes regulations and instruments made under that law;

(m)	a reference to a law or a provision of law includes amendments, re-enactments, consolidations or replacements of that law or the provision;

(n)	“fully paid” and “paid up” means paid up as to the par value and any premium payable in respect of the issue or re-designation of any Shares and includes credited as fully paid;

(o)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose; and

(p)	sections 8 and 19(3) of the Electronic Transactions Act are hereby excluded.

2.	REGISTERED OFFICE AND OTHER OFFICES

2.1	Subject to the provisions of the Companies Act, the Company may by resolution of the Directors change the location of its Registered Office.

2.2	The Directors, in addition to the Registered Office, may in their discretion establish and maintain such other offices, places of business and agencies whether within or outside of the Cayman Islands.

3.	SERVICE PROVIDERS

The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions available to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub-delegation, but subject to such restrictions, as they think fit.

4.	ISSUE OF SHARES

4.1	Power of Directors to issue Shares

(a)	The issue of Shares is under the control of the Directors who may:

(i)

offer, issue, allot or otherwise dispose of them to such persons, in such manner, on such terms and having such rights and being subject to such restrictions, as they may from time to time determine; and

(ii)

grant options over such Shares and issue warrants, convertible securities or similar instruments with respect thereto, subject to the Companies Act, the Memorandum, these Articles, the Exchange Rules (where applicable), any resolution that may be passed by the Company in general meeting and any rights attached to any Shares or Class of Share, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a conversion of Class B Shares pursuant to Article 14.6.

(b)

The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend, return of capital and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) shall be fixed and determined by the Directors.

(c)	The Directors may refuse to accept any application for Shares and may accept any application in whole or in part, in each case for any reason or for no reason.

4.2	Payment of commission or brokerage

Subject to the provisions of the Companies Act, the Company may pay a commission or brokerage in connection with the subscription for or issue of any Shares. The Company may pay the commission or brokerage in cash or by issuing fully or partly paid Shares or by a combination of both.

4.3	No Shares to bearer

The Company shall not issue Shares to bearer.

4.4	Fractional Shares

The Directors may issue fractions of a Share of any Class, and, if so issued, a fraction of a Share (calculated to such decimal points as the Directors may determine) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole Share of the same Class.

4.5	Treasury Shares

(a)	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

(b)	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

5.	REGISTER OF MEMBERS

5.1

The Directors shall cause the Company to keep at its Registered Office, or at any other place within or outside the Cayman Islands they think fit, the Register of Members (which, for the avoidance of doubt, comprises the Listed Share Register, the Unlisted Share Register and any branch register(s) maintained from time to time) in accordance with the Companies Act.

5.2

Subject to the Exchange Rules, the rules and regulations of the Relevant System and any other applicable laws, the Directors may determine that the Company shall maintain one or more branch registers of members in accordance with the Companies Act. The Directors may also determine which register of members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

6.	CLOSING REGISTER OF MEMBERS AND FIXING RECORD DATE

6.1	Power of Directors to close the Register of Members

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment of a meeting, or Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

6.2	Power of Directors to fix a record date

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrear a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members, and for the purpose of determining the Members entitled to receive payment of any dividend or distribution, or in order to make a determination of Members for any other purpose.

6.3	Circumstances where Register of Members is not closed and no fixed record date

If the Register of Members is not closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend or distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment of that meeting.

7.	CERTIFICATED SHARES

7.1	Right to certificates

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

7.2	Certificates for jointly-held Shares

If the Company issues a share certificate in respect of certificated Shares held jointly by more than one person, delivery of a single share certificate to one joint holder shall be a sufficient delivery to all of them.

7.3	Replacement of share certificates

If a share certificate is defaced, worn-out or alleged to have been lost, stolen or destroyed, a new share certificate shall be issued on the payment of such expenses reasonably incurred by the Company and the person requiring the new share certificate shall first surrender the defaced or worn-out share certificate or give such evidence of the loss, theft or destruction of the share certificate and such indemnity to the Company as the Directors may require. Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

8.	CALLS ON SHARES

8.1	Calls, how made

(a)

Subject to the terms on which Shares are allotted, the Directors may make calls on the Members (and any persons entitled by transmission) in respect of any amounts unpaid on their Shares (whether in respect of nominal value or premium or otherwise) and not payable on a date fixed by or in accordance with the allotment terms. Each such Member or other person shall pay to the Company the amount called, subject to receiving at least fourteen (14) clear days’ notice specifying when and where the payment is to be made, as required by such notice.

(b)

A call may be made payable by instalments. A call shall be deemed to have been made when the resolution of the Directors authorising it is passed. A call may, before the Company’s receipt of any amount due under it, be revoked or postponed in whole or in part as the Directors may decide. A person upon whom a call is made will remain liable for calls made on him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

8.2	Liability of joint holders

The joint holders of a Share shall be jointly and severally liable to pay all calls in respect of it.

8.3	lnterest

lf the whole of the sum payable in respect of any call is not paid by the day it becomes due and payable, the person from whom it is due shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the unpaid amount from the day it became due and payable until it is paid at the rate fixed by the terms of the allotment of the Share or in the notice of the call or, if no rate is fixed, at such rate as the Directors shall determine. The Directors may waive payment of such costs, charges, expenses or interest in whole or in part.

8.4	Differentiation

Subject to the allotment terms, the Directors may make arrangements on or before the issue of Shares to differentiate between the holders of Shares in the amounts and times of payment of calls on their Shares.

8.5	Payment in advance of calls

(a)

The Directors may receive from any Member (or any person entitled by transmission) all or any part of the amount uncalled and unpaid on the Shares held by him (or to which he is entitled). The liability of each such Member or other person on the Shares to which such payment relates shall be reduced by such amount. The Company may pay interest on such amount from the time of receipt until the time when such amount would, but for such advance, have become due and payable at such rate as the Directors may decide.

(b)

No sum paid up on a Share in advance of a call shall entitle the holder to any portion of a dividend subsequently declared or paid in respect of any period prior to the date on which such sum would, but for such payment, become due and payable.

8.6	Restrictions if calls unpaid

Unless the Directors decide otherwise, no Member shall be entitled to receive any dividend or to be present or vote at any meeting or to exercise any right or privilege as a Member until he has paid all calls due and payable on every Share held by him, whether alone or jointly with any other person, together with interest and expenses (if any) to the Company.

8.7	Sums due on allotment treated as calls

Any sum payable in respect of a Share on allotment or at any fixed date, whether in respect of the nominal value of the Share or by way of premium or otherwise or as an instalment of a call, shall be deemed to be a call. lf such sum is not paid, these Articles shall apply as if it had become due and payable by virtue of a call.

9.	FORFEITURE OF SHARES

9.1	Forfeiture after notice of unpaid call

(a)

lf a call or an instalment of a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses that the Company may have incurred by reason of such non-payment. The notice shall state the place where payment is to be made and that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited. lf the notice is not complied with, any Shares in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. The forfeiture will include all dividends and other amounts payable in respect of the forfeited Shares which have not been paid before the forfeiture.

(b)

The Directors may accept the surrender of a Share which is liable to be forfeited in accordance with these Articles. All provisions in these Articles which apply to the forfeiture of a Share also apply to the surrender of a Share.

9.2	Notice after forfeiture

When a Share has been forfeited, the Company shall give notice of the forfeiture to the person who was before forfeiture the holder of the Share or the person entitled by transmission to the Share. An entry that such notice has been given and of the fact and date of forfeiture shall be made in the Register of Members. Notwithstanding the above, no forfeiture will be invalidated by any omission to give such notice or make such entry.

9.3	Consequences of forfeiture

(a)	A Share shall, on its forfeiture, become the property of the Company.

(b)

All interest in and all claims and demands against the Company in respect of a Share and all other rights and liabilities incidental to the Share as between its holder and the Company shall, on its forfeiture, be extinguished and terminate except as otherwise stated in these Articles.

(c)	The holder of a Share (or the person entitled to it by transmission) which is forfeited shall:

(i)	on its forfeiture cease to be a Member (or a person entitled) in respect of it;

(ii)

remain liable to pay to the Company all monies payable in respect of the Share at the time of forfeiture, with interest from such time of forfeiture until the time of payment, in the same manner in all respects as if the Share had not been forfeited; and

(iii)

remain liable to satisfy all (if any) claims and demands which the Company might have enforced in respect of the Share at the time of forfeiture without any deduction or allowance for the value of the Share at the time of forfeiture or for any consideration received on its disposal.

9.4	Disposal of forfeited Share

(a)

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors may decide either to the person who was before the forfeiture the holder or to any other person. At any time before the disposal, the forfeiture may be cancelled on such terms as the Directors may decide. Where for the purpose of its disposal a forfeited Share is to be transferred to any transferee, the Directors may exercise any power to effect a transfer of the Shares.

(b)

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (a) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the Shares to which it relates.

9.5	Proof of forfeiture

A statutory declaration by a Director or any other officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it against all persons claiming to be entitled to the Share. The declaration shall (subject to the execution of any necessary instrument of transfer) constitute good title to the Share. The person to whom the Share is disposed of shall not be bound to see to the application of the consideration (if any) given for it on such disposal. His title to the Share will not be affected by any irregularity in, or invalidity of, the proceedings connected with the forfeiture or disposal.

10.	TRANSFER OF SHARES

10.1	Ability to transfer

Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the Exchange Rules and/or the rules and regulations of any other competent regulatory authority or otherwise under applicable law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

10.2	Form of transfer

The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the Exchange Rules and/or the rules and regulations of any other competent regulatory authority or otherwise under applicable law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

11.	TRANSMISSION OF SHARES

11.1	Transmission of Shares

If a Member dies, becomes bankrupt, commences liquidation or is dissolved, the only person that the Company will recognise as having any title to, or interest in, that Member’s Share (other than the Member) are the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder) but nothing in these Articles releases the estate of a deceased Member, or any other successor by operation of law, from any liability in respect of any Share held by that Member solely or jointly.

11.2	Election by persons entitled on transmission

Any person becoming entitled to a Share as a result of the death, bankruptcy, liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become registered as the holder of the Share or nominate another person to be registered as the holder of that Share. If he elects to be registered as the holder of the Share himself, he shall give written notice to the Company to that effect. If he elects to have some other person registered as the holder of the Share, he shall procure that all the appropriate instructions are given by means of the Relevant System to effect the transfer of such Share to such person.

11.3	Rights of persons entitled by transmission

A person becoming entitled to a Share by reason of the death, bankruptcy, liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other rights to which he would be entitled if he were the registered holder of the Share. However, the person shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to attend or vote at any meeting of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him registered as the holder (and the Directors shall, in either case, have the same right to refuse registration as they would have had in the case of a transfer of the Share by that Member before his death, bankruptcy, liquidation or dissolution, as the case may be). If the notice is not complied with within ninety (90) days the Directors may withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

12.	REDEMPTION, PURCHASE AND SURRENDER OF SHARES

12.1

Subject to the Companies Act, the Memorandum, these Articles, the Exchange Rules (where applicable) and any rights conferred on the holders of any Shares or attaching to any Class of Shares, the Company may:

(a)

issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of one or both of the Company or the Member on such terms and in such manner as the Directors may determine before the issue of the Shares;

(b)

purchase, or enter into a contract under which it will or may repurchase, any of its own Shares of any Class (including any redeemable Shares) on such terms and in such manner as the Directors may determine or agree with the Member;

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Act, including out of capital; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

12.2

Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

12.3	The redemption or purchase of any Share shall not be deemed to give rise to the redemption or purchase of any other Share.

12.4

The Directors may when making payments in respect of the redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

12.5	The Directors may hold any repurchased, redeemed or surrendered Shares as Treasury Shares in accordance with the provisions of the Companies Act and these Articles.

13.	FINANCIAL ASSISTANCE

Any financial assistance given by the Company in connection with a purchase made or to be made by any person of any Shares or Interests in Shares in the Company shall only be made in accordance with the Companies Act, applicable law and the Exchange Rules (where applicable).

14.	CLASS RIGHTS AND CLASS MEETINGS

14.1	Variation of class rights

Subject to the Companies Act, if at any time the share capital of the Company is divided into different Classes of Shares, all or any of the rights attached to any Class of Shares may be varied in such manner as those rights may provide or, if no such provision is made, either without the consent of the holders of the issued Shares of that Class where such variation is considered by the Directors not to have a material adverse effect upon such rights, or otherwise, either:

(a)	with the consent in writing of holders of not less than two-thirds of the issued Shares of that Class; or

(b)

with the sanction of a resolution passed at a separate meeting of the holders of the Shares of that Class by a two-thirds majority of the holders of the Shares of that Class present and voting at such meeting (whether in person or by proxy).

14.2	Treatment of classes of Shares by Directors

The Directors may treat two or more or all of the Classes of Shares as forming one class of Shares if the Directors consider that such Classes of Shares would be affected by the proposed variation in the same way.

14.3	Effect of Share issue on class rights

The rights attached to any Class of Shares are not taken to be varied by:

(a)	the creation or issue of further Shares ranking equally with them unless expressly provided by the terms of the issue of the Shares of that Class, or Shares issued with preferred or other rights; or

(b)	the reduction of capital paid up on such Shares or by the repurchase, redemption or surrender of any Shares in accordance with the Companies Act and these Articles.

14.4	Class meetings

The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to any Class meeting, except that the quorum shall be one or more Members that together hold at least one-third of the Shares of that Class.

14.5	Votes

(a)

Each Class A Share is entitled to one (1) vote and shall vote together with the other Shares as a single class, except as provided by applicable laws or regulations or by the provisions of these Articles.

(b)

Each Class B Share is entitled to ten (10) votes and shall vote together with the other Shares as a single class, except as provided by applicable laws or regulations or by the provisions of the Articles.

14.6	Class B Share Conversion

(a)

Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”): (a) at any time and from time to time at the option of the holders thereof; and (b) immediately prior to the consumation of a transfer of such Class B Shares to any third party (other than to a Permitted Transferee).

(b)

The Intiial Conversion Ratio shall be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

(c)

Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

(d)

References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

(e)	Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

15.	NO RECOGNITION OF TRUSTS OR THIRD PARTY INTERESTS

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, the Company:

(a)	is not required to recognise a person as holding any Share on any trust, even if the Company has notice of the trust; and

(b)

is not required to recognise, and is not bound by, any interest in or claim to any Share, except for the registered holder’s absolute legal ownership of the Share, even if the Company has notice of that interest or claim.

16.	LIEN ON SHARES

16.1	Lien on Shares generally

The Company shall have a first and paramount lien on all Shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or amounts payable to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time determine any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share is released if a transfer of that Share is registered.

16.2	Enforcement of lien by sale

The Company may sell, on such terms and in such manner as the Directors think fit, any Share on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given by the Company to the holder of the Share (or to any other person entitled by transmission to the Shares) demanding payment of that amount and giving notice of intention to sell the Share if such payment is not made.

16.3	Completion of sale under lien

(a)	To give effect to a sale of Shares under a lien the Directors may exercise any power to effect a transfer of Shares.

(b)

The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of any consideration provided for the Shares, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale or the exercise of the Company’s power of sale under these Articles.

16.4	Application of proceeds of sale

The net proceeds of a sale made under a lien after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person who was entitled to the Shares immediately prior to the sale.

17.	UNTRACED MEMBERS

17.1	Sale of Shares

(a)	The Company may sell at the best price reasonably obtainable any Share of a Member, or any Share to which a person is entitled by transmission, if:

(i)	during the period of six (6) years prior to the date of the publication of the advertisements referred to in this paragraph (a) (or, if published on different dates, the earlier or earliest of them):

(A)

no cheque, warrant or money order in respect of such Share sent by or on behalf of the Company to the Member or to the person entitled by transmission to the Share, at his address in the Register of Members or other address last known to the Company has been cashed; and

(B)

no cash dividend payable on the Shares has been satisfied by the transfer of funds to a bank account of the Member (or person entitled by transmission to the share) or by transfer of funds by means of the Relevant System, and the Company has received no communication (whether in writing or otherwise) in respect of such Share from such Member or person, provided that during such six year period the Company has paid at least three cash dividends (whether interim or final) in respect of Shares of the Class in question and no such dividend has been claimed by the person entitled to such Share;

(ii)

on or after the expiry of such six year period the Company has given notice of its intention to sell such Share by advertisements in a national newspaper published in the country in which the Registered Office is located and in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the member or the person entitled by transmission to the Share or the address for the service of notices on such member or person notified to the Company in accordance with these Articles is located;

(iii)	such advertisements, if not published on the same day, are published within thirty (30) days of each other;

(iv)

during a further period of three months following the date of publication of such advertisements (or, if published on different dates, the date on which the requirements of this paragraph (a) concerning the publication of newspaper advertisements are met) and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such Share from the Member or person entitled by transmission.

(b)

lf during such six year period, or during any subsequent period ending on the date when all the requirements of paragraph (a) of this Article have been met in respect of any Shares, any additional Shares have been issued in respect of those held at the beginning of, or previously so issued during, any such subsequent period and all the requirements of paragraph (a) of this Article have been satisfied with regard to such additional Shares, the Company may also sell the additional Shares.

(c)	To give effect to a sale pursuant to paragraph (a) or paragraph (b) of this Article, the Directors may exercise any power to effect a transfer of the Shares.

(d)

The purchaser will not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the Shares will not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to at paragraph (c) of this Article shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the Shares to which it relates.

17.2	Application of sale proceeds

The Company shall account to the Member or other person entitled to such Share for the net proceeds of such sale by carrying all monies in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such Member or other person in respect of such monies. Monies carried to such separate account may either be employed in the business of the Company or invested as the Directors may think fit. No interest shall be payable to such Member or other person in respect of such monies and the Company shall not be required to account for any money earned on them.

18.	ALTERATION OF SHARE CAPITAL

18.1	Increase, consolidation, subdivision and cancellation

(a)	The Company may by Ordinary Resolution:

(i)	increase its share capital by such sum, to be divided into Shares of such Classes and amounts as the resolution shall prescribe;

(ii)	consolidate, or consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(iii)	subdivide its Shares, or any of them, into Shares of a smaller amount than is fixed by the Memorandum; and

(iv)

cancel any Shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

(b)

All new Shares created in accordance with the provisions of this Article shall be subject to the same provisions of these Articles with reference to liens, transfer, transmission and otherwise as the Shares in the original share capital.

18.2	Reduction of Share Capital

Subject to the provisions of the Companies Act and to any rights attached to any Shares, the Company may by Special Resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

19.	GENERAL MEETINGS

19.1	Annual general meetings and general meetings

(a)	The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it.

(b)	All general meetings other than annual general meetings shall be called general meetings.

19.2	Convening of general meetings

The Directors may convene a general meeting of the Company whenever the Directors think fit.

20.	NOTICE OF GENERAL MEETINGS

20.1	Length and form of notice and persons to whom notice must be given

(a)	At least five (5) clear days’ notice shall be given of any annual general meeting or general meeting of the Company.

(b)

Subject to the Companies Act and notwithstanding that it is convened by shorter notice than that specified in paragraph (a) of this Article, a general meeting shall be deemed to have been duly convened if it is so agreed in the case of all meetings by one or more Members holding Shares which carry in aggregate (or representing by proxy) not less than ninety-five percent (95%) of all votes attaching to all Shares in issue and entitled to vote at the meeting.

(c)	The notice of meeting shall specify:

(i)	whether the meeting is an annual general meeting or a general meeting;

(ii)	the place, the day and the time of the meeting;

(iii)	subject to the requirements of (to the extent applicable) the Exchange Rules and/or the Exchange, the general nature of the business to be transacted;

(iv)	if the meeting is convened to consider a Special Resolution, the intention to propose the resolution as such; and

(v)

with reasonable prominence, that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a Member.

(d)	The notice of meeting:

(i)

shall be given to the Members (other than a Member who, under these Articles or any restrictions imposed on any Shares, is not entitled to receive notice from the Company), to each Director and alternate Director, to the Auditor and to such other persons as may be required by the Exchange Rules and/or the Exchange; and

(ii)	may specify a time by which a person must be entered on the Register of Members in order for such person to have the right to attend or vote at the meeting.

(e)	The Directors may determine that the Members entitled to receive notice of a meeting are those persons entered on the Register of Members at the close of business on a day determined by the Directors.

20.2	Omission or non-receipt of notice or instrument of proxy

The accidental omission to send or give notice of meeting or, in cases where it is intended that it be sent out or given with the notice, an instrument of proxy or other document to, or the non-receipt of any such item by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

21.	PROCEEDINGS AT GENERAL MEETINGS

21.1	Requirement and number for a quorum

No business may be transacted at a general meeting unless a quorum is present. One or more Members holding Shares which carry in aggregate (or representing by proxy) not less than a simple majority of all votes attaching to all Shares in issue and entitled to vote at such general meeting, present in person or by proxy, or if a corporation, by its duly authorized representative, shall from a quorum for all purposes. In the event the Company has only one Member in which case that Member alone constitutes a quorum. The absence of a quorum will not prevent the appointment of a chairman of the meeting. Such appointment shall not be treated as being part of the business of the meeting.

21.2	General meetings by telephone or other communications device

A general meeting may be held by means of any telephone, electronic or other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Unless otherwise determined by resolution of the Members present, the meeting shall be deemed to be held at the place where the chairman is physically present.

21.3	Adjournment if quorum not present

If within thirty (30) minutes after the time appointed for a general meeting a quorum is not present (or if during such a meeting a quorum ceases to be present), the meeting stands adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting the Members present shall be a quorum.

21.4	Appointment of chairman of general meeting

(a)

If the Directors have elected one of their number as chairman of their meetings that person shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if the elected chairman is not present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unable or unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

(b)

If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

21.5	Orderly conduct

The chairman shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting. The chairman’s decision on points of order, matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

21.6	Entitlement to attend and speak

Each Director shall be entitled to attend and speak at any general meeting of the Company. The chairman may invite any person to attend and speak at any general meeting of the Company where he considers that this will assist in the deliberations of the meeting.

21.7	Adjournment of general meeting

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

21.8	Voting on a poll

(a)	A resolution put to the vote of a general meeting shall be decided on a poll.

(b)	A poll must be taken in the manner and at the date and time directed by the chairman, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(c)	A poll demanded on the election of a chairman or on a question of adjournment must be taken immediately.

21.9	Casting vote for chairman

If there is an equality of votes, the chairman is entitled to a second or casting vote in addition to any other vote he may have or be entitled to exercise.

22.	VOTES OF MEMBERS

22.1	Written resolutions of Members

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all Members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held. A resolution in writing is adopted when all Members entitled to do so have signed it.

22.2	Registered Members to vote

No person shall be entitled to vote at any general meeting unless he is registered as a Member in the Register of Members on the record date for such meeting.

22.3	Voting rights

Subject to these Articles and to any rights or restrictions for the time being attached to any Class or Classes of Shares, each Member present in person has such number of votes for each Share held by the Member, and each person present as a proxy or duly authorised representative of a Member has such number of votes for each Share held by the Member that the person represents, as set out in Article 14.5.

22.4	Voting rights of joint holders

If a Share is held jointly and more than one of the joint holders votes in respect of that Share, only the vote of the joint holder whose name appears first in the Register of Members in respect of that Share counts.

22.5	Voting rights of Members incapable of managing their affairs

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in matters concerning mental disorder, may vote by his receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy.

22.6	Voting restriction on an outstanding call

Unless the Directors decide otherwise, no Member shall be entitled to be present or vote at any general meeting either personally or by proxy until he has paid all calls due and payable on every Share held by him whether alone or jointly with any other person together with interest and expenses (if any) to the Company.

22.7	Objection to error in voting

(a)	An objection to the right of a person to attend or vote at a general meeting or adjourned general meeting:

(i)	may not be raised except at that meeting or adjourned meeting; and

(ii)	must be referred to the chairman of the meeting whose decision is final.

(b)	If any objection is raised to the right of a person to vote and the chairman disallows the objection then the vote cast by that person is valid for all purposes.

23.	REPRESENTATION OF MEMBERS AT GENERAL MEETINGS

23.1	How Members may attend and vote

(a)	Subject to these Articles, each Member entitled to vote at a general meeting may attend and vote at the general meeting:

(i)	in person, or where a Member is a company or non-natural person, by a duly authorised representative; or

(ii)	by one or more proxies.

(b)	A proxy or a duly authorised representative may, but need not be, a Member of the Company.

23.2	Appointment of proxies

(a)	The instrument appointing a proxy shall be in writing and be executed by or on behalf of the Member appointing the proxy.

(b)

A corporation may execute an instrument appointing a proxy either under its common seal (or in any other manner permitted by law and having the same effect as if executed under seal) or under the hand of a duly authorised officer, attorney or other person.

(c)	A Member may appoint more than one proxy to attend on the same occasion, but only one proxy may be appointed in respect of any one Share.

(d)	The appointment of a proxy shall not preclude a Member from attending and voting at the meeting or any adjournment of it.

23.3	Form of instrument of proxy

The instrument appointing a proxy may be in any usual or common form (or in any other form approved by the Directors or prescribed by the Exchange) and may be expressed to be for a particular general meeting (or any adjournment of a general meeting) or generally until revoked.

23.4	Authority under instrument of proxy

The instrument appointing a proxy shall be deemed (unless the contrary is stated in it) to confer authority to demand or join in demanding a poll and to vote, on a poll, on a resolution as a motion or an amendment of a resolution put to, or other business which may properly come before, the meeting or meetings for which it is given or any adjournment of any such meeting, as the proxy thinks fit.

23.5	Receipt of proxy appointment

The instrument appointing a proxy and any authority under which it is executed shall be deposited at the Registered Office or at such other place as is specified in the notice convening the meeting (or in any instrument of proxy sent out by the Company) prior to the time set out in such notice or instrument (or if no such time is specified, no later than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting). Notwithstanding the foregoing, the chairman may, in any event, at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

23.6	Uncertificated Proxy Instruction

In relation to any Shares which are held by means of a Relevant System, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic communication in the form of an Uncertificated Proxy Instruction. The Directors may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. Notwithstanding any other provision in these Articles, the Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a holder of a Share as sufficient evidence of the authority of the persons sending that instruction to send it on behalf of the holder.

23.7	Validity of votes cast by proxy

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed, or the transfer of the Share in respect of which the proxy is appointed unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which the proxy voted.

23.8	Corporate representatives

A corporation which is a Member may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any Class of Shares. Any person so authorised shall be entitled to exercise the same powers on behalf of the corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual Member. The corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it. All references in these Articles to attendance and voting in person shall be construed accordingly. A Director, the Secretary or some other person authorised for the purpose by a Director may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to such person before permitting him to exercise his powers.

23.9	Clearing Houses

If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any separate meeting of the holders of any Class of Shares provided that, if more than one person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of the Shares of the Company held by the Clearing House (or its nominee(s)).

23.10	Termination of proxy or corporate authority

A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous termination of the authority of the person voting or demanding a poll, unless notice of the termination was received by the Company at the Registered Office, or at such other place at which the instrument of proxy was duly deposited, or, where the appointment of proxy was contained in an electronic communication, at the address at which such appointment was duly received, at least one hour before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) at least one hour before the time appointed for taking the poll.

23.11	Amendment to resolution

(a)

If an amendment shall be proposed to any resolution but shall in good faith be ruled out of order by the chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution.

(b)

ln the case of a resolution duly proposed as a Special Resolution, no amendment to it (other than an amendment to correct a patent error) may be considered or voted on and in the case of a resolution duly proposed as an Ordinary Resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted on unless either at least forty-eight (48) hours prior to the time appointed for holding the meeting or adjourned meeting at which such Ordinary Resolution is to be proposed notice in writing of the terms of the amendment and intention to move it has been lodged at the Registered Office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted on.

23.12	Shares that may not be voted

Shares that are beneficially owned by the Company shall not be voted, directly or indirectly, at any general meeting or Class meeting (as applicable) and shall not be counted in determining the total number of outstanding Shares at any given time.

24.	APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

24.1	Number of Directors

The Company may from time to time by Ordinary Resolution establish or vary a maximum and/or minimum number of Directors. Unless otherwise determined by the Company by Ordinary Resolution the number of Directors (other than alternate Directors) shall be not less than one and there shall be no maximum number of Directors.

24.2	No shareholding qualification

The Company may by Ordinary Resolution fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

24.3	Appointment of Directors

(a)

The Company may by Ordinary Resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

(b)	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Directors shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Directors, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

24.4	Appointment of executive Directors

The Directors may appoint one or more of its members to an executive office or other position of employment with the Company for such term and on any other conditions the Directors think fit. The Directors may revoke, terminate or vary the terms of any such appointment, without prejudice to a claim for damages for breach of contract between the Director and the Company.

24.5	Removal of Directors by Ordinary Resolution

(a)	The Company may:

(i)

by Ordinary Resolution remove any Director before the expiration of his period of office, but without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company; and

(ii)	by Ordinary Resolution appoint another person who is willing to act to be a Director in his place (subject to these Articles).

24.6	Other circumstances in which a Director ceases to hold office

(a)	A Director ceases to hold office as a Director if:

(i)	he resigns as Director by notice in writing delivered to the Directors or to the Registered Office or tendered at a meeting of Directors;

(ii)

he is not present personally or by proxy or represented by an alternate Director at meetings of the Directors for a continuous period of 6 months without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office;

(iii)	he only held office as a Director for a fixed term and such term expires;

(iv)	he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(v)	he is removed from office pursuant to these Articles or the Companies Act or becomes prohibited by law from being a Director;

(vi)

an order is made by any court of competent jurisdiction on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any legislation relating to mental health and the Directors resolve that his office be vacated;

(vii)

he is removed from office by notice in writing addressed to him at his address as shown in the Company’s register of directors and signed by all the other Directors being no less than two (2) in number (without prejudice to any claim for damages which he may have for breach of contract against the Company); or

(viii)	in the case of a Director who holds executive office, his appointment to such office is terminated or expires and all of the other Directors resolve that his office be vacated.

(b)	A Resolution of the Directors declaring a Director to have vacated office pursuant to this Article shall be conclusive as to the fact and grounds of vacation stated in the resolution.

25.	ALTERNATE DIRECTORS

25.1	Appointment

(a)

A Director (other than an alternate Director) may appoint any other Director or any person approved for that purpose by the Directors and willing to act, to be his alternate by notice in writing delivered to the Directors or to the Registered Office, or in any other manner approved by the Directors.

(b)	An alternate Director need not hold a Share qualification and shall not be counted in reckoning any maximum or minimum number of Directors allowed by these Articles.

25.2	Responsibility

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

25.3	Participation at Directors’ meetings

An alternate Director shall (subject to his giving to the Company an address at which notices may be served on him) be entitled to receive notice of all meetings of the Directors and all committees of the Directors of which his appointor is a member and, in the absence from such meetings of his appointor, to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor (other than the power to appoint an alternate Director). A Director acting as alternate Director shall have a separate vote at Directors’ meetings for each Director for whom he acts as alternate Director, but he shall count as only one for the purpose of determining whether a quorum is present.

25.4	lnterests

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified in the same way and to the same extent as a Director. However, he shall not be entitled to receive from the Company any fees for his services as alternate, except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

25.5	Termination of appointment

(a)	An alternate Director shall cease to be an alternate Director:

(i)	if his appointor revokes his appointment by notice delivered to the Directors or to the Registered Office or in any other manner approved by the Directors; or

(ii)	if any event happens in relation to him which, if he were a Director, would cause his office as Director to be vacated.

26.	POWERS OF DIRECTORS

26.1	General powers to manage the Company’s business

(a)

Subject to the provisions of the Companies Act, the Memorandum and these Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors, who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.

(b)

The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

26.2	Signing of cheques

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

26.3	Retirement payments and other benefits

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

26.4	Borrowing powers of Directors

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking and property and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

27.	PROCEEDINGS OF DIRECTORS

27.1	Directors’ meetings

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

27.2	Voting

Questions arising at any Directors’ meeting shall be decided by a simple majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

27.3	Notice of a Directors’ meeting

A Director or an alternate Director may, or any other officer of the Company at the request of a Director or alternate Director shall, call a meeting of the Directors by not less than twenty-four (24) hours’ notice. Notice of a meeting of the Directors must specify the time and place of the meeting and the general nature of the business to be considered, and shall be deemed to be given to a Director if it is given to him personally or by word of mouth or sent in writing to his last known address given to the Company by him for such purpose or given by electronic communications to an address for the time being notified to the Company by the Director. A Director may waive the requirement that notice of any Directors’ meeting be given to him, either at, before or after the meeting.

27.4	Failure to give notice

A Director or alternate Director who attends any Directors’ meeting waives any objection that he or she may have to any failure to give notice of that meeting. The accidental failure to give notice of a Directors’ meeting to, or the non-receipt of notice by, any person entitled to receive notice of that meeting does not invalidate the proceedings at that meeting or any resolution passed at that meeting.

27.5	Quorum

No business shall be transacted at any meeting of the Directors unless a quorum is present. The quorum may be fixed by the Directors, and unless so fixed shall be two (2) if there are two or more Directors, and shall be one if there is only one Director. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

27.6	Power to act notwithstanding vacancies

The continuing Directors or sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies in that number, or for calling a general meeting of the Company.

27.7	Chairman to preside

The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

27.8	Validity of acts of Directors in spite of a formal defect

All acts done by a meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified from holding office (or had vacated office) or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be and had been entitled to vote.

27.9	Directors’ meetings by telephone or other communication device

A meeting of the Directors (or committee of Directors) may be held by means of any telephone, electronic or such other communications facilities that permit all persons in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

27.10	Written resolutions of Directors

A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. A resolution in writing is adopted when all the Directors (whether personally, by an alternate Director or by a proxy) have signed it.

27.11	Presumption of assent

A Director (or alternate Director) present at a meeting of Directors is taken to have cast a vote in favour of a resolution of the Directors unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the chairman or secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of a resolution of the Directors.

27.12	Directors’ interests

(a)

Subject to the provisions of the Companies Act and provided that he has declared to the Directors the nature and extent of any personal interest of his in a matter, transaction or arrangement, a Director or alternate Director notwithstanding his office may:

(i)	hold any office or place of profit in the Company, except that of Auditor;

(ii)	hold any office or place of profit in any other company or entity promoted by the Company or in which it has an interest of any kind;

(iii)	enter into any contract, transaction or arrangement with the Company or in which the Company is otherwise interested;

(iv)	act in a professional capacity (or be a member of a firm which acts in a professional capacity) for the Company, except as Auditor;

(v)	sign or participate in the execution of any document in connection with matters related to that interest;

(vi)	participate in, vote on and be counted in the quorum at any meeting of the Directors that considers matters relating to that interest; and

(vii)	do any of the above despite the fiduciary relationship of the Director’s office:

(A)	without any liability to account to the Company for any direct or indirect benefit accruing to the Director; and

(B)	without affecting the validity of any contract, transaction or arrangement.

(b)

For the purposes of this Article, a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any matter, transaction or arrangement for which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such matter, transaction or arrangement of the nature and extent so specified.

27.13	Minutes of meetings to be kept

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at general and Class meetings of the Company and meetings of the Directors or committees of the Directors, including the names of the Directors or alternate Directors present at each meeting.

28.	DELEGATION OF DIRECTORS’ POWERS

28.1	Power of Directors to delegate

Subject to Article 28.2, the Directors may:

(a)

delegate any of their powers, authorities and discretions to any committee of the Directors consisting of one or more Directors and (if the Directors think fit) to one or more other persons in each case to such extent, by such means (including by power of attorney) and on such terms and conditions as the Directors think fit;

(b)	authorise any person to whom powers, authorities and discretions are delegated under this Article by the Directors to further delegate some or all of those powers, authorities and discretions;

(c)	delegate their powers, authorities and discretions under this Article either collaterally with or to the exclusion of their own powers, authorities and discretions; and

(d)	at any time revoke any delegation made under this Article by the Directors in whole or in part or vary its terms and conditions.

A committee to which any powers, authorities and discretions have been delegated under the preceding Article must exercise those powers, authorities and discretions in accordance with the terms of delegation and any other regulations that may be imposed by the Directors on that committee. The proceedings of a committee of the Directors must be conducted in accordance with any regulations imposed by the Directors, and, subject to any such regulations, to the provisions of these Articles dealing with proceedings of Directors insofar as they are capable of applying.

28.2	Constitution of Independent Committee

(a)

Subject to applicable law, the Board shall establish an independent board committee (the “Independent Committee”), which shall at all times consist of at least three (unless at any time there are fewer than three Independent Directors on the Board, in which case that number) Independent Directors. The Independent Committee is empowered and delegated by the Board the exclusive right to do all such things necessary to exercise the rights of the Company as set forth in these Articles, with respect to the Committee Enforcement Documents, including:

(i)

passing any resolutions of the Board relating to granting or witholding any consents, approvals, authorisations or waivers under and in accordance with the Committee Enforcement Documents and/or approval of any amendments to the Committee Enforcement Documents; and

(ii)

causing the Company or any subsidiary to take any other action (or omit to take any action) under the Committee Enforcement Documents (including but not exclusively the intiation of litigation) to enforce the Company’s rights under the Committee Enforcement Documents, or any subsidiary’s rights under the Contribution Agreement.

(b)

The Independent Committee may convene meetings at such times and places (if any) as the Independent Committee determines and the quorum of such meetings will be a majority of the members of the Independent Committee. The Independent Committee shall keep regular minutes and report to the Board of Directors when required. Alternatively, the Independent Committee may pass unanimous written consent (which may include electronic consent) by all members of the Independent Committee in lieu of a meeting. Subject to these Articles, the proceedings of the Independent Committee shall be governed by the Articles regulating the proceedings of the Board of Directors, so far as they are capable of applying.

(c)

The Independent Committee shall have the authority: (i) to retain, at the Company’s sole expense, such independent financial, legal and other advisers, as the Independent Committee may deem in its sole discretion to be necessary or appropriate to assist it in performing its responsibilities and duties and (ii) in connection therewith, to enter into and bind the Company to any engagement letters and other contracts with such advisors; provided, that unless such advisors receive instructions from the Independent Committee to the contrary, such advisors shall act only at the direction of the Independent Committee.

(d)

The composition of the Independent Committee can only be amended or adjusted with the express written approval of the majority of the members of the Independent Committee. Notwithstanding the aforesaid: (i) nothing in this Article shall limit the ability of any member of the Independent Committee to resign, and (ii) any member who ceases to be an Independent Director, as defined for the purposes of this Agreement, shall immediately cease to hold a position as a member of the Independent Committee.

(e)	The terms of constitution of the Independent Committee in these Articles can only be amended with the express written approval of the majority of the members of the Independent Committee.

(f)

The Independent Committee shall cease to exist without any action on the part of the Board or any Shareholder at such time as the Company or any subsidiary, ceases to have any enforceable obligations, rights or claims subsisting under the terms of the Committee Enforcement Documents.

28.3	Delegation to executive Directors

The Directors may delegate to a Director holding executive office any of its powers, authorities and discretions for such time and on such terms and conditions as it shall think fit. The Directors may grant to a Director the power to sub-delegate, and may retain or exclude the right of the Directors to exercise the delegated powers, authorities or discretions collaterally with the Director. The Directors may at any time revoke the delegation or alter its terms and conditions.

28.4	Delegation to local boards

(a)

The Directors may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(b)

The Directors may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(c)

Any appointment or delegation under this Article may be made on such terms and subject to such conditions as the Directors think fit and the Directors may remove any person so appointed, and may revoke or vary any delegation.

28.5	Appointing an attorney, agent or authorised signatory of the Company

(a)

The Directors may by power of attorney or otherwise appoint any person to be the attorney, agent or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they think fit.

(b)

Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney, agent or authorised signatory as the Directors think fit and may also authorise any such attorney, agent or authorised signatory to delegate all or any of the powers, authorities and discretions vested in such person.

28.6	Officers

The Directors may appoint such officers (including a Secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors think fit. Unless otherwise specified in the terms of his appointment, an officer may be removed from that office by resolution of the Directors or by Ordinary Resolution.

29.	DIRECTORS’ RENUMERATION, EXPENSES AND BENEFITS

29.1	Fees

The Company shall pay to the Directors (but not alternate Directors) for their services as Directors such aggregate amount of fees as the Directors may decide. The aggregate fees shall be divided among the Directors in such proportions as the Directors may decide or, if no decision is made, equally. A fee payable to a Director pursuant to this Article shall be distinct from any salary, remuneration or other amount payable to him pursuant to other provisions of these Articles and accrues from day to day.

29.2	Expenses

A Director may also be paid all travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors or of committees of the Directors or general meetings or separate meetings of the holders of any Class of Shares or otherwise in connection with the discharge of his duties as a Director, including (without limitation) any professional fees incurred by him (with the approval of the Directors or in accordance with any procedures stipulated by the Directors) in taking independent professional advice in connection with the discharge of such duties.

29.3	Remuneration of executive Directors

The salary or remuneration of a Director appointed to hold employment or executive office in accordance with the Articles may be a fixed sum of money, or wholly or in part governed by business done or profits made, or as otherwise decided by the Directors (including, for the avoidance of doubt, by the Directors acting through a duly authorised Directors’ committee), and may be in addition to or instead of a fee payable to him for his services as Director pursuant to these Articles.

30.	SEAL

30.1	Directors to determine use of Seal

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used with the authority of the Directors or a committee of the Directors established for such purpose. Every document to which the Seal is affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for that purpose unless the Directors decide that, either general or in a particular case, that a signature may be dispensed with or affixed by mechanical means.

30.2	Duplicate Seal

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

31.	DIVIDENDS, DISTRIBUTIONS AND RESERVES

31.1	Declaration

Subject to the Companies Act and these Articles, the Directors may declare dividends and distributions on any one or more Classes of Shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account, or as otherwise permitted by the Companies Act. The Directors may, before resolving to pay any dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

31.2	Entitlement to dividends

Except as otherwise provided by these Articles or by the rights attached to any Shares, all dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

31.3	Payment methods

(a)

The Directors may resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

(b)

Any dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders. Except as otherwise provided by the rights attached to any Shares, dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

31.4	Deductions

The Directors may deduct from any dividend or other amounts payable to any person in respect of a Share all such sums as may be due from him to the Company on account of calls or otherwise in relation to any Shares.

31.5	Interest

No dividend or other money payable in respect of a Share shall bear interest against the Company, unless otherwise provided by the rights attached to the Share.

31.6	Unclaimed dividends

All unclaimed dividends or other monies payable by the Company in respect of a Share may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment of any unclaimed dividend or other amount payable by the Company in respect of a Share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend unclaimed after a period of three (3) years from the date the dividend became due for payment shall be forfeited and shall revert to the Company.

31.7	Uncashed dividends

(a)	lf, in respect of a dividend or other amount payable in respect of a Share:

(b)	a cheque, warrant or money order is returned undelivered or left uncashed; or

(c)

a transfer made by or through a bank transfer system and/or other funds transfer system(s) including the Relevant System fails or is not accepted, on two consecutive occasions, or one occasion and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company shall not be obliged to send or transfer a dividend or other amount payable in respect of such Share to such person until he notifies the Company of an address or account to be used for such purpose.

31.8	Capitalisation of profits and reserves

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

32.	SHARE PREMIUM ACCOUNT

32.1	Directors to maintain share premium account

The Directors shall establish a share premium account in accordance with the Companies Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Companies Act.

32.2	Debits to share premium account

(a)	The following amounts shall be debited to any share premium account:

(i)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(ii)	any other amount paid out of a share premium account as permitted by the Companies Act.

(b)

Notwithstanding paragraph (a) above, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Companies Act, out of capital.

33.	DISTRIBUTION PAYMENT RESTRICTIONS

Notwithstanding any other provision of these Articles, the Company shall not be obliged to make any payment to a Member in respect of a dividend, repurchase, redemption or other distribution if the

Directors suspect that such payment may result in the breach or violation of any applicable laws or regulations (including, without limitation, any anti-money laundering laws or regulations) or such refusal is required by the laws and regulations governing the Company or its service providers.

34.	BOOKS OF ACCOUNT

34.1	Books of account to be kept

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the affairs of the Company and to explain its transactions.

34.2	Inspection by Members

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them will be open to the inspection of Members (not being Directors). No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Act by order of the court or authorised by the Directors or by Ordinary Resolution.

34.3	Accounts required by law

The Directors shall cause to be prepared and to be laid before the Company at each annual general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

34.4	Retention of records

All books of account maintained by the Company shall be retained for a period of at least five years, or such longer period required by any applicable law or regulation from time to time.

35.	AUDITOR

35.1	Appointment of Auditor

The Directors may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

35.2	Rights of Auditor

The Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

35.3	Reporting requirements of Auditor

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next general meeting following their appointment, and at any other time during their term of office, upon request of the Directors or any general meeting of the Company.

36.	NOTICES

36.1	Forms of notices

(a)

Any notice to be given to or by any person pursuant to these Articles (other than a notice calling a meeting of the Directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice, or may be given electronically through the Relevant System (if permitted by, and subject to, the facilities and requirements of the Relevant System and subject to compliance with any relevant requirements of the Exchange Rules and/or the Exchange).

(b)	(ln this Article “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications).

36.2	Service on Members

(a)

A notice or other document may be given by the Company to any Member either personally or by sending it by post in a pre-paid envelope addressed to such Member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the Company by the Member, or by any other means authorised in writing by the Member concerned or by transmitting the notice through the Relevant System.

(b)

ln the case of joint holders of a Share, all notices and documents shall be given to the person whose name stands first in the Register of Members in respect of that Share. Notice so given shall be sufficient notice to all the joint holders.

(c)

Any notice or other document to be given to a Member may be given by reference to the Register of Members as it stands at any time within the period of 21 days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Exchange Rules and/or the Exchange. No change in the Register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

(d)

lf on three consecutive occasions notices or other documents have been sent through the post to any Member at his registered address or his address for the service of notices but have been returned undelivered, such Member shall not be entitled to receive notices or other documents from the Company until he shall have communicated with the Company and supplied in writing a new registered address for the service of notices.

(e)

lf on three consecutive occasions notices or other documents have been sent using electronic communications to an address for the time being notified to the Company by the Member and the Company becomes aware that there has been a failure of transmission, the Company shall revert to giving notices and other documents to the Member by post or by any other means authorised in writing by the Member concerned. Such Member shall not be entitled to receive notices or other documents from the Company using electronic communications until he shall have communicated with the Company and supplied in writing a new address to which notices or other documents may be sent using electronic communications.

36.3	Evidence of giving notice

(a)

A notice or other document addressed to a Member at his registered address shall be, if sent by post or airmail, deemed to have been given at the time forty-eight (48) hours after posting if pre-paid as first class post and at the time 48 hours after posting if pre-paid as second class post. ln proving that notice has been given it shall be sufficient to prove that the envelope containing the notice or document was properly addressed, pre-paid and posted.

(b)

A notice or other document address to a Member at an address to which notices may be sent using electronic communications shall be, if sent by electronic communications, deemed to have been given at the expiration of forty-eight (48) hours after the time it was sent.

(c)	A notice or document not sent by post but:

(i)	left at a registered address shall be deemed to be given on the day it is left; and

(ii)

given through the Relevant System shall be deemed to be given when the Company or other relevant person acting on the Company’s behalf sends the relevant instruction or other relevant message in respect of such notice.

(d)

A Member present either in person or by proxy, or in the case of a corporate Member by a duly authorised representative, at any meeting of the Company or of the holders of any Class of Shares shall be deemed to have received due notice of such meeting and, where required, of the purposes for which it was called.

36.4	Notice binding on transferees

A person who becomes entitled to a Share by transfer, transmission or otherwise shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title.

36.5	Notice to persons entitled by transmission

A notice or other document may be given by the Company to a person entitled by transmission to a Share in consequence of the death or bankruptcy of a Member or otherwise by sending or delivering it in any manner authorised by these Articles for the giving of notice to a Member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any similar or equivalent description, to the address to which notices have been requested to be sent for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice or other document may be given in any manner in which it might have been given if the event giving rise to the transmission had not occurred. The giving of notice in accordance with this Article shall be sufficient notice to all other persons interested in the Share.

37.	WINDING UP

37.1	Method of winding up

(a)

If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them.

(b)

If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company.

(c)	This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

37.2	Distribution of assets in a winding up

Subject to any rights or restrictions for the time being attached to any Class of Shares, on a winding up of the Company the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, distribute among the Members the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose:

(a)	decide how the assets are to be distributed as between the Members or different Classes of Members;

(b)	value the assets to be distributed in such manner as the liquidator thinks fit; and

(c)

vest the whole or any part of any assets in such trustees and on such trusts for the benefit of the Members entitled to the distribution of those assets as the liquidator sees fit, but so that no Member shall be obliged to accept any assets in respect of which there is any liability.

38.	INDEMNITY AND INSURANCE

38.1	Indemnity and limitation of liability of Directors and officers

Every Director and officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

38.2	Advance of legal fees

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

38.3	Insurance

The indemnification provisions of these Articles are not exclusive. The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

38.4	Indemnification to form part of contract

The rights to indemnification and advancement of expenses set out above will be contract rights and such rights will continue as to an Indemnified Person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

39.	REQUIRED DISCLOSURE

If required to do so under the laws of any jurisdiction to which the Company (or any of its service providers) is subject, or in compliance with Exchange Rules of any Exchange, or to ensure the compliance by any person with any anti-money laundering legislation in any relevant jurisdiction, any Director, officer or service provider (acting on behalf of the Company) shall be entitled to release or disclose any information in its possession regarding the affairs of the Company or a Member, including, without limitation, any information contained in the Register of Members or subscription documentation of the Company relating to any Member.

40.	FINANCIAL YEAR

Unless the Directors resolve otherwise, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1 January in each year.

41.	TRANSFER BY WAY OF CONTINUATION

The Company shall, with the approval of a Special Resolution, have the power to register by way of continuation to a jurisdiction outside of the Cayman Islands in accordance with the Companies Act.

42.	MERGERS AND CONSOLIDATIONS

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Companies Act), upon such terms as the Directors may determine.

43.	AMENDMENT OF MEMORANDUM AND ARTICLES

43.1	Power to change name or amend Memorandum

Subject to the Companies Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

43.2	Power to amend these Articles

Subject to the Companies Act and as provided in these Articles, the Company may, save with regard to Article 28.2, by Special Resolution, amend these Articles in whole or in part. Article 28.2 shall only be capable of being amended by Special Resolution either (a) provided that the Independent Committee is not, at that time, taking any steps with regard to any Committee Enforcement Documents, from the date falling eighteen (18) months from the date of these Articles or alternatively (b) with the consent of not less than [ninety (90) per cent] of Members entitled to vote in person or by proxy.

ANNEX C

PLAN OF MERGER

This plan of merger (the “Plan”) is made on this              day of                      2021 between Far Peak Acquisition Corporation (the “Constituent Company”), a Cayman Islands exempted company, and BMC1 (the “Surviving Company”), a Cayman Islands exempted company. The Constituent Company and the Surviving Company are collectively referred to herein as, the “Companies”. It is proposed that the Constituent Company merge into the Surviving Company such that the Surviving Company will be the surviving company for the purposes of the Companies Act (as revised). Terms not otherwise defined in this Plan shall have the meanings given to them in the Business Combination Agreement (the “BCA”), a copy of which is annexed to Annex 1 hereto.

1.

The registered office of the Constituent Company is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Surviving Company is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

2.

The authorised share capital of the Constituent Company is US$55,500 divided into 500,000,000 Class A ordinary shares of par value US$0.0001 each, 50,000,000 Class B ordinary shares of par value US$0.0001 each and 5,000,000 preference shares of par value US$0.0001 each (“Constituent Company Shares”) and the issued share capital of the Constituent Company is 60,000,000 Class A ordinary shares and 9,750,000 Class B ordinary shares.

3.

The authorised share capital of the Surviving Company is US$1,000 divided into 1,000 shares of par value US$1.00 each (“Surviving Company Shares”) and the issued share capital of the Surviving Company is US$1.00 divided into 1 Surviving Company Share.

4.	The date of the merger shall be the date that this Plan is registered with the Registrar of Companies (the “Effective Date”).

5.	Effective upon the merger of the Companies:

(a)

every issued and outstanding Constituent Company Share (other than those described in section 1.1(f)(iv) of the BCA) shall be converted automatically into one class A ordinary share of par value US$0.00001 each of in the capital of the Bullish, following which, all Constituent Company Shares shall cease to be outstanding and shall automatically be cancelled and shall cease to exist;

(b)

each outstanding warrant of the Constituent Company outstanding immediately prior to the Effective Date shall cease to be a warrant with respect to Constituent Company Shares and shall be assumed by Bullish and converted into Pubco Warrants;

(c)	all of the Surviving Company Shares issued and outstanding immediately prior to the Effective Date shall be converted into an equal number of Surviving Company Shares.

6.	The rights and restrictions of the Surviving Company Shares are as set out in the memorandum and articles of association of the Surviving Company dated 24 June 2021 (the “Surviving Company Articles”).

7.	The Surviving Company Articles shall be the memorandum of association and articles of association of the Surviving Company immediately prior to the merger in the form annexed at Annex 2 hereto.

8.	No amounts or benefits have been paid, or are payable, to any director of the Companies in connection with the Merger.

9.	The name and address of the director of the Surviving Company as follows:

Name: Andrew Bliss

Address: c/o Bullish HK Limited, 31/F The Centrium, 60 Wyndham Street, Central, Hong Kong

10.	The Surviving Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan.

11.	The Constituent Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan.

12.

At the Effective Date, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of the Surviving Company and the Constituent Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company.

13.

This Plan may be terminated by the directors of either Company at any time prior to the Effective Date. This Plan may be amended by the directors of the Companies, in their sole discretion, in order to change the Effective Date (provided that the new Effective Date shall not be a date later than the ninetieth day after the date of the registration of the Merger).

14.

This Plan may be executed in counterpart and shall be governed by, and construed in accordance with, the laws of the Cayman Islands. The Companies hereby agree to submit any dispute arising from this agreement to the exclusive jurisdiction of the courts of the Cayman Islands.

[Signature page follows.]

for and on behalf of Far Peak Acquisition Corporation acting by: Name: Title: Director	for and on behalf of BMC1 acting by: Name: Title: Director

Annex 1

Business Combination Agreement

Annex 2

Form of Memorandum and Articles of Association of Surviving Company

PLAN OF MERGER

This plan of merger (the “Plan”) is made on this             day of                      2021 between BMC2 (the “Constituent Company”), a Cayman Islands exempted company, and Bullish Global (the “Surviving Company”), a Cayman Islands exempted company. The Constituent Company and the Surviving Company are collectively referred to herein as, the “Companies”. It is proposed that the Constituent Company merge into the Surviving Company such that the Surviving Company will be the surviving company for the purposes of the Companies Act (as revised). Terms not otherwise defined in this Plan shall have the meanings given to them in the Business Combination Agreement (the “BCA”), a copy of which is annexed to Annex 1 hereto.

1.

The registered office of the Constituent Company is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Surviving Company is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

2.

The authorised share capital of the Constituent Company is US$1,000 divided into 1,000 shares of par value US$1.00 (“Constituent Company Shares”) and the issued share capital of the Constituent Company is 1 Constituent Company Share.

3.

The authorised share capital of the Surviving Company is US$1,500,000 divided into (i) 250,000,000 Class A Common Shares of par value US$0.001 each (“Company Class A Common Shares”), (ii) 250,000,000 Class B Preference Shares of a par value of US$0.001 each (“Company Class B Preference Shares”), and (iii) 1,000,000,000 Class C Common Shares of a par value of US$0.001 (“Company Class C Common Shares”) (together, the “Surviving Company Shares”) and the issued share capital of the Surviving Company is 225,000,000 Company Class A Common Shares and 73,102,968 Company Class B Preference Shares.

4.	The date of the merger shall be the date that this Plan is registered with the Registrar of Companies (the “Effective Date”).

5.	Effective upon the merger of the Companies:

(a)

each Company Class C Common Share will be automatically exchanged for the issue of such number of newly issued class A ordinary shares of par value US$0.00001 each of in the capital of Bullish (“Pubco Class A Ordinary Shares”) that is equal to the Exchange Ratio provided that no fractional Pubco Class A Ordinary Shares will be issued to the shareholders of the Surviving Company;

(b)

each Company Class A Common Share will be automatically exchanged for the issue of such number of newly issued class B ordinary shares of par value US$0.00001 each of in the capital of Bullish (“Pubco Class B Ordinary Shares”) that is equal to the Exchange Ratio provided that no fractional Pubco Class B Ordinary Shares will be issued to the shareholders of the Surviving Company;

(c)

all of the Constituent Company Shares issued and outstanding immediately prior to the Effective Date shall be converted into an equal number of ordinary shares of the Surviving Company, and shall constitute the only outstanding shares of the share capital of the Surviving Company.

6.

The rights and restrictions of the Surviving Company Shares are as set out in the memorandum and articles of association of the Constituent Company dated 24 June 2021 (the “Surviving Company Articles”).

7.	The Surviving Company Articles shall be the memorandum of association and articles of association of the Surviving Company after the merger in the form annexed at Annex 2 hereto.

8.	No amounts or benefits have been paid, or are payable, to any director of the Companies in connection with the Merger.

9.	The names and addresses of the directors of the Surviving Company as follows:

(a)	Name: Andrew Bliss

Address: c/o Bullish HK Limited, 31/F The Centrium, 60 Wyndham Street, Central, Hong Kong;

(b)	Name: Brendan Blumer

Address: c/o Bullish HK Limited, 31/F The Centrium, 60 Wyndham Street, Central, Hong Kong; and

(c)	Name: Kokuei Yuan

Address: c/o Bullish HK Limited, 31/F The Centrium, 60 Wyndham Street, Central, Hong Kong.

10.	The Surviving Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan.

11.	The Constituent Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan.

12.

At the Effective Date, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of the Surviving Company and the Constituent Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Company.

13.

This Plan may be terminated by the directors of either Company at any time prior to the Effective Date. This Plan may be amended by the directors of the Companies, in their sole discretion, in order to change the Effective Date (provided that the new Effective Date shall not be a date later than the ninetieth day after the date of the registration of the Merger).

14.

This Plan may be executed in counterpart and shall be governed by, and construed in accordance with, the laws of the Cayman Islands. The Companies hereby agree to submit any dispute arising from this agreement to the exclusive jurisdiction of the courts of the Cayman Islands.

[Signature page follows.]

for and on behalf of BMC2 acting by: Name: Title: Director	for and on behalf of Bullish Global acting by: Name: Title: Director

Annex 1

Business Combination Agreement

Annex 2

Form of Memorandum and Articles of Association of Surviving Company

Annex D

Confidential	July 8, 2021

Far Peak Acquisition Corporation

480 6th Ave #342

New York, NY 10011

Attention: Board of Directors

Dear Members of the Board of Directors

Far Peak Acquisition Corporation (the “Company”) has engaged Duff & Phelps, A Kroll Business operating as Kroll, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Board of Directors (the “Board of Directors”) of the Company (solely in their capacity as members of the Board of Directors) to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the Company of the consideration in the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Proposed Transaction involves a series of transactions pursuant to which the Company will be combined with Bullish Global (the “Target”) with the equity holders of the Company and Target receiving shares in a newly formed public company (“Pubco”) in exchange for their equity interests in the Company and Target, respectively. It is Duff & Phelps’ further understanding that, subject to the qualification in the final sentence of this paragraph, the Target will be contributing the following elements of value: (i) $2,500 million of enterprise value for the operations of the Target; (ii) 141,951 bitcoin token valued at the 20-day average price immediately prior to close (the “BTC”); (iii) 20.2 million EOS token valued at the 20-day average price immediately prior to close (the “EOS”); and (iv) $770 million of cash on Target’s balance sheet (the “Cash”). In exchange for the contributed value, the Target shareholders will receive 798,091,763 shares (representing approximately 88.9% ownership) in Pubco (the “Consideration”), based on the value of the BTC and EOS contributions priced as of the date hereof. We further understand that the BTC, EOS and Cash components of the Consideration will fluctuate with market movements and balance sheet adjustments prior to close and the number of shares received by the Target and the Company shareholders in the Proposed Transaction will adjust up or down based on final measurements to be made at or around the closing of the Proposed Transaction.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s unaudited interim financial statements for period ended March 31, 2021 included in the Company’s Form 10-Q filed with the Securities and Exchange Commission;

Duff & Phelps, A Kroll Business	T +1 212 871 2000
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Far Peak Acquisition Corporation

July 8, 2021

b.

Unaudited financial information for the Target for the year ended December 31, 2020 and the two months ended February 28, 2021, which the Target’s management identified as being the most current financial statements available;

c.

Other internal documents relating to the history, current operations, and probable future outlook of the Target, including financial projections for the years 2021 through 2025, prepared by the Target, updated for current market conditions by Company management, and provided to us by management of the Company (the “Financial Projections”);

d.	The Investor Presentation dated June 2021;

e.	The Project Jupiter due diligence report dated May 12, 2021 prepared by KPMG, including various responses to miscellaneous diligence questions and requests;

f.	A draft of the form Subscription Agreement, dated June 18, 2021 (the “PIPE Agreement”); and

g.	A draft of the Business Combination Agreement, dated June 23, 2021 (the “Business Combination Agreement”, and together with the PIPE Agreement, the “Agreements”);

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.	Reviewed the historical trading price and trading volume of the Company’s ordinary shares, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.

Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.

Relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.

Assumed that any estimates, evaluations, forecasts and projections, including the Financial Projections, furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;

4.	Assumed that information supplied and representations made by Company and Target management are substantially accurate regarding the Target and the Proposed Transaction

5.	Assumed that the representations and warranties made in the Agreements are substantially accurate;

6.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

Far Peak Acquisition Corporation

July 8, 2021

7.

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Target since the date of the most recent financial statements and other information made available to Duff & Phelps, with the exception of fluctuations in the market price and balance sheet adjustments of the Cash, BTC and the EOS as discussed above, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

8.

Assumed at the Company’s direction that the trust account balance of the Company per share provides a reasonable basis upon which to evaluate the Company’s ordinary shares and the ordinary shares to be issued in connection with the Proposed Transaction and the PIPE;

9.

Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreements without any amendments thereto or any waivers of any terms or conditions thereof, in each case that would be material to Duff & Phelps’ analysis; and

10.

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction and the operation of the Target’s business will be obtained without any adverse effect that would be material to Duff & Phelps’ analysis on the Company or the Target or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Target, or the Proposed Transaction. Furthermore, as you are aware, there is significant uncertainty as to the potential direct and indirect business, financial, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on our analyses and this Opinion.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent, derivative, off-balance sheet, or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Target, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreements and the Proposed Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

Far Peak Acquisition Corporation

July 8, 2021

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s ordinary shares (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or the Target’s credit worthiness, as legal, tax, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal, tax, or regulatory matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be paid by the Company in the Proposed Transaction, or with respect to the fairness of any such compensation. Duff & Phelps is also not expressing any opinion with respect to the fairness of the consideration paid by the Company’s sponsor in connection with the shares of the Company’s ordinary shares granted to such sponsor.

This Opinion is furnished solely for the use and benefit of the Board of Directors in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express written consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors or any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, including whether or not to redeem its shares as part of the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration paid is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range of fairness suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated May 7, 2021 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in the Company, Target or any other party that may be involved in the Proposed Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Proposed Transaction.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Board of Directors and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ delivery of its Opinion and a portion is payable upon closing of the Proposed Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps

Far Peak Acquisition Corporation

July 8, 2021

has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, and in reliance thereon, Duff & Phelps is of the opinion that as of the date hereof the consideration being paid in the Proposed Transaction is fair from a financial point of view to the Company.

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, A Kroll Business

Kroll, LLC

PROSPECTUS FOR UP TO 168,305,105 CLASS A ORDINARY SHARES, 27,199,998 WARRANTS AND 27,199,998 CLASS A ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS

OF

BULLISH

DEALER PROSPECTUS DELIVERY OBLIGATION

Until                 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.